PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 15, 2005)

[UBS INVESTMENT BANK LOGO OMITTED]               [LEHMAN BROTHERS LOGO OMITTED]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C7
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C7
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1A,
                CLASS A-M, CLASS A-J, CLASS B, CLASS C, CLASS D,
                         CLASS E, CLASS F AND CLASS X-CP

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $2,199,851,000

     We, Structured Asset Securities Corporation II, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated August 15,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance backing the offered certificates of $2,346,508,075. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     The holders of each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in November 2005. The table on page
S-5 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C7 certificates.

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-53 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 13 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc. and UBS Securities LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $2,237,249,000, plus accrued interest on all the offered certificates, before deducting expenses payable by
us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See "Method of
Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as co-lead manager and sole bookrunner and UBS Securities LLC is acting as co-lead manager.

UBS INVESTMENT BANK                                            LEHMAN BROTHERS

           The date of this prospectus supplement is October 25, 2005.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C7

         Commercial Mortgage Pass-Through Certificates, Series 2005-C7

                                  [MAP OMITTED]

UTAH                   NEW JERSEY               LOUISIANA
2 properties           8 properties             1 property
$19,115,000            $57,748,718              $2,413,946
0.8% of total          2.5% of total            0.1% of total

MISSOURI               MARYLAND                 ARKANSAS
4 properties           5 properties             1 property
$27,770,887            $115,503,753             $2,799,583
1.2% of total          4.9% of total            0.1% of total

MINNESOTA              DISTRICT OF COLUMBIA     OKLAHOMA
1 property             1 property               6 properties
$2,094,793             $40,360,000              $18,849,572
0.1% of total          1.7% of total            0.8% of total

ILLINOIS               VIRGINIA                 TEXAS
10 properties          4 properties             26 properties
$183,219,056           $35,493,095              $163,507,049
7.8% of total          1.5% of total            7.0% of total

INDIANA                NORTH CAROLINA           KANSAS
4 properties           4 properties             1 property
$24,100,273            $9,919,646               $3,171,556
1.0% of total          0.4% of total            0.1% of total

MICHIGAN               SOUTH CAROLINA           COLORADO
7 properties           3 properties             6 properties
$45,024,850            $30,565,073              $36,748,693
1.9% of total          1.3% of total            1.6% of total

OHIO                   GEORGIA                  ARIZONA
5 properties           8 properties             5 properties
$23,303,050            $50,338,242              $12,525,582
1.0% of total          2.1% of total            0.5% of total

PENNSYLVANIA           FLORIDA                  NEVADA
4 properties           20 properties            1 property
$24,545,240            $170,447,549             $5,194,467
1.0% of total          7.3% of total            0.2% of total

NEW YORK               KENTUCKY                 CALIFORNIA
27 properties          2 properties             24 properties
$619,368,296           $9,224,922               $286,014,814
26.4% of total         0.4% of total            12.2% of total

MASSACHUSETTS          ALABAMA                  OREGON
3 properties           7 properties             2 properties
$190,113,719           $25,113,316              $10,761,358
8.1% of total          1.1% of total            0.5% of total

CONNECTICUT            TENNESSEE                WASHINGTON
6 properties           3 properties             3 properties
$71,385,646            $12,153,208              $17,613,123
3.0% of total          0.5% of total            0.8% of total

DISTRIBUTION OF PROPERTY TYPES(1)

[PIE CHART OMITTED]

Self Storage     Mixed Use      Industrial/Warehouse      Office     Retail     Multifamily(2)   Hotel

    2.1%          1.5%                 1.2%               51.4%      21.7%          11.9%        10.2%

[GRAPH OMITTED]

-----------------------------------------------------------------------------------------------------------
[ ]  >10.0%                 [ ]  >5.0 - 10.0%          [ ] >1.0 - 5.0%            [ ] >= 1.0%
     of Initial Mortgage         of Initial Mortgage       of Initial Mortgage        of Initial Mortgage
     Pool Balance                Pool Balance              Pool Balance               Pool Balance
-----------------------------------------------------------------------------------------------------------

(1)  Calculations are based on a per property basis and, where multiple properties secured a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily Component includes Mobile Home Park properties representing
     3.3% of the aggregate pool.

[200 PARK AVENUE, NEW YORK, NY PHOTO OMITTED]

[99 HIGH STREET, BOSTON, MA PHOTO OMITTED]

[COURTYARD BY MARRIOTT PORTFOLIO, VARIOUS PHOTO OMITTED]

[RECKSON PORTFOLIO I, VARIOUS PHOTO OMITTED]

[1166 AVENUE OF THE AMERICAS, NEW YORK, NY PHOTO OMITTED]

[BETHESDA TOWERS, BETHESDA, MD PHOTO OMITTED]

[300 SOUTH WACKER, CHICAGO, IL PHOTO OMITTED]

[MATHILDA RESEARCH CENTRE, SUNNYVALE, CA PHOTO OMITTED]

[CHERRYVALE MALL, ROCKFORD, IL PHOTO OMITTED]

[SETH PORTFOLIO, VARIOUS PHOTO OMITTED]

                                                               PAGE
                                                              ------
                  PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this

Servicing Under the Series 2005-C7 Pooling and Servicing
  Agreement .................................................  S-176
Servicing of the 200 Park Avenue Loan Combination and the
  Courtyard by Marriott Portfolio Loan Combination ..........  S-212
Servicing of the 1166 Avenue of the Americas Loan

ANNEX A-1--Certain Characteristics of Individual

ANNEX A-5--Certain Monetary Terms of the Underlying
  Mortgage Loans ............................................    A-5
ANNEX A-6--Certain Information Regarding Reserves ...........    A-6
ANNEX B--Certain Information Regarding Multifamily

ANNEX D--Form of Distribution Date Statement ................      D
ANNEX E--Reference Rate Schedule ............................      E
ANNEX F--Class A-AB Planned Principal Balance Schedule.......      F
ANNEX G--Global Clearance and Tax Documentation
  Procedures ................................................      G
ANNEX H--Additional Summary Information on the
  Transaction ...............................................      H

                        PROSPECTUS

Important Notice About the Information Presented in this           3
  Prospectus ................................................

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                                      S-3

                          NOTICE TO RESIDENTS OF KOREA

     The securities to which these materials relate (the "Subject Securities")
have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of
Korea, except pursuant to applicable laws and regulations of Korea. None of
Lehman Brothers Inc. or UBS Securities LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the
Subject Securities under the laws of Korea, including, without limitation, the
Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject
Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject
Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable
Korean legal and regulatory requirements in connection with the purchase of the
Subject Securities.

                         NOTICE TO RESIDENTS OF GERMANY

     Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2005-C7 certificates and each of the underwriters has represented and agreed that it will comply with the German Securities Sales
Prospectus Act (Wertpapier--Verkaufsprospektgesetz) or any other laws applicable in Germany governing the issue, offering and sale of the series
2005-C7 certificates. In particular, each underwriter has undertaken not to
engage in a public offering (|f_ffentliches Angebot) in Germany with respect to
any of the series 2005-C7 certificates otherwise than in accordance with the
German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

     Any series 2005-C7 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2005-C7 certificates in such jurisdiction.

                          NOTICE TO NON-U.S. INVESTORS

     This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus supplement and the accompanying prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2005-C7 certificates to the public in the European Economic Area. See "Method of Distribution" in this prospectus supplement.

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2005-C7 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement.

         SERIES 2005-C7 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

               APPROX. TOTAL                          APPROX. %
             PRINCIPAL BALANCE      APPROX. % OF     TOTAL CREDIT
                OR NOTIONAL           INITIAL         SUPPORT AT
             AMOUNT AT INITIAL     MORTGAGE POOL       INITIAL
  CLASS           ISSUANCE           BALANCE(4)      ISSUANCE(4)
--------- ----------------------- --------------- -----------------

Offered Certificates
A-1             $  100,000,000           4.3%         30.000%(5)
A-2             $  345,000,000          14.7%         30.000%(5)
A-3             $   55,000,000           2.3%         30.000%(5)
A-AB            $  127,000,000           5.4%         30.000%(5)
A-4             $  845,370,000          36.0%         30.000%(5)
A-1A            $  170,185,000           7.3%         30.000%(5)
A-M             $  234,651,000          10.0%         20.000%
A-J             $  196,520,000           8.4%         11.625%
B               $   14,666,000           0.6%         11.000%
C               $   35,197,000           1.5%          9.500%
D               $   29,332,000           1.3%          8.250%
E               $   23,465,000           1.0%          7.250%
F               $   23,465,000           1.0%          6.250%
X-CP            $2,152,297,000(3)         N/A           N/A

Non-Offered Certificates
X-CL            $2,346,508,075(3)         N/A           N/A
G               $   26,398,000           1.1%           N/A
H               $   17,599,000           0.8%           N/A
J               $   17,599,000           0.8%           N/A
K               $   23,465,000           1.0%           N/A
L               $    8,799,000           0.4%           N/A
M               $   11,733,000           0.5%           N/A
N               $    2,933,000           0.1%           N/A
P               $    2,933,000           0.1%           N/A
Q               $    5,866,000           0.2%           N/A
S               $    5,866,000           0.2%           N/A
T               $   23,466,075           1.0%           N/A
CM-1(1)         $    1,012,000            N/A           N/A
CM-2(1)         $    5,038,000            N/A           N/A
CM-3(1)         $      956,000            N/A           N/A
CM-4(1)         $    2,994,000            N/A           N/A
SP-1(2)         $    3,905,000            N/A           N/A
SP-2(2)         $   12,719,000            N/A           N/A
SP-3(2)         $   12,378,000            N/A           N/A
SP-4(2)         $    3,919,000            N/A           N/A
SP-5(2)         $    7,839,000            N/A           N/A
SP-6(2)         $    8,818,000            N/A           N/A
SP-7(2)         $   13,422,000            N/A           N/A
R-I                      N/A              N/A           N/A
R-II                     N/A              N/A           N/A
R-III                    N/A              N/A           N/A

                                              WEIGHTED
           PASS-THROUGH        INITIAL         AVERAGE
               RATE         PASS-THROUGH        LIFE       PRINCIPAL     RATINGS
  CLASS     DESCRIPTION         RATE         (YEARS)(9)    WINDOW(9)    S&P/FITCH
--------- -------------- ------------------ ------------ ------------- ----------

Offered Certificates
A-1            Fixed          4.99000%          2.69     11/05-07/10     AAA/AAA
A-2            Fixed          5.10300%          4.90     07/10-11/10     AAA/AAA
A-3           WAC(6)          5.64595%(8)       6.95     09/12-12/12     AAA/AAA
A-AB           Fixed          5.17000%          7.05     11/10-10/14     AAA/AAA
A-4          Fixed(7)         5.19700%          9.57     10/14-08/15     AAA/AAA
A-1A         Fixed(7)         5.16400%          7.22     11/05-09/15     AAA/AAA
A-M          Fixed(7)         5.26300%          9.88     09/15-10/15     AAA/AAA
A-J          Fixed(7)         5.32300%          9.97     10/15-11/15     AAA/AAA
B            Fixed(7)         5.35000%         10.03     11/15-11/15     AA+/AA+
C            Fixed(7)         5.35000%         10.03     11/15-11/15      AA/AA
D            Fixed(7)         5.35000%         10.03     11/15-11/15     AA-/AA-
E            Fixed(7)         5.35000%         10.03     11/15-11/15      A+/A+
F            Fixed(7)         5.35000%         10.03     11/15-11/15       A/A
X-CP        Variable IO       0.38031%(8)       N/A          N/A         AAA/AAA

Non-Offered Certificates
X-CL        Variable IO       0.08431%(8)       N/A          N/A           N/A
G            Fixed(7)         5.35000%          N/A          N/A           N/A
H             WAC(6)          5.64595%(8)       N/A          N/A           N/A
J             WAC(6)          5.64595%(8)       N/A          N/A           N/A
K             WAC(6)          5.64595%(8)       N/A          N/A           N/A
L            Fixed(7)         4.94800%          N/A          N/A           N/A
M            Fixed(7)         4.94800%          N/A          N/A           N/A
N            Fixed(7)         4.94800%          N/A          N/A           N/A
P            Fixed(7)         4.94800%          N/A          N/A           N/A
Q            Fixed(7)         4.94800%          N/A          N/A           N/A
S            Fixed(7)         4.94800%          N/A          N/A           N/A
T            Fixed(7)         4.94800%          N/A          N/A           N/A
CM-1(1)        Fixed          4.97920%          N/A          N/A           N/A
CM-2(1)        Fixed          4.97920%          N/A          N/A           N/A
CM-3(1)        Fixed          4.97920%          N/A          N/A           N/A
CM-4(1)        Fixed          4.97920%          N/A          N/A           N/A
SP-1(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-2(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-3(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-4(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-5(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-6(2)        Fixed          5.51770%          N/A          N/A           N/A
SP-7(2)        Fixed          5.51770%          N/A          N/A           N/A
R-I             N/A             N/A             N/A          N/A           N/A
R-II            N/A             N/A             N/A          N/A           N/A
R-III           N/A             N/A             N/A          N/A           N/A

--------
(Footnotes on next page)

                                      S-5

(Footnotes to table on previous page)

(1)   The class CM-1, CM-2, CM-3 and CM-4 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Cherryvale Mall. For purposes of calculating distributions on the series 2005-C7 certificates, the Cherryvale Mall underlying mortgage loan is deemed to consist of two portions--a non-pooled portion and a pooled portion. The non-pooled portion of the Cherryvale Mall underlying mortgage loan is represented by the class CM-1, CM-2, CM-3 and
      CM-4 certificates. The remaining portion of the Cherryvale Mall underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with other underlying mortgage loans to back the non-loan specific classes of the series 2005-C7 certificates.

(2)   The class SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates will represent interests solely in a portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Station Place I. The Station Place I underlying mortgage loan consists of two loan components that are identified in this prospectus supplement as the Station Place I senior loan component and the Station Place I junior loan component. The Station
      Place I junior loan component is represented solely by the class SP-1,
      SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates, and, accordingly, we alternatively refer to the Station Place I junior loan component in this prospectus supplement as the Station Place I non-pooled portion. The
      Station Place I senior loan component will be pooled with other underlying mortgage loans to back the non-loan specific classes of the series 2005-C7 certificates and, accordingly, we alternatively refer to the Station Place I senior loan component in this prospectus supplement as the Station Place I pooled portion.

(3)   Notional amount.

(4)   The approximate percentage of total initial mortgage pool balance, and the approximate percentage of total credit support at initial issuance, of any class shown in the table on page S-5 does not take into account any of the principal balances of the class CM-1, CM-2, CM-3, CM-4, SP-1,
      SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates, or either of the respective non-pooled portions of the Cherryvale Mall and Station Place I underlying mortgage loans that are represented by those series 2005-C7 certificates.

(5)   Presented on an aggregate basis for the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates.

(6)   The pass-through rates for the class A-3, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average from time to time of certain net interest rates on the underlying mortgage loans (or, in the case of the Cherryvale
      Mall and Station Place I underlying mortgage loans, just on the respective pooled portions thereof).

(7)   In general, the pass-through rates for the class A-4, A-1A, A-M, A-J, B,
      C, D, E, F, G, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table on page S-5 as the initial pass-through rate for the subject class.
      However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans
      (or, in the case of the Cherryvale Mall and Station Place I underlying mortgage loans, just on the respective pooled portions thereof) is below the identified initial pass-through rate for the class A-4, A-1A, A-M,
      A-J, B, C, D, E, F, G, L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate for the subject class of series
      2005-C7 certificates during that interest accrual period will be that weighted average net interest rate.

(8)   Approximate.

(9)   Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b)
      the other modeling assumptions referred to under "Yield and Maturity
      Considerations" in, and set forth in the glossary to, this prospectus supplement.

     The series 2005-C7 certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage
Trust 2005-C7. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which will constitute the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, including an initial mortgage pool balance backing the offered certificates of approximately $2,346,508,075.

                                      S-6

     For purposes of distribution on the series 2005-C7 certificates, the
Cherryvale Mall underlying mortgage loan is deemed to consist of two portions--a non-pooled portion and a pooled portion. In addition, under the related loan documents, the Station Place I underlying mortgage loan consists of two loan components that are identified in this prospectus supplement as the
Station Place I senior loan component and the Station Place I junior loan component (and, in addition, the Station Place I underlying mortgage loan is part of a loan combination, as described in the next paragraph). Hereafter in this prospectus supplement, we generally refer to the Station Place I junior loan component as the Station Place I non-pooled portion and to the Station
Place I senior loan component as the Station Place I pooled portion. In connection therewith: (a) both the Cherryvale Mall underlying mortgage loan and the Station Place I underlying mortgage loan are sometimes referred to as the underlying split mortgage loans; (b) the respective pooled portions of the underlying split mortgage loans are sometimes referred to as the split mortgage loan pooled portions; and (c) the respective non-pooled portions of the underlying split mortgage loans are sometimes referred to as the split mortgage loan non-pooled portions. For purposes of presenting information in this prospectus supplement, the respective non-pooled portions of the Cherryvale
Mall underlying mortgage loan and the Station Place I underlying mortgage loan are each treated as being separate mortgage loans that are outside of the trust. Accordingly, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the respective non-pooled portions of the
Cherryvale Mall underlying mortgage loan and the Station Place I underlying mortgage loan) as of October 11, 2005, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date.

     In addition, 10 mortgage loans, representing 39.1% of the initial mortgage pool balance, are in each case part of a loan combination. A loan combination consists of two or more mortgage loans, only one of which will be an asset of the trust (except as provided in the following sentence), but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Any mortgage loan that is part of a loan combination, but is not an asset of the trust, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

     The governing document for purposes of issuing the series 2005-C7 certificates and forming the trust will be a pooling and servicing agreement to be dated as of October 11, 2005. Except as provided in the following sentence, the series 2005-C7 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series 2005-C7 certificates. The three (3) underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, Courtyard by Marriott Portfolio and
1166 Avenue of the Americas, respectively, which collectively represent 24.7%
of the initial mortgage pool balance and are each part of a separate loan combination, are not being serviced under the series 2005-C7 pooling and servicing agreement, but are instead each being serviced pursuant to the servicing arrangements for the securitization of a related non-trust mortgage loan. Those three (3) underlying mortgage loans are sometimes referred to in this prospectus supplement as the outside serviced underlying mortgage loans.

     The parties to the series 2005-C7 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2005-C7 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information; Incorporation by Reference" in the
accompanying prospectus.

A. TOTAL PRINCIPAL BALANCE
   OR NOTIONAL AMOUNT AT
   INITIAL ISSUANCE.......   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                             B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T,
                             CM-1, CM-2, CM-3, CM-4, SP-1, SP-2, SP-3, SP-4,
                             SP-5, SP-6 and SP-7 certificates will be the series
                             2005-C7 certificates with principal balances and
                             are sometimes referred to as the series 2005-C7
                             principal balance certificates. In addition:

                             o    the class CM-1, CM-2, CM-3 and CM-4
                                  certificates are sometimes referred to as the
                                  class CM principal balance certificates;

                             o    the class SP-1, SP-2, SP-3, SP-4, SP-5, SP-6
                                  and SP-7 certificates are sometimes referred
                                  to as the class SP principal balance
                                  certificates; and

                                      S-7

                             o    the class CM principal balance certificates
                                  and the class SP principal balance
                                  certificates are sometimes referred to as the
                                  series 2005-C7 loan-specific principal balance
                                  certificates.

                             The table on page S-5 of this prospectus supplement
                             identifies for each class of series 2005-C7
                             principal balance certificates the approximate
                             total principal balance of that class at initial
                             issuance. The actual total principal balance of any
                             class of series 2005-C7 principal balance
                             certificates at initial issuance may be larger or
                             smaller than the amount shown in the table on page
                             S-5 of this prospectus supplement, depending on,
                             among other things, the actual size of the initial
                             mortgage pool balance or, in the case of a class of
                             series 2005-C7 loan-specific principal balance
                             certificates, the actual size of the split mortgage
                             loan non-pooled portion backing that class of
                             certificates. The actual size of the initial
                             mortgage pool balance may be as much as 5% larger
                             or smaller than the amount presented in this
                             prospectus supplement.

                             The class X-CL and X-CP certificates will not have
                             principal balances and are sometimes referred to as
                             the series 2005-C7 interest-only certificates. For
                             purposes of calculating the amount of accrued
                             interest, each of those classes of series 2005-C7
                             interest-only certificates will have a total
                             notional amount.

                             The total notional amount of the class X-CL
                             certificates will equal the total principal balance
                             of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                             A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S
                             and T certificates outstanding from time to time.
                             The total notional amount of the class X-CL
                             certificates at initial issuance will be
                             approximately $2,346,508,075, although it may be as
                             much as 5% larger or smaller.

                             The total notional amount of the class X-CP
                             certificates will equal:

                             o    during the period from the date of initial
                                  issuance of the series 2005-C7 certificates
                                  through and including the distribution date in
                                  October 2006, the sum of (a) the lesser of
                                  $30,021,000 and the total principal balance of
                                  the class A-1 certificates outstanding from
                                  time to time, (b) the lesser of $166,212,000
                                  and the total principal balance of the class
                                  A-1A certificates outstanding from time to
                                  time, and (c) the total principal balance of
                                  the class A-2, A-3, A-AB, A-4, A-M, A-J, B, C,
                                  D, E, F and G certificates outstanding from
                                  time to time;

                             o    during the period following the distribution
                                  date in October 2006 through and including the
                                  distribution date in October 2007, the sum of
                                  (a) the lesser of $306,200,000 and the total
                                  principal balance of the class A-2
                                  certificates outstanding from time to time,
                                  (b) the lesser of $162,179,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  and (c) the total principal balance of the
                                  class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F
                                  and G certificates outstanding from time to
                                  time;

                             o    during the period following the distribution
                                  date in October 2007 through and including the
                                  distribution date in October 2008, the sum of
                                  (a) the lesser of $176,545,000 and the total
                                  principal balance of the class A-2
                                  certificates outstanding from time to time,
                                  (b) the lesser of $154,539,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  and (c) the total principal balance of the
                                  class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F
                                  and G certificates outstanding from time to
                                  time;

                                      S-8

                             o    during the period following the distribution
                                  date in October 2008 through and including the
                                  distribution date in October 2009, the sum of
                                  (a) the lesser of $147,338,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  and (b) the total principal balance of the
                                  class A-AB, A-4, A-M, A-J, B, C, D, E, F and G
                                  certificates outstanding from time to time;

                             o    during the period following the distribution
                                  date in October 2009 through and including the
                                  distribution date in October 2010, the sum of
                                  (a) the lesser of $711,633,000 and the total
                                  principal balance of the class A-4
                                  certificates outstanding from time to time,
                                  (b) the lesser of $93,568,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  and (c) the total principal balance of the
                                  class A-M, A-J, B, C, D, E and F certificates
                                  outstanding from time to time;

                             o    during the period following the distribution
                                  date in October 2010 through and including the
                                  distribution date in October 2011, the sum of
                                  (a) the lesser of $625,010,000 and the total
                                  principal balance of the class A-4
                                  certificates outstanding from time to time,
                                  (b) the lesser of $89,105,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  (c) the total principal balance of the class
                                  A-M, A-J, B, C and D certificates outstanding
                                  from time to time and (d) the lesser of
                                  $20,619,000 and the total principal balance of
                                  the class E certificates outstanding from time
                                  to time;

                             o    during the period following the distribution
                                  date in October 2011 through and including the
                                  distribution date in October 2012, the sum of
                                  (a) the lesser of $553,965,000 and the total
                                  principal balance of the class A-4
                                  certificates outstanding from time to time,
                                  (b) the lesser of $69,937,000 and the total
                                  principal balance of the class A-1A
                                  certificates outstanding from time to time,
                                  (c) the total principal balance of the class
                                  A-M, A-J, B and C certificates outstanding
                                  from time to time, and (d) the lesser of
                                  $17,781,000 and the total principal balance of
                                  the class D certificates outstanding from time
                                  to time; and

                             o    following the distribution date in October
                                  2012, $0.

                             The total initial notional amount of the class X-CP
                             certificates will be approximately $2,152,297,000,
                             although it may be as much as 10% larger or
                             smaller.

                             The class R-I, R-II and R-III certificates will not
                             have principal balances or notional amounts. The
                             holders of the class R-I, R-II and R-III
                             certificates are not expected to receive any
                             material payments.

B.   TOTAL CREDIT SUPPORT
     AT INITIAL ISSUANCE..   The respective classes of the series 2005-C7
                             certificates, other than the class R-I, R-II and
                             R-III certificates, will entitle their holders to
                             varying degrees of seniority for purposes of--

                             o    receiving payments of interest and, if and
                                  when applicable, payments of principal, and

                             o    bearing the effects of losses on the
                                  underlying mortgage loans or on a specified
                                  underlying mortgage loan, as well as
                                  default-related and other unanticipated
                                  expenses of the trust.

                                      S-9

                             Without regard to the series 2005-C7 loan-specific
                             principal balance certificates, which are discussed
                             below in this "--Total Credit Support at Initial
                             Issuance" subsection:

                             o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL
                                  and X-CP certificates will be the most senior
                                  classes of the series 2005-C7 certificates;

                             o    after the classes referred to in the prior
                                  bullet, the class A-M certificates will be the
                                  next most senior class of the series 2005-C7
                                  certificates;

                             o    after the classes referred to in the prior two
                                  bullets, the class A-J certificates will be
                                  the next most senior class of the series
                                  2005-C7 certificates; and

                             o    the class B, C, D, E, F, G, H, J, K, L, M, N,
                                  P, Q, S and T certificates will, in the case
                                  of each such class, be senior to each other
                                  such class, if any, with a later alphabetic
                                  class designation.

                             The class R-I, R-II and R-III certificates will be
                             residual interest certificates and will not provide
                             any credit support to the other series 2005-C7
                             certificates.

                             The table on page S-5 of this prospectus supplement
                             shows the approximate total credit support provided
                             to each class of the offered certificates, other
                             than the class X-CP certificates, through the
                             subordination of other classes of the series
                             2005-C7 principal balance certificates, exclusive
                             of the series 2005-C7 loan-specific principal
                             balance certificates. In the case of each class of
                             the offered certificates, exclusive of the class
                             X-CP certificates, the credit support shown in the
                             table on page S-5 of this prospectus supplement
                             represents the total initial principal balance,
                             expressed as a percentage of the initial mortgage
                             pool balance, of all classes of the series 2005-C7
                             principal balance certificates, other than the
                             series 2005-C7 loan-specific principal balance
                             certificates, that are subordinate to the indicated
                             class.

                             The class SP principal balance certificates
                             represent interests solely in the non-pooled
                             portion of the Station Place I underlying mortgage
                             loan, and the class CM principal balance
                             certificates represent interests solely in the
                             non-pooled portion of the Cherryvale Mall
                             underlying mortgage loan. As described under
                             "Description of the Offered
                             Certificates--Payments--Payments on the
                             Loan-Specific Certificates" in this prospectus
                             supplement--

                             o    the class CM principal balance certificates
                                  will represent a subordinated right to
                                  receive, out of payments (or advances in lieu
                                  thereof) and other collections on the
                                  Cherryvale Mall underlying mortgage loan,
                                  monthly payments of interest at the respective
                                  pass-through rates for those classes and,
                                  following payment in full of all principal due
                                  with respect to the pooled portion of the
                                  Cherryvale Mall underlying mortgage loan, all
                                  scheduled payments of principal (or advances
                                  in lieu thereof) on, and other collections of
                                  previously unadvanced principal of, that
                                  mortgage loan; and

                             o    the class SP principal balance certificates
                                  will represent a right to receive, out of
                                  payments (or advances in lieu thereof) and
                                  other collections on the Station Place I
                                  underlying mortgage loan that are allocable
                                  (on a subordinated basis) to the non-pooled
                                  portion of that mortgage loan, (a) monthly
                                  payments of interest at the respective
                                  pass-through rates for the subject classes of
                                  certificates, provided that, upon a final
                                  recovery determination with respect to the
                                  Station Place I loan combination, payments of
                                  interest will be allocable to the non-pooled
                                  portion of the Station Place I underlying

                                      S-10

                                  mortgage loan only following payment in full
                                  of all accrued interest (other than default
                                  interest) on, and the entire principal balance
                                  of, both the pooled portion of the Station
                                  Place I underlying mortgage loan and the
                                  Station Place I non-trust mortgage loan, and
                                  (b) all payments (or advances in lieu thereof)
                                  and other collections of principal on the
                                  Station Place I underlying mortgage loan that
                                  are allocable to the non-pooled portion of
                                  that mortgage loan, provided that there will
                                  be no allocation of principal to the
                                  non-pooled portion of the Station Place I
                                  underlying mortgage loan until payment in full
                                  of the entire principal balance of both the
                                  pooled portion of the Station Place I
                                  underlying mortgage loan and the Station Place
                                  I non-trust mortgage loan.

C.   PASS-THROUGH RATES...   Each class of the series 2005-C7 certificates,
                             other than the class R-I, R-II and R-III
                             certificates, will bear interest. The table on page
                             S-5 of this prospectus supplement provides the
                             indicated information regarding the pass-through
                             rate at which each of those classes of the series
                             2005-C7 certificates will accrue interest.

                             The pass-through rates for the class A-1, A-2 and
                             A-AB certificates will, in the case of each of
                             those classes, be fixed at the rate per annum
                             identified in the table on page S-5 of this
                             prospectus supplement as the initial pass-through
                             rate for the subject class.

                             The pass-through rates for the class A-4, A-1A,
                             A-M, A-J, B, C, D, E, F, G, L, M, N, P, Q, S and T
                             certificates will, in the case of each of those
                             classes, generally be fixed at the rate per annum
                             identified in the table on page S-5 of this
                             prospectus supplement as the initial pass-through
                             rate for the subject class. However, with respect
                             to any interest accrual period, if the weighted
                             average of certain net interest rates on the
                             underlying mortgage loans (or, in the case of the
                             underlying split mortgage loans, the net interest
                             rates on the split mortgage loan pooled portions
                             only) is below the identified initial pass-through
                             rate for the class A-4, A-1A, A-M, A-J, B, C, D, E,
                             F, G, L, M, N, P, Q, S or T certificates, as the
                             case may be, then the pass-through rate that will
                             be in effect for the subject class of series
                             2005-C7 certificates during that interest accrual
                             period will be that weighted average net interest
                             rate.

                             The pass-through rate for the class A-3, H, J and K
                             certificates will, for any interest accrual period,
                             equal the weighted average of certain net interest
                             rates on the underlying mortgage loans (or, in the
                             case of the underlying split mortgage loans, the
                             net interest rates on the split mortgage loan
                             pooled portions only).

                             The pass-through rate for the class X-CP
                             certificates, for each interest accrual period from
                             and including the initial interest accrual period
                             through and including the interest accrual period
                             that ends in October 2012, will equal the weighted
                             average of the respective strip rates, which we
                             refer to as class X-CP strip rates, at which
                             interest accrues during the subject interest
                             accrual period on the respective components of the
                             total notional amount of the class X-CP
                             certificates outstanding immediately prior to the
                             related distribution date, with the relevant
                             weighting to be done based upon the relative sizes
                             of those components. Each of those components will
                             be comprised of all or a designated portion of the
                             total principal balance of a specified class of
                             series 2005-C7 principal balance certificates. If
                             all or a designated portion of the total principal
                             balance of any class of series 2005-C7 principal
                             balance certificates is identified

                                      S-11

                             under "--Total Principal Balance or Notional Amount
                             at Initial Issuance" above as being part of the
                             total notional amount of the class X-CP
                             certificates outstanding immediately prior to any
                             distribution date, then that total principal
                             balance, or designated portion thereof, will
                             represent a separate component of the total
                             notional amount of the class X-CP certificates for
                             purposes of calculating the accrual of interest
                             during the related interest accrual period.

                             For purposes of accruing interest during any
                             interest accrual period from and including the
                             initial interest accrual period through and
                             including the interest accrual period that ends in
                             October 2012, on any particular component of the
                             total notional amount of the class X-CP
                             certificates outstanding immediately prior to the
                             related distribution date, the applicable class
                             X-CP strip rate will equal the excess, if any, of:

                             (1)  the lesser of--

                                  (a)     the reference rate specified on Annex
                                          E to this prospectus supplement for
                                          that interest accrual period, and

                                  (b)     the weighted average of certain net
                                          interest rates on the underlying
                                          mortgage loans for that interest
                                          accrual period (or, in the case of
                                          the underlying split mortgage loans,
                                          the net interest rates on the split
                                          mortgage loan pooled portions only),
                                          over

                             (2)  the pass-through rate in effect during that
                                  interest accrual period for the class of
                                  series 2005-C7 principal balance certificates
                                  whose total principal balance, or a
                                  designated portion thereof, comprises the
                                  subject component.

                             Following the interest accrual period that ends in
                             October 2012, the class X-CP certificates will
                             cease to accrue interest. In connection therewith,
                             the class X-CP certificates will have a 0%
                             pass-through rate for the interest accrual period
                             beginning in October 2012 and for each interest
                             accrual period thereafter.

                             The pass-through rate for the class X-CL
                             certificates will, with respect to any interest
                             accrual period, equal a weighted average of the
                             respective strip rates, which we refer to as class
                             X-CL strip rates, at which interest accrues during
                             that interest accrual period on the respective
                             components of the total notional amount of the
                             class X-CL certificates outstanding immediately
                             prior to the related distribution date, with the
                             relevant weighting to be done based upon the
                             relative sizes of those components. Each of those
                             components will be comprised of all or a designated
                             portion of the total principal balance of one of
                             the classes of series 2005-C7 principal balance
                             certificates (exclusive of the series 2005-C7
                             loan-specific principal balance certificates). In
                             general, the total principal balance of each class
                             of series 2005-C7 principal balance certificates
                             (exclusive of the series 2005-C7 loan-specific
                             principal balance certificates) will constitute a
                             separate component of the total notional amount of
                             the class X-CL certificates. However, if a portion,
                             but not all, of the total principal balance of any
                             such particular class of series 2005-C7 principal
                             balance certificates is identified under "--Total
                             Principal Balance or Notional Amount at Initial
                             Issuance" above as being part of the total notional
                             amount of the class X-CP certificates outstanding
                             immediately prior to any distribution date, then
                             that identified portion of such total principal
                             balance will represent one separate component of
                             the total notional amount of the class X-CL
                             certificates for purposes of calculating the
                             accrual of interest during the related interest
                             accrual period, and the remaining

                                      S-12

                             portion of such total principal balance will
                             represent another separate component of the class
                             X-CL certificates for purposes of calculating the
                             accrual of interest during the related interest
                             accrual period.

                             For purposes of accruing interest during any
                             interest accrual period from and including the
                             initial interest accrual period through and
                             including the interest accrual period that ends in
                             Oct+ober 2012, on any particular component of the
                             total notional amount of the class X-CL
                             certificates outstanding immediately prior to the
                             related distribution date, the applicable class
                             X-CL strip rate will be calculated as follows:

                             (1)  if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of any
                                  particular class of series 2005-C7 principal
                                  balance certificates (exclusive of the series
                                  2005-C7 loan-specific principal balance
                                  certificates), and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, also
                                  constitutes a component of the total notional
                                  amount of the class X-CP certificates
                                  outstanding immediately prior to the related
                                  distribution date, then the applicable class
                                  X-CL strip rate will equal the excess, if any,
                                  of (a) the weighted average of certain net
                                  interest rates on the underlying mortgage
                                  loans (or, in the case of the underlying split
                                  mortgage loans, the net interest rates on the
                                  split mortgage loan pooled portions only),
                                  over (b) the greater of (i) the reference rate
                                  specified on Annex E to this prospectus
                                  supplement for that interest accrual period
                                  and (ii) the pass-through rate in effect
                                  during that interest accrual period for that
                                  class of series 2005-C7 principal balance
                                  certificates; and

                             (2)  if the subject component consists of either
                                  the total principal balance, or a designated
                                  portion of the total principal balance, of any
                                  particular class of series 2005-C7 principal
                                  balance certificates (exclusive of the series
                                  2005-C7 loan-specific principal balance
                                  certificates), and if such total principal
                                  balance or such designated portion of such
                                  total principal balance, as applicable, does
                                  not also constitute a component of the total
                                  notional amount of the class X-CP certificates
                                  outstanding immediately prior to the related
                                  distribution date, then the applicable class
                                  X-CL strip rate will equal the excess, if any,
                                  of (a) the weighted average of certain net
                                  interest rates on the underlying mortgage
                                  loans (or, in the case of the underlying split
                                  mortgage loans, the net interest rates on the
                                  split mortgage loan pooled portions only),
                                  over (b) the pass-through rate in effect
                                  during that interest accrual period for that
                                  class of series 2005-C7 principal balance
                                  certificates.

                             Notwithstanding the foregoing, for purposes of
                             accruing interest on the class X-CL certificates
                             during each interest accrual period subsequent to
                             the interest accrual period that ends in October
                             2012, the total principal balance of each class of
                             series 2005-C7 principal balance certificates
                             (exclusive of the series 2005-C7 loan-specific
                             principal balance certificates) will constitute a
                             single separate component of the total notional
                             amount of the class X-CL certificates, and the
                             applicable class X-CL strip rate with respect to
                             each of those components for each of those interest
                             accrual periods will equal the excess, if any, of
                             (a) the weighted average of certain net interest
                             rates on the underlying mortgage loans (or, in the
                             case of the underlying split mortgage loans, the
                             net interest rates on the split mortgage loan
                             pooled portions only), over (b) the pass-through
                             rate in effect during the subject interest accrual
                             period for the class of series 2005-C7 principal
                             balance certificates whose principal balance makes
                             up that component.

                                      S-13

                             The pass-through rate for each class of the series
                             2005-C7 loan-specific principal balance
                             certificates will be fixed at the rate per annum
                             identified in the table on page S-5 of this
                             prospectus supplement as the initial pass-through
                             rate for the subject class.

                             The respective initial pass-through rates listed in
                             the table on page S-5 for the class X-CP, X-CL,
                             A-3, H, J and K certificates are each approximate.

                             The references to "certain net interest rates on
                             the underlying mortgage loans (or, in the case of
                             the underlying split mortgage loans, the net
                             interest rates on the split mortgage loan pooled
                             portions only)" above in this "--Pass-Through Rate"
                             subsection, in connection with the description of
                             the respective pass-through rates for several of
                             the interest-bearing classes of the series 2005-C7
                             certificates, mean, as to any particular underlying
                             mortgage loan or split mortgage loan pooled
                             portion, an annual rate of interest that is
                             generally equal to (a) the related mortgage
                             interest rate in effect for that underlying
                             mortgage loan or that split mortgage loan pooled
                             portion, as the case may be, as of, and without
                             regard to any modification or change to that
                             mortgage interest rate subsequent to, the date of
                             initial issuance of the offered certificates, minus
                             (b) the sum of:

                             o    the annual rate at which the trustee fee is
                                  calculated; and

                             o    the annual rate at which the related master
                                  servicing fee is calculated (which fee
                                  includes any related primary servicing fee
                                  payable by the master servicer to any related
                                  sub-servicer); and

                             o    in the case of each of the outside serviced
                                  underlying mortgage loans, the annual rate at
                                  which the applicable servicing fee payable
                                  under the governing servicing agreement for
                                  such mortgage loan is calculated;

                             provided that, if the subject underlying mortgage
                             loan or split mortgage loan pooled portion, as the
                             case may be, accrues interest on the basis of the
                             actual number of days elapsed during any one-month
                             interest accrual period in a year assumed to
                             consist of 360 days, then, in some months, the
                             "related mortgage interest rate" referred to above
                             in clause (a) of this sentence will be converted to
                             a 30/360 equivalent annual rate (that is, an annual
                             rate that would generally produce an equivalent
                             amount of interest if accrued on the same principal
                             amount during the same one-month interest accrual
                             period, but on the basis of an assumed 360-day year
                             consisting of twelve 30-day months), prior to
                             subtracting any of the rates referred to in clause
                             (b) of this sentence. The fees referred to in
                             clause (b) of the preceding sentence are calculated
                             based on an assumed 360-day year consisting of
                             twelve 30-day months. The mortgage interest rate
                             for a split mortgage loan pooled portion will be
                             the same as the mortgage interest rate for the
                             underlying split mortgage loan.

D.   WEIGHTED AVERAGE LIFE
     AND PRINCIPAL
     WINDOW...............   The weighted average life of any class of series
                             2005-C7 principal balance certificates refers to
                             the average amount of time that will elapse from
                             the date of their issuance until each dollar to be
                             applied in reduction of the total principal balance
                             of those certificates is paid to the investors. The
                             principal window for any class of series 2005-C7
                             principal balance certificates is the period during
                             which the holders of those certificates will
                             receive payments of principal. The weighted average
                             life and principal window shown in the table on
                             page S-5 of this prospectus supplement for each
                             class of offered certificates, exclusive of the
                             class

                                      S-14

                             X-CP certificates, were calculated based on the
                             following assumptions with respect to each
                             underlying mortgage loan--

                             o    the related borrower timely makes all payments
                                  on the mortgage loan, and

                             o    the mortgage loan will not otherwise be
                                  prepaid prior to stated maturity.

                             The weighted average life and principal window
                             shown in the table on page S-5 of this prospectus
                             supplement for each class of offered certificates,
                             exclusive of the class X-CP certificates, were
                             further calculated based on the other modeling
                             assumptions referred to under "Yield and Maturity
                             Considerations" in, and set forth in the glossary
                             to, this prospectus supplement.

E.   RATINGS..............   The ratings shown in the table on page S-5 of this
                             prospectus supplement for the offered certificates
                             are those of Standard & Poor's Ratings Services, a
                             division of The McGraw-Hill Companies, Inc. and
                             Fitch, Inc., respectively. It is a condition to
                             their issuance that the respective classes of the
                             offered certificates receive credit ratings no
                             lower than those shown in the table on page S-5 of
                             this prospectus supplement.

                             The ratings assigned to the respective classes of
                             offered certificates will represent the likelihood
                             of--

                             o    timely receipt by the holders of all interest
                                  to which they are entitled on each
                                  distribution date, and

                             o    except in the case of the class X-CP
                                  certificates, the ultimate receipt by the
                                  holders of all principal to which they are
                                  entitled by the applicable rated final
                                  distribution date described under "--Relevant
                                  Dates and Periods--Rated Final Distribution
                                  Date" below.

                             A security rating is not a recommendation to buy,
                             sell or hold securities and the assigning rating
                             agency may revise or withdraw its rating at any
                             time.

                             Further, the ratings on the respective classes of
                             offered certificates do not represent any
                             assessment of: the tax attributes of the offered
                             certificates; the likelihood, frequency or extent
                             of receipt of principal prepayments; the extent to
                             which interest payable on any class of offered
                             certificates may be reduced in connection with
                             prepayment interest shortfalls; the extent of
                             receipt of prepayment premiums, yield maintenance
                             charges or default interest; or the investors'
                             anticipated yield to maturity.

                             See "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE...............    Our name is Structured Asset Securities Corporation
                             II. We are a special purpose Delaware corporation.
                             Our address is 745 Seventh Avenue, New York, New
                             York 10019, and our telephone number is (212)
                             526-7000. See "Structured Asset Securities
                             Corporation II" in the accompanying prospectus.

INITIAL TRUSTEE..........    LaSalle Bank National Association, a national
                             banking association, will act as the initial
                             trustee on behalf of the series 2005-C7
                             certificateholders. It maintains an office at 135
                             South LaSalle Street, Suite 1625, Chicago, Illinois
                             60603. See "Description of the Offered
                             Certificates--The Trustee" in this prospectus
                             supplement. The trustee will also have, or be
                             responsible for appointing an agent

                                      S-15

                             to perform, additional duties with respect to tax
                             administration. Following the transfer of the
                             underlying mortgage loans into the trust, the
                             trustee, on behalf of the trust, will become the
                             mortgagee of record under each underlying mortgage
                             loan, subject to the discussion under "--200 Park
                             Avenue and Courtyard by Marriott Portfolio
                             Mortgagee of Record, Master Servicer and Special
                             Servicer" and "--1166 Avenue of the Americas
                             Mortgagee of Record, Master Servicer and Special
                             Servicer" below.

INITIAL FISCAL AGENT......   ABN AMRO Bank N.V., a Netherlands banking
                             corporation, will act as the initial fiscal agent
                             with respect to the series 2005-C7 certificates.
                             See "Description of the Offered Certificates--The
                             Fiscal Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...   Wachovia Bank, National Association, a national
                             banking association, will act as the initial master
                             servicer with respect to the underlying mortgage
                             loans, except as discussed under "--200 Park Avenue
                             and Courtyard by Marriott Portfolio Mortgagee of
                             Record, Master Servicer and Special Servicer" and
                             "--1166 Avenue of the Americas Mortgagee of Record,
                             Master Servicer and Special Servicer" below. See
                             "Servicing Under the Series 2005-C7 Pooling and
                             Servicing Agreement--The Initial Master Servicer
                             and the Initial Special Servicer" in this
                             prospectus supplement.

INITIAL SPECIAL
     SERVICER.............   Midland Loan Services, Inc., a Delaware
                             corporation, will act as the initial special
                             servicer with respect to the underlying mortgage
                             loans, except as discussed under "--200 Park Avenue
                             and Courtyard by Marriott Portfolio Mortgagee of
                             Record, Master Servicer and Special Servicer" and
                             "--1166 Avenue of the Americas Mortgagee of Record,
                             Master Servicer and Special Servicer" below. See
                             "Servicing Under the Series 2005-C7 Pooling and
                             Servicing Agreement--The Initial Master Servicer
                             and the Initial Special Servicer" in this
                             prospectus supplement.

NON-TRUST MORTGAGE LOAN
     NOTEHOLDERS..........   Ten (10) underlying mortgage loans are, in each
                             case, part of a loan combination comprised of two
                             (2) or more mortgage loans that are obligations of
                             the same borrower, only one of which will be
                             included in the trust fund. The remaining mortgage
                             loan(s) in a subject loan combination will not be
                             included in the trust fund, provided that all of
                             the mortgage loans in a subject loan combination
                             are together secured by the same mortgage
                             instrument(s) encumbering the same mortgaged real
                             property or properties. All of the mortgage loans
                             comprising a given loan combination are
                             cross-defaulted, but none of the loan combinations
                             is cross-collateralized or cross-defaulted with any
                             other loan combination. One (1) of the foregoing
                             underlying mortgage loans that is part of a loan
                             combination is also an underlying split mortgage
                             loan consisting of a senior loan component (which
                             is considered the pooled portion) and a junior loan
                             component (which is considered the non-pooled
                             portion).

                                      S-16

                             The following underlying mortgage loans are each
                             part of a loan combination:

                                                                                 CUT-OFF DATE
                                                            CUT-OFF DATE       PRINCIPAL BALANCE
                                                          PRINCIPAL BALANCE       OF RELATED
                                                % OF         OF RELATED           SUBORDINATE
                                               INITIAL       PARI PASSU         NON-TRUST LOANS
 MORTGAGED PROPERTY NAME (AS   CUT-OFF DATE   MORTGAGE   NON-TRUST LOANS OR        OR JUNIOR
  IDENTIFIED ON ANNEX A-1 TO     PRINCIPAL      POOL      SENIOR NON-TRUST      NON-TRUST LOAN
 THIS PROSPECTUS SUPPLEMENT)      BALANCE      BALANCE   LOAN COMPONENTS(1)      COMPONENTS(2)
----------------------------- -------------- ---------- -------------------- --------------------

   1. 200 Park Avenue(3)      $285,131,898       12.2%  $278,500,000(3)        $   51,236,204(3)
                                                        $285,131,898(3)
----------------------------- ------------       ----   --------------         ----------------
   2. Courtyard by Marriott
   Portfolio(4)               $177,900,000        7.6%  $121,500,000(4)        $   42,700,000(4)
                                                        $177,900,000(4)        $   30,000,000(4)
----------------------------- ------------       ----   --------------         ----------------
   3. Reckson Portfolio I     $122,850,000        5.2%         NAP             $   73,218,300
----------------------------- ------------       ----   --------------         ----------------
   4. 1166 Avenue of the
   Americas (5)               $116,000,000        4.9%  $241,560,000(5)        $  117,440,000(5)
----------------------------- ------------       ----   --------------         ----------------
   5. Mathilda Research
   Centre                     $110,000,000        4.7%         NAP             $   29,000,000
----------------------------- ------------       ----   --------------         ----------------
   6. Station Place I Pooled
   Portion(6)                 $ 40,360,000        1.7%  $141,373,394(6)             NAP
   Station Place I
   Non-Pooled Portion(6)      $ 63,000,000      NAP            NAP                  NAP
----------------------------- ------------      -----   --------------         ----------------
   7. Reckson Portfolio II    $ 31,032,268        1.3%         NAP             $   20,500,000
----------------------------- ------------      -----   --------------         ----------------
   8. Allen Central Market    $ 14,595,000        0.6%         NAP             $    1,133,308
----------------------------- ------------      -----   --------------         ----------------
   9. Gleneagles              $ 11,040,000        0.5%         NAP             $      839,303
----------------------------- ------------      -----   --------------         ----------------
  10. Murphy Crossing         $  7,785,000        0.3%         NAP             $      569,463
----------------------------- ------------      -----   --------------         ----------------

                            --------

                             (1)  Reflects pari passu non-trust mortgage loans
                                  and senior non-trust loan components that are,
                                  in general, entitled to payments of interest
                                  and principal on a pro rata and pari passu
                                  basis with the related underlying mortgage
                                  loan that is part of the subject loan
                                  combination (or, in the case of the Station
                                  Place I underlying mortgage loan, with the
                                  pooled portion thereof only), except to the
                                  extent described in footnotes (5) and (6),
                                  respectively, below where the related
                                  underlying mortgage loan may be entitled to
                                  prior payments of principal under certain
                                  circumstances.

                             (2)  Reflects subordinate non-trust mortgage loans
                                  and junior non-trust loan components that are,
                                  in general: (i) prior to the occurrence of
                                  certain material uncured events of default,
                                  entitled to monthly payments of principal and
                                  interest following monthly payments of
                                  principal and interest with respect to the
                                  related underlying mortgage loan in the
                                  subject loan combination; and (ii) following
                                  and during the continuance of certain material
                                  uncured events of default with respect to the
                                  subject loan combination (or, in the case of
                                  the 1166 Avenue of the Americas loan
                                  combination, upon a final recovery
                                  determination), entitled to payments of
                                  principal and interest only following payment
                                  of all accrued interest (other than default
                                  interest) and the total outstanding principal
                                  balance of the related underlying mortgage
                                  loan in the subject loan combination.

                             (3)  The 200 Park Avenue mortgage loan in the trust
                                  is one of three (3) mortgage loans comprising
                                  the 200 Park Avenue loan combination that
                                  includes: (a) the 200 Park Avenue underlying
                                  mortgage loan; (b) the 200 Park Avenue note A1
                                  non-trust mortgage loan, with a cut-off date
                                  principal balance of $329,736,204; and (c) the
                                  200 Park Avenue note A2 non-trust mortgage
                                  loan, with a cut-off date principal balance of
                                  $285,131,898. The 200 Park Avenue note A1
                                  non-trust mortgage loan is comprised of two
                                  loan components with differing payment
                                  priorities, referred to in this prospectus
                                  supplement as (i) the 200 Park Avenue note A1
                                  senior non-trust mortgage loan component, with
                                  a cut-off date principal balance of
                                  $278,500,000, which is, at all times, pari
                                  passu in right of payment with the 200 Park
                                  Avenue underlying mortgage loan and the 200
                                  Park Avenue note A2 non-trust mortgage loan,
                                  and (ii) the 200 Park Avenue note A1 junior
                                  non-trust mortgage loan component, with a
                                  cut-off date principal balance of $51,236,204,
                                  which is, during the continuance of certain
                                  material uncured events of default with
                                  respect to the 200 Park Avenue loan
                                  combination, subordinate in right of payment
                                  to the 200 Park Avenue underlying mortgage
                                  loan, the 200 Park Avenue note A1 senior
                                  non-trust mortgage loan component and the 200
                                  Park Avenue note A2 non-trust mortgage loan.
                                  The 200 Park Avenue note A2 non-trust mortgage
                                  loan is, at all times, pari passu in right of
                                  payment with the 200 Park Avenue underlying
                                  mortgage loan and the 200 Park Avenue note A1
                                  senior non-trust mortgage loan component. The
                                  aggregate cut-off date principal balance of
                                  the entire 200 Park Avenue loan combination is
                                  $900,000,000.

                                      S-17

                             (4)  The Courtyard by Marriott Portfolio mortgage
                                  loan in the trust is one of four (4) mortgage
                                  loans comprising the Courtyard by Marriott
                                  Portfolio loan combination that includes: (a)
                                  the Courtyard by Marriott Portfolio underlying
                                  mortgage loan; (b) the Courtyard by Marriott
                                  Portfolio note A1 non-trust mortgage loan,
                                  with a cut-off date principal balance of
                                  $164,200,000; (c) the Courtyard by Marriott
                                  Portfolio note A2 non-trust mortgage loan,
                                  with an original principal balance of
                                  $177,900,000; and (d) the Courtyard by
                                  Marriott Portfolio note B non-trust mortgage
                                  loan, with a cut-off date principal balance of
                                  $30,000,000. The Courtyard by Marriott
                                  Portfolio note A1 non-trust mortgage loan is
                                  comprised of two loan components with
                                  differing payment priorities, referred to in
                                  this prospectus supplement as (i) the
                                  Courtyard by Marriott Portfolio note A1 senior
                                  non-trust mortgage loan component, with a
                                  cut-off date principal balance of
                                  $121,500,000, which is, at all times, pari
                                  passu in right of payment with the Courtyard
                                  by Marriott Portfolio underlying mortgage loan
                                  and the Courtyard by Marriott Portfolio note
                                  A2 non-trust mortgage loan, and (ii) the
                                  Courtyard by Marriott Portfolio note A1 junior
                                  non-trust mortgage loan component, with a
                                  cut-off date principal balance of $42,700,000,
                                  which is, during the continuance of certain
                                  material uncured events of default with
                                  respect to the Courtyard by Marriott Portfolio
                                  loan combination, subordinate in right of
                                  payment to the Courtyard by Marriott Portfolio
                                  underlying mortgage loan, the Courtyard by
                                  Marriott Portfolio note A1 senior non-trust
                                  mortgage loan component and the Courtyard by
                                  Marriott Portfolio note A2 non-trust mortgage
                                  loan. The Courtyard by Marriott Portfolio note
                                  A2 non-trust mortgage loan is, at all times,
                                  pari passu in right of payment with the
                                  Courtyard by Marriott Portfolio underlying
                                  mortgage loan and the Courtyard by Marriott
                                  Portfolio note A1 senior non-trust mortgage
                                  loan component. The Courtyard by Marriott
                                  Portfolio note B non-trust mortgage loan is,
                                  following and during the continuance of
                                  certain material uncured events of default
                                  with respect to the Courtyard by Marriott
                                  Portfolio loan combination, subordinate in
                                  right of payment to the Courtyard by Marriott
                                  Portfolio underlying mortgage loan, the entire
                                  Courtyard by Marriott Portfolio note A1
                                  non-trust mortgage loan and the Courtyard by
                                  Marriott Portfolio note A2 non-trust mortgage
                                  loan. The aggregate cut-off date principal
                                  balance of the entire Courtyard by Marriott
                                  Portfolio loan combination is $550,000,000.

                             (5)  The 1166 Avenue of the Americas mortgage loan
                                  in the trust is one of two (2) mortgage loans
                                  comprising the 1166 Avenue of the Americas
                                  loan combination that includes: (a) the 1166
                                  Avenue of the Americas underlying mortgage
                                  loan; and (b) the 1166 Avenue of the Americas
                                  non-trust mortgage loan, with a cut-off date
                                  principal balance of $359,000,000. The 1166
                                  Avenue of the Americas non-trust mortgage loan
                                  is comprised of three senior loan components
                                  and seven subordinate loan components with
                                  differing payment priorities. The three 1166
                                  Avenue of the Americas senior non-trust
                                  mortgage loan components have an aggregate
                                  cut-off date balance of $241,560,000; and,
                                  during the continuance of certain uncured
                                  events of default that cause the 1166 Avenue
                                  of the Americas loan combination to be
                                  specially serviced, the 1166 Avenue of the
                                  Americas senior non-trust mortgage loan
                                  components will be pari passu in right of
                                  payment with the 1166 Avenue of the Americas
                                  underlying mortgage loan (although, in the
                                  absence of such an event of default, principal
                                  payments will be applied first to reduce the
                                  principal balance of the 1166 Avenue of the
                                  Americas underlying mortgage loan to zero
                                  before being applied to the 1166 Avenue of the
                                  Americas senior non-trust mortgage loan
                                  components). The seven 1166 Avenue of the
                                  Americas subordinate non-trust mortgage loan
                                  components have an aggregate cut-off date
                                  principal balance of $117,440,000 and are
                                  generally subordinate in right of payment to
                                  the 1166 Avenue of the Americas underlying
                                  mortgage loan and the three 1166 Avenue of the
                                  Americas senior non-trust mortgage loan
                                  components. The aggregate cut-off date
                                  principal balance of the entire 1166 Avenue of
                                  the Americas loan combination is $475,000,000.

                             (6)  The Station Place I underlying mortgage loan
                                  is one of two (2) mortgage loans comprising
                                  the Station Place I loan combination that
                                  includes: (a) the Station Place I underlying
                                  mortgage loan; and (b) the Station Place I
                                  non-trust mortgage loan, with a cut-off date
                                  principal balance of $141,373,394, which is
                                  pari passu in right of payments of interest
                                  with the pooled portion of the Station Place I
                                  underlying mortgage loan. The Station Place I
                                  underlying mortgage loan, which has an
                                  aggregate principal balance of $103,360,000,
                                  consists of (i) the Station Place I pooled
                                  portion, with a cut-off date principal balance
                                  of 40,360,000 and (ii) the Station Place I
                                  non-pooled portion, with a cut-off date
                                  principal balance of 63,000,000, which
                                  non-pooled portion is generally subordinate in
                                  right of payment of principal to both (i) the
                                  pooled portion of the Station Place I
                                  underlying mortgage loan and (ii) the Station
                                  Place I non-trust mortgage loan. The aggregate
                                  cut-off date principal balance of the entire
                                  Station Place I loan combination is
                                  $244,733,394.

                             Except as provided below under "--200 Park Avenue
                             and Courtyard by Marriott Portfolio Mortgagee of
                             Record, Master Servicer and Special Servicer" and
                             "--1166 Avenue of the Americas Mortgagee of Record,
                             Master Servicer and Special Servicer," each of the
                             of the loan combinations will be serviced under the
                             series 2005-C7 pooling and servicing agreement by
                             the master servicer and the

                                      S-18

                             special servicer thereunder. Pursuant to one or
                             more co-lender or similar agreements with respect
                             to each of the loan combinations, the holder of a
                             particular non-trust mortgage loan, or a group of
                             holders of non-trust mortgage loans in the subject
                             loan combination (acting together), may be granted
                             various rights and powers, subject to certain
                             limitations, including (a) cure rights with respect
                             to the underlying mortgage loan in that loan
                             combination, (b) a purchase option with respect to
                             the underlying mortgage loan in that loan
                             combination, (c) the right to advise, direct and/or
                             consult with the applicable servicer regarding
                             various servicing matters, including certain
                             modifications, affecting that loan combination
                             and/or (d) the right to replace the special
                             servicer with respect to that loan combination. In
                             some cases, those rights and powers may be
                             assignable or may be exercised through a
                             representative or designee.

                             See "Description of the Mortgage Pool--Loan
                             Combinations" in this prospectus supplement for a
                             more detailed description, with respect to each
                             loan combination, of the related co-lender
                             arrangement and the priority of payments among the
                             mortgage loans comprising such loan combination.
                             Also, see "Servicing Under the Series 2005-C7
                             Pooling and Servicing Agreement--The Series 2005-C7
                             Controlling Class Representative, the Loan-Specific
                             Class Representatives and the Serviced Non-Trust
                             Loan Noteholders," "Servicing of the 200 Park
                             Avenue Loan Combination and the Courtyard by
                             Marriott Portfolio Loan Combination" and "Servicing
                             of the 1166 Avenue of the Americas Loan
                             Combination" in this prospectus supplement for a
                             more detailed description of certain of the
                             foregoing rights of the respective non-trust
                             mortgage loan noteholders. See also "Risk
                             Factors--Risks Related to the Underlying Mortgage
                             Loans--The Underlying Mortgage Loans Have a Variety
                             of Characteristics Which May Expose Investors to
                             Greater Risk of Default and Loss--Some of the
                             Mortgaged Real Properties Are or May Be Encumbered
                             by Additional Debt and the Ownership Interests in
                             Some Borrowers Have Been or May Be Pledged to
                             Secure Debt Which, in Either Case, May Reduce the
                             Cash Flow Available to the Subject Mortgaged Real
                             Property" in this prospectus supplement.

200 PARK AVENUE AND
   COURTYARD BY MARRIOTT
   PORTFOLIO MORTGAGEE OF
   RECORD, MASTER SERVICER
   AND SPECIAL SERVICER...   The (a) entire 200 Park Avenue loan combination
                             (including the 200 Park Avenue underlying mortgage
                             loan) and (b) the entire Courtyard by Marriott
                             Portfolio loan combination (including the Courtyard
                             by Marriott Portfolio underlying mortgage loan) are
                             currently being -- and, upon issuance of the series
                             2005-C7 certificates, will continue to be --
                             serviced and administered pursuant to the series
                             2005-C3 pooling and servicing agreement relating to
                             the LB-UBS Commercial Mortgage Trust 2005-C3,
                             Commercial Mortgage Pass-Through Certificates,
                             Series 2005-C3 commercial mortgage securitization,
                             which provides for servicing arrangements that are
                             similar but not identical to those under the series
                             2005-C7 pooling and servicing agreement. In that
                             regard--

                             o    LaSalle Bank National Association is the
                                  trustee under the series 2005-C3 pooling and
                                  servicing agreement and will, in that
                                  capacity, be the mortgagee of record with
                                  respect to the entire 200 Park Avenue loan
                                  combination and the entire Courtyard by
                                  Marriott Portfolio loan combination;

                             o    Wells Fargo Bank, National Association is the
                                  master servicer under the series 2005-C3
                                  pooling and servicing agreement and will, in
                                  that capacity, be

                                      S-19

                                  the initial master servicer for both the
                                  entire 200 Park Avenue loan combination and
                                  the entire Courtyard by Marriott Portfolio
                                  loan combination, subject to replacement
                                  pursuant to the terms of the series 2005-C3
                                  pooling and servicing agreement; and

                             o    J.E. Robert Company, Inc. is the special
                                  servicer under the series 2005-C3 pooling and
                                  servicing agreement and will, in that
                                  capacity, be the initial special servicer for
                                  both the entire 200 Park Avenue loan
                                  combination and the entire Courtyard by
                                  Marriott Portfolio loan combination, subject
                                  to replacement pursuant to the terms of the
                                  series 2005-C3 pooling and servicing
                                  agreement, including, without cause (a) by the
                                  holders of a majority interest in a designated
                                  controlling class of series 2005-C3
                                  certificates, (b) as special servicer with
                                  respect to the related loan combination only,
                                  if and for so long as the total unpaid
                                  principal balance of the junior non-trust loan
                                  component of the 200 Park Avenue note A1
                                  non-trust mortgage loan or the junior
                                  non-trust loan component of the Courtyard by
                                  Marriott Portfolio note A1 non-trust mortgage
                                  loan, as the case may be, in each case net of
                                  any appraisal reduction amount with respect to
                                  the subject loan combination allocable under
                                  the series 2005-C3 pooling and servicing
                                  agreement to such junior non-trust loan
                                  component, is greater than, or equal to, 27.5%
                                  of the original principal balance of such
                                  junior non-trust loan component, then also by
                                  the holders of a majority interest in those
                                  classes of series 2005-C3 certificates
                                  representing an interest in that junior
                                  non-trust loan component, and (c) as special
                                  servicer with respect to the Courtyard by
                                  Marriott Portfolio loan combination only, if
                                  and for so long as the total unpaid principal
                                  balance of the Courtyard by Marriott Portfolio
                                  note B non-trust mortgage loan, net of any
                                  appraisal reduction amount with respect to the
                                  Courtyard by Marriott Portfolio loan
                                  combination allocable under the series 2005-C3
                                  pooling and servicing agreement to the
                                  Courtyard by Marriott Portfolio note B
                                  non-trust mortgage loan, is equal to, or
                                  greater than, 27.5% of the original principal
                                  balance of the Courtyard by Marriott Portfolio
                                  note B non-trust mortgage loan, then by the
                                  holder of the Courtyard by Marriott Portfolio
                                  note B non-trust mortgage loan.

                             We further discuss appraisal reduction amounts and
                             the allocation thereof under "--Description of the
                             Offered Certificates--Advances of Delinquent
                             Monthly Debt Service Payments" below.

                             Notwithstanding the foregoing, references in this
                             prospectus supplement to the trustee, master
                             servicer and special servicer will mean the
                             trustee, master servicer and special servicer,
                             respectively, under the series 2005-C7 pooling and
                             servicing agreement unless the context clearly
                             indicates otherwise.

1166 AVENUE OF THE
   AMERICAS MORTGAGEE OF
   RECORD, MASTER SERVICER
   AND SPECIAL SERVICER...   The entire 1166 Avenue of the Americas loan
                             combination (including the 1166 Avenue of the
                             Americas underlying mortgage loan) is currently
                             being -- and, upon issuance of the series 2005-C7
                             certificates, will continue to be -- serviced and
                             administered pursuant to the series 2005-C6 trust
                             and servicing agreement relating to the 1166 Avenue
                             of the Americas Trust II, Commercial Mortgage
                             Pass-Through Certificates, Series 2005-C6
                             commercial mortgage securitization, which provides
                             for servicing arrangements that are similar but not
                             identical to those under the series 2005-C7 pooling
                             and servicing agreement. In that regard--

                                      S-20

                             o    LaSalle Bank National Association is the
                                  trustee under the series 2005-C6 trust and
                                  servicing agreement and will, in that
                                  capacity, be the mortgagee of record with
                                  respect to the entire 1166 Avenue of the
                                  Americas loan combination;

                             o    Wachovia Bank, National Association is the
                                  master servicer under the series 2005-C6 trust
                                  and servicing agreement and will, in that
                                  capacity, be the initial master servicer for
                                  the entire 1166 Avenue of the Americas loan
                                  combination, subject to replacement pursuant
                                  to the terms of the series 2005-C6 trust and
                                  servicing agreement; and

                             o    Wachovia Bank, National Association is the
                                  special servicer under the series 2005-C6
                                  trust and servicing agreement and will, in
                                  that capacity, be the initial special servicer
                                  for the entire 1166 Avenue of the Americas
                                  loan combination, subject to replacement
                                  pursuant to the terms of the series 2005-C6
                                  trust and servicing agreement, including, (i)
                                  with cause, by certain specified parties under
                                  the series 2005-C6 trust and servicing
                                  agreement, and (ii) without cause, by the
                                  holder of the 1166 Avenue of the Americas
                                  underlying mortgage loan or its designee
                                  (which designee, pursuant to the series
                                  2005-C7 pooling and servicing agreement, will
                                  be the series 2005-C7 controlling class
                                  representative) in connection with its
                                  one-time right to terminate and replace the
                                  series 2005-C6 special servicer.

                             Notwithstanding the foregoing, references in this
                             prospectus supplement to the trustee, master
                             servicer and special servicer will mean the
                             trustee, master servicer and special servicer,
                             respectively, under the series 2005-C7 pooling and
                             servicing agreement unless the context clearly
                             indicates otherwise.

CONTROLLING CLASS OF
   SERIES 2005-C7
   CERTIFICATEHOLDERS AND
   THE SERIES 2005-C7
   CONTROLLING CLASS
   REPRESENTATIVE.........   The holders or beneficial owners of certificates
                             representing a majority interest in a designated
                             controlling class of the series 2005-C7
                             certificates will have the right, subject to the
                             conditions described under "Servicing Under the
                             Series 2005-C7 Pooling and Servicing Agreement--The
                             Series 2005-C7 Controlling Class Representative,
                             the Loan-Specific Class Representatives and the
                             Serviced Non-Trust Loan Noteholders" and
                             "--Replacement of the Special Servicer" in this
                             prospectus supplement, to--

                             o    replace the existing special servicer under
                                  the series 2005-C7 pooling and servicing
                                  agreement, with or without cause, or any such
                                  special servicer that has resigned, been
                                  terminated or otherwise ceased to serve in
                                  that capacity, subject to the corresponding
                                  rights, if any, of the class CM representative
                                  (or other controlling parties) with respect to
                                  the Cherryvale Mall underlying mortgage loan,
                                  of the class SP representative (or other
                                  controlling parties) with respect to the
                                  Station Place I loan combination or of a
                                  related non-trust mortgage loan noteholder or
                                  its representative with respect to any
                                  particular loan combination serviced under the
                                  series 2005-C7 pooling and servicing
                                  agreement, and

                             o    select a representative that, subject to
                                  certain limitations, may direct and advise the
                                  master servicer and/or the special servicer,
                                  as applicable, regarding various servicing
                                  matters with respect to the underlying
                                  mortgage loans (exclusive of the outside
                                  serviced underlying mortgage loans) under the

                                      S-21

                                  series 2005-C7 pooling and servicing
                                  agreement, subject to the corresponding rights
                                  of the class CM representative (or other
                                  controlling parties) with respect to the
                                  Cherryvale Mall underlying mortgage loan, of
                                  the class SP representative (or other
                                  controlling parties) with respect to the
                                  Station Place I loan combination or of a
                                  related non-trust mortgage loan noteholder or
                                  its representative with respect to any
                                  particular loan combination serviced under the
                                  series 2005-C7 pooling and servicing
                                  agreement.

                             Unless there are significant losses on the
                             underlying mortgage loans, the controlling class of
                             series 2005-C7 certificateholders will be the
                             holders of a non-offered class of series 2005-C7
                             certificates. The series 2005-C7 controlling class
                             certificateholders will not have any rights to
                             replace -- or, except under very limited and
                             unlikely circumstances, select a representative
                             that may direct -- the special servicer under the
                             applicable servicing agreement with respect to any
                             outside serviced underlying mortgage loan (although
                             the series 2005-C7 controlling class representative
                             will have a one-time right to replace the series
                             2005-C6 special servicer with respect to the 1166
                             Avenue of the Americas loan combination).

CLASS CM REPRESENTATIVE...   The class CM representative, will, in general, be
                             designated by the holders or beneficial owners of
                             class CM principal balance certificates
                             representing a majority of the voting rights
                             evidenced by all of the class CM principal balance
                             certificates. As, and subject to the conditions,
                             described under "Servicing Under the Series 2005-C7
                             Pooling and Servicing Agreement--The Series 2005-C7
                             Controlling Class Representative, the Loan-Specific
                             Class Representatives and the Serviced Non-Trust
                             Loan Noteholders" and "--Replacement of the Special
                             Servicer" in this prospectus supplement, the class
                             CM representative will be entitled to exercise the
                             following rights:

                             o    following certain events, including the
                                  occurrence of a monetary event of default and
                                  the transfer to special servicing of the
                                  Cherryvale Mall underlying mortgage loan, the
                                  class CM representative may purchase the
                                  Cherryvale Mall underlying mortgage loan from
                                  the trust fund;

                             o    the class CM representative may cure certain
                                  events of default that occur with respect to
                                  the Cherryvale Mall underlying mortgage loan;
                                  and

                             o    if and for so long as the unpaid principal
                                  balance of the non-pooled portion of the
                                  Cherryvale Mall underlying mortgage loan, net
                                  of any appraisal reduction amount (as
                                  discussed under "--Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" below) with respect to
                                  the Cherryvale Mall underlying mortgage loan,
                                  is greater than, or equal to, 25% of the
                                  original principal balance of the non-pooled
                                  portion of the Cherryvale Mall underlying
                                  mortgage loan, the class CM representative
                                  may, subject to certain limitations, direct
                                  and advise the special servicer with respect
                                  to various servicing matters regarding, and
                                  replace the special servicer solely with
                                  respect to, the Cherryvale Mall underlying
                                  mortgage loan.

CLASS SP REPRESENTATIVE...   The class SP representative will, in general, be
                             designated by the holders or beneficial owners of
                             class SP principal balance certificates
                             representing a majority of the voting rights
                             evidenced by all of the class SP principal balance
                             certificates. As, and subject to the conditions,
                             discussed under "Servicing of the

                                      S-22

                             Underlying Mortgage Loans--The Series 2005-C7
                             Controlling Class Representative, The Loan-Specific
                             Class Representatives and the Non-Trust Loan
                             Noteholders" and "--Replacement of the Special
                             Servicer" in this prospectus supplement, the class
                             SP representative will be entitled to exercise the
                             following rights:

                             o    following certain events, including the
                                  occurrence of a monetary event of default and
                                  the transfer to special servicing of the
                                  Station Place I underlying mortgage loan, the
                                  class SP representative may purchase the
                                  Station Place I underlying mortgage loan from
                                  the trust fund, together with the Station
                                  Place I non-trust loan, at an aggregate par
                                  purchase price;

                             o    the class SP representative may cure certain
                                  events of default that occur with respect to
                                  the Station Place I loan combination; and

                             o    if and for so long as the unpaid principal
                                  balance of the non-pooled portion of the
                                  Station Place I underlying mortgage loan, net
                                  of any appraisal reduction amount (as
                                  discussed under "--Description of the Offered
                                  Certificates--Advances of Delinquent Monthly
                                  Debt Service Payments" below) with respect to
                                  the Station Place I loan combination, is
                                  greater than, or equal to, 25% of the original
                                  principal balance of the non-pooled portion of
                                  the Station Place I underlying mortgage loan,
                                  the class SP representative may, subject to
                                  certain limitations, direct and advise the
                                  special servicer with respect to various
                                  servicing matters regarding, or replace the
                                  special servicer with respect to, the Station
                                  Place I loan combination.

UNDERWRITERS..............   Lehman Brothers Inc. and UBS Securities LLC are the
                             underwriters with respect to the offered
                             certificates. In connection therewith--

                             o    Lehman Brothers Inc. is acting as co-lead
                                  manager and sole bookrunner, and

                             o    UBS Securities LLC is acting as co-lead
                                  manager.

                             Lehman Brothers Inc. is our affiliate and an
                             affiliate of one or more of the mortgage loan
                             sellers. UBS Securities LLC is an affiliate of
                             another mortgage loan seller. See "Method of
                             Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..............   Ten (10) mortgage loans that we intend to include
                             in the trust, representing 14.4% of the initial
                             mortgage pool balance, were originated after
                             October 11, 2005. The remainder of the underlying
                             mortgage loans were originated on or before October
                             11, 2005. Accordingly, references to "cut-off date"
                             in this prospectus supplement mean, individually
                             and collectively:

                             o    October 11, 2005, in the case of each
                                  underlying mortgage loan originated on or
                                  before that date; and

                             o    the related date of origination, in the case
                                  of the underlying mortgage loans originated
                                  after October 11, 2005.

                             All payments and collections received on each
                             underlying mortgage loan after its cut-off date,
                             excluding any payments or collections that
                             represent amounts due on or before that cut-off
                             date, will belong to the trust.

                                      S-23

ISSUE DATE...............   The date of initial issuance for the offered
                            certificates will be on or about November 4, 2005.

DISTRIBUTION DATE........   Payments on the offered certificates are scheduled
                            to occur monthly, commencing in November 2005.
                            During any given month, the distribution date will
                            be the fourth business day following the 11th
                            calendar day of that month or, if that 11th calendar
                            day is not a business day, then the fifth business
                            day following that 11th calendar day.

RECORD DATE..............   The record date for each monthly payment on an
                            offered certificate will be the last business day of
                            the prior calendar month, except that the first
                            record date will be the date of initial issuance of
                            the offered certificates. The registered holders of
                            the series 2005-C7 certificates at the close of
                            business on each record date will be entitled to
                            receive, on the following distribution date, any
                            payments on those certificates, except that the last
                            payment on any offered certificate will be made only
                            upon presentation and surrender of the certificate.

COLLECTION PERIOD........   Amounts available for payment on the offered
                            certificates on any distribution date will depend on
                            the payments and other collections received, and any
                            advances of payments due, on the underlying mortgage
                            loans during the related collection period. In
                            general, each collection period--

                            o    will relate to a particular distribution date,

                            o    will be approximately one month long,

                            o    will begin immediately after the prior
                                 collection period ends or, in the case of the
                                 first collection period, will begin on the day
                                 following the cut-off date, and

                            o    will end on a specified day of the same
                                 calendar month in which the subject
                                 distribution date occurs or, if that specified
                                 day is not a business day, then on the
                                 immediately following business day.

                            However, the collection period for any distribution
                            date for four (4) of the underlying mortgage loans
                            may differ from the collection period with respect
                            to the rest of the mortgage pool for that
                            distribution date. Accordingly, there may be
                            multiple collection periods with respect to each
                            distribution date--

                            o    a collection period with respect to the 200
                                 Park Avenue underlying mortgage loan,

                            o    a collection period with respect to the
                                 Courtyard by Marriott Portfolio underlying
                                 mortgage loan,

                            o    a collection period with respect to the 1166
                                 Avenue of the Americas underlying mortgage
                                 loan,

                            o    a collection period with respect to the Station
                                 Place I underlying mortgage loan, and

                            o    a collection period with respect to the rest of
                                 the mortgage pool,

                            which multiple collection periods will not
                            necessarily coincide with each other. Unless the
                            context clearly indicates otherwise, references in
                            any other portion of this prospectus supplement to
                            "collection period" will mean, individually and

                                      S-24

                            collectively, as applicable, the foregoing five
                            collection periods for the subject distribution
                            date.

INTEREST ACCRUAL PERIOD..   The amount of interest payable with respect to the
                            offered certificates on any distribution date will
                            be a function of the interest accrued during the
                            related interest accrual period. The interest
                            accrual period for the offered certificates for any
                            distribution date will be the period commencing on
                            the 11th day of the month preceding the month in
                            which that distribution date occurs and ending on
                            the 10th day of the month in which that distribution
                            date occurs.

                            Because of the timing of their origination in
                            October 2005 or for other reasons, ten (10)
                            underlying mortgage loans, representing 14.4% of
                            the initial mortgage pool balance, do not provide
                            for the payment of a full month's interest in
                            November 2005. In connection therewith, the related
                            mortgage loan seller will supplement any amounts
                            payable by the related borrower in November 2005,
                            such that the trust will receive, in November 2005,
                            a full month's interest with respect to those
                            mortgage loans. For purposes of determining
                            distributions on the series 2005-C7 certificates,
                            each of those supplemental payments should be
                            considered a payment by the related borrower.
RATED FINAL
 DISTRIBUTION DATE.......   The rated final distribution dates for the
                            respective classes of the offered certificates with
                            principal balances are as follows:

                            o    for the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates, the distribution date in November
                                 2030; and

                            o    for the class A-M, A-J, B, C, D, E and F
                                 certificates, the distribution date in November
                                 2040.

                            See "Ratings" in this prospectus supplement.
ASSUMED FINAL
 DISTRIBUTION DATE.......   With respect to any class of offered certificates,
                            the assumed final distribution date is the
                            distribution date on which the holders of those
                            certificates would be expected to receive their last
                            payment and the total principal balance or notional
                            amount, as applicable, of those certificates would
                            be expected to be reduced to zero, based upon--

                            o    the assumption that each borrower timely makes
                                 all payments on its underlying mortgage loan;

                            o    the assumption that no borrower otherwise
                                 prepays its underlying mortgage loan prior to
                                 stated maturity; and

                            o    the other modeling assumptions referred to
                                 under "Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

                                      S-25

                            Accordingly, the assumed final distribution date
                            for each class of offered certificates is the
                            distribution date in the calendar month and year
                            set forth below for that class:

                                                     MONTH AND YEAR OF
                                                       ASSUMED FINAL
                                       CLASS         DISTRIBUTION DATE
                                 ----------------   ------------------
                                   A-1 ..........       July 2010
                                   A-2 ..........     November 2010
                                   A-3 ..........     December 2012
                                   A-AB .........      October 2014
                                   A-4 ..........      August 2015
                                   A-1A .........     September 2015
                                   A-M ..........      October 2015
                                   A-J ..........     November 2015
                                   B ............     November 2015
                                   C ............     November 2015
                                   D ............     November 2015
                                   E ............     November 2015
                                   F ............     November 2015
                                   X-CP .........      October 2012

                    DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS.........   We intend to deliver the offered certificates in
                            book-entry form in original denominations of $10,000
                            initial principal balance -- or, solely in the case
                            of the class X-CP certificates, $250,000 initial
                            notional amount -- and in any greater whole dollar
                            denominations.

                            You will initially hold your offered certificates,
                            directly or indirectly, through The Depository
                            Trust Company, and they will be registered in the
                            name of Cede & Co. as nominee for The Depository
                            Trust Company. As a result, you will not receive a
                            fully registered physical certificate representing
                            your interest in any offered certificate, except
                            under the limited circumstances described under
                            "Description of the Offered
                            Certificates--Registration and Denominations" in
                            this prospectus supplement and under "Description
                            of the Certificates--Book-Entry Registration" in
                            the accompanying prospectus.

PAYMENTS.................

A. GENERAL...............   For purposes of allocating payments on certain
                            classes of the offered certificates, the mortgage
                            pool will be divided into:

                            o    a loan group no. 1 consisting of all of the
                                 underlying mortgage loans that are secured by
                                 property types other than multifamily and
                                 mobile home park, together with 12 underlying
                                 mortgage loans that are secured by multifamily
                                 and mobile home park properties; and

                            o    a loan group no. 2 consisting of all but 12 of
                                 the underlying mortgage loans that are secured
                                 by multifamily and mobile home park properties.

                            Loan group no. 1 will contain a total of 113
                            underlying mortgage loans that represent 92.7% of
                            the initial mortgage pool balance, and loan group
                            no. 2 will contain a total of 22 underlying
                            mortgage loans that represent 7.3% of the initial
                            mortgage pool balance.

                                      S-26

                            The trustee will make payments of interest and,
                            except in the case of the class X-CL and X-CP
                            certificates, principal to the following classes of
                            series 2005-C7 certificateholders, sequentially as
                            follows:

                              PAYMENT ORDER              CLASS
                            ----------------- --------------------------
                              1st ...........  A-1, A-2, A-3, A-AB, A-4,
                                                  A-1A, X-CL and X-CP
                              2nd ...........             A-M
                              3rd ...........             A-J
                              4th ...........              B
                              5th ...........              C
                              6th ...........              D
                              7th ...........              E
                              8th ...........              F
                              9th ...........              G
                              10th ..........              H
                              11th ..........              J
                              12th ..........              K
                              13th ..........              L
                              14th ..........              M
                              15th ..........              N
                              16th ..........              P
                              17th ..........              Q
                              18th ..........              S
                              19th ..........              T

                            Amounts allocable as interest and principal with
                            respect to the non-trust mortgage loans and the
                            split mortgage loan non-pooled portions will not be
                            available to make payments of interest and/or
                            principal with respect to the classes of series
                            2005-C7 certificates listed in the foregoing table.

                            Interest payments with respect to the class A-1,
                            A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP
                            certificates are to be made concurrently:

                            o    in the case of the class A-1, A-2, A-3, A-AB
                                 and A-4 certificates, on a pro rata basis in
                                 accordance with the respective interest
                                 entitlements evidenced by those classes of
                                 series 2005-C7 certificates, from available
                                 funds attributable to loan group no. 1;

                            o    in the case of the class A-1A certificates,
                                 from available funds attributable to loan group
                                 no. 2; and

                            o    in the case of the class X-CP and X-CL
                                 certificates, on a pro rata basis in accordance
                                 with the respective interest entitlements
                                 evidenced by those classes of series 2005-C7
                                 certificates, from available funds attributable
                                 to loan group no. 1 and/or loan group no. 2;

                            provided that, if the foregoing would result in a
                            shortfall in the interest payment on any of the
                            class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and/or
                            X-CP certificates, then payments of interest will
                            be made on those classes of series 2005-C7
                            certificates, on a pro rata basis in accordance
                            with the respective interest entitlements evidenced
                            thereby, from available funds attributable to the
                            entire mortgage pool; and provided, further, that
                            the "available funds" referred to

                                      S-27

                            above in this sentence do not include amounts
                            attributable to any non-trust mortgage loan or
                            split mortgage loan non-pooled portion.

                            The class R-I, R-II and R-III certificates do not
                            bear interest and do not entitle their respective
                            holders to payments of interest.

                            The allocation of principal payments among the A-1,
                            A-2, A-3, A-AB, A-4 and A-1A classes is described
                            under "--Payments--Payments of Principal" below.
                            The class X-CL, X-CP, R-I, R-II and R-III
                            certificates do not have principal balances and do
                            not entitle their respective holders to payments of
                            principal.

                            The trustee will make payments of interest and
                            principal with respect to the series 2005-C7
                            loan-specific certificates relating to a particular
                            underlying split mortgage loan, as described under
                            "Description of the Mortgage Pool--Split Mortgage
                            Loans" and "Description of the Offered
                            Certificates--Payments-- Payments on the
                            Loan-Specific Certificates" in this prospectus
                            supplement, solely out of payments and other
                            collections allocable to the non-pooled portion of
                            that underlying mortgage loan. In that regard--

                            o    the class CM principal balance certificates
                                 will represent a right to receive, out of
                                 payments (or advances in lieu thereof) and
                                 other collections on the Cherryvale Mall
                                 underlying mortgage loan that are allocable (on
                                 a subordinated basis) to the non-pooled portion
                                 of that mortgage loan, monthly payments of
                                 interest at the respective pass-through rates
                                 for those classes and, following payment in
                                 full of all principal due with respect to the
                                 pooled portion of the Cherryvale Mall
                                 underlying mortgage loan, all scheduled
                                 payments of principal (or advances in lieu
                                 thereof) on, and other collections of
                                 previously unadvanced principal of, that
                                 mortgage loan; and

                            o    the class SP principal balance certificates
                                 will represent a right to receive, out of
                                 payments (or advances in lieu thereof) and
                                 other collections on the Station Place I
                                 underlying mortgage loan that are allocable (on
                                 a subordinated basis) to the non-pooled portion
                                 of that mortgage loan, (a) monthly payments of
                                 interest at the respective pass-through rates
                                 for the subject classes of certificates,
                                 provided that, upon a final recovery
                                 determination with respect to the Station Place
                                 I loan combination, payments of interest will
                                 be allocable to the non-pooled portion of the
                                 Station Place I underlying mortgage loan only
                                 following payment in full of all accrued
                                 interest on, and the entire principal balance
                                 of, both the pooled portion of the Station
                                 Place I underlying mortgage loan and the
                                 Station Place I non-trust mortgage loan, and
                                 (b) all payments (or advances in lieu thereof)
                                 and other collections of principal on the
                                 Station Place I underlying mortgage loan that
                                 are allocable to the non-pooled portion of that
                                 mortgage loan, provided that there will be no
                                 allocation of principal to the non-pooled
                                 portion of the Station Place I underlying
                                 mortgage loan until payment in full of the
                                 entire principal balance of both the pooled
                                 portion of the Station Place I underlying
                                 mortgage loan and the Station Place I non-trust
                                 mortgage loan.

                            See "Description of the Mortgage Pool--Split
                            Mortgage Loans" and "--Loan Combinations--The
                            Station Place I Mortgage Loan--Priority of
                            Payments" and "Description of the Offered
                            Certificates--Payments--Payments on the
                            Loan-Specific Principal Balance Certificates" in
                            this prospectus supplement for a further
                            description of the payment priority with respect
                            to: (a) the pooled and non-pooled portions of the
                            Cherryvale Mall underlying mortgage loan and the
                            respective classes of the class CM principal
                            balance certificates; and (b) the

                                      S-28

                            Station Place I loan combination, the pooled and
                            non-pooled portions of the Station Place I
                            underlying mortgage loan and the respective classes
                            of the class SP principal balance certificates.

B. PAYMENTS OF INTEREST...  Each class of series 2005-C7 certificates (other than the class R-I, R-II and R-III certificates)
                            will bear interest. In each case, that interest will
                            accrue during each interest accrual period based
                            upon--

                            o    the pass-through rate applicable for the
                                 particular class of series 2005-C7 certificates
                                 for that interest accrual period,

                            o    the total principal balance or notional amount,
                                 as the case may be, of the particular class of
                                 series 2005-C7 certificates outstanding
                                 immediately prior to the related distribution
                                 date, and

                            o    either -- (a) except in the case of the class
                                 SP principal balance certificates, the
                                 assumption that each year consists of twelve
                                 30-day months, or (b) in the case of the class
                                 SP principal balance certificates, the actual
                                 number of days elapsed during any interest
                                 accrual period in a year assumed to consist of
                                 360 days.

                            The borrowers under the underlying mortgage loans
                            are generally prohibited from making whole or
                            partial voluntary prepayments that are not
                            accompanied by a full month's interest on the
                            prepayment. If, however, a whole or partial
                            voluntary prepayment (or, to the extent it results
                            from the receipt of insurance proceeds or a
                            condemnation award, a whole or partial involuntary
                            prepayment) on an underlying mortgage loan is not
                            accompanied by the amount of one full month's
                            interest on the prepayment, then, as and to the
                            extent described under "Description of the Offered
                            Certificates--Payments--Payments of Interest" in
                            this prospectus supplement, the resulting
                            shortfall, less--

                            o    the amount of the master servicing fee that
                                 would have been payable from that uncollected
                                 interest, and

                            o    in the case of a voluntary prepayment on a
                                 non-specially serviced mortgage loan, the
                                 applicable portion of the payment made by the
                                 master servicer to cover prepayment interest
                                 shortfalls resulting from the voluntary
                                 prepayments on non-specially serviced mortgage
                                 loans during the related collection period,

                            will be allocated to reduce the amount of accrued
                            interest otherwise payable to the holders of all of
                            the interest-bearing classes of the series 2005-C7
                            certificates, including the offered certificates,
                            but excluding the class CM and class SP principal
                            balance certificates, on a pro rata basis in
                            accordance with the respective amounts of interest
                            actually accrued on those classes during the
                            corresponding interest accrual period; provided
                            that--

                            o    any such resulting interest shortfall that is
                                 attributable to a prepayment of the non-pooled
                                 portion of the Cherryvale Mall underlying
                                 mortgage loan would be allocated to reduce the
                                 amount of accrued interest otherwise payable to
                                 the holders of the respective classes of the
                                 class CM principal balance certificates; and

                            o    any such resulting interest shortfall that is
                                 attributable to a prepayment of the non-pooled
                                 portion of the Station Place I underlying
                                 mortgage loan would be allocated to reduce the
                                 amount of accrued interest otherwise

                                      S-29

                                 payable to the holders of the respective
                                 classes of the class SP principal balance
                                 certificates.

                            On each distribution date, subject to available
                            funds and the payment priority described under
                            "--Payments--General" above, you will be entitled
                            to receive your proportionate share of all unpaid
                            distributable interest accrued with respect to your
                            class of offered certificates through the end of
                            the related interest accrual period.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Interest" and
                            "--Payments--Priority of Payments" in this
                            prospectus supplement.
C. PAYMENTS OF
   PRINCIPAL.............   Subject to available funds and the payment priority
                            described under "--Payments --General" above, the
                            holders of each class of offered certificates, other
                            than the class X-CP certificates, will be entitled
                            to receive a total amount of principal over time
                            equal to the total principal balance of their
                            particular class.

                            The trustee is required to make payments of
                            principal to the holders of the various classes of
                            the series 2005-C7 principal balance certificates
                            and other collections of principal that are to be
                            distributed were received and/or made with respect
                            to underlying mortgage loans in loan group no. 1 or
                            underlying mortgage loans in loan group no. 2, such
                            that:

                            o    no payments of principal will be made to the
                                 holders of any of the class G, H, J, K, L, M,
                                 N, P, Q, S and T certificates until the total
                                 principal balance of the offered certificates
                                 (exclusive of the class X-CP certificates) is
                                 reduced to zero;

                            o    no payments of principal will be made to the
                                 holders of the class A-J, B, C, D, E or F
                                 certificates until, in the case of each class
                                 of those offered certificates, the total
                                 principal balance of all more senior classes of
                                 offered certificates (exclusive of the class
                                 X-CP certificates) is reduced to zero;

                            o    no payments of principal will be made to the
                                 holders of the class A-M certificates until the
                                 total principal balance of the class A-1, A-2,
                                 A-3, A-AB, A-4 and A-1A certificates is reduced
                                 to zero;

                            o    except as described in the paragraph following
                                 these bullets, no payments of principal with
                                 respect to loan group no. 1 will be made to the
                                 holders of the class A-1A certificates until
                                 the total principal balance of the class A-1,
                                 A-2, A-3, A-AB and A-4 certificates is reduced
                                 to zero;

                            o    except as described in the paragraph following
                                 these bullets, no payments of principal with
                                 respect to loan group no. 2 will be made to the
                                 holders of the class A-1, A-2, A-3, A-AB and/or
                                 A-4 certificates until the total principal
                                 balance of the class A-1A certificates is
                                 reduced to zero;

                            o    on any given distribution date, except as
                                 described in the paragraph following these
                                 bullets, no payments of principal will be made
                                 to the holders of the class A-1, A-2, A-3, A-AB
                                 and/or A-4 certificates until the holders of
                                 the class A-1A certificates have received all
                                 payments of principal to which they are
                                 entitled on that distribution date with respect
                                 to loan group no. 2;

                            o    on any given distribution date, beginning with
                                 the distribution date in November 2010, except
                                 as described in the paragraph following these
                                 bullets, the total principal balance of the
                                 class A-AB certificates must be paid down to
                                 the applicable scheduled principal balance for
                                 that class set

                                      S-30

                                 forth on Annex F to this prospectus supplement
                                 before any payments of principal are made with
                                 respect to the class A-1, A-2, A-3 and/or A-4
                                 certificates;

                            o    except as described in the paragraph following
                                 these bullets, no payments of principal will be
                                 made to the holders of the class A-4
                                 certificates until the total principal balance
                                 of the class A-1, A-2, A-3 and A-AB
                                 certificates is reduced to zero, no payments of
                                 principal will be made to the holders of the
                                 class A-AB certificates (other than as
                                 described in the immediately preceding bullet)
                                 until the total principal balance of the class
                                 A-1, A-2 and A-3 certificates is reduced to
                                 zero, no payments of principal will be made to
                                 the holders of the class A-3 certificates until
                                 the total principal balance of the class A-1
                                 and A-2 certificates is reduced to zero, and no
                                 payments of principal will be made to the
                                 holders of the class A-2 certificates until the
                                 total principal balance of the class A-1
                                 certificates is reduced to zero;

                            o    no payments of principal will be made to the
                                 holders of the class CM principal balance
                                 certificates until the holders of the other
                                 classes of series 2005-C7 principal balance
                                 certificates have received payments of
                                 principal with respect to the Cherryvale Mall
                                 underlying mortgage loan equal to the unpaid
                                 principal balance of the pooled portion thereof
                                 as of the cut-off date; and

                            o    no payments of principal will be made to the
                                 holders of the class SP principal balance
                                 certificates until the holders of the other
                                 classes of series 2005-C7 principal balance
                                 certificates have received payments of
                                 principal with respect to the Station Place I
                                 underlying mortgage loan equal to the unpaid
                                 principal balance of the pooled portion thereof
                                 as of the cut-off date.

                            Because of losses on the underlying mortgage loans
                            and/or default-related or other unanticipated
                            expenses of the trust, the total principal balance
                            of the class A-M, A-J, B, C, D, E, F, G, H, J, K,
                            L, M, N, P, Q, S and T certificates could be
                            reduced to zero at a time when the class A-1, A-2,
                            A-3, A-AB, A-4 and A-1A certificates, or any two or
                            more classes of those certificates, remain
                            outstanding. Under those circumstances, any
                            payments of principal on the outstanding class A-1,
                            A-2, A-3, A-AB, A-4 and A-1A certificates will be
                            made among those classes of certificates on a pro
                            rata basis in accordance with their respective
                            total principal balances.

                            The total payments of principal to be made on the
                            series 2005-C7 principal balance certificates
                            (exclusive of the series 2005-C7 loan-specific
                            principal balance certificates) on any distribution
                            date will, in general, be a function of--

                            o    the amount of scheduled payments of principal
                                 due or, in some cases, deemed due on the
                                 underlying mortgage loans (or, in the case of
                                 an underlying split mortgage loan, on the
                                 related split mortgage loan pooled portion
                                 only) during the related collection period,
                                 which payments are either received as of the
                                 end of that collection period or advanced by
                                 the master servicer, the trustee or the fiscal
                                 agent; and

                            o    the amount of any prepayments and other
                                 unscheduled collections of previously
                                 unadvanced principal with respect to the
                                 underlying mortgage loans (or, in the case of
                                 an underlying split mortgage loan, on the
                                 related split mortgage loan pooled portion
                                 only) that are received during the related
                                 collection period.

                                      S-31

                            However, if the master servicer, the special
                            servicer, the trustee or the fiscal agent
                            reimburses itself out of general collections on the
                            mortgage pool for any advance that it has
                            determined is not recoverable out of collections on
                            the related underlying mortgage loan, then that
                            advance (together with accrued interest thereon)
                            will be deemed, to the fullest extent permitted, to
                            be reimbursed first out of payments and other
                            collections of principal otherwise distributable on
                            the series 2005-C7 principal balance certificates,
                            prior to being deemed reimbursed out of payments
                            and other collections of interest otherwise
                            distributable on the series 2005-C7 certificates.
                            In addition, if payments and other collections of
                            principal on the mortgage pool are applied to
                            reimburse, or pay interest on, any advance that is
                            determined to be nonrecoverable from collections on
                            the related underlying mortgage loan, as described
                            in the prior sentence, then that advance will be
                            reimbursed, and/or interest thereon will be paid,
                            first out of payments or other collections of
                            principal on the loan group (i.e., loan group no. 1
                            or loan group no. 2, as applicable) that includes
                            the subject underlying mortgage loan as to which
                            the advance was made, and prior to using payments
                            of other collections of principal on the other loan
                            group. Notwithstanding the foregoing, no amounts
                            otherwise distributable with respect to the class
                            SP certificates may be applied to reimburse, or pay
                            interest on, advances with respect to any
                            underlying mortgage loan other than the Station
                            Place I underlying mortgage loan, and no amounts
                            otherwise distributable with respect to the class
                            CM certificates may be applied to reimburse, or pay
                            interest on, advances with respect to any
                            underlying mortgage loan other than the Cherryvale
                            Mall underlying mortgage loan.

                            On any distribution date after the pooled portion
                            of the Cherryvale Mall underlying mortgage loan has
                            been paid down to zero, the holders of the class CM
                            principal balance certificates will be entitled to
                            receive an aggregate amount of principal payments
                            up to all payments and other collections of
                            principal with respect to the Cherryvale Mall
                            underlying mortgage loan received during the
                            related collection period.

                            On any distribution date after the pooled portion
                            of the Station Place I underlying mortgage loan has
                            been paid down to zero, the holders of the class SP
                            principal balance certificates will be entitled to
                            receive an aggregate amount of principal payments
                            up to all payments and other collections of
                            principal with respect to the Station Place I
                            underlying mortgage loan received during the
                            related collection period.

                            The class X-CL, X-CP, R-I, R-II and R-III
                            certificates do not have principal balances and do
                            not entitle their holders to payments of principal.

                            See "Description of the Offered
                            Certificates--Payments--Payments of Principal,"
                            "--Payments--Priority of Payments" and
                            "--Payments--Payments on the Loan-Specific
                            Principal Balance Certificates" in this prospectus
                            supplement.

D. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES...   If any prepayment premium or yield maintenance
                            charge is collected on any of the underlying
                            mortgage loans (exclusive of any prepayment premium
                            or yield maintenance charge collected with respect
                            to the split mortgage loan non-pooled portions),
                            then the trustee will pay that amount, net of any
                            liquidation fee or workout fee payable therefrom, in
                            the proportions described under "Description of the
                            Offered Certificates--Payments--Payments of
                            Prepayment Premiums and Yield Maintenance Charges"
                            in this prospectus supplement, to--

                                      S-32

                            o    the holders of the class X-CL certificates;

                            o    the holders of the class X-CP certificates;
                                 and/or

                            o    the holders of any of the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
                                 J and/or K certificates that are then entitled
                                 to receive any principal payments with respect
                                 to the loan group that includes the prepaid
                                 mortgage loan.

                            If any default prepayment consideration is
                            collected during any particular collection period
                            with respect to an underlying split mortgage loan,
                            then on the distribution date corresponding to that
                            collection period, the trustee will allocate that
                            prepayment consideration between the pooled portion
                            and the non-pooled portion thereof on a pro rata
                            basis in accordance with the respective amounts of
                            principal then being prepaid with respect to each
                            such portion. The portion of any prepayment
                            consideration allocable to the non-pooled portion
                            of the Cherryvale Mall underlying mortgage loan
                            will be distributed to the applicable holders of
                            the class CM principal balance certificates, and
                            the portion of any prepayment consideration
                            allocable to the non-pooled portion of the Station
                            Place I underlying mortgage loan will be
                            distributed to the applicable holders of the class
                            SP principal balance certificates.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES
   ON THE UNDERLYING
   MORTGAGE LOANS AND
   DEFAULT-RELATED AND
   OTHER UNANTICIPATED
   EXPENSES..............   Because of losses on the underlying mortgage loans
                            (including, for this purpose, advances that are
                            reimbursed out of general collections on the
                            mortgage pool because collections on the related
                            underlying mortgage loan are determined to be
                            insufficient to make such reimbursement) and/or
                            default-related and other unanticipated expenses of
                            the trust, the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal and exclusive of the split mortgage loan
                            non-pooled portions, may fall below the total
                            principal balance of the series 2005-C7 principal
                            balance certificates (exclusive of the series
                            2005-C7 loan-specific principal balance
                            certificates). If and to the extent that those
                            losses on the underlying mortgage loans and/or
                            expenses of the trust cause such a deficit to exist
                            following the payments made on the series 2005-C7
                            certificates on any distribution date, the total
                            principal balances of the following classes of
                            series 2005-C7 principal balance certificates will
                            be sequentially reduced, in the following order,
                            until that deficit is eliminated:

                                      S-33

                              REDUCTION ORDER             CLASS
                             ----------------- --------------------------
                               1st ...........              T
                               2nd ...........              S
                               3rd ...........              Q
                               4th ...........              P
                               5th ...........              N
                               6th ...........              M
                               7th ...........              L
                               8th ...........              K
                               9th ...........              J
                               10th ..........              H
                               11th ..........              G
                               12th ..........              F
                               13th ..........              E
                               14th ..........              D
                               15th ..........              C
                               16th ..........              B
                               17th ..........             A-J
                               18th ..........             A-M
                               19th ..........    A-1, A-2, A-3, A-AB,
                                                A-4 and A-1A, pro rata by
                                                 total principal balance

                            Notwithstanding the foregoing, as and to the extent
                            described under "Description of the Offered
                            Certificates--Reductions of Certificate Principal
                            Balances in Connection with Realized Losses and
                            Additional Trust Fund Expenses" in this prospectus
                            supplement--

                            o    losses on and/or default-related or other
                                 unanticipated trust fund expenses with respect
                                 to the non-pooled portion of the Cherryvale
                                 Mall underlying mortgage loan will be allocated
                                 to reduce the total principal balance of the
                                 class CM principal balance certificates, and

                            o    losses on and/or default-related or other
                                 unanticipated trust fund expenses with respect
                                 to the non-pooled portion of the Station Place
                                 I underlying mortgage loan will be allocated to
                                 reduce the total principal balance of the class
                                 SP principal balance certificates.

                            See "Description of the Offered
                            Certificates--Reductions of Certificate Principal
                            Balances in Connection with Realized Losses and
                            Additional Trust Fund Expenses" in this prospectus
                            supplement.

ADVANCES OF DELINQUENT
   MONTHLY DEBT
   SERVICE PAYMENTS......   Except as described below in this "--Advances of
                            Delinquent Monthly Debt Service Payments"
                            subsection, the master servicer will be required to
                            make advances with respect to any delinquent
                            scheduled debt service payments, other than balloon
                            payments, due or assumed due on the underlying
                            mortgage loans, in each case net of related master
                            servicing fees and workout fees (and, in the case of
                            each of the outside serviced underlying mortgage
                            loans, further net of any comparable fees payable
                            for the subject mortgage loan pursuant to the
                            governing servicing agreement). In addition, the
                            trustee must make any of those advances that the
                            master servicer is required, but fails, to make, and
                            the fiscal agent must make any of those advances
                            that the trustee is required, but fails, to

                                      S-34

                            make. As described under "Description of the
                            Offered Certificates--Advances of Delinquent
                            Monthly Debt Service Payments" in this prospectus
                            supplement, any party that makes an advance will be
                            entitled to be reimbursed for that advance,
                            together with interest at the prime rate described
                            in that section of this prospectus supplement.

                            Notwithstanding the foregoing, none of the master
                            servicer, the trustee or the fiscal agent will be
                            required to make any advance that it determines or,
                            in general, with respect to specially serviced
                            mortgage loans and mortgage loans as to which the
                            related mortgaged real properties have been
                            acquired by the trust following default, that the
                            special servicer determines will not be recoverable
                            from proceeds of the related underlying mortgage
                            loan.

                            In addition, none of the master servicer, the
                            trustee or the fiscal agent will be required to
                            make any advance of delinquent debt service
                            payments with respect to any non-trust mortgage
                            loan included in any of the loan combinations
                            described herein.

                            Subject to the discussions below regarding the
                            outside serviced underlying mortgage loans, if
                            there occurs or exists any of various specified
                            adverse events or circumstances with respect to any
                            underlying mortgage loan or the mortgaged real
                            property for that mortgage loan, then a new
                            appraisal (or, in cases involving underlying
                            mortgage loans or mortgaged real properties with
                            principal balances or allocated loan amounts, as
                            the case may be, of less than $2,000,000, a
                            valuation estimate of that property) must be
                            obtained or conducted. If, based on that appraisal
                            or other valuation, subject to the discussion below
                            regarding underlying mortgage loans (including
                            underlying split mortgage loans) that are part of
                            the loan combinations, it is determined that--

                            o    the principal balance of, and other delinquent
                                 amounts due under, the subject underlying
                                 mortgage loan, exceed

                            o    an amount equal to--

                                 1.  90% of the new appraised or estimated value
                                     of that real property (which value may be
                                     subject to reduction by the special
                                     servicer based on its review of the related
                                     appraisal and other relevant information),
                                     minus

                                 2.  the amount of any obligations secured by
                                     liens on the property, which liens are
                                     prior to the lien of the mortgage loan,
                                     plus

                                 3.  certain escrows and reserves and any
                                     letters of credit constituting additional
                                     security for the mortgage loan,

                            then the amount otherwise required to be advanced
                            with respect to interest on that mortgage loan will
                            be reduced. The reduction will be in generally the
                            same proportion that the excess, sometimes referred
                            to as an appraisal reduction amount, bears to the
                            principal balance of the mortgage loan, net of
                            related advances of principal. Due to the payment
                            priorities, any reduction in advances of interest
                            will, in general, reduce the funds available to pay
                            interest on the most subordinate interest-bearing
                            class or classes of series 2005-C7 certificates
                            then outstanding that evidence an interest in the
                            subject underlying mortgage loan. Appraisal
                            reduction amounts will not affect the principal
                            portion of P&I advances.

                                      S-35

                            The 1166 Avenue of the Americas underlying mortgage
                            loan is not being serviced under the series 2005-C7
                            pooling and servicing agreement, and advances of
                            delinquent debt service payments for that
                            underlying mortgage loan will be made by the series
                            2005-C6 master servicer under the series 2005-C6
                            trust and servicing agreement (the governing
                            document for the securitization of the non-trust
                            mortgage loan in the 1166 Avenue of the Americas
                            loan combination). Those advances will be made, on
                            generally the same terms and conditions described
                            above, in accordance with the terms of the series
                            2005-C6 trust and servicing agreement (net of
                            related master servicing fees and/or primary
                            servicing fees payable to the series 2005-C6
                            servicers and master servicing fees payable to the
                            series 2005-C7 master servicer). The master
                            servicer for the series 2005-C7 securitization and,
                            if it fails to do so, the trustee, and then the
                            fiscal agent, for the series 2005-C7 transaction,
                            will be required, however, to make a backup advance
                            of any delinquent monthly debt service payment with
                            respect to the 1166 Avenue of the Americas
                            underlying mortgage loan that the master servicer
                            under the series 2005-C6 trust and servicing
                            agreement is required but fails to advance, unless
                            the master servicer, the trustee or the fiscal
                            agent, as applicable, for the series 2005-C7
                            transaction has determined that such advance would
                            not be recoverable from collections on the 1166
                            Avenue of the Americas underlying mortgage loan.
                            The amount of those advances may be reduced based
                            on an appraisal performed by the series 2005-C6
                            special servicer in accordance with the series
                            2005-C6 trust and servicing agreement, which
                            reduction will be calculated with respect to the
                            1166 Avenue of the Americas underlying mortgage
                            loan in a manner similar but not identical to the
                            calculation described in the preceding paragraph.
                            Further, the trigger events for when an appraisal
                            of the related mortgaged real property is required
                            will be similar but not identical to the appraisal
                            trigger events under the series 2005-C7 pooling and
                            servicing agreement.

                            Although the 200 Park Avenue underlying mortgage
                            loan and the Courtyard by Marriott Portfolio
                            underlying mortgage loan are not being serviced
                            under the series 2005-C7 pooling and servicing
                            agreement, advances of delinquent monthly debt
                            service payments with respect to those underlying
                            mortgage loans are being made by the master
                            servicer, the trustee or the fiscal agent pursuant
                            to the series 2007-C7 pooling and servicing and not
                            by any party to the related governing servicing
                            agreement for those underlying mortgage loans.
                            Notwithstanding the foregoing, the amount of any
                            P&I advances by the master servicer, the trustee or
                            the fiscal agent with respect to each of those
                            underlying mortgage loans may be reduced based on
                            an appraisal reduction amount that was calculated
                            in accordance with the related governing pooling
                            and servicing agreement. It is expected that any
                            such appraisal reduction amount would be calculated
                            in a manner similar to that under the series
                            2005-C7 pooling and servicing agreement. Further,
                            the trigger events for when an appraisal of the
                            related mortgaged real property or properties is
                            required pursuant to those governing pooling and
                            servicing agreements will be similar but not
                            identical to the appraisal trigger events under the
                            series 2005-C7 pooling and servicing agreement.

                            The calculation of any appraisal reduction amount,
                            as described above under this "--Advances of
                            Delinquent Monthly Debt Service Payments" section,
                            in respect of any underlying mortgage loan
                            (including an underlying split mortgage loan) that
                            is part of a loan combination will, in each case,
                            take into account all of the mortgage loans
                            comprising the related loan combination. The
                            applicable servicer will determine whether an
                            appraisal reduction amount exists with respect to
                            the

                                      S-36

                            entire subject loan combination based on a
                            calculation that generally treats the subject loan
                            combination as if it was a single underlying
                            mortgage loan. Any resulting appraisal reduction
                            amount will be allocated among the mortgage loans
                            and between the pooled and non-pooled portions of
                            any underlying split mortgage loan comprising the
                            subject loan combination, as follows--

                            o    with respect to the 200 Park Avenue loan
                                 combination, any appraisal reduction amount
                                 will be allocated, first, to the junior
                                 non-trust loan component of the 200 Park Avenue
                                 note A1 non-trust mortgage loan (up to the
                                 amount of the outstanding principal balance of,
                                 and all accrued and unpaid interest (other than
                                 default interest) on, that junior non-trust
                                 loan component), and then, on a pro rata basis
                                 by balance, between the 200 Park Avenue
                                 underlying mortgage loan, the senior non-trust
                                 loan component of the 200 Park Avenue note A1
                                 non-trust mortgage loan and the 200 Park Avenue
                                 note A2 non-trust mortgage loan;

                            o    with respect to the Courtyard by Marriott
                                 Portfolio loan combination, any resulting
                                 appraisal reduction amount will be allocated,
                                 first, to the Courtyard by Marriott Portfolio
                                 note B non-trust mortgage loan (up to the
                                 amount of the outstanding principal balance of,
                                 and all accrued and unpaid interest (other than
                                 default interest) on, that note B non-trust
                                 mortgage loan), and second, to the junior
                                 non-trust loan component of the Courtyard by
                                 Marriott Portfolio note A1 non-trust mortgage
                                 loan (up to the amount of the outstanding
                                 principal balance of, and all accrued and
                                 unpaid interest (other than default interest)
                                 on, that junior non-trust loan component), and
                                 then, on a pro rata basis by balance, between
                                 the Courtyard by Marriott Portfolio underlying
                                 mortgage loan, the senior non-trust loan
                                 component of the Courtyard by Marriott
                                 Portfolio note A1 non-trust mortgage loan and
                                 the Courtyard by Marriott Portfolio note A2
                                 non-trust mortgage loan;

                            o    with respect to the 1166 Avenue of the Americas
                                 loan combination, any resulting appraisal
                                 reduction amount will be allocated, first, to
                                 the seven subordinate loan components of the
                                 related non-trust mortgage loan, up to the
                                 outstanding principal balance thereof, and
                                 then, on a pro rata basis by balance, to the
                                 subject underlying mortgage loan and the three
                                 senior loan components of the related non-trust
                                 mortgage loan;

                            o    with respect to the Cherryvale Mall underlying
                                 mortgage loan, any resulting appraisal
                                 reduction amount will be allocated, first, to
                                 the non-pooled portion of the Cherryvale Mall
                                 underlying mortgage loan (up to the amount of
                                 the outstanding principal balance of, and all
                                 accrued and unpaid interest (other than default
                                 interest) on, that non-pooled portion), and
                                 then, to the pooled portion of the Cherryvale
                                 Mall underlying mortgage loan;

                            o    with respect to the Station Place I loan
                                 combination, any resulting appraisal reduction
                                 amount will be allocated, first, to the
                                 non-pooled portion of the Station Place I
                                 underlying mortgage loan (up to the amount of
                                 the outstanding principal balance of, and all
                                 accrued and unpaid interest (other than default
                                 interest) on, that non-pooled portion), and
                                 then, on a pro rata basis by balance, between
                                 the pooled portion of the Station Place I
                                 underlying mortgage loan and the Station Place
                                 I non-trust mortgage loan; and

                                      S-37

                            o    with respect to each other loan combination
                                 identified in the loan combination chart under
                                 "--Relevant Parties--Non-Trust Mortgage Loan
                                 Noteholders," any resulting appraisal reduction
                                 amount will, in each case, be allocated, first,
                                 to the related subordinate non-trust mortgage
                                 loan (up to the amount of the outstanding
                                 principal balance of, and all accrued and
                                 unpaid interest (other than default interest)
                                 on, that subordinate non-trust mortgage loan),
                                 and then, to the subject underlying mortgage
                                 loan.

                            The amount of advances of interest on any of the
                            underlying mortgage loans that are part of a loan
                            combination will reflect any appraisal reduction
                            amount allocable thereto.

                            See "Description of the Offered
                            Certificates--Advances of Delinquent Monthly Debt
                            Service Payments" and "Servicing Under the Series
                            2005-C7 Pooling and Servicing Agreement--Required
                            Appraisals" and "--Servicing and Other Compensation
                            and Payment of Expenses" in this prospectus
                            supplement. See also "Description of the
                            Certificates--Advances" in the accompanying
                            prospectus.
REPORTS TO
   CERTIFICATEHOLDERS....   On each distribution date, the trustee will provide
                            or make available to the registered holders of the
                            series 2005-C7 certificates a monthly report
                            substantially in the form of Annex D to this
                            prospectus supplement. The trustee's report will
                            detail, among other things, the payments made to the
                            series 2005-C7 certificateholders on that
                            distribution date and the performance of the
                            underlying mortgage loans and the mortgaged real
                            properties.

                            Upon reasonable prior notice, you may also review
                            at the trustee's offices during normal business
                            hours a variety of information and documents that
                            pertain to the underlying mortgage loans and the
                            mortgaged real properties for those loans.

                            See "Description of the Offered
                            Certificates--Reports to Certificateholders;
                            Available Information" in this prospectus
                            supplement.

OPTIONAL TERMINATION.....   Specified parties to the transaction may terminate
                            the trust by purchasing all of the mortgage loans
                            and any foreclosure properties held by the trust,
                            but only when the total principal balance of the
                            mortgage pool, net of outstanding advances of
                            principal, but including the non-pooled portions of
                            the underlying split mortgage loans, is less than
                            1.0% of the total principal balance of the series
                            2005-C7 principal balance certificates.

                            In addition, following the date on which the total
                            principal balances of the class A-1, A-2, A-3,
                            A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G
                            certificates are reduced to zero, the trust fund
                            may also be terminated, with the consent of 100% of
                            the remaining 2005-C7 certificateholders and the
                            master servicer and subject to such additional
                            conditions as may be set forth in the series
                            2005-C7 pooling and servicing agreement, in
                            connection with an exchange of all the remaining
                            series 2005-C7 certificates for all the mortgage
                            loans and foreclosure properties remaining in the
                            trust fund at the time of exchange.

                            See "Description of the Offered
                            Certificates--Termination" in this prospectus
                            supplement.

                                      S-38

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL..................   In this section, "--The Underlying Mortgage Loans
                            and the Mortgaged Real Properties," we provide
                            summary information with respect to the mortgage
                            loans that we intend to include in the trust. For
                            more detailed information regarding those mortgage
                            loans, you should review the following sections in
                            this prospectus supplement:

                            o    "Description of the Mortgage Pool;"

                            o    "Risk Factors--Risks Related to the Underlying
                                 Mortgage Loans;"

                            o    Annex A-1--Certain Characteristics of
                                 Individual Underlying Mortgage Loans;

                            o    Annex A-2--Certain Characteristics of the
                                 Mortgage Pool;

                            o    Annex A-3--Certain Characteristics of Loan
                                 Group No. 1;

                            o    Annex A-4--Certain Characteristics of Loan
                                 Group No. 2;

                            o    Annex A-5--Certain Monetary Terms of the
                                 Underlying Mortgage Loans;

                            o    Annex A-6--Certain Information Regarding
                                 Reserves;

                            o    Annex B--Certain Information Regarding
                                 Multifamily Properties; and

                            o    Annex H--Additional Summary Information on the
                                 Transaction.

                            For purposes of calculating distributions on
                            certain classes of the offered certificates, the
                            pool of mortgage loans backing the series 2005-C7
                            certificates will be divided into a loan group no.
                            1 and a loan group no. 2.

                            Loan group no. 1 will consist of all of the
                            underlying mortgage loans that are secured by
                            property types other than multifamily and mobile
                            home park, together with 12 underlying mortgage
                            loans that are secured by multifamily and mobile
                            home park properties. Loan group no. 1 will consist
                            of 113 mortgage loans, with an initial loan group
                            no. 1 balance of $2,176,322,965, representing
                            approximately 92.7% of the initial mortgage pool
                            balance.

                            Loan group no. 2 will consist of all but 12 of the
                            underlying mortgage loans that are secured by
                            multifamily and mobile home park properties. Loan
                            group no. 2 will consist of 22 mortgage loans, with
                            an initial loan group no. 2 balance of
                            $170,185,111, representing approximately 7.3% of
                            the initial mortgage pool balance. See Annex
                            B--Certain Information Regarding Multifamily
                            Properties.

                            When reviewing the information that we have
                            included in this prospectus supplement, including
                            the Annexes hereto, with respect to the mortgage
                            loans that are to back the offered certificates,
                            please note that--

                            o    All numerical information provided with respect
                                 to the underlying mortgage loans is provided on
                                 an approximate basis.

                            o    References to initial mortgage pool balance
                                 mean the aggregate cut-off date principal
                                 balance of all the underlying mortgage loans
                                 (exclusive of the respective split mortgage
                                 loan non-pooled portions), references to the
                                 initial loan group no. 1 balance mean the
                                 aggregate cut-off date principal balance of the
                                 underlying mortgage loans in loan group no. 1
                                 (exclusive of the respective split mortgage
                                 loan non-pooled portions) and references to the
                                 initial loan group no. 2 balance mean the
                                 aggregate cut-off date principal

                                      S-39

                                 balance of the underlying mortgage loans in
                                 loan group no. 2. We will transfer each of the
                                 underlying mortgage loans, at its respective
                                 cut-off date principal balance, to the trust.
                                 We show the cut-off date principal balance for
                                 each of the underlying mortgage loans (or, in
                                 the case of each of the underlying split
                                 mortgage loans, the cut-off date principal
                                 balance of the related split mortgage loan
                                 pooled portion only) on Annex A-1 to this
                                 prospectus supplement.

                            o    All weighted average information provided with
                                 respect to the mortgage loans reflects a
                                 weighting based on their respective cut-off
                                 date principal balances or, in the case of the
                                 underlying split mortgage loans, unless the
                                 context clearly indicates otherwise, based on
                                 the cut-off date principal balance of the
                                 related split mortgage loan pooled portion
                                 only.

                            o    When information with respect to mortgaged real
                                 properties is expressed as a percentage of the
                                 initial mortgage pool balance, the initial loan
                                 group no. 1 balance or the initial loan group
                                 no. 2 balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related underlying mortgage loans or allocated
                                 portions of those balances or, in the case of
                                 the underlying split mortgage loans, unless the
                                 context clearly indicates otherwise, based on
                                 the cut-off date principal balance of the
                                 related split mortgage loan pooled portion
                                 only.

                            o    The underlying mortgage loan secured by the
                                 Cherryvale Mall mortgaged real property is a
                                 $94,000,000 mortgage loan which is deemed, for
                                 the purposes of distributions on the series
                                 2005-C7 certificates, to consist of two
                                 portions--

                                 1.  a pooled portion that has a current
                                     principal balance of $84,000,000 and
                                     accrues interest at 5.00% per annum; and

                                 2.  a non-pooled portion that has a current
                                     principal balance of $10,000,000 and
                                     accrues interest at 5.00% per annum.

                            o    The underlying mortgage loan secured by the
                                 Station Place I mortgaged real property is a
                                 $103,360,000 mortgage loan that is part of a
                                 loan combination comprised of that underlying
                                 mortgage loan and a pari passu non-trust
                                 mortgage loan. Further, the Station Place I
                                 mortgage loan is an underlying split mortgage
                                 loan that, under the related loan documents, is
                                 comprised of two loan components -- a senior
                                 loan component and a junior loan component. In
                                 connection therewith--

                                 1.  the Station Place I senior loan component,
                                     which is the pooled portion of the Station
                                     Place I underlying mortgage loan, has a
                                     current principal balance of $40,360,000
                                     and accrues interest at 5.531% per annum;
                                     and

                                 2.  the Station Place I junior loan component,
                                     which is the non-pooled portion of the
                                     Station Place I underlying mortgage loan,
                                     has a current principal balance of
                                     $63,000,000 and accrues interest at 5.531%
                                     per annum.

                            o    Unless specifically indicated otherwise, all
                                 statistical information with respect to each
                                 underlying split mortgage loan, including
                                 principal balances, mortgage interest rate,
                                 term to maturity, loan-to-value ratios and debt
                                 service coverage ratios, is being presented
                                 based only on the pooled portion of that
                                 mortgage loan, as if the related non-pooled
                                 portion of that mortgage

                                      S-40

                                 loan is a separate subordinated mortgage loan
                                 that is not included in the trust fund. The
                                 cut-off date loan-to-value ratio and the
                                 underwritten debt service coverage ratio for
                                 the Cherryvale Mall underlying mortgage loan,
                                 including the non-pooled portion thereof, is
                                 60.3% and 1.73x, respectively, and the cut-off
                                 date loan-to-value ratio and the underwritten
                                 debt service coverage ratio for the Station
                                 Place I underlying mortgage loan, including the
                                 non-pooled portion thereof, and the related
                                 non-trust mortgage loan is 69.9% and 1.24x,
                                 respectively.

                            o    With respect to each of the underlying mortgage
                                 loans that are part of a loan combination,
                                 unless the context clearly indicates otherwise,
                                 certain statistical information (in particular,
                                 information relating to debt service coverage
                                 ratios, loan-to-value ratios and loan amount
                                 per square foot or other unit of measurement)
                                 in this prospectus supplement is calculated in
                                 the following manner:

                                 1.  with respect to the 200 Park Avenue
                                     underlying mortgage loan, based on the
                                     entire 200 Park Avenue loan combination,
                                     exclusive of the junior non-trust loan
                                     component of the 200 Park Avenue note A1
                                     non-trust mortgage loan (see "Description
                                     of the Mortgage Pool--Significant
                                     Underlying Mortgage Loans--The 200 Park
                                     Avenue Mortgage Loan");

                                 2.  with respect to the Courtyard by Marriott
                                     Portfolio underlying mortgage loan, based
                                     on the entire Courtyard by Marriott
                                     Portfolio loan combination, exclusive of
                                     (a) the junior non-trust loan component of
                                     the Courtyard by Marriott Portfolio note A1
                                     non-trust mortgage loan and (b) the
                                     Courtyard by Marriott Portfolio note B
                                     non-trust mortgage loan (see "Description
                                     of the Mortgage Pool--Significant
                                     Underlying Mortgage Loans--The Courtyard by
                                     Marriott Portfolio Mortgage Loan");

                                 3.  with respect to the 1166 Avenue of the
                                     Americas underlying mortgage loan, based on
                                     the entire 1166 Avenue of the Americas loan
                                     combination, exclusive of the seven
                                     subordinate non-trust loan components of
                                     the corresponding non-trust mortgage loan
                                     (see "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The 1166 Avenue of the Americas
                                     Mortgage Loan");

                                 4.  with respect to the Station Place I
                                     underlying mortgage loan, based on the
                                     entire Station Place I loan combination,
                                     exclusive of the non-pooled portion of the
                                     Station Place I underlying mortgage loan
                                     (see "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans-- The Station Place I Mortgage Loan")
                                     and

                                 5.  with respect to each other loan combination
                                     identified in the loan combination chart
                                     under "--Relevant Parties--Non-Trust
                                     Mortgage Loan Noteholders," without regard
                                     to the corresponding non-trust mortgage
                                     loan(s) in the subject loan combination,
                                     each of which is generally subordinate. See
                                     "Description of the Mortgage
                                     Pool--Significant Underlying Mortgage
                                     Loans--The Mathilda Research Centre
                                     Mortgage Loan" and "--Loan Combinations" in
                                     this prospectus supplement.

                                      S-41

                            o    If any of the mortgage loans is secured by
                                 multiple real properties located in more than
                                 one state or representing more than one
                                 property type, a portion of that mortgage loan
                                 has been allocated to each of those properties.

                            o    The general characteristics of the entire
                                 mortgage pool backing the offered certificates
                                 are not necessarily representative of the
                                 general characteristics of either loan group
                                 no. 1 or loan group no. 2. The yield and risk
                                 of loss on any class of offered certificates
                                 may depend on, among other things, the
                                 composition of each of loan group no. 1 and
                                 loan group no. 2. The general characteristics
                                 of each such loan group should also be analyzed
                                 when making an investment decision. See
                                 "--Additional Statistical Information" below.

                            o    Whenever we refer to a particular mortgaged
                                 real property by name, we mean the mortgaged
                                 real property identified by that name on Annex
                                 A-1 to this prospectus supplement. Whenever we
                                 refer to a particular mortgage loan by name, we
                                 mean the mortgage loan secured by the mortgaged
                                 real property identified by that name on Annex
                                 A-1 to this prospectus supplement.

                            o    Statistical information regarding the mortgage
                                 loans may change prior to the date of initial
                                 issuance of the offered certificates as a
                                 result of changes in the composition of the
                                 mortgage pool prior to that date.

                            It has been confirmed to us by S&P and Fitch that
                            eight (8) of the mortgage loans that we intend to
                            include in the trust, representing 37.3% of the
                            initial mortgage pool balance, each has, in the
                            context of its inclusion in the mortgage pool,
                            credit characteristics consistent with investment
                            grade-rated obligations. Five (5) of those mortgage
                            loans are described under "Description of the
                            Mortgage Pool-- Significant Underlying Mortgage
                            Loans" in this prospectus supplement.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS........   We are not the originator of any of the mortgage
                            loans that we intend to include in the trust. We
                            will acquire those mortgage loans from two or more
                            parties. Except in five (5) cases, representing 1.3%
                            of the initial mortgage pool balance, each of those
                            mortgage loans was originated by--

                            o    the related mortgage loan seller from whom we
                                 acquired the mortgage loan,

                            o    an affiliate of the related mortgage loan
                                 seller, or

                            o    a correspondent in the related mortgage loan
                                 seller's or its affiliate's conduit lending
                                 program.

                            Lehman Brothers Inc. is our affiliate and an
                            affiliate of one or more of the mortgage loan
                            sellers. UBS Securities LLC is an affiliate of
                            another mortgage loan seller.

PAYMENT AND OTHER TERMS...  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower
                            to repay a specified sum with interest. Repayment of
                            each of the mortgage loans that we intend to include
                            in the trust is secured by a mortgage lien on the
                            fee and/or leasehold interest of the related
                            borrower or another party in one or more commercial
                            or multifamily real properties. Except for limited
                            permitted encumbrances, which we identify in the
                            glossary to this prospectus supplement, that
                            mortgage lien will be a first priority lien.

                                      S-42

                            All of the mortgage loans that we intend to include
                            in the trust are or should be considered
                            nonrecourse. None of those mortgage loans is
                            insured or guaranteed by any governmental agency or
                            instrumentality or by any private mortgage insurer.

                            Each of the mortgage loans that we intend to
                            include in the trust (or, with respect to each of
                            the underlying split mortgage loans, the related
                            split mortgage loan pooled portion) currently
                            accrues interest at the annual rate specified with
                            respect to that loan on Annex A-1 to this
                            prospectus supplement. The mortgage interest rate
                            for each underlying mortgage loan (or, in the case
                            of each of the underlying split mortgage loans, for
                            each of the pooled portion and non-pooled portion
                            thereof) is, in the absence of default, fixed for
                            the entire term of the loan.

                            Subject, in some cases, to a next business day
                            convention--

                            o    one (1) of the mortgage loans that we intend to
                                 include in the trust, representing 3.6% of the
                                 initial mortgage pool balance, provide for
                                 scheduled payments of principal and/or interest
                                 to be due on the fifth day of each month, and

                            o    one-hundred thirty-four (134) of the mortgage
                                 loans that we intend to include in the trust,
                                 representing 96.4% of the initial mortgage pool
                                 balance, provide for scheduled payments of
                                 principal and/or interest to be due on the
                                 eleventh day of each month.

                            One-hundred thirty-three (133) of the mortgage
                            loans that we intend to include in the trust,
                            representing 93.3% of the initial mortgage pool
                            balance, of which 111 mortgage loans are in loan
                            group no. 1, representing 92.8% of the initial loan
                            group no. 1 balance, and 22 mortgage loans are in
                            loan group no. 2, representing 100.0% of the
                            initial loan group no. 2 balance, respectively,
                            provide for:

                            o    either (a) amortization schedules that (i) are
                                 significantly longer than their respective
                                 remaining terms to stated maturity and (ii) in
                                 some cases, begin following the end of an
                                 initial interest-only period or (b) no
                                 amortization prior to stated maturity; and

                            o    a substantial balloon payment of principal on
                                 each of their respective maturity dates.

                            Twenty-two (22) of the balloon mortgage loans
                            identified in the prior paragraph, representing
                            41.5% of the initial mortgage pool balance, of
                            which 20 mortgage loans are in loan group no. 1,
                            representing 41.9% of the initial loan group no. 1
                            balance, and two (2) mortgage loans are in loan
                            group no. 2, representing 36.4% of the initial loan
                            group no. 2 balance, respectively, require payments
                            of interest only to be due on each due date until
                            the stated maturity date. Another 47 of the balloon
                            mortgage loans identified in the prior paragraph,
                            representing 31.5% of the initial mortgage pool
                            balance, of which 41 mortgage loans are in loan
                            group no. 1, representing 31.6% of the initial loan
                            group no. 1 balance, and six (6) mortgage loans are
                            in loan group no. 2, representing 30.8% of the
                            initial loan group no. 2 balance, respectively,
                            require payments of interest only to be due until
                            the expiration of a designated interest-only period
                            that ends prior to the related stated maturity
                            date.

                                      S-43

                            Two (2) of the mortgage loans that we intend to
                            include in the trust, representing 6.7% of the
                            initial mortgage pool balance, both of which
                            mortgage loans are in loan group no. 1,
                            representing 7.2% of the initial loan group no. 1
                            balance, have a payment schedule that provides for
                            the payment of the subject mortgage loan in full or
                            substantially in full by its maturity date. Those
                            mortgage loans do not provide for any of the
                            repayment incentives associated with mortgage loans
                            with anticipated repayment dates.

DELINQUENCY STATUS.......   None of the mortgage loans that we intend to
                            include in the trust were 30 days or more delinquent
                            with respect to any monthly debt service payment as
                            of the cut-off date or at any time during the
                            12-month period preceding that date.

PREPAYMENT LOCK-OUT,
   DEFEASANCE, PREPAYMENT
   PREMIUM AND YIELD
   MAINTENANCE PERIODS...   An initial prepayment lock-out period is currently
                            in effect for all of the mortgage loans that we
                            intend to include in the trust, except for the
                            underlying mortgage loan secured by the mortgaged
                            real property identified on Annex A-1 to this
                            prospectus supplement as 1166 Avenue of the
                            Americas, which mortgage loan represents 4.9% of the
                            initial mortgage pool balance. A prepayment lock-out
                            period is a period during which the principal
                            balance of a mortgage loan may not be voluntarily
                            prepaid in whole or in part.

                            One-hundred seventeen (117) of the mortgage loans
                            that we intend to include in the trust,
                            representing 85.4% of the initial mortgage pool
                            balance, of which 96 mortgage loans are in loan
                            group no. 1, representing 84.5% of the initial loan
                            group no. 1 balance, and 21 mortgage loans are in
                            loan group no. 2, representing 96.8% of the initial
                            loan group no. 2 balance, respectively, provide for
                            a defeasance period, following the initial
                            prepayment lock-out period. A defeasance period is
                            a period when voluntary prepayments are still
                            prohibited but the related borrower may obtain a
                            full or partial release of the related mortgaged
                            real property from the related mortgage lien by
                            defeasing the mortgage loan through the delivery of
                            non-callable U.S. Treasury securities or other
                            non-callable government securities, within the
                            meaning of section 2(a)(16) of the Investment
                            Company Act of 1940, which are acceptable to the
                            applicable rating agencies, as substitute
                            collateral. None of these 117 mortgage loans
                            permits defeasance prior to the second anniversary
                            of the date of initial issuance of the offered
                            certificates.

                            One (1) of the 117 mortgage loans described in the
                            preceding paragraph, representing 1.6% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 1.8% of the
                            initial loan group no. 1 balance, provides for (i)
                            an initial prepayment lock-out period, followed by
                            (ii) a defeasance period, followed by (iii) a
                            period when the mortgage loan may either be
                            defeased or prepaid (together with a fixed
                            prepayment penalty equal to 1% of the amount
                            prepaid). The period identified in clause (iii) of
                            the preceding sentence is not considered a
                            defeasance period for purposes of this prospectus
                            supplement.

                            Seventeen (17) other mortgage loans that we intend
                            to include in the trust, representing 9.6% of the
                            initial mortgage pool balance, of which 16 mortgage
                            loans are in loan group no. 1, representing 10.1%
                            of the initial loan group no. 1 balance, and one
                            (1) mortgage loan is in loan group no. 2,
                            representing 3.2% of

                                      S-44

                            the initial loan group no. 2 balance, respectively,
                            each provides for a period, following the initial
                            prepayment lock-out period, when the loan is
                            prepayable together with a yield maintenance
                            charge, but do not provide for defeasance.

                            One (1) of the 17 mortgage loans described in the
                            preceding paragraph, representing 3.7% of the
                            initial mortgage pool balance, which mortgage loan
                            is in loan group no. 1 and represents 4.0% of the
                            initial loan group no. 1 balance, provides for an
                            initial prepayment lock-out period, followed by a
                            period when the mortgage loan may be prepaid
                            together a yield maintenance charge, followed by a
                            period when the mortgage loan may be prepaid
                            together with a fixed percentage prepayment penalty
                            which declines over time.

                            Set forth below is information regarding the
                            remaining terms of the prepayment lock-out and
                            prepayment lock-out/defeasance periods,
                            respectively, for the 134 underlying mortgage loans
                            that currently provide for a prepayment lock-out
                            period:

                                                                                       LOAN         LOAN
                                                                   MORTGAGE POOL   GROUP NO. 1   GROUP NO. 2
                                                                  --------------- ------------- ------------

                             Maximum remaining prepayment
                             lock-out or prepayment
                             lock-out/defeasance period .........   175 months     175 months    120 months
                             Minimum remaining prepayment
                             lock-out or prepayment
                             lock-out/defeasance period .........    7 months       7 months     35 months
                             Weighted average remaining
                             prepayment lock-out or prepayment
                             lock-out/defeasance period .........   97 months      97 months     87 months

                            Notwithstanding the foregoing, even a mortgage loan
                            in a prepayment lock-out or prepayment
                            lockout/defeasance period may allow for prepayments
                            under limited circumstances. See "Description of the
                            Mortgage Pool --Terms and Conditions of the
                            Underlying Mortgage Loans--Other Prepayment
                            Provisions" in this prospectus supplement.

                            The 1166 Avenue of the Americas underlying mortgage
                            loan, which represents 4.9% of the initial mortgage
                            pool balance and 5.3% of the initial loan group no.
                            1 balance, respectively, currently provides for a
                            period when the mortgage loan may be partially
                            prepaid with a yield maintenance period, followed by
                            a period when the mortgage loan may either be
                            defeased or prepaid with a yield maintenance charge.
                            Such period following the initial yield maintenance
                            period is not considered a defeasance period for
                            purposes of this prospectus supplement.

                                      S-45

                       ADDITIONAL STATISTICAL INFORMATION
A. GENERAL
   CHARACTERISTICS.......   The mortgage pool, loan group no. 1 and loan group
                            no. 2, respectively, will have the following general
                            characteristics as of the cut-off date:

                                                               LOAN GROUP         LOAN GROUP
                                          MORTGAGE POOL           NO. 1              NO. 2
                                       ------------------- ------------------- -----------------

  Total cut-off date principal
  balance ............................ $2,346,508,075      $2,176,322,965        $170,185,111
  Number of mortgage loans ...........            135                 113                  22
  Number of mortgaged real
  properties .........................            214                 190                  24
  Maximum cut-off date principal
  balance ............................   $285,131,898        $285,131,898         $35,200,000
  Minimum cut-off date principal
  balance ............................     $1,298,556          $1,318,841          $1,298,556
  Average cut-off date principal
  balance ............................     $7,381,541          $9,259,495          $7,735,687
  Maximum mortgage interest rate......          6.970%              6.970%              6.330%
  Minimum mortgage interest rate .....          4.955%              4.955%              5.125%
  Weighted average mortgage
  interest rate ......................         5.500%               5.507%              5.412%
  Maximum original term to
  maturity ...........................     180 months          180 months          120 months
  Minimum original term to
  maturity ...........................      60 months           60 months           60 months
  Weighted average original term to
  maturity ...........................     112 months          114 months          93 months
  Maximum remaining term to
  maturity ...........................     177 months          177 months          120 months
  Minimum remaining term to
  maturity ...........................      57 months           57 months           58 months
  Weighted average remaining term
  to maturity ........................     110 months          111 months           91 months
  Weighted average underwritten
  debt service coverage ratio ........          1.51x               1.52x               1.37x
  Weighted average cut-off date
  loan-to-value ratio ................           64.3%               63.3%               77.2%

                            In reviewing the foregoing table, please note that:

                            o    The initial mortgage pool balance, the initial
                                 loan group no. 1 balance and the initial loan
                                 group no. 2 balance are each subject to a
                                 permitted variance of plus or minus 5%. None of
                                 those balances reflects the non-pooled portion
                                 of the underlying split mortgage loans.

                            o    Unless specifically indicated otherwise, all
                                 statistical information with respect to each of
                                 the underlying split mortgage loans, including
                                 principal balances, mortgage interest rate,
                                 term to maturity, loan-to-value ratios and debt
                                 service coverage ratios, is being presented in
                                 this prospectus supplement based only on the
                                 related split mortgage loan pooled portion, as
                                 if the split mortgage loan non-pooled portion
                                 of each of those mortgage loans is a separate
                                 subordinated mortgage loan that is not included
                                 in the trust fund.

                                      S-46

                            o    Except as described below in the second
                                 succeeding bullet, the underwritten debt
                                 service coverage ratio for any mortgage loan
                                 that is to be included in the trust is equal to
                                 the underwritten annual net cash flow for the
                                 related mortgaged real property, divided by the
                                 product of 12 times the monthly debt service
                                 payment due in respect of that underlying
                                 mortgage loan on the first due date following
                                 the cut-off date or, if that mortgage loan is
                                 currently in an interest-only period, on the
                                 first due date after the commencement of the
                                 scheduled amortization (exclusive, in the case
                                 of an underlying split mortgage loan, of such
                                 part of the monthly debt service payment that
                                 is allocable to the non-pooled portion of such
                                 mortgage loan).

                            o    Except as described in the following bullet,
                                 the cut-off date loan-to-value ratio for any
                                 mortgage loan to be included in the trust is
                                 equal to its cut-off date principal balance
                                 (without regard, in the case of an underlying
                                 split mortgage loan, to the non-pooled portion
                                 thereof), divided by the estimated value of the
                                 related mortgaged real property as set forth in
                                 a related third-party appraisal dated as
                                 specified on Annex A-1 to this prospectus
                                 supplement.

                            o    The exceptions to the foregoing calculations of
                                 underwritten debt service coverage ratio and
                                 cut-off date loan-to-value ratio are as
                                 follows:

                                 (1) in the case of an underlying mortgage loan
                                     that provides for payments of interest only
                                     until the related stated maturity date, the
                                     calculation of underwritten debt service
                                     coverage ratio is based upon the actual
                                     interest-only payments (calculated in
                                     accordance with the related loan documents)
                                     that will be due in respect of the subject
                                     mortgage loan during the 12-month period
                                     following the cut-off date; and

                                 (2) in the case of an underlying mortgage loan
                                     that is part of a loan combination (as set
                                     forth under "Description of the Mortgage
                                     Pool--Loan Combinations" in this prospectus
                                     supplement), the underwritten debt service
                                     coverage ratio and the cut-off date
                                     loan-to-value ratio are, in general, each
                                     calculated based on the entire subject loan
                                     combination, exclusive of (a) each
                                     corresponding non-trust mortgage loan, (b)
                                     each corresponding split mortgage loan
                                     non-pooled portion and/or (c) each loan
                                     component of a corresponding non-trust
                                     mortgage loan that would, in connection
                                     with a material event of default, be
                                     subordinate in whole or in part in right of
                                     payment to the subject underlying mortgage
                                     loan.

                            o    In the case of some of the mortgage loans that
                                 we intend to include in the trust, the
                                 calculation of underwritten annual net cash
                                 flow for the related mortgaged real property or
                                 properties (which is, in turn, used in the
                                 calculation of underwritten debt service
                                 coverage ratios) was based on certain
                                 assumptions regarding projected rental income
                                 and/or occupancy, including: (a) the assumption
                                 that a particular tenant at the subject
                                 mortgaged real property that has executed a
                                 lease, but has not yet taken occupancy and/or
                                 has not yet commenced paying rent, will take
                                 occupancy and commence paying rent on a future
                                 date, (b) the assumption that an unexecuted
                                 lease that is currently being negotiated with
                                 respect to a particular tenant at the subject
                                 mortgaged real property or is out for signature
                                 will be executed and in place on a future date,
                                 (c) the assumption that a portion of the
                                 currently vacant and unleased space at the
                                 subject

                                      S-47

                                 mortgaged real property will be leased at
                                 current market rates and consistent with
                                 occupancy rates of comparable properties in the
                                 subject market, (d) the assumption that certain
                                 rental income payable on a future date under a
                                 signed lease, but where the tenant is in an
                                 initial rent abatement or free rent period,
                                 will be paid commencing on such future date,
                                 (e) assumptions regarding the renewal of
                                 particular leases, incremental rent increases
                                 and/or the re-leasing of certain space at the
                                 subject mortgaged real property, (f) certain
                                 additional lease-up assumptions as may be
                                 described in the footnotes to Annex A-1 to this
                                 prospectus supplement, and/or (g) certain other
                                 assumptions regarding the payment of rent not
                                 currently being paid. There is no assurance
                                 that the foregoing assumptions made with
                                 respect to any particular underlying mortgage
                                 loan will, in fact, be consistent with actual
                                 property performance; and, if they are not
                                 consistent, actual annual net cash flow for a
                                 mortgaged property may be less than the
                                 underwritten annual net cash flow presented
                                 with respect to that property in this
                                 prospectus supplement.

B. GEOGRAPHIC
   CONCENTRATION.........   The table below shows the number of, and percentage
                            of the initial mortgage pool balance secured by,
                            mortgaged real properties located in the indicated
                            states:

                                                                         % OF INITIAL
                                                           NUMBER OF     MORTGAGE POOL
                                       STATE              PROPERTIES        BALANCE
                             -------------------------   ------------   --------------

                               New York ..............        27             26.4%
                               California ............        24             12.2%
                               Massachusetts .........         3              8.1%
                               Illinois ..............        10              7.8%
                               Florida ...............        20              7.3%
                               Texas .................        26              7.0%
                               Maryland ..............         5              4.9%
                               Connecticut ...........         6              3.0%

                            The remaining mortgaged real properties with respect
                            to the mortgage pool are located throughout 24 other
                            states and the District of Columbia. No more than
                            2.5% of the initial mortgage pool balance is secured
                            by mortgaged real properties located in any of these
                            other jurisdictions.

                                      S-48

C. PROPERTY TYPES........   The table below shows the number of, and
                            percentage of the initial mortgage pool balance
                            secured by, mortgaged real properties predominantly
                            operated for each indicated purpose:

                                                                                  % OF INITIAL
                                                                    NUMBER OF     MORTGAGE POOL
                                         PROPERTY TYPE             PROPERTIES        BALANCE
                               --------------------------------   ------------   --------------

                                 Office .......................        33            51.4%
                                 Retail .......................        54            21.7%
                                   Regional Mall ..............         1             3.6%
                                   Anchored Retail ............        35            13.8%
                                   Unanchored Retail ..........        18             4.3%
                                 Hotel ........................        72            10.2%
                                 Multifamily ..................        25             8.6%
                                 Mobile Home Park .............        11             3.3%
                                 Self Storage .................        13             2.1%
                                 Mixed Use ....................         2             1.5%
                                 Industrial/Warehouse .........         4             1.2%

D. ENCUMBERED INTERESTS..   The table below shows the number of mortgage loans
                            and the percentage of the initial mortgage pool
                            balance represented thereby, that are secured by
                            mortgaged real properties for which the whole or
                            predominant encumbered interest is as indicated:

                                      ENCUMBERED INTEREST                             % OF INITIAL
                                       IN THE MORTGAGED               NUMBER OF       MORTGAGE POOL
                                         REAL PROPERTY             MORTGAGE LOANS        BALANCE
                               --------------------------------   ----------------   --------------

                                 Fee Simple ...................         129              88.7%
                                 Fee Simple/Leasehold .........           4              10.6%
                                 Leasehold ....................           2               0.7%

                            It should be noted that each mortgage loan secured
                            by overlapping fee and leasehold interests or by a
                            predominant fee interest and a relatively minor
                            leasehold interest, is presented as being secured by
                            a fee simple interest in this prospectus supplement
                            and is therefore included within the category
                            referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS........   The ten (10) largest mortgage loans and/or groups
                            of cross-collateralized mortgage loans that we
                            intend to include in the trust fund, collectively
                            represent 54.9% of the initial mortgage pool
                            balance. For a discussion of those ten (10) largest
                            underlying mortgage loans and/or groups of
                            cross-collateralized underlying mortgage loans, see
                            "Description of the Mortgage Pool--Significant
                            Underlying Mortgage Loans" in this prospectus
                            supplement.

                            LEGAL AND INVESTMENT CONSIDERATIONS
FEDERAL INCOME
   TAX CONSEQUENCES......   The trustee or its agent will make elections to
                            treat designated portions of the assets of the trust
                            as multiple real estate mortgage investment
                            conduits, or REMICs, under sections 860A through
                            860G of the Internal Revenue Code of 1986, as
                            amended. Those multiple REMICs are as follows:

                            o    REMIC I, which will hold, among other things,
                                 the underlying mortgage loans;

                                      S-49

                            o    REMIC II, which will hold the regular interests
                                 in REMIC I; and

                            o    REMIC III, which will hold the regular
                                 interests in REMIC II.

                            Any assets not included in a REMIC will constitute
                            one or more grantor trusts for U.S. federal income
                            tax purposes.

                            The offered certificates will be treated as regular
                            interests in REMIC III. This means that they will
                            be treated as newly issued debt instruments for
                            federal income tax purposes. You will have to
                            report income on your offered certificates in
                            accordance with the accrual method of accounting
                            even if you are otherwise a cash method taxpayer.
                            The offered certificates will not represent any
                            interest in the grantor trust referred to above.

                            The class X-CP certificates will be issued with
                            more than a de minimis amount of original issue
                            discount; the class E and F certificates will be
                            issued with a de minimis amount of original issue
                            discount; and the remaining offered certificates
                            will be issued with no original issue discount and,
                            in some cases, may be treated as having been issued
                            at a premium. If you own an offered certificate
                            issued with original issue discount, you may have
                            to report original issue discount income and be
                            subject to a tax on this income before you receive
                            a corresponding cash payment. When determining the
                            rate of accrual of original issue discount, market
                            discount and premium, if any, with respect to the
                            series 2005-C7 certificates for federal income tax
                            purposes, the prepayment assumption used will be
                            that following any date of determination:

                            o    any underlying mortgage loans with anticipated
                                 repayment dates will be paid in full on those
                                 dates,

                            o    no mortgage loan in the trust will otherwise be
                                 prepaid prior to maturity, and

                            o    there will be no extension of maturity for any
                                 mortgage loan in the trust.

                            Some of the offered certificates may be treated as
                            having been issued at a premium.

                            For a more detailed discussion of the federal
                            income tax aspects of investing in the offered
                            certificates, see "Federal Income Tax Consequences"
                            in each of this prospectus supplement and the
                            accompanying prospectus.

ERISA....................   We anticipate that, subject to satisfaction of the
                            conditions referred to under "ERISA Considerations"
                            in this prospectus supplement and the accompanying
                            prospectus, retirement plans and other employee
                            benefit plans and arrangements subject to--

                            o    Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended, or

                            o    section 4975 of the Internal Revenue Code of
                                 1986, as amended,

                            will be able to invest in the offered certificates
                            without giving rise to a prohibited transaction.
                            This is based upon an individual prohibited
                            transaction exemption granted to a predecessor to
                            Lehman Brothers Inc. by the U.S. Department of
                            Labor.

                            If you are a fiduciary of any retirement plan or
                            other employee benefit plan or arrangement subject
                            to Title I of ERISA or section 4975 of the Internal
                            Revenue Code of 1986, as amended, you should review
                            carefully with your legal advisors

                                      S-50

                            whether the purchase or holding of the offered
                            certificates could give rise to a transaction that
                            is prohibited under ERISA or section 4975 of the
                            Internal Revenue Code of 1986, as amended. See
                            "ERISA Considerations" in this prospectus
                            supplement and in the accompanying prospectus.

LEGAL INVESTMENT.........   The offered certificates will not be mortgage
                            related securities within the meaning of the
                            Secondary Mortgage Market Enhancement Act of 1984,
                            as amended. All institutions whose investment
                            activities are subject to legal investment laws and
                            regulations, regulatory capital requirements or
                            review by regulatory authorities should consult with
                            their own legal advisors in determining whether and
                            to what extent the offered certificates will be
                            legal investments for them. See "Legal Investment"
                            in this prospectus supplement and in the
                            accompanying prospectus.

INVESTMENT
   CONSIDERATIONS........   The rate and timing of payments and other
                            collections of principal on or with respect to the
                            underlying mortgage loans may affect the yield to
                            maturity on your offered certificates. In the case
                            of any offered certificate purchased at a discount
                            from its principal balance, a slower than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield. In the
                            case of any offered certificate purchased at a
                            premium from its principal balance, a faster than
                            anticipated rate of payments and other collections
                            of principal on the underlying mortgage loans could
                            result in a lower than anticipated yield.

                            In addition, if you are contemplating the purchase
                            of class X-CP certificates, you should be aware
                            that--

                            o    the yield to maturity on the class X-CP
                                 certificates will be highly sensitive to the
                                 rate and timing of any principal prepayments
                                 and/or other early liquidations of the
                                 underlying mortgage loans;

                            o    a faster than anticipated rate of payments and
                                 other collections of principal on the
                                 underlying mortgage loans could result in a
                                 lower anticipated yield with respect to the
                                 class X-CP certificates, and

                            o    an extremely rapid rate of prepayments and/or
                                 other liquidations of the underlying mortgage
                                 loans could result in a complete or partial
                                 loss of your initial investment with respect to
                                 the class X-CP certificates.

                            The yield on the offered certificates with variable
                            or capped pass-through rates could also be
                            adversely affected if the underlying mortgage loans
                            with relatively higher net mortgage interest rates
                            pay principal faster than the underlying mortgage
                            loans with relatively lower net mortgage interest
                            rates.

                            In addition, the pass-through rate for, and yield
                            on, the class X-CP certificates will vary with
                            changes in the relative sizes of the respective
                            components that make up the related total notional
                            amount of that class, with each of those components
                            consisting of the total principal balance, or a
                            designated portion of the total principal balance,
                            of a class of series 2005-C7 principal balance
                            certificates.

                            Holders of the class A-1, A-2, A-3, A-AB and A-4
                            certificates will be affected by the rate and
                            timing of payments and other collections of
                            principal on the underlying mortgage loans in loan
                            group no. 1 and, in the absence of significant
                            losses on the mortgage pool, should be largely
                            unaffected by the rate and timing

                                      S-51

                            of payments and other collections of principal on
                            the underlying mortgage loans in loan group no. 2.
                            Conversely, holders of the class A-1A certificates
                            will be affected by the rate and timing of payments
                            and other collections of principal on the
                            underlying mortgage loans in loan group no. 2 and,
                            only after the retirement of the class A-1, A-2,
                            A-3, A-AB and A-4 certificates or in connection
                            with significant losses on the mortgage pool, will
                            be affected by the rate and timing of payments and
                            other collections of principal on the underlying
                            mortgage loans in loan group no. 1.

                            See "Yield and Maturity Considerations" in this
                            prospectus supplement and in the accompanying
                            prospectus.

                                      S-52

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and
Are Therefore Riskier than, the Class A-1, A-2, A-3, A-AB, A-4 and A-1A
Certificates. If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2005-C7 certificates, including the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C7 certificates.

     When making an investment decision, you should consider, among other things --

     o    the payment priorities of the respective classes of the series 2005-C7 certificates,

     o    the order in which the principal balances of the respective classes of the series 2005-C7 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May
Be Insufficient to Protect You Against All Potential Losses" and "--Payments on
the Offered Certificates Will Be Made Solely from the Limited Assets of the
Related Trust, and Those Assets May Be Insufficient to Make All Required
Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty.
Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates.

                                      S-53

     In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with the factors described in clauses (b) through (f) of the second preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group
no. 1. Until the class A-1, A-2, A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses
(b) through (f) of the second preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "Servicing Under the Series
2005-C7 Pooling and Servicing Agreement," "Servicing of the 200 Park Avenue
Loan Combination and the Courtyard by Marriott Portfolio Loan Combination,"
"Servicing of the 1166 Avenue of the Americas Loan Combination," "Description
of the Offered Certificates--Payments" and "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary
Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans
Is Faster or Slower than You Anticipated. If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class
A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class X-CP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class A-1, A-2,
A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F or G certificates may result in a reduction in the total notional amount of the class X-CP certificates.
Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement,

     o    the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

     o    the termination of the trust, as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement.

     Prior to investing in the class X-CP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

                                      S-54

     The yield on the offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C7 principal balance certificates.

     The Interests of the Series 2005-C7 Controlling Class Certificateholders
May Be in Conflict with the Interests of the Offered Certificateholders. The holders or beneficial owners of series 2005-C7 certificates representing a majority interest in the controlling class of series 2005-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--The Series 2005-C7 Controlling Class Representative,
the Loan-Specific Class Representatives and the Serviced Non-Trust Loan
Noteholders" in this prospectus supplement; and (b) replace the special servicer under the series 2005-C7 pooling and servicing agreement, subject to satisfaction of the conditions described under "Servicing Under the Series
2005-C7 Pooling and Servicing Agreement--Replacement of the Special Servicer"
in this prospectus supplement. Among other things, the series 2005-C7 controlling class representative may direct the special servicer under the series 2005-C7 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust fund (other than the outside serviced underlying mortgage loans and any related foreclosure properties) that the series 2005-C7 controlling class representative may consider advisable, except to the extent that (i) the class
CM representative may otherwise do so with respect to the Cherryvale Mall underlying mortgage loan, (ii) the class SP representative may otherwise do so with respect to the Station Place I loan combination, and/or (iii) a related non-trust mortgage loan noteholder, a group of non-trust loan noteholders or a designee or representative thereof may otherwise do so with respect to any loan combination.

     In the absence of significant losses on the underlying mortgage loans, the series 2005-C7 controlling class will be a non-offered class of series 2005-C7 certificates. The series 2005-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2005-C7 controlling class representative will exercise its rights and powers on behalf of the series 2005-C7 controlling class certificateholders, and it will not be liable to any other class of series 2005-C7 certificateholders for so doing.

     The Interests of the Holders of the Loan-Specific Principal Balance
Certificates May Be in Conflict with the Interests of the Offered
Certificateholders. The holders or beneficial owners of certificates representing a majority of the voting rights allocated to the respective classes of loan-specific principal balance certificates relating to a particular underlying split mortgage loan will be entitled to designate a representative having the rights and powers with respect to the related underlying split mortgage loan as described under "Servicing Under the Series
2005-C7 Pooling and Servicing Agreement-- The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" and "--Replacement of the Special Servicer" in this prospectus supplement, such as the right to exercise certain cure and/or purchase options, as described under "Servicing Under the Series 2005-C7
Pooling and Servicing Agreement--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders--Additional Rights of the Loan-Specific Class
Representatives; Rights to Purchase and to Cure Defaults." In addition, for so long as the total principal balance of a split mortgage loan non-pooled portion, net of any appraisal reduction amount allocable to that split mortgage loan non-pooled portion, is equal to or greater than 25% of the original principal balance of that mortgage loan non-pooled portion, the representative of the holders of the related series 2005-C7 loan-specific certificates may direct and advise the special servicer under the series 2005-C7 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of the applicable underlying split mortgage loan if it becomes a specially serviced mortgage loan, and any related foreclosure property in the trust fund, that such representative may consider advisable, or replace the special servicer with respect to that underlying split mortgage loan.

     None of the series 2005-C7 loan-specific principal balance certificates are offered by this prospectus supplement. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the class CM representative will exercise its rights and powers on behalf of the holders of the class CM principal balance certificates and the class SP representative will exercise its rights and powers on behalf of the holders of the class SP certificates, and neither such representative will be liable to any other class of series
2005-C7 certificateholders for so doing.

     In addition, with respect to each underlying split mortgage loan, P&I advances will be made on the related non-pooled portion which, if deemed non-recoverable, will be reimbursed to the master servicer, the trustee or the fiscal agent, as

                                      S-55

applicable, first, from collections on that non-pooled portion, and then, from collections on the pooled portion of the subject underlying split mortgage loan. In addition, any liquidation fees payable with respect to the non-pooled portion of an underlying split mortgage loan will be paid to the special servicer, first, from collections on that non-pooled portion, and then, from collections on the pooled portion of the subject underlying split mortgage loan. Any such reimbursements or payments from the pooled portion of an underlying split mortgage loan will reduce amounts distributable to holders of the series 2005-C7 certificates.

     Additional Compensation to the Master Servicer and the Special Servicer
and Interest on Advances Will Affect Your Right to Receive Distributions on
Your Offered Certificates. To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the underlying mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on an underlying mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the series 2005-C7 pooling and servicing agreement. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.
Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence or Inadequacy of Insurance Coverage on the Mortgaged
Properties May Adversely Affect Payments on Your Certificates. After the
terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased.
In response to this situation, Congress enacted the Terrorism Risk Insurance
Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry share in the risk of loss associated with certain future terrorist attacks. Pursuant to the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act (as specifically defined), (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms terminates
(unless extended by Congressional action) December 31, 2005.

     In a recently issued (June 30, 2005) Report on Terrorism Insurance, the
U.S. Treasury Department concluded that the short term effect of non-renewal or non-extension of the Terrorism Risk Insurance Act of 2002 would be a decrease in the availability of terrorism coverage, higher costs for policies that could be purchased, and consequently less coverage being taken up in the market. It further concluded, however, that over time the private sector would develop additional capacity by tapping into the capital markets and employing risk transfer mechanisms. Prior to the terrorist attacks in London in July, the Bush administration had stated that it would only support extending the Terrorism
Risk Insurance Act of 2002 if changes were made to the law to increase the magnitude of the events that would trigger coverage under the Terrorism Risk
Insurance Act of 2002, increase deductibles and co-payments, and eliminate some lines of insurance altogether. The London terrorist attacks have reinvigorated the debate over extension of the Terrorism Risk Insurance Act of 2002, with many insurers and reinsurers asserting a need to extend the Terrorism Risk
Insurance Act of 2002's back stop provisions. In addition, proposals for replacing the Terrorism Risk Insurance Act of 2002, including a proposal to create a pool into which participating insurers would deposit a part of their written premiums, are being considered. Whether or not Congress will act prior to December 2005, and the nature and extent of any actions it may take with respect to the Terrorism Risk Insurance Act of 2002, remain to be seen; there can be no assurance that the Terrorism Risk Insurance Act of 2002 will be extended, nor that alternative terrorism legislation will be enacted.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on

                                      S-56

policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in certain instances, including in the case of several of the mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to in the third, fourth and fifth preceding paragraphs is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C7 certificates.

     A Concentration of Mortgaged Real Properties in One or More Geographic
Areas Reduces Diversification and May Increase the Risk that Your Certificates
May Not Be Paid in Full. Concentrations of mortgaged real properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. See "--Risks Related to the Underlying
Mortgage Loans--The Underlying Mortgage Loans Have a Variety of Characteristics
Which May Expose Investors to Greater Risk of Default and Loss--Five Percent or
More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on
Real Properties Located in Each of the Following States-- New York, California,
Massachusetts, Illinois, Florida and Texas" below in this prospectus supplement. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged real properties. Other regional factors, including earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts, also may adversely affect the mortgaged real properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards
(such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricane Katrina and Hurricane Rita and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States
(parts of Louisiana, Texas, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States. See "--Risks Related to the Underlying
Mortgage Loans--Hurricane Damage Can Cause a Disruption in the Cash Flow
Available to Make Payments on Your Offered Certificates" below. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged real properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Risks

                                      S-57

Related to the Underlying Mortgage Loans--Uninsured Loss; Sufficiency of
Insurance" and "Description of the Mortgage Pool--Additional Loan and Property
Information--Property, Liability and Other Insurance" below in this prospectus supplement.

     Hurricane Damage Can Cause a Disruption in the Cash Flow Available to Make
Payments on Your Offered Certificates. From and including August 2005, a series of hurricanes and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the
Gulf Coast region of the United States (parts of Louisiana, Texas, Mississippi,
Alabama and Florida) and certain other parts of the southeastern United States.
That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some Gulf Coast areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances and spending or travel habits may subsequently arise or become apparent in connection with the foregoing hurricanes and their aftermath.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    anchored retail;

     o    hotel;

     o    multifamily;

     o    unanchored retail;

     o    regional mall;

     o    mobile home park;

     o    self-storage;

     o    mixed use; and

     o    industrial/warehouse.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. One (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the
Americas and representing 4.9% of the initial mortgage pool balance, is secured by the related borrower's interest in certain commercial condominium units.

     In addition, in the case of one (1) mortgage loan, representing 1.1% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wachovia Place, the related loan documents contemplate that such mortgaged real property may be submitted to a condominium regime and upon satisfaction of certain conditions, the liens of the related deeds of trust will be subordinated to the condominium declaration.

                                      S-58

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C7 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Sole Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors --Repayment of a
          Commercial or Multifamily Mortgage Loan Depends Upon the Performance
          and Value of the Underlying Real Property, Which May Decline Over
          Time, and the Related Borrower's Ability to Refinance the Property, of
          Which There Is No Assurance--Most of the Mortgage Loans Underlying
          Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
          on a Single Tenant or on One or a Few Major Tenants at the Related
          Mortgaged Real Property. In the case of 61 mortgaged real properties, securing 34.0% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies
          25% or more of the particular property. In the case of 20 of those properties, securing 18.2% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--The Successful

                                      S-59

          Operation of a Multifamily or Commercial Property Depends on Tenants,"
          "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
          the Performance and Value of the Underlying Real Property, Which May
          Decline Over Time, and the Related Borrower's Ability to Refinance the
          Property, of Which There Is No Assurance-- Dependence on a Single
          Tenant or a Small Number of Tenants Makes a Property Riskier
          Collateral" and "--Repayment of a Commercial or Multifamily Mortgage
          Loan Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Tenant Bankruptcy Adversely Affects Property Performance"
          in the accompanying prospectus.

     o    Ten Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on the Respective Borrower's Interests in
          Each of the Following Property Types--Office, Retail and Hotel.
          Thirty-three (33) of the mortgaged real properties, securing 51.4% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
               HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4.   whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          With respect to certain of the office properties that we intend to include in the trust, one or more tenants may have the option (at any time or after the expiration of a specified period) to terminate their leases at the related mortgaged real property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases has been taken into account in the underwriting of the related underlying mortgage loan.
          Although the foregoing leases sometimes contain certain disincentives with respect to the related termination options, there can be no assurance that tenants at the mortgaged real properties securing the underlying mortgage loans will not exercise such options, especially in the event the rent paid by such tenant is in excess of market rent.
          In such event, there may be a decrease in the cash flow generated by such mortgaged real properties and available to make payments on the offered certificates.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.

          Fifty-four (54) of the mortgaged real properties, securing 21.7% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7.   whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      S-60

          8.   the financial condition of the owner of the subject property.

          We consider 36 of the subject retail properties (which include regional malls), securing 17.3% of the initial mortgage pool balance, to be anchored, including shadow anchored; and 18 of the subject retail properties, securing 4.3% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties.
          As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

          At some retail properties, the anchor store or business owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant (or a shadow anchor) may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. In addition, with respect to certain of the retail properties that we intend to include in the trust, one or more tenants may have the option (at any time after the expiration of a specified period) to terminate their lease at the related mortgaged real property.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.

          Seventy-two (72) of the mortgaged real properties, collectively securing 10.2% of the initial mortgage pool balance, are primarily used for hospitality purposes, such as hotels and motels. A number of factors may adversely affect the value and successful operation of a hospitality property. Some of these factors include:

          1.   the location of the property and its proximity to major
               population centers or attractions;

          2.   the seasonal nature of business at the property;

          3.   the level of room rates relative to those charged by competitors;

          4.   quality and perception of the franchise affiliation;

          5.   economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

          6.   the existence or construction of competing hospitality
               properties;

          7.   nature and quality of the services and facilities;

          8.   financial strength and capabilities of the owner and operator;

          9.   the need for continuing expenditures for modernizing,
               refurbishing and maintaining existing facilities;

          10.  increases in operating costs, which may not be offset by increased room rates;

          11.  the property's dependence on business and commercial travelers and tourism;

          12.  changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

          13.  changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

          Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely

                                      S-61

          adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

          Hospitality properties may be operated under franchise agreements.
          See, for example, "Description of the Mortgage Pool--Significant
          Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
          Mortgage Loan" in this prospectus supplement. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.
          The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In some cases, the franchise agreement may be terminable with or without cause by the franchisor or the franchisee. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

          The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

          1.   the continued existence and financial strength of the franchisor;

          2.   the public perception of the franchise service mark; and

          3.   the duration of the franchise licensing agreement.

          The transferability of franchise license agreements may be restricted.
          The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

          In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties That May Secure Mortgage Loans
          Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o    Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
          Property. With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements.
          There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. Such conflicting rights exist, for example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200
          Park Avenue, which mortgage loan represents 12.2% of the initial mortgage pool balance. In the case of the 200 Park Avenue underlying mortgage loan, the related mortgaged real property is subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take

                                      S-62

          other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

     o    Five Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on Real Properties Located in Each of the
          Following States--New York, California, Massachusetts, Illinois,
          Florida and Texas. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                                                      % OF INITIAL
                                                                        NUMBER OF       MORTGAGE
                                                STATE                  PROPERTIES     POOL BALANCE
                                 ----------------------------------   ------------   -------------

                                   New York .......................        27            26.4%
                                   California .....................        24            12.2%
                                   Massachusetts ..................         3             8.1%
                                   Illinois .......................        10             7.8%
                                   Florida ........................        20             7.3%
                                   Texas ..........................        26             7.0%

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See "--Risks Related to the
          Underlying Mortgage Loans--A Concentration of Mortgaged Real
          Properties in One or More Geographic Areas Reduces Diversification and
          May Increase the Risk that Your Certificates May Not Be Paid in Full"
          above and "Risk Factors--Geographic Concentration Within a Trust
          Exposes Investors to Greater Risk of Default and Loss" in the
          accompanying prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans. One hundred thirty-three (133) of the mortgage loans that we intend to include in the trust, representing 93.3% of the initial mortgage pool balance, of which 111 mortgage loans are in loan group
          no. 1, representing 92.8% of the initial loan group no. 1 balance, and
          22 mortgage loans are in loan group no. 2, representing 100% of the initial loan group no. 2 balance, respectively, are balloon loans.
          Twenty-two (22) of those balloon loans, representing 41.5% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, representing 41.9% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 36.4% of the initial loan group no. 2 balance, respectively, are interest-only balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. See
          "Description of the Mortgage Pool-- Terms and Conditions of the
          Underlying Mortgage Loans" in this prospectus supplement and "Risk
          Factors--The Investment Performance of Your Offered Certificates Will
          Depend Upon Payments, Defaults and Losses on the Underlying Mortgage
          Loans; and Those Payments, Defaults and Losses May Be Highly
          Unpredictable--There Is an Increased Risk of Default Associated with
          Balloon Payments" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
          Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust represent 54.9% of the initial mortgage pool balance. It has been confirmed to us by S&P and Fitch, however, that five (5) of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated

                                      S-63

          obligations. See "Description of the Mortgage Pool--General,"
          "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans
          and Mortgage Loans with Affiliated Borrowers" and "--Significant
          Underlying Mortgage Loans" in this prospectus supplement and "Risk
          Factors--Loan Concentration Within a Trust Exposes Investors to
          Greater Risk of Default and Loss" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on
          a Leasehold Interest in Real Property is Riskier Than Lending on the
          Fee Interest in That Property. Six (6) mortgage loans, representing
          11.3% of the initial mortgage pool balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan.
          Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See also "Legal Aspects of Mortgage Loans--Foreclosure --Leasehold
          Considerations" in the accompanying prospectus. In addition, with respect to one mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as McClellan Hospital Building, representing
          0.2% of the initial mortgage pool balance, St. Clare's Hospital of
          Schenectady, N.Y. is the fee owner of the mortgaged real property. The hospital ground leased the mortgaged real property to the related borrower. In order to obtain certain tax benefits, (i) the related borrower assigned its leasehold interest to the City of Schenectady
          Industrial Development Agency and (ii) the City of Schenectady
          Industrial Development Agency subleased the mortgaged real property back to the related borrower. The related underlying mortgage loan is secured by a (i) a mortgage and an assignment of all of borrower's interests in the sublease and the property, and (ii) a mortgage on the
          City of Schenectady Industrial Development Agency's leasehold interest in the property. In addition, the sublease provides the lender notice and cure rights with respect to a default by the related borrower, and the right to a new sublease in the event of a foreclosure of the related borrower's interest in the property but not the interest of the City of Schenectady Industrial Development Agency therein. The ground lease and landlord's agreement contain certain leasehold mortgagee protections. Pursuant to the ground lease, St. Clare's
          Hospital of Schenectady, N.Y. has an option to purchase the leasehold interest in the related mortgaged real property in 2016 for a price at least equal to the outstanding principal balance of the related mortgage loan. Because of possible termination of the related sublease or ground lease, lending on the borrower's interest in this real property is riskier than lending on a leasehold interest in that property or an actual ownership interest in that property.

     o    Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
          Legal Nonconforming Structures. Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See
          "Description of the Mortgage Pool--Additional Loan and Property
          Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely
          Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties May Not Comply with All
          Applicable Zoning Laws and/or Local Building Codes or with the
          Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the
          Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to include in the trust do not have outstanding building code violations. See "Description of the Mortgage Pool--
          Additional Loan and Property Information--Zoning and Building Code
          Compliance" in this prospectus supplement and "Risk
          Factors--Compliance with the Americans with Disabilities Act of 1990
          May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
          Disabilities Act" in the accompanying prospectus.

          With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, which secures a mortgage loan representing 4.9% of the initial mortgage pool balance, third parties

                                      S-64

          unrelated to the related borrowers own the air rights with respect to certain portions of the building. The 1166 A of A Condominium
          Association has leased these air rights. The air rights leases do not contain provisions which would entitle the lender to, among other benefits, notice of default or opportunity to cure defaults thereunder. If the subject air rights leases are terminated and the
          1166 A of A Condominium Association no longer leases an interest in the air rights, the 1166 Avenue of the Americas building will be in violation of zoning regulations. If the 1166 Avenue of the Americas building could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, or if the building is not in compliance with zoning regulations as a result of the related borrower's not leasing an interest in the air rights related to the building, then the related borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on the series 2005-C7 certificates.

          With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Chesterfield Commons East, which secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the certificates of occupancy for the two tenants were not available at closing.

          In addition, with respect to the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Stock Building Supply, which secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the related borrower has not delivered to the lender a current certificate of occupancy as required under the related loan documents. The related mortgaged real property is benefited by an easement which allows access to a water pipe, which easement is subject to termination upon a default thereunder. The easement also incorrectly describes the related mortgaged real property. The related borrower is obligated, and the mortgage loan is subject to a related holdback of $100,000, to record an amendment to such easement to address the foregoing issues.

          Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
          Affiliated Borrowers or Borrowers with Related Principals or Are
          Occupied, in Whole or in Part, by the Same Tenant or Affiliated
          Tenants, Which Presents a Greater Risk to the Trust in the Event of
          the Bankruptcy or Insolvency of Any Such Borrower or Tenant.
          Twenty-two (22) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The four (4) largest of these separate groups represent 16.8%, 6.6%, 2.6% and 1.9%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans,
          Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
          Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time, and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
          "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
          the Performance and Value of the Underlying Real Property, Which May
          Decline Over Time, and the Related Borrower's Ability to Refinance the
          Property, of Which There Is No Assurance--Borrower Concentration
          Within a Trust Exposes Investors to Greater Risk of Default and Loss"
          and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends
          Upon the Performance and Value of the Underlying Real Property, Which
          May Decline Over Time, and the Related Borrower's Ability to Refinance
          the Property, of Which There Is No Assurance--Borrower Bankruptcy
          Proceedings Can Delay and Impair Recovery on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

                                      S-65

     o    Some of the Mortgaged Real Properties Are or May Be Encumbered by
          Additional Debt and the Ownership Interests in Some Borrowers Have
          Been or May Be Pledged to Secure Debt Which, in Either Case, May
          Reduce the Cash Flow Available to the Subject Mortgaged Real Property.
          Ten (10) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 39.1% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under "Description of the
          Mortgage Pool--Loan Combinations" in this prospectus supplement, and we have included a table under "Description of the Mortgage Pool--Loan
          Combinations--General" that identifies each underlying mortgage loan that is part of a loan combination.

          One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting a subordinate lender's actions may not be enforceable. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against a subordinate lender, such as provisions whereby a subordinate lender has agreed not to take direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a second mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain
          Aspects of Subordination Agreements, Including Co-Lender Agreements
          Executed in Connection with Mortgage Loans Underlying Your Offered
          Certificates That Are Part of a Split Loan Structure, May be
          Unenforceable" in the accompanying prospectus.

          With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 200 Park
          Avenue, representing 12.2% of the initial mortgage pool balance, which is also one of the 10 underlying mortgage loans referred to in the second preceding paragraph, there exists a mezzanine loan that is secured by, in addition to a pledge of 100% of the equity ownership interests in the related borrower, a mortgage on the 200 Park Avenue mortgaged real property, which may be recorded at any time by the 200
          Park Avenue mezzanine loan lender, as further described under
          "Description of the Mortgage Pool--Significant Underlying Mortgage
          Loans--The 200 Park Avenue Loan--Mezzanine Financing" in this prospectus supplement.

          With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1900
          Euclid Avenue, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower has incurred debt in the principal amount of $1,000,000 to Cleveland Civic Vision Housing Fund,
          L.L.C., an Ohio nonprofit corporation. According to the terms and conditions of the related intercreditor agreement, such debt is secured by the mortgaged real property, however, such debt is subject to and unconditionally subordinated at all times to the lien of the mortgage loan that is part of the mortgage pool described in this prospectus supplement.

          The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

          1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2.   reduced cash flow could result in deferred maintenance at the particular real property;

          3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          In addition, with respect to each of seven (7) mortgage loans that we intend to include in the trust, which mortgage loans collectively represent 26.2% of the initial mortgage pool balance, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine or affiliate loan, in each case as described under "Description of the Mortgage Pool--Additional Loan and
          Property Information--Other Financing" in this prospectus supplement.

                                      S-66

          Further, with respect to each of 22 mortgage loans that we intend to include in the trust, which mortgage loans collectively represent
          35.3% of the initial mortgage pool balance, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under "Description of the
          Mortgage Pool--Additional Loan and Property Information--Other
          Financing" in this prospectus supplement.

          It is also possible that, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

          Mezzanine debt is secured by the principal's direct ownership interest in the related borrower. Affiliate debt is secured by an entity's indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

          See "Description of the Mortgage Pool--Loan Combinations" and
          "--Additional Loan and Property Information --Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
          Underlying Your Offered Certificates" in the accompanying prospectus.

     o    Certain Borrower Covenants May Affect That Borrower's Available Cash
          Flow. Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

     o    Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special
          Purpose Entities. The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below
          $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be, or previously may not have been, limited to owning their respective mortgaged real properties. For example, with respect to one (1) underlying mortgage loan (which underlying mortgage loan has a cut-off date principal balance in excess of $5,000,000, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 99
          High Street, and represents 7.9% of the initial mortgage pool balance), the related borrower is the Teachers Insurance and Annuity
          Association of America for the benefit of its separate real estate account, which is not a single purpose entity. While the related loan documents prohibit further encumbrance of the 99 High Street Mortgaged
          Property, such documents impose no restrictions on the related borrower's other business activities, on the transfer of beneficial interests in such borrower, or on such borrower's ability to incur other additional debt.

          In addition, with respect to one (1) underlying mortgage loan (which underlying mortgage loan has a cut-off date principal balance in excess of $5,000,000, is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as NTSB Academy, and represents 0.7% of the initial mortgage pool balance), the related borrower is The George Washington University, which is not a single purpose entity. While the related loan documents prohibit further encumbrance of the NTSB mortgaged real property, they impose no restrictions on the related borrower's other business activities, on the transfer of beneficial interests in such borrower, or on such borrower's ability to incur other additional debt.

          With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
          Bethesda Towers, representing 3.7% of the initial mortgage pool balance, such mortgage loan is secured by an indemnity deed of trust.
          The grantor under the indemnity deed of trust and the guarantor under the payment guaranty therein is an entity formed on July 23, 1999 for the purpose of owning the related mortgaged real property. In order to avoid liability for applicable transfer taxes that would otherwise be due, the related borrower purchased 100% of the equity interests in the grantor on August 17, 2005 rather than effectuate a transfer of the fee title to the related mortgaged real property itself.
          Therefore, such borrower is not a newly formed special purpose entity.

                                      S-67

          Further, with respect to two underlying mortgage loans secured by the respective mortgaged real properties identified on Annex A-1 to this prospectus supplement as Mission Trace Shopping Center and Havana
          Exchange, respectively, representing 0.8% and 0.2%, respectively, of the initial mortgage pool balance, which underlying mortgage loans each have a cut-off date principal balance in excess of $5,000,000, the related borrowers are not newly formed special purpose entities and have previously owned other properties in addition to the related mortgaged real property.

          With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
          LaPlata Plaza, representing 0.6% of the initial mortgage pool balance, which underlying mortgage loan has a cut-off date principal balance in excess of $5,000,000, an affiliate of the related borrower that pledged the related mortgaged real property to secure the underlying mortgage loan owns three unencumbered parcels of unimproved land adjacent to the related mortgaged real property. However, that affiliate is required to transfer those parcels to a third party no later than October 1, 2006 and to refrain from the development of the three unencumbered parcels prior to the required transfer.

          In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. Furthermore, borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (a) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business, or (b) individuals that have personal liabilities unrelated to the property. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

          In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

          Furthermore, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate may be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or such corporate or individual general partner or managing member.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.
Each of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, Wachovia Place, American
Storage, AAA Friendly Storage, Lankershim Retail, Stock Building Supply,
Bayonne Mobile Home Park, Shops at Silver Creek and Beltline Regent Retail
Center, respectively, which secure mortgage loans that collectively represent
7.1% of the initial mortgage pool balance, are owned by tenant-in-common borrowers. See "Description of the Mortgage Pool --Additional Loan and Property
Information--Other Financing" in this prospectus supplement. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class X-CP certificates, then you will

                                      S-68

be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, except as otherwise discussed in the next paragraph, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 13 mortgaged real properties, securing 1.4% of the initial mortgage pool balance, conducted a transaction screen. Except as provided in the following sentence, all of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     With respect to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, representing
7.6% of the initial mortgage pool balance, a third-party consultant conducted a
Phase I environmental site assessment within approximately 13 months of the cut-off date.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

     o    the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than

                                      S-69

the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue, which mortgaged real property secures a mortgage loan representing 12.2% of the initial mortgage pool balance, the Phase I consultant observed the presence of above-ground storage tanks that require registration with the New York State Department of
Environmental Conservation. The Phase I consultant recommended registration of those storage tanks, at an estimated cost of $600, with the appropriate New
York State department.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott -- Lincroft-Red Bank, which is one of the mortgaged real properties that secure the Courtyard by Marriott
Portfolio underlying mortgage loan representing 7.6% of the initial mortgage pool balance, the Phase I consultant recommended abandonment of three on-site groundwater monitoring wells in accordance with state and local regulations. No estimate of abandonment costs was provided. In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott -- Norwalk, Connecticut, also one of the Courtyard by
Marriott Portfolio mortgaged real properties, the Phase II consultant identified the presence of hydrocarbons in the soil at the related mortgaged real property. Based on historic use of the subject property as a gasoline station, as well as the concentration and nature of the hydrocarbons, the Phase
II consultant recommended further investigation of the subsurface conditions.
With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott -- Portland Beaverton, also one of the Courtyard by Marriott Portfolio mortgaged real properties, a Phase I consultant reported that groundwater at an adjacent property is contaminated with trichloroethylene and additional contaminants that likely had minimally encroached on the subject property. Because the contamination is wholly attributed to an off-site release, and due to the fact that drinking water for the property is not obtained from on-site wells, the Phase I consultant recommended no further action.

     With respect to the nine (9) mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Reckson Portfolio I, which mortgaged real properties secure a mortgage loan representing 5.2% of the initial mortgage pool balance, the following environmental considerations were identified. With respect to 225 High Ridge Road, according to the Phase I consultant, soil and groundwater contamination was identified at the property in connection with a heating oil underground storage tank, which was removed from the property in
1988 (prior to the construction of the current improvements), and the prior owner's use of chlorinated organic solvents for metalwork conducted at the property. According to the Phase I consultant, approximately 11,000 cubic yards of impacted soil was removed from the property by the former owner of the property, CBS Technologies. The consultant further indicated that CBS
Technologies conducted site investigations under a Consent Order entered into with the Connecticut Department of Environmental Protection in 1988, which
Consent Order names CBS Technologies as the responsible party with respect to these matters. In addition, according to the consultant, a groundwater recovery and treatment system was implemented in 1990 under the Consent Order, which is currently operated and maintained by CBS Technologies. According to the Phase I consultant, recent subsurface investigations conducted in 2005 identified that although a majority of the impacted soil was removed from the property, a small area is contaminated with extractable total petroleum hydrocarbons. The Phase I consultant recommended no further investigation at this time, but recommended that the former owner's environmental consultant be given access to the property to perform necessary testing and remediation in order to obtain regulatory closure with respect to the property. The borrower has obtained environmental insurance with respect to this matter. There can be no assurance that all contamination will be remedied, that CBS Technologies will continue to perform and pay for the required remediation work or that the environmental insurance policy will be sufficient to cover all necessary remediation or potential liability to the borrower with

                                      S-70

respect to this matter. With respect to 80 Grasslands Road, the Phase I consultant identified groundwater impacted by a concentration of volatile organic compounds. According to that consultant those concentrations should attenuate through natural bio-degradation and, further, the mortgaged real property is provided with a municipal supply of potable water not from on-site wells and a concrete foundation and asphalt paved parking area may protect the mortgaged real property from volatile organic compound vapors. According to the
Phase I consultant, the New York State Department of Environmental Conservation
is not currently requiring any remediation or any further action, but there can be no assurance that it will not require action in the future or that it will issue a regulatory closure for the contamination incident. There can be no assurance that the volatile organic compound levels will attenuate. With respect to 35 Pinelawn Road, the mortgaged real property is listed as a New
York Spill and a New York Historic Spills case due to a fire in October of 2000 that caused a leak of transformer oil. According to the Phase I environmental consultant, cleanup activities were undertaken by the responsible party, Long
Island Power Authority/Keyspan. Further, the New York State DEC Conservation
indicated that only soil and not groundwater was impacted, but there can be no assurance that it will issue a regulatory closure or that the spill will not have a significant negative environmental impact.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, which mortgaged real property secures a mortgage loan representing 4.9% of the initial mortgage pool balance, the Phase I consultant detected asbestos-containing materials in 12 bulk samples in pipe insulation. Abatement procedures are underway for the pipe insulation samples that were accessible.

     With respect to the three (3) mortgaged real properties identified on
Annex A-1 to this prospectus supplement as Reckson Portfolio II, which mortgaged real properties secure a mortgage loan representing 1.3% of the initial mortgage pool balance, the following environmental considerations were identified. With respect to 50 Marcus Drive, the Phase I report indicated that several leaching pools and drywells were remediated due to the presence of certain hazardous substances. According to the Phase I environmental consultant, remedial actions were taken according to an agreement with the New
York State Department of Environmental Conservation, in-place engineering controls were instituted to address vapor intrusion and indoor air monitoring was conducted. According to the Phase I environmental consultant, the New York
State DEC indicated that certain tasks need to be completed before it will issue a final release letter and a closure of the site. There can be no assurance that the required tasks will be completed, that the New York State
DEC will issue a closure and require no further action or that the groundwater quality will continue to improve.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Storage Deluxe, which mortgaged real property secures a mortgage loan representing 0.6% of the initial mortgage pool balance, a Phase I consultant reported that the related mortgaged real property has been impacted by chlorinated solvent discharges from a former leaking underground storage tank. Remedial work has been undertaken, and the Phase I consultant recommended continued groundwater monitoring until closure status is granted by the appropriate state agency. According to the Phase I consultant, the current owner maintains an environmental indemnification agreement with the prior owner.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Route 17 North -- Paramus, which mortgaged real property secures a mortgage loan representing 0.5% of the initial mortgage pool balance, a historical site review identified impacted groundwater at the mortgaged real property. Residual petroleum hydrocarbons, including benzene, chlorobenzene and tetrachloroethylene, in amounts exceeding the requirements of the New Jersey Department of Environmental Protection were detected during several Phase II site investigations. The site is restricted to commercial and industrial activity and is subject to certain use and activity limitations and use of groundwater is prohibited. According to the Phase I environmental consultant, the New Jersey DEP acknowledged that off-site sources were likely responsible for the presence of benzene and tetrachloroethylene, but attributed the presence of chlorobenzene to previous operations at the mortgaged real property. To obtain a no further action letter, the New Jersey DEP required continued groundwater monitoring activities at the subject property until acceptable levels for certain hazardous substances are achieved on two consecutive testing periods. Although an environmental consultant hired by the previous owner of the mortgaged real property submitted a letter dated June 8,
2005 to the New Jersey DEP indicating that such levels were achieved, the New
Jersey DEP has not yet provided administrative closure with respect to the matter. The Phase I environmental assessment with respect to the mortgaged real property recommended that groundwater monitoring activities be continued until the New Jersey DEP issues an administrative closure and requires no further action. The amount of $163,798 was escrowed at closing to be disbursed to cover the costs and expenses of the borrower in procuring an AIG environmental policy with respect to this matter acceptable to the lender. There can be no assurance that the conditions for an administrative closure by the New Jersey DEP have been or will be met or that no further action will be required with respect to the mortgaged real property. In addition, there can be no assurance that the borrower will obtain an environmental

                                      S-71

insurance policy with respect to this matter or that such environmental insurance policy will provide coverage for any such environmental matters or will be in a sufficient amount to pay for all necessary remediation actions and potential liabilities.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Executive Lodge Apartments, which mortgaged real property secures a mortgage loan representing 0.3% of the initial mortgage pool balance, the Phase I consultant recommended quarterly radon sampling of units with elevated radon sampling results, at an estimated cost of $560 per sampling event.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Phoenix Building, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, previous and ongoing subsurface investigations indicated elevated levels of petroleum based constituents and lead in the form of volatile organic compounds and other hazardous substances due to previous manufacturing operations at the site. The site is restricted to commercial and industrial activity and is subject to certain use and activity limitations and use of groundwater is prohibited. According to the Phase I environmental consultant, a voluntary cleanup program including groundwater monitoring is being completed by the previous owner who is obliged to take such action according to a consent order and an agreement with the Pennsylvania Department of Environmental
Protection. The related borrower hired an environmental consultant to estimate the cost of remediation and, based on such estimate, $150,000 was escrowed at closing for that purpose. Additionally, as a condition of closing, the related borrower was required to obtain an environmental insurance policy. The Phase I assessment recommended the continuation of the cleanup program until an administrative closure is reached. There can be no assurance that the voluntary cleanup will continue or be completed, that amounts escrowed are sufficient. In addition, there can be no assurance that the borrower will obtain an environmental insurance policy with respect to this matter or that such environmental insurance policy will provide coverage for any such environmental matters or will be in sufficient amount to pay for all necessary remediation actions and potential liabilities. or that the Pennsylvania DEP will issue a closure of the site.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Shoppes at Hunt Club, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the Phase I environmental assessment identified potential environmental conditions due to the operation of a dry cleaning facility at the mortgaged real property. According to the Phase I environmental consultant, the dry cleaning facility was admitted to the Florida Dry Cleaning Program in 1998 due to a high concentration of dry cleaning solvents detected in a soil sample.
An subsequent assessment was performed in 2001 and no dry cleaning solvents were identified above regulatory action levels. Consequently, a Site
Rehabilitation Completion Order was issued by the Florida Department of
Environmental Protection on April 15, 2002, which indicated that no further assessment was required for the mortgaged real property. There can be no assurance that the Florida Department of Environmental Protection will not require further action in the future or that levels of dry cleaning solvents will continue to remain below regulatory action levels.

     With respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Madison Garden Apartments, which mortgaged real property secures a mortgage loan representing 0.2% of the initial mortgage pool balance, the Phase I consultant recommended quarterly radon sampling of units with elevated radon sampling results, at an estimated cost of $560 per sampling event.

     A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that--

     o    the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

     o    the results of the environmental testing were accurately evaluated in all cases;

     o    the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

     o    the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

     o    the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

     o    any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

                                      S-72

     o    any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this prospectus supplement and "Risk
Factors--Environmental Liabilities Will Adversely Affect the Value and
Operation of the Contaminated Property and May Deter a Lender from Foreclosing"
and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the
accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date, in order to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o    the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Additional Loan and Property Information--Property, Liability
and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots, acts of war or terrorism, certain nuclear, biological or chemical materials, floods or earthquakes. There is also a possibility of casualty losses on a mortgaged real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance or that the related underlying mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a
Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     Property Managers and Borrowers May Each Experience Conflicts of Interest
in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the mortgaged real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     There May be Restrictions on the Ability of a Borrower, a Lender or Any
Transferee Thereof to Terminate or Renegotiate Property Management Agreements
That are in Existence With Respect to Some of the Mortgaged Real Properties. In
the case of some of the mortgage loans that we intend to include in the trust, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. See, for example, "Description of the
Mortgage Pool-- Significant Underlying Mortgage Loans--The Courtyard by
Marriott Portfolio Mortgage Loan--Management Agreement"

                                      S-73

in this prospectus supplement. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

     With Respect to Ten (10) Mortgage Loans (Including Seven (7) of the
Fifteen Largest Mortgage Loans) That We Intend to Include in the Trust, the
Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in
the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May
Conflict with Your Interests; The Series 2005-C7 Certificateholders May Have a
Limited Ability to Control the Servicing of the Subject Loan Combinations. Ten
(10) mortgage loans that we intend to include in the trust, which mortgage loans (a) are described under "Description of the Mortgage Pool--Loan
Combinations" and/or "--Significant Underlying Mortgage Loans" in this prospectus supplement and (b) collectively represent 39.1% of the initial mortgage pool balance, are each part of a loan combination that includes one or more additional mortgage loans that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a)
cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2005-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2005-C7 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that securitization. You should expect that a non-trust mortgage loan noteholder or any party acting on behalf of or through a non-trust mortgage loan noteholder will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2005-C7 certificateholders for so doing. See
"Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "Servicing
Under the Series 2005-C7 Pooling and Servicing Agreement--The Series 2005-C7
Controlling Class Representative, the Loan-Specific Class Representatives and
the Serviced Non-Trust Loan Noteholders" and "--Replacement of the Special
Servicer" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders or loan combination controlling party with respect to the loan combinations being serviced and administered under the series 2005-C7 pooling and servicing agreement.

     In addition, the following three (3) underlying mortgage loans are each being serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination as the subject underlying mortgage loan: (a) the 200 Park Avenue underlying mortgage loan, which is the largest mortgage loan that we intend to include in the trust and represents 12.2% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2005-C3, Commercial Mortgage

                                      S-74

Pass-Through Certificates, Series 2005-C3, which is the governing document the securitization of the 200 Park Avenue note A1 non-trust mortgage loan; (b) the
Courtyard by Marriott Portfolio underlying mortgage loan, which is the third largest mortgage loan that we intend to include in the trust and represents
7.6% of the initial mortgage pool balance, is also being serviced pursuant to the series 2005-C3 pooling and servicing agreement referred to in clause (a)
above, which is also the governing document for the securitization of the
Courtyard by Marriott Portfolio note A1 non-trust mortgage loan; and (c) the
1166 Avenue of the Americas underlying mortgage loan, which is the fifth largest mortgage loan that we intend to include in the trust and represents
4.9% of the initial mortgage pool balance, is being serviced pursuant to the trust and servicing agreement relating to the 1166 Avenue of the Americas
Commercial Mortgage Trust II, Commercial Mortgage Pass-Through Certificates,
Series 2005-C6, which is the governing document for the securitization of the
1166 Avenue of the Americas non-trust mortgage loan. Each of the foregoing pooling and servicing/securitization agreements are similar but not identical to the series 2005-C7 pooling and servicing agreement. See "Servicing of the
200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
Combination" and "Servicing of the 1166 Avenue of the Americas Loan
Combination" in this prospectus supplement. In addition, the series 2005-C7 certificateholders will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

     Conflicts of Interest May Exist in Connection with the Master Servicer and/or the Special Servicer. The master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C7 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken. In general, the master servicer and the special servicer are required to service in accordance with a servicing standard that considers the series 2005-C7 certificateholders, as a collective whole, and no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the series
2005-C7 non-offered certificates.

     Furthermore, the master servicer and/or the special servicer may service, in the ordinary course of its business, existing and new mortgage loans or portfolios of mortgage loan for third parties that are similar to the mortgage loans that will be included in the trust. The real properties securing those other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged real properties securing the underlying mortgage loans.
Consequently, the performance by the master servicer and/or the special servicer of services with respect to the underlying mortgage loans and related mortgaged real properties at the same time as they are performing services on behalf of other persons with respect to other mortgage loans and competing properties, may pose inherent conflicts for such servicer.

     Conflicts of Interest May Exist in Connection with Certain Previous or
Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to
Certain of the Underlying Mortgage Loans, Related Borrowers or Related
Mortgaged Real Properties. Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans included in the trust. A mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust. Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. See, for example, "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--The Borrower and Sponsor" and "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Seth Portfolio Mortgage
Loans--The Borrowers and Sponsor" in this prospectus supplement. With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens -- Dallas,
Walgreens -- Anderson and Eckerd -- Southern Pines, respectively, representing
0.2%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance, the mortgage loan seller or an affiliate thereof is the owner of the related borrowers. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest.

                                      S-75

     Further, in the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Seth Portfolio -- Sandstone Apartments and Seth Portfolio -- Bayou Park
Apartments, which mortgage loans represent 2.6% of the initial mortgage pool balance, the mezzanine lender is an affiliate of the majority indirect owner of the related borrower. In its capacity as mezzanine lender and in the exercise of its related rights under the intercreditor agreement, such as the right to cure borrower defaults under the underlying mortgage loan, the mezzanine lender may consider and act in the best interests of the borrower and those interests will likely conflict with the interests of the mortgage lender. See
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--Seth
Portfolio Mortgage Loans--The Borrower and the Sponsor" and "--Significant
Underlying Mortgage Loans--Seth Portfolio Mortgage Loans--Mezzanine Financing"
in this prospectus supplement.

     In the foregoing cases, the relationship of the mortgage loan seller or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the trust or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

     Limitations on Enforceability of Cross-Collateralization May Reduce Its
Benefits. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     In addition, in the case of the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio, which mortgage loan represents 7.6% of the initial mortgage pool balance, the related loan documents permit property substitutions, thereby changing the real property collateral, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Substitutions,"
respectively, in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax and Other Considerations Related to Foreclosure May Adversely Affect
Distributions on the Series 2005-C7 Certificates. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant

                                      S-76

or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2005-C7 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes.
Such state or local taxes may reduce net proceeds available for distribution to the series 2005-C7 certificates.

     Investors May Want to Consider Prior Bankruptcies. We are aware of one (1)
mortgage loan that we intend to include in the trust, representing 0.2% of the initial mortgage pool balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can
Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
Certificates" in the accompanying prospectus.

     In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding. Other tenants may, in the future, be a party to a bankruptcy proceeding.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     With respect to the to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, representing 4.9% of the initial mortgage pool balance, there are pending legal proceedings against the Marsh & McLennan
Companies, Inc., the sponsor, and its affiliates. Legal and regulatory proceedings by federal and state regulators and law enforcement authorities concerning the sponsor and certain of its subsidiaries, particularly its insurance and reinsurance brokerage and investment management operations, as well as class actions, derivative actions and individual suits brought by policyholders and investors, may have a material adverse effect on the business, financial condition and results of operations of the sponsor and/or its affiliates. There can be no assurance that any such litigation would not have an adverse effect on payments on the series 2005-C7 certificates. On
January 30, 2005, the sponsor and Marsh Inc. entered into an agreement with the
New York State Attorney General and the New York State Insurance Department to
settle a New York State Attorney General lawsuit and a New York State Insurance
Department citation, claiming various instances of fraud, antitrust violations and unjust enrichment relating primarily to Marsh Inc.'s broker compensation arrangements. Pursuant to a settlement agreement, Marsh Inc. agreed to establish a fund of $850 million, payable over four years, for eligible Marsh
Inc. policyholder clients. In 2004, Marsh Inc. recorded a charge for the full amount of this fund and on June 1, 2005 it made its first payment into the fund, in the amount of $255 million. While the settlement agreement is binding on certain of Marsh Inc.'s policyholder clients, it does not resolve any investigation, proceeding or action commenced against any former or current employees of Marsh Inc., the sponsor or its affiliates. Notwithstanding the settlement agreement, numerous other lawsuits have been commenced against Marsh
Inc., the sponsor and one or more of their subsidiaries, as well as their current and former directors and officers, relating to matters alleged in the
New York State Attorney General lawsuit. In addition, following the filing of the New York State Attorney General lawsuit, the sponsor and certain of its subsidiaries received notices of investigations and inquiries, together with requests for documents and information, from attorneys general, departments of insurance and other governmental entities in a significant number of jurisdictions (other than New York) that relate to the allegations in the New
York State Attorney General lawsuit. Given the number of pending investigations, there is a significant possibility that the sponsor or its subsidiaries could face administrative proceedings or other regulatory actions, fines or penalties. There can be no assurance that additional lawsuits, administrative proceedings or other regulatory actions will not be commenced against the sponsor or its affiliates. These ongoing and potential future lawsuits, administrative proceedings or other regulatory actions against the sponsor and its affiliates may result in additional costs to the sponsor and may have a material adverse effect on its business, financial condition and results of operations. The resulting effect of these proceedings could adversely affect the amount and timing of payments on the 1166 Avenue of the
Americas mortgage loan and consequently, the amount and timing of distributions to the series 2005-C7 certificateholders. The sponsor and its affiliates lease
100% of the 1166 Avenue of the

                                      S-77

Americas mortgaged real property. In October 2004, Marsh Inc. eliminated contingent compensation agreements with insurers. No such compensation will be earned for placements made after October 1, 2004. The elimination of this so-called market services revenue will negatively affect the sponsor's near-term revenues and operating income. For example, market services revenue declined to $68 million for the first six months of 2005, compared to $408 million for the first six months of 2004.

     Risks Relating to the Characterization of the Primary Lease and the
Sponsor Lease at the 1166 Avenue of the Americas Mortgaged Real Property. For
example, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, which secures a mortgage loan representing 4.9% of the initial mortgage pool balance, the related mortgaged real property is subject to primary leases and a sponsor lease, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan--The
Primary Leases and the Sponsor Lease" in this prospectus supplement. The rights of the series 2005-C7 certificateholders may be adversely affected in the event that bankruptcy proceedings are commenced by or against the related borrower, any primary lease tenant or the related sponsor. A bankruptcy court could hold that all or any of such primary leases or the sponsor lease is a financing transaction between a related borrower and the applicable tenant, rather than a
"true lease." In such instance, the applicable borrower could be characterized as a lender to the applicable tenant, which would in turn be characterized as the owner of the applicable premises. As such the leased premises would be deemed property of such tenant's bankruptcy estate and subject to, among other things, the automatic stay. There can be no assurance that the bankruptcy court would characterize the primary leases or the sponsor lease as a "true lease."
Affirmative title insurance coverage was obtained to insure the lien of the mortgaged property even if any or all of the primary leases or the sponsor lease is characterized as a financing transaction. Furthermore, if a bankruptcy court were to hold that any primary lease or the sponsor lease is a financing transaction, the applicable borrower or related borrowers should be viewed as a perfected secured lender, assuming all appropriate security filings were made.
The sponsor has informed the originator that it intends to treat the primary leases but not the sponsor lease as financing leases not subject to New York
City commercial rent tax. Secured lenders are subject to numerous statutory provisions which may interfere with or delay their ability to obtain payment of a loan. In the event of a bankruptcy filing by or against any primary lease tenant or the sponsor where the bankruptcy court were to hold that the lease is a "true lease" of real property, the primary lease tenants and/or the sponsor, as applicable, as debtor-in-possession, or a trustee, would have the option to
"assume" or "reject" the lease to which they are a party. If it elects to assume the lease, it must cure all defaults under the lease and provide adequate assurance of its future performance thereunder. If it elects to reject the lease, such a rejection is deemed a breach of the lease immediately before the date of the filing of the bankruptcy petition, and the primary lease tenants and/or the sponsor, as applicable would not be obligated to continue to perform thereunder. The related borrowers' claim for damages pursuant to the lease would be treated as a general unsecured claim, which may result in recoveries materially less than the amount of the claim. Regardless of how a bankruptcy court would characterize any primary lease or the sponsor lease, the amount of recovery on any claims against any primary tenant or the sponsor under the applicable lease, and the amount of time that would pass between the commencement of the applicable primary lease tenant's or the sponsor's bankruptcy case and the receipt of such recovery, also cannot be predicted.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage
Loans. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S.
interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e)
insurance costs and the availability of insurance coverage for terrorist acts in the future. Any such negative financial impact could adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans.
Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell
Your Offered Certificates and May Have an Adverse Effect on the Market Value of
Your Offered Certificates," "--The Market Value of Your Offered Certificates
May Be Adversely Affected by Factors Unrelated to the Performance of Your
Offered Certificates and the Underlying Mortgage Assets, Such

                                      S-78

as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally"
and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6, B and H to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-79

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include 135 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance (as described below) of
$2,346,508,075 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof). However, the actual Initial Mortgage Pool Balance may be as much as
5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a "Loan Group No. 1" and a
"Loan Group No. 2." "Loan Group No. 1" will consist of all of the mortgage loans backing the series 2005-C7 certificates that are secured by property types other than multifamily and mobile home park, together with the underlying mortgage loans secured by the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement. Loan Group No. 1 will consist of 113 mortgage loans, with an Initial Loan Group No. 1 Balance of
$2,176,322,965 (which excludes, in the case of the Split Mortgage Loans, the total initial Allocated Principal Balance of the respective Non-Pooled Portions thereof), representing approximately 92.7% of the Initial Mortgage Pool
Balance. "Loan Group No. 2" will consist of all of the mortgage loans backing the series 2005-C7 certificates that are secured by multifamily and mobile home park properties (other than the Loan Group No. 1 Multifamily Properties identified in the glossary to this prospectus supplement). Loan Group No. 2 will consist of 22 mortgage loans, with an Initial Loan Group No. 2 Balance of
$170,185,111, representing approximately 7.3% of the Initial Mortgage Pool
Balance. See Annex B--Certain Information Regarding Multifamily Properties.

     The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust (exclusive of the Non-Pooled Portions), the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1
(exclusive of the Non-Pooled Portions), and the Initial Loan Group No. 2
Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust
(exclusive, in the case of each Split Mortgage Loan, of the initial Allocated
Principal Balance of the Non-Pooled Portions) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from
$1,298,556 to $285,131,898, and the average of those cut-off date principal balances is $17,381,541.

     Except in the case of five (5) underlying mortgage loans, collectively representing 1.3% of the Initial Mortgage Pool Balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates'
conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of
Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS
Securities LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Fitch that eight (8) of the mortgage loans that we intend to include in the trust, representing 37.3% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

                                      S-80

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o    All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion).

     o    If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, the initial Allocated Principal Balance of the related Pooled Portion).

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

SPLIT MORTGAGE LOANS

     The Pooled and Non-Pooled Portions of the Cherryvale Mall Mortgage Loan.

     General. For purposes of distributions on the series 2005-C7 certificates, the Cherryvale Mall Mortgage Loan will be treated as if it consists of two portions, which we refer to as the Cherryvale Mall Pooled Portion and the
Cherryvale Mall Non-Pooled Portion, respectively. The Cherryvale Mall Pooled
Portion consists of $84,000,000 of the entire cut-off date principal balance of the Cherryvale Mall Mortgage Loan, and the Cherryvale Mall Non-Pooled Portion
consists of the remaining $10,000,000 of the cut-off date principal balance of the Cherryvale Mall Mortgage Loan. The Class CM Principal Balance Certificates
represent beneficial ownership of the Cherryvale Mall Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Cherryvale Mall Mortgage Loan that are allocable to the
Cherryvale Mall Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2005-C7 certificates will be entitled to receive collections of principal and interest on the Cherryvale Mall
Mortgage Loan that are allocable to the Cherryvale Mall Pooled Portion. Each of the Cherryvale Mall Pooled Portion and the Cherryvale Mall Non-Pooled Portion
will be deemed to accrue interest at the same rate and on the same terms as the
Cherryvale Mall Mortgage Loan. As and to the extent described under "--The
Pooled and Non-Pooled Portions of the Cherryvale Mall Mortgage Loan--Allocation
of Payments" below, the rights of the holders of the Class CM Principal Balance
Certificates to receive payments of principal and interest to which they are entitled with respect to the Cherryvale Mall Mortgage Loan will be subordinated to the rights of the holders of the offered certificates and certain non-offered classes of the series 2005-C7 certificates to receive payments of principal and interest to which they are entitled with respect to the
Cherryvale Mall Mortgage Loan.

     Allocation of Payments. On or prior to each distribution date, amounts received during the related collection period with respect to the Cherryvale
Mall Mortgage Loan, together with any amounts advanced with respect to the
Cherryvale Mall Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the Cherryvale Mall Mortgage Loan under the series 2005-C7 pooling and servicing agreement, will be applied as follows:

     o    first, for inclusion in the Net Available P&I Funds, as interest accrued with respect to the Cherryvale Mall Pooled Portion, accrued
          (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the
          Cherryvale Mall Pooled Portion, through but not including the then-most recent due date for the Cherryvale Mall Mortgage Loan, to the extent not previously received or advanced;

     o    second, for inclusion in the Net Available P&I Funds, as principal on the Cherryvale Mall Pooled Portion in an amount equal to the lesser of
          (1) the Allocated Principal Balance of the Cherryvale Mall Pooled
          Portion immediately prior to the subject distribution date and (2) the entire portion of the Total Principal Payment Amount for the subject distribution date that is allocable to the Cherryvale Mall Mortgage
          Loan;

                                      S-81

     o    third, for inclusion in the Net Available P&I Funds, as a
          reimbursement with respect to the Cherryvale Mall Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Cherryvale Mall Mortgage Loan that were not otherwise borne by the holders of the Class CM Principal Balance
          Certificates and that have not been previously reimbursed;

     o    fourth, for inclusion in the Class CM Available P&I Funds, as interest with respect to the Cherryvale Mall Non-Pooled Portion, accrued (on a
          30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Cherryvale
          Mall Non-Pooled Portion, through but not including the then-most recent due date for the Cherryvale Mall Mortgage Loan, to the extent not previously received or advanced;

     o    fifth, for inclusion in the Class CM Available P&I Funds, as principal of the Cherryvale Mall Non-Pooled Portion in an amount equal to the lesser of (1) the Allocated Principal Balance of the Cherryvale Mall
          Non-Pooled Portion immediately prior to the subject distribution date and (2) the excess, if any, of (a) the entire portion of the Total
          Principal Payment Amount for the subject distribution date that is allocable to the Cherryvale Mall Mortgage Loan, over (b) the payments of principal to be made with respect to the Cherryvale Mall Pooled
          Portion on that distribution date in accordance with clause second above;

     o    sixth, for inclusion in the Class CM Available P&I Funds, as a reimbursement with respect to the Cherryvale Mall Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Cherryvale Mall Mortgage Loan that were borne by the holders of the Class CM Principal Balance Certificates and that have not been previously reimbursed; and

     o    seventh, to reimburse the Class CM Representative for any outstanding cure payments made with respect to the Cherryvale Mall Mortgage Loan.

     The Pooled and Non-Pooled Portions of the Station Place I Mortgage
Loan. The Station Place I Mortgage Loan is evidenced by two loan components--a senior loan component and a junior loan component--that are referred to in this prospectus supplement as the "Station Place I Pooled Portion" and the "Station
Place I Non-Pooled Portion," respectively. The Station Place I Pooled Portion consists of $40,360,000 of the entire cut-off date principal balance of the
Station Place I Mortgage Loan and the Station Place I Non-Pooled Portion
consists of the remaining $63,000,000 of the cut-off date principal balance of the Station Place I Mortgage Loan. The Class SP Principal Balance Certificates
represent beneficial ownership of the Station Place I Non-Pooled Portion, and the holders of those certificates will be entitled to collections of principal and interest on the Station Place I Mortgage Loan that are allocable to the
Station Place I Non-Pooled Portion. The holders of the offered certificates and certain non-offered classes of the series 2005-C7 certificates will be entitled to receive collections of principal and interest on the Station Place I
Mortgage Loan that are allocable to the Station Place I Pooled Portion.

     On or prior to each distribution date, amounts received during the related collection period with respect to the Station Place I Loan Combination will be allocated among the Station Place I Pooled Portion, the Station Place I
Non-Pooled Portion and the Station Place I Non-Trust Loan as set forth under
"--Loan Combinations--The Station Place I Mortgage Loan-- Priority of Payments"
below. In general, the allocation of payments of principal and interest to the
Station Place I Non-Pooled Portion will be subordinated to the allocation of payments of principal and interest to the Station Place I Pooled Portion and to the Station Place I Non-Trust Loan. In general, payments on the Station Place I
Pooled Portion and the Station Place I Non-Trust Loan are to be made on a pro rata and pari passu basis. Notwithstanding the foregoing, prior to certain material uncured events of default, all scheduled monthly payments of principal will be applied to the Station Place I Pooled Portion prior to being applied to the Station Place I Non-Trust Loan.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 16 mortgage loans, collectively representing 19.0% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      S-82

     The table below identifies, by name of the loan or loan group set forth on
Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan and/or group of cross-collateralized mortgage loans that represents at least 1.0% of the Initial Mortgage Pool Balance.

                                                                                                        % OF INITIAL
                                                                                          NUMBER OF     MORTGAGE POOL
                               PROPERTY/PORTFOLIO NAMES                                  PROPERTIES        BALANCE
-------------------------------------------------------------------------------------   ------------   --------------

1.    Courtyard by Marriott Portfolio ...............................................        64           7.6%
2.    Reckson Portfolio I ...........................................................         9           5.2%
3.    Seth Portfolio -- Bayou Park Apartments and Seth Portfolio -- Sandstone                 2           2.6%
      Apartments
4.    Reckson Portfolio II ..........................................................         3           1.3%

     The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected in the prior table and that represent at least 1.0% of the Initial
Mortgage Pool Balance.

                                                                                                   % OF INITIAL
                                                                                     NUMBER OF     MORTGAGE POOL
                            PROPERTY/PORTFOLIO NAMES                                PROPERTIES        BALANCE
--------------------------------------------------------------------------------   ------------   --------------

1.    Mathilda Research Centre and 200 Park Avenue .............................         2           16.8%
2.    Page Plaza, Edgecombe Square, Lilburn Corners, LaPlata Plaza, Gleneagles
      Court Shopping Center and Jackson Village ................................         6            1.9%
3.    East Hampton Village and Bunker Hill/Valley Forge ........................         2            1.6%
4.    Allen Central Market, Murphy Crossing and Gleneagles .....................         3            1.4%
5.    Fleming, Highland and Eastway Apartments, Prestige Mobile Home Park, Oak
      Orchard Mobile Home Park and Northrup Mobile Home Park ...................         6            1.2%
6.    Westminster Apartments, The Orchard and Harmony Pointe ...................         3            1.2%
7.    Lanier Commons Shopping Center and Shops at Sea Island ...................         2            1.1%
8.    Chesterfield Commons East and Grand Mesa Pad Sites .......................         2            1.0%
9.    Havana Exchange and Mission Trace Shopping Center ........................         2            1.0%

     Each group of cross-collateralized mortgage loans, and each individual multi-property mortgage loan, that we intend to include in the trust entitles the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through full or, in some such cases, partial defeasance. Three (3) groups of cross-collateralized mortgage loans, collectively representing 3.9% of the Initial Mortgage Pool Balance, and three
(3) multi-property mortgage loans, collectively representing 12.9% of the
Initial Mortgage Pool Balance, that we intend to include in the trust, entitle the related borrower(s) to a release of one or more or the corresponding mortgaged real properties through only partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See "--Terms and
Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     In the case of the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the
Courtyard by Marriott Portfolio Borrower may obtain the release from the lien of the related mortgage of certain specified Courtyard by Marriott Portfolio
Mortgaged Properties, provided that various conditions are satisfied, as set forth under "--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Releases" in this prospectus supplement. Further, the
Courtyard by Marriott Portfolio Mortgage Loan permits property substitutions, thereby changing the real property collateral, as described under
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan--Substitutions" in this prospectus supplement.

     In addition, the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jackson
Village is also secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gleneagles Court Shopping Center, but the
Gleneagles Court Shopping Center underlying mortgage loan is not secured by the
Jackson Village mortgaged real property. The Jackson Village mortgage loan will cease to be secured by the Gleneagles Court Shopping Center mortgaged real property and the one-way cross-collateralization will terminate upon the satisfaction of certain tenant related conditions. Both of these mortgage loans are included among the 16 mortgage loans referred to in the first paragraph of this "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and
Mortgage Loans with Affiliated Borrowers" section. Further, the Jackson Village underlying mortgage

                                      S-83

loan may be defeased or prepaid without the defeasance or prepayment of any portion of the Gleneagles Court Shopping Center underlying mortgage loan, however, the Gleneagles Court Shopping Center underlying mortgage loan may not be defeased or prepaid without the corresponding defeasance or prepayment of the entire Jackson Village underlying mortgage loan.

ADDITIONAL PARTIAL RELEASES

     Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted with respect to cross-collateralized and multi-property underlying mortgage loans which are described above under "--Cross-Collateralized Mortgage Loans, Multi-Property
Mortgage Loans and Mortgage Loans with Affiliated Borrowers," and other than those permitted in connection with a defeasance which are described below under
"--Terms and Conditions of the Underlying Mortgage Loans --Defeasance Loans."

     With respect to the 1166 Avenue of the Americas Mortgage Loan, the 1166
Avenue of the Americas Borrowers may obtain a release of one or more of condominium units comprising the 1166 Avenue of the Americas Mortgaged Property
from the lien of the related mortgage subject to the satisfaction of certain conditions, as set forth under "--Significant Underlying Mortgage Loans--The
1166 Avenue of the Americas Mortgage Loan--Property Releases" and "--Terms and
Conditions of the Underlying Mortgage Loans--Prepayment Provisions--Other
Prepayment Provisions" in this prospectus supplement.

     With respect to one (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Paseo Sepulveda, the related borrower has the right at any time to request, upon the satisfaction of certain specified conditions set forth in the loan documents (as described below), that such mortgage loan be split and severed into two separate underlying mortgage loans secured by two separate mortgaged real properties, one such property to be transferred to, and the corresponding underlying mortgage loan assumed by, a new borrower, in accordance with the related loan documents. Each new underlying mortgage loan will be represented by a separate promissory note and secured by a separate mortgage representing a lien on only a portion of the property that constituted the Paseo Sepulveda mortgaged real property as of the cut-off date. Each of those two parcels will therefore be released from the lien of the original mortgage and subject only to the lien of the new mortgage. Upon the severance of the Paseo Sepulveda underlying mortgage loan, the two new Paseo Sepulveda underlying mortgage loans will consist of (a) one (1) underlying mortgage loan in the principal amount of $15,000,000, secured by the Paseo Sepulveda mortgaged real property identified as Paseo Sepulveda-Retail Center, and representing the obligation of the original borrower, and (b) one (1)
underlying mortgage loan in the principal amount of $5,000,000, secured by the
Paseo Sepulveda mortgaged real property identified as Paseo
Sepulveda-Walgreen's Parcel, representing the obligation of the new borrower.
The severance of the Paseo Sepulveda underlying mortgage loan and concurrent assumption as described above is subject to the satisfaction by the related borrower of the following conditions, among others: (a) the third party transferee must have demonstrated expertise in owning and operating like properties (such expertise to be determined by the lender), (b) the transferee must have a net worth and liquidity acceptable to the lender, (c) the transferee must not be in default with respect to other indebtedness in a manner unacceptable to the lender, (d) there must exist an aggregate debt service coverage ratio of 1.20x and a loan-to-value ratio not in excess of 80%,
(e) rating agency confirmation must be delivered, and (f) the borrower must deliver evidence of the creation of reciprocal easements between the parcels as necessary for their operation which easements shall be prior in right to the lien of the lender on each parcel.

     With respect to one (1) mortgage loan that we intend to include in the trust, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as RV Ranch and Stor-More, representing 0.1% of the initial mortgage pool balance, the related borrower has the right at any time to request the release of a vacant parcel of land not required or used for the operation of the Stor-More self storage facility, subject to the satisfaction of the following conditions, among others: (a) nonoccurrence or discontinuance of an event of default on either the date of the release request or the date of actual release, (b) compliance with zoning, land use and similar legal requirements with respect to the released parcel and the remaining parcel, (c)
segregation and allocation of expenses with respect to the released parcel and the remaining parcel, (d) confirmation that no development, subdivision or construction with respect to the released parcel will adversely impact the remaining parcel, (e) confirmation that the use, occupancy and operation of the remaining parcel will be consistent with such use, occupancy and operation prior to any release, (f) delivery of rating agency letters confirming consistency of ratings prior to and after any release and (g) release of the released parcel to an entity separate and distinct from the related borrower.

     Further, some of the other mortgage loans that we intend to include in the trust may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of

                                      S-84

the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o    one (1) of the mortgage loans that we intend to include in the trust, representing 3.6% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month, and

     o    134 of the mortgage loans that we intend to include in the trust, representing 96.4% of the Initial Mortgage Pool Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o    a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o    that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     The Cherryvale Mall Mortgage Loan consists of a Pooled Portion and a
Non-Pooled Portion, each of which is deemed to bear interest at the same annual mortgage interest rate as the entire Cherryvale Mall Mortgage Loan, which, in the absence of default, is fixed until maturity. In addition, the Station Place
I Mortgage Loan consists of a Pooled Portion and a Non-Pooled Portion, each of which bears interest at the same component mortgage interest rate that, in the absence of default, is fixed until maturity.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from
4.955% per annum to 6.97% per annum, and the weighted average of those mortgage interest rates was 5.500% per annum.

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the underlying mortgage loans will accrue interest on an
Actual/360 Basis with the exception of the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas and
Cherryvale Mall, respectively, which accrue interest on a 30/360 Basis.

     Balloon Loans. One-hundred thirty-three (133) of the mortgage loans that we intend to include in the trust, representing 93.3% of the Initial Mortgage
Pool Balance, of which 111 mortgage loans are in Loan Group No. 1, representing
92.8% of the Initial Loan Group No. 1 Balance, and 22 mortgage loans are in
Loan Group No. 2, representing 100% of the Initial Loan Group No. 2 Balance, respectively, are Balloon Loans and are characterized by--

     o    either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

     o    a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     Twenty-two (22) of the Balloon Loans identified in the prior paragraph, representing 41.5% of the Initial Mortgage Pool Balance, of which 20 mortgage loans are in Loan Group No. 1, representing 41.9% of the Initial Loan Group No.
1 Balance, and two (2) mortgage loans are in Loan Group No. 2, representing
36.4% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date.
Another 47 of the Balloon Loans identified in the prior paragraph, representing
31.5% of the Initial Mortgage Pool Balance, of which 41 Mortgage Loans are in
Loan Group No. 1, representing 31.6% of the Initial Loan Group No. 1 Balance, and six (6) Mortgage

                                      S-85

Loans are in Loan Group No. 2, representing 30.8% of the Initial Loan Group No.
2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated
maturity date.

     Fully Amortizing Mortgage Loans. Two (2) of the mortgage loans that we intend to include in the trust, representing 6.7% of the Initial Mortgage Pool
Balance, both of which mortgage loans are in Loan Group No. 1, representing
7.2% of the Initial Loan Group No. 1 Balance, have a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans.

                                                                                                    ALL
                                         BALLOON LOANS             FULLY AMORTIZING           MORTGAGE LOANS
                                   -------------------------- -------------------------- -------------------------
                                                LOAN    LOAN               LOAN    LOAN               LOAN   LOAN
                                    MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP   MORTGAGE   GROUP   GROUP
                                      POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2     POOL     NO. 1   NO. 2
                                   ---------- ------- ------- ---------- ------- ------- ---------- ------- ------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................     180      180     120   157        157         N/A     180      180    120
Minimum ..........................      60       60      60   121        121         N/A      60       60     60
Weighted Average .................     110      111      93   148        148         N/A     112      114     93

REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................     177      177     120   157        157         N/A     177      177    120
Minimum ..........................      57       57      58   120        120         N/A      57       57     58
Weighted Average .................     107      109      91   147        147         N/A     110      111     91

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360   157        157         N/A     360      360    360
Minimum ..........................     240      240     240   121        121         N/A     121      121    240
Weighted Average .................     339      337     358   148        148         N/A     317      314    358

REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................     360      360     360   157        157         N/A     360      360    360
Minimum ..........................     238      238     240   120        120         N/A     120      120    240
Weighted Average .................     339      337     357   147        147         N/A     317      313    357

     The calculation of original and remaining terms to maturity and original and remaining amortization terms in the foregoing table (i) in the case of the
1166 Avenue of the Americas Mortgage Loan, takes into account that mortgage loan only and does not take into account the 1166 Avenue of the Americas
Non-Trust Loan (although the entire 1166 Avenue of the Americas Loan
Combination amortizes on a 30-year schedule), (ii) in the case of the
Cherryvale Mall Mortgage Loan, takes into account both the Pooled Portion and the Non-Pooled Portion of the Cherryvale Mall Mortgage Loan, and (iii) in the
case of the Station Place I Mortgage Loan, takes into account the Station Place
I Pooled Portion only and does not take into account the Station Place I
Non-Pooled Portion. In addition, the calculation of original and remaining amortization terms in the foregoing table does not take into account 22 mortgage loans that we intend to include in the trust, collectively representing 41.5% of the Initial Mortgage Pool Balance, of which 20 mortgage loans are in Loan Group No. 1, representing 41.9% of the Initial Loan Group No.
1 Balance, and two (2) mortgage loans are in Loan Group No. 2, representing
36.4% of the Initial Loan Group No. 2 Balance, respectively, that each provides for payments of interest only until the related stated maturity date. In addition, with respect to 47 other mortgage loans that we intend to include in the trust, representing 31.5% of the Initial Mortgage Pool Balance, of which 41 mortgage loans are in Loan Group No. 1, representing 31.6% of the Initial Loan
Group No. 1 Balance, and six (6) mortgage loans are in Loan Group No. 2, representing 30.8% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

                                      S-86

     The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below--

     o    with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
          1155 Market Street, the related borrower is required to make additional monthly amortization payments of $30,637.14, solely to the extent available from excess cash flow, (provided that until one of the leases at the mortgaged real property is renewed and upon the occurrence of certain events with respect to certain leases at the mortgaged real property, such amount is required to be deposited into a reserve account instead), during and after February 2008 (but not between February 2012 and January 2013) and it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o    with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunchase at Longwood, the related borrower is required to make additional monthly amortization payments of $13,750.00, solely to the extent available from excess cash flow, during and after July 2008 and it is assumed that the related borrower does, in fact, make such additional monthly amortization payments; and

     o    with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Oak Orchard Mobile Home Park, the related borrower is required to make additional monthly amortization payments of $6,847.25, solely to the extent available from excess cash flow, during and after November
          2010 and it is assumed that the related borrower does, in fact, make such additional monthly amortization payments.

     Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance, and

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, except in the case of the 1166 Avenue of the Americas Mortgage
Loan, representing 4.9% of the Initial Mortgage Pool Balance, an initial prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust.

     With respect to 117 of the underlying mortgage loans referred to in the preceding sentence, representing 85.4% of the Initial Mortgage Pool Balance, of which 96 mortgage loans are in Loan Group No. 1, representing 84.5% of the
Initial Loan Group No. 1 Balance, and 21 mortgage loans are in Loan Group No.
2, representing 96.8% of the Initial Loan Group No. 2 Balance, respectively, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. In no event will the defeasance period for any of those 117 mortgage loans begin earlier than the second anniversary of the Issue Date.

     One (1) of the 117 mortgage loans described in the preceding paragraph, representing 1.6% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 1.8% of the initial loan group no. 1 balance, provides for (i) an initial prepayment lock-out period, followed by
(ii) a defeasance period, followed by (iii) a period when the mortgage loan may either be defeased or prepaid (together with a fixed prepayment penalty equal to 1% of the amount prepaid). The period described in clause (iii) of the preceding sentence is not considered to be a defeasance period for purposes of this prospectus supplement.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the underlying mortgage loans, other than the 1166 Avenue of the Americas
Mortgage Loan:

                                      S-87

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 175 months with respect to the entire mortgage pool, 175 months with respect to Loan
          Group No. 1 and 120 months with respect to Loan Group No. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is seven months with respect to the entire mortgage pool, seven months with respect to Loan
          Group No. 1 and 35 months with respect to Loan Group No. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 97 months with respect to the entire mortgage pool, 97 months with respect to Loan
          Group No. 1 and 87 months with respect to Loan Group No. 2.

     Notwithstanding otherwise applicable lock-out periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--
Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Seventeen (17) of the mortgage loans that we intend to include in the trust, representing 9.6% of the Initial
Mortgage Pool Balance, of which 16 mortgage loans are in Loan Group No. 1, representing 10.1% of the Initial Loan Group No. 1 Balance, and one (1)
mortgage loan is in Loan Group No. 2, representing 3.2% of the Initial Loan
Group No. 2 Balance, respectively, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but do not provide for defeasance.

     One (1) of the 17 mortgage loans described in the preceding paragraph, representing 3.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1 and represents 4.0% of the initial loan group no. 1 balance, provides for an initial prepayment lock-out period, followed by a period when the mortgage loan may be prepaid together a yield maintenance charge, followed by a period when the mortgage loan may be prepaid together with a fixed percentage prepayment penalty which declines over time.

     In the case of the 1166 Avenue of the Americas Mortgage Loan, the 1166
Avenue of the Americas Borrower may from time to time prepay portions of the underlying mortgage loan, together with a yield maintenance premium based on
U.S. Treasury rates (plus, in the case of a partial release, 0.25%) in connection with the transfer of one or more condominium units within the 1166
Avenue of the Americas Mortgaged Property. See "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--1166 Avenue of the
Americas--Partial Release" in this prospectus supplement.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the holders of certain classes of the series 2005-C7 certificates, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--
Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in
this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans
Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Open Prepayment Periods. One-hundred-two (102) mortgage loans that we intend to include in the trust, representing 84.5% of the Initial Mortgage Pool
Balance, of which 85 mortgage loans are in Loan Group No. 1, representing 84.7%
of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in Loan
Group No. 2, representing 81.8% of the Initial Loan Group No. 2 Balance, respectively, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. That open prepayment period generally begins not more than 12 months prior to stated
maturity.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to

                                      S-88

a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

     With respect to the 1166 Avenue of the Americas Mortgage Loan, the 1166
Avenue of the Americas Borrowers may obtain a release of one or more of condominium units comprising the 1166 Avenue of the Americas Mortgaged Property
from the lien of the related mortgage subject to the satisfaction of certain conditions, including prepayment of all or a portion of the 1166 Avenue of the
Americas Mortgage Loan in an amount specified in the related loan document for the portion to be released, together with a yield maintenance premium based on
U.S. Treasury rates (plus, in the case of a partial release, 0.25%) as set forth under "--Significant Underlying Mortgage Loans--The 1166 Avenue of the
Americas Mortgage Loan --Property Releases" and "--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions-- Additional Partial Releases"
in this prospectus supplement.

     Defeasance Loans. One-hundred seventeen (117) of the mortgage loans that we intend to include in the trust, representing 85.4% of the Initial Mortgage
Pool Balance, of which 96 mortgage loans are in Loan Group No. 1, representing
84.6% of the Initial Loan Group No. 1 Balance, and 21 mortgage loans are in
Loan Group No. 2, representing 96.8% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers (subsequent to an initial prepayment lock-out period, which is currently in effect, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any underlying mortgage loan, must provide for a series of payments that:

     o    will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

     Each group of cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust may be defeased or, in some cases, partially defeased during some portion of the related loan term. Each group of cross-collateralized mortgage loans and each individual multi-property mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties would be released and the cross-collateralization would terminate as to the released property or properties. Three (3) groups of cross-collateralized mortgage loans, collectively representing 3.9% of the Initial Mortgage Pool Balance, and three
(3) multi-property mortgage loans, collectively representing 12.9% of the
Initial Mortgage Pool Balance, that we intend to include in the trust, entitle the related borrower(s) to a release of one or more of the corresponding mortgaged real properties through only partial defeasance.

     If fewer than all of the mortgaged real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:
(a) an amount sufficient to purchase government securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase government securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, all of the subject cross-collateralized mortgage loans or the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance.

                                      S-89

     With respect to the underlying mortgage loan secured by the related mortgaged real property identified on Annex A-1 to this prospectus supplement as Wachovia Place, representing 1.1% of the Initial Mortgage Pool Balance, the related borrower has the right to obtain a release of the residential portion of the related mortgaged real property from the lien of the related mortgage in connection with a partial defeasance, subject to satisfaction of certain conditions, including among others, that the amount of the defeasance deposit required in connection with any such release shall be sufficient to make all scheduled payments in amounts equal to the release price of $3,027,344.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute
Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this "--Due-on-Sale and Due-on-Encumbrance
Provisions" subsection, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered
Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and
the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions
in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as
Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal
Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in
the accompanying prospectus.

     In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

                                      S-90

     o    transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 99 High
Street and NTSB Academy, respectively, as long as the related borrower is the borrower named in the related mortgage loan documents at closing, such documents do not prohibit the transfer or encumbrance of any direct or indirect interest in that borrower.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex
A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6, Annex B and Annex H
to this prospectus supplement. The statistics in the tables and schedules on
Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6, Annex B and
Annex H to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

                                      S-91

--------------------------------------------------------------------------------
                      I. THE 200 PARK AVENUE MORTGAGE LOAN
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $285,131,898(1)

 LOAN PER SQUARE FOOT:                 $298(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   12.2%

 SHADOW RATING (S&P/FITCH):            A-/A-

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.4896646% per annum(3)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   June 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(4)

 HYPERAMORTIZATION:                    NAP(4)

 MATURITY DATE:                        May 11, 2015

 MATURITY BALANCE:                     $285,131,898

 BORROWER:                             200 Park, L.P.

 SPONSOR:                              Tishman Speyer Real Estate Venture
                                       VI, L.P.

 DEFEASANCE/PREPAYMENT:                Defeasance permitted beginning from
                                       the earlier of (i) four years from May
                                       4, 2005 and (ii) two years after the
                                       latest securitization of any mortgage
                                       loan included in the 200 Park Avenue
                                       Loan Combination. Prepayment
                                       without penalty permitted three
                                       months prior to scheduled maturity
                                       date.

 UP-FRONT RESERVES:                    Tenant Allowance Reserve(5)

                                       TI/LC Reserve(6)

                                       Required Repair Reserve(7)

                                       CapEx Reserve(8)

 ONGOING RESERVES:                     Tax and Insurance Reserve(9)

                                       TI/LC Reserve(10)

                                       Replacement Reserve(11)

 LOCKBOX:                              Hard(12)

 MEZZANINE DEBT:                       $275,000,000 and additional may be
                                       permitted(13)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Office

 LOCATION:                             New York, New York

 YEAR BUILT:                           1963

 YEAR RENOVATED:                       1991-1994; 1999-2004

 SQUARE FEET:                          2,850,323

 OCCUPANCY:                            100.0%

 OCCUPANCY DATE:                       January 1, 2005

 OWNERSHIP INTEREST:                   Fee(14)

 PROPERTY MANAGEMENT:                  Tishman Speyer Properties, L.P., an
                                       affiliate of the Borrower

 U/W NCF:                              $  78,056,834(15)

 U/W NCF DSCR:                         1.65x(16)

 APPRAISED VALUE:                      $1,850,000,000

 APPRAISAL AS OF DATE:                 May 1, 2005

 CUT-OFF DATE LTV RATIO:               45.9%(17)

 MATURITY LTV RATIO:                   45.9%(17)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes: (a) the
      200 Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust
      Loan, with an aggregate cut-off date principal balance of $329,736,204;
      and (c) the 200 Park Avenue Note A2 Non-Trust Loan, with a cut-off date principal balance of $285,131,898. The 200 Park Avenue Note A1 Non-Trust
      Loan is comprised of two loan components with differing payment priorities, referred to in this prospectus supplement as (i) the 200 Park
      Avenue Note A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park
      Avenue Note A2 Non-Trust Loan, and (ii) the 200 Park Avenue Note A1
      Junior Non-Trust Loan Component, with a cut-off date principal balance of
      $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the
      200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
      Avenue Note A2 Non-Trust Loan. The 200 Park Avenue Note A2 Non-Trust Loan
      is, at all times, pari passu in right of payment with the 200 Park Avenue
      Mortgage Loan and the 200 Park Avenue Note A1 Senior Non-Trust Loan
      Component. The Cut-off Date Principal Balance in the table above is based on the 200 Park Avenue Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 200 Park Avenue Loan
      Combination is $900,000,000.

(2)   Based on a loan amount comprised of the entire 200 Park Avenue Loan
      Combination (as described in footnote (1) above), excluding the 200 Park
      Avenue Note A1 Junior Non-Trust Loan Component.

(3)   The mortgage interest rate set forth above is for the 200 Park Avenue
      Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
      Component and the 200 Park Avenue Note A2 Non-Trust Loan. The mortgage interest rate for the 200 Park Avenue Note A1 Junior Non-Trust Loan
      Component is 5.7651362% and the weighted average interest rate for the entire 200 Park Avenue Loan Combination is 5.505347%.

(4)   NAP means not applicable.

(5)   At closing, the 200 Park Avenue Borrower deposited $6,799,309 into an unfunded tenant obligations reserve account to pay for tenant allowances and leasing commissions due to certain tenants at the 200 Park Avenue
      Mortgaged Property.

(6)   At closing, the 200 Park Avenue Borrower deposited $9,872,331 into a leasing reserve account to pay for certain tenant improvements to be made in years one through three of the loan term, tenant allowances and other leasing costs incurred in connection with the leasing of space at the 200
      Park Avenue Mortgaged Property. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park
      Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the
      200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon 200

                                      S-92

      Park Avenue Borrower's request, the mortgagee is required to deposit a portion of the leasing reserve funds equal to the undisbursed amount of the initial leasing reserve deposit into the lockbox account and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox" below.

(7)   At closing, the 200 Park Avenue Borrower deposited $3,406,712 into a required repair reserve account to pay for certain required repairs identified in the loan documents.

(8)   At closing, the 200 Park Avenue Borrower deposited $5,739,288 into a capital expenditure reserve account to pay for certain capital expenditures incurred in years one through three of the loan term. At any time after May 11, 2008, in the event that (i) there is no continuing event of default under the 200 Park Avenue Mortgage Loan, and (ii) the debt service coverage ratio for the 200 Park Avenue Mortgaged Property is equal to or greater than 1.50x, then, upon the 200 Park Avenue Borrower's request, the mortgagee is required to deposit the remaining capital expenditures reserve funds into the lockbox and such funds are to be applied in accordance with the applicable loan documents. See "--Lockbox"
      below.

(9)   The 200 Park Avenue Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the 200 Park Avenue Borrower provides evidence of a blanket insurance policy covering the 200 Park Avenue Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment will not be required. As of the cut-off date, such evidence of insurance has been provided.

(10)  The 200 Park Avenue Borrower is required to deposit any lease termination payments in excess of $750,000 for any lease into the TI/LC reserve account.

(11)  The 200 Park Avenue Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $35,000.

(12)  See "--Lockbox" below.

(13)  See "--Mezzanine Financing" and "--Permitted Mezzanine Financing" below.

(14)  The 200 Park Avenue Borrower owns the fee simple interest in the 200 Park
      Avenue Mortgaged Property and the landlord's and tenant's interest in a ground lease and the grantee's interest in the grant of term. These estates have not been merged in order to avoid any inadvertent termination of any of the leases at the 200 Park Avenue Mortgaged
      Property which may have been entered into prior to the unity of the three estates in the same entity.

(15)  Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow of the 200
      Park Avenue Mortgaged Property is projected to be $129,864,120 based on assumed mark-to-market rent adjustment to below-market tenant leases, as further adjusted to reflect long-term tenor of current leases, and certain other lease-up assumptions.

(16)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      (15) above), is calculated taking into account the 200 Park Avenue
      Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
      Component and the 200 Park Avenue Note A2 Non-Trust Loan (excluding the
      200 Park Avenue Note A1 Junior Non-Trust Loan Component). The U/W DSCR
      based on in-place U/W Net Cash Flow, taking into account the entire 200
      Park Avenue Loan Combination, would be 1.55x. Based on the projected U/W
      Net Cash Flow for the 200 Park Avenue Mortgaged Property of $129,864,120
      (as described in footnote (15) above), the U/W DSCR, taking into account the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior
      Non-Trust Loan Component and the 200 Park Avenue Note A2 Non-Trust Loan
      (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component),
      would be 2.75x, and the U/W DSCR for the entire 200 Park Avenue Loan
      Combination would be 2.59x.

(17)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior
      Non-Trust Loan Component and the 200 Park Avenue Note A2 Non-Trust Loan
      (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component).
      The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the entire
      200 Park Avenue Loan Combination would be 48.6%.

                                      S-93

--------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    LEASE
                                     APPROXIMATE   % TOTAL SQUARE   % TOTAL BASE                                  EXPIRATION
             TENANT(1)               SQUARE FEET        FEET         REVENUES(2)   RENT PSF(3)   RATINGS(4)          DATE
--------------------------------------------------------------------------------------------------------------------------------

The Dreyfus Corporation ...........     351,585          12.3%           10.2%    $ 41.55          A+/AA-          3/31/2019
Winston & Strawn LLP ..............     335,094          11.8            11.8     $ 50.25            NR           11/23/2011(5)
Barclays Bank PLC .................     333,822          11.7            12.0     $ 51.50          AA/AA+          7/31/2017
Greenberg Traurig, LLP ............     241,610           8.5             8.4     $ 49.36            NR           11/30/2013(6)
Gibson Dunn & Crutcher LLP ........     177,074           6.2             9.5     $ 76.23            NR            5/31/2006(7)
                                        -------          ----            ----
TOTAL .............................   1,439,185          50.5%           51.9%
                                      =========          ====            ====
--------------------------------------------------------------------------------------------------------------------------------

(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on underwritten base rental revenues based on underwritten in-place base rent.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.
      NR means not rated.

(5)   Winston & Strawn LLP's lease expiration consists of 112,951 square feet and 93,599 square feet expiring November 23 and 30, respectively, in year
      2011, 125,105 square feet expiring April 30, 2007 and 3,439 square feet on month-to-month basis.

(6)   Greenberg Traurig, LLP's lease expiration consists of 148,610 square feet expiring November 30, 2013 and 93,000 square feet expiring November 30,
      2021.

(7)   Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring May 31, 2006 and 45,194 square feet expiring October 31,
      2011.

----------------------------------------------------------------------------------------------------------------------
                                            LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                                      APPROXIMATE        AS % OF       CUMULATIVE
                         EXPIRING        AS % OF        CUMULATIVE        EXPIRING          TOTAL           % OF
                          SQUARE          TOTAL         % OF TOTAL          BASE             BASE        TOTAL BASE
        YEAR               FEET        SQUARE FEET     SQUARE FEET      REVENUES(1)      REVENUES(1)     REVENUES(1)
----------------------------------------------------------------------------------------------------------------------

  2005(2)                  55,034           1.9%            1.9%           $  2,279,342           1.6%        1.6%
  2006                    147,834           5.2             7.1%             12,364,260           8.7        10.3%
  2007                    169,573           5.9            13.1%              9,929,967           7.0        17.2%
  2008                    153,018           5.4            18.4%              7,214,688           5.1        22.3%
  2009                    185,424           6.5            24.9%              7,532,977           5.3        27.5%
  2010                     54,395           1.9            26.8%              2,441,280           1.7        29.2%
  2011                    484,716          17.0            43.9%             24,578,877          17.2        46.5%
  2012                     66,438           2.3            46.2%              4,170,706           2.9        49.4%
  2013                    148,610           5.2            51.4%              6,839,727           4.8        54.2%
  2014                     41,745           1.5            52.9%              2,299,625           1.6        55.8%
  2015 and beyond       1,343,546          47.1           100.0%             63,165,842          44.2       100.0%
  Vacant                        0           0.0           100.0%                     --            --
                        ---------         -----                            ------------         -----
  TOTAL                 2,850,323         100.0%                           $142,817,291         100.0%
                        =========         =====                            ============         =====
----------------------------------------------------------------------------------------------------------------------

         (1)   Based on underwritten base rental revenues based on underwritten in-place base rent.

         (2)   Includes any month-to-month leases.

     The Borrower and Sponsor. The 200 Park Avenue Borrower is 200 Park, L.P.,
a Delaware limited partnership that is ultimately owned and controlled by
Tishman Speyer Real Estate Venture VI, L.P., an investment fund formed by and affiliated with Tishman Speyer Properties, L.P. Tishman Speyer Properties, L.P.
is a global developer and operator of office buildings and mixed-use, retail and multifamily properties. Formed in 1978, Tishman Speyer Properties, L.P.
reports that it has developed or acquired a portfolio of over 65 million square feet valued in excess of $16 billion. Since 1997, Tishman Speyer Properties,
L.P. has managed a series of privately-held funds including the Tishman Speyer
Real Estate Venture VI, and Tishman Speyer Properties, L.P. reports it has raised over $2.5 billion in direct equity capital on behalf of over 40 investors. Tishman Speyer Properties, L.P., headquartered in New York City, has offices and owns properties in six countries, Germany, England, France, Spain,
Australia, and Brazil. An affiliate of the originating lender held an indirect majority non-controlling interest in the 200 Park Avenue Borrower at the time of origination of the 200 Park Avenue Loan Combination, but no longer holds such interest as of the date of this prospectus supplement.

     The Mortgage Loan. The 200 Park Avenue Mortgage Loan was originated on May
4, 2005 and has a cut-off date principal balance of $285,131,898. The 200 Park
Avenue Mortgage Loan is one of three (3) mortgage loans, collectively

                                      S-94

referred to as the "200 Park Avenue Loan Combination," that are all secured by the 200 Park Avenue Mortgaged Property. The 200 Park Avenue Loan Combination
consists of: (i) the 200 Park Avenue Mortgage Loan; (ii) the 200 Park Avenue
Note A1 Non-Trust Loan (which is evidenced by the 200 Park Avenue Note A1
Senior Non-Trust Loan Component and the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component); and (iii) the 200 Park Avenue Note A2 Non-Trust
Loan. All of the mortgage loans in the 200 Park Avenue Loan Combination are obligations of the 200 Park Avenue Borrower, are secured by the 200 Park Avenue
Mortgaged Property and are cross-defaulted with each other. The 200 Park Avenue
Note A1 Non-Trust Loan and the 200 Park Avenue Note A2 Non-Trust Loan are
together referred to in this prospectus supplement as the "200 Park Avenue
Non-Trust Loans." The respective rights of the holders of the 200 Park Avenue
Mortgage Loan and the 200 Park Avenue Non-Trust Loans will be governed by the
200 Park Avenue Co-Lender Agreement, which is described under "--Loan
Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement" below.

     The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue
Non-Trust Loans) is a ten-year interest-only balloon loan with a stated
maturity date of May 11, 2015. The 200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
Avenue Note A2 Non-Trust Loan) accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.4896646% per annum. The 200 Park
Avenue Note A1 Junior Non-Trust Loan Component accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.7651362%
per annum. On the eleventh day of each month to but excluding the stated
maturity date, the 200 Park Avenue Borrower is required to make interest-only payments on the 200 Park Avenue Loan Combination. The principal balance of the
200 Park Avenue Mortgage Loan (as well as the 200 Park Avenue Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated
maturity date.

     The 200 Park Avenue Borrower is prohibited from voluntarily prepaying the
200 Park Avenue Mortgage Loan, in whole or in part, prior to February 11, 2015.
From and after February 11, 2015, the 200 Park Avenue Borrower may prepay the
200 Park Avenue Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the 200 Park Avenue Borrower simultaneously prepays the 200 Park Avenue Non-Trust Loans and (b) the 200 Park
Avenue Mezzanine Borrower simultaneously prepays the 200 Park Avenue Mezzanine
Loan (as each such term is defined under "--Mezzanine Financing" below) by a dollar amount which, in each case, bears the same relation to the principal amount of the related mezzanine loan outstanding immediately prior to such prepayment as the amount of the prepayment on the 200 Park Avenue Mortgage Loan bears to the principal amount of the 200 Park Avenue Mortgage Loan outstanding immediately prior to the prepayment thereof.

     The 200 Park Avenue Borrower may defease the entire 200 Park Avenue
Mortgage Loan at any time after the earlier of (i) four years from May 4, 2005 or (ii) the expiration of two years following the latest securitization of any mortgage loan comprising the 200 Park Avenue Loan Combination, and by doing so obtain the release of the 200 Park Avenue Mortgaged Property. A defeasance will be effected by the 200 Park Avenue Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the 200 Park Avenue
Borrower under the 200 Park Avenue Mortgage Loan and are sufficient to pay off the 200 Park Avenue Mortgage Loan in its entirety on the stated maturity date.
The 200 Park Avenue Borrower's right to defease the entire 200 Park Avenue
Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C7 certificates by such rating agency. As a condition to the defeasance of the entire 200 Park Avenue Mortgage Loan, (i) the 200 Park Avenue Borrower must simultaneously defease the entire 200 Park Avenue Non-Trust Loans and (ii) the
200 Park Avenue Mezzanine Borrower must simultaneously prepay the entire 200
Park Avenue Mezzanine Loan.

     The Mortgaged Property. The 200 Park Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 200 Park Avenue
Borrower in the 200 Park Avenue Mortgaged Property, a 58-story Class A office building with approximately 2,850,323 square feet of net rentable area
(including approximately 105,424 square feet of retail space) located in midtown Manhattan, New York. 200 Park Avenue also includes a six-level valet-service parking garage with approximately 249 parking spaces. The building has been known since 1992 as The MetLife Building, namesake for the building's prior owner and current tenant, Metropolitan Life Insurance Company
("MetLife") which purchased the building in 1981 when it was then known as The
Pan Am Building. As part of the recent sale to the 200 Park Avenue Borrower, the building will continue to be known as The MetLife Building. Built in 1963,
200 Park Avenue is located on a portion of a city block bounded by East 45th
Street to the north, Grand Central Station to the south, Vanderbilt Avenue to the west and Depew Place to the east. The building has direct access to Grand
Central Station, one of New York City's major transportation hubs with access to Metro North commuter trains and the local subway system. 200 Park Avenue has been well maintained over the years with the most recent renovations occurring during the past five-year period from 1999 to 2004. As reported by prior owner
MetLife, significant improvements in excess of $90 million have included facade cleaning and

                                      S-95

restoration, elevator modernization, and completely redesigned lobby and entrances. 200 Park Avenue is leased to a diverse mix of tenants (including numerous investment grade tenants) comprised of professional services firms
(including law firms) and several financial services firms. Major tenants include The Dreyfus Corporation (a subsidiary of Mellon Financial Corporation which is rated A+/AA- by S&P and Fitch, respectively) with 351,585 square feet
(12.3% of total space), the law firm of Winston & Strawn LLP with 335,094 square feet (11.8% of total space) and Barclays Bank PLC (rated AA/AA+ by S&P and Fitch, respectively) with 333,822 square feet (11.7% of total space). In addition, MetLife continues to lease 53,031 square feet (1.9% of total space)
through March 2025. All of 200 Park Avenue's retail space is leased to approximately 16 tenants consisting of several restaurants, a New York Sports
Club and a Smith Barney consumer retail investment location. Occupancy at the
200 Park Avenue Mortgaged Property, based on square footage leased, was 100.0%
as of January 1, 2005.

     Lockbox. The 200 Park Avenue Borrower is required to cause all gross income from the 200 Park Avenue Mortgaged Property to be deposited into a lockbox account under the control of the lender, which funds shall be disbursed as follows: (1) tax and insurance amounts, to the tax and insurance accounts;
(2) monthly debt service, to the debt service account; (3) replacement reserve amounts, to the replacement reserve account; (4), cash management fees, to the lockbox bank; (5) default interest or any late charges, to the debt service account; (6) if no event of default exists, monthly debt service due under the
200 Park Avenue Mezzanine Loan, together with any late payment charges or default interest and any 200 Park Avenue Mezzanine Net Liquidation Proceeds
After Debt Service (defined below), to the mezzanine loan account; (7) if no event of default exists, during (a) a 200 Park Avenue Mezzanine Low DSCR Period
(defined below) or (b) a 200 Park Avenue Mezzanine Loan event of default, all monthly costs and expenses approved by the 200 Park Avenue Mezzanine Loan lender, to the 200 Park Avenue Borrower; (8) if no event of default exists, during (a) a 200 Park Avenue Mezzanine Low DSCR Period or (b) a 200 Park Avenue
Mezzanine Loan event of default, certain extraordinary expenses approved by the
200 Park Avenue Mezzanine Loan lender, to the 200 Park Avenue Borrower; and (9)
if no event of default exists, any remaining amounts (a) during a 200 Park
Avenue Mezzanine Loan event of default, to the mezzanine loan account or (b) at all other times, to the 200 Park Avenue Borrower.

     "200 Park Avenue Mezzanine Low DSCR Period" means the period during which and for so long as the 200 Park Avenue Mezzanine Loan lender has notified the
200 Park Avenue Mortgage Loan lender that a 200 Park Avenue Low DSCR Period is occurring.

     "200 Park Avenue Low DSCR Period" shall only mean the period where the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is less than 1.05x as calculated for two consecutive calendar quarters and such period shall end when the debt service coverage ratio for the 12-month period ending on the last day of any calendar quarter ending on or after June 30, 2005 is equal to or greater than 1.05x as calculated for two consecutive calendar quarters.

     "200 Park Avenue Mezzanine Net Liquidation Proceeds After Debt Service"
means all amounts paid to or received by or on behalf of the 200 Park Avenue
Borrower in connection with a casualty, condemnation, sale, transfer or refinancing of the 200 Park Avenue Mortgaged Property less certain costs, expenses and amounts specifically set forth in the 200 Park Avenue Mezzanine
Loan documents.

     Terrorism Coverage. The 200 Park Avenue Borrower is required under the related loan documents to maintain comprehensive all risk insurance (including, without limitation, comprehensive boiler and machinery insurance) and insurance against certain acts of terrorism, in an amount equal to not less than the sum of: (i) the aggregate outstanding principal balances of the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component, the
200 Park Avenue Note A1 Junior Non-Trust Loan Component, the 200 Park Avenue
Note A2 Non-Trust Loan and the 200 Park Avenue Mezzanine Loan and (ii) business interruption/loss of rents insurance equal to the greater of (a) estimated gross income from the operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24 month period and (b) projected operating expenses (including debt service) for the maintenance and operation of the 200 Park Avenue Mortgaged Property for actual losses sustained for the succeeding 24-month period. Notwithstanding the foregoing, the total annual premium required to be paid by the 200 Park Avenue Borrower for the above described insurance (and any additional property insurance that may be required by lender) shall not exceed $7,950,000 per year, as adjusted based upon the prior year's Consumer Price Index. To the extent that the cost of the amount of the above described insurance exceeds the premium limit of $7,950,000 in any year, the 200 Park Avenue Borrower is required, for such year, to obtain the maximum amount of all risk, comprehensive boiler and machinery, business interruption/loss of rents and terrorism coverage that can be obtained for an annual premium of $7,950,000. The relative amounts of such insurance shall be determined by the 200 Park Avenue Borrower in its good faith business judgment to be the optimal insurance coverage available.

                                      S-96

     Mezzanine Financing. The 200 Park Avenue Mezzanine Borrower is 200 Park
Senior Mezz, L.P., a Delaware limited partnership. The 200 Park Avenue
Mezzanine Borrower has incurred mezzanine financing (the "200 Park Avenue
Mezzanine Loan") in the original principal amount of $275,000,000. The lender on the 200 Park Avenue Mezzanine Loan consists of a syndicate of third-party financial institutions (which includes, as of the date of this prospectus supplement, an affiliate of the related mortgage loan seller). The 200 Park
Avenue Mezzanine Loan matures May 11, 2015. On the eleventh day of each month to but excluding May 11, 2015, the 200 Park Avenue Mezzanine Borrower is
required to make interest-only payments based on a fixed rate per annum on the
200 Park Avenue Mezzanine Loan. The remaining principal balance of the 200 Park
Avenue Mezzanine Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date. The 200 Park Avenue Mezzanine Loan is secured by, in addition to the related loan documents which include a pledge of 100% of the equity ownership interests in the 200 Park Avenue Borrower, a mortgage on the
200 Park Avenue Mortgaged Property. The 200 Park Avenue Mezzanine Loan lender shall have the right to record the unrecorded mortgage at any time at the 200
Park Avenue Mezzanine Loan lender's expense, provided that the 200 Park
Mezzanine Loan lender may add the costs relating to such recording to the mezzanine debt during the existence of a 200 Park Mezzanine Loan event of default. The 200 Park Avenue Mezzanine Loan lender, however, shall have the right to enforce the mortgage or commence a foreclosure action or the like only if (a) the 200 Park Avenue Mezzanine Loan lender has obtained the consent of the 200 Park Avenue Mortgage Loan lender to commence such enforcement action or
(b) foreclosure proceedings have been duly and properly commenced under the related mortgage securing the 200 Park Avenue Mortgage Loan.

     The 200 Park Avenue Mortgage Loan lender and the 200 Park Avenue Mezzanine
Loan lender entered into an intercreditor agreement (the "200 Park Avenue
Intercreditor Agreement"), that sets forth the relative priorities between the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Mezzanine Loan. The 200
Park Avenue Intercreditor Agreement provides that, among other things:

     (i)    The 200 Park Avenue Mezzanine Loan lender may not foreclose on the
            200 Park Avenue Mezzanine Loan collateral unless certain conditions are satisfied, including that any transferee, if not the 200 Park
            Avenue Mezzanine Loan lender, must generally be an institutional investor that meets specified tests as of the date of transfer or that has first obtained written confirmation from the applicable rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates.

     (ii)   The 200 Park Avenue Mezzanine Loan is generally subordinate to the
            200 Park Avenue Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 200 Park Avenue Mortgage Loan, the
            200 Park Avenue Mezzanine Loan lender may accept payments due and payable from time to time under the 200 Park Avenue Mezzanine Loan documents and prepayments of such loans made in accordance with the
            200 Park Avenue Mezzanine Loan documents.

     (iii)  Upon an "event of default" under the 200 Park Avenue Mezzanine Loan, the 200 Park Avenue Mezzanine Loan lender will have the right, subject to the terms of the 200 Park Avenue Intercreditor Agreement, to select a replacement manager for the 200 Park Avenue Mortgaged
            Property.

     (iv)   The 200 Park Avenue Mezzanine Loan lender has the right to receive notice of any event of default under the 200 Park Avenue Mortgage
            Loan and the right to cure any monetary default within a period ending seven business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period;
            provided that the 200 Park Avenue Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the 200 Park Avenue Mezzanine Loan lender has commenced and is continuing to diligently pursue its rights against the 200 Park
            Avenue Mezzanine collateral. In addition, if the default is of a non-monetary nature, the 200 Park Avenue Mezzanine Loan lender will have ten business days after the later of receipt of such notice or expiration of the 200 Park Avenue Borrower's cure period to cure such non-monetary default under the 200 Park Avenue Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then (or is not susceptible of cure without foreclosure on the 200 Park Avenue Mezzanine collateral), subject to certain conditions, the 200 Park Avenue Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default or to pursue such foreclosure.

     (v)    If the 200 Park Avenue Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 200 Park Avenue Mortgage Loan has been commenced, a proceeding or other action relating to insolvency, reorganization, or relief of debtors has been commenced against the 200 Park Avenue
            Borrower or its general partner, or if 200 Park Avenue Mortgage Loan is a "specially serviced" loan and

                                      S-97

            a material event of default under the related mortgage loan documents has occurred or is reasonably foreseeable, then the mezzanine lenders have the right to purchase the 200 Park Avenue
            Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of liquidated damages, acceleration prepayment premium, prepayment fee, premiums, yield maintenance charge, late charges, or any default interest
            relating to any defaults cured by the 200 Park Avenue Mezzanine
            Loan lender as provided in the 200 Park Avenue Intercreditor
            Agreement), any protective advances made by the mortgagee and any interest on any advances, all costs and expenses actually
            incurred by the mortgage lender in enforcing the terms of the related documents, and, if mezzanine lenders shall fail to purchase the 200 Park Avenue Mortgage Loan within 60 days of receipt of the 200 Park Avenue Mortgage Loan lender's notice of such purchase option, special servicing and liquidation fees payable to any special servicer for any related securitization trust. The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of
            foreclosure of the 200 Park Avenue Mortgage Loan or the 200 Park
            Avenue Mortgaged Property; provided such option will not expire by reason of any of the foregoing prior to the earlier of the date which is 30 days after the date on which the 200 Park Avenue
            Mortgage Loan lender delivered notice of such option or the date on which each mezzanine lender shall have notified the 200 Park
            Avenue Mortgage Loan lender in writing of its decision not to exercise the option to purchase. In the event of a foreclosure the mezzanine lender may bid at the foreclosure sale to the extent permitted by applicable law and in the event that the holder of the 200 Park Avenue Mortgage Loan shall accept an offer of a deed in lieu of foreclosure, the mezzanine lender may, within 10 business days of such acceptance, purchase the 200 Park
            Avenue Mortgaged Property from the 200 Park Avenue Mortgage Loan lender or its nominee for the loan purchase price described above plus (x) the net costs and expenses incurred by the 200 Park
            Avenue Mortgage Loan lender or nominee during its ownership of the 200 Park Avenue Mortgaged Property and (y) the costs and expenses incurred by the 200 Park Avenue Mortgage Loan lender or nominee in connection with the transfer of the 200 Park Avenue
            Mortgaged Property, including reasonable attorneys fees,
            recording charges and transfer taxes.

     (vi)   The 200 Park Avenue Mezzanine Loan documents generally may be modified without the mortgage lender's consent, except that certain provisions may not be modified without the mortgage lender's consent, including, without limitation, a material increase in any monetary obligations of the 200 Park Avenue Mezzanine Borrower.
            Notwithstanding the foregoing, upon the occurrence of an event of default under the 200 Park Avenue Mezzanine Loan documents, the 200
            Park Avenue Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the related
            200 Park Avenue Mezzanine Loan in a manner that increases the interest rate thereunder.

     (vii)  In addition to a pledge of the equity ownership interests in the 200
            Park Avenue Borrower, the 200 Park Avenue Mezzanine Loan is secured by an unrecorded mortgage encumbering the 200 Park Avenue Mortgaged
            Property. The 200 Park Avenue Mezzanine Loan lender is permitted to cause such mortgage to be recorded at any time but is precluded from commencing any enforcement thereof until (i) the 200 Park Avenue
            Mortgage Loan lender has consented to such action, which consent will not be unreasonably withheld or (ii) foreclosure proceedings have been duly and properly commenced under the 200 Park Avenue
            Mortgage Loan mortgage.

     Permitted Mezzanine Financing. The equity owners of the 200 Park Avenue
Mezzanine Borrower may have the right to obtain junior mezzanine financing in accordance with the terms of, and subject to certain conditions set forth in, the 200 Park Avenue Mortgage Loan documents and the 200 Park Avenue Mezzanine
Loan documents.

     Building Naming Rights/Signage. Metropolitan Tower Life Insurance Company,
pursuant to an easement reserved in the 200 Park Avenue Mortgaged Property deed conveyed by Metropolitan Tower Life Insurance Company to the 200 Park Avenue
Borrower, has a perpetual right to maintain, inspect, sell, transfer and mortgage the existing signs, logos, names, insignias and related conduit, electrical services and other utilities bearing the MetLife or similar logo or insignia, together with rights of access for workers and equipment necessary to maintain and repair the same ("200 Park Avenue Signage Rights"). Metropolitan
Tower Life Insurance Company also reserves the right to place similar signs on any future building on the site. Metropolitan Tower Life Insurance Company, together with any entity to which it transfers the 200 Park Avenue Signage
Rights pursuant to the terms of the easement, has the right to rename the building located on the 200 Park Avenue Mortgaged Property.

                                      S-98

-------------------------------------------------------------------------------
                      II. THE 99 HIGH STREET MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                   $185,000,000

 LOAN PER SQUARE FOOT:                   $253

 % OF INITIAL MORTGAGE POOL BALANCE:     7.9%

 SHADOW RATING (S&P/FITCH):              NAP(1)

 LOAN PURPOSE:                           Acquisition

 MORTGAGE INTEREST RATE:                 5.5245% per annum

 INTEREST CALCULATION:                   Actual/360

 FIRST PAYMENT DATE:                     December 11, 2005

 AMORTIZATION TERM:                      Interest Only

 ANTICIPATED REPAYMENT DATE:             NAP(1)

 HYPERAMORTIZATION:                      NAP(1)

 MATURITY DATE:                          November 11, 2015

 MATURITY BALANCE:                       $185,000,000

 BORROWER:                               Teachers Insurance and Annuity
                                         Association of America, for the benefit
                                         of its separate real estate account

 SPONSOR:                                TIAA-CREF

 PREPAYMENT/DEFEASANCE:                  Defeasance permitted beginning two
                                         years after securitization. Prepayment
                                         without penalty permitted six months
                                         prior to scheduled maturity date.

 UP-FRONT RESERVES:                      NAP(1)

 ONGOING RESERVES:                       Tax and Insurance Reserve(2)
                                         Lease Termination Reserve(3)

 LOCKBOX:                                Springing Hard

 OTHER DEBT:                             NAP(1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Class A Office

 LOCATION:                             Boston, Massachusetts

 YEAR BUILT:                           1971

 YEAR RENOVATED:                       1992-1995

 SQUARE FEET:                          731,204(4)

 OCCUPANCY:                            91.6%

 OCCUPANCY DATE:                       June 1, 2005

 OWNERSHIP INTEREST:                   Fee

 PROPERTY MANAGEMENT:                  Spaulding & Slye, LLC, a third-party
                                       manager

 U/W NCF:                              $12,835,325(5)

 U/W NCF DSCR:                         1.24x(6)

 APPRAISED VALUE:                      $276,200,000

 APPRAISAL AS OF DATE:                 August 1, 2005

 CUT-OFF DATE LTV RATIO:               67.0%

 MATURITY LTV RATIO:                   67.0%

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   The 99 High Street Borrower is required, upon the occurrence of an event of default or a debt service coverage ratio of less than 1.10x, to make monthly escrow deposits into a tax and insurance reserve account equal to
      (i) one-twelfth of the estimated annual real estate taxes payable during the next ensuing 12 months, and (ii) at the option of the lender, if the
      99 High Street Borrower does not maintain an approved blanket insurance policy or doesn't provide evidence of payment of insurance premiums under such blanket insurance policy, one-twelfth of the estimated insurance premiums payable for the renewal of the coverage afforded by such blanket insurance policy.

(3)   The 99 High Street Borrower is required to deposit into a lease termination payment reserve account all lease termination payments paid by a major tenant as defined in the related loan documents for the payment of tenant improvement, leasing commissions and other costs incurred in connection with the re-leasing of the related terminated space or other vacant space at the property. Upon the re-leasing of the applicable terminated space or other vacant space at the property and commencement of full rental payments related to the re-leased space including payment of all related tenant improvement and leasing commission obligations, and subject to no event of default, the remaining portion of the related lease termination payment will be disbursed to the
      99 High Street Borrower.

(4)   The 99 High Street Mortgaged Property also includes a 180-space underground parking garage.

(5)   Reflects in-place U/W Net Cash Flow. The U/W Net Cash Flow for the 99
      High Street Mortgaged Property is projected to be $15,591,898 based on assumed lease-up of a portion of soon to be vacated space and assumed mark-to-market rent adjustments applied to below-market and, where applicable, above-market tenant leases and certain other lease-up assumptions.

(6)   Based on in-place U/W Net Cash Flow. Based on the projected U/W Net Cash
      Flow for the 99 High Street Mortgaged Property of $15,591,898 as
      described in footnote (4) above, the 99 High Street Mortgage Loan has an
      U/W DSCR of 1.50x.

                                      S-99

------------------------------------------------------------------------------------------------------------------------------
                                                   MAJOR TENANT INFORMATION
------------------------------------------------------------------------------------------------------------------------------
                                          APPROXIMATE   % TOTAL     % TOTAL                                        LEASE
                                             SQUARE      SQUARE       BASE           RENT                       EXPIRATION
                TENANT(1)                     FEET        FEET    REVENUES(2)       PSF(3)      RATINGS(4)         DATE
------------------------------------------------------------------------------------------------------------------------------

KPMG LLP ...............................    153,885       21.0%       22.8%       $  34.18               NR      5/31/2010(5)
National Union Fire Insurance Company of
 Pittsburgh, PA ........................     87,815       12.0        14.2        $  37.50            AA/AA      3/31/2009(6)
AON Risk Services, Inc. ................     63,765        8.7        10.0        $  36.25        BBB+/BBB+      3/31/2008
Adams Harkness, Inc. ...................     50,951        7.0         7.9       $   36.00(7)            NR      2/28/2014
FEMA ...................................     48,706        6.7         7.3       $   43.15(8)       AAA/AAA     12/14/2008(9)
                                                          ----        ----
 TOTAL .................................    405,122       55.4%       62.2%
                                            =======       ====        ====
------------------------------------------------------------------------------------------------------------------------------

(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on in-place underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.
      In the case of FEMA, the ratings reflect the sovereignty rating of the
      United States of America, signatory on the lease. NR means not rated.

(5)   KPMG LLP's lease expiration consists of 10,355 square feet expiring
      February 28, 2006 and 143,530 square feet expiring May 31, 2010. KPMG LLP also leases 13,998 square feet expiring February 28, 2006 which will not be renewed. This square footage is excluded from KPMG LLP's square feet and related rent is not reflected in in-place underwritten base rent.

(6)   National Union Fire Insurance Company of Pittsburgh, PA's lease provides for one, six-year renewal option at fair market value.

(7)   Adams Harkness, Inc.'s lease provides for free rent through July 31,
      2006. Commencing August 1, 2006, the tenant pays rent as reflected above.

(8)   Reflects current in-place base rent. Commencing December 15, 2005, the
      FEMA lease provides for a base rent of $34.75 per square foot through expiration, which is reflected in in-place underwritten base rent.

(9)   FEMA's lease, signed by the United States of America, General Services
      Administration, may be terminated at any time upon 90 days prior notice.

------------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION INFORMATION
------------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                                       APPROXIMATE       AS % OF
                         EXPIRING                         CUMULATIVE       EXPIRING         TOTAL        CUMULATIVE %
                          SQUARE       AS % OF TOTAL      % OF TOTAL         BASE            BASE        OF TOTAL BASE
        YEAR               FEET         SQUARE FEET      SQUARE FEET     REVENUES(1)     REVENUES(1)      REVENUES(1)
------------------------------------------------------------------------------------------------------------------------

        2005                   0             0.0%             0.0%       $         0          0.0%             0.0%
        2006              28,719             3.9              3.9%           599,614          2.6              2.6%
        2007              14,316             2.0              5.9%           557,978          2.4              5.0%
        2008             113,381            15.5             21.4%         4,032,454         17.4             22.4%
        2009              90,576            12.4             33.8%         3,384,494         14.6             36.9%
        2010             144,455            19.8             53.5%         5,011,235         21.6             58.5%
        2011              25,445             3.5             57.0%         1,043,245          4.5             63.0%
        2012                   0             0.0             57.0%                 0          0.0             63.0%
        2013              47,226             6.5             63.5%         2,164,259          9.3             72.3%
        2014             129,439            17.7             81.2%         4,161,629         17.9             90.2%
  2015 and beyond         75,981            10.4             91.6%         2,264,546          9.8            100.0%
       Vacant             61,666             8.4            100.0%                --           --
                         -------           -----                         -----------        -----
       TOTAL             731,204           100.0%                        $23,219,453        100.0%
                         =======           =====                         ===========        =====
------------------------------------------------------------------------------------------------------------------------

(1)  Based on in-place underwritten base rental revenues.

     The Borrower and Sponsor. The 99 High Street Borrower is Teachers
Insurance and Annuity Association of America, a New York Corporation, for the
benefit of its separate real estate account. Teachers Insurance and Annuity
Association of America ("TIAA") provides insurance and retirement related products and through its separate real estate account is one of the country's largest investors in mortgages and real estate equity interests. TIAA (rated
AAA/AAA by S&P and Fitch, respectively) is a member company of TIAA-CREF, a family of companies that also includes the College Retirement Equities Fund
("CREF"). Headquartered in New York, New York, TIAA-CREF is one of the world's largest retirement systems reporting more than $350 billion in combined assets under its management as of June 30, 2005 and reports that it is the nation's largest institutional real estate investor with a global portfolio of direct or indirect investment of $59 billion.

     The Mortgage Loan. The 99 High Street Mortgage Loan was originated on
October 21, 2005. The 99 High Street Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2015. The 99 High Street Mortgage Loan will

                                     S-100

accrue interest on an Actual/360 Basis. Up to its stated maturity, in the absence of default, the 99 High Street Mortgage Loan will accrue interested at a fixed rate of 5.5245% per annum. On the eleventh day of each month through and including the stated maturity date, the 99 High Street Borrower is required to make interest-only payments on the 99 High Street Mortgage Loan. The principal balance of the 99 High Street Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The 99 High Street Borrower is prohibited from voluntarily prepaying the
99 High Street Mortgage Loan, in whole or in part, prior to May 11, 2015. From and after May 11, 2015, the 99 High Street Borrower may prepay the 99 High
Street Loan, in whole only, without payment of any prepayment consideration.

     The 99 High Street Borrower may defease the 99 High Street Mortgage Loan, in whole only, at any time after the expiration of the earlier of three years after the closing date of the mortgage loan and two years following the Issue
Date, and by doing so obtain the release of the 99 High Street Mortgaged
Property. A defeasance will be effected by the 99 High Street Borrower's pledging substitute collateral that consists of direct non-callable United
States Treasury obligations which produce payments that replicate the payment obligations of the 99 High Street Borrower under the 99 High Street Mortgage
Loan and that are sufficient to pay off such loan in its entirety on May 11,
2015. The 99 High Street Borrower's right to defease such loan is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C7 certificates by such rating agency.

     The Mortgaged Property. The 99 High Street Mortgage Loan is secured by a first priority mortgage lien on the fee interest of the 99 High Street Borrower in the 99 High Street Mortgaged Property, a 32-story class A office building with approximately 731,204 square feet of net rentable area and an approximate
180-space underground parking garage located in downtown Boston, Massachusetts.
99 High Street was built in 1971 and was renovated during the 1992-1995 period.
99 High Street is leased to a mix of tenants including firms in the insurance, accounting, government and professional services industries. Major tenants include the accounting firm of KPMG LLP with 153,885 square feet (21.0% of total space), National Union Fire Insurance Company of Pittsburgh, PA (a member company of AIG rated AA/AA by S&P and Fitch, respectively) with 87,815 square feet (12.0% of total space), AON Risk Services, Inc. a subsidiary of AON Group,
Inc. (which guarantees the lease and part of AON Corporation which is rated
BBB+/BBB+ by S&P and Fitch, respectively), with 63,765 square feet (8.7% of total space). Other leading tenants include Adams Harkness and the Federal
Emergency Management Agency ("FEMA"). As of June 1, 2005, based on square footage leased, occupancy at 99 High Street was 91.6%.

     Lockbox. The 99 High Street Borrower is required to cause all income from the 99 High Street Mortgaged Property to be deposited into a lockbox account under the control of the lender. Prior to the occurrence of a Triggering Event
(as defined below), the 99 High Street Borrower has the right to withdraw funds from the lockbox account. Following the occurrence of a Triggering Event, the
99 High Street Borrower will no longer have the right to withdraw funds from the lockbox account and funds in such account will be allocated as follows (a)
to the tax account in the amount of the monthly tax deposit; (b) to the extent required, to the insurance reserve account in the amount of the monthly insurance premium deposit; (c) to the debt service account in the amount of the monthly debt service payment and, if applicable, in the amount of any default interest and late payment charges; (d) to the lockbox bank for such bank's fees; and (e) provided no event of default has occurred and is continuing, to the 99 High Street Borrower. The term "Triggering Event" means the occurrence of an event of default under the 99 High Street Loan in the nature of (i) the
99 High Street Borrower's failure to make the monthly debt service payment or to pay any other sums due under the 99 High Street Mortgage Loan documents,
(ii) the 99 High Street Borrower's failure to pay real estate taxes or failure to maintain insurance as required under the 99 High Street Mortgage Loan documents, (iii) any prohibited transfer or encumbrance of the 99 High Street
Mortgaged Property, or (iv) the insolvency or bankruptcy of the 99 High Street
Borrower.

     Terrorism Coverage. The 99 High Street Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage with coverage amounts of not less than an amount equal to the full insurable value of the improvements and personal property and eighteen (18) months of business interruption/loss of rents insurance. Notwithstanding the foregoing, the total annual premium required to be paid by the 99 High Street Borrower for the above described insurance (and any additional property insurance that may be required by lender) is subject to an annual cap of $400,000 as specified in the related loan documents.

                                     S-101

-------------------------------------------------------------------------------
             III. THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
  CUT-OFF DATE PRINCIPAL BALANCE:       $177,900,000(1)

  LOAN PER ROOM:                        $50,545(2)

  % OF INITIAL MORTGAGE POOL BALANCE:   7.6%

  SHADOW RATING (S&P/FITCH):            A-/A-

  LOAN PURPOSE:                         Acquisition

  MORTGAGE INTEREST RATE:               5.6903889% per annum(3)

  INTEREST CALCULATION:                 Actual/360

  FIRST PAYMENT DATE:                   May 11, 2005

  WEIGHTED AVERAGE AMORTIZATION TERM:   24.5 years(4)

  ANTICIPATED REPAYMENT DATE:           NAP(5)

  HYPERAMORTIZATION:                    NAP(5)

  MATURITY DATE:                        April 11, 2015

  MATURITY BALANCE:                     $148,909,816

  BORROWER:                             Courtyard II Associates, L.P.

  SPONSORS:                             Marriott International, Inc.; Host
                                        Marriott, L.P.; Sarofim Realty
                                        Advisors, Limited Partnership

  PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning from
                                        the earlier of (i) three years from
                                        origination and (ii) two years after the
                                        latest securitization of any mortgage
                                        loan in the Courtyard by Marriott
                                        Loan Combination. Prepayment
                                        without penalty permitted three
                                        months prior to scheduled maturity
                                        date.

  UP-FRONT RESERVES:                    Required Repairs Reserve(6)
                                        FF&E Reserve(6)

  ONGOING RESERVES:                     Tax and Insurance Reserve(7)
                                        FF&E Reserve (8)

                                        Ground Rent Reserve(9)
  LOCKBOX:                              Hard/Hotel(10)

  B NOTE:                               $ 30,000,000(1)

  MEZZANINE DEBT:                       $128,942,755 and additional
                                        permitted(11)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                 Portfolio(12)

 PROPERTY TYPE:                          Hotel

 LOCATION:                               29 states(12)

 YEAR BUILT:                             1985-1990

 YEAR RENOVATED:                         2003-2005

 NUMBER OF ROOMS:                        9,443(12)

 WEIGHTED AVERAGE OCCUPANCY:             70.4%(13)

 OCCUPANCY DATE:                         August 12, 2005(13)

 OWNERSHIP INTEREST:                     Fee/Leasehold

 PROPERTY MANAGEMENT:                    Courtyard Management Corporation,
                                         an affiliate of the Borrower

 WEIGHTED AVERAGE ADR:                   $99.76(14)

 WEIGHTED AVERAGE REVPAR:                $70.50(15)

 U/W NCF:                                $62,624,23416)

 U/W NCF DSCR:                           1.71x(17)

 APPRAISED VALUE:                        $856,500,000(18)

 APPRAISAL AS OF DATE:                   December 2004 - January 2005

 CUT-OFF DATE LTV RATIO:                 55.7%(19)

 MATURITY LTV RATIO:                     46.6%(19)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   The Courtyard by Marriott Portfolio Mortgage Loan is one of four (4)
      mortgage loans comprising the Courtyard by Marriott Portfolio Loan
      Combination that includes: (a) the Courtyard by Marriott Portfolio
      Mortgage Loan; (b) the Courtyard by Marriott Portfolio Note A1 Non-Trust
      Loan, with an aggregate cut-off date principal balance of $164,200,000;
      (c) the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan, with a cut-off date principal balance of $177,900,000; and (d) the Courtyard by
      Marriott Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of $30,000,000. The Courtyard by Marriott Portfolio Note A1
      Non-Trust Loan is comprised of two loan components with differing payment priorities, referred to in this prospectus supplement as (i) the
      Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component,
      with a cut-off date principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott
      Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A2
      Non-Trust Loan, and (ii) the Courtyard by Marriott Portfolio Note A1
      Junior Non-Trust Loan Component, with a cut-off date principal balance of
      $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio
      Loan Combination, subordinate in right of payment to the Courtyard by
      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
      Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note A2 Non-Trust Loan. The Courtyard by Marriott Portfolio
      Note A2 Non-Trust Loan is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard
      by Marriott Portfolio Note A1 Senior Non-Trust Loan Component. The
      Courtyard by Marriott Portfolio Note B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination,
      subordinate in right of payment to the Courtyard by Marriott Portfolio
      Mortgage Loan, the entire Courtyard by Marriott Portfolio Note A1
      Non-Trust Loan and the Courtyard by Marriott Portfolio Note A2 Non-Trust
      Loan. The Cut-off Date Principal Balance in the table above is based on the Courtyard by Marriott Portfolio Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire Courtyard by Marriott
      Portfolio Loan Combination is $550,000,000.

(2)   Based on a loan amount comprised of the entire Courtyard by Marriott
      Portfolio Loan Combination (as described in footnote (1) above) excluding the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
      Component and the Courtyard by Marriott Note B Non-Trust Loan.

(3)   The mortgage interest rate set forth above is for the Courtyard by
      Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
      Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note A2 Non-Trust Loan. The mortgage interest rate for the
      Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
      is 5.77399%, and the mortgage interest rate for the Courtyard by Marriott
      Portfolio Note B Non-Trust Loan is 6.1601%. The weighted average mortgage interest rate for the entire Courtyard by Marriott Portfolio Loan
      Combination is 5.7225%

(4)   Payments of interest only are required through and including the payment date in April 2008, following which monthly debt service payments of principal and interest are required. The weighted average amortization term is weighted based on allocated loan amounts of the Courtyard by
      Marriott Portfolio Mortgaged Properties. Those allocated loan amounts are based on a 25-year amortization schedule, except that the allocated loan amount

                                     S-102

      for the Courtyard by Marriott Mortgaged Property located in Fresno is based on a 10.5-year amortization schedule, and the Courtyard by
      Marriott Mortgaged Property located in Poughkeepsie is based on a
      13-year amortization schedule.

(5)   NAP means not applicable.

(6)   At closing, the Courtyard by Marriott Portfolio Borrower deposited
      $764,161 into a required repairs account to be used to pay for certain immediate repairs required to be performed at certain of the Courtyard by
      Marriott Portfolio Mortgaged Properties and deposited $10,282,033 into an
      FF&E reserve account.

(7)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a tax and insurance reserve account, except that so long as an affiliate of Marriott International, Inc. is the property manager, the Courtyard by Marriott Portfolio Borrower participates in Marriott International, Inc.'s insurance programs, and such programs otherwise meet the requirements of the related loan documents, the monthly escrow payment will not be required. As of the cut-off date, these conditions have been met, and the Courtyard by
      Marriott Portfolio Borrower is currently not required to make monthly insurance escrow payments.

(8)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a furniture, fixture and equipment
      ("FF&E") replacement reserve with the property manager (an affiliate of
      Marriott International, Inc.) equal to 5.0% of the total gross revenues of the Courtyard by Marriott Portfolio Mortgaged Properties.

(9)   The Courtyard by Marriott Portfolio Borrower is required on each monthly payment date to make deposits to a ground rent reserve account. Ground rent reserve deposits are not required if Marriott International, Inc., or an affiliate of Marriott International, Inc. is the property manager of the Courtyard by Marriott Portfolio Mortgaged Properties, and the
      property manager is paying all ground rent expenses on behalf of the
      Courtyard by Marriott Portfolio Borrower. As of the cut-off date,
      Marriott International, Inc. or an affiliate of Marriott International,
      Inc. is the property manager and is paying all ground rent expenses on behalf of the Courtyard by Marriott Portfolio Borrower.

(10)  See "--Lockbox" below.

(11)  See "--Mezzanine Financing" below.

(12)  Portfolio of 64 hotel properties with aggregate of 9,443 rooms located in
      29 states: California, Illinois, Florida, Alabama, New York, Maryland,
      Connecticut, Georgia, Missouri, Arizona, Michigan, Colorado, Virginia,
      Texas, New Jersey, Tennessee, Ohio, North Carolina, Pennsylvania, Kansas,
      Arkansas, Washington, Indiana, Kentucky, Oklahoma, Minnesota, Oregon,
      Massachusetts and South Carolina. An additional six hotel properties secure the Courtyard by Marriott Portfolio Mortgage Loan, which properties may be released at any time without payment of a release price or prepayment consideration. Those six properties have not been assigned allocated loan amounts or any value in the underwriting of the Courtyard by Marriott Portfolio Mortgage Loan.

(13)  Occupancy is the weighted average occupancy of the Courtyard by Marriott
      Portfolio Mortgaged Properties for the trailing 12 months through August
      12, 2005, weighted based on allocated loan amount per property.

(14)  ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio Mortgaged Properties for the
      12 months ending August 12, 2005, weighted based on allocated loan amount per property.

(15)  RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott
      Portfolio Mortgaged Properties for the 12 months ending August 12, 2005, weighted based on allocated loan amount per property.

(16)  Reflects in-place U/W Net Cash Flow of the Courtyard by Marriott
      Portfolio Mortgaged Properties. The U/W Net Cash Flow of the Courtyard by
      Marriott Portfolio Mortgaged Properties is projected to be $78,636,673 based on assumed increase in the weighted average occupancy, ADR and
      RevPAR of the Courtyard by Marriott Portfolio Mortgaged Properties.

(17)  The U/W DSCR, based on in-place U/W Net Cash Flow (described in footnote
      (16) above) is calculated taking into account the Courtyard by Marriott
      Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1
      Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
      Note A2 Non-Trust Loan (excluding the Courtyard by Marriott Portfolio
      Note A1 Junior Non-Trust Loan Component and the Courtyard by Marriott
      Portfolio Note B Non-Trust Loan). The U/W DSCR based on in-place U/W Net
      Cash Flow taking into account the entire Courtyard by Marriott Portfolio
      Loan Combination would be 1.48x. Based on the projected U/W Net Cash Flow for the Courtyard by Marriott Portfolio Mortgaged Properties (as
      described in footnote (16) above), the U/W DSCR, taking into account the
      Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
      Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
      Marriott Portfolio Note A2 Non-Trust Loan (excluding the Courtyard by
      Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the
      Courtyard by Marriott Portfolio Note B Non-Trust Loan), would be 2.15x, and the U/W DSCR for the entire Courtyard by Marriott Portfolio Loan
      Combination would be 1.86x.

(18)  Aggregate of appraised values for the Courtyard by Marriott Portfolio
      Mortgaged Properties.

(19)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the
      Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
      Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
      Marriott Portfolio Note A2 Non-Trust Loan (excluding the Courtyard by
      Marriott Portfolio Note A1 Junior Non-Trust Loan Component and the
      Courtyard by Marriott Portfolio Note B Non-Trust Loan). The Cut-off Date
      LTV Ratio and the Maturity LTV Ratio based on the entire Courtyard by
      Marriott Portfolio Loan Combination would be 64.2% and 53.8%.

     The Borrower and Sponsor. The Courtyard by Marriott Portfolio Borrower is
Courtyard II Associates, L.P., a Delaware limited partnership, a single purpose, bankruptcy-remote entity that owns no material assets other that the
Courtyard by Marriott Portfolio Mortgaged Properties and related interests. The
Courtyard by Marriott Portfolio Borrower is sponsored by Marriott
International, Inc., Host Marriott, L.P., and Sarofim Realty Advisors, Limited
Partnership, each a Delaware limited partnership, together with certain affiliates of the foregoing entities (such entities, together with such affiliates, collectively, the "Courtyard by Marriott Portfolio Sponsor").

     The Mortgage Loan. The Courtyard by Marriott Portfolio Mortgage Loan was
originated on March 29, 2005, and has a cut-off date principal balance of
$177,900,000. The Courtyard by Marriott Portfolio Mortgage Loan is one of four
(4)

                                     S-103

mortgage loans, collectively referred to as the "Courtyard by Marriott
Portfolio Loan Combination," that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Properties. The Courtyard by Marriott Portfolio Loan
Combination consists of: (i) the Courtyard by Marriott Portfolio Mortgage Loan;
(ii) the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan (which is evidenced by the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
Component and the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
Component); (iii) the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan;
and (iv) the Courtyard by Marriott Portfolio Note B Non-Trust Loan. All of the
mortgage loans in the Courtyard by Marriott Portfolio Loan Combination are
obligations of the Courtyard by Marriott Portfolio Borrower, are secured by the
Courtyard by Marriott Portfolio Mortgaged Properties and are cross-defaulted with each other. The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and
the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan are together referred to in this prospectus supplement as the "Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans." The two (2) Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans and the Courtyard by Marriott Portfolio
Note B Non-Trust Loan are collectively referred to in this prospectus supplement as the "Courtyard by Marriott Portfolio Non-Trust Loans." The
respective rights of the holders of the Courtyard by Marriott Portfolio
Mortgage Loan and the Courtyard by Marriott Portfolio Non-Trust Loans will be governed by the Courtyard by Marriott Portfolio Co-Lender Agreement, which is described under "--Loan Combinations--The Courtyard by Marriott Portfolio
Mortgage Loan--Co-Lender Agreement" below.

     The Courtyard by Marriott Portfolio Mortgage Loan (as well as the
Courtyard by Marriott Portfolio Non-Trust Loans) is a ten-year balloon loan with a stated maturity date of April 11, 2015. The Courtyard by Marriott
Portfolio Mortgage Loan (as well as the Courtyard by Marriott Portfolio Note A1
Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A2
Non-Trust Loan) accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.6903889% per annum. The Courtyard by Marriott
Portfolio Note A1 Junior Non-Trust Loan Component accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default, of 5.77399%
per annum. The Courtyard by Marriott Portfolio Note B Non-Trust Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.1601% per annum. Payments of interest only are required through and including the payment date in April 2008. Following the payment date in April
2008, on the eleventh day of each month to but excluding the stated maturity date, the Courtyard by Marriott Portfolio Borrower is required to make constant monthly debt service payments of $3,527,901 (based on a 24.5-year amortization schedule) on the Courtyard by Marriott Portfolio Loan Combination. The
principal balance of the Courtyard by Marriott Portfolio Mortgage Loan (as well as the Courtyard by Marriott Portfolio Non-Trust Loans), plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

     The Courtyard by Marriott Portfolio Borrower is prohibited from voluntarily prepaying the Courtyard by Marriott Portfolio Mortgage Loan in
whole or in part prior to January 11, 2015. From and after January 11, 2015, the Courtyard by Marriott Portfolio Borrower may prepay the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided that (a) the Courtyard by Marriott Portfolio
Borrower provides the lender with 20 days prior written notice, and (b) if the date on which such prepayment is received by the lender is not a regularly-scheduled payment date, the Courtyard by Marriott Portfolio Borrower shall pay to the lender, in addition to any other amounts due to the lender, interest on the portion of the outstanding principal balance of the Courtyard by Marriott Portfolio Mortgage Loan subject to such prepayment through the end of the interest period in which such prepayment occurs.

     The Courtyard by Marriott Portfolio Borrower may defease the Courtyard by
Marriott Portfolio Mortgage Loan, in whole or in part, on any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following the latest securitization of any mortgage loan comprising the Courtyard by Marriott Portfolio Loan Combination, and by doing so obtain the release of all or some of the Courtyard by Marriott Portfolio
Mortgaged Properties. A defeasance of any portion of the loan will be effected by the Courtyard by Marriott Portfolio Borrower's pledging substitute collateral that consists of direct, non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Courtyard by Marriott Portfolio Borrower under the Courtyard by Marriott
Portfolio Mortgage Loan and are sufficient to pay, on January 11, 2015, the portion of the Courtyard by Marriott Portfolio Mortgage Loan being defeased.
The Courtyard by Marriott Portfolio Borrower's right to defease any portion of the Courtyard by Marriott Portfolio Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2005-C7 certificates by such rating agency. As a condition to the defeasance of the entire Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Borrower must simultaneously defease in full the Courtyard by Marriott Portfolio Non-Trust Loans.

     The Mortgaged Properties. The Courtyard by Marriott Portfolio Mortgage
Loan is secured by a first priority mortgage lien on (a) the respective fee simple interest of the Courtyard by Marriott Portfolio Borrower in eight
Courtyard by Marriott

                                     S-104

Portfolio Mortgaged Properties, and (b) the respective leasehold interest of the Courtyard by Marriott Portfolio Borrower in 56 Courtyard by Marriott
Portfolio Mortgaged Properties, as described under "--Ground Leases" below. The
Courtyard by Marriott Portfolio Mortgage Loan is based on allocated loan amounts attributable to the 64 hotels that constitute the Courtyard by Marriott
Portfolio Mortgaged Properties.

     The Courtyard by Marriott Portfolio Mortgaged Properties consist of 64 select-service hotels containing approximately 9,443 rooms. These hotels are located in 29 states across the United States with concentrations in
California, Illinois and Florida. All Courtyard by Marriott Portfolio Mortgaged
Properties are flagged "Courtyard by Marriott," a brand name of Marriott
International, Inc. The typical amenities provided by Courtyard by Marriott
Hotels comprise: restaurant and lounge, meeting space, central courtyard, swimming pool and exercise room, 24-hour access to food, and high speed internet access. Many of the Courtyard by Marriott Portfolio Mortgaged
Properties will undergo renovation under Marriott's ongoing renovation program, referred to herein as the "Courtyard by Marriott Portfolio Reinvention
Program," which is being instituted for all Courtyard by Marriott branded hotels. The scope of a full Courtyard by Marriott Portfolio Reinvention Program includes a redesigned and upgraded guestroom package, redesigned lobbies and new amenities, and functional features designed to appeal to the business traveler. The cost of a full Courtyard by Marriott Portfolio Reinvention
Program for each Courtyard by Marriott Portfolio Mortgaged Property is approximately $12,500 per key. Six of the Courtyard by Marriott Portfolio
Mortgaged Properties have completed the Courtyard by Marriott Portfolio
Reinvention Program as of early 2005, 26 hotels will partially undergo the
Courtyard by Marriott Portfolio Reinvention Program (case goods only) in 2005 or 2006, and the remaining 32 hotels will undergo a full Courtyard by Marriott
Portfolio Reinvention Program in 2005 or early 2006.

     Certain characteristics of the Courtyard by Marriott Portfolio Mortgaged
Properties, organized by location of the subject Courtyard by Marriott
Portfolio Mortgaged Properties, are identified in the table below:

-------------------------------------------------------------------------------
         THE COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES(1)
-------------------------------------------------------------------------------
                                                   WEIGHTED        WEIGHTED
                              # OF       # OF       AVERAGE         AVERAGE
         LOCATION          PROPERTIES   ROOMS   AGE (YEARS)(2)   OCCUPANCY(3)
-------------------------------------------------------------------------------

California ..............       8       1,182         17             71.4%
Illinois ................       7       1,015         19             69.1
Florida .................       5         741         17             71.4
Alabama .................       3         442         19             66.3
New York ................       2         294         18             73.8
Connecticut .............       2         294         16             78.1
Maryland ................       2         295         16             74.6
Missouri ................       2         303         17             69.4
Georgia .................       3         435         19             65.1
Michigan ................       2         295         17             68.2
Arizona .................       3         444         17             71.0
Colorado ................       2         304         17             64.2
Virginia ................       2         299         17             76.0
Texas ...................       3         447         16             71.1
Tennessee ...............       2         290         17             70.8
New Jersey ..............       1         146         17             81.0
Ohio ....................       2         295         17             64.9
North Carolina ..........       2         298         17             70.2
Pennsylvania. ...........       1         149         17             76.2
Kansas ..................       1         149         17             65.8
Arkansas ................       1         149         17             66.9
Oklahoma ................       1         149         17             71.5
Indiana .................       1         146         18             71.0
Kentucky ................       1         146         17             62.0
Washington ..............       1         149         16             71.7
Minnesota ...............       1         146         17             69.7
Oregon ..................       1         149         16             60.7
Massachusetts ...........       1         146         17             53.4
South Carolina ..........       1         146         17             67.6
                                -       -----         --             ----
TOTAL/WEIGHTED AVERAGE ..      64       9,443         17             70.4%
                               ==       =====         ==             ====

                            WEIGHTED     WEIGHTED
                             AVERAGE     AVERAGE      APPRAISED     ALLOCATED LOAN
         LOCATION            ADR(4)     REVPAR(5)       VALUE           AMOUNT
------------------------- ------------ ----------- --------------- ---------------

California ..............  $  104.88    $  74.73    $116,300,000    $ 23,786,667
Illinois ................      92.10       63.60      99,800,000      21,359,056
Florida .................     113.69       81.22      75,500,000      15,759,890
Alabama .................      96.53       64.11      42,600,000       9,142,694
New York ................     120.66       89.24      42,000,000       8,594,524
Connecticut .............     109.26       85.64      34,900,000       7,517,761
Maryland ................     110.24       82.26      35,500,000       7,400,296
Missouri ................      96.20       66.75      32,900,000       7,028,324
Georgia .................      93.34       60.88      33,000,000       7,008,746
Michigan ................     103.33       70.27      30,700,000       6,401,844
Arizona .................      88.10       61.85      31,700,000       5,786,736
Colorado ................      96.68       62.04      30,100,000       5,557,124
Virginia ................      91.41       69.81      26,200,000       5,501,278
Texas ...................      89.03       63.54      23,500,000       4,778,917
Tennessee ...............      86.41       60.82      20,900,000       4,561,558
New Jersey ..............     118.42       95.90      21,300,000       4,326,628
Ohio ....................      86.28       56.15      19,100,000       4,072,121
North Carolina ..........      83.77       58.85      16,900,000       3,445,640
Pennsylvania. ...........     115.52       88.00      16,300,000       3,386,908
Kansas ..................      98.80       65.03      14,600,000       3,171,556
Arkansas ................      86.24       57.66      13,000,000       2,799,583
Oklahoma ................      80.48       57.54      12,700,000       2,760,428
Indiana .................      88.97       63.16      12,700,000       2,721,273
Kentucky ................      93.00       57.62      12,700,000       2,682,118
Washington ..............     102.53       73.49      13,000,000       2,623,386
Minnesota ...............      93.68       65.28      10,300,000       2,094,793
Oregon ..................      78.69       47.75       7,300,000       1,311,358
Massachusetts ...........      93.10       49.72       5,700,000       1,163,719
South Carolina ..........      74.50       50.38       5,300,000       1,155,073
                           ---------    --------    ------------    ------------
TOTAL/WEIGHTED AVERAGE ..  $   99.76    $  70.50    $856,500,000    $177,900,000
                           =========    ========    ============    ============
--------------------------------------------------------------------------------

(1)   Ranked by the aggregate allocated loan amount per state.

(2)   Weighted average age for each state based on the average age of each property in the specified state and weighted based on the allocated loan amount for that property.

                                     S-105

(3)   Weighted average occupancy for each state based on average occupancy per property in the specified state for the 12-month period ending August 12,
      2005, and weighted based on the allocated loan amount for that property.

(4)   Weighted average daily rate ("ADR") for each state based on average ADR per property in the specified state for the 12-month period ending August
      12, 2005, and weighted based on the allocated loan amount for that property.

(5)   Weighted average revenue per available room ("RevPAR") for each state based on average RevPAR per property in the specified state for the
      12-month period ending August 12, 2005, and weighted based on the allocated loan amount for that property.

     Releases. The Courtyard by Marriott Portfolio Mortgaged Properties may be
released from the lien of the related mortgage if the Courtyard by Marriott
Portfolio Borrower elects to defease the entire Courtyard by Marriott Portfolio
Mortgage Loan (together with the Courtyard by Marriott Portfolio Pari Passu
Non-Trust Loans) or elects, on or after January 11, 2015, to prepay the entire
Courtyard by Marriott Portfolio Mortgage Loan, as described under "--The
Mortgage Loan" above. If the Courtyard by Marriott Portfolio Borrower has elected to defease a portion of the Courtyard by Marriott Portfolio Mortgage
Loan (together with the Courtyard by Marriott Portfolio Pari Passu Non-Trust
Loans) or, on or after January 11, 2015, prepay a portion of the Courtyard by
Marriott Portfolio Mortgage Loan (together with the Courtyard by Marriott
Portfolio Pari Passu Non-Trust Loans), then the Courtyard by Marriott Portfolio
Borrower may obtain the release of an individual Courtyard by Marriott
Portfolio Mortgaged Property, provided the principal balance of the defeased notes or the amount of such prepayment shall equal 110% of the allocated loan amount for the individual Courtyard by Marriott Portfolio Mortgaged Property
proposed to be released, the DSCR for the remaining Courtyard by Marriott
Portfolio Mortgaged Properties for the trailing 12-month period immediately prior to such release shall be equal to or greater than the DSCR on the closing date of the Courtyard by Marriott Portfolio Loan Combination and the loan to value ratio for the remaining properties shall be less than the loan to value ratio on the closing date of the Courtyard by Marriott Portfolio Loan
Combination.

     Lockbox. The Courtyard by Marriott Portfolio Borrower and the property manager are required to cause all revenues from the Courtyard by Marriott
Portfolio Mortgaged Properties to be deposited directly into a lockbox account in which lender has a perfected security interest. Thereafter, provided that the property manager is an affiliate of Marriott International, Inc. and
Marriott International, Inc. is rated "investment grade" by the applicable rating agencies, all funds in the lockbox account will be transferred each business day from the lockbox account to the property manager's account (which is an account in which lender does not have a perfected security interest) and will be used to pay, pursuant to the management agreement, operating expenses incurred in connection with the operation of the Courtyard by Marriott
Portfolio Mortgaged Properties, debt service and other amounts due to the lender and otherwise as set forth in the management agreement and the loan documents. In the event that the manager of the Courtyard by Marriott Portfolio
Mortgaged Properties is an affiliate of Marriott International, Inc. and
Marriott International, Inc. is not rated "investment grade," all funds in the lockbox account shall not be transferred to the property manager's account but instead shall be disbursed from the lockbox account in the following priority:
first, to the property manager for operating expenses; next, to amounts due to the lender including deposits to reserve accounts required under the relevant loan documents and debt service and finally as set forth in the management agreement. In the event that the property manager is not an affiliate of
Marriott International, Inc. (unless a rating agency confirmation has been obtained with respect to the application of the funds in the lockbox account as set forth above), and provided that an event of default shall not have occurred and be continuing, all available funds in the lockbox account will be disbursed in the following priority: (a) to the tax and insurance reserve account for the payment of taxes and insurance; (b) to the ground lease escrow account in the amount of ground lease rent due on the next payment date; (c) to the debt service reserve account in the amount of debt service due on the next payment date and for any other amounts then due and payable under the loan documents;
and (d) if the manager is not an affiliate of Marriott International, Inc., as directed by manager, or, if the management agreement was cancelled, as directed by the Courtyard by Marriott Portfolio Borrower. Upon the occurrence and during the continuance of an event of default under the loan documents, the Courtyard by Marriott Portfolio Borrower shall have no further rights to receive any amounts from the lockbox account, directly or indirectly, and the Courtyard by
Marriott Portfolio Borrower has assigned, and the property manager has acknowledged such assignment, all amounts otherwise payable to the Courtyard by
Marriott Portfolio Borrower under and from the lockbox account.

     Terrorism Coverage. The Courtyard by Marriott Portfolio Borrower is
required to obtain and maintain terrorism insurance, to the extent available at commercially reasonable terms, as is customarily carried by operators of similar facilities, with regard to the comprehensive all-risk, business income, boiler and machinery and, during times of construction, general liability insurance.

     Ground Leases. The Courtyard by Marriott Portfolio Mortgage Loan is
secured by the Courtyard by Marriott Portfolio Borrower's respective leasehold interest in 56 Courtyard by Marriott Portfolio Mortgaged Properties. A
memorandum of

                                     S-106

each ground lease and any amendments thereto or assignments thereof have been recorded in the applicable recorder's office. Forty-nine (49) of the subject ground leases, with an aggregate annual rent for 2005 of $9,987,446, are currently leased from an affiliate of Marriott International, Inc., under leases which expire on December 31, 2068 (the "Courtyard by Marriott Portfolio
Affiliate Ground Leases"). The other seven of the subject ground leases, with an aggregate annual rent for 2005 of $1,710,773, are currently leased from separate third parties under leases which have a final expiry, including all renewal options, of December 29, 2033; December 29, 2063; June 14, 2068;
December 28, 2038; December 30, 2063; June 30, 2024; and, January 3, 2050,
respectively.

     The annual rental for each of the Courtyard by Marriott Portfolio
Affiliate Ground Leases is the greater of a minimum rental rate or a stated
percentage of gross revenue, such percentage with a current range from 4.0% to
8.0%. Each year, the annual minimum rental for each of the Courtyard by
Marriott Portfolio Affiliate Ground Leases will be increased by the greater of
(i) the product of the existing annual minimum rental and 80% of the percentage increase in the Consumer Price Index ("CPI") over the three prior fiscal years or (ii) 75% of the average annual rental for the prior three fiscal years.
Notwithstanding anything to the contrary, the annual minimum rental per fiscal year will never decrease. Annual rental for the seven Courtyard by Marriott
Portfolio Mortgaged Properties secured by ground leases with third party ground lessors are as follows. Rent under the Courtyard by Marriott Poughkeepsie ground lease shall be the greater of (i) $110,000 per fiscal year or (ii) 3.5%
of gross revenues. Rent under the Courtyard by Marriott Norwalk ground lease will be increased every five years by the greater of (i) 15.0% of the then prevailing rental rate or (ii) the product of the annual rental then in effect and 60.0% of the increase in the CPI during the preceding five years. Rent under the Courtyard by Marriott Tampa--Westshore ground lease shall by increased by 5.0% every ten years during the lease term. Rent under the
Courtyard by Marriott Philadelphia--Devon ground lease shall be the greater of
$240,000 or (ii) 4.25% of gross revenues. Rent under the Courtyard by Marriott
San Jose--Cupertino ground lease shall be the greater of (i) the product of the annual rental then in effect and 75.0% of the increase in the CPI during the preceding five years or (ii) 6.0% of gross revenues. Rent under the Courtyard by Marriott Fresno ground lease shall be the greater of (i) the then current annual rental increased by 3.0% or (ii) 6.0% of gross revenues. Rent under the
Courtyard by Marriott Charlotte--South Park ground lease shall be the greater of (i) $352,051 per year or (ii) 6.0% of gross revenues.

     Mezzanine Financing. CBM Mezzanine Borrower Limited Partnership, a
Delaware limited partnership, an owner of indirect interests in the Courtyard by Marriott Portfolio Borrower, is the borrower under a mezzanine loan from
Marriott International, Inc., in the principal amount of $128,942,755, secured by one or more pledges of direct or indirect interests in the Courtyard by
Marriott Portfolio Borrower, as well as by direct or indirect interests in an affiliated owner of a separate portfolio of Courtyard by Marriott hotels. The proceeds of such loan shall be applied to (a) pay the cost of the alterations to the Courtyard by Marriott Portfolio Mortgaged Properties (implemented under the Courtyard by Marriott Portfolio Reinvention Program), (b) pay the cost of improvements to certain other properties owned by Courtyard by Marriott Limited
Partnership (an affiliate of the Courtyard by Marriott Portfolio Borrower), (c)
fund or pay for the redemption, purchase or other acquisition of certain interests in CBM Joint Venture Limited Partnership, owned by Host Marriott,
L.P., a Delaware limited partnership, and/or its affiliates and any costs or expenses relating thereto and (d) such other purposes approved by the lender in writing. The Courtyard by Marriott Portfolio Mezzanine Loan accrues interest at a floating rate and is secured by one or more pledges of direct or indirect interests in the Courtyard by Marriott Portfolio Borrower (the "Courtyard by
Marriott Portfolio Mezzanine Collateral"). The Courtyard by Marriott Portfolio
Mezzanine Loan matures on the earlier to occur of May 10, 2012 or the termination of the management agreement with respect to the Courtyard by
Marriott Portfolio Mortgaged Property.

     The Courtyard by Marriott Portfolio Mortgage Loan lender and the Courtyard by Marriott Portfolio Mezzanine Loan lender entered into an intercreditor agreement (the "Courtyard by Marriott Portfolio Mezzanine Intercreditor
Agreement"), that sets forth the relative priorities between the Courtyard by
Marriott Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio
Mezzanine Loan, and provides, among other things:

     o    The Courtyard by Marriott Portfolio Mezzanine Loan lender may not foreclose on the Courtyard by Marriott Portfolio Mezzanine Collateral
          unless Courtyard by Marriott Portfolio Mezzanine Loan lender has first obtained written confirmation from the rating agencies that such transfer will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates, or certain other conditions are satisfied, including that any transferee must generally be an institutional investor that meets specified tests as of the date of transfer, the Courtyard by Marriott Portfolio Mortgaged Properties
          will be managed by a property manager meeting the criteria set forth in the related mortgage loan documents, and an acceptable
          non-consolidation opinion has been delivered.

                                     S-107

     o    The Courtyard by Marriott Portfolio Mezzanine Loan is generally subordinate to the Courtyard by Marriott Portfolio Mortgage Loan in
          right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Courtyard by Marriott Portfolio Mortgage Loan and the scheduled maturity date of the Courtyard by Marriott Portfolio Mortgage Loan has not occurred, the Courtyard by Marriott Portfolio Mezzanine Loan lender may accept payments due and payable from time to time under the related mezzanine loan documents.

     o    In certain circumstances, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will have the right, subject to the terms of the
          Courtyard by Marriott Portfolio Mezzanine Intercreditor Agreement, to
          select a replacement manager for the Courtyard by Marriott Portfolio
          Mortgaged Properties; provided, however, that if any event has occurred under the Courtyard by Marriott Portfolio Mortgage Loan documents which would permit the Courtyard by Marriott Portfolio
          Mortgage Loan lender to select the manager for the Courtyard by
          Marriott Portfolio Mortgaged Properties, the Courtyard by Marriott
          Portfolio Mortgage Loan lender will have the sole right to select such manager.

     o    The Courtyard by Marriott Portfolio Mezzanine Loan lender has the right to receive notice of any event of default under the Courtyard by
          Marriott Portfolio Mortgage Loan and the right to cure any monetary default within a period ending five business days after the receipt of such notice; provided, that the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six consecutive months unless the mezzanine lender has commenced and is continuing to diligently pursue its rights against the Courtyard by
          Marriott Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will have the same period of time as the
          Courtyard by Marriott Portfolio Borrower to cure such non-monetary default under the Courtyard by Marriott Portfolio Mortgage Loan documents; provided, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within that period then, subject to certain conditions, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the Courtyard by Marriott Portfolio Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the Courtyard by Marriott Portfolio
          Mortgage Loan has been commenced, then the Courtyard by Marriott
          Portfolio Mezzanine Loan lender has the right to purchase the
          Courtyard by Marriott Portfolio Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgagee and any interest on any advances, and all costs and expenses actually incurred by the mortgage lender in enforcing the terms of the related documents (provided that no liquidation fee to any servicer or special servicer for any related securitization trust will be due if the Courtyard by Marriott
          Portfolio Mortgage Loan is purchased prior to the date 60 days after the Courtyard by Marriott Portfolio Mortgage Loan becomes a specially serviced mortgage loan). The purchase option will expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Courtyard by Marriott Portfolio Mortgage Loan or
          the Courtyard by Marriott Portfolio Mortgaged Properties.

     o    The Courtyard by Marriott Portfolio Mezzanine Loan documents generally may be modified without the Courtyard by Marriott Portfolio Mortgage
          Loan lender's consent, except that certain provisions may not be modified without the Courtyard by Marriott Portfolio Mortgage Loan lender's consent, including, without limitation, a material increase in any monetary obligations of the Courtyard by Marriott Portfolio
          Mezzanine Borrower. Notwithstanding the foregoing, upon the occurrence of an event of default under the Courtyard by Marriott Portfolio
          Mezzanine Loan documents, the Courtyard by Marriott Portfolio
          Mezzanine Loan lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Courtyard by Marriott
          Portfolio Mezzanine Loan in a manner that increases the interest rate under which the Courtyard by Marriott Portfolio Mezzanine Loan accrues
          (but not the interest rate that is payable by the related mezzanine borrower under the Courtyard by Marriott Portfolio Mezzanine Loan).

     o    In the event and for so long as, and at any time that, the Courtyard by Marriott Portfolio Mezzanine Loan lender is a person who either owns more than 49% of the direct or indirect interests in the
          Courtyard by Marriott Portfolio Borrower or controls, directly or indirectly, the Courtyard by Marriott Portfolio Borrower, the
          Courtyard by Marriott Portfolio Mezzanine Loan lender will not be entitled to (i) any rights or remedies against the Courtyard by
          Marriott Portfolio Mortgage Loan lender for breach of certain representations or warranties set forth in the

                                     S-108

          Courtyard by Marriott Portfolio Mezzanine Intercreditor Agreement,
          (ii) notice of defaults, (iii) opportunity to cure or purchase the
          Courtyard by Marriott Portfolio Mortgage Loan, (iv) modify its loan documents, (v) consent to the modification of the Courtyard by
          Marriott Portfolio Mortgage Loan or (vi) exercise rights of consultation with the Courtyard by Marriott Portfolio Mortgage Loan lender.

     Further, the Courtyard by Marriott Portfolio Sponsor has a one-time right to obtain a loan secured by a pledge of the direct or indirect ownership interests in CBM Mezzanine Borrower Limited Partnership, owned by the Courtyard by Marriott Portfolio Sponsor, provided that certain conditions are met, including the following: (a) no event of default shall have occurred and remain uncured on such date; (b) the Courtyard by Marriott Portfolio Borrower remains a special purpose bankruptcy remote entity in compliance with the related loan documents; (c) in the case of an additional mezzanine loan with a floating interest rate, the borrower thereunder must be obligated to purchase an interest rate cap at the initial funding of the additional mezzanine loan at a fixed strike price such that if the additional mezzanine loan is deemed to bear interest at the cap rate, the anticipated mezzanine DSCR during the applicable period after giving effect to the permitted mezzanine debt will be no less than
1.20x at all times, and in the case of an additional mezzanine loan with a fixed interest rate, that the borrower thereunder must provide evidence at the initial funding of the additional mezzanine loan that the anticipated mezzanine
DSCR will be no less than 1.20x at all times; (d) the lender must be a qualified institutional lender, as described in the related loan documents; (v)
if requested by the lender, the Courtyard by Marriott Portfolio Borrower must execute amendments to the Courtyard by Marriott Portfolio Mortgage Loan
documents reasonably requested by the lender, (vi) the lender and the additional mezzanine lender must execute an intercreditor agreement in form and substance reasonably satisfactory to the lender, the additional mezzanine lender and the rating agencies; (vii) the Courtyard by Marriott Portfolio
Borrower must reimburse (or cause to be reimbursed) the lender for all reasonable out-of-pocket expenses incurred by the lender (including the reasonable fees and expenses of the rating agencies in connection with the additional mezzanine loan); (viii) the proceeds of the additional mezzanine loan shall be used for improvements to the Courtyard by Marriott Portfolio
Mortgaged Properties and/or to the properties owned by Courtyard by Marriott
Limited Partnership or shall be invested as capital investments in the
Courtyard by Marriott Portfolio Borrower or in Courtyard by Marriott Limited
Partnership; and (ix) the rating agencies must have delivered a rating agency confirmation in connection with the additional mezzanine loan.

     Substitutions. In the event of a casualty or condemnation at a Courtyard by Marriott Portfolio Mortgaged Property, if the Courtyard by Marriott
Portfolio Borrower cannot or elects not to satisfy the conditions set forth in the Courtyard by Marriott Portfolio Mortgage Loan documents in connection with a restoration costing in excess of the restoration threshold amount set forth in such loan documents, the Courtyard by Marriott Portfolio Borrower, at its
option, may substitute a substitute property for the Courtyard by Marriott
Portfolio Mortgaged Property at which such casualty or condemnation has occurred. The Courtyard by Marriott Portfolio Borrower's right to substitute a
Courtyard by Marriott Portfolio Mortgaged Property is subject to the condition that the sum of (a) the allocated loan amount of such substitute Courtyard by
Marriott Portfolio Mortgaged Property and (b) the aggregate of the allocated loan amounts of all other Courtyard by Marriott Portfolio Mortgaged Properties which are or were a substitute property, does not constitute more than 10% of the original outstanding principal amount of the Courtyard by Marriott
Portfolio Mortgage Loan. No substitution may occur after the occurrence and during the continuance of an event of default. To qualify as a substitute
Courtyard by Marriott Portfolio Mortgaged Property, the property proposed to be a substitute Courtyard by Marriott Portfolio Mortgaged Property must, at the time of substitution: (i) be a property as to which the Courtyard by Marriott
Portfolio Borrower will hold indefeasible fee or leasehold title free and clear of any lien or other encumbrance except for permitted encumbrances; (ii) be free and clear of hazardous substances, except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the Courtyard by Marriott Portfolio Mortgaged Properties (in either case in compliance in all material respects with all environmental laws), all as set forth in an environmental report delivered to the lender; (iii) be in substantially the same repair and condition as the replaced property was on the closing date of the Courtyard by Marriott Portfolio Loan Combination or, in the
event that the replaced property was itself a substitute Courtyard by Marriott
Portfolio Mortgaged Property, on the date that such Courtyard by Marriott
Portfolio Mortgaged Property became subject to the Courtyard by Marriott
Portfolio Mortgage Loan, all as set forth in a physical conditions report delivered to the lender; (iv) be in compliance, in all material respects, with legal requirements; (v) as evidenced by an appraisal performed at the Courtyard by Marriott Portfolio Borrower's expense and delivered to the lender, have a fair market value no less than the greater of (y) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property on the closing date of the Courtyard by Marriott Portfolio Loan Combination and (z) the fair market value of the replaced Courtyard by Marriott Portfolio Mortgaged Property immediately prior to the substitution; (vi) be used as a "Courtyard by
Marriott" and comply with the then applicable system standards of the
"Courtyard by Marriott" brand; and (vii) be subject to the management agreement
(described under "--Management Agreement" below).

                                     S-109

     Management Agreement. Pursuant to a management agreement dated March 29,
2005, between the Courtyard by Marriott Portfolio Borrower and Courtyard
Management Corporation (the "Courtyard by Marriott Portfolio Manager")
("Courtyard Management Agreement"), each of the properties is operated as a
"Courtyard by Marriott" and managed, on behalf of the Courtyard by Marriott
Portfolio Borrower, by the Courtyard by Marriott Portfolio Manager. The
Courtyard Management Agreement has an initial term of 20 years and will expire on March 29, 2025. The Courtyard Management Agreement is automatically renewed for two successive periods of 10 years each, provided that the Courtyard by
Marriott Portfolio Manager has the option to terminate the Courtyard Management
Agreement by not less than 300 days notice prior to March 29, 2035, as applicable. The Courtyard by Marriott Portfolio Manager may also elect to terminate the Courtyard Management Agreement as to any individual property that fails to meet the operational, physical and technological standards of comparable hotels in the "Courtyard by Marriott" standard. The operation of the hotels is under the exclusive supervision and control of the Courtyard by
Marriott Portfolio Manager, which is responsible for the proper and efficient operation of the Courtyard by Marriott Portfolio Mortgaged Properties. Subject
to the terms of the Courtyard Management Agreement, the Courtyard by Marriott
Portfolio Manager has discretion and control, free from interference, interruption or disturbance, in all matters relating to management and operation of the Courtyard by Marriott Portfolio Mortgaged Properties.

     The Courtyard by Marriott Portfolio Manager is entitled to a base management fee of 6% of gross revenues and an incentive management fee which is based, in part, on the financial performance of the Courtyard by Marriott
Portfolio Mortgaged Properties.

     The Courtyard Management Agreement provides that both the Courtyard by
Marriott Portfolio Borrower and the Courtyard by Marriott Portfolio Manager
have the option, upon the occurrence of certain events more specifically set forth in the Courtyard Management Agreement, to terminate the Courtyard
Management Agreement.

     Pursuant to a separate agreement between the lender and the Courtyard by
Marriott Portfolio Manager, the lender has agreed not to terminate the
Courtyard Management Agreement following an exercise of remedies under the
Courtyard by Marriott Portfolio Mortgage Loan documents, provided that (a) the
Courtyard by Marriott Portfolio Borrower did not have the right to terminate the Courtyard Management Agreement pursuant to the Courtyard Management
Agreement and (b) following such exercise of remedies by the lender under the
Courtyard by Marriott Portfolio Mortgage Loan documents, the Courtyard
Management Agreement will continue as a direct agreement between the Courtyard by Marriott Portfolio Manager and the lender.

                                     S-110

-------------------------------------------------------------------------------
                   IV. THE RECKSON PORTFOLIO I MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $122,850,000(1)

 LOAN PER SQUARE FOOT:                 $94

 % OF INITIAL MORTGAGE POOL BALANCE:   5.2%

 SHADOW RATING (S&P/FITCH):            BBB-/BBB-

 LOAN PURPOSE:                         Refinance

 WEIGHTED AVERAGE MORTGAGE

  INTEREST RATE:                       5.20% per annum(2)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   October 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(3)

 HYPERAMORTIZATION:                    NAP(3)

 MATURITY DATE:                        September 11, 2010

 MATURITY/ARD BALANCE:                 $122,850,000

 BORROWERS:                            RA 492 River Road LLC, RA 100
                                       Executive Drive LLC, RA 200 Executive
                                       Drive LLC, RA 35 Pinelawn Road LLC,
                                       RA 80 Grasslands Road LLC, RA 100
                                       Grasslands Road LLC, RA 150 Motor
                                       Parkway LLC, RA 660 White Plains
                                       Road LLC and RA 225 High Ridge LLC

 SPONSORS:                             Reckson Australia Operating Company
                                       LLC and Reckson Operating Partnership,
                                       L.P.

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted one month
                                       prior to scheduled maturity date. Partial
                                       defeasance allowed in connection with
                                       the release of certain of the mortgaged
                                       properties(4).

 UP-FRONT RESERVES:                    Tax Reserve(5)

                                       Insurance Reserve(6)

                                       Rollover Reserve(7)

 ONGOING RESERVES:                     Tax Reserve
                                       Insurance Reserve
                                       Required Repair Reserve(8)
                                       Capital Expenditure Reserve(9)
                                       Rollover Reserve(10)

 LOCKBOX:                              Hard(11)

 MEZZANINE DEBT:                       Future mezzanine debt permitted(12)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                Portfolio

 PROPERTY TYPE:                         Class A Office

 LOCATION:                              New York, New Jersey and Connecticut

 YEAR BUILT:                            1952-1989

 YEAR RENOVATED:                        Various

 SQUARE FEET:                           1,304,238

 OCCUPANCY:                             94.4%

 OCCUPANCY DATE:                        Various

 OWNERSHIP INTEREST:                    Fee

 PROPERTY MANAGEMENT:                   Reckson Management Group, Inc., an
                                        affiliate of the borrowers

 U/W NCF:                               $15,719,652

 U/W NCF DSCR:                          2.43x(13)

 APPRAISED VALUE:                       $270,500,000

 APPRAISAL AS OF DATE:                  Various

 CUT-OFF DATE LTV RATIO:                45.4%(14)

 MATURITY/ARD LTV RATIO:                45.4%(14)

-------------------------------------------------------------------------------
(1)   The Reckson Portfolio I Mortgage Loan is part of the Reckson Portfolio I
      Loan Combination that also includes the Reckson Portfolio I Non-Trust
      Loan in the cut-off date principal amount of $73,218,300.

(2)   The Weighted Average Mortgage Interest Rate set forth above is the weighted average rate of the entire Reckson Portfolio I Loan Combination.
      The rate on the Reckson Portfolio I Mortgage Loan may be different, and possibly lower, than that weighted average rate.

(3)   NAP means not applicable.

(4)   See "--Partial Releases" below.

(5)   At closing, the Reckson Portfolio I Borrowers deposited $1,548,703 into a tax reserve account to be used, together with required on-going monthly deposits, to pay real estate taxes due in the months following the closing.

(6)   At closing, the Reckson Portfolio I Borrowers deposited $128,766 into an insurance reserve account to be used, together with required on-going monthly deposits, to pay insurance premiums as and when they come due.

(7)   At closing, the Reckson Portfolio I Borrowers deposited $2,090,988 into a rollover reserve account to be used to pay tenant improvements and leasing commissions associated with vacant space at the property known as
      225 High Ridge Road.

(8)   In lieu of making monthly deposits into a required repair reserve account, Reckson Australia Operating Company LLC provided a guarantee with respect to required repairs, subject to a cap of the amount guaranteed (together with all other amounts guaranteed by such sponsor under any guarantee of the loan) of 10% of the outstanding principal balance.

(9)   In lieu of making monthly deposits into a capital expenditure reserve account, Reckson Australia Operating Company LLC provided a guarantee with respect to capital expenditures, subject to a cap of the amount guaranteed (together with all other amounts guaranteed by such sponsor under any guarantee of the loan) of 10% of the outstanding principal balance.

(10)  In lieu of making monthly deposits into a rollover reserve account,
      Reckson Australia Operating Company LLC provided a guarantee with respect to lease expirations, subject to a cap of the amount guaranteed (together with all other amounts guaranteed by such sponsor under any guarantee of the loan) of 10% of the outstanding principal balance.

                                     S-111

(11)  See "--Lockbox" below.

(12)  See "--Permitted Mezzanine Financing" below.

(13)  The U/W DSCR is based solely on the Reckson Portfolio I Mortgage Loan and does not take into account the Reckson Portfolio I Non-Trust Loan. The
      U/W DSCR for the entire Reckson Portfolio I Loan Combination is 1.52x.
      (taking into account the Reckson Portfolio I Non-Trust Loan and treating the Reckson Portfolio I Loan Combination as a single underlying mortgage loan).

(14)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Reckson Portfolio I Mortgage Loan and do not take into account the
      Reckson Portfolio I Non-Trust Loan. The Cut-off Date LTV Ratio and the
      Maturity LTV Ratio of the entire Reckson Portfolio I Loan Combination are each 72.5% (taking into account the Reckson Portfolio I Non-Trust Loan and treating the Reckson Portfolio I Loan Combination as a single underlying mortgage loan).

-----------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------
                                                                                          % TOTAL                   LEASE
                                                         APPROXIMATE       % TOTAL          BASE         RENT     EXPIRATION
               TENANT(1)                   PROPERTY      SQUARE FEET   SQUARE FEET(2)   REVENUES(2)    PSF (3)       DATE
-----------------------------------------------------------------------------------------------------------------------------

Radianz U.S. No. 2 Inc. ..............  492 River Road     130,009           10.0%           7.7%    $ 16.75      5/14/2011
Amscan Inc. ..........................     80 & 100        120,024            9.2            7.7     $ 18.12     12/31/2014
                                       Grasslands Road
Synapse Group Inc. ...................  225 High Ridge      74,945            5.7            5.5     $ 20.70      9/30/2016
Clairol Corp. ........................  225 High Ridge      42,152            3.2            4.0     $ 26.86      4/30/2007
Philip Morris Management Co. .........  225 High Ridge      41,911            3.2            4.1     $ 27.25      9/30/2010
                                                           -------           ----           ----
TOTAL ................................                     409,041           31.4%          29.1%
                                                           =======           ====           ====
-----------------------------------------------------------------------------------------------------------------------------

(1)   The five largest tenants in the Reckson Portfolio I Mortgaged Properties are ranked by underwritten base rent.

(2)   The % Total Square Feet and % Total Base Revenues are based on the aggregate rentable square feet and aggregate underwritten base revenues, respectively, of the entire Reckson Portfolio I Loan Combination.

(3)   Based on full base rent.

-------------------------------------------------------------------------------------------------------------------
                                          LEASE EXPIRATION INFORMATION
-------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                                     APPROXIMATE                     CUMULATIVE
                         EXPIRING          AS %         CUMULATIVE       EXPIRING        AS % OF          % OF
                          SQUARE         OF TOTAL       % OF TOTAL         BASE         TOTALBASE      TOTAL BASE
        YEAR               FEET        SQUARE FEET     SQUARE FEET     REVENUES(1)     REVENUES(1)      REVENUES
-------------------------------------------------------------------------------------------------------------------

        2005               14,873           1.1%            1.1%       $   349,761          1.2%           1.2%
        2006              109,134           8.4%            9.5%         2,982,033         10.6           11.9%
        2007              129,565           9.9%           19.4%         3,129,161         11.1           23.0%
        2008              105,797           8.1%           27.6%         2,407,020          8.6           31.6%
        2009               93,421           7.2%          34.75%         2,502,593          8.9           40.5%
        2010              181,974          14.0%           48.7%         4,474,276         15.9           56.4%
        2011              210,142          16.1%           64.8%         4,271,691         15.2           71.6%
        2012               44,158           3.4%           68.2%         1,082,408          3.9           75.4%
        2013               24,436           1.9%           70.0%           669,894          2.4           77.8%
        2014              169,245          13.0%           83.0%         3,364,723         12.0           89.8%
  2015 and beyond         139,002          10.7%           93.7%         2,865,545         10.2          100.0%
       Vacant              82,491           6.3%            100%                --           --
                          -------          ----                        -----------        -----
       TOTAL            1,304,238           100%                       $28,099,105        100.0%
                        =========          ====                        ===========        =====
-------------------------------------------------------------------------------------------------------------------

(1)  Based on in-place underwritten base revenues.

     The Borrowers and Sponsors. The borrowers under the Reckson Portfolio I
Mortgage Loan are RA 492 River Road LLC, RA 100 Executive Drive LLC, RA 200
Executive Drive LLC, RA 35 Pinelawn Road LLC, RA 80 Grasslands Road LLC, RA 100
Grasslands Road LLC, RA 150 Motor Parkway LLC, RA 660 White Plains Road LLC and
RA 225 High Ridge LLC, each a Delaware limited liability company (collectively, the "Reckson Portfolio I Borrowers"). The key principal of the Reckson
Portfolio I Mortgage Borrowers is Reckson Australia Operating Company LLC. The
original sponsor of the Reckson Portfolio I Mortgage Loan, Reckson Operating
Partnership L.P. (an affiliate of Reckson Associates Realty Corp.) transferred
75% of the ownership interests in the Reckson Portfolio I Borrower to Reckson
Australia Operating Company LLC, an affiliate of an Australian listed property trust, and indirectly retained 25% of the ownership interests in the Reckson
Portfolio I Borrower.

     The Mortgage Loan. The Reckson Portfolio I Mortgage Loan was originated on
August 26, 2005 and has a cut-off date principal balance of $122,850,000. The
Reckson Portfolio I Mortgage Loan is one of two (2) mortgage loans, collectively referred to as the "Reckson Portfolio I Loan Combination," both of which are obligations of the Reckson Portfolio I Borrower and are secured by the Reckson Portfolio I Mortgaged Properties. The Reckson Portfolio I Loan
Combination is comprised of (a) the Reckson Portfolio I Mortgage Loan; and (b)
the Reckson Portfolio I Non-Trust Loan in the principal

                                     S-112

amount of $73,218,300, which will not be included in the trust. The Reckson
Portfolio I Non-Trust Loan is, during the continuance of certain material uncured events of default with respect to the Reckson Portfolio I Mortgage
Loan, subordinate in right of payment to the Reckson Portfolio I Mortgage Loan.
The respective rights of the holders of the Reckson Portfolio I Mortgage Loan and the Reckson Portfolio I Non-Trust Loan will be governed by the Reckson
Portfolio I Co-Lender Agreement, which is described under "--Loan
Combinations--The A/B Loan Combinations--Co-Lender Agreement" below.

     The Reckson Portfolio I Mortgage Loan (as well as the Reckson Portfolio I
Non-Trust Loan) is a five-year loan with a stated maturity date of September
11, 2010. The Reckson Portfolio I Loan Combination accrues interest on an
Actual/360 Basis. In the absence of a default, the Reckson Portfolio I Mortgage
Loan will accrue interest at an interest rate of 5.20% per annum and the
Reckson Portfolio I Non-Trust Loan will accrue interest at an interest rate, in the absence of default, of 5.20% per annum. On the eleventh day of each month through and including August 11, 2010, the Reckson Portfolio I Borrowers are
required to make interest-only payments on the Reckson Portfolio I Mortgage
Loan.

     The Reckson Portfolio I Borrowers are prohibited from voluntarily prepaying the Reckson Portfolio I Mortgage Loan, in whole or in part, prior to
August 11, 2010. From and after August 11, 2010, the Reckson Portfolio I
Borrowers may prepay the entire Reckson Portfolio I Loan Combination, in whole, without payment of any prepayment consideration.

     The Reckson Portfolio I Borrowers may defease the entire Reckson Portfolio
I Loan Combination, in whole or, with respect to any or all of the properties located at 100 Executive Drive, 200 Executive Drive, 35 Pinelawn Road, 80
Grasslands Road, 100 Grasslands Road and 225 High Ridge Road (collectively, the
"Reckson Portfolio I Non-Core Properties"), in part, on any payment date after the date which is two years following the securitization of the Reckson
Portfolio I Mortgage Loan and before August 11, 2010, and by doing so obtain the release of all of the Reckson Portfolio I Mortgaged Properties or one or
more of the Reckson Portfolio I Non-Core Properties, as applicable. A defeasance will be effected by the Reckson Portfolio I Borrowers' pledging substitute collateral that consists of United States obligations which produce payments that replicate the payment obligations of the Reckson Portfolio I
Borrower under the Reckson Portfolio I Mortgage Loan and the Reckson Portfolio
I Non-Trust Loan and are sufficient to pay off such loans in their entirety or, in the case of a partial defeasance, in an amount equal to 110% of the allocated loan amount of the applicable Non-Core Property on September 11,
2010. The Reckson Portfolio I Borrowers' right to defease the Reckson Portfolio
I Loan Combination is subject to, among other things, S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C7 certificates by such rating agency. In addition, with respect to a partial defeasance of the Reckson Portfolio I Loan Combination and release of a Reckson
Portfolio I Non-Core Property, the Reckson Portfolio I Borrower must satisfy the additional conditions set forth in "--Partial Releases" below.

     The Mortgaged Properties. The Reckson Portfolio I Mortgage Loan is secured by a first priority mortgage lien on the fee simple interests in the Reckson
Portfolio I Mortgaged Properties. The Reckson Portfolio I Mortgaged Properties
consist of nine Class A office buildings located at 492 River Road, Nutley, New
Jersey; 100 Executive Drive, West Orange, New Jersey; 200 Executive Drive, West
Orange, New Jersey; 35 Pinelawn Road, Melville, New York; 80 Grasslands Road,
Elmsford, New York; 100 Grasslands Road, Elmsford, New York; 150 Motor Parkway,
Hauppauge, New York; 660 White Plains Road, Tarrytown, New York and 225 High
Ridge Road, Stamford, Connecticut.

-----------------------------------------------------------------------------------------------------------------------------
                                        THE RECKSON PORTFOLIO I MORTGAGED PROPERTIES
-----------------------------------------------------------------------------------------------------------------------------
                                                                APPROXIMATE                                    ALLOCATED LOAN
          PROPERTY(1)                LOCATION      YEAR BUILT   SQUARE FEET   OCCUPANCY(2)   APPRAISED VALUE       AMOUNT
-----------------------------------------------------------------------------------------------------------------------------

225 High Ridge Road ........... Stamford, CT          1989        231,876         98.7%        $76,500,000      $34,632,885
660 White Plains Road ......... Tarrytown, NY         1983        275,998         91.4%        $53,600,000      $23,594,836
150 Motor Parkway ............. Hauppauge, NY         1984        193,880         84.1%        $36,600,000      $15,087,742
492 River Road ................ Nutley, NJ            1952        130,009        100.0%        $29,700,000      $13,830,222
35 Pinelawn Road .............. Melville, NY          1980        114,190         96.4%        $19,400,000      $ 9,516,932
200 Executive Drive ........... West Orange, NJ       1980        109,183         93.4%        $16,700,000      $ 8,133,471
100 Executive Drive ........... West Orange, NJ       1978         94,035         85.7%        $15,200,000      $ 7,590,864
80 Grasslands Road ............ Elmsford, NY          1989         87,613        100.0%        $14,600,000      $ 6,686,727
100 Grasslands Road ........... Elmsford, NY          1964         67,454        100.0%        $ 8,200,000      $ 3,776,322
-----------------------------------------------------------------------------------------------------------------------------

(1)  The properties are ranked by allocated loan amount.

(2)  Occupancy is based on currently leased space.

     Lockbox. The Reckson Portfolio I Borrowers are required to cause the tenants of the Reckson Portfolio I Mortgaged Properties to deposit all rents directly into a segregated lockbox account under the control of the lender and any rents and other income collected by the Reckson Portfolio I Borrowers or the property manager are required to be deposited into such

                                     S-113

account within one business day of their receipt thereof. Unless an event of default under the related loan documents has occurred and is continuing, amounts in such lockbox account will be disbursed to the operating account of the Reckson Portfolio I Borrowers. Upon the occurrence and continuance of an event of default under the related loan documents, all amounts in such lockbox account are required to be transferred on each business day to another segregated account controlled by the lender and applied and disbursed in such order, proportion and priority as the lender may determine in its sole discretion.

     Terrorism Coverage. The Reckson Portfolio I Borrowers are required to either (i) maintain casualty, commercial general liability, rental loss and/or business interruption, boiler and machinery and umbrella liability insurance, which do not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts, or (ii) in the event the Reckson Portfolio I
Borrowers cannot obtain such policies, one or more terrorism insurance policies covering the full amount of the loss, cost, damage or liability excluded by the exclusions in the aforementioned insurance policies, to the extent such coverage is available to the Reckson Portfolio I Borrowers. Notwithstanding the
foregoing, the Reckson Portfolio I Borrowers are not required to incur costs for such terrorism insurance policies in excess of 150% of the aggregate annual cost of the casualty, commercial general liability, rental loss and/or business interruption, boiler and machinery and umbrella liability insurance with respect to the Reckson Portfolio I Mortgaged Properties. The Reckson Portfolio
I Borrower is permitted to provide blanket terrorism policies in lieu of single site policies, subject to restrictions contained in the related loan documents.

     Partial Releases. On any payment date after the expiration of the earlier of (i) three years from loan origination and (ii) two years following the latest securitization of any mortgage loan comprising the Reckson Portfolio I
Loan Combination, the Reckson Portfolio I Borrowers may partially defease the
Reckson Portfolio I Loan Combination and obtain the release of one or more
Reckson Portfolio I Non-Core Properties. In connection with any such partial defeasance and release, in addition to the conditions for defeasance set forth under "--The Mortgage Loan" above, the Reckson Portfolio I Borrowers must (i)
certify to the lender that after giving effect to such partial defeasance, the debt service coverage ratio for the remaining Reckson Portfolio I Mortgaged
Properties must be not less than the greater of (1) the debt service coverage ratio for the 12 full calendar months immediately preceding the origination date of the Reckson Portfolio I Mortgage Loan and (2) 1.30x, and (ii) provide defeasance collateral in an amount equal to 110% of the allocated loan amount of the related Reckson Portfolio I Non-Core Property.

     Guarantees. At closing, one of the prior sponsors, Reckson Operating
Partnership, L.P., ("ROP") delivered certain guarantees with respect to the base rent and expense recoveries due under the leases of Ampacet Corp., ADM
Rice, GSA and Quaker Sales of space at 660 White Plains Road, Lincoln Education and Hockman Lewis of space at 200 Executive Drive and Liberty Mutual and Ajilon of space at 150 Motor Parkway in the event of the exercise of certain tenant termination rights contained in the applicable leases. In addition, in lieu of making all required initial and/or monthly deposits in the required repair reserve account, the capital expenditure reserve account and the rollover reserve account, Reckson Australia Operating Company LLC provided a guarantee of such initial and/or monthly reserve obligations. ROP also provided a master lease of approximately 24,158 square feet of space at 660 White Plains Road.

     Environmental Issues. Certain mortgaged real properties securing the
Reckson Portfolio I Mortgage Loan are subject to environmental considerations, as described in "Risk Factors--Lending on Income-Producing Real Properties
Entails Environmental Risks" in this prospectus supplement.

     Permitted Mezzanine Financing. The related loan documents permit the pledge of the equity interests in one or more of the Reckson Portfolio I
Borrowers as security for a mezzanine loan, subject to the satisfaction the following conditions: (a) a combined debt service coverage ratio of the Reckson
Portfolio I Mortgage Loan and all such mezzanine loans for the twelve full calendar months immediately preceding the date of determination of no less than the actual debt service coverage ratio with respect to the Reckson Portfolio I
Mortgage Loan for the twelve full calendar months immediately preceding the origination date of the Reckson Portfolio I Mortgage Loan, and (b) a combined loan-to-value ratio of the Reckson Portfolio I Mortgage Loan and all such mezzanine loans of no greater than the actual loan-to-value ratio with respect to the Reckson Portfolio I Mortgage Loan on the origination date of the Reckson
Portfolio I Mortgage Loan.

                                     S-114

-------------------------------------------------------------------------------
                V. THE 1166 AVENUE OF THE AMERICAS MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE PRINCIPAL BALANCE:       $116,000,000(1)

 LOAN PER SQUARE FOOT:                 $396(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   4.9%

 SHADOW RATING (S&P/FITCH):            AAA/AAA

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.701% per annum(3)

 INTEREST CALCULATION:                 30/360

 FIRST PAYMENT DATE:                   November 11, 2005

 AMORTIZATION TERM:                    13 years, one month(4)

 ANTICIPATED REPAYMENT DATE:           NAP(5)

 HYPERAMORTIZATION:                    NAP(5)

 MATURITY DATE:                        October 11, 2035(4)

 MATURITY BALANCE:                     $0(4)

 BORROWERS:                            MMC Borrower LLC, Marsh USA
                                       Borrower LLC, Seabury & Smith
                                       Borrower LLC, Mercer HR Consulting
                                       Borrower LLC and Mercer MC
                                       Consulting Borrower LLC

 SPONSOR:                              Marsh & McLennan Companies, Inc.

 DEFEASANCE/PREPAYMENT:                Defeasance and/or prepayment with
                                       penalty permitted beginning two years
                                       following securitization. Additionally,
                                       prepayments in connection with the
                                       release of certain condominium units
                                       comprising the 1166 Avenue of the
                                       Americas Mortgaged Property is
                                       permitted throughout the term of the
                                       loan with payment of a release price and
                                       yield maintenance premium.

 UP-FRONT RESERVES:                    NAP(5)

 ONGOING RESERVES(10):                 Tax and Insurance Reserve(6)
                                       Rent Reserve(7)
                                       Common Charges Reserve(8)
                                       Replacement Reserve(9)

 LOCKBOX:                              Hard(11)

 MEZZANINE DEBT:                       Permitted(12)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                Single Asset

 PROPERTY TYPE:                         Office(13)

 LOCATION:                              New York, New York

 YEAR BUILT:                            1974

 YEAR RENOVATED:                        1995-2001

 SQUARE FEET:                           902,232(13)

 OCCUPANCY:                             100.0%

 OCCUPANCY DATE:                        September 29, 2005

 OWNERSHIP INTEREST:                    Fee(14)

 PROPERTY MANAGEMENT:                   Self-managed(15)

 U/W NCF:                               $45,014,186(16)

 U/W NCF DSCR:                          1.71x(17)

 APPRAISED VALUE:                       $650,000,000(18)

 APPRAISAL AS OF DATE:                  November 1, 2005

 CUT-OFF DATE LTV RATIO:                55.0%(19)

 MATURITY LTV RATIO:                    0.0%(20)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   The 1166 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans comprising the 1166 Avenue of the Americas Loan Combination that includes: (a) the 1166 Avenue of the Americas Mortgage Loan; and (b) the
      1166 Avenue of the Americas Non-Trust Loan, with a cut-off date principal balance of $359,000,000. The 1166 Avenue of the Americas Non-Trust Loan
      is comprised of ten loan components with differing payment priorities, referred to in this prospectus supplement as (i) the 1166 Avenue of the
      Americas Senior Non-Trust Loan Components, which consist of three loan components with an aggregate cut-off date principal balance of
      $241,560,000, and (ii) the 1166 Avenue of the Americas Junior Non-Trust
      Loan Components, which consist of seven loan components with an aggregate cut-off date principal balance of $117,440,000. In the absence of certain material uncured events of default, principal payments will be applied first to reduce the principal balance of the 1166 Avenue of the Americas
      Mortgage Loan to zero before being applied to the 1166 Avenue of the
      Americas Senior Non-Trust Loan Components. During the continuance of certain material uncured events of default, the 1166 Avenue of the
      Americas Senior Non-Trust Loan Components will be pari passu in right of payment with the 1166 Avenue of the Americas Mortgage Loan. The seven
      1166 Avenue of the Americas Junior Non-Trust Loan Components are
      generally subordinate in right of payment to the 1166 Avenue of the
      Americas Mortgage Loan and the three 1166 Avenue of the Americas Senior
      Non-Trust Loan Components. The Cut-off Date Principal Balance in the
      table above is based on the 1166 Avenue of the Americas Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 1166 Avenue of the Americas Loan Combination is $475,000,000.

(2)   Based on a loan amount comprised of the 1166 Avenue of the Americas
      Mortgage Loan and the 1166 Avenue of the Americas Senior Non-Trust Loan
      Components (as described in footnote (1) above), excluding the 1166
      Avenue of the Americas Junior Non-Trust Loan Components.

(3)   The mortgage interest rate set forth above is also for the entire 1166
      Avenue of the Americas Loan Combination.

(4)   Maturity Date reflects the stated maturity of the entire 1166 Avenue of the Americas Loan Combination which amortizes on a 30-year schedule.
      Amortization Term and Maturity Balance reflect that the 1166 Avenue of the Americas Mortgage Loan, which is senior in priority for all principal payment prior to the occurrence of certain material uncured events of default, is expected to fully amortize in approximately 13 years, one month or by November 11, 2018.

(5)   NAP means not applicable.

(6)   Upon the occurrence and during the continuance of a Trigger Event
      (hereinafter defined), the 1166 Avenue of the Americas Borrowers are required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Funds remaining in such account after the cessation of a Trigger
      Event shall be returned to the 1166 Avenue of the Americas Borrowers.

                                     S-115

(7)   Upon the occurrence and during the continuance of a Trigger Event, the
      1166 Avenue of the Americas Borrowers are required to make a deposit into a rent reserve account in an amount equal to three months' rent payable under the Sponsor Lease. Funds remaining in such account after the cessation of a Trigger Event shall be returned to the 1166 Avenue of the
      Americas Borrowers.

(8)   Upon the occurrence and during the continuance of a Trigger Event, the
      1166 Avenue of the Americas Borrowers are required to make monthly escrow deposits into a common charge reserve account in an amount equal to one-twelfth of the estimated annual condominium common charges payable during the next ensuing 12 months. Funds remaining in such account after the cessation of a Trigger Event shall be returned to the 1166 Avenue of the Americas Borrowers.

(9)   Upon the occurrence and during the continuance of a Trigger Event, the
      1166 Avenue of the Americas Borrowers are required to make monthly escrow deposits into a replacement reserve account in an amount equal to one-twelfth of the estimated annual replacement and repair costs payable during the next ensuing 12 months, which amount shall in no event exceed
      $0.35 per rentable square foot (which amount shall increase annually based on the corresponding increase in the consumer price index).

(10)  Provided no event of default under the related loan documents has occurred and is then continuing, the 1166 Avenue of the Americas
      Borrowers may provide letters of credit, satisfying the applicable conditions set forth in the related loan agreement, in lieu of these reserves.

(11)  All of the tenants that are making deposits into the lockbox account are affiliates of the 1166 Avenue of the Americas Borrowers. See "--Lockbox"
      below.

(12)  See "--Permitted Mezzanine Financing" below.

(13)  The 1166 Avenue of the Americas Mortgaged Property is comprised of multiple commercial condominium units with an aggregate of 902,232 square feet and a corresponding 56.5866% share of the common elements of the
      Condominium (as hereinafter defined).

(14)  The 1166 Avenue of the Americas Borrowers own a fee interest in the condominium units and their appurtenant percentage interest in the related common elements, as tenants-in-common.

(15)  The 1166 Avenue of the Americas Mortgaged Property will initially be self-managed by the 1166 Avenue of the Americas Borrowers. However, the
      overall building is managed on behalf of the boards of managers of the
      1166 A of A Condominium Association by CB Richard Ellis, Inc.

(16)  Reflects U/W Net Cash Flow based on the Sponsor Lease (as hereinafter defined).

(17)  The U/W DSCR is calculated taking into account the 1166 Avenue of the
      Americas Mortgage Loan and the 1166 Avenue of the Americas Senior
      Non-Trust Loan Components (excluding the 1166 Avenue of the Americas
      Junior Non-Trust Loan Components). The U/W DSCR taking into account the entire 1166 Avenue of the Americas Loan Combination would be 1.36x.

(18)  Appraised value based on the Sponsor Lease.

(19)  The Cut-off Date LTV Ratio is based on the 1166 Avenue of the Americas
      Mortgage Loan and the 1166 Avenue of the Americas Senior Non-Trust Loan
      Components (excluding the 1166 Avenue of the Americas Junior Non-Trust
      Loan Components). The Cut-off Date LTV Ratio taking into account the entire 1166 Avenue of the Americas Loan Combination is 73.1%.

(20)  The Maturity LTV Ratio is calculated assuming that the 1166 Avenue of the
      Americas Mortgage Loan fully amortizes by November 11, 2018 (see footnote
      4 above).

------------------------------------------------------------------------------------------------------------------------
                                              MAJOR TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
                                     APPROXIMATE     % TOTAL     % TOTAL BASE        RENT                    EXPIRATION
              TENANT                 SQUARE FEET   SQUARE FEET    REVENUES(2)       PSF(3)      RATINGS(4)      DATE
------------------------------------------------------------------------------------------------------------------------

Marsh & McLennan Companies, Inc.... 902,232            100.0%        100.0%      $   44.01(5)     BBB/BBB   10/11/2035
                                    -------            -----         -----       -----------
TOTAL ............................. 902,232            100.0%        100.0%      $   44.01(5)
                                    =======            =====         =====       ===========
------------------------------------------------------------------------------------------------------------------------

(1)   Reflects Sponsor, Marsh & McLennan Companies, Inc., which master leases
      100% of the 1166 Avenue of the Americas Mortgaged Property which is comprised of multiple condominium units aggregating 902,232 square feet which are leased to the five Primary Tenants as noted below.

(2)   The percentage of total base revenues is based on underwritten base rental revenues based on the Sponsor Lease.

(3)   Reflects in-place base rent under the Sponsor Lease.

(4)   Credit ratings of the tenant are those by S&P and Fitch, respectively.

(5)   The rent under the Sponsor Lease escalates by 5% every five years. The
      Sponsor is not obligated to pay rent under the Sponsor Lease until the occurrence and continuance of a Trigger Event (defined below).

                                     S-116

------------------------------------------------------------------------------------------------------
                                    PRIMARY TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------
                                                                                             LEASE
                                                                              % OF         EXPIRATION
                      TENANT(2)                            RENT(3)       TOTAL RENT(4)      DATE(5)
------------------------------------------------------------------------------------------------------

        Marsh USA Inc. ..............................    $1,433,194           45.2%       10/11/2035
        Marsh & McLennan Companies, Inc. ............     1,041,602           32.8        10/11/2035
        Mercer Human Resources Consulting, Inc. .....       478,788           15.1        10/11/2035
        Mercer Management Consulting, Inc. ..........       174,393            5.5        10/11/2035
        Seabury & Smith, Inc. .......................        42,806            1.4        10/11/2035
                                                         ----------          -----
        TOTAL .......................................    $3,170,783          100.0%
                                                         ==========          =====
------------------------------------------------------------------------------------------------------

 (1)   Five Primary Tenants lease the multiple condominium units that comprise the 1166 Avenue of the Americas Mortgaged Property under five separate triple net Primary Leases. The Primary
       Tenants sublease approximately 84,377 square feet of the space through September 30, 2010, subject to certain extension options under the sublease agreement.

 (2)   Ranked by percentage of total rent based on monthly rent due under the Primary Leases. See "--The Primary Leases and the
       Sponsor Lease" below.

 (3)   Monthly fixed rent payment obligation.

 (4)   The percentage of Total Rent is based on the annualized monthly rent payments due under the Primary Leases.

 (5)   Expiration for each of the Primary Leases.

     The Borrower and Sponsor. The 1166 Avenue of the Americas Borrowers are
MMC Borrower LLC, Marsh USA Borrower LLC, Seabury & Smith Borrower LLC, Mercer
HR Consulting Borrower LLC and Mercer MC Consulting Borrower LLC, each a
Delaware limited liability company, and each a single purpose bankruptcy remote entity in accordance with rating agency criteria. The 1166 Avenue of the
Americas Borrowers are ultimately owned and controlled by Marsh & McLennan
Companies, Inc., the 1166 Avenue of the Americas sponsor, which is a publicly traded company listed on the New York Stock Exchange under the symbol MMC.
Marsh & McLennan Companies, Inc. is a global professional services firm with approximately 60,000 employees in over 100 countries, and reports that it is a leader in delivering risk and insurance services and solutions to clients.
Marsh & McLennan Companies, Inc.'s services, provided through various subsidiaries, include global risk management and consulting, insurance brokering, financial solutions, and insurance program management services.

     The Mortgaged Property. The 1166 Avenue of the Americas Mortgage Loan is
secured by a first priority lien on the fee simple interest of the 1166 Avenue of the Americas Borrowers in the 1166 Avenue of the Americas Mortgaged
Property, which constitutes a portion of the condominium known as The 1166 A of
A Condominium (the "Condominium"), which fee simple interest is owned by the
1166 Avenue of the Americas Borrowers as tenants-in-common. 1166 Avenue of the
Americas is a 44-story class A office building located in midtown Manhattan,
New York, New York containing approximately 1,683,978 square feet of net rentable area. The 1166 Avenue of the Americas building has been subdivided into multiple commercial condominium units and related percentage shares of the common areas of the building. The 1166 Avenue of the Americas Mortgaged
Property consists of 21 condominium units located on floors 22 through 44
(excluding mechanicals floor 33) with an aggregate of 902,232 square feet of net rentable area and a 56.5866% share of the common elements of the
Condominium, which common elements include certain air rights leased by the
1166 A of A Condominium Association from third parties unrelated to the 1166
Avenue of the Americas Borrowers. The 1166 Avenue of the Americas Mortgaged
Property is leased to Marsh & McLennan Companies, Inc. and four of its operating subsidiaries (the "Primary Tenants") under five separate thirty-year triple net leases that expire October 11, 2035 (the "Primary Leases"). In addition, Marsh & McLennan Companies, Inc. leases the entire 1166 Avenue of the
Americas Mortgaged Property under a separate thirty-year triple net master lease (the "Sponsor Lease") that is co-terminus with the Primary Leases. In addition to the condominium units that comprise the 1166 Avenue of the Americas
Mortgaged Property, the overall 1166 Avenue of the Americas building includes
30,795 square feet of common area and lobby space and several other condominium units with approximately 194,581 square feet of net rentable area that are owned by the Sponsor or its affiliates (other than the 1166 Avenue of the
Americas Borrowers) and condominium units with approximately 556,370 square feet of net rentable area that are owned by 1166 LLC, a Delaware limited liability company that is not affiliated with the Sponsor or the 1166 Avenue of the Americas Borrowers. Occupancy at the 1166 Avenue of the Americas Mortgaged
Property, based on square footage leased, was 100.0% as of September 29, 2005.

     The Mortgage Loan. The 1166 Avenue of the Americas Mortgage Loan was
originated on September 29, 2005 and has a cut-off date principal balance of
$116,000,000. The 1166 Avenue of the Americas Mortgage Loan is one of two (2)
mortgage

                                     S-117

loans, together referred to as the "1166 Avenue of the Americas Loan
Combination," that are both secured by the 1166 Avenue of the Americas
Mortgaged Property. The 1166 Avenue of the Americas Loan Combination consists of: (i) the 1166 Avenue of the Americas Mortgage Loan; and (ii) the 1166 Avenue
of the Americas Non-Trust Loan with a cut-off date principal balance of
$359,000,000, which will not be included in the trust. Both mortgage loans in the 1166 Avenue of the Americas Loan Combination are obligations of the 1166
Avenue of the Americas Borrowers, are secured by the 1166 Avenue of the
Americas Mortgaged Property and are cross-defaulted with each other. The 1166
Avenue of the Americas Non-Trust Loan is comprised of ten (10) loan components with differing payment priorities. The three (3) most senior loan components of the 1166 Avenue of the Americas Non-Trust Loan have an aggregate unpaid principal balance of $241,560,000 and are collectively referred to in this prospectus supplement as the 1166 Avenue of the Americas Senior Non-Trust Loan
Components; and the remaining seven (7) subordinate loan components of the 1166
Avenue of the Americas Non-Trust Loan have an aggregate unpaid principal balance of $117,440,000 and are collectively referred to in this prospectus supplement as the 1166 Avenue of the Americas Junior Non-Trust Loan Components.
The respective rights of the holders of the 1166 Avenue of the Americas
Mortgage Loan and the 1166 Avenue of the Americas Non-Trust Loan will be governed by the 1166 Avenue of the Americas Co-Lender Agreement which is described under "--Loan Combinations--The 1166 Avenue of the Americas
Loan--Co-Lender Agreement" below.

     The 1166 Avenue of the Americas Mortgage Loan Combination has a stated
maturity of October 11, 2035. The 1166 Avenue of the Americas Loan Combination
will accrue interest on a 30/360 day Basis. The 1166 Avenue of the Americas
Loan Combination, in the absence of default, will accrue interest at a fixed rate of 5.701% per annum.

     On the eleventh day of each month beginning with the loan payment date in
November 2005, to and including the stated maturity date, the 1166 Avenue of the Americas Borrowers are required to make a constant monthly debt service payment on the 1166 Avenue of the Americas Loan Combination equal to
$2,757,203.05 (based on a 30-year amortization schedule). Notwithstanding the foregoing, in the event of a partial prepayment made in accordance with the terms of the related loan agreement the monthly debt service payment on the
1166 Avenue of the Americas Loan Combination will be adjusted such that the scheduled principal payment amount for each loan payment date occurring after any partial prepayment will be reduced by an amount equal to the product of such scheduled principal payment amount multiplied by a fraction, the numerator of which is the amount of such partial prepayment and the denominator of which is the original principal amount of the 1166 Avenue of the Americas Loan
Combination.

     Except in accordance with a partial release, voluntary prepayment of the
1166 Avenue of the Americas Loan Combination is prohibited at any time prior the second anniversary of the Issue Date. Thereafter, the 1166 Avenue of the
Americas Loan Combination may be prepaid at any time in whole, but not in part, provided, however that simultaneously with such prepayment, the 1166 Avenue of the Americas Borrowers pay the yield maintenance premium. Additionally, at any time, the 1166 Avenue of the Americas Borrowers may partially prepay the 1166
Avenue of the Americas Loan Combination in connection with the release of any condominium unit or condominium units constituting part of the 1166 Avenue of the Americas Mortgaged Property, provided, however, in connection with such a partial prepayment, the 1166 Avenue of the Americas Borrowers will be obligated to pay the yield maintenance premium.

     The 1166 Avenue of the Americas Borrowers may defease the 1166 Avenue of the Americas Loan Combination in whole or in part after the second anniversary of the Issue Date and by doing so obtain the release or assignment of the applicable 1166 Avenue of the Americas Mortgaged Property, subject to the satisfaction of certain conditions precedent set forth in the related loan documents. A defeasance in whole will be effected by the 1166 Avenue of the
Americas Borrowers pledging substitute collateral that consists of direct non-callable United States Treasury obligations which produce payments that replicate the payment obligations of the 1166 Avenue of the Americas Borrower under the 1166 Avenue of the Americas Loan Combination and that are sufficient to pay off the 1166 Avenue of the Americas Loan Combination in its entirety on
October 11, 2035. A partial defeasance will be effected by the 1166 Avenue of the Americas Borrowers pledging substitute collateral that consists of direct non-callable United States Treasury obligations which produce payments that replicate the payment obligations of the 1166 Avenue of the Americas Borrower under the 1166 Avenue of the Americas Loan Combination and that are sufficient to pay off, in its entirety on October 11, 2035, a portion of 1166 Avenue of the Americas Loan Combination equal to a release price determined in accordance with the related loan documents. The 1166 Avenue of the Americas Borrowers'
right to defease any portion of the 1166 Avenue of the Americas Loan
Combination is subject to, among other things, S&P and Fitch each confirming that the defeasance will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of the 2005-C7 Certificates by such rating agency.

     Property Releases. The 1166 Avenue of the Americas Borrowers have the ability to obtain the release of floors constituting the 1166 Avenue of the
Americas Mortgaged Property through either partial defeasance (as described above) or

                                     S-118

prepayment (with a yield maintenance premium) provided certain conditions are met, including the payment of a release price which, with respect to each condominium unit subject to a release, shall be an amount equal to the greater of (i) 110% of the allocated loan amount for such condominium unit and (ii) an amount which will not (A) cause the DSCR (calculated on a trailing 12-month basis) after giving effect to the proposed release to be less than the DSCR
(calculated on a trailing twelve-month basis) prior to giving effect to the proposed release, and (B) cause the loan-to-value ratio (as determined in accordance with the related loan documents) after giving effect to the proposed release to be greater than the loan-to-value ratio prior to giving effect to the proposed release.

     Lockbox. The 1166 Avenue of the Americas Borrowers are required to cause all income from the 1166 Avenue of the Americas Borrowers Mortgaged Property to
be deposited into a lockbox account under the control of the related mortgagee from which account all funds on deposit therein shall be swept each business day to a cash collateral account under the control of the related mortgagee.
Notwithstanding the foregoing, the tenants required to deposit all income into a lockbox account are affiliates of the 1166 Avenue of the Americas Borrowers.
On each loan payment date prior to the occurrence, and after the cessation, of a Trigger Event (as defined below), all funds on deposit in the cash collateral account will be applied first to the payment of current debt service and then, assuming the absence of a Trigger Event, to the 1166 Avenue of the Americas
Borrowers or their designee, which may be a Primary Tenant. Following the occurrence, and during the continuance, of a Trigger Event, funds on deposit in the lockbox account shall be swept each business day to the cash collateral account and disbursed as follows: (1) tax and insurance amounts, to the tax and insurance account; (2) common charge amounts to the common charge account, (3)
monthly debt service, to the debt service account; (4) replacement reserve amounts, to the replacement reserve account; (5) rent reserve amounts, to the rent reserve account; (6) other amounts due under the related loan documents, to the debt service account; and (7) if no event of default exists, to the 1166
Avenue of the Americas Borrowers or their designee, which may be a Primary
Tenant.

     The Primary Leases and The Sponsor Lease. The 1166 Avenue of the Americas
Mortgaged Property is 100% leased to the five Primary Tenants pursuant to the
Primary Leases. The term of each Primary Lease is coterminous with the stated
maturity of the 1166 Avenue of the Americas Loan Combination. In addition, pursuant to the Sponsor Lease, 100% of the 1166 Avenue of the Americas
Mortgaged Property is leased to the Sponsor.

     The monthly fixed rent under the Primary Leases aggregate $3,170,783 and the initial monthly fixed rent under the Sponsor Lease is $3,308,936. In connection with the release of any portion of the 1166 Avenue of the Americas
Mortgaged Property demised under the Primary Leases or the Sponsor Lease to a third party, monthly fixed rent under the Primary Leases and the Sponsor Lease shall be reduced in proportion to the area of the 1166 Avenue of the Americas
Mortgaged Property so released. There is no obligation to pay rent under the
Sponsor Lease until the occurrence of a Trigger Event. A "Trigger Event" will be deemed to occur upon the occurrence of any of the following events: (a) an event of default under the related loan documents, (b) an event of default under the Primary Leases or the Sponsor Lease or (c) the long term unsecured debt obligations of the Sponsor are rated below "B (stable outlook)" by S&P or
Fitch (if rated by Fitch) or "B2 (stable outlook)" by Moody's; provided, however, that such Trigger Event shall cease and terminate, in the case of a
Trigger Event caused by (i) an event of default under the related loan documents, if such event of default under the related loan documents is thereafter cured and no other events of default under the related loan documents occur for two consecutive calendar quarters after such cure, and (ii)
in an event of default under any Primary Lease or under the Sponsor Lease, if such event of default is thereafter cured and no other events of default occur for two consecutive calendar quarters after such cure, and (iii) a downgrade of the Sponsor's rating, as of any date as to which the long term unsecured debt obligations of Sponsor are rated at least "BB- (stable outlook)" by S&P and
Fitch (if rated by Fitch) and at least "Ba3 (stable outlook)" by Moody's two consecutive calendar quarters and no event of default under the related loan documents occurs for such two consecutive calendar quarter period.

     Relationship Between the Primary Leases and the Sponsor Lease. The 1166
Avenue of the Americas Sponsor has acknowledged that the 1166 Avenue of the
Americas Mortgaged Property is subject to the Primary Leases, and the Primary
Tenants have acknowledged that the 1166 Avenue of the Americas Mortgaged
Property is subject to the Sponsor Lease. The Sponsor and the Primary Tenants
have agreed that, during the continuance of a Trigger Event, the Primary Leases shall automatically (without further action by the 1166 Avenue of the Americas
Borrowers, the lender, any Primary Tenant or the Sponsor) be deemed to be sub-leases of the Sponsor Lease for all purposes. In such event, the Sponsor will be sub-landlord of, and each of the Primary Tenants, sub-tenants of, the portion of the 1166 Avenue of the Americas Mortgaged Property that was covered by the applicable Primary Lease. From and after the cessation and termination of any Trigger Event, so long as no other Trigger Event occurs and is continuing, the Primary Leases will no longer be deemed sub-leases in regard to the Sponsor Lease, but will continue in full force and effect.

                                     S-119

     Termination of Sponsor Lease. At any time prior to an occurrence of a
Trigger Event or after the cessation and termination of a Trigger Event, upon
30 days' prior written notice to the lender, the 1166 Avenue of the Americas
Borrowers may, without the prior written consent of the lender so long as no event of default under the related loan documents has occurred and is then continuing, terminate the Sponsor Lease subject to the satisfaction of the certain conditions precedent, including the 1166 Avenue of the Americas
Sponsor's delivery to the 1166 Avenue of the Americas Borrowers of a guaranty of all of the Primary Leases in form and substance satisfactory to the lender
(the "Primary Lease Guaranty"), which Primary Lease Guaranty must then be assigned to the holder of the 1166 Avenue of the Americas Mortgage Loan.

     Terrorism Insurance. The 1166 Avenue of the Americas Borrowers must obtain and maintain, or must exercise their rights, if any, to cause the board of managers of the Condominium to maintain, terrorism insurance for the 1166
Avenue of the Americas Borrowers and the 1166 Avenue of the Americas Mortgaged
Property (i) if lenders to owners of commercial properties reasonably comparable to the 1166 Avenue of the Americas Mortgaged Property are then requiring terrorism insurance or equivalent protection for such properties, in amounts and with such limits as is generally then being required by lenders or rating agencies with respect to comparable properties and (ii) if lenders originating loans to owners of comparable properties are not then requiring terrorism insurance or equivalent protection but the then current policies and practices of any rating agencies, equitably applied, will result in the qualification, downgrade or withdrawal of the then-current rating assigned to any securities backed by any portion of the 1166 Avenue of the Americas Loan
Combination, due to the lack of, or deficiency in the amount of, terrorism insurance, in and of itself, then, in amounts and with such limits as is necessary, in the reasonable judgment of the holders of 1166 Avenue of the
Americas Loan Combination, to prevent the qualification, downgrade or withdrawal of the then-current rating assigned to such securities.
Notwithstanding the foregoing, (i) the 1166 Avenue of the Americas Borrowers shall not be required to expend more than $2,000,000 for the first year the
1166 Avenue of the Americas Loan Combination is outstanding (which amount, the
"Terrorism Premium Threshold," shall increase annually based on a corresponding increase in the consumer price index) and (ii) if terrorism insurance is not commercially available, the 1166 Avenue of the Americas Borrowers will not be required to maintain such insurance. For so long as the long term unsecured debt obligations of the 1166 Avenue of the Americas Sponsor are rated "BBB" or better by S&P, the 1166 Avenue of the Americas Sponsor may self-insure a portion of terrorism insurance (not greater than the greater of (a) the difference between the required amount of terrorism insurance and the full replacement value of the 1166 Avenue of the Americas Mortgaged Property and (b)
the difference between the required amount of terrorism insurance and the maximum amount of terrorism insurance that can be purchased for the Terrorism
Premium Threshold).

     Permitted Mezzanine Financing. From and after September 29, 2020, the related loan documents permit certain equity owners of the 1166 Avenue of the
Americas Borrowers to pledge their 100% direct equity ownership interest in the
1166 Avenue of the Americas Borrowers in order to obtain mezzanine financing subject to certain conditions including: (a) no existence of an event of default under the related loan documents, (b) a minimum combined DSCR of not less than 1.20x, (c) a maximum combined loan-to value ratio of 75%, (d) the combined outstanding principal balance of the 1166 Avenue of the Americas Loan
Combination and the proposed mezzanine loan not exceeding $475,000,000, (e)
confirmation that the proposed mezzanine loan will not result in a qualification, downgrade or withdrawal of any ratings assigned by S&P and any other rating agencies to any securities represented by the 1166 Avenue of the
Americas Loan Combination, and (f) execution of a co-lender agreement acceptable to the lender and rating agencies. Additionally, the related loan documents permit the pledge of any indirect interests in any 1166 Avenue of the
Americas Borrower in connection with any corporate credit facility currently in place or to be obtained by the Sponsor or its successors and assigns but only to the extent such credit facility is secured by all or substantially all of the assets of the Sponsor and provided that no such transaction shall cause a default or an event of default under any Primary Lease or the Sponsor Lease.

     Litigation Matters. There are pending legal proceedings against the 1166
Avenue of the Americas Sponsor, Marsh, Inc. and their respective affiliates and one or more settlement agreements have been entered into with respect to such proceedings. Notwithstanding such settlement agreements, numerous other lawsuits have been commenced against the 1166 Avenue of the Americas Sponsor,
Marsh, Inc. and one or more of their subsidiaries, as well as their current and former directors and officers, relating to matters alleged in a lawsuit brought by the New York State Attorney General. In addition, the 1166 Avenue of the
Americas Sponsor and certain subsidiaries received notices of investigations and inquiries from attorneys general, departments of insurance and other governmental entities that relate to that lawsuit, and there is a significant possibility that the 1166 Avenue of the Americas Sponsor or its subsidiaries could face administrative proceedings or other regulatory actions, fines or penalties. See "Risk Factors-- Risks Related to the Mortgage Loans--Litigation
May Adversely Affect Property Performance."

                                     S-120

--------------------------------------------------------------------------------
                 VI. THE MATHILDA RESEARCH CENTRE MORTGAGE LOAN
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $110,000,000(1)

 LOAN PER SQUARE FOOT:                 $259

 % OF INITIAL MORTGAGE POOL BALANCE:   4.7%

 SHADOW RATING (S&P/FITCH):            NAP(2)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.3700% per annum(3)

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   May 11, 2005

 AMORTIZATION TERM:                    22 years, 2 months(4)

 ANTICIPATED REPAYMENT DATE:           NAP(2)

 HYPERAMORTIZATION:                    NAP(2)

 MATURITY DATE:                        April 11, 2015

 MATURITY BALANCE:                     $88,729,310

 BORROWER:                             Sunnyvale Office Park, L.P.

 SPONSOR:                              Tishman Speyer Real Estate
                                       Venture VI, L.P.

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning the
                                       earlier of three years after the closing
                                       date or two years after the latest of
                                       (a) the securitization of the Mathilda
                                       Research Centre Mortgage Loan or
                                       (b) the securitization of the Mathilda
                                       Research Centre Non-Trust Loan.
                                       Prepayment without penalty permitted
                                       six months prior to scheduled
                                       maturity date.

 UP-FRONT RESERVES:                    NAP(2)

 ONGOING RESERVES:                     Tax and Insurance Reserve(5)
                                       Replacement Reserve (6)
                                       Low DSCR Reserve (7)
                                       Leasing Reserve (8)

 LOCKBOX:                              Hard (9)

 B NOTE:                               $29,000,000(1)(3)

 OTHER DEBT:                           NAP(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    MORTGAGED PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 PROPERTY TYPE:                        Class A Office(10)

 LOCATION:                             Sunnyvale, California

 YEAR BUILT:                           2000-2002

 YEAR RENOVATED:                       NAP(2)

 SQUARE FEET:                          424,825(10)

 OCCUPANCY:                            100.0%

 OCCUPANCY DATE:                       April 1, 2005

 OWNERSHIP INTEREST:                   Fee

 PROPERTY MANAGEMENT:                  Tishman Speyer Properties, L.P., an
                                       affiliate of the Borrower

 U/W NCF:                              $12,746,182

 U/W NCF DSCR:                         1.51x(11)

 APPRAISED VALUE:                      $174,000,000

 APPRAISAL AS OF DATE:                 March 22, 2005

 CUT-OFF DATE LTV RATIO:               63.2%(12)

 MATURITY LTV RATIO:                   51.0%(12)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The Mathilda Research Centre Mortgage Loan is part of the Mathilda
      Research Centre Loan Combination that also includes the Mathilda Research
      Centre Mortgage Non-Trust Loan in the cut-off date principal amount of
      $29,000,000.

(2)   NAP means not applicable.

(3)   The mortgage interest rate for the Mathilda Research Centre Non-Trust
      Loan is 7.179397% per annum and the weighted average mortgage interest rate for the entire Mathilda Research Center Loan Combination is
      5.747500%.

(4)   Payments of interest only are required through and including the payment date in April 11, 2008.

(5)   The Mathilda Research Centre Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months. Notwithstanding the foregoing, so long as the Mathilda Research Centre Borrower provides evidence of a blanket insurance policy covering the Mathilda Research
      Centre Mortgaged Property, as approved by the mortgagee, the monthly insurance escrow payment shall not be required. As of the cut-off date, evidence of such insurance has been provided.

(6)   The Mathilda Research Centre Borrower is required to make monthly escrow deposits into a replacement reserve account in an amount equal to $8,850.

(7)   Upon the occurrence of (a) an event of default or (b) a DSCR of less than
      1.25x for two consecutive calendar quarters, the Mathilda Research Centre
      Borrower is required to deposit all excess cash flow into a Low DSCR reserve account. Upon the occurrence of a DSCR of at least 1.25x for two consecutive calendar quarters, the monthly deposit required shall not be required.

(8)   Upon the occurrence of (a) receipt of written notice from Juniper
      Networks, Inc., ("Juniper") that they will not renew one or more of their leases, or the expiration of the period in which Juniper may renew one or more of its leases and Juniper has not notified the Mathilda Research
      Centre Borrower of its intention to renew or (b) Juniper's failure to maintain a long-term, unsecured debt rating of B- or equivalent by the rating agencies, the Mathilda Research Centre Borrower will be required to deposit all excess cash flow into a leasing reserve account along with all lease termination payments. Notwithstanding the foregoing, as long as no event of default exists, the Mathilda Research Centre Borrower may provide a letter of credit in lieu of making payments to the leasing reserve.

(9)   See "--Lockbox" below.

                                     S-121

(10)  The Mathilda Research Centre Mortgaged Property consists of three, four-story Class A office buildings; 1194 N. Mathilda Avenue with 144,315 square feet built in 2000, 1184 N. Mathilda Avenue with 122,435 square feet built in 2001 and 1220 N. Mathilda Avenue with 158,075 square feet built in 2002. The Mathilda Research Centre Mortgaged Property also includes 1,484 surface parking spaces.

(11)  The U/W NCF DSCR is based solely on the Mathilda Research Centre Mortgage
      Loan and does not take into account the Mathilda Research Centre
      Non-Trust Loan. The U/W NCF DSCR of the entire Mathilda Research Centre
      Loan Combination is 1.14x.

(12)  The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based solely on the Mathilda Research Centre Mortgage Loan and does not take into account the Mathilda Research Centre Non-Trust Loan. The Cut-off Date LTV Ratio
      and the Maturity LTV Ratio based on the entire Mathilda Research Centre
      Loan Combination are 79.9% and 64.4%, respectively.

-------------------------------------------------------------------------------
                          MAJOR TENANT INFORMATION
-------------------------------------------------------------------------------
                                               APPROXIMATE    % TOTAL SQUARE
        TENANT(1)             BUILDING       SQUARE FEET(2)        FEET
-------------------------------------------------------------------------------

Juniper Networks, Inc.    1194, 1184 and
                         1220 N. Mathilda
                              Avenue        424,825                100.0%
                                            -------                -----
                   TOTAL                    424,825                100.0%
                                            =======                =====
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                      LEASE
                          % TOTAL BASE                              EXPIRATION
        TENANT(1)          REVENUES(3)   RENT PSF(4)   RATINGS(5)   DATE(6)(7)
-------------------------------------------------------------------------------

Juniper Networks, Inc.                                             6/30/2012;
                                                                   2/14/2013;
                              100.0%       $ 37.02    BB/NR         5/31/2014
                              -----        -------
                   TOTAL      100.0%       $ 37.02
                              =====        =======
-------------------------------------------------------------------------------

(1)   Juniper Networks, Inc. fully leases each of the three buildings comprising the Mathilda Research Centre Mortgaged Property.

(2)   Aggregate square footage of the three buildings comprising the Mathilda
      Research Centre Mortgaged Property.

(3)   The percent of total base revenues is based on aggregate underwritten base rental revenues.

(4)   Reflects overall average in-place base rent.

(5)   Credit ratings are those by S&P and Fitch, respectively. NR means not rated.

(6)   Lease expirations for the 1194, 1184 and 1220 N. Mathilda Avenue buildings, respectively.

(7)   Juniper Networks, Inc.'s leases each provide for two, 5-year renewal options at fair market rent upon 9-12 months prior notice.

-----------------------------------------------------------------------------------------------------------------------
                                             LEASE EXPIRATION INFORMATION
-----------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                     CUMULATIVE % OF    APPROXIMATE    AS % OF TOTAL   CUMULATIVE %
                     EXPIRING SQUARE   AS % OF TOTAL     TOTAL SQUARE    EXPIRING BASE        BASE       OF TOTAL BASE
        YEAR               FEET         SQUARE FEET          FEET         REVENUES(1)     REVENUES(1)     REVENUES(1)
-----------------------------------------------------------------------------------------------------------------------

     2005-2011                 0             0.0%           0.0%              $         0          0.0%       0.0%
        2012             144,315            34.0           34.0%                5,141,943         32.7       32.7%
        2013             122,435            28.8           62.8%                4,673,344         29.7       62.4%
        2014             158,075            37.2          100.0%                5,913,586         37.6      100.0%
  2015 and beyond              0             0.0          100.0%                        0          0.0      100.0%
       Vacant                  0             0.0          100.0%                       --           --
                         -------           -----                              -----------        -----
       TOTAL             424,825           100.0%                             $15,728,873        100.0%
                         =======           =====                              ===========        =====
-----------------------------------------------------------------------------------------------------------------------

(1)  Based on underwritten base rental revenues.

     The Borrower and Sponsor. The Mathilda Research Centre Borrower is
Sunnyvale Office Park, L.P., a Delaware limited partnership which is sponsored by Tishman Speyer Real Estate Venture VI, L.P., a Delaware limited partnership.
In 1997, Tishman Speyer Properties, L.P. began co-investing their funds with institutions, corporations and high net worth individuals in a series of privately-held funds. The six funds range in strategy from core investments to value-added and focus primarily on office properties in major metropolitan cities located in the United States and abroad. Tishman Speyer Properties, L.P.
is a global developer and operator of office buildings, mixed-use, retail and multifamily real property. Since its formation in 1978, the company has developed or acquired a portfolio of over 65 million square feet, valued at over $16 billion. Since 1997, Tishman Speyer has managed a series of privately-held funds and has raised over $2.5 billion in direct equity capital on behalf of over 40 investors. Tishman Speyer Properties, L.P. has offices in six countries and is headquartered in New York City. The company has properties in Germany, England, France, Spain, Australia, Brazil and America.

     The Mortgage Loan. The Mathilda Research Centre Mortgage Loan was
originated on April 5, 2005 and has a cut-off principal balance of
$110,000,000. The Mathilda Research Centre Mortgage Loan is one of two (2)
mortgage loans, collectively referred to as the "Mathilda Research Centre Loan
Combination" that are both secured by the Mathilda Research Centre Mortgaged
Property. The Mathilda Research Centre Loan Combination is comprised of: (a)
the Mathilda Research Centre Mortgage Loan; (b) the one Mathilda Research
Centre Non-Trust Loan which will not be included in the Trust with a principal amount of $29,000,000. The Mathilda Research Centre Non-Trust Loan is, at all
times, during the continuance of certain uncured events of default with respect to the Mathilda Research Centre Mortgage Loan, subordinate in right of payment to the Mathilda Research Centre Mortgage Loan. The respective rights of the holders of the Mathilda

                                     S-122

Research Centre Mortgage Loan and the Mathilda Research Centre Non-Trust Loan
will be governed by the Mathilda Research Centre Co-Lender Agreement, which is described under "--Loan Combinations--The Mathilda Research Centre Mortgage
Loan--Co-Lender Agreement" below.

     The Mathilda Research Centre Mortgage Loan is a ten-year loan with a stated maturity date of April 11, 2015. The Mathilda Research Centre Loan
Combination accrues interest on an Actual/360 Basis. In the absence of default, the Mathilda Research Center Mortgage Loan accrues interest at a fixed rate of
5.3700% per annum and the Mathilda Research Center Non-Trust Loan will accrue interest at a fixed rate of 7.179397% per annum. On the eleventh day of each month to and including April 2008, the Mathilda Research Centre Borrower is
required to make interest-only payments on the Mathilda Research Centre
Mortgage Loan. On the eleventh day of each month from and including May 2008, up to but excluding the stated maturity date, the Mathilda Research Centre
Borrower is required to make a monthly debt service payment of principal and interest on the Mathilda Research Centre Mortgage Loan. The remaining principal balance of the Mathilda Research Centre Mortgage Loan, plus all accrued and unpaid interest thereon, is due on the stated maturity date.

     The Mathilda Research Centre Borrower is prohibited from voluntarily prepaying the Mathilda Research Centre Mortgage Loan in whole or in part prior to October 11, 2014. From and after October 11, 2014, the Mathilda Research
Centre Borrower may prepay the Mathilda Research Centre Mortgage Loan, in whole or in part, without payment of any prepayment consideration, provided the
Mathilda Research Centre Borrower pays to the lender all accrued and unpaid interest on the amount of principal being prepaid through and including the date of prepayment and, if such prepayment occurs on a date which is not a scheduled payment date, all interest which would have accrued on the amount of principal being prepaid after the date of such prepayment to the next scheduled payment date, less the amount of investment income that would be earned from investing the amount of the principal prepayment in permitted investments specified by the Mathilda Research Centre Borrower from the date of such prepayment to the next succeeding scheduled payment date.

     The Mathilda Research Centre Borrower may defease the entire Mathilda
Research Centre Mortgage Loan Combination (in whole only) on any scheduled payment date after the expiration of the earlier of (a) three years from the closing date of the Mathilda Research Centre Mortgage Loan or (b) two years following the later of the securitization of the Mathilda Research Centre
Mortgage Loan or the Mathilda Research Non-Trust Loan, and by so doing obtain the release of the Mathilda Research Centre Mortgage Loan Combination. A
defeasance will be affected by the Mathilda Research Centre Borrower's pledging substitute collateral that consists of direct, non-callable United States
Treasury obligations that produce payments which replicate the scheduled payment obligations of the Mathilda Research Centre Mortgage Loan and the
Mathilda Research Centre Non-Trust Loan, including payment of the outstanding principal amount in its entirety on the stated maturity date. The Mathilda
Research Centre Mortgage Loan Borrower's right to defease the entire Mathilda
Research Centre Loan Combination is subject to, among other things, S&P and
Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series
2005-C7 certificates by such rating agency. If at the time of defeasance by the
Mathilda Research Centre Borrower, the lender has exercised its option to divide the Mathilda Research Centre Mortgage Loan into a mortgage loan and one or more mezzanine loans, the borrower(s) under such mezzanine loan(s) must simultaneously defease the entire Mathilda Research Centre Mortgage Loan.

     The Mortgaged Property. The Mathilda Research Centre Loan Combination is
secured by a first priority mortgage lien on the fee simple interest in the
Mathilda Research Centre Mortgaged Property, a Class A office complex situated on approximately 17.84 landscaped acres in Sunnyvale, California. Developed between 2000-2002, the property consists of three, four-story Class A office buildings containing an aggregate of 424,825 square feet of net rentable area with approximately 1,484 surface parking spaces. The Mathilda Research Centre
Mortgaged Property has been 100% leased and occupied from completion by Juniper
Networks, Inc. (rated BB by S&P), a designer and manufacturer of internet protocol network related products and services.

     Lockbox. The Mathilda Research Centre Borrower is required to deposit, or cause to be deposited, all gross income from the Mathilda Research Centre
Mortgaged Property into a lockbox account under the sole control of the
Mathilda Research Centre Mortgage Loan lender. The Mathilda Research Centre
Borrower is required to direct all tenants at the Mathilda Research Centre
Mortgaged Property to send all rents directly to the lockbox account. On each business day, the lockbox bank will withdraw and disburse all funds on deposit in the lockbox account in the following order: first, to the tax and insurance account for the payment of required monthly tax and insurance payments; second, to the payment of the interest-only payments or monthly debt service due with respect to the Mathilda Research Centre Mortgage Loan; third, to the replacement reserve account in the amount of the required monthly deposit for replacement reserves; fourth, to the payment of any interest accruing at the default interest rate or any late payment charges; fifth, to the payment of the lockbox

                                     S-123

bank's fees and expenses incurred in connection with the administration and maintenance of the lockbox account (excluding any servicing fee paid to the servicer); sixth, during a Juniper Excess Cash Flow Sweep Period (as defined below) or a Low DSCR Period (as defined below), and provided that no event of default then exists under the Mathilda Research Centre Mortgage Loan, to the borrower expense account for the payment of certain costs and expenses relating to the operation of the Mathilda Research Centre Mortgaged Property approved by the lender under the Mathilda Research Centre Mortgage Loan; seventh, during a
Juniper Excess Cash Flow Sweep Period or a Low DSCR Period, and provided that no event of default then exists under the Mathilda Research Centre Mortgage
Loan, to the payment of certain extraordinary expenses approved by the lender under the Mathilda Research Centre Mortgage Loan; eighth, during a Juniper
Excess Cash Flow Sweep Period, to the leasing reserve account until the leasing reserve account contains $16,993,000, and ninth, provided that no event of default then exists under the Mathilda Research Centre Mortgage Loan, (a) upon the occurrence and during the continuation of a Low DSCR Period, to the low
DSCR reserve account or (b) at all other times, to the Mathilda Research Centre
Borrower.

     "Juniper Excess Cash Flow Sweep Period" means the period (a) commencing upon (i) the Mathilda Research Centre Borrower's receipt of written notice from
Juniper Networks, Inc., stating that Juniper Networks, Inc., does not intend to renew one or more of its leases at the Mathilda Research Centre Mortgaged
Property or the expiration of the period in which Juniper Networks, Inc., may elect to renew one or more of its leases and Juniper Networks, Inc., has not notified Mathilda Research Centre Borrower of its intention to renew ("a
Juniper Non-Renewal Event") or (ii) Juniper failing to maintain a long-term unsecured debt rating equal to or greater than B- or its equivalent by S&P,
Moody's and Fitch (a "Juniper Downgrade Event"), and (b) terminating upon, (i)
if the Juniper Excess Cash Flow Sweep Period commenced due to a Juniper
Non-Renewal Event, either (A) the commencement of the renewal terms of all of
Juniper's leases at the Mathilda Research Centre Mortgaged Property in accordance with the terms and provisions of each such lease or (B) Mathilda
Research Centre Borrower enters into a new lease which (1) demises to a tenant substantially all of Juniper's space at the Mathilda Research Centre Mortgaged
Property, (2) has an expiration date (exclusive of extension options) of at least the end of the calendar year 2017, and (3) provides for the payment of annual market rents which would yield to Mathilda Research Centre Borrower, net of all operating expenses, a net operating income for the Mathilda Research
Centre Mortgaged Property through and including the end of the calendar year
2017, as determined by lender in its reasonable discretion, no less than
$14,000,000.00; and (ii) if the Juniper Excess Cash Flow Sweep Period commenced due to a Juniper Downgrade Event, Juniper maintaining a long-term unsecured debt rating equal to or greater than B+ or its equivalent by the S&P, Moody's and Fitch.

     "Low DSCR Period" means the period (a) commencing upon (i) the existence of an event of default under the Mathilda Research Centre Mortgage Loan or (ii)
lender's good faith determination that the debt service coverage ratio for the periods ending, respectively, at the end of any two consecutive calendar quarters is less than 1.25x taking into account both the Mathilda Research
Centre Mortgage Loan and the Mathilda Research Centre Non-Trust Loan and (b)
terminating upon lender's good faith determination that the debt service coverage ratio for the periods ending, respectively, at the end of any two consecutive calendar quarters is at least 1.25x taking into account both the
Mathilda Research Centre Mortgage Loan and the Mathilda Research Centre
Non-Trust Loan.

     The Juniper Networks, Inc. Lease. Pursuant to lease agreements dated June
18, 1999, February 28, 2000, and August 15, 2000 (the "Juniper Leases"),
Juniper Networks, Inc., leases 100% of the Mathilda Research Centre Mortgaged
Property from the Mathilda Research Centre Borrower. Each of the Juniper Leases
is for a 12-year term expiring on June 30, 2012, February 14, 2013 and May 31,
2014 respectively. Juniper has the right to extend each Juniper Lease for two periods of five years each at the then fair market rent. Pursuant to the
Juniper Leases, Juniper is responsible for all costs, expenses and charges relating to the Mathilda Research Centre Mortgaged Property with the exception of structural expenditures which are the obligation of the landlord. Juniper
Networks, Inc., has no termination rights under the Juniper Leases other than in connection with a casualty or condemnation.

     Terrorism Coverage. The Mathilda Research Centre Mortgage Loan Borrower is
required, in accordance with the related loan documents, to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, but excluding acts of war, with coverage amounts of not less than an amount equal to the full insurable value of the Mathilda Research Centre Mortgaged Property; provided that the Mathilda Research Centre Borrower shall not be obligated to expend more than $200,000 (as adjusted to reflect any increase during the preceding year in the Consumer Price Index) in any fiscal year on terrorism insurance premiums and if the cost of such insurance premiums exceeds $200,000 per year, then the Mathilda Research Centre Borrower is required to maintain the maximum terrorism insurance coverage as may be maintained for $200,000 per year in insurance premiums.

                                     S-124

-------------------------------------------------------------------------------
                     VII. THE BETHESDA TOWERS MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $87,210,000

 LOAN PER SQUARE FOOT:                 $164

 % OF INITIAL MORTGAGE POOL BALANCE:   3.7%

 LOAN PURPOSE:                         Acquisition(7)

 MORTGAGE INTEREST RATE:               6.215% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   December 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        November 11, 2010

 MATURITY/ARD BALANCE:                 $87,210,000

 BORROWER:                             UCM/MDC-Bethesda Towers, LLC(8)

 PROPERTY OWNER:                       East-West Towers, LLC

 SPONSORS:                             Moore Development Company, Lloyd
                                       W. Moore and Urdang Capital
                                       Management, Inc., as managers for
                                       Honeywell International Inc. Master
                                       Pension Trust

 PREPAYMENT:                           Prepayment locked out for first seven
                                       months; permitted thereafter with
                                       yield maintenance fee and/or
                                       prepayment premium. Prepayment
                                       without penalty permitted 90 days
                                       prior to scheduled maturity date.

 DEFEASANCE:                           NAP(1)

 UP-FRONT RESERVES:                    Tax Reserve(2)
                                       Insurance Reserve(3)
                                       Required Repairs Reserve(4)
                                       Rollover Reserve(5)

 ONGOING RESERVES:                     Tax Reserve(2)
                                       Insurance Reserve(3)
                                       Rollover Reserve(5)

 LOCKBOX:                              Hard(6)

 OTHER DEBT:                           None
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:              Single Asset

 PROPERTY TYPE:                       Class B Office

 LOCATION:                            Bethesda, Maryland

 YEAR BUILT:                          1973-77

 YEAR RENOVATED:                      2000

 SQUARE FEET:                         532,904

 OCCUPANCY:                           71.2% leased(9)

 OCCUPANCY DATE:                      September 12, 2005

 OWNERSHIP INTEREST:                  Fee

 PROPERTY MANAGEMENT:                 Moore & Associates, Inc., an affiliate
                                      of the borrower

 U/W NCF:                             $6,595,165(9)

 U/W NCF DSCR:                        1.20x(9)

 APPRAISED VALUE:                     $127,800,000

 APPRAISAL AS OF DATE:                June 1, 2005

 CUT-OFF DATE LTV RATIO:              68.2%

 MATURITY/ARD LTV RATIO:              68.2%

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   At closing, the Bethesda Towers Borrower and the Bethesda Towers Property
      Owner deposited $294,551.56 into a tax reserve account to be used, together with required on-going monthly deposits, to pay real estate taxes due in the months following the closing.

(3)   At closing, the Bethesda Towers Borrower and the Bethesda Towers Property
      Owner deposited $81,466.67 into an insurance reserve account to be used, together with required on-going monthly deposits, to pay insurance premiums in respect of the Bethesda Towers Property as and when they come due.

(4)   At closing, the Bethesda Towers Borrower and the Bethesda Towers Property
      Owner deposited $1,376,295 into a required repairs reserve account to be used to pay for certain required repairs, including facade repairs.

(5)   At closing, the Bethesda Towers Borrower and the Bethesda Towers Property
      Owner deposited $5,000,000 into a rollover reserve account to be used, together with any other deposits thereafter, to pay for tenant improvements and leasing commissions. If at any time the balance in such rollover reserve account falls below $2,000,000, the Bethesda Towers
      Borrower or the Bethesda Towers Property Owner are required to make a monthly deposit of $44,408.67 into such account until the balance exceeds
      $2,000,000. In addition, if the Bethesda Towers Borrower or the Bethesda
      Towers Property Owner at any time receives monies with respect to a lease modification, consent, waiver, claim settlement, termination, cancellation, buy-out, assignment, sub-let, or other action for the benefit of a tenant, such sum is required to be deposited into the rollover reserve account, no matter the then current balance.

(6)   See "--Lockbox" below.

(7)   The sponsors acquired the equity interest in the Bethesda Towers Borrower approximately two months prior to the closing of this loan.

(8)   The Bethesda Towers Borrower does not own the Bethesda Towers Mortgaged
      Property. The Bethesda Towers Loan is guaranteed by the property owner, and such guaranty is secured by an indemnity deed of trust.

(9)   Occupancy, U/W NCF and U/W NCF DSCR were calculated including rent from
      GSA -- Health & Human Services, which leases 100,872 square feet, 92,130 square feet of which is currently dark. Additionally, GSA -- Health &
      Human Services may terminate its lease after August 27, 2006 with 120

                                     S-125

      days prior notice. GSA -- Health & Human Services continues to make rental payments under its lease. Excluding the GSA -- Health & Human Services space, the property is 52.3% occupied.

-------------------------------------------------------------------------------
                            MAJOR TENANT INFORMATION
-------------------------------------------------------------------------------
                                           APPROXIMATE       % TOTAL
            TENANT              PROPERTY   SQUARE FEET   SQUARE FEET(2)
-------------------------------------------------------------------------------

GSA -- US Consumer Product
 Safety Commission ...........               113,839           30.0%
GSA -- Health & Human
 Services(1) .................               100,872           26.6
Discovery Communications Inc.                 33,306            8.8
First Washington Realty Inc. .                18,622            4.9
Nextel Communications of the
 Mid-Atlantic Inc. ...........                18,085            4.8
                                             -------           ----
TOTAL ........................               284,724           75.1%
                                             =======           ====
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                                               LEASE
                                % TOTAL BASE                                EXPIRATION
            TENANT               REVENUES(2)   RENT PSF (3)   RATINGS(4)       DATE
------------------------------------------------------------------------------------------

GSA -- US Consumer Product
 Safety Commission ...........       30.5%    $ 29.74             AAA       8/25/2013
GSA -- Health & Human
 Services(1) .................       27.4      30.12              AAA       8/26/2008
Discovery Communications Inc.        10.1      33.62              NR        12/31/2008
First Washington Realty Inc. .        4.5      26.68              NR       6/30/2008 --
                                                                          14,742 sq.ft.
                                                                               MTM
                                                                           1,750 sq.ft.
                                                                               MTM
                                                                           2,130 sq.ft.
Nextel Communications of the
 Mid-Atlantic Inc. ...........        4.9      30.08            A-/BBB+     4/17/2008
                                     ----
TOTAL ........................       77.4%
                                     ====
------------------------------------------------------------------------------------------

(1)   GSA -- Health & Human Services may terminate the lease at any time after
      8/27/06 upon four months prior notice with no termination penalty.

(2)   Based upon occupied square feet and base revenue.

(3)   Based on full base rent.

(4)   Credit ratings are those of S&P and Fitch. NR means not rated.

----------------------------------------------------------------------------------------------------------------------------
                                               LEASE EXPIRATION INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                     CUMULATIVE % OF    APPROXIMATE                       CUMULATIVE % OF
                     EXPIRING SQUARE   AS % OF TOTAL     TOTAL SQUARE    EXPIRING BASE     AS % OF TOTAL      TOTAL BASE
        YEAR               FEET         SQUARE FEET          FEET         REVENUES(1)    BASE REVENUES(1)      REVENUES
----------------------------------------------------------------------------------------------------------------------------

       2005(2)            10,737             2.0%              2.0%       $   211,650            1.9%              1.9%
        2006               15,909            3.0                5.0%           439,139            4.0               5.9%
        2007               17,139            3.2                8.2%           458,899            4.1              10.0%
        2008              176,449           33.1               41.3%         5,342,632           48.2              58.2%
        2009                  984            0.2               41.5%            32,256            0.3              58.5%
        2010               16,569            3.1               44.6%           483,643            4.4              62.9%
        2011               11,744            2.2               46.8%           347,101            3.1              66.0%
        2012                    0            0.0               46.8%                 0            0.0              66.0%
        2013              113,839           21.4               68.2%         3,385,719           30.5              96.5%
        2014                    0            0.0               68.2%                 0            0.0              96.5%
    2015 and beyond        15,044            2.8               71.0%           385,500            3.5             100.0%
       Vacant (3)         154,490           29.0             100.0%%                 0                            100.0%
                          -------           -----            ------        -----------          -----             -----
     TOTAL                532,904           98.02%                         $11,086,538          100.0%
                          =======           =====                          ===========          =====
----------------------------------------------------------------------------------------------------------------------------

(1)   Based on in-place underwritten base revenues.

(2)   Includes one tenant on a month to month basis.

(3)   Includes a 973 square foot management office.

     The Borrower, Property Owner and Sponsor. The borrower under the Bethesda
Towers Mortgage Loan is UCM/MDC-Bethesda Towers, LLC, a Delaware limited liability company (the "Bethesda Towers Borrower"). The Bethesda Towers
Mortgage Loan is secured by an indemnity deed of trust. The property owner and grantor under the indemnity deed of trust with respect to the Bethesda Towers
Mortgage Loan is East-West Towers, LLC, a Delaware limited liability company
(the "Bethesda Towers Property Owner" and, together with the Bethesda Towers
Borrower, the "Bethesda Towers Mortgage Obligors"). The grantor under the indemnity deed of trust and the guarantor under the payment guaranty therein is an entity formed on July 23, 1999 for the purpose of owning the related mortgaged real property. The related sponsors purchased 100% of the equity interests in the grantor on August 17, 2005 rather than effectuate a transfer of the fee title to the related mortgaged real property itself. Therefore, such borrower is not a newly formed special purpose entity. The key principal of the
Bethesda Towers Mortgage Obligors is Lloyd W. Moore. Lloyd W. Moore is the sole member of MPRO LLC, the guarantor under the non-recourse carve-out guaranty and the environmental indemnity. If MPRO LLC's net worth falls below $15,000,000, there is springing liability under a conditional guaranty delivered by Lloyd W.
Moore.

                                     S-126

     The Mortgage Loan. The Bethesda Towers Mortgage Loan was originated on
October 12, 2005 and has a cut-off date principal balance of $87,210,000.00.
The Bethesda Towers Mortgage Loan is a five-year loan with a stated maturity date of November 11, 2010. The Bethesda Towers Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of
6.215% per annum. On the eleventh day of each month through and including
October 11, 2010 the Bethesda Towers Borrower is required to make interest-only payments on the Bethesda Towers Mortgage Loan.

     The Bethesda Towers Borrower is prohibited from voluntarily prepaying the
Bethesda Towers Mortgage Loan, in whole or in part before May 11, 2006. On any monthly payment date occurring on or after May 11, 2006, the Bethesda Towers
Borrower may prepay the Bethesda Towers Mortgage Loan in whole, but not in part, provided the prepayment is accompanied by (i) if the prepayment occurs prior to November 11, 2008, a yield maintenance premium, (ii) if the prepayment occurs on or after November 11, 2008 and before November 11, 2009, a prepayment premium equal to 2% of the outstanding principal balance of the Bethesda Towers
Mortgage Loan, or (iii) if the prepayment occurs on or after November 11, 2009 and before August 11, 2010, a prepayment premium equal to 1% of the outstanding principal balance of the Bethesda Towers Mortgage Loan. From and after August
11, 2010, the Bethesda Towers Borrower may prepay the Bethesda Towers Mortgage
Loan, in whole only, without premium or penalty.

     The Mortgaged Property. The Bethesda Towers Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Bethesda Towers located at 4330 East West Highway, 4340 East West Highway, and 4350 East West
Highway, Bethesda, Maryland (the "Bethesda Towers Mortgaged Property").

     Health & Human Services, which leases 100,872 square feet of space and pays approximately 27% of the occupied base rent at the Bethesda Towers
Mortgaged Real Property, may terminate its lease at any time after August 27,
2006 upon four months prior notice, with no termination penalty. The tenant vacated 84,060 square feet of space on floors seven through eleven on December
1, 2004 and vacated 8,070 square feet of space on floor three on June 1, 2005 and currently occupies only 8,742 square feet of space on floor three.

     Lockbox. The Bethesda Towers Obligors are required to cause the tenants of the Bethesda Towers Mortgaged Property to deposit all rents directly into a segregated lockbox account under the control of the lender and any rents and other income collected by the Bethesda Towers Obligors or the property manager are required to be deposited into such account within one business day of their receipt thereof. Unless (i) an event of default under the related loan documents has occurred and is continuing or (ii) the debt service coverage ratio for a trailing 12-month period as of the last day of two consecutive calendar quarters is less than 1.05x, until such date that the debt service coverage ratio determined on a trailing 12-month basis has been equal to or greater than 1.20x for two consecutive calendar quarters (any such event described in (i) and (ii) hereof, a "Bethesda Towers Sweep Event"), amounts in such lockbox account will be disbursed to the operating account of the Bethesda
Towers Property Owner. Upon the occurrence and continuance of a Bethesda Towers
Sweep Event, all amounts in such lockbox account are required to be transferred each business day to another segregated account controlled by the lender and applied and disbursed in such order, proportion and priority as set forth in the related loan documents, except in the case of an event of default, in which case as the lender may determine in its sole discretion.

     Terrorism Coverage. The Bethesda Towers Borrower is required to either (i)
maintain casualty, rental loss and/or business interruption, builder's risk and boiler and machinery insurance, which do not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts, or (ii) in the event the Bethesda Towers Borrower cannot obtain such policies, one or more terrorism insurance policies covering the full amount of the loss, cost, damage or liability excluded by the exclusions in the aforementioned insurance policies, to the extent such coverage is available to the Bethesda Towers Borrower.
Notwithstanding the foregoing, the Bethesda Towers Borrower is not required to incur costs for such terrorism insurance policies in excess of 200% of the aggregate cost of all other insurance required under the related loan documents for the immediately preceding annual policy period.

                                     S-127

-------------------------------------------------------------------------------
                    VIII. THE CHERRYVALE MALL MORTGAGE LOAN

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $84,000,000(1)

 LOAN PER SQUARE FOOT:                 $123(2)

 % OF INITIAL MORTGAGE POOL BALANCE:   3.6%

 SHADOW RATING (S&P/FITCH)             AAA/AA

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.00% per annum

 INTEREST CALCULATION:                 30/360

 FIRST PAYMENT DATE:                   November 5, 2005

 AMORTIZATION TERM:                    30 years

 ANTICIPATED REPAYMENT DATE:           NAP(3)

 HYPERAMORTIZATION:                    NAP(3)

 MATURITY DATE:                        October 5, 2015

 MATURITY BALANCE:                     $66,461,540(1)

 BORROWER:                             Cherryvale Mall, LLC

 SPONSOR:                              CBL Holdings I, Inc.

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three
                                       months prior to Maturity Date.

 UP-FRONT RESERVES:                    NAP(3)

 ONGOING RESERVES:                     Tax and Insurance Reserve(4)
                                       TI/LC Reserve(5)
                                       CapEx/Replacement Reserve(6)

 LOCKBOX:                              Hard(7)

 MEZZANINE DEBT:                       NAP(3)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:        Single Asset

 PROPERTY TYPE:                 Regional Mall

 LOCATION:                      Rockford, Illinois

 YEAR BUILT:                    1973

 YEAR RENOVATED:                2004

 GROSS SQUARE FEET:             777,211(8)

 COLLATERAL SQUARE FEET:        683,731(9)

 OVERALL OCCUPANCY:             96.5%

 IN-LINE OCCUPANCY:             90.8%

 OCCUPANCY DATE:                September 20, 2005

 OWNERSHIP INTEREST:            Fee

 PROPERTY MANAGEMENT:           CBL & Associates Management, Inc., an
                                affiliate of the Cherryvale Mall Borrower

 IN-LINE SALES PSF:             $320(10)

 IN-LINE COST OF OCCUPANCY:     12.1%(10)

 U/W NCF:                       $10,499,630(1)(11)

 U/W NCF DSCR:                  1.89x(1)(11)

 APPRAISED VALUE:               $156,000,000

 APPRAISAL AS OF DATE:          August 18, 2005

 CUT-OFF DATE LTV RATIO:        53.8%(1)

 MATURITY LTV RATIO:            42.6%(1)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   The Cherryvale Mall Mortgage Loan is made up of a pooled portion of
      $84,000,000 and a non-pooled portion of $10,000,000. Maturity Balance,
      U/W NCF, U/W NCF DSCR, Cut-off Date LTV Ratio and Maturity LTV Ratio were calculated based on the pooled portion only. The entire Cherryvale Mall
      Mortgage Loan has a Maturity Balance of $76,461,540, an U/W NCF DSCR of
      1.73x, a Cut-off Date LTV Ratio of 60.3% and a Maturity LTV Ratio of
      49.0%.

(2)   Based on collateral square feet of 683,731.

(3)   NAP means not applicable.

(4)   Upon the occurrence and continuance of an event of default or a decline of the DSCR (each, a "Cherryvale Mall Cash Management Event"), the
      Cherryvale Mall Borrower is required to make monthly escrow deposits into a reserve account equal to one-twelfth of the estimated annual real estate taxes and one-twelfth of the estimated annual insurance premiums.

(5)   Upon the occurrence and continuance of a Cherryvale Mall Cash Management
      Event, the Cherryvale Mall Borrower is required to make monthly escrow deposits of $22,217 into a reserve account for the estimated costs of tenant improvements and leasing commissions up to an amount equal to two years of such required deposits with respect solely to a decline of the
      DSCR.

(6)   Upon the occurrence and continuance of a Cherryvale Mall Cash Management
      Event, the Cherryvale Mall Borrower is required to make monthly escrow deposits into a replacement reserve account in the amount of $11,396 up to an amount equal to two years of such required deposits.

(7)   See "--Lockbox" below.

(8)   Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral.

(9)   Collateral square feet comprising the Cherryvale Mall Mortgaged Property consists of 390,080 square feet of anchor space, 293,651 square feet of in-line mall space.

(10)  In-line sales per square foot and in-line cost of occupancy percentage for in-line shops of less than 10,000 square feet for the trailing twelve months ending December 2004.

(11)  Reflects in-place U/W Net Cash Flow.

                                     S-128

----------------------------------------------------------------------------------------------------------------------
                             GROSS LEASABLE AREA (GLA) OVERVIEW OF CHERRYVALE MALL
----------------------------------------------------------------------------------------------------------------------
                                                   APPROXIMATE          AS %                       ANCHOR LEASE
                     STORE                         SQUARE FEET         OF GLA       RATINGS(1)      EXPIRATION
----------------------------------------------------------------------------------------------------------------------

        ANCHORS
         H.C. Prange Co. (Bergner's) .........       128,330            16.5%           NR          1/31/2007
         Marshall Field & Company ............       147,632             19.0           NR          1/31/2009
         Sears, Roebuck & Co. ................       114,118             14.7         BB+/BB        9/30/2008
         JCPenney(2) .........................        93,480(2)         12.0(2)       BB+/BB+       7/31/2024
                                                     ---------         -------
        TOTAL ANCHOR SPACE ...................       483,560            62.2%
        In-Line Mall Space ...................       293,651            37.8%
                                                     ---------         -------
        TOTAL GLA ............................       777,211           100.0%
                                                     =========         =======
----------------------------------------------------------------------------------------------------------------------

(1)   Credit ratings are by S&P and Fitch, respectively, and may reflect parent company rating (even though the parent company may have no obligations under the related lease) if tenant company is not rated.

(2)   JC Penney owns its building and improvements and therefore is not part of the collateral.

------------------------------------------------------------------------------
                      MAJOR IN-LINE TENANT INFORMATION
------------------------------------------------------------------------------
                                                 APPROXIMATE        LEASE
                   TENANT                        SQUARE FEET      EXPIRATION
------------------------------------------------------------------------------

  Express/Limited/Bath & BodyWorks .........        18,509(1)     1/31/2013
  Abercrombie & Fitch ......................         8,895        1/31/2011
  Dress Barn ...............................         8,351       12/31/2014
  DEB ......................................         8,226        1/31/2015
  Victoria's Secret ........................         6,823        1/31/2013
                                                    --------
  TOTAL ....................................        50,804
                                                    ========
------------------------------------------------------------------------------

 (1)   The Express, Limited and Bath & BodyWorks spaces all arise from the same lease.

-------------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION INFORMATION
-------------------------------------------------------------------------------------------------------------------------
                       APPROXIMATE                                        APPROXIMATE
                        EXPIRING       AS % OF TOTAL   CUMULATIVE % OF     EXPIRING     AS % OF TOTAL   CUMULATIVE % OF
                     IN-LINE SQUARE   IN-LINE SQUARE    TOTAL IN-LINE    IN-LINE BASE    IN-LINE BASE    TOTAL IN-LINE
        YEAR              FEET             FEET          SQUARE FEET      REVENUES(1)    REVENUES(1)    BASE REVENUES(1)
-------------------------------------------------------------------------------------------------------------------------

        2005               5,240             1.8%             1.8%        $   81,220          1.0%             1.0%
        2006              22,890             7.8              9.6%           731,293          9.5             10.5%
        2007              22,010             7.5             17.1%           741,509          9.6             20.1%
        2008              21,290             7.3             24.3%           925,057         11.9             32.0%
        2009              10,348             3.5             27.8%           392,828          5.1             37.0%
        2010              28,912             9.8             37.7%           731,182          9.4             46.5%
        2011              41,266            14.1             51.7%           939,355         12.1             58.6%
        2012              13,668             4.7             56.4%           662,636          8.5             67.1%
        2013              35,643            12.1             68.5%           839,011         10.8             78.0%
        2014              30,985            10.6             79.1%           745,538          9.6             87.6%
  2015 and beyond         34,351            11.7             90.8%           962,316         12.4            100.0%
       Vacant             27,048             9.2            100.0%                 0           --            100.0%
                          ------           -----                          ----------         ----
       TOTAL             293,651           100.0%                         $7,751,945
                         =======           =====                          ==========
-------------------------------------------------------------------------------------------------------------------------

 (1)   Based on in-place underwritten base rental revenues applicable to in-line tenants.

     The Borrower and Sponsor. The Cherryvale Mall Borrower is Cherryvale Mall,
LLC, a Delaware limited liability company that is 100% directly and indirectly owned by CBL & Associates Limited Partnership, a Delaware limited partnership.
Approximately 55% of CBL Holdings I, Inc. is owned and controlled by CBL &
Associates Properties, Inc., a Delaware corporation which is publicly traded.
Approximately 15% of CBL & Associates Limited Partnership is owned by various current and former executives of CBL & Associates Limited Partnership. The remainder is owned by various other investors. CBL & Associates Properties,
Inc. is headquartered in Chattanooga, Tennessee.

     The Mortgage Loan. The Cherryvale Mall Mortgage Loan was originated on
October 4, 2005 and has a cut-off date principal balance of $94,000,000. The
Cherryvale Mall Mortgage Loan is a ten-year loan with a stated maturity date of
October 5, 2015. The Cherryvale Mall Mortgage Loan will accrue interest on a
30/360 Basis. Up to its stated maturity, in the absence of default, the
Cherryvale Mall Mortgage Loan will accrue interest at a fixed rate of 5.00% per annum. On the fifth

                                     S-129

day of each month during the term of the Cherryvale Mall Mortgage Loan, the
Cherryvale Mall Borrower is required to make payments of principal and interest, which payments are to be applied first to accrued and unpaid interest and the balance to the outstanding principal balance of the Cherryvale Mall
Mortgage Loan. The remaining principal balance of the Cherryvale Mall Mortgage
Loan, plus all accrued and unpaid interest thereon, is due on the stated
maturity date.

     The Cherryvale Mall Borrower is prohibited from voluntarily prepaying the
Cherryvale Mall Mortgage Loan, in whole or in part, prior to July 5, 2015. From and after July 5, 2015, the Cherryvale Mall Borrower may prepay the Cherryvale
Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The Cherryvale Mall Borrower may defease the Cherryvale Mall Mortgage Loan in whole on any due date after two years following the initial issuance of the series 2005-C7 certificates and prior to July 5, 2015, and, in connection therewith, obtain the release of the Cherryvale Mall Mortgaged Property. A defeasance will be effected by the Cherryvale Mall Borrowers pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Cherryvale Mall Borrower under the Cherryvale Mall Mortgage Loan and that are sufficient to pay off the Cherryvale Mall Mortgage Loan in its entirety on
July 5, 2015. The Cherryvale Mall Borrower's right to defease the Cherryvale
Mall Mortgage Loan is subject to S&P and Fitch confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of series 2005-C7 certificates by such rating agency.

     The Mortgaged Property. The Cherryvale Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the Cherryvale Mall
Mortgaged Property. The Cherryvale Mall Mortgaged Property consists of a portion of The Cherryvale Mall, which is an approximately 777,211 square foot regional mall located in Rockford, Illinois and anchored by four department stores. One of the four department stores, JC Penney, owns its land and improvements and, therefore, such land and improvements are not part of the collateral for the Cherryvale Mall Mortgage Loan. The other three department stores, Bergner's, Marshall Field & Company and Sears, lease their stores from the Cherryvale Mall Borrower. The Cherryvale Mall was developed in 1973 and recently underwent a $15,000,000 renovation in 2004. As of September 20, 2005, overall occupancy at the Cherryvale Mall Mortgaged Property was 96.5%, with in-line occupancy at 90.8%.

     Lockbox. The Cherryvale Mall Borrower is required to cause the tenants to deposit all rents derived from the Cherryvale Mall Mortgaged Property directly into a segregated lockbox account under the control of the related mortgagee;
provided that prior to the occurrence of and following the termination of a
Cherryvale Mall Cash Management Event (as defined below), the funds on deposit in the lockbox account will be swept on each business day to an account controlled and maintained by the Cherryvale Mall Borrower. A "Cherryvale Mall
Cash Management Event" includes: an event of default and a decline in the debt service coverage ratio for the Cherryvale Mall Mortgaged Property Loan calculated in accordance with the related loan documents. Following the occurrence and during the continuance of a Cherryvale Mall Cash Management
Event, funds on deposit in the lockbox account will no longer be swept to an account maintained and controlled by the Cherryvale Mall Borrower but will instead be swept on a daily basis to a cash management account under the sole control of the related mortgagee until such Cherryvale Mall Cash Management
Event terminates in accordance with the related loan agreement. During the existence of a Cherryvale Mall Cash Management Event, provided no event of default has occurred and is continuing, funds in the cash management account will be applied as follows: (i) first, to the payment of the Cherryvale Mall
Borrower's monthly real estate tax reserve obligation, (ii) second, to the payment of the Cherryvale Mall Borrower's monthly insurance reserve obligation,
(iii) third, to the amount of any default rate interest and late charges to the debt service account, (iv) fourth, to the monthly payment of the debt service to the debt service account, (v) fifth, to the payment of the Cherryvale Mall
Borrower's monthly tenant improvement and leasing commission reserve obligation, (vi) sixth, to the payment of the Cherryvale Mall Borrower's monthly capital expense reserve obligation, (vii) seventh, to the payment of any other amounts due and payable under the loan documents and fees and expenses incurred in connection with the cash management account or lockbox account and (viii) eighth, provided no event of default is then existing, to the Cherryvale Mall Borrower.

     Terrorism Coverage. The Cherryvale Mall Borrower is required, in accordance with the related loan documents, to maintain commercial property and business interruption insurance, which includes coverage against losses resulting from perils and acts of terrorism.

     Partial Release. With the lender's prior consent, the Cherryvale Mall
Borrower may obtain the release of any parcel of land at the Cherryvale Mall
Mortgaged Property (i) that is not occupied by a tenant, (ii) the rent for which has not formed the basis for the lender's underwriting of the Cherryvale
Mall Mortgage Loan, and (iii) for which certain conditions set forth in the related loan documents are satisfied.

                                     S-130

-------------------------------------------------------------------------------
                     IX. THE SETH PORTFOLIO MORTGAGE LOANS
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 AGGREGATE CUT-OFF DATE BALANCE:       $61,900,000(1)

 AGGREGATE LOAN PER UNIT:              $45,641(2)

 AGGREGATE % OF INITIAL MORTGAGE POOL
  BALANCE:                             2.6%

 SHADOW RATING (S&P/FITCH):            NAP(3)

 LOAN PURPOSE:                         Refinance

 MORTGAGE INTEREST RATE:               5.205% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   September 11, 2005

 AMORTIZATION TERM:                    Interest Only

 ANTICIPATED REPAYMENT DATE:           NAP(3)

 HYPERAMORTIZATION:                    NAP(3)

 MATURITY DATE:                        August 11, 2010

 MATURITY BALANCE:                     $61,900,000

 BORROWERS:                            VR Bayou Apartments Limited
                                       Partnership; Sandstone Apartments
                                       Limited Partnership

 SPONSORS:                             John Foresi and Andrew Stewart, and an
                                       affiliate of Lehman Brothers Holdings
                                       Inc.

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to Maturity Date.

 UP-FRONT RESERVES:                    Deferred Maintenance Reserve(4)
                                       Additional Required Repair Reserve(5)

 ONGOING RESERVES:                     Tax and Insurance Reserve(6)
                                       Replacement Reserve(7)

 LOCKBOX:                              Springing Soft(8)

 SETH MEZZANINE DEBT:                  $ 4,450,000(9)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                        MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Portfolio(10)

 PROPERTY TYPE:                      Multifamily

 LOCATION:                           Texas(10)

 YEAR BUILT:                         1970; 1978-1979(10)

 YEAR RENOVATED:                     2001-2005(10)

 NUMBER OF UNITS:                    1,384(10)

 OCCUPANCY:                          95.0%(11)

 OCCUPANCY DATE:                     July 1, 2005

 OWNERSHIP INTEREST:                 Fee

 PROPERTY MANAGEMENT:                Venterra Realty Management Company,
                                     Inc., an affiliate of the Borrowers

 U/W NCF:                            $4,900,889(12)

 U/W NCF DSCR:                       1.50x(13)

 AGGREGATE APPRAISED VALUE:          $80,350,000(14)

 APPRAISAL AS OF DATE:               June 29, 2005

 AGGREGATE CUT-OFF DATE LTV RATIO:   77.1%(15)

 AGGREGATE MATURITY LTV RATIO:       77.1%(15)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   The Seth Portfolio Mortgage Loans are comprised of two
      cross-collateralized and cross-defaulted loans, a $35,200,000 loan (the
      "Seth Portfolio -- Bayou Park Apartments Mortgage Loan") and a
      $26,700,000 loan (the "Seth Portfolio -- Sandstone Apartments Mortgage
      Loan") each with substantially the same terms including the same mortgage interest rate, interest calculation, first payment date and maturity date.

(2)   Reflects weighted average loan per unit based on the respective amounts of the Seth Portfolio -- Bayou Park Apartments Mortgage Loan and the Seth
      Portfolio -- Sandstone Apartments Mortgage Loan.

(3)   NAP means not applicable.

(4)   At closing, the Seth Portfolio Borrowers were required to make deferred maintenance deposits in the amount of $176,956 with respect to the Seth
      Portfolio -- Bayou Park Apartments Mortgaged Property and $35,963 with respect to the Seth Portfolio -- Sandstone Apartments Mortgaged Property
      to pay for certain scheduled repairs.

(5)   At closing, the Seth Portfolio -- Bayou Park Apartments Borrower
      authorized the lender to hold back from the related loan proceeds in an interest bearing escrow account $100,923 to pay for additional specified required repairs.

(6)   The Seth Portfolio Borrowers are required to make monthly escrow deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months with respect to the Seth Portfolio
      Mortgaged Properties.

(7)   The Seth Portfolio Borrowers are required to make monthly deposits into replacement reserve accounts in the amounts of $14,333 with respect to the Seth Portfolio -- Bayou Park Apartments Mortgage Loan and $14,500
      with respect to the Seth Portfolio -- Sandstone Apartments Mortgage Loan.

(8)   See "--Lockbox" below.

(9)   See "--Mezzanine Financing" below.

(10)  The Seth Portfolio Mortgaged Properties consist of Bayou Park Apartments located in Houston, Texas, built in 1970 and renovated 2001-2005, containing 688 residential units and approximately 906 parking spaces, and Sandstone Apartments located in Pasadena, Texas built in 1978-1979, containing 696 units and approximately 1,296 parking spaces.

                                     S-131

(11)  Weighted average based on the respective amounts of the Seth Portfolio
      Mortgage Loans and occupancy of 94.8% for the Seth Portfolio -- Bayou
      Park Apartments Mortgaged Property and 95.3% for the Seth Portfolio --
      Sandstone Apartments Mortgaged Property.

(12)  Aggregate U/W NCF comprised of $2,780,379 U/W NCF for the Seth Portfolio
      -- Bayou Park Apartments Mortgaged Property and $2,120,510 for the Seth
      Portfolio -- Sandstone Apartments Mortgaged Property.

(13)  Weighted average based on U/W DSCR of 1.50x for each of the Seth
      Portfolio Mortgaged Properties and based on the respective amounts of the
      Seth Portfolio Mortgage Loans.

(14)  Aggregate appraised value comprised of $46,250,000 with respect to the
      Seth Portfolio -- Bayou Park Apartments Mortgaged Property and
      $34,100,000 with respect to the Seth Portfolio -- Sandstone Apartments
      Mortgaged Property.

(15)  Weighted averages based on the appraised values as noted in footnote (14)
      above and the respective amounts of the Seth Portfolio Mortgage Loans.

----------------------------------------------------------------------------------------------------------------------------
                                             THE SETH PORTFOLIO MORTGAGE LOANS
----------------------------------------------------------------------------------------------------------------------------
                                                APPROXIMATE
                                                 NUMBER OF                  U/W NCF       LOAN         APPRAISED    CUT-OFF
          PROPERTY(1)              LOCATION        UNITS     OCCUPANCY(2)     DSCR       AMOUNT          VALUE      DATE LTV
----------------------------------------------------------------------------------------------------------------------------

Bayou Park Apartments .........   Houston, TX        688          94.8%    1.50x      $35,200,000    $46,250,000      76.1%
Sandstone Apartments ..........  Pasadena, TX        696          95.3     1.50        26,700,000     34,100,000      78.3
                                                     ---          ----     -----      -----------    -----------      ----
TOTAL/WEIGHTED AVERAGE(3) .....                    1,384          95.0%     1.50X     $61,900,000    $80,350,000      77.1%
                                                   =====          ====      =====     ===========    ===========      ====
----------------------------------------------------------------------------------------------------------------------------

(1)   Ranked by Loan Amount as of the Cut-off Date.

(2)   Occupancy for each property is as of July 1, 2005.

(3)   Weighted average occupancy, U/W DSCR and Cut-off Date LTV are weighted based on the respective amounts of the Seth Portfolio Mortgage Loans.

     The Borrowers and Sponsor. The Seth Portfolio Borrowers are VR Bayou
Apartments Limited Partnership and Sandstone Apartments Limited Partnership,
each a Delaware limited partnership. The Seth Portfolio Borrowers are owned by
VR Seth Holdings Limited Partnership, a Delaware limited partnership, which is controlled by Venterra Realty Management Company, Inc., whose principals are
John Foresi and Andrew Stewart, and an affiliate of the originating lender, which affiliate holds the indirect majority interest in the Seth Portfolio
Borrowers. Venterra Realty is a Texas based real estate investment management company involved in the finance, acquisition and management of multifamily communities in the southwestern United States. As reported by the company,
Venterra Realty manages a portfolio of over 4,000 multifamily units.

     The Mortgage Loans. The Seth Portfolio Mortgage Loans were originated on
August 3, 2005 and have an aggregate cut-off date principal balance of
$61,900,000. The Seth Portfolio Mortgage Loans are comprised of two separate, but cross-defaulted and cross-collateralized loans: a $35,200,000 loan (the
"Seth Portfolio -- Bayou Park Apartments Mortgage Loan") to the Seth Portfolio
-- Bayou Park Apartments Borrower that is secured by a first priority deed of trust upon the fee interest in the Seth Portfolio -- Bayou Park Apartments
Mortgaged Property, and a $26,700,000 loan (the "Seth Portfolio -- Sandstone
Apartments Mortgage Loan") to the Seth Portfolio -- Sandstone Apartments
Borrower that is secured by a first priority deed of trust upon the fee interest in the Seth Portfolio -- Sandstone Apartments Mortgaged Property. Each
of the Seth Portfolio Mortgage Loans is a five-year balloon loan with a stated
maturity date of August 11, 2010. The Seth Portfolio Mortgage Loans each accrue interest on an Actual/360 Basis, at a fixed interest rate, in the absence of default, of 5.205% per annum. On the eleventh day of each month to but not including the stated maturity date, the Seth Portfolio Borrowers are required to make payments of interest only, calculated on the outstanding principal balance of the Seth Portfolio Mortgage Loans. The aggregate principal balance of the Seth Portfolio Mortgage Loans, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

     The Seth Portfolio Borrowers are prohibited from voluntarily prepaying the
Seth Portfolio Mortgage Loans, in whole or in part, prior to May 11, 2010. From and after May 11, 2010, the Seth Portfolio Borrowers may prepay either or both of the Seth Portfolio Mortgage Loans, in whole only, without payment of any prepayment consideration, provided that no prepayment shall result in a release of either of the Seth Portfolio Mortgaged Properties from the lien of the deeds of trust securing the same unless both Seth Portfolio Mortgage Loans are prepaid or defeased.

     Commencing on the second anniversary of the Issue Date, the Seth Portfolio
Borrowers may obtain the release of the Seth Portfolio Mortgaged Properties by simultaneously defeasing the Seth Portfolio Mortgage Loans. A defeasance will be effected by the Seth Portfolio Borrowers pledging fixed rate non-callable obligations that are "government securities" within the meaning of Section
2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Seth Portfolio
Borrowers and are sufficient to pay off the Seth Portfolio Mortgage Loans on

                                     S-132

their stated maturity date. The right of the Seth Portfolio Borrowers to defease the Seth Portfolio Mortgage Loans is subject to the satisfaction of certain conditions set forth in the Seth Portfolio Mortgage Loan documents, including but not limited to, the mortgage lender having received from S&P and
Fitch written confirmation that such release will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates.

     Commencing on the second anniversary of the Issue Date, each Seth
Portfolio Borrower may also obtain the separate release of its respective Seth
Portfolio Mortgaged Property by defeasing the payment obligations under its respective Seth Portfolio Mortgage Loan and complying with the conditions described in the preceding paragraph, provided that, in the case of the first such separate release, the defeasance collateral must be sufficient to purchase government securities that produce payments equal to at least 125% of the payment obligations under the related Seth Portfolio Mortgage Loan, with the excess payments from the defeasance collateral to be utilized to reduce the corresponding payments under the remaining Seth Portfolio Mortgage Loan, and the remaining Seth Portfolio Mortgage Loan, as reduced, must satisfy a debt service coverage ratio test of 1.20x (based on the lesser of (i) gross income for the preceding 12 months or (ii) gross income for the preceding three months annualized) and a loan to value test of 80%.

     The Mortgaged Properties. The Seth Portfolio Mortgaged Properties are
comprised of two, garden-style apartment properties located in or near Houston,
Texas known as Bayou Park Apartments and Sandstone Apartments and contain an aggregate of 1,384 residential units. Both properties are multi-building complexes of two-to-three-story buildings. Bayou Park Apartments, built in 1970 and renovated during the 2001-2005 period, consists of 40, two- and three-story buildings containing 688 residential units and offers approximately 906 on-site parking spaces. Sandstone Apartments, built in 1978-1979, consists of 58 two-story buildings with 696 residential units and provides approximately 1,296 on-site parking spaces. The Seth Portfolio Mortgaged Properties offer a mix of units ranging from studio units to one, two and three-bedroom units. The Seth
Portfolio Mortgaged Properties are situated on several landscaped acres with each complex offering its residents a number of amenities such as swimming pools, fitness centers, tennis courts, laundry facilities and clubhouses. As of
July 1, 2005, the overall weighted average occupancy of the Seth Portfolio
Mortgaged Properties was 95.0%.

--------------------------------------------------------------------------------------------------------------------------------
                             MIX OF RESIDENTIAL UNITS AT THE SETH PORTFOLIO MORTGAGED PROPERTIES
--------------------------------------------------------------------------------------------------------------------------------
                                                YEAR BUILT/       APPROXIMATE                                           THREE
          PROPERTY              LOCATION         RENOVATED      NUMBER OF UNITS   STUDIO   ONE BEDROOM   TWO BEDROOM   BEDROOM
--------------------------------------------------------------------------------------------------------------------------------

Bayou Park Apartments ...... Houston, TX     1970/2001-2005            688          41         528           119           0
Sandstone Apartments ....... Pasadena, TX   1978-1979/NAP(1)           696           0         348           334          14
                                                                       ---          --         ---           ---          --
TOTAL ......................                                         1,384          41         876           453          14
                                                                     =====          ==         ===           ===          ==
--------------------------------------------------------------------------------------------------------------------------------

(1)   NAP means not applicable.

     Lockbox. (A) upon the occurrence of an event of default beyond applicable cure periods under the related Seth Portfolio Mortgage Loan documents and (b)
during any period that the DSCR for the applicable Seth Portfolio Mortgaged
Property shall be below 1.00x the lender, upon notice to the Seth Portfolio
Borrower, may require all rents from the Seth Portfolio Mortgaged Property be paid directly to the property manager and deposited into a lockbox account under the exclusive control of the lender. If in the lender's reasonable judgment, the property manager's performance in the collection of rents shall decline in any material respect the lender may require the Seth Portfolio
Borrower to cause all of the tenants to deposit rent payments directly into such lockbox account. In the event that lockbox procedures have been instituted as a result of one of the triggering events described in the preceding sentence and thereafter no event of the nature described in the preceding sentence shall exist, such lockbox procedures shall be discontinued and the mortgage lender shall disburse to the applicable Seth Portfolio Borrower all funds remaining on deposit in the lock-box account.

     Terrorism Coverage. Although the Seth Portfolio Mortgage Loan documents do not expressly require the maintenance of terrorism insurance, the Seth
Portfolio Borrowers are required to obtain all-risk coverage as well as such other insurance and in such amounts as the mortgage lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Seth Portfolio
Mortgaged Properties located in or around the region in which the Seth
Portfolio Mortgaged Properties are located. The form of all policies (including exclusions and exceptions) are subject to the approval of the mortgage lender.

     Mezzanine Financing. At the time of the closing of the Seth Portfolio
Mortgage Loans, the entity that is the sole limited partner of each Seth
Portfolio Borrower and the holder of 100% of the equity interests in the sole general partner of each Seth Portfolio Borrower (the "Seth Portfolio Mezzanine
Borrower") received mezzanine financing in the original principal amount of
$4,450,000 (the "Seth Portfolio Mezzanine Loan"). The Seth Portfolio Mezzanine
Loan is secured by a pledge of

                                     S-133

100% of the aforementioned direct and indirect ownership interests of the Seth
Portfolio Mezzanine Borrower in the Seth Portfolio Borrowers as well as a pledge of direct and/or indirect interests in the Seth Portfolio Mezzanine
Borrower (collectively, the "Seth Portfolio Mezzanine Collateral"). The holder of the Seth Portfolio Mezzanine Loan (the "Seth Portfolio Mezzanine Lender") is
currently Lehman Brothers Holdings Inc.

     The Seth Portfolio Mezzanine Loan is a five-year balloon loan with a stated maturity date of August 11, 2010. The Seth Portfolio Mezzanine Loan accrues interest at a fixed rate per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Seth Portfolio Mezzanine
Borrower is required to make a constant monthly debt service payment. The principal balance of the Seth Portfolio Mezzanine Loan, together with accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The Seth Portfolio Mezzanine Loan documents provide that $2,545,000 of the
Seth Portfolio Mezzanine Loan is allocated to the Seth Portfolio Mezzanine
Collateral related to the Seth Portfolio -- Bayou Park Apartments Mortgaged
Property and that $1,905,000 of the Seth Portfolio Mezzanine Loan is allocated to the Seth Portfolio Mezzanine Collateral related to the Seth Portfolio --
Sandstone Apartments Mortgaged Property. The Seth Portfolio Mezzanine Loan
documents contain substantially similar restrictions regarding the prepayment and defeasance of the Seth Portfolio Mezzanine Loan to those applicable to the
Seth Portfolio Mortgage Loan, except that the debt service coverage ratio and loan to value constraints applicable to a release of the collateral related to only one Seth Portfolio Mortgaged Property are 1.10x and 85%, respectively, based on the combined debt service and loan amounts payable under the remaining
Seth Portfolio Mortgage Loan and Seth Portfolio Mezzanine Loan.

     The Seth Portfolio Mezzanine Borrower is required to cause all rents of the Seth Portfolio Mortgaged Properties to be deposited into a segregated lockbox account under the control of the Seth Portfolio Mezzanine Lender, provided that, if no event of default exists under the Seth Portfolio Mezzanine
Loan and the combined debt service coverage ratio of the Seth Portfolio
Mortgage Loan and the Seth Portfolio Mezzanine Loan is equal to or greater than
1.00x, the Seth Portfolio Mezzanine Borrower shall have the right to utilize and distribute the funds on deposit in the lockbox account. If an event of default occurs or if the combined debt service coverage ratio is less than
1.00x, the funds on deposit in the lockbox account will instead be swept to a cash collateral account under the sole control of the Seth Portfolio Mezzanine
Lender; provided that if no event of default exists, funds remaining in the cash collateral account (after payment of all sums due to the holders of the
Seth Portfolio Mortgage Loans and the Seth Portfolio Mezzanine Loan, including monthly debt service payments and reserve deposits) are to be released to the extent required for the payment of expenses approved by the Seth Portfolio
Mezzanine Lender. The foregoing lockbox procedures shall not apply during periods that rents from the Seth Portfolio Mortgaged Properties are required to be deposited into a lockbox account pledged to the holder of the Seth Portfolio
Mortgage Loans, as described above under "--Lockbox."

     The holder of the Seth Portfolio Mortgage Loans and the Seth Portfolio
Mezzanine Lender have entered into an intercreditor agreement (the "Seth
Portfolio Intercreditor Agreement") that sets forth the relative priorities between the Seth Portfolio Mortgage Loans and the Seth Portfolio Mezzanine
Loan. The Seth Portfolio Intercreditor Agreement provides that, among other things:

     o    The Seth Portfolio Mezzanine Lender may not transfer the Seth
          Portfolio Mezzanine Loan unless (a) it shall have first obtained written confirmation from S&P and Fitch as evidenced by written confirmation from such rating agencies that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates or (b) the transferee is an institutional investor that meets specified tests as of the date of transfer.

     o    The Seth Portfolio Mezzanine Lender may not foreclose on the Seth
          Portfolio Mezzanine Collateral or exercise any other rights to realize upon such collateral without having first obtained written confirmation from S&P and Fitch as evidenced by written confirmation from such rating agencies that such action will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates unless (a) the party acquiring the Seth Portfolio Mezzanine Collateral is the Seth Portfolio Mezzanine Lender or another institutional investor that meets specified tests as of the date of transfer, (b)
          the Seth Portfolio Mortgaged Properties are managed by a qualified property manager that satisfies the requirements of the Seth Portfolio
          Intercreditor Agreement, and (c) to the extent not already in place, hard cash management and adequate reserve requirements are imposed under the Seth Portfolio Mortgage Loans.

                                     S-134

     o    The Seth Portfolio Mezzanine Loan is generally subordinate to the Seth
          Portfolio Mortgage Loans in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the Seth Portfolio Mortgage Loans, the Seth Portfolio
          Mezzanine Lender may accept payments due and payable from time to time under the related Seth Portfolio Mezzanine Loan documents.

     o    The holder of the Seth Portfolio Mortgage Loan consents to the Seth
          Portfolio Mezzanine Lender's right, pursuant to the Seth Portfolio
          Mezzanine Loan documents, to cause the termination of the property manager. In the event both the Seth Portfolio Mezzanine Lender and the mortgage lender shall have such rights at any time, and the mortgage lender shall fail to exercise such rights, the Seth Portfolio
          Mezzanine Lender may exercise such rights, provided such exercise may be superseded by any subsequent exercise of such rights by the mortgage lender pursuant to the Seth Portfolio Mortgage Loan documents. Upon the occurrence of any event which would entitle the
          Seth Portfolio Mezzanine Lender to cause the termination of the property manager pursuant to the Seth Portfolio Mezzanine Loan documents, the Seth Portfolio Mezzanine Lender shall have the right to select, or cause the selection, of a replacement property manager
          (including any asset manager) or leasing agent for the applicable Seth
          Portfolio Mortgaged Property, which replacement manager shall either
          (a)(1) be subject to the mortgage lender's reasonable approval and (2)
          be acceptable to S&P and Fitch, as evidenced by written confirmation from the rating agencies that the selection of such replacement manager will not in itself result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of the series 2005-C7 certificates or (b) be a qualified property manager that satisfies the minimum requirements set forth in the Seth
          Portfolio Intercreditor Agreement.

     o    Prior to the mortgage lender's commencement of any enforcement action under the Seth Portfolio Mortgage Loan documents, the Seth Portfolio
          Mezzanine Lender has the right to receive notice of any event of default under the Seth Portfolio Mortgage Loans and the right to cure any monetary default within a period ending five business days after the later of receipt of such notice or expiration of the applicable
          Seth Portfolio Borrower's cure period; provided, however, that the
          Seth Portfolio Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the Seth Portfolio Mezzanine
          Lender has commenced and is continuing to diligently pursue its rights against the Seth Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the Seth Portfolio Mezzanine
          Lender will have the same period of time as the applicable Seth
          Portfolio Loan Borrower to cure such non-monetary default under such
          Seth Portfolio Mortgage Loan; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the Seth
          Portfolio Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the Seth Portfolio Mortgage Loans have been accelerated, or any proceeding to foreclose or otherwise realize upon the security for the
          Seth Portfolio Mortgage Loans has been commenced, then the Seth
          Portfolio Mezzanine Lender has the right to purchase the Seth
          Portfolio Mortgage Loans in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances made by the mortgage lender and any interest charged by the mortgage lender on any advances for monthly payments of interest on the Seth Portfolio
          Mortgage Loans and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the Seth Portfolio Mortgage
          Loan documents. Such purchase option will expire upon (a) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Seth Portfolio Mortgage Loan
          Mortgaged Properties or (b) the event triggering the Seth Portfolio
          Mezzanine Lender's purchase option ceasing to exist.

     o    The Seth Portfolio Mezzanine Loan documents generally may be modified without the mortgage lender's consent, although certain provisions of the Seth Portfolio Mezzanine Loan documents may not be modified without the mortgage lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the
          Seth Portfolio Mezzanine Borrower. Notwithstanding the foregoing, in addressing an event of default that has occurred under the Seth
          Portfolio Mezzanine Loan Documents, the Seth Portfolio Mezzanine
          Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the Seth Portfolio Mezzanine Loan in a manner that increases the interest rate under the Seth Portfolio
          Mezzanine Loan documents.

                                     S-135

 -------------------------------------------------------------------------------
                     X. THE 300 SOUTH WACKER MORTGAGE LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                 $57,500,000

 LOAN PER SQUARE FOOT:                 $112

 % OF INITIAL MORTGAGE POOL BALANCE:   2.5%

 SHADOW RATING (S&P/FITCH):            NAP(1)

 LOAN PURPOSE:                         Acquisition

 MORTGAGE INTEREST RATE:               5.354% per annum

 INTEREST CALCULATION:                 Actual/360

 FIRST PAYMENT DATE:                   September 11, 2005

 AMORTIZATION TERM:                    30 year(2)

 ANTICIPATED REPAYMENT DATE:           NAP(1)

 HYPERAMORTIZATION:                    NAP(1)

 MATURITY DATE:                        August 11, 2015

 MATURITY/ARD BALANCE:                 $53,308,064

 BORROWER:                             Broadway 300 S. Wacker Fee LLC

 SPONSORS:                             Broadway Investment REIT and
                                       Broadway Investment Domestic REIT

 PREPAYMENT/DEFEASANCE:                Defeasance permitted beginning two
                                       years after securitization. Prepayment
                                       without penalty permitted three months
                                       prior to scheduled maturity date.

 UP-FRONT RESERVES:(9)                 TI/LC Reserve(3)
                                       Unfunded Landlord Obligation
                                       Reserve(4)
                                       Free Rent Reserve(5)

 ONGOING RESERVES:(9)                  Tax and Insurance Reserve(6)
                                       TI/LC Reserve(7)
                                       Replacement Reserve(8)

 LOCKBOX:                              Hard(10)

 MEZZANINE DEBT:                       $4,500,000(11)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   MORTGAGED PROPERTY INFORMATION
-------------------------------------------------------------------------------
  SINGLE ASSET/PORTFOLIO:              Single Asset

  PROPERTY TYPE:                       Office

  LOCATION:                            Chicago, Illinois

  YEAR BUILT:                          1971

  YEAR RENOVATED:                      1990

  SQUARE FEET:                         512,354 square feet

  OCCUPANCY:                           87.1%

  OCCUPANCY DATE:                      July 1, 2005

  OWNERSHIP INTEREST:                  Fee

  PROPERTY MANAGEMENT:                 Broadway Real Estate Services, LLC, an
                                       affiliate of the Borrower(12)

  U/W NCF:                             $4,912,054

  U/W NCF DSCR:                        1.27x

  APPRAISED VALUE:                     $82,000,000

  APPRAISAL AS OF DATE:                June 3, 2005

  CUT-OFF DATE LTV RATIO:              70.1%

  MATURITY LTV RATIO:                  65.0%

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1)   NAP means not applicable.

(2)   Payments of interest only are required through and including the payment date in August 2010.

(3)   At closing, the 300 South Wacker Borrower deposited $3,000,000 into a rollover reserve account for the payment of future tenant improvements and leasing commissions.

(4)   At closing, the 300 South Wacker Borrower deposited $1,731,796 into a rollover reserve account for the payment of specified unfunded tenant improvements and leasing commissions obligations due at the 300 South
      Wacker Mortgaged Property.

(5)   At closing, the 300 South Wacker Borrower deposited $1,881,596 into a free rent reserve account for contractual rent abatements. The related loan agreement provides that funds in such account shall be released on each monthly payment date commencing in September 2005 through and includes September 2009, in accordance with a specified schedule.

(6)   The 300 South Wacker Borrower is required to make monthly escrow deposits into a tax and insurance reserve account in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the next ensuing 12 months.

(7)   The 300 South Wacker Borrower is required to (i) make monthly escrow deposits in the amount of $41,000 and, (ii) deposit all lease termination payments, if any, after the first $25,000 of such payments in aggregate, into a rollover reserve account for the payment of tenant improvements and leasing commissions.

(8)   The 300 South Wacker Borrower is required to make a monthly escrow deposit into a replacement reserve account in the amount of $10,674.

(9)   Provided no event of default exists under the related loan documents, the
      300 South Wacker Borrower may provide a letter of credit in lieu of making any required payments to a rollover reserve account.

(10)  See "--Lockbox" below.

(11)  See "--Mezzanine Financing" below.

(12)  The property manager has sub-managed the 300 South Wacker Mortgaged
      Property to Lincoln Property Company Commercial Inc., a third-party manager.

                                     S-136

-----------------------------------------------------------------------------------------------
                                 MAJOR TENANT INFORMATION
-----------------------------------------------------------------------------------------------
                                                 APPROXIMATE     % TOTAL     % TOTAL BASE
TENANT(1)                                        SQUARE FEET   SQUARE FEET   REVENUES (2)
-----------------------------------------------------------------------------------------------

McDonnell Boehnen Hulbert & Berghoff ..........     60,782         11.9%          13.7%
Wayne Hummer Investments, L.L.C. ..............     48,102          9.4           14.0
Franczek & Sullivan P.C .......................     30,252          5.9            6.8
Globetrotters Engineering Corporation .........     27,656          5.4            5.7
Howard Johnson & Company ......................     22,837          4.5            6.8
                                                    ------         ----           ----
TOTAL .........................................    189,629         37.0%          47.0%
                                                   =======         ====           ====
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                                      LEASE
                                                                                    EXPIRATION
TENANT(1)                                        RENT PSF (3)   RATINGS(4)             DATE
-------------------------------------------------------------------------------------------------

McDonnell Boehnen Hulbert & Berghoff .......... $ 15.38             NR         10/31/2014(5)(6)
Wayne Hummer Investments, L.L.C. .............. $ 19.85             NR         10/31/2007(8)
Franczek & Sullivan P.C ....................... $ 15.38             NR          8/31/2014(7)(8)
Globetrotters Engineering Corporation ......... $ 14.04             NR         10/31/2012(8)
Howard Johnson & Company ...................... $ 20.46           A+/AA-       11/30/2008(8)
TOTAL .........................................
-------------------------------------------------------------------------------------------------

(1)   The five major tenants are ranked by approximate square feet.

(2)   The percentages of total base revenues are based on underwritten base rental revenues.

(3)   Reflects in-place base rent.

(4)   Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated.
      NR means not rated.

(5)   McDonnell Boehnen Hulbert & Berghoff has an on-going option to terminate, at any time, any one of four leased floors upon 12 months prior notice and the payment of a termination fee.

(6)   McDonnell Boehnen Hulbert & Berghoff has two, five-year renewal options.

(7)   Franczek & Sullivan has a one-time option to terminate its lease at any time after September 1, 2009 upon 12 months prior notice and payment of a termination fee.

(8)   Franczek & Sullivan, Wayne Hummer Investments, L.L.C., Globetrotters
      Engineering Corporation and Howard Johnson & Company each have one, five-year renewal option.

---------------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION INFORMATION
---------------------------------------------------------------------------------------------------------------------------
                                                                           APPROXIMATE                        CUMULATIVE
                       APPROXIMATE         AS %        CUMULATIVE %          EXPIRING           AS % OF          % OF
                         EXPIRING        OF TOTAL        OF TOTAL              BASE            TOTAL BASE     TOTAL BASE
        YEAR           SQUARE FEET     SQUARE FEET      SQUARE FEET        REVENUES(1)        REVENUES(1)      REVENUES
---------------------------------------------------------------------------------------------------------------------------

  2005(2)                 17,375            3.4%            3.4%          $    180,313             2.6%         2.6%
  2006                    15,935            3.1             6.5%               120,648             1.8          4.4%
  2007                    79,957           15.6            22.1%             1,419,063            20.8         25.2%
  2008                    82,812           16.2            38.3%             1,443,843            21.1         46.3%
  2009                    64,920           12.7            50.9%               961,753            14.1         60.4%
  2010                    46,814            9.1            60.1%               632,129             9.3         69.6%
  2011                    22,225            4.3            64.4%               300,038             4.4         74.0%
  2012                    27,656            5.4            69.8%               388,290             5.7         79.7%
  2013                     2,785            0.5            70.4%                92,775             1.4         81.1%
  2014                    66,643           13.0            83.4%             1,016,020            14.9         95.9%
  2015 and beyond         19,029            3.7            87.1%               278,098             4.1        100.0%
  Vacant                  66,203           12.9           100.0%                    --              --
                          ------          -----                           ------------           -----
  TOTAL                  512,354          100.0%                          $  6,832,969(3)        100.0%
                         =======          =====                           ==============         =====
---------------------------------------------------------------------------------------------------------------------------

(1)   Based on underwritten base rental revenues.

(2)   Includes any month-to-month leases.

(3)   Total excludes grossed up vacancy.

     The Borrower and Sponsors. The 300 South Wacker Borrower is Broadway 300
S. Wacker Fee LLC, a Delaware limited liability company. The sponsors of the
300 South Wacker Borrower are Broadway Investment REIT and Broadway Investment
Domestic REIT, which are sponsored by a group of institutional investors and managed by Broadway Real Estate Partners LLC. Broadway Real Estate Partners LLC
is a private real estate investment and management firm headquartered in New
York. Broadway Real Estate Partners LLC acquires high-quality office properties that are $40 million or greater in value and are stabilized assets. The firm has acquired approximately 4.4 million square feet throughout the United States with a total value of more than $1.2 billion.

     The Mortgage Loan. The 300 South Wacker Mortgage Loan was originated on
July 28, 2005 and has a cut-off date principal balance of $57,500,000. The 300
South Wacker Mortgage Loan is a 10-year loan with a stated maturity date of
August 11, 2015. The 300 South Wacker Mortgage Loan accrues interest on an
Actual/360 Basis at an interest rate, in the absence of default of 5.354% per annum. On the eleventh day of each month to and including the payment date in
August 2010, the 300 South Wacker Borrower is required to make interest-only payments on the 300 South Wacker Mortgage Loan. On the eleventh day of each month from and including September 2010, up to but excluding the stated
maturity date, the 300

                                     S-137

South Wacker Borrower is required to make a constant monthly debt service payment on the 300 South Wacker Mortgage Loan in the amount of $321,231 (based on a 30-year amortization schedule). The remaining principal balance of the 300
South Wacker Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The 300 South Wacker Borrower is prohibited from voluntarily prepaying the
300 South Wacker Mortgage Loan, in whole or in part, prior to May 11, 2015.
From and after May 11, 2015, the 300 South Wacker Borrower is permitted to prepay the 300 South Wacker Mortgage Loan, in whole only, without payment of any prepayment consideration.

     The 300 South Wacker Borrower may, provided no event of default exists at the time, defease the entire 300 South Wacker Mortgage Loan at any time following the second anniversary of the Issue Date, and by so doing obtain a release of the 300 South Wacker Mortgaged Property. A defeasance will be effected by the 300 South Wacker Borrower pledging substitute collateral that consists of direct, non-callable fixed-rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company
Act of 1940, as amended, that produce payments which replicate the payment obligations of the 300 South Wacker Borrower under the 300 South Wacker
Mortgage Loan and are sufficient to pay off the 300 South Wacker Mortgage Loan in its entirety on May 11, 2015. The 300 South Wacker Borrower's right to defease the entire 300 South Wacker Mortgage Loan is subject to, among other things, S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrading or withdrawal of the ratings then assigned to any class of series 2005-C7 certificates by such rating agency.

     The Mortgaged Property. The 300 South Wacker Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 300 South Wacker
Borrower in the 300 South Wacker Mortgaged Property located in Chicago,
Illinois. The 300 South Wacker Mortgaged Property is a 36-story office building that is located in downtown Chicago's West Loop area. Built in 1971 and renovated in 1990, the 300 South Wacker Mortgaged Property contains approximately 512,354 square feet of net rentable area. and an executive parking garage with approximately 18 parking spaces. The 300 South Wacker
Mortgaged Property is leased to a mix of tenants with lead tenant McDonnell
Boehnen Hulbert & Berghoff leasing 60,782 square feet (11.9% of the total space). Other major tenants include, Wayne Hummer Investments, L.L.C. with
48,102 square feet (9.4% of the total space), Franczek & Sullivan P.C. with
30,252 square feet (5.9% of the total space), Globetrotters Engineering
Corporation with 27,656 square feet (5.4% of the total space) and Howard
Johnson & Company (a subsidiary of Merrill Lynch which is rated A+/AA- by S&P and Fitch, respectively) with 22,837 square feet (4.5% of the total space).

     Lockbox. The 300 South Wacker Borrower is required to deposit all income from the 300 South Wacker Mortgaged Property into a segregated lockbox account that has been pledged to the 300 South Wacker Mortgage Loan lender. All amounts in the lockbox account are required to be transferred each business day to another account (the "300 South Wacker Property Account") that has also been pledged to the holder of the 300 South Wacker Mortgage Loan. Provided no event of default shall exist with respect to the 300 South Wacker Mortgage Loan, all amounts in the 300 South Wacker Property Account will be applied on each business day in the following order of priority: (i) first, to the payment of the 300 South Wacker Borrower's monthly real estate tax reserve obligation,
(ii) second, to the payment of the 300 South Wacker Borrower's monthly insurance premium reserve obligation, (iii) third, to the payment of monthly debt service with respect to the 300 South Wacker Mortgage Loan, (iv) fourth, to the payment of the 300 South Wacker Borrower's monthly replacement reserve obligation, (v) fifth, to the payment of the 300 South Wacker Borrower's monthly lease rollover reserve obligation, (vi) sixth, to the payment of any default interest and late payment charges, (vii) seventh, to the payment of the fees and expenses of the bank holding the 300 South Wacker Property Account,
(viii) eighth, following the occurrence of a 300 South Wacker Mezzanine Loan
"event of default," to the payment of reserves established for the payment of operating expenses and then extraordinary expenses, (ix) ninth, to the payment of monthly debt service payable with respect to the 300 South Wacker Mezzanine
Loan, and (x) tenth, to the 300 South Wacker Mezzanine Loan lender, if a 300
South Wacker Mezzanine Loan "event of default" exists, and otherwise to the 300
South Wacker Borrower. If an event of default shall exist with respect to the
300 South Wacker Mortgage Loan, the lender may apply amounts in the 300 South
Wacker Property Account to the payment of amounts due with respect to the 300
South Wacker Mortgage Loan in such order of priority as the lender may determine.

     Terrorism Coverage. The 300 South Wacker Borrower is required to maintain insurance against acts of terrorism or similar acts of sabotage covering 100%
of the replacement value of the 300 South Wacker Mortgaged Property, if commercially available and provided such insurance is available at a cost not in excess of $250,000. If the cost of such insurance is greater than $250,000, the 300 South Wacker Borrower is required to obtain the maximum coverage available for acts of terrorism at a cost of $250,000. While the Terrorism Risk
Insurance Act of 2002, as amended ("TRIA") is in effect, "terrorism" shall have the meaning ascribed thereto in TRIA.

                                     S-138

     Mezzanine Financing. The 300 South Wacker Borrower's sole member (the "300
South Wacker Member") has incurred mezzanine financing (the "300 South Wacker
Mezzanine Loan") in the initial principal amount of $4,500,000, which accrues interest at a fixed rate per annum. The 300 South Wacker Mezzanine Loan is secured by a pledge of 100% of the ownership interests of the 300 South Wacker
Member in the 300 South Wacker Borrower (the "300 South Wacker Mezzanine
Collateral"). As of the date of this prospectus supplement, the holder of the
300 South Wacker Mezzanine Loan (the "300 South Wacker Mezzanine Lender") is
Lehman Brothers Bank, FSB.

     The 300 South Wacker Mezzanine Loan is a ten-year loan with a stated
maturity date of August 11, 2015. On the eleventh day of each month through and including the payment date in August 2010, the 300 South Wacker Member is required to make interest-only payments in arrears on the 300 South Wacker
Mezzanine Loan. On the eleventh day of each month from and including September
2010, up to but excluding the stated maturity date, the 300 South Wacker Member is required to make a constant monthly debt service payment on the 300 South
Wacker Mezzanine Loan. The remaining principal balance of the 300 South Wacker
Mezzanine Loan, plus all accrued and unpaid interest thereon, is due and payable on the stated maturity date.

     The 300 South Wacker Member is prohibited from voluntarily prepaying the
300 South Wacker Mezzanine Loan, in whole or in part, prior to May 11, 2015.
From and after May 11, 2015, the 300 South Wacker Member is permitted to prepay the 300 South Wacker Mezzanine Loan, in whole only, without payment of any prepayment consideration.

     The 300 South Wacker Member may, provided no event of default exists at the time, defease the entire 300 South Wacker Mezzanine Loan at any time following the second anniversary the Issue Date, and by so doing obtain a release of the pledged collateral 300 South Wacker Mezzanine Collateral. A defeasance will be effected by the 300 South Wacker Member pledging substitute collateral that consists of direct, non-callable fixed-rate obligations that are "government securities" within the meaning of Section 2(a)(16) of the
Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the 300 South Wacker Member under the 300
South Wacker Mezzanine Loan and are sufficient to pay off the Mezzanine Loan in its entirety on May 11, 2015.

     The holders of the 300 South Wacker Mortgage Loan and the 300 South Wacker
Mezzanine Loan entered into an intercreditor agreement (the "300 South Wacker
Intercreditor Agreement") that sets forth the relative priorities between the
300 South Wacker Mortgage Loan and the 300 South Wacker Mezzanine Loan. The 300
South Wacker Intercreditor Agreement provides that, among other things:

     o    The 300 South Wacker Mezzanine Lender may not foreclose on or otherwise transfer the 300 South Wacker Mezzanine Collateral without the mortgage lender's consent (not to be unreasonably withheld or delayed) unless certain conditions are satisfied, including that any transferee must be either the 300 South Wacker Mezzanine Lender or
          (generally speaking) an institutional investor that meets specified tests as of the date of transfer.

     o    The 300 South Wacker Mezzanine Loan is generally subordinate to the
          300 South Wacker Mortgage Loan in right of payment; provided, however, that so long as no event of default has occurred and is continuing with respect to the 300 South Wacker Mortgage Loan, the 300 South
          Wacker Mezzanine Lender may accept payments due and payable from time to time under the related mezzanine loan documents.

     o    Upon an "event of default" under the 300 South Wacker Mezzanine Loan, the 300 South Wacker Mezzanine Lender will have the right, subject to the terms of the 300 South Wacker Intercreditor Agreement, to select a replacement manager for the 300 South Wacker Mortgaged Property, which replacement manager must be one of at least five property managers identified on a list provided by the mortgage lender to the 300 South
          Wacker Mezzanine Lender or, if no such list is provided within the time period required by the 300 South Wacker Intercreditor Agreement, a property manager that manages, together with its affiliates, seven or more properties of a type, quality and size similar to the 300
          South Wacker Mortgaged Property, totaling in the aggregate no less than 3,500,000 square feet of gross leaseable area of space.

     o    Prior to the commencement or any enforcement action as a request of an event of default under the 300 South Wacker Mortgage Loan, the mortgage lender shall provide notice of such event of default to the
          300 South Wacker Mezzanine Lender, and the 300 South Wacker Mezzanine
          Lender shall have the following rights: if the default is a monetary default, the 300 South Wacker Mezzanine Lender shall have the right to cure the monetary default within a period ending five business days after the later of receipt of such notice or expiration of the 300
          South Wacker Borrower's cure period; provided, however, that the 300
          South Wacker Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than four consecutive months unless the 300 South Wacker
          Mezzanine Lender has commenced and is continuing to diligently pursue its rights

                                     S-139

          against the 300 South Wacker Mezzanine Collateral; and if the default is of a non-monetary nature, the 300 South Wacker Mezzanine Lender will have the same period of time as the 300 South Wacker Borrower to cure such non-monetary default under the 300 South Wacker Mortgage
          Loan document, plus an additional 10 business days; provided, however, that, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the 300 South Wacker Mezzanine Lender will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default.

     o    If the 300 South Wacker Mortgage Loan has been accelerated, or an event of default exists under the 300 South Wacker Mortgage Loan, or any proceeding to foreclose or otherwise enforce the mortgage or other security for the 300 South Wacker Mortgage Loan has been commenced, then the 300 South Wacker Mezzanine Lender has the right to purchase the 300 South Wacker Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon (exclusive of prepayment penalties, exit fees or yield maintenance charges), any protective advances made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of interest on the 300
          South Wacker Mortgage Loan and/or on any protective advances, and all costs and expenses (including legal fees and expenses) actually incurred by the mortgage lender in enforcing the terms of the 300
          South Wacker Mortgage Loan documents. Such purchase option will expire on the earlier to occur (a) one business day prior to (i) a foreclosure sale or trustee's sale of the 300 South Wacker Mortgaged
          Property or (ii) the tenth day after 300 South Wacker Mezzanine Lender receives written notice of the delivery of a deed in lieu of foreclosure covering the 300 South Wacker Mortgaged Property
          (whichever of (i) or (ii) shall first occur) or (b) the cessation of the event giving rise to the related purchase option.

     o    The 300 South Wacker Mezzanine Loan documents generally may be modified without the 300 South Wacker Mortgage Lender's consent, although certain provisions of the 300 South Wacker Mezzanine Loan documents may not be modified without the 300 South Wacker Mortgage
          Lender's consent, including, without limitation, increasing in any material respect any monetary obligations of the 300 South Wacker
          Member. Notwithstanding the foregoing, in addressing an event of default that has occurred under the 300 South Wacker Mezzanine Loan documents, the 300 South Wacker Mezzanine Lender will be permitted, subject to the satisfaction of certain conditions, to amend or modify the 300 South Wacker Mezzanine Loan in a manner that increases the interest rate under the 300 South Wacker Mezzanine Loan documents.

                                     S-140

LOAN COMBINATIONS

     General. The mortgage pool will include ten (10) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust.
Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/  subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.
Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: institutional lenders, institutional investors, investment funds or other substantially similar institutions, affiliates of the foregoing, or a trustee of a rated securitization trust that, in each such case, exceed a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans.

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

----------------------------------------------------------------------------------------------------
                                                                       RELATED PARI PASSU
                                                                       NON-TRUST LOANS OR
                  MORTGAGE LOANS THAT ARE                               SENIOR NON-TRUST
                 PART OF A LOAN COMBINATION                             LOAN COMPONENT(1)
------------------------------------------------------------ ---------------------------------------
                                                     % OF
     MORTGAGED PROPERTY NAME          CUT-OFF       INITIAL
   (AS IDENTIFIED ON ANNEX A-1          DATE       MORTGAGE       CUT-OFF DATE         NON-TRUST
       TO THE ACCOMPANYING           PRINCIPAL       POOL          PRINCIPAL              LOAN
      PROSPECTUS SUPPLEMENT)          BALANCE       BALANCE         BALANCE            NOTEHOLDER
--------------------------------- --------------- ---------- --------------------- -----------------

 1. 200 Park Avenue(3)            $285,131,898    12.2%      $278,500,000(3)            LB-UBS
                                                                                      Commercial
                                                                                    Mortgage Trust
                                                                                       2005-C3
--------------------------------- --------------- ---------- --------------------- -----------------
                                                             $285,131,898(3)            LB-UBS
                                                                                      Commercial
                                                                                    Mortgage Trust
                                                                                       2005-C5
--------------------------------- --------------- ---------- --------------------- -----------------
 2. Courtyard by Marriott         $177,900,000     7.6%      $121,500,000(4)            LB-UBS
    Portfolio (4)                                                                     Commercial
                                                                                    Mortgage Trust
                                                                                       2005-C3
--------------------------------- --------------- ---------- --------------------- -----------------
                                                             $177,900,000(4)            LB-UBS
                                                                                      Commercial
                                                                                    Mortgage Trust
                                                                                       2005-C5
--------------------------------- --------------- ---------- --------------------- -----------------
 3. Reckson Portfolio I(5)        $122,850,000     5.2%      NAP
--------------------------------- --------------- ---------- --------------------- -----------------
 4. 1166 Avenue of the            $116,000,000     4.9%      $241,560,000(6)       1166 Avenue ofc
    Americas(6)                                                                      the Americas
                                                                                      Commercial
                                                                                    Mortgage Trust
                                                                                    II (the "1166
                                                                                       Trust")
--------------------------------- --------------- ---------- --------------------- -----------------
 5. Mathilda Research Centre(5)   $110,000,000     4.7%      NAP
--------------------------------- --------------- ---------- --------------------- -----------------

----------------------------------------------------------------------  ------------------------
                                            RELATED SUBORDINATE               U/W NCF DSCR
                                              NON-TRUST LOANS                      AND
                                                    OR                      CUT-OFF DATE LTV
                                             JUNIOR NON-TRUST                   OF ENTIRE
                                             LOAN COMPONENT(2)              LOAN COMBINATION
--------------------------------- -------------------- ------------------ ----------------------
     MORTGAGED PROPERTY NAME
   (AS IDENTIFIED ON ANNEX A-1        CUT-OFF DATE          NON-TRUST         U/W      CUT-OFF
       TO THE ACCOMPANYING              PRINCIPAL             LOAN            NCF       DATE
      PROSPECTUS SUPPLEMENT)             BALANCE           NOTEHOLDER        DSCR        LTV
--------------------------------- -------------------- ------------------ ---------- -----------

 1. 200 Park Avenue(3)            $ 51,236,204(3)           LB-UBS        1.55x      48.6%
                                                          Commercial
                                                        Mortgage Trust
                                                            2005-C3
--------------------------------- -------------------- ------------------ ---------- -----------

--------------------------------- -------------------- ------------------ ---------- -----------
 2. Courtyard by Marriott         $ 42,700,000(4)           LB-UBS        1.48x      64.2%
    Portfolio (4)                                         Commercial
                                                        Mortgage Trust
                                                            2005-C3
--------------------------------- -------------------- ------------------ ---------- -----------
                                  $ 30,000,000(4)         Third-party
                                                         institutional
                                                          noteholder
--------------------------------- -------------------- ------------------ ---------- -----------
 3. Reckson Portfolio I(5)        $ 73,218,300         Seller or Seller   1.52x      72.5%
                                                           affiliate
--------------------------------- -------------------- ------------------ ---------- -----------
 4. 1166 Avenue of the            $117,440,000(6)         1166 Trust      1.36x      73.1%
    Americas(6)

--------------------------------- -------------------- ------------------ ---------- -----------
 5. Mathilda Research Centre(5)   $ 29,000,000           Our affiliate    1.14x      79.9%
--------------------------------- -------------------- ------------------ ---------- -----------

                                      S-141

------------------------------------------------------- ----------------------------------------
                                                                   RELATED PARI PASSU
                                                                   NON-TRUST LOANS OR
                MORTGAGE LOANS THAT ARE                             SENIOR NON-TRUST
              PART OF A LOAN COMBINATION                           LOAN COMPONENT(1)
------------------------------------------------------- ----------------------------------------
                                                % OF
   MORTGAGED PROPERTY NAME        CUT-OFF      INITIAL
 (AS IDENTIFIED ON ANNEX A-1       DATE       MORTGAGE       CUT-OFF DATE          NON-TRUST
     TO THE ACCOMPANYING         PRINCIPAL      POOL          PRINCIPAL              LOAN
    PROSPECTUS SUPPLEMENT)        BALANCE      BALANCE         BALANCE            NOTEHOLDER
----------------------------- -------------- ---------- --------------------- ------------------

 6. Station Place I           $40,360,000    1.7%       $141,373,394(7)       Seller or Seller
    Pooled Portion(7)                                                             affiliate
    Station Place I Non-      $63,000,000
    Pooled Portion(7)
----------------------------- -------------- ---------- --------------------- ------------------
 7. Reckson Portfolio II(5)   $31,032,268    1.3%       NAP

----------------------------- -------------- ---------- --------------------- ------------------
 8. Allen Central Market(5)   $14,595,000    0.6%       NAP
----------------------------- -------------- ---------- --------------------- ------------------
 9. Gleneagles(5)             $11,040,000    0.5%       NAP
----------------------------- -------------- ---------- --------------------- ------------------
 10.  Murphy Crossing(5)      $ 7,785,000    0.3%       NAP
----------------------------- -------------- ---------- --------------------- ------------------

------------------------------------------------------- ----------------------------------------
                                     RELATED SUBORDINATE            U/W NCF DSCR
                                       NON-TRUST LOANS                   AND
                                             OR                   CUT-OFF DATE LTV
                                      JUNIOR NON-TRUST                OF ENTIRE
                                      LOAN COMPONENT(2)           LOAN COMBINATION

------------------------------------------------------- ----------------------------------------
   MORTGAGED PROPERTY NAME
 (AS IDENTIFIED ON ANNEX A-1   CUT-OFF DATE       NON-TRUST         U/W      CUT-OFF
     TO THE ACCOMPANYING         PRINCIPAL          LOAN            NCF       DATE
    PROSPECTUS SUPPLEMENT)        BALANCE        NOTEHOLDER        DSCR        LTV
----------------------------- -------------- ------------------ ---------- ---------------------

 6. Station Place I                                             1.24x      69.9%

    Pooled Portion(7)
    Station Place I Non-
    Pooled Portion(7)
----------------------------- -------------- ------------------ ---------- ---------------------
 7. Reckson Portfolio II(5)   $20,500,000    Seller or Seller   1.62x      69.3%
                                                 affiliate
----------------------------- -------------- ------------------ ---------- ---------------------
 8. Allen Central Market(5)   $ 1,133,308      Our affiliate    1.06x      73.2%
----------------------------- -------------- ------------------ ---------- ---------------------
 9. Gleneagles(5)             $   839,303      Our affiliate    1.05x      79.7%
----------------------------- -------------- ------------------ ---------- ---------------------
 10.  Murphy Crossing(5)      $   569,463      Our affiliate    1.07x      77.0%
----------------------------- -------------- ------------------ ---------- ---------------------

----------
(1)   Reflects those Pari Passu Non-Trust Loans and Senior Non-Trust Loan
      Components that are, in general, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination (or, in the case of the Station Place I Mortgage Loan, with the Pooled Portion thereof only), except to the extent described in footnotes (6) and (7) below where the related underlying mortgage loan is, under certain circumstances, entitled to prior payments of principal. See each italicized section below entitled "--Priority of Payments" for specific information regarding the application of payments for each of the Loan
      Combinations listed in the foregoing table.

(2)   Reflects those Subordinate Non-Trust Loans and Junior Non-Trust Loan
      Components that are, in general: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest following monthly payments of principal and interest with respect to the underlying mortgage loan in the subject Loan
      Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to subject Loan
      Combination (or, in the case of the 1166 Avenue of the Americas Loan
      Combination, upon a final recovery determination), generally entitled to payments of principal and interest only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the underlying mortgage loan in the subject Loan
      Combination. See each italicized section below entitled "Priority of
      Payments" for specific information regarding the application of payments for each of the Loan Combinations listed in the foregoing table.

(3)   The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes: (a) the
      200 Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust
      Loan, with an original principal balance of $329,736,204; and (c) the 200
      Park Avenue Note A2 Non-Trust Loan, with a cut-off date principal balance of $285,131,898. The 200 Park Avenue Note A1 Non-Trust Loan is comprised of (i) the 200 Park Avenue Note A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A2 Non-Trust Loan, and (ii) the 200 Park Avenue
      Note A1 Junior Non-Trust Loan Component, with a cut-off date principal balance of $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue
      Loan Combination, subordinate in right of payment to the 200 Park Avenue
      Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
      Component and the 200 Park Avenue Note A2 Non-Trust Loan. The 200 Park
      Avenue Note A2 Non-Trust Loan is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park Avenue
      Note A1 Senior Non-Trust Loan Component. The aggregate cut-off date principal balance of the 200 Park Avenue Loan Combination is
      $900,000,000.

(4)   The Courtyard by Marriott Portfolio Mortgage Loan is one of four (4)
      mortgage loans comprising the Courtyard by Marriott Portfolio Loan
      Combination that includes: (a) the Courtyard by Marriott Portfolio
      Mortgage Loan; (b) the Courtyard by Marriott Portfolio Note A1 Non-Trust
      Loan, with an original principal balance of $164,200,000; (c) the
      Courtyard by Marriott Portfolio Note A2 Non-Trust Loan, with an original principal balance of $177,900,000; and (d) the Courtyard by Marriott
      Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of
      $30,000,000. The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan
      is comprised of (i) the Courtyard by Marriott Portfolio Note A1 Senior
      Non-Trust Loan Component, with a cut-off date principal balance of
      $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
      Marriott Portfolio Note A2 Non-Trust Loan, and (ii) the Courtyard by
      Marriott Portfolio Note A1 Junior Non-Trust Loan Component, with a cut-off date principal balance of $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan Combination, subordinate in right of payment to the Courtyard by Marriott Portfolio Mortgage Loan,
      the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
      Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan.
      The Courtyard by Marriott Portfolio Note A2 Non-Trust Loan is, at all
      times, pari passu in right of payment with the Courtyard by Marriott
      Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A1
      Senior Non-Trust Loan Component. The Courtyard by Marriott Portfolio Note
      B Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by
      Marriott Portfolio Loan Combination, subordinate in right of payment to the Courtyard by Marriott Portfolio Mortgage Loan, the entire Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and the Courtyard by
      Marriott Portfolio Note A2 Non-Trust Loan. The aggregate original principal balance of the Courtyard by Marriott Portfolio Loan Combination
      is $550,000,000.

(5)   The subject Loan Combination constitutes an A/B Loan Combination.

(6)   The 1166 Avenue of the Americas Mortgage Loan is one of two (2) mortgage loans comprising the 1166 Avenue of the Americas Loan Combination that includes: (a) the 1166 Avenue of the Americas Mortgage Loan; and (b) the
      1166 Avenue of the Americas Non-Trust Loan, with an aggregate cut-off date principal balance of $359,000,000. The 1166 Avenue of the Americas
      Non-Trust Loan is comprised of ten loan components with differing payment priorities, referred to in this prospectus supplement as (i) the 1166
      Avenue of the Americas Senior Non-Trust Loan Components, which consist of three loan components with an aggregate cut-off date principal balance of
      $241,560,000, and (ii) the 1166 Avenue of the Americas Junior Non-Trust
      Loan Components, which consist of seven loan components with an aggregate cut-off date principal balance of $117,440,000. In the absence of certain material uncured events of default, principal payments will be applied first to reduce the principal balance of the 1166 Avenue of the Americas
      Mortgage Loan to zero before being applied to the 1166 Avenue of Americas
      Senior Non-Trust Loan Components. During the continuance of such material uncured events of default, the 1166 Avenue of the Americas Senior
      Non-Trust Loan Components will be pari passu in right of payment with the
      1166 Avenue of the Americas Mortgage Loan. The seven 1166 Avenue of the
      Americas Junior Non-Trust Loan Components are generally subordinate in right of payment to the 1166 Avenue of the Americas Mortgage Loan and the
      three 1166 Avenue of the Americas Senior Non-Trust

                                     S-142

      Loan Components. The cut-off date principal balance in the table above is based on the 1166 Avenue of the Americas Mortgage Loan only. As of the cut-off date, the aggregate principal balance of the entire 1166
      Avenue of the Americas Loan Combination is $475,000,000.

(7)   The Station Place I underlying Mortgage Loan is one of two (2) mortgage loans comprising the Station Place I Loan Combination. The Station Place
      I Loan Combination also includes the Station Place I Non-Trust Loan, with a cut-off date principal balance of $141,373,394, which is pari passu in right of payments of interest with the Station Place I Pooled Portion.
      The Station Place I Mortgage Loan, which has an aggregate principal balance of $103,360,000, consists of (i) the Station Place I Pooled
      Portion, with a cut-off date principal balance of 40,360,000 and (ii) the
      Station Place I Non-Pooled Portion, with a cut-off date principal balance of 63,000,000, which Non-Pooled Portion is generally subordinate in right of payment of principal to both the Station Place I Pooled Portion and the Station Place I Non-Trust Loan. The aggregate cut-off date principal balance of the entire Station Place I Loan Combination is $244,733,394.

(8)   Expected to be included in a separate commercial mortgage securitization.

     Set forth below is a brief description of the co-lender arrangement regarding the 10 underlying mortgage loans that are each part of a loan combination.

     The 200 Park Avenue Mortgage Loan. The 200 Park Avenue Mortgage Loan is
part of a Loan Combination comprised of three (3) mortgage loans that are all secured by the 200 Park Avenue Mortgaged Property, identified in this prospectus supplement as (a) the 200 Park Avenue Mortgage Loan, (b) the 200
Park Avenue Note A1 Non-Trust Loan, and (c) the 200 Park Avenue Note A2
Non-Trust Loan. The 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A2 Non-Trust Loan are together referred to as the 200 Park Avenue
Non-Trust Loans. In addition, the 200 Park Avenue Note A1 Non-Trust Loan consists of the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and the
200 Park Avenue Note A1 Junior Non-Trust Loan Component. See "--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan" above in this prospectus supplement for a more detailed description of the 200 Park Avenue
Mortgage Loan. The 200 Park Avenue Non-Trust Loans will be serviced, along with the 200 Park Avenue Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series
2005-C3 special servicer.

     Co-Lender Agreement. The 200 Park Avenue Co-Lender Agreement, executed in
June 2005, between the three holders of the mortgage loans comprising the 200
Park Avenue Loan Combination, generally provides that:

     o    Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan Combination, including those involving foreclosure or material modification of the
          200 Park Avenue Mortgage Loan and the 200 Park Avenue Non-Trust Loans.
          As of any date of determination, the Loan Combination Controlling
          Party for the 200 Park Avenue Loan Combination will be:

          (a)  the holder of the 200 Park Avenue Note A1 Non-Trust Loan, acting directly or through a representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder), if for so long as the total unpaid principal balance of the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, net of any existing Appraisal
               Reduction Amount with respect to the 200 Park Avenue Loan
               Combination that is allocable to the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component pursuant to the series 2005-C3 pooling and servicing agreement, is greater than, or equal to,
               27.5% of the original principal balance of the 200 Park Avenue
               Note A1 Junior Non-Trust Loan Component; and

          (b)  the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the 200 Park Avenue
               Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
               Component and the 200 Park Avenue Note A2 Non-Trust Loan, acting directly or through representatives (which representative, in the case of the 200 Park Avenue Mortgage Loan, under the series
               2005-C7 pooling and servicing agreement, will be the series
               2005-C7 controlling class representative), if for so long as the total unpaid principal balance of the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, net of any existing Appraisal
               Reduction Amount with respect to the 200 Park Avenue Loan
               Combination that is allocable to the 200 Park Avenue Note A1
               Junior Non-Trust Loan Component, is less than 27.5% of the original principal balance of the 200 Park Avenue Note A1 Junior
               Non-Trust Loan Component; provided that, in the event that a majority (by unpaid principal balance of their respective
               components or mortgage loans, as the case may be) of the holders of the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
               Senior Non-Trust Loan Component and the 200 Park Avenue Note A2
               Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the

                                     S-143

               series 2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the 200 Park Avenue Co-Lender Agreement.

     o    Consultation Rights. Each of the holder of the 200 Park Avenue
          Mortgage Loan and the holder of the 200 Park Avenue Note A2 Non-Trust
          Loan will have the ongoing right, directly or through a
          representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the 200 Park
          Avenue Loan Combination, including the 200 Park Avenue Mortgage Loan
          (provided that such consultation rights will be non-binding).

     o    Purchase Option. If and for so long as the 200 Park Avenue Loan
          Combination is specially serviced and a scheduled payment on the 200
          Park Avenue Loan Combination is at least 60 days delinquent, the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee
          (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) has the option to purchase the 200 Park Avenue Mortgage Loan and the 200
          Park Avenue Note A2 Non-Trust Loan (together only)--and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant such designated series 2005-C3 certificateholder the right to purchase the 200 Park Avenue Note A1 Non-Trust Loan--all at an
          aggregate price generally equal to the aggregate unpaid principal balance of the 200 Park Avenue Loan Combination, together with all accrued unpaid interest on those loans (other than Default Interest)
          to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration).

     o    Cure Rights. The holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
          certificateholder) has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the holder of the 200
          Park Avenue Note A1 Non-Trust Loan of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the 200 Park Avenue Loan
          Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any 12-month period; provided, further, that in connection with the foregoing, the holder of the 200
          Park Avenue Note A1 Non-Trust Loan (or its designee) will be required to effect any cure with respect to the 200 Park Avenue Note A1 Senior
          Non-Trust Loan Component, the 200 Park Avenue Mortgage Loan and the
          200 Park Avenue Note A2 Non-Trust Loan, but will not be required to effect a cure with respect to the 200 Park Avenue Note A1 Junior
          Non-Trust Loan Component.

     Priority of Payments. Pursuant to the 200 Park Avenue Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the 200 Park
Avenue Loan Combination and to each of the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and 200 Park Avenue Note A1 Junior Non-Trust Loan
Component in accordance with the related loan documents, unless there exists either (a) certain monetary events of default as to the 200 Park Avenue Loan
Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan
Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee has not exercised its cure rights as described in the fourth bullet under "--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender
Agreement" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200 Park Avenue Loan
Combination is being specially serviced, collections on the 200 Park Avenue
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A2
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A2
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (a) all voluntary principal prepayments attributable to the 200
          Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior
          Non-Trust Loan Component and the 200 Park Avenue Note A2 Non-Trust
          Loan, (b) all unscheduled

                                     S-144

          principal payments on account of the application of insurance or condemnation proceeds attributable to the 200 Park Avenue Mortgage
          Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component and
          the 200 Park Avenue Note A2 Non-Trust Loan, and (c) the amount of the maturity date principal payment attributable to the 200 Park Avenue
          Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
          Component and the 200 Park Avenue Note A2 Non-Trust Loan;

     o    third, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
          in an amount equal to all accrued and unpaid interest (other than
          Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
          in an amount equal to (a) all voluntary principal prepayments attributable to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, (b) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the
          200 Park Avenue Note A1 Junior Non-Trust Loan Component and (c) the
          amount of the maturity date principal payment attributable to the 200
          Park Avenue Note A1 Junior Non-Trust Loan Component;

     o    fifth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A2
          Non-Trust Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the 200 Park Avenue Mortgage Loan, the 200
          Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
          Avenue Note A2 Non-Trust Loan in accordance with the related loan documents;

     o    sixth, to the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note
          A1 Senior Non-Trust Loan Component and the 200 Park Avenue Note A2
          Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the 200 Park Avenue
          Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan
          Component and the 200 Park Avenue Note A2 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    seventh, to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, any prepayment premium attributable to the 200 Park Avenue
          Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents;

     o    eighth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan
          Component, any late payment charges and Default Interest due in respect of the 200 Park Avenue Note A1 Junior Non-Trust Loan Component
          in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component,
          up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the 200 Park Avenue Mortgage Loan or its designee with respect to the 200 Park Avenue Loan Combination pursuant to the 200 Park Avenue Co-Lender Agreement or the applicable servicing agreement; and

     o    tenth, for such remaining purposes as are provided in the 200 Park
          Avenue Co-Lender Agreement.

     For purposes of clauses second and fourth above, principal amounts with respect to the 200 Park Avenue Loan Combination will be "attributable" to the
200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
Loan Component, the 200 Park Avenue Note A2 Non-Trust Loan and the 200 Park
Avenue Note A1 Junior Non-Trust Loan Component, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the holder of the 200 Park Avenue Note
A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the 200 Park Avenue Mortgage Loan and the 200 Park
Avenue Note A2 Non-Trust Loan, then the holder of the 200 Park Avenue Mortgage
Loan or its designee will be entitled to reimbursement for that cure payment from collections on the 200 Park Avenue Loan Combination, after all amounts which are payable at such time in accordance with clauses first through eighth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause tenth of the second preceding paragraph)
have been paid; provided that payments are not required to be applied as described in the next paragraph; and provided further that, in connection with the foregoing, the holder of the 200 Park Avenue Mortgage Loan will not be required to effect a cure with respect to the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component.

     Pursuant to the 200 Park Avenue Co-Lender Agreement, during the continuance of: (a) certain monetary events of default as to the 200 Park
Avenue Loan Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust
Loan

                                     S-145

Component) for which the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its designee has not exercised its cure rights as described under "--Loan
Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement--Cure
Rights" above, or (b) certain non-monetary events of default with respect to the 200 Park Avenue Loan Combination at a time when the 200 Park Avenue Loan
Combination is being specially serviced, collections on the 200 Park Avenue
Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Mortgage Loan, the 200
Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
Note A2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the 200 Park Avenue Note
A1 Junior Non-Trust Loan Component in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard by
Marriott Portfolio Mortgage Loan is part of a loan combination comprised of four (4) mortgage loans that are all secured by the Courtyard by Marriott
Portfolio Mortgaged Properties, identified in this prospectus supplement as (a)
the Courtyard by Marriott Portfolio Mortgage Loan, (b) the Courtyard by
Marriott Portfolio Note A1 Non-Trust Loan, (c) the Courtyard by Marriott
Portfolio Note A2 Non-Trust Loan, and (d) the Courtyard by Marriott Portfolio
Note B Non-Trust Loan. The Courtyard by Marriott Portfolio Note A1 Non-Trust
Loan, the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan, and the
Courtyard by Marriott Portfolio Note B Non-Trust Loan are together referred to as the Courtyard by Marriott Portfolio Non-Trust Loans. In addition, the
Courtyard by Marriott Portfolio Note A1 Non-Trust Loan consists of the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component. See
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan" above in this prospectus supplement for a more detailed description of the Courtyard by Marriott Portfolio Mortgage Loan. The Courtyard
by Marriott Portfolio Non-Trust Loans will be serviced, along with the
Courtyard by Marriott Portfolio Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the 2005-C3 master servicer and the series 2005-C3 special servicer.

     Co-Lender Agreement. The Courtyard by Marriott Portfolio Co-Lender
Agreement, executed in June 2005, between the four holders of the mortgage loans comprising the Courtyard by Marriott Portfolio Loan Combination,
generally provides that:

     o    Consent Rights. The Loan Combination Controlling Party will have the ability to advise and direct the series 2005-C3 master servicer and/or the 2005-C3 special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott Portfolio
          Combination, including those involving foreclosure or material modification of the Courtyard by Marriott Portfolio Mortgage Loan and
          the Courtyard by Marriott Portfolio Non-Trust Loans. As of any date of determination, the Loan Combination Controlling Party for the
          Courtyard by Marriott Portfolio Loan Combination will be:

          (a)  the Courtyard by Marriott Portfolio Note B Non-Trust Loan
               Noteholder or its designee, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio
               Note B Non-Trust Loan, net of that portion of any existing
               Appraisal Reduction Amount with respect to the Courtyard by
               Marriott Portfolio Loan Combination that is allocable to the
               Courtyard by Marriott Portfolio Note B Non-Trust Loan, is equal to or greater than 27.5% of the original principal balance of the
               Courtyard by Marriott Portfolio Note B Non-Trust Loan, and

          (b)  the holder of the Courtyard by Marriott Portfolio Note A1
               Non-Trust Loan, acting directly or through a representative
               (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
               certificateholder), if for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Note A1 Junior
               Non-Trust Loan Component, net of any existing Appraisal Reduction
               Amount with respect to the Courtyard by Marriott Portfolio Loan
               Combination that is allocable to the Courtyard by Marriott
               Portfolio Note A1 Junior Non-Trust Loan Component, is greater than, or equal to, 27.5% of the original principal balance of the
               Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
               Component, and

          (c)  at all other times, the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the
               Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
               Marriott Portfolio Note A1

                                     S-146

               Senior Non-Trust Loan Component and the Courtyard by Marriott
               Note A2 Non-Trust Loan, acting directly or through
               representatives (which representative, in the case of the
               Courtyard by Marriott Mortgage Loan, under the series 2005-C5 pooling and servicing agreement, will be the series 2005-C5 controlling class representative), if for so long as the total unpaid principal balance of the Courtyard by Marriott Note A1
               Junior Non-Trust Loan Component, net of any existing Appraisal
               Reduction Amount with respect to the Courtyard by Marriott Loan
               Combination that is allocable to the Courtyard by Marriott Note
               A1 Junior Non-Trust Loan Component, is less than 27.5% of the original principal balance of the Courtyard by Marriott Note A1
               Junior Non-Trust Loan Component; provided that, in the event that a majority (by unpaid principal balance of their respective components or mortgage loans, as the case may be) of the holders of the Courtyard by Marriott Portfolio Mortgage Loan, the
               Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
               Component and the Courtyard by Marriott Note A2 Non-Trust Loan
               have not, within the requisite time period, directly or through representatives, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C3 special servicer or master servicer, as applicable, will implement such servicing action that it deems to be in accordance with the servicing standard set forth in the series 2005-C3 pooling and servicing agreement, and the decision of such series 2005-C3 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the Courtyard by Marriott Co-Lender
               Agreement.

     o    Consultation Rights. Each of the holder of the Courtyard by Marriott
          Portfolio Mortgage Loan and the holder of the Courtyard by Marriott
          Portfolio Note A2 Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series 2005-C3 master servicer and/or the series 2005-C3 special servicer with respect to various servicing matters affecting all of the mortgage loans in the
          Courtyard by Marriott Portfolio Loan Combination, including the
          Courtyard by Marriott Portfolio Mortgage Loan (provided that such consultation rights will be non-binding).

     o    Purchase Option. If and for so long as the Courtyard by Marriott
          Portfolio Loan Combination is specially serviced and a scheduled payment on the Courtyard by Marriott Portfolio Loan Combination is at
          least 60 days delinquent (a) at all times, the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan Noteholder (or its assignee) and (b)
          additionally, if and for so long as the total unpaid principal balance of the Courtyard by Marriott Portfolio Note B Non-Trust Loan, net of
          that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination that is allocable to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, is less than 27.5% of the original principal balance of the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan, the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan or its
          designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
          certificateholder), will have the option to purchase the Courtyard by
          Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
          Portfolio Note A2 Non-Trust Loan (together only)--and, in connection therewith, the series 2005-C3 pooling and servicing agreement will grant such designated series 2005-C3 certificateholder the right to purchase the 200 Park Avenue Note A1 Non-Trust Loan--all at an
          aggregate price generally equal to the aggregate unpaid principal balance of the Courtyard by Marriott Portfolio Loan Combination
          (excluding the Courtyard by Marriott Portfolio Note B Non-Trust Loan),
          together with all accrued unpaid interest on those loans (other than
          Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration); provided that the purchase right of the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan Noteholder (or its assignee)
          will be prior to the purchase right of the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan (or its assignee).

     o    Cure Rights. The Courtyard by Marriott Portfolio Note B Non-Trust Loan
          Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than nine such cure events are permitted during the term of the Courtyard by
          Marriott Portfolio Loan Combination, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events, whether or not consecutive, are permitted within any
          12-month period; provided, further, that any cure effected by the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan Noteholder must be effected with respect to all of the Courtyard by Marriott Portfolio
          Note A Loans (including the Courtyard by Marriott Portfolio Note A1
          Junior Non-Trust Loan Component). In addition, if and for so long as the total unpaid principal balance of the Courtyard

                                     S-147

          by Marriott Portfolio Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Courtyard by Marriott Portfolio Loan Combination that is allocable to the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan, is less than
          27.5% of the original principal balance of the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan, the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan or its designee (which designee, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3 certificateholder) will also be entitled to effect the cures set forth in the preceding sentence;
          provided that (a) the holder of the Courtyard by Marriott Portfolio
          Note A1 Non-Trust Loan or its representative must obtain the consent of the Courtyard by Marriott Portfolio Note B Non-Trust Loan
          Noteholder to effect such cure, (b) the cure right of the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan Noteholder will be prior to the cure right of holder of the Courtyard by Marriott Portfolio Note
          A1 Non-Trust Loan, and (c) any cure by the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan is required to be effected with respect to the Courtyard by Marriott Portfolio Note A1 Senior
          Non-Trust Loan Component, the Courtyard by Marriott Portfolio Mortgage
          Loan and the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan,
          but is not required to be effected with respect to the Courtyard by
          Marriott Portfolio Note A1 Junior Non-Trust Loan Component or the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     Priority of Payments. Pursuant to the Courtyard by Marriott Portfolio
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the Courtyard by Marriott Portfolio Loan Combination and to each of the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component in
accordance with the related loan documents, unless there exist either (a)
certain monetary events of default as to the Courtyard by Marriott Portfolio
Note A Loans (excluding the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan) for which the parties entitled to effect a cure with respect thereto have not exercised their cure rights as described under "--Loan Combinations--The Courtyard by Marriott Portfolio
Mortgage Loan--Co-Lender Agreement --Cure Rights" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott
Portfolio Note A Loans at a time when the Courtyard by Marriott Portfolio Note
A Loans are being specially serviced, collections on the Courtyard by Marriott
Portfolio Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation)
generally in the following manner:

     o    first, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
          Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
          Loan, on a pro rata and pari passu basis, in an amount equal to (a)
          all scheduled principal payments attributable to the Courtyard by
          Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
          Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
          Portfolio Note A2 Non-Trust Loan, (b) all voluntary principal prepayments attributable to the Courtyard by Marriott Portfolio
          Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
          Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note
          A2 Non-Trust Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
          Courtyard by Marriott Portfolio Note A2 Non-Trust Loan and (d) the
          amount of the maturity date principal payment attributable to the
          Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
          Courtyard by Marriott Portfolio Note A2 Non-Trust Loan;

     o    third, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, in an amount equal to all accrued and unpaid interest
          (other than Default Interest) on the unpaid principal balance thereof
          (net of related master servicing fees), until all such interest is paid in full;

     o    fourth, to the Courtyard by Marriott Portfolio Note A1 Junior Note A1
          Non-Trust Loan Component in an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio
          Note A1 Junior Non-Trust Loan Component in accordance with the related loan documents, (b) all voluntary principal prepayments

                                     S-148

          attributable to the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott Portfolio
          Note A1 Junior Non-Trust Loan Component;

     o    fifth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          in an amount equal to all accrued and unpaid interest (other than
          Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    sixth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan in
          an amount equal to (a) all scheduled principal payments attributable to the Courtyard by Marriott Portfolio Note B Non-Trust Loan, (b) all
          voluntary principal prepayments attributable to the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan and (d) the amount of the maturity date principal payment attributable to the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan;

     o    seventh, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
          Loan, on a pro rata and pari passu basis, any prepayment premium attributable to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
          Loan in accordance with the related loan documents;

     o    eighth, to the Courtyard by Marriott Portfolio Mortgage Loan, the
          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
          Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
          Loan, on a pro rata and pari passu basis, any late payment charges and
          Default Interest due in respect of the Courtyard by Marriott Portfolio
          Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
          Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note
          A2 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, any prepayment premium attributable to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component in
          accordance with the related loan documents;

     o    tenth, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust
          Loan Component, any late payment charges and Default Interest due in respect of the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component in accordance with the related loan documents
          (after application as provided in the applicable servicing agreement);

     o    eleventh, to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, any prepayment premium attributable to the Courtyard by Marriott
          Portfolio Note B Non-Trust Loan in accordance with the related loan documents;

     o    twelfth, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan,
          any late payment charges and Default Interest due in respect of the
          Courtyard by Marriott Portfolio Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    thirteenth, to the Courtyard by Marriott Portfolio Note A1 Junior
          Non-Trust Loan Component, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Courtyard by
          Marriott Portfolio Note A1 Non-Trust Loan or its designee with respect to the Courtyard by Marriott Portfolio Loan Combination pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement or the
          applicable servicing agreement;

     o    fourteenth, to the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the Courtyard by Marriott Portfolio Note B Non-Trust Loan
          Noteholder or its designee with respect to the Courtyard by Marriott
          Portfolio Loan Combination pursuant to the Courtyard by Marriott
          Portfolio Co-Lender Agreement or the applicable servicing agreement;
          and

     o    fifteenth, for such remaining purposes as are provided in the
          Courtyard by Marriott Portfolio Co-Lender Agreement.

     For purposes of clauses second, fourth and sixth above, principal amounts with respect to the Courtyard by Marriott Portfolio Loan Combination will be
"attributable" to the Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component, the
Courtyard by Marriott Portfolio Note A2 Non-Trust

                                     S-149

Loan, the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
Component and the Courtyard by Marriott Note B Non-Trust Loan, respectively, on a pro rata basis in accordance with their respective principal balances.

     Notwithstanding the foregoing, if the Courtyard by Marriott Portfolio Note
B Non-Trust Loan Noteholder or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by Marriott
Portfolio Note A Loans, then the Courtyard by Marriott Portfolio Note B
Non-Trust Loan Noteholder or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by Marriott Portfolio Loan
Combination, after all amounts which are payable at such time in accordance with clauses first through thirteenth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fifteenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.
Further notwithstanding the foregoing, if the holder of the Courtyard by
Marriott Portfolio Note A1 Non-Trust Loan or its designee has previously made a cure payment in respect of an event of default with respect to the Courtyard by
Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1
Senior Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A2
Non-Trust Loan, then the holder of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan or its designee will be entitled to reimbursement for that cure payment from collections on the Courtyard by Marriott Portfolio Loan
Combination, after all amounts which are payable at such time in accordance with clauses first through twelfth of the second preceding paragraph (and prior to any amounts which are payable at such time in accordance with clause fourteenth of the second preceding paragraph) have been paid; provided that payments are not required to be applied as described in the next paragraph.

     Pursuant to the Courtyard by Marriott Portfolio Co-Lender Agreement,
during the continuance of: (a) certain monetary events of default as to the
Courtyard by Marriott Portfolio Pari Passu Loans (excluding the Courtyard by
Marriott Portfolio Note A1 Junior Non-Trust Loan Component for any cure effected by the holder of the Courtyard by Marriott Portfolio Mortgage Loan)
for which none of the parties entitled to effect a cure with respect thereto have exercised their cure rights as described in the fourth bullet under
"--Loan Combinations--The Courtyard by Marriott Portfolio Mortgage
Loan--Co-Lender Agreement" above, or (b) certain non-monetary events of default with respect to the Courtyard by Marriott Portfolio Pari Passu Loans at a time when the Courtyard by Marriott Portfolio Pari Passu Loans are being specially serviced, collections on the Courtyard by Marriott Portfolio Loan Combination
will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the same order of priority as that set forth in the third preceding paragraph, except that with respect to the second bullet of the third preceding paragraph, payments will instead be made to the Courtyard by Marriott Portfolio Mortgage Loan, the
Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
Courtyard by Marriott Portfolio Note A2 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the total principal balance thereof, until such total principal balance has been reduced to zero and, with respect to the fourth bullet of the third preceding paragraph, payments will instead be made to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero and, with respect to the sixth bullet of the third preceding paragraph, payments will instead be made to the Courtyard by
Marriott Portfolio Note B Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero.

     The 1166 Avenue of the Americas Mortgage Loan. The 1166 Avenue of the
Americas Mortgage Loan, which has an unpaid principal balance of $116,000,000 and represents 4.9% of the Initial Mortgage Pool Balance, is part of the 1166
Avenue of the Americas Loan Combination, which is comprised of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Non-Trust
Loan, both of which are secured by a single mortgage instrument on the 1166
Avenue of the Americas Mortgaged Property. The 1166 Avenue of the Americas
Non-Trust Loan has an unpaid principal balance of $359,000,000, consists of ten loan components with differing payment priorities, and will be the primary asset that directly backs the 1166 Avenue of the Americas Commercial Mortgage
Trust II, Commercial Mortgage Pass-Through Certificates, Series 2005-C6. The
1166 Avenue of the Americas Mortgage Loan is generally: (a) prior to an event of default, (i) pari passu in right of payment of interest only with the three
1166 Avenue of the Americas Senior Non-Trust Loan Components (which have an aggregate unpaid principal balance of $241,560,000), (ii) senior in right of payment of interest to the seven 1166 Avenue of the Americas Junior Non-Trust
Loan Components (which have an aggregate unpaid principal balance of
$117,440,000) and (iii) senior in right of payment of principal to the entire
1166 Avenue of the Americas Non-Trust Loan (including all ten components); and
(b) subsequent to an event of default, (i) pari passu in right of payment of principal and interest with the three 1166 Avenue of the Americas Senior
Non-Trust Loan Components, and (ii) senior in right of payment of principal and interest to the seven 1166 Avenue of the Americas Junior Non-Trust Loan
Components. See "--Significant Underlying Mortgage Loans--The 1166 Avenue of
the Americas Mortgage Loan" above for a more detailed description of

                                     S-150

the 1166 Avenue of the Americas Mortgage Loan. See "Servicing of the 1166
Avenue of the Americas Loan Combination --Rights of the Series 2005-C6
Directing Certificateholders/Asset Status Report" in this prospectus supplement for a more detailed description of certain rights of the 1166 Avenue of the
Americas Non-Trust Loan Noteholder, as those rights may be exercised through representatives and designees. The 1166 Avenue of the Americas Loan Combination is being serviced and administered, and will continue to be serviced and administered, pursuant to the series 2005-C6 trust and servicing agreement (the governing document for the securitization of the 1166 Avenue of the Americas
Non-Trust Loan and the issuance of the series 2005-C6 certificates), which provides for servicing arrangements that are similar but not identical to those under the series 2005-C7 pooling and servicing agreement. Certain provisions of the series 2005-C6 trust and servicing agreement are more fully described under
"Servicing of the 1166 Avenue of the Americas Loan Combination" in this prospectus supplement.

     Co-Lender Agreement. The two holders of the mortgage loans comprising the
1166 Avenue of the Americas Loan Combination are bound by the terms and provisions of the 1166 Avenue of the Americas Co-Lender Agreement, executed in
October 2005 (the "1166 Avenue of the Americas Co-Lender Agreement"). The 1166
Avenue of the Americas Co-Lender Agreement generally includes the following provisions, among others:

     o    Consent Rights. The series 2005-C6 special servicer is required to prepare and deliver an asset status report to the series 2005-C7 master servicer and to each series 2005-C6 directing class certificateholder regarding the 1166 Avenue of the Americas Loan
          Combination and the 1166 Avenue of the Americas Mortgaged Property
          within 30 days after the 1166 Avenue of the Americas Loan Combination become specially serviced loans under the series 2005-C6 trust and servicing agreement. The holder of the 1166 Avenue of the Americas
          Mortgage Loan or its representative (which representative, under the series 2005-C7 pooling and servicing agreement, will be the series
          2005-C7 controlling class representative) will be entitled to consult
          (provided that such consultation will be non-binding) with the series
          2005-C6 directing certificateholders and the series 2005-C6 special servicer with respect to certain special servicing actions, including any of the matters contained in the asset status report. In the event that the series 2005-C6 directing certificateholders and the holder of the 1166 Avenue of the Americas Mortgage Loan are not in agreement with respect to the matters covered by the asset status report, then the series 2005-C6 special servicer is required to follow the direction of the series 2005-C6 directing certificateholders subject to the conditions and in accordance with the procedures set forth in the series 2005-C6 trust and servicing agreement. See "Servicing of the 1166 Avenue of the Americas Loan Combination--Rights of the Series
          2005-C6 Directing Certificateholders/Asset Status Report" in this prospectus supplement. As of any date of determination, the Loan
          Combination Controlling Party for the 1166 Avenue of the Americas Loan
          Combination will be the 1166 Avenue of the Americas Non-Trust Loan
          Noteholder or its representative (which representative, under the series 2005-C6 trust and servicing agreement, will be the series
          2005-C6 directing certificateholders).

     o    Termination of Special Servicer. The holder of the 1166 Avenue of the
          Americas Mortgage Loan or its representative (which representative, under the series 2005-C7 pooling and servicing agreement, will be the series 2005-C7 controlling class representative) will have the one time right to terminate, and designate a replacement for, the series
          2005-C6 special servicer, without cause, upon receipt of written confirmation from S&P that such termination would not result in the downgrade, withdrawal or qualification of the then current ratings of any of the series 2005-C6 certificates. See "Servicing of the 1166
          Avenue of the Americas Loan Combination--Replacement of Master
          Servicer and Special Servicer Under the Series 2005-C6 Trust and
          Servicing Agreement" below in this prospectus supplement.

     o    Purchase Option. If and for so long as the 1166 Avenue of the Americas
          Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such Loan Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the 1166 Avenue of the
          Americas Mortgage Loan at a price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest)
          through the end of the applicable interest accrual period, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C6 trust and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     Certain provisions of the 1166 Avenue of the Americas Co-Lender Agreement
are more fully described under "Servicing of the 1166 Avenue of the Americas
Loan Combination" in this prospectus supplement.

     Priority of Payments. Pursuant to the 1166 Avenue of the Americas
Co-Lender Agreement, following the allocation of payments to each mortgage loan in the 1166 Avenue of the Americas Loan Combination in accordance with the related

                                     S-151

loan documents, prior to the occurrence of a monetary default and certain material non-monetary defaults with respect to the 1166 Avenue of the Americas
Loan Combination, collections on the 1166 Avenue of the Americas Loan
Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances)
generally in the following manner:

     o    first, to the payment of interest on the 1166 Avenue of the Americas
          Mortgage Loan and the 1166 Avenue of the Americas Senior Non-Trust
          Loan Components, on a pro rata and pari passu basis;

     o    second, to pay the principal portion of the related monthly debt service payment in reduction of the stated principal balance of the
          1166 Avenue of the Americas Mortgage Loan, until reduced to zero, and then to the reduction of the stated principal balance of the 1166
          Avenue of the Americas Senior Non-Trust Loan Components, until reduced to zero;

     o    third, to make payments of interest and, after the 1166 Avenue of the
          Americas Mortgage Loan and the 1166 Avenue of the Americas Senior
          Non-Trust Loan Components are paid in full, principal on the 1166
          Avenue of the Americas Junior Non-Trust Loan Components (in the case of principal, to the extent of the principal portion of the related monthly debt service payment, until the stated principal balance of each such 1166 Avenue of the Americas Junior Non-Trust Loan Component
          is reduced to zero), sequentially in the order set forth in the 1166
          Avenue of the Americas Co-Lender Agreement; and

     o    fourth, for such remaining purposes as are provided in the 1166 Avenue of the Americas Co-Lender Agreement.

     Any involuntary prepayments received, and any principal payments
(including any balloon payment or other unscheduled payment) in excess of the principal portion of the scheduled monthly payment received after the expiration of the lockout period, will be applied in the same manner as the principal portion of the monthly payment.

     During the continuance of a monetary default and certain material non-monetary defaults, but prior to a final recovery determination with respect to the 1166 Avenue of the Americas Loan Combination, all amounts received with respect to the 1166 Avenue of the Americas Loan Combination will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the payment of interest on the 1166 Avenue of the Americas
          Senior Non-Trust Loan Components and the 1166 Avenue of the Americas
          Mortgage Loan, on a pro rata and pari passu basis;

     o    second, to pay the principal portion of the related monthly debt service payment in reduction of the stated principal balances of the
          1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the
          Americas Senior Non-Trust Loan Components, pro rata, in accordance with the stated principal balances thereof, until each is reduced to zero;

     o    third, to make payments of interest and, after the 1166 Avenue of the
          Americas Mortgage Loan and the 1166 Avenue of the Americas Senior
          Non-Trust Loan Components have been paid in full, principal on the
          1166 Avenue of the Americas Junior Non-Trust Loan Components (in the
          case of principal, to the extent of the principal portion of the related monthly debt service payment, until the stated principal balance of each such 1166 Avenue of the Americas Junior Non-Trust Loan
          Component is reduced to zero), sequentially in the order set forth in the 1166 Avenue of the Americas Co-Lender Agreement;

     o    fourth, to the reduction of the stated principal balances of, first, the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of
          the Americas Senior Non-Trust Components, pro rata, in accordance with the stated principal balances thereof, until each is reduced to zero, and then, the 1166 Avenue of the Americas Junior Non-Trust Loan
          Components, sequentially in the order set forth in the 1166 Avenue of the Americas Co-Lender Agreement, until the stated principal balances thereof are reduced to zero;

     o    fifth, to the payment of all accrued and unpaid interest on the 1166
          Avenue of the Americas Mortgage Loan, calculated at the applicable default rate (less interest paid on the 1166 Avenue of the Americas
          Mortgage Loan pursuant to clause first above), and any yield maintenance charge with respect thereto, and all accrued and unpaid interest on the 1166 Avenue of the Americas Senior Non-Trust Loan
          Components, calculated at the applicable default rate (less interest paid on the 1166 Avenue of the Americas Senior Non-Trust Loan
          Components pursuant to clause first above), and any yield maintenance charge with respect thereto, on a pro rata and pari passu basis;

                                     S-152

     o    sixth, to the payment of all accrued and unpaid interest on each 1166
          Avenue of the Americas Junior Non-Trust Loan Component, calculated at the applicable default rate for such component (less interest paid on each such 1166 Avenue of the Americas Junior Non-Trust Loan Component
          pursuant to clause third above), and any yield maintenance charge with respect thereto, sequentially in the order set forth in the 1166
          Avenue of the Americas as Co-Lender Agreement; and

     o    seventh, for such remaining purposes as are provided in the 1166
          Avenue of the Americas Co-Lender Agreement.

     Pursuant to the terms of the 1166 Avenue of the Americas Co-Lender
Agreement, upon a final recovery determination with respect to the 1166 Avenue of the Americas Loan Combination, all amounts received with respect to the 1166
Avenue of the Americas Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances) in the following priority:

     o    first, to the payment of interest on the 1166 Avenue of the Americas
          Senior Non-Trust Loan Components and the 1166 Avenue of the Americas
          Mortgage Loan, on a pro rata and pari passu basis;

     o    second, to the reduction of the stated principal balances of the 1166
          Avenue of the Americas Mortgage Loan and the 1166 Avenue of the
          Americas Senior Non-Trust Loan Components, pro rata, in accordance with the stated principal balances thereof, until each is reduced to zero;

     o    third, to make payments of interest and principal on the 1166 Avenue of the Americas Junior Non-Trust Loan Components (in the case of principal until the stated principal balance of each such 1166 Avenue of the Americas Junior Non-Trust Loan Component is reduced to zero), sequentially in the order set forth in the 1166 Avenue of the Americas
          Co-Lender Agreement;

     o    fourth, to the payment of all accrued and unpaid interest on the 1166
          Avenue of the Americas Mortgage Loan calculated at the applicable default rate (less interest paid on the 1166 Avenue of the Americas
          Mortgage Loan pursuant to clause first above), and any yield maintenance charge with respect thereto, and all accrued and unpaid interest on the 1166 Avenue of the Americas Senior Non-Trust Loan
          Components calculated at the applicable default rate (less interest paid on the 1166 Avenue of the Americas Junior Non-Trust Loan
          Components pursuant to clause first above), and any yield maintenance charge with respect thereto, on a pro rata and pari passu basis;

     o    fifth, to the payment of all accrued and unpaid interest on each 1166
          Avenue of the Americas Junior Non-Trust Loan Component, calculated at the applicable default rate for such component (less interest paid on each such 1166 Avenue of the Americas Junior Non-Trust Loan Component
          pursuant to clause third above), and any yield maintenance charge with respect thereto, in the order set forth in the 1166 Avenue of the
          Americas Co-Lender Agreement; and

     o    sixth, to the payment of any remaining amount among the 1166 Avenue of the Americas Mortgage Loan, each 1166 Avenue of the Americas Senior
          Non-Trust Loan Component and each 1166 Avenue of the Americas Junior
          Non-Trust Loan Component, pro rata based on their respective initial stated principal balances.

     In the event that the 1166 Avenue of the Americas Loan Combination is prepaid in full after the conclusion of the lockout period, all amounts received will be applied in the same order of priority as clauses first through third in the preceding paragraph.

     The Station Place I Mortgage Loan. The Station Place I Mortgage Loan is
part of a loan combination comprised of two (2) mortgage loans that are both secured by the Station Place I Mortgaged Properties, identified in this prospectus supplement as (a) the Station Place I Mortgage Loan, which is comprised of the Station Place I Pooled Portion and the Station Place I
Non-Pooled Portion, and (b) the Station Place I Non-Trust Loan. The Station
Place I Non-Trust Loan will be serviced, along with the Station Place I
Mortgage Loan, under the series 2005-C7 pooling and servicing agreement by the master servicer and, subject to the rights of the Station Place I Loan
Combination Controlling Party to replace the special servicer with respect to the Station Place I Loan Combination, the special servicer, generally as if such loan was a mortgage loan in the trust, except that no P&I advances will be required with respect to the Station Place I Non-Trust Loan.

     Co-Lender Agreement. The Station Place I Co-Lender Agreement between the two holders of the mortgage loans comprising the Station Place I Loan
Combination, generally provides that:

     o    Consent Rights. Subject to certain limitations, the related Loan
          Combination Controlling Party will have the ability to advise and direct the series 2005-C7 master servicer and/or the 2005-C7 special servicer with respect to certain specified servicing actions regarding the Station Place I Loan Combination, including those involving foreclosure or material modification of the Station Place I Loan
          Combination. As of any date of determination, the Loan Combination
          Controlling Party for the Station Place I Loan Combination will be:

                                     S-153

          (a)  the holder of the Station Place I Non-Pooled Portion or its designee (which designee will be, in accordance with the series
               2005-C7 pooling and servicing agreement, the Class SP
               Representative), if and for so long as the total unpaid principal balance of the Station Place I Non-Pooled Portion, net of any
               existing Appraisal Reduction Amount with respect to the Station
               Place I Loan Combination, is equal to or greater than 25.0% of the original principal balance of the Station Place I Non-Pooled
               Portion, and

          (b)  at all other times, the holders of mortgage loans representing more than 50% of the aggregate unpaid principal balance of the
               Station Place I Pooled Portion and the Station Place I Non-Trust
               Loan, acting directly or through representatives (which
               representative, in the case of the Station Place I Mortgage Loan will be, in accordance with the series 2005-C7 pooling and servicing agreement, the series 2005-C7 controlling class
               representative), provided that, in the event that the holders of a majority of the aggregate unpaid principal balance of the
               Station Place I Pooled Portion and the Station Place I Non-Trust
               Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2005-C7 special servicer or master servicer, as applicable, will implement such servicing action as directed by the series 2005-C7 controlling class representative that it deems to be in accordance with the servicing standard set forth in the series 2005-C7 pooling and servicing agreement, and the decision of such controlling class representative, series 2005-C7 special servicer or master servicer, as applicable, will be binding on all such parties, subject to the conditions set forth in the Station Place I Co-Lender Agreement.

     o    Consultation Rights. The holder of the Station Place I Non-Trust Loan will have the ongoing right, directly or through a representative, to consult with the series 2005-C7 master servicer and/or the series
          2005-C7 special servicer with respect to various servicing matters affecting both of the mortgage loans in the Station Place I Loan
          Combination, including the Station Place I Mortgage Loan (provided that such consultation rights will be non-binding).

     o    Purchase Option. If and for so long as the Station Place I Loan
          Combination is specially serviced and a scheduled payment on the
          Station Place I Loan Combination is at least 60 days delinquent at all times, the Class SP Representative, in accordance with the Station
          Place I Co-Lender Agreement and the series 2005-C7 pooling and servicing agreement, in part based on being the assignee of the holder of the Station Place I Mortgage Loan, will have the option to purchase the Station Place I Mortgage Loan and the Station Place I Non-Trust
          Loan (together only) at an aggregate price generally equal to the aggregate unpaid principal balance of the Station Place I Loan
          Combination, together with all accrued unpaid interest on those loans
          (other than Default Interest) to but not including the date of such purchase and certain other amounts set forth in the Station Place I
          Co-Lender Agreement.

     o    Cure Rights. The holder of the Station Place I Mortgage Loan has the assignable right (which, in accordance with the series 2005-C7 pooling and servicing agreement, will be exercisable by the Class SP
          Representative) to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of
          (a) receipt by the holder of the Station Place I Mortgage Loan of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that (i) no more than six such cure events are permitted during each rolling 10-year period during the term of the Station Place I Loan
          Combination, (ii) no single cure event may exceed three consecutive months and (iii) there must be at least six months between cure events; and provided, further, that any cure effected by the holder of the Station Place I Mortgage Loan or its designee must be effected with respect to the entire Station Place I Loan Combination.

     o    Replacement of Special Servicer. The Loan Combination Controlling
          Party for the Station Place I Loan Combination is entitled to terminate the special servicer, with or without cause, as described under "Servicing Under the Series 2005-C7 Pooling and Servicing
          Agreement--Replacement of the Special Servicer" in this prospectus supplement.

     Priority of Payments. Pursuant to the terms of the Station Place I
Co-Lender Agreement, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the Station Place I Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

                                     S-154

     o    first, to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, (a) to the Station Place I Pooled Portion, and thereafter to the Station Place I Non-Trust Loan, all regularly scheduled principal payments in accordance with the related Co-Lender Agreement and (b) to the Station Place I Pooled Portion and the Station Place I Non-Trust
          Loan, on a pro rata and pari passu basis, in an amount equal to (1)
          all voluntary principal prepayments received in respect of the Station
          Place I Loan Combination attributable to the Station Place I Pooled
          Portion and the Station Place I Non-Trust Loan in accordance with the related Co-Lender Agreement, (2) all unscheduled principal payments received in respect of the Station Place I Loan Combination on account of the application of insurance or condemnation proceeds attributable to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan in accordance with the related Co-Lender Agreement and
          (3) on the maturity date, all principal payments received in respect of the Station Place I Loan Combination attributable to the Station
          Place I Pooled Portion and the Station Place I Non-Trust Loan in
          accordance with the related Co-Lender Agreement (in each such case the principal to be attributable to the Station Place I Pooled Portion and the Station Place I Non-Trust Loan under the related loan documents means the pro rata share of such principal receipts based on the respective outstanding principal balances of the Station Place I
          Pooled Portion and the Station Place I Non-Trust Loan);

     o    third, to the Station Place I Non-Pooled Portion, to repay the holder thereof any cure payments made by it;

     o    fourth, to the Station Place I Non-Pooled Portion, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the Station Place I Non-Pooled Portion, in an amount equal to (a) all scheduled principal payments attributable to the Station
          Place I Non-Pooled Portion in accordance with the related Co-Lender
          Agreement, (b) all voluntary principal prepayments received in respect of the Station Place I Loan Combination attributable to the Station
          Place I Non-Pooled Portion in accordance with the related Co-Lender
          Agreement, (c) all unscheduled principal payments received in respect of the Station Place I Loan Combination on account of the application of insurance or condemnation proceeds attributable to the Station
          Place I Non-Pooled Portion in accordance with the related Co-Lender
          Agreement and (d) on the maturity date, all principal payments received in respect of the Station Place I Loan Combination attributable to the Station Place I Non-Pooled Portion in accordance with the related Co-Lender Agreement; and

     o    sixth, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

     Pursuant to the Station Place I Co-Lender Agreement, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the
Station Place I Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all principal collections received in respect of the Station Place
          I Loan Combination (or if a final recovery determination has been made with respect to the Station Place I Loan Combination, an amount equal to the principal balance thereof), until the principal balance of the
          Station Place I Pooled Portion and the Station Place I Non-Trust Loan
          has been reduced to zero;

     o    third, to the Station Place I Non-Pooled Portion, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of the related master servicing fees);

     o    fourth, to the Station Place I Non-Pooled Portion, to repay the holder thereof or its designee any cure payments made by it;

                                     S-155

     o    fifth, to the Station Place I Non-Pooled Portion in an amount equal to all remaining principal collections received in respect of the Station
          Place I Loan Combination (or if a final recovery determination has been made with respect to the Station Place I Loan Combination, an amount equal to the principal balance thereof), until the principal balance of the Station Place I Non-Pooled Portion has been reduced to zero;

     o    sixth, to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Station Place I Pooled Portion and the Station Place I Non-Trust Loan, in accordance with the related
          Co-Lender Agreement;

     o    seventh, to the Station Place I Non-Pooled Portion, any prepayment consideration attributable to the Station Place I Non-Pooled Portion in accordance with the related Co-Lender Agreement;

     o    eighth, to the Station Place I Pooled Portion and the Station Place I
          Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Station Place I
          Pooled Portion and the Station Place I Non-Trust Loan in accordance with the related Co-Lender Agreement (after application as provided in the applicable servicing agreement);

     o    ninth, to the Station Place I Non-Pooled Portion, any late payment charges and Default Interest due in respect of the Station Place I
          Non-Pooled Portion in accordance with the related Co-Lender Agreement
          (after application as provided in the applicable servicing agreement);
          and

     o    tenth, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

     The A/B Loan Combinations. Each underlying mortgage loan that is part of an A/B Loan Combination is comprised of two (2) mortgage loans that are both secured by the related mortgaged real property. See "Servicing Under the Series
2005-C7 Pooling and Servicing Agreement--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" in this prospectus supplement for a more detailed description of certain rights of the holders of the underlying mortgage loans that comprise each A/B Loan Combination. The Non-Trust Loan in each A/B Loan
Combinations will be serviced, along with the related underlying mortgage loan, under the series 2005-C7 pooling and servicing agreement by the master servicer and the special servicer (subject to the rights of certain parties to replace the special servicer with respect to a specific Loan Combination as described under "Servicing Under the Series 2005-C7 Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this prospectus supplement), generally as if that Non-Trust Loan was a mortgage loan in the trust (provided, however, that the master servicer shall not be required to make P&I advances with respect to any Non-Trust Loan).

     Co-Lender Agreement. The holders of the mortgage loans comprising each A/B
Loan Combination are bound by the terms and provisions of the related A/B Loan
Combination Co-Lender Agreement, executed in November 2005. Each A/B Loan
Combination Co-Lender Agreement generally includes the following provisions, among others:

     o    Consent Rights. The Loan Combination Controlling Party for each of the
          A/B Loan Combinations will have the ability to advise and direct the series 2005-C7 master servicer and/or special servicer with respect to certain specified servicing actions regarding the subject Loan
          Combination, including those involving foreclosure or material modification of the related underlying mortgage loan and the related
          Non-Trust Loan (see "Servicing Under the Series 2005-C7 Pooling and
          Servicing Agreement--The Series 2005-C7 Controlling Class
          Representative, the Loan-Specific Class Representatives and the
          Serviced Non-Trust Loan Noteholders" in this prospectus supplement), subject to certain conditions described in the related A/B Loan
          Combination Co-Lender Agreement. As of any date of determination, the
          Loan Combination Controlling Party for each A/B Loan Combination will, in each case, be (A) the related Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the related Non-Trust Loan, net of that portion of any existing Appraisal
          Reduction Amount with respect to the subject Loan Combination that is allocable to such Non-Trust Loan, is equal to or greater than 25.0%
          (or, in the case of the Mathilda Research Centre Non-Trust Loan,
          27.5%) of the original principal balance of such Non-Trust Loan, and
          (B) otherwise, the holder of the related underlying mortgage loan or its designee (which designee, in accordance with the series 2005-C7 pooling and servicing agreement, will be the series 2005-C7 controlling class representative).

     o    Purchase Option. If and for so long as the subject Loan Combination is specially serviced and, further, upon the date when a scheduled payment on such an Combination becomes at least 60 days delinquent, the related Non-Trust Loan Noteholder (or its assignee) will have the option to purchase the underlying mortgage loan at a

                                     S-156

          price generally equal to the unpaid principal balance of such underlying mortgage loan, together with all accrued unpaid interest on that loan (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C7 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

     o    Cure Rights. With respect to each of the Reckson Portfolio I Loan
          Combination, the Reckson Portfolio II Loan Combination and the
          Mathilda Research Centre Loan Combination only, the related Non-Trust
          Loan Noteholder has the assignable right to cure a monetary default or a default susceptible to cure by the payment of money, within 10 business days of the later of (a) receipt by the related Non-Trust
          Loan Noteholder of notice of the subject event of default and (b) the expiration of the applicable grace period for the subject event of default; provided that no more than nine such cure events are permitted during the term of any such Loan Combination.

     Priority of Payments. Pursuant to each of the A/B Loan Combination
Co-Lender Agreements, following the allocation of payments to each mortgage loan in the subject Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o    first, to the related underlying mortgage loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the related underlying mortgage loan, in an amount equal to
          (a) all scheduled principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related underlying mortgage loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related underlying mortgage loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related underlying mortgage loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

     o    third, solely with respect to the Reckson Portfolio I Non-Trust Loan and the Reckson Portfolio II Non-Trust Loan, to the related Non-Trust
          Loan, up to the amount of any unreimbursed cure payments paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

     o    fourth, to the related Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the related Non-Trust Loan, in an amount equal to (a) all scheduled principal payments attributable to the related Non-Trust
          Loan in accordance with the related loan documents, (b) all voluntary principal prepayments attributable to the related Non-Trust Loan in accordance with the related loan documents, (c) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the related Non-Trust Loan in accordance with the related loan documents and (d) on the maturity date, all principal payments attributable to the related Non-Trust
          Loan in accordance with the related loan documents, in each such case principal to be attributable to the related mortgage loan under the related loan documents on a pro rata basis in accordance with the outstanding principal balance of such mortgage loan;

     o    sixth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o    seventh, with respect to all Non-Trust Loans other than the Reckson
          Portfolio I Non-Trust Loan and the Reckson Portfolio II Non-Trust
          Loan, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

                                     S-157

     o    eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the related Non-Trust Loan, any late payment charges and
          Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    tenth, with respect to all Non-Trust Loans other than the Reckson
          Portfolio I Non-Trust Loan and the Reckson Portfolio II Non-Trust
          Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
          Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

     o    eleventh, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

     Pursuant to each of the A/B Loan Combination Co-Lender Agreements, during the existence of: (a) certain monetary events of default with respect to the related underlying mortgage loan or (b) certain non-monetary events of default with respect to the related underlying mortgage loan at a time when the related underlying mortgage loan is being specially serviced, collections on the subject Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) to the related underlying mortgage loan and the related Non-Trust Loan generally in the following manner:

     o    first, to the related underlying mortgage loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    second, to the related underlying mortgage loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, solely with respect to the Reckson Portfolio I Non-Trust Loan and the Reckson Portfolio II Non-Trust Loan, to the related Non-Trust
          Loan, up to the amount of any unreimbursed cure payments paid or advanced by the related Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement;

     o    fourth, to the related Non-Trust Loan in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to the related Non-Trust Loan in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to the related underlying mortgage loan, any prepayment consideration attributable to the related underlying mortgage loan in accordance with the related loan documents;

     o    seventh, to the related Non-Trust Loan, any prepayment consideration attributable to the related Non-Trust Loan in accordance with the related loan documents;

     o    eighth, to the related underlying mortgage loan, any late payment charges and Default Interest due in respect of the related underlying mortgage loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    ninth, to the related Non-Trust Loan, any late payment charges and
          Default Interest due in respect of the related Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

     o    tenth, to the related underlying mortgage loan, any other amounts paid by the related borrower and due in respect of the related underlying mortgage loan;

     o    eleventh, to the related Non-Trust Loan, any other amounts paid by the related borrower and due in respect of the related Non-Trust Loan;

     o    twelfth, with respect to all Non-Trust Loans other than the Reckson
          Portfolio I Non-Trust Loan and the Reckson Portfolio II Non-Trust
          Loan, to the related Non-Trust Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by the related
          Non-Trust Loan Noteholder with respect to the subject Loan Combination pursuant to the related Co-Lender Agreement or the applicable servicing agreement; and

                                     S-158

     o    thirteenth, for such remaining purposes as are provided in the related
          Co-Lender Agreement.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the
12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment due thereunder.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o    Sixty-one (61) of the mortgaged real properties, securing 34.0% of the
          Initial Mortgage Pool Balance, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

     o    Twenty (20) of the mortgaged real properties, securing 18.2% of the
          Initial Mortgage Pool Balance, are entirely or substantially leased to a single tenant.

     o    A number of companies are major tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Three (3) of the mortgaged real properties, securing 3.2% of the
          Initial Mortgage Pool Balance, are each a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o    Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

     o    Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o    One (1) of the mortgaged real properties, collectively securing 0.5%
          of the Initial Mortgage Pool Balance, are multifamily rental properties that, in each case, receive rent subsidies from the United
          States Department of Housing and Urban Development under its Section 8
          Housing Assistance Program.

     o    The mortgaged real property identified on Annex A-1 to this prospectus supplement as Royal Coast Apartments, securing 0.2% of the Initial
          Mortgage Pool Balance, is and will be subject to the Low Income
          Housing Tax Credit program for low income residents until January 1,
          2025, which program requires the related borrower to lease or set aside 35 one-bedroom units at or below 40% of the median family income and the remaining units at or below 60% of the median family income.

     o    There are several cases in which the sole tenant or a significant tenant of a related mortgaged property is an agency of the United
          States Federal Government. Typically the terms of such tenancies are prescribed by the Government Services Administration and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. For example, in the case of the 99 High Street Mortgage Loan, the Federal
          Emergency Management Agency, which is the fifth largest tenant at the
          99 High Street Mortgaged Property, may terminate its lease at any time in whole or in part upon at least 90 days prior notice. See
          "Description of the Mortgage Pool--Significant Underlying Mortgage
          Loans--The 99 High Street Mortgage Loan" above. In addition, the
          Social Security Administration is also a tenant at the 99 High Street
          Property and may terminate its lease at any time in whole or in part upon at least 90 days prior notice. In the case of the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1445
          North Loop Office Building, which secures a mortgage loan representing
          0.3% of the Initial Mortgage Pool Balance, the second largest tenant at such mortgaged real property is the United States Food and Drug
          Administration, which may terminate its lease at any time after May
          31, 2005 upon 120 days notice.

     Ground Leases. Six (6) of the mortgage loans that we intend to include in the trust, representing 11.3% of the Initial Mortgage Pool Balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the

                                     S-159

underlying fee interest) in all or a material portion of the related mortgaged real property. Except as provided in the following two sentences, in each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated
maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. In the case of the Courtyard by Marriott Portfolio
Mortgage Loan, representing 7.6% of the Initial Mortgage Pool Balance, the ground leases on the Courtyard by Marriott Portfolio Mortgaged Properties
located in Fresno and Poughkeepsie, respectively, have expiration dates of nine years and three years, respectively, after the stated maturity of the Courtyard by Marriott Portfolio Mortgage Loan. In addition, in the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Loring
Building, representing 0.2% of the Initial Mortgage Pool Balance, the underlying mortgage loan is secured by the related borrower's fee interest in the building encumbered by the mortgage and a leasehold interest in the adjacent parking lot, such lease expires four years after the stated maturity of the related mortgage loan and the related lessor under such lease of the adjacent parking lot has not agreed to the following: (i) requiring mortgage lender's prior consent to amendments; and (ii) to enter into a new lease with the mortgage lender in the event of termination of the existing lease.

     Purchase Options. In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as BJ's at Cape Coral and representing 0.6% of the Initial Mortgage
Pool Balance, the leases to one or more tenants contain an option to purchase the related mortgaged real property or a portion thereof, which options are in favor of such tenant and may be evidenced by a recorded memoranda, as well as rights to operate such mortgaged real property or portions thereof which rights may be evidenced by a recorded operating agreement. In the case of the
McClellan Hospital Building underlying mortgage loan, representing 0.2% of the
Initial Mortgage Pool Balance, the tenant under the ground lease has the option to purchase the leasehold interest in the related mortgaged real property in
2016 for a price at least equal to the outstanding principal balance of the related mortgage loan. These rights may be binding upon a successor owner or transferee of the related mortgaged real property and, further, could affect the marketability of such property in a foreclosure sale or other sale to a third-party.

     Rights of First Refusal. With respect to the underlying mortgage loan secured by the respective mortgaged real property identified on Annex A-1 to this prospectus supplement as LaPlata Plaza, representing 0.6% of the Initial
Mortgage Pool Balance, certain lessees have a right of first refusal to purchase the related mortgaged real property pursuant to their lease with the related borrower; however such right does not apply to transfer by foreclosure or deed in lieu of foreclosure. Further, with respect to the underlying mortgage loan secured by the respective mortgaged real property identified on
Annex A-1 to this prospectus supplement as Lilburn Corners, representing 0.4%
of the Initial Mortgage Pool Balance, a certain lessee has a right of first refusal to purchase the related mortgaged property pursuant to its lease with the related borrower, however such right does not apply to transfers by foreclosures or deeds in lieu of foreclosure.

     Other Financing. In the case of the underlying mortgage loans described under "Description of the Mortgage Pool--Loan Combinations" above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of
Characteristics Which May Expose Investors to Greater Risk of Default and
Loss--Some of the Mortgaged Real Properties Are or May Be Encumbered by
Additional Debt and the Ownership Interests in Some Borrowers Have Been or May
Be Pledged to Secure Debt Which, in Either Case, May Reduce the Cash Flow
Available to the Subject Mortgaged Real Property" in this prospectus supplement and, further, see "--Significant Underlying Mortgage Loans--The 200 Park Avenue
Mortgage Loan," "--Significant Underlying Mortgage Loans--The Courtyard by
Marriott Portfolio Mortgage Loan," "--Significant Underlying Mortgage
Loans--The Reckson Portfolio I Mortgage Loan," "--Significant Underlying
Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan" and
"--Significant Underlying Mortgage Loans--The Mathilda Research Centre Mortgage
Loan" and "--Loan Combinations" above.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1900 Euclid Avenue, which mortgage loan represents 0.3% of the initial mortgage pool balance, the related borrower has incurred debt in the principal amount of $1,000,000 to
Cleveland Civic Vision Housing Fund, L.L.C., an Ohio nonprofit corporation.
According to the terms and conditions of the related intercreditor agreement, such debt is secured by the mortgaged real property, however, such debt is subject to and unconditionally subordinated at all times to the lien of the mortgage loan that is part of the mortgage pool described in this prospectus supplement.

     Except as disclosed under this "--Other Financing" subsection, including as described in the succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured

                                     S-160

debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. "Mezzanine debt" is debt secured by the principal's direct ownership interest in a related borrower, and the affiliate debt referred to in this
"--Other Financing" section is secured by an entity's indirect ownership interest in a related borrower.

     With respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.2% of the Initial Mortgage Pool Balance, the direct and indirect owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the principal amount of
$275,000,000, as described under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement. Such mezzanine loan is further secured by, in addition to a pledge of 100% of the equity ownership interests in the related borrower, a mortgage on the 200 Park Avenue Mortgaged Property, which may be recorded at any time by the 200 Park Avenue mezzanine loan lender, as further described under "Description of the Mortgage Pool --Significant
Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan--Mezzanine
Financing" above in this prospectus supplement.

     With respect to the Courtyard by Marriott Portfolio Mortgage Loan, which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the equity holders of the related borrowers have pledged 100% of the equity interests in the related borrowers to secure a mezzanine loan in the principal amount of
$128,942,755, as described under "--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine Financing" above in this prospectus supplement.

     With respect to the Seth Portfolio Mortgage Loans, which mortgage loans represent 2.6% of the Initial Mortgage Pool Balance, the sole limited partner of each related borrower and the holder of 100% of the equity interests in the sole general partner of each related borrower has received mezzanine financing in the amount of $4,450,000, secured by a pledge of 100% of the aforementioned direct and indirect ownership interests in the related borrowers as well as a pledge of the interests in the mezzanine borrower, as described under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Seth Portfolio Mortgage Loans--Mezzanine Financing" above in this prospectus supplement.

     With respect to the 300 South Wacker Mortgage Loan, which mortgage loan represents 2.5% of the Initial Mortgage Pool Balance, the sole limited partner of the related borrower has pledged 100% of its limited partnership interests in the related borrower to secure a mezzanine loan in the original principal amount of $4,500,000, as described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 300 South Wacker Mortgage
Loan--Mezzanine Financing" above in this prospectus supplement.

     With respect to the Station Place I underlying mortgage loan, which mortgage loan represents 1.7% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain a mezzanine loan in an amount up to $40,000,000 from a mezzanine lender that is an institutional lender acceptable to the mortgage lender, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.24x, (b) achievement of a combined maximum principal amount of the related mortgage loan and the mezzanine loan not in excess of 70% of the then appraised fair market value of the related mortgaged real property, (c) nonexistence or discontinuance of an event of default under the related loan documents, (d) conformity with then current requirements of the rating agencies and (e) delivery of confirmation from each of the rating agencies that the mezzanine financing will not result in a qualification, downgrade or withdrawal of the then applicable ratings for any of the issued and outstanding series 2005-C7 certificates.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wachovia
Place, which represents 1.1% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the remaining principal amount of $2,000,000 made by Lehman Brothers Holdings Inc., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc.
The mezzanine loan is subject to the intercreditor agreement between the senior lender and the mezzanine lender. The intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the mortgage loan, (b) upon the occurrence of an event of default under the mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the mortgagee,
(c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2005-C5

                                     S-161

certificates has been received, and (e) if the mortgage loan is accelerated or if the mortgagee under the mortgage loan exercises any right or remedy under the loan documents with respect to the mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, and any advances made by the mortgagee under the mortgage loan and any interest thereon.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Tower Plaza
Center, which represents 0.3% of the Initial Mortgage Pool Balance, the equity owners of the related borrower have pledged 100% of the equity interests in the related borrower to secure a mezzanine loan in the original principal amount of
$749,401 made by Tri-State Asset Investment Corporation. The mezzanine loan is subject to the subordination agreement between the mortgage lender and the subordinate lender. The subordination agreement provides, among other things, that the subordinate lender (i) will not demand, sue or commence any action to collect the subordinate debt (including any enforcement or foreclosure of the pledge of equity interests in the related borrower), accelerate the payment thereof or commence, vote or take any action in respect of a bankruptcy proceeding involving the related borrower until the mortgage loan shall have been paid in full, (ii) will not receive all or any portion of the subordinate debt (a) except for payments made strictly in accordance with the subordinate debt document and/or (b) at any time that a default under the related mortgage loan shall exist and (iii) will not amend or modify any portion of the subordinate loan documents or assign, transfer or grant any participation in any rights or claims in or to the subordinate debt, in each case without first obtaining the mortgage lender's prior written consent.

     Further with respect to the 200 Park Avenue Mortgage Loan, which mortgage loan represents 12.2% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under "Description of the
Mortgage Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue
Mortgage Loan --Permitted Mezzanine Financing" above in this prospectus supplement.

     Further with respect to the Courtyard by Marriott Portfolio Mortgage Loan,
which mortgage loan represents 7.6% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain additional mezzanine financing (in addition to that described above in this "--Other Financing" section), as described under
"--Significant Underlying Mortgage Loans--The Courtyard by Marriott Portfolio
Mortgage Loan--Mezzanine Financing" above in this prospectus supplement.

     With respect to the Reckson Portfolio I Mortgage Loan, which mortgage loan represents 5.2% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrowers have a right to obtain mezzanine financing from a lender that is an eligible institution, as defined in the related loan documents, secured by a pledge of the ownership interests in the Reckson Portfolio I Borrowers, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Reckson Portfolio I Mortgage Loan--Permitted Mezzanine Financing" above in this prospectus supplement.

     With respect to the 1166 Avenue of the Americas Mortgage Loan, which mortgage loan represents 4.9% of the Initial Mortgage Pool Balance, the related loan documents permit certain equity owners of the 1166 Avenue of the Americas
Borrowers to pledge their 100% direct equity ownership interest in the 1166
Avenue of the Americas Borrowers in order to obtain mezzanine financing, subject to certain conditions, as further described under "--Significant
Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage
Loan--Permitted Mezzanine Financing" above.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Reckson Portfolio II, representing 1.3% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrowers have a right to obtain mezzanine financing from a lender that is an eligible institution, as defined in the related loan documents, secured by a pledge of the ownership interests in the related borrowers, subject to the satisfaction the following conditions: (a) a combined debt service coverage ratio of the related loan combination and all such mezzanine loans for the 12 full calendar months immediately preceding the date of determination of no less than the actual debt service coverage ratio with respect to such mortgage loan combination for the
12 full calendar months immediately preceding the origination date of the related mortgage loan, and (b) a combined loan-to-value ratio of the related mortgage loan combination and all such mezzanine loans of no greater than the actual loan-to-value ratio with respect to such mortgage loan combination on the origination date of the related mortgage loan.

     With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Mission Trace Shopping Center, Tower 14 and Havana Exchange, representing 1.5%
of the Initial

                                     S-162

Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of 1.15x and a combined maximum loan-to-value ratio of 90%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1155 Market Street, which mortgage loan represents 1.0% of the Initial Mortgage Pool Balance, the owners of the direct and indirect ownership interests in the related borrower have the right to obtain mezzanine financing from a mezzanine lender acceptable to the lender, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements are satisfied: (a) receipt by the lender of written confirmation from the rating agencies that the mezzanine financing will not result in a qualification, downgrade or withdrawal of the then applicable ratings for any of the issued and outstanding certificates and (b) achievement of a combined minimum debt service coverage ratio of 1.20x and a combined maximum loan-to-value ratio of 70%.

     With respect to each of the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Foremost Business Park, Shop City Shopping Center, LaPlata Plaza, Hilton
Garden Inn, Giant Eagle of Seven Fields, Lilburn Corners, 9894 Bissonnet,
Gleneagles Court Shopping Center, Conejo Valley Plaza, Jackson Village, Page
Plaza, Highlands Ranch Self Storage and Edgecombe Square, collectively representing 4.9% of the Initial Mortgage Pool Balance, the owner of the direct and indirect ownership interests in the related borrower has the right to obtain mezzanine financing from a qualified lender, as specified in the related loan documents, secured by a pledge of the ownership interests in the related borrower, provided that the following requirements, among others, are satisfied: (a) achievement of a combined minimum debt service coverage ratio of
1.15x and a combined maximum loan-to-value ratio of 85%; and (b) delivery of a subordination and intercreditor agreement acceptable to the lender under the related mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Harmony
Pointe, representing 0.4% of the Initial Mortgage Pool Balance, the related borrower's sole member has a pre-existing credit facility with Wells Fargo Bank which is secured by a pledge of 100% of the equity interests in such sole member. Wells Fargo Bank and the related mortgage lender have not entered into an intercreditor or subordination agreement.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt
Increases the Likelihood that a Borrower Will Default on a Mortgage Loan
Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

     Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

                                     S-163

     o    determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o    determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The
Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose
Investors to Greater Risk of Default and Loss--Some of the Mortgaged Real
Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures" in
this prospectus supplement. See also "Risk Factors--Risks Related to the
Underlying Mortgage Loans--The Underlying Mortgage Loans Have a Variety of
Characteristics Which May Expose Investors to Greater Risk of Default and
Loss--Some of the Mortgaged Real Properties May Not Comply With All Applicable
Zoning Laws and/or Local Building Codes or with the Americans With Disabilities
Act of 1990" in this prospectus supplement, and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying prospectus.

     Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties.

     With respect to the 1166 Avenue of the Americas Mortgage Loan, which represents 4.9% of the Initial Mortgage Pool Balance, third parties unrelated to the related borrowers own the air rights with respect to certain portions of the building, and the 1166 A of A Condominium Association has leased these air rights. If the subject air rights leases are terminated and the 1166 A of A
Condominium Association no longer leases an interest in the air rights, the
1166 Avenue of the Americas building will be in violation of zoning regulations, as described under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--The Underlying Mortgage Loans Have a Variety of Characteristics
Which May Expose Investors to Greater Risk of Default and Loss--Some of the
Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or
Local Building Codes or with the Americans with Disabilities Act of 1990 in this prospectus supplement."

     In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

     For example, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Chesterfield Commons East, which secures a mortgage loan representing 0.8% of the initial mortgage pool balance, the certificates of occupancy for the two tenants were not available at closing.

     In addition, with respect to the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Stock Building Supply, which secures a mortgage loan representing 0.2% of the Initial Mortgage Pool Balance, the related borrower has not delivered to the lender a current certificate of occupancy as required under the related loan documents. The related mortgaged real property is benefited by an easement which allows access to a water pipe, which easement is subject to termination upon a default thereunder. The easement also incorrectly describes the related mortgaged real property. The related borrower is obligated (and the mortgage loan is subject to a related holdback of $100,000) to record an amendment to such easement to address the foregoing issues.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

     In a similar situation is the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Acworth Commons, securing 0.2% of the Initial Mortgage Pool Balance, which does not currently constitute a separate tax lot. The related borrower is expected, on January 1, 2006, to become a separate tax lot and currently taxes for the entire property up to January 1, 2006 are held in escrow. Should the related mortgaged property fail to become a separate tax lot such property will be at risk of a tax lien (which lien would be prior in right to the lien of the related mortgage) in the event that the non-trust property owner fails to contribute its portion of property taxes.

                                     S-164

     Lockboxes. One hundred twenty-three (123) mortgage loans that we intend to include in the trust fund, representing approximately 96.4% of the Initial
Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

                                                             % OF INITIAL
                                      NUMBER OF MORTGAGE     MORTGAGE POOL
          TYPE OF LOCKBOX                    LOANS              BALANCE
----------------------------------   --------------------   --------------
  Hard ...........................            24*                 49.0%*
  Springing Soft .................            82                  26.5%
  Springing Hard .................            15                  12.9%
  Hard/Hotel .....................             1                   7.6%
  Soft ...........................             1                   0.4%

----------
*    Includes the 1166 Avenue of the Americas Mortgage Loan. However, all of
     the tenants that are making deposits into the related lockbox account are affiliates of the related borrowers.

     o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence:
          (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required
          (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.

     o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower. In the case of the Courtyard by Marriott
          Portfolio Mortgage Loan, representing 7.6% of the Initial Mortgage
          Pool Balance, depending on the identity and rating of the property manager or a specified affiliate thereof, periodic disbursements may be made from the lockbox account to that property manager, who will have certain obligations regarding the application of the
          disbursements, even while an event of default exists under the subject underlying mortgage loan. See "--Significant Underlying Mortgage Loans
          --The Courtyard by Marriott Portfolio Mortgage Loan--Lockbox" above.

                                     S-165

     o    SPRINGING HARD LOCKBOX. Either--

          1.   income is collected by the borrower or the property manager
               (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard
               Lockbox with lender cash management; or

          2.   a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Hard
               Lockbox with lender cash management.

     o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.

     o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

     For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;

2.   a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;

3.   a failure to meet a specified debt service coverage ratio; and/or

4.   an event of default under the mortgage loan.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

     o    property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination), and

          2.   the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust
               Loan(s) that are part of that Loan Combination),

          2.   the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968, and

          4.   the full insurable replacement cost of the improvements located on the mortgaged real property;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o    business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

                                     S-166

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties
(except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance.
Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in
California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20%
of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Forty-seven (47) of the mortgaged real properties, securing 14.3% of the
Initial Mortgage Pool Balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, require the related borrower to maintain windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk
for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry.
Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series
2005-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform
Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and

                                     S-167

Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 13 mortgaged real properties, securing 1.4% of the Initial Mortgage Pool Balance, conducted a transaction screen, with respect to each of the mortgaged real properties securing the underlying mortgage loans. Except as provided in its following sentence, all of the environmental assessments, updates and transaction screens referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date.

     With respect to the Courtyard by Marriott Mortgaged Properties, a third-party consultant conducted a Phase I environmental site assessment within approximately 13 months of the cut-off date. The Courtyard by Marriott Mortgage
Loan represents 7.6% of the Initial Mortgage Pool Balance.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required--

      o the continuation or the establishment of an operation and maintenance plan to address the issue, or

      o the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials and/or lead-based paint, may have been required to be delivered.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    a responsible third party was identified as being responsible for the remediation; or

     o    the related originator of the subject underlying mortgage loan generally required the related borrower to:

          (a)  to take investigative and/or remedial action; or

          (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation;
               or

          (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

          (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

          (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
               environmental insurance) or provide an indemnity from an
               individual or an entity.

                                    S-168

     Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

     We discuss a variety of environmental issues associated with specific mortgaged real properties securing the underlying mortgage loans under "Risk
Factors--Risks Related to the Underlying Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this
"--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1.   With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

     2.   If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3.   If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

                                     S-169

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance"
above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the Issue Date, we will acquire--

     o    87 mortgage loans, with an aggregate cut-off date principal balance of
          $1,578,280,958, from the Lehman Mortgage Loan Seller, and

     o    48 mortgage loans, with an aggregate cut-off date principal balance of
          $768,227,117, from the UBS Mortgage Loan Seller.

     We will transfer all of the underlying mortgage loans to the trust.

     In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee, with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, the following documents, among others:

     o    either--

          1.   the original promissory note(s) evidencing that mortgage loan, or

          2.   if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1.   an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording
               information relating to a mortgage instrument that has not been returned from the applicable recording office, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1.   an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable
               recording office, or

          2.   a certified copy of that assignment as sent for recording; and

                                     S-170

     o    an original or copy of the related policy or certificate of lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy;

provided that, in the case of each of the Outside Serviced Trust Mortgage
Loans, the Lehman Mortgage Loan Seller will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related
Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2005-C7 certificateholders and, in the case of a Loan Combination, also for the benefit of the related
Non-Trust Loan Noteholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Mortgage Portfolio Loan
(with the exception of the original mortgage notes evidencing the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan)
have been delivered to the trustee under the series 2005-C3 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the 200 Park Avenue Note A1
Non-Trust Loan and the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan.
The above loan documents, among others, with respect to the 1166 Avenue of the
Americas Mortgage Loan (with the exception of the original mortgage note evidencing the 1166 Avenue of the Americas Mortgage Loan) have been delivered to the trustee under the series 2005-C6 trust and servicing agreement, which governs the securitization of the 1166 Avenue of the Americas Non-Trust Loans.

     If, as provided in the series 2005-C7 pooling and servicing agreement--

     o    any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the missing document, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series
          2005-C7 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice,

then the omission will constitute a "Material Document Omission" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the Issue Date, and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of the Lehman Mortgage Loans, and the UBS Mortgage Loan Seller, in
the case of the UBS Mortgage Loans, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

     In addition to the foregoing, the UBS Mortgage Loan Seller will be required to deliver to the master servicer with respect to each UBS Mortgage
Loan, and we will be required to deliver to the master servicer with respect to each Lehman Mortgage Loan (other than the Outside Serviced Trust Mortgage
Loans), only the documents required to be included in the related Servicing
File for the subject underlying mortgage loan and only to the extent such documents: (a) were delivered in

                                     S-171

connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2005-C7 pooling and servicing agreement, and (c) are in our possession or under our control or in the possession or under the control of the UBS Mortgage Loan Seller, as applicable;
provided that neither we nor the UBS Mortgage Loan Seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to a subject underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the UBS Mortgage Loan Seller, in the
case of a UBS Mortgage Loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the
UBS Mortgage Loan Seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the UBS
Mortgage Loan Seller, as the case may be, in the event those documents are not delivered.

REPRESENTATIONS AND WARRANTIES

     As of the Issue Date, and subject to certain exceptions, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS
Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o    The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2005-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o    The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o    To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o    The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property), and there is no requirement for future advances thereunder.

     o    The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency,
          receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors' rights generally and (b)
          by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2)
          certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o    Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for

                                     S-172

          Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan
          Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

     o    To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o    The assignment of each related mortgage instrument in favor of the trustee (or, in the case of each of the Outside Serviced Trust
          Mortgage Loans, the trustee under the governing pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o    To the actual knowledge of the representing party, all taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the mortgagee may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

     o    As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2005-C7 pooling and servicing agreement--

     o    there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller,

     o    we or the UBS Mortgage Loan Seller, as applicable, are notified of the breach, and

     o    either (a) we, in the case of a Lehman Mortgage Loan, and the UBS
          Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the
          Issue Date, as of the pricing date for the series 2005-C7
          certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice,

then that breach will be a "Material Breach" as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, that are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed

                                     S-173

under "--Representations and Warranties" above, or if there exists a Material
Document Omission with respect to any Lehman Mortgage Loan or UBS Mortgage
Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan
Seller, in the case of a UBS Mortgage Loan, will be required either:

     o    to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

     o    at our option (in the case of a Lehman Mortgage Loan) or at the option of the UBS Mortgage Loan Seller (in the case of a UBS Mortgage Loan), in the event such party determines that such Material Breach or
          Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material
          Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document
          Omission is not capable of being cured, or

     o    to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1.   the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2.   all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3.   all unreimbursed servicing advances made under the series 2005-C7 pooling and servicing agreement with respect to that mortgage loan, plus

          4.   all unpaid interest accrued on advances made under the series
               2005-C7 pooling and servicing agreement with respect to that mortgage loan, plus

          5.   subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2005-C7 pooling and servicing agreement).

     The time period within which we or the UBS Mortgage Loan Seller must complete that cure or repurchase will generally be limited to either (a) 90 days following the date on which we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, agree that, or (b) 60 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material
Document Omission, as the case may be, exists. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b)
above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

     If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series
2005-C7 controlling class representative so consents, then we or the UBS
Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o    determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group,
          and

     o    the application of remedies.

     The cure/payment/repurchase obligations of us and the UBS Mortgage Loan
Seller described above will constitute the sole remedies available to the series 2005-C7 certificateholders in connection with a Material Breach or a
Material Document Omission with respect to any mortgage loan in the trust.

     In connection with the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, relating to a
Material Breach or a Material Document Omission with respect to any mortgage loan in the trust,

                                     S-174

the parties to the series 2005-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document
Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex
Disputes. We and the UBS Mortgage Loan Seller, as applicable, and the other parties to the series 2005-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations of us or the UBS Mortgage Loan Seller, as applicable, in connection with a
Material Breach or a Material Document Omission through the judicial process.

     Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the UBS Mortgage
Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the Issue Date. We will file that current report on Form 8-K, together with the series 2005-C7 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the Issue
Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K.

                                     S-175

       SERVICING UNDER THE SERIES 2005-C7 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2005-C7 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the
Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO Properties
acquired by the special servicer on behalf of the trust and, if and when applicable, the related Non-Trust Loan Noteholder(s) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2005-C7 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties.
You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2005-C7 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     Because some of the Loan Combinations are to be serviced and administered under the series 2005-C7 pooling and servicing agreement, while other Loan
Combinations are subject to other servicing arrangements, we have adopted the use of the following terms:

     o    "Serviced Loan Combinations," which refers to the Loan Combinations that are being serviced and administered under the series 2005-C7 pooling and servicing agreement, which Loan Combinations consist of the Station Place I Loan Combination and all of the A/B Loan
          Combinations;

     o    "Serviced Non-Trust Loans," which refers to the Non-Trust Loans that are part of Serviced Loan Combinations, which Non-Trust Loans consist of the Station Place I Non-Trust Loan and all of the A/B Loan
          Combination Non-Trust Loans;

     o    "Serviced Non-Trust Loan Noteholders," which refers to the holders of the Serviced Non-Trust Loans, which holders consist of the holder of the Station Place I Non-Trust Loan and all of the A/B Loan Combination
          Non-Trust Loan Noteholders;

     o    "Outside Serviced Loan Combinations," which refers to the Loan
          Combinations that are being serviced and administered under pooling and servicing agreements other than the series 2005-C7 pooling and servicing agreement, which Loan Combinations consist of the 200 Park
          Avenue Loan Combination, the Courtyard by Marriott Portfolio Loan
          Combination and the 1166 Avenue of the Americas Loan Combination; and

     o    "Outside Serviced Trust Mortgage Loans," which refers to the underlying mortgage loans that are part of the Outside Serviced Loan
          Combinations, which underlying mortgage loans consist of the 200 Park
          Avenue Mortgage Loan, the Courtyard by Marriott Portfolio Mortgage
          Loan and the 1166 Avenue of the Americas Mortgage Loan.

     The series 2005-C7 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans (other than the Outside Serviced Trust Mortgage Loans) and any
REO Properties in the trust for which it is responsible, together with, when appropriate, the Serviced Non-Trust Loans, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series 2005-C7 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (including the Non-Pooled
Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust
Mortgage Loans) and each Serviced Non-Trust Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that is a worked-out mortgage loan as to which no new Servicing
          Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (including, if applicable, the Non-Pooled Portion of each Split Mortgage Loan, but excluding, if applicable, the

                                     S-176

Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust Loan, as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event, and any related REO Properties.

     Despite the foregoing, the series 2005-C7 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the Outside Serviced Loan
Combinations) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, the
Outside Serviced Loan Combinations). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the
Outside Serviced Trust Mortgage Loans) in the trust and related Serviced
Non-Trust Loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C7 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2005-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     The occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Serviced Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement or the series 2005-C7 pooling and servicing agreement, a Non-Trust Loan Noteholder or Loan-Specific Class
Representative prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement or in the series 2005-C7 pooling and servicing agreement, then the existence of such Servicing Transfer
Event with respect to the related Serviced Non-Trust Loan or Non-Pooled Portion will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust or, if applicable, the Pooled Portion thereof, or the transfer to special servicing of the applicable Loan Combination (provided that a separate Servicing Transfer Event has not occurred with respect thereto).

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, each Serviced Loan Combination will be serviced and administered under the series 2005-C7 pooling and servicing agreement as if it was a mortgage loan in the trust.

     Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2005-C7 pooling and servicing agreement.
Under the terms of the related Co-Lender Agreement--

     o    for so long as the 200 Park Avenue Note A1 Non-Trust Loan is part of the Series 2005-C3 Securitization, the 200 Park Avenue Loan
          Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3 Securitization (subject to replacement of each such party), in accordance with the series
          2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement);

     o    for so long as the Courtyard by Marriott Portfolio Note A1 Non-Trust
          Loan is part of the Series 2005-C3 Securitization, the Courtyard by
          Marriott Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2005-C3
          Securitization (subject to replacement of each such party), in accordance with the series 2005-C3 pooling and servicing agreement (or any permitted successor servicing agreement); and

     o    for so long as the 1166 Avenue of the Americas Non-Trust Loans is part of the Series 2005-C6 Securitization, the 1166 Avenue of the Americas
          Loan Combination will be serviced and administered by the master servicer and a special servicer for the series 2005-C6 Securitization
          (subject to replacement of each such party), in accordance with the series 2005-C6 trust and servicing agreement (or any permitted successor servicing agreement).

     The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (including the Non-Pooled Portion of each Split Mortgage Loan, but excluding the Outside Serviced Trust Mortgage
Loans)

                                     S-177

under the series 2005-C7 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan
Combinations, see "Servicing of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the 1166
Avenue of the Americas Loan Combination" in this prospectus supplement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2005-C7 pooling and servicing agreement.
Wachovia is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North
Carolina 28262-1075.

     As of September 30, 2005, Wachovia and its affiliates were responsible for master or primary servicing approximately 16,848 commercial and multifamily loans, totaling approximately $165 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2005-C7 pooling and servicing agreement, the series
2005-C7 certificates, the mortgage loans in the trust or this prospectus supplement.

     The information set forth in this prospectus supplement concerning
Wachovia has been provided by it. Neither we nor any underwriter makes any representation or warranty as to the accuracy or completeness of that information.

     Wells Fargo Bank, National Association, whose principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105,
is the master servicer under the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan Combination.

     Wachovia Bank, National Association, whose principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075, is
the master servicer under the series 2005-C6 trust and servicing agreement, which governs the servicing of the 1166 Avenue of the Americas Loan
Combination.

     The Special Servicer. Midland Loan Services, Inc., a Delaware corporation, will act as special servicer under the series 2005-C7 pooling and servicing agreement. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland's principal offices are located at
10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210.

     As of September 30, 2005, Midland was servicing approximately 16,457 commercial and multifamily loans with a principal balance of approximately
$126.5 billion. The collateral for these loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 11,924 of the loans, with a total principal balance of approximately $91.6 billion, pertain to commercial and multifamily mortgage-backed securities.

     Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties.
Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market for:

     o    financial institutions,

     o    private investors, and

     o    issuers of commercial and multifamily mortgage-backed securities.

     As of September 30, 2005, Midland was named as special servicer in approximately 97 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $63.3 billion. With respect to such transactions as of such date, Midland was servicing approximately 118 assets with an outstanding principal balance of approximately
$773 million.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by Fitch, Moody's and S&P. Midland has received the highest rankings as a master, primary and special servicer from Fitch and S&P. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a
HUD/FHA-approved mortgagee and a Fannie-Mae-approved multifamily loan servicer.

     The information set forth in this prospectus supplement concerning Midland has been provided by it. Neither we nor either of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     J.E. Robert Company, Inc., a Virginia corporation, whose principal executive offices are located at 1650 Tysons Boulevard, Suite 1600, McLean,
Virginia 22102, is the initial special servicer under the series 2005-C3 pooling and servicing agreement, which governs the servicing of the 200 Park
Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan
Combination.

                                     S-178

     Wachovia Bank, National Association, whose principal servicing offices are located at 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075, is
the initial special servicer under the series 2005-C6 trust and servicing agreement, which governs the servicing of the 1166 Avenue of the Americas Loan
Combination.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage
Loans) and each Serviced Non-Trust Loan, including each such mortgage loan--

     o    that is being specially serviced;

     o    as to which the corresponding mortgaged real property has become an
          REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     Notwithstanding the foregoing, in the case of the Station Place I
Non-Pooled Portion, the master servicing fee will be calculated on an
Actual/360 Basis.

     The master servicing fee rate with respect to the underlying mortgage loans, under the series 2005-C7 pooling and servicing agreement, will vary on a loan-by-loan basis and ranges from 0.010% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool, (excluding the respective Non-Pooled Portions of the Split Mortgage Loans), was 0.019% per
annum as of the cut-off date. Except in the case of the Outside Serviced Trust
Mortgage Loans, that master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     A fee comparable to the above-described master servicing fee will also be payable with respect to each of the 200 Park Avenue Mortgage Loan and the
Courtyard by Marriott Portfolio Mortgage Loan under the series 2005-C3 pooling and servicing agreement, which fees will be calculated on a 30/360 Basis at
0.01% per annum, and a fee comparable to the above-described master servicing fee will also be payable with respect to the 1166 Avenue of the Americas
Mortgage Loan under the series 2005-C6 trust and servicing agreement, which fee will be calculated on a 30/360 Basis at 0.005% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, subject to the discussion under "--Servicing and Other
Compensation and Payment of Expenses--Prepayment Interest Shortfalls" below, the master servicer will be entitled to receive any and all Prepayment Interest
Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in
Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans in the trust (other than

                                     S-179

the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans
will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C7 pooling and servicing agreement. Similarly, any late payment charges and
Default Interest actually collected (and, in the case of an Outside Serviced
Trust Mortgage Loan, remitted to the trust) with respect to any mortgage loan in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default
Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C7 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph
(exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the related Outside
Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default
Interest and late payment charges on the other underlying mortgage loans.

     Prepayment Interest Shortfalls. The series 2005-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o    the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1.   all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2.   with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2005-C7 certificates on that distribution date as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate
Prepayment Interest Shortfall will be allocated to or among one or more

                                     S-180

of the respective interest-bearing classes of the series 2005-C7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage
Loans) and the Serviced Non-Trust Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan in the trust (other than the Outside Serviced
Trust Mortgage Loans) and each Serviced Non-Trust Loan--

     o    that is being specially serviced, or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each mortgage loan in the trust that satisfies the criteria described in the prior paragraph, the special servicing fee will--

     o    be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     Special servicing fees earned with respect to a Serviced Non-Trust Loan may be paid out of collections on the entire subject Serviced Loan Combination.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans) and each Serviced Non-Trust
Loan that is a worked-out mortgage loan. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of
1.0% to, each collection of--

     o    interest, other than Default Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan; provided that any workout fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Serviced Loan Combination.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer
Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced (other than for cause)
or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2005-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2005-C7 certificateholders.

                                     S-181

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to:
(a) any specially serviced mortgage loan (other than, if applicable, an Outside
Serviced Trust Mortgage Loan) and Serviced Non-Trust Loan for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than, if applicable, an
Outside Serviced Trust Mortgage Loan or any related REO Property) and Serviced
Non-Trust Loan as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest; provided that any liquidation fees in respect of a Serviced Loan
Combination will generally be payable out of and based on collections on the entire such Serviced Loan Combination.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o    a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

     o    the repurchase of any mortgage loan in the trust by us or the UBS
          Mortgage Loan Seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2005-C7 pooling and servicing agreement, as described under "Description of the Mortgage
          Pool--Cures and Repurchases" in this prospectus supplement;

     o    the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under
          "--Fair Value Option" below, unless (a) such purchase occurs more than
          90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2005-C7 pooling and servicing agreement;

     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

     o    the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2005-C7 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement;

     o    the purchase of the Cherryvale Mall Mortgage Loan or the Station Place
          I Mortgage Loan by the related Loan-Specific Class Representative, as described under "--The Series 2005-C7 Controlling Class
          Representative, the Loan-Specific Class Representatives and the
          Serviced Non-Trust Loan Noteholders" in this prospectus supplement unless (a) such purchase occurs more than 90 days after the purchase option arose and (b) the liquidation fee is actually paid;

     o    the purchase of the 200 Park Avenue Mortgage Loan and/or the Courtyard
          by Marriott Portfolio Mortgage Loan by a series 2005-C3
          certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under
          "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement, unless (a) such purchase occurs more than 60 days after the purchase right arose and (b) the liquidation fee is actually paid;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any related Non-Trust Loan Noteholder or its designee, in any event in accordance with the related Co-Lender Agreement, unless (a) such purchase occurs more than 60 days after the purchase right arose, and (b) the liquidation fee is actually paid; or

     o    the receipt or application of loss of value payments, as described under "Description of the Mortgage Pool--Cures and Repurchases" in
          this prospectus supplement.

     In addition, with respect to each Split Mortgage Loan, any liquidation fees payable with respect to the related Non-Pooled Portion will be paid to the special servicer, first, from collections on such Non-Pooled Portion and then from the related Pooled Portion. Any such payment from the Pooled Portion will reduce amounts distributable to holders of the series 2005-C7 certificates.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2005-C7 certificateholders.

                                     S-182

     Outside Serviced Loan Combinations. Special servicing fees, liquidation fees and workout fees will be payable with respect to the Outside Serviced Loan
Combinations in accordance with the applicable governing servicing agreement under generally the same circumstances as such fees will be payable with respect to the Serviced Loan Combinations under the series 2005-C7 pooling and servicing agreement and may reduce amounts payable to the series 2005-C7 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See
"--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     In addition, the special servicer will be entitled to a separate fee of
$1,500 per loan payable from the collection account for making a fair value price determination with respect to an Outside Serviced Trust Mortgage Loan, as described under "--Fair Value Option" below.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans) and the Serviced Non-Trust Loans will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2005-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an
Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any mortgage loan in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C7 pooling and servicing agreement, but only to the extent that those late payment charges and
Default Interest are not otherwise allocable--

     o    to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

     o    to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust
          Fund Expense, or

     o    to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool (other than late payment charges and Default Interest collected with respect to the subject mortgage loan) and that were not previously reimbursed in accordance with this bullet.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Serviced Non-Trust Loans may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2005-C7 pooling and servicing agreement. Some or all of the items referred to in the prior paragraph
(exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided in the governing servicing agreement for the related Outside Serviced
Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, first, to offset interest on servicing advances made under the related governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C7 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C7 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan under the series 2005-C7 pooling and servicing agreement, if a default is imminent or after a default,

                                     S-183

delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2005-C7 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2005-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2005-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

     o    if the failure continues for three more business days, to make the servicing advance.

     The series 2005-C7 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, that person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real properties in their
"as is" or then current conditions and occupancies, as modified by that party's assumptions regarding the possibility and effects of future adverse change with respect to the related mortgaged real properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines (or, with regard to advances by parties other than the special servicer on specially serviced mortgage loans or REO Properties, that the special servicer subsequently determines) is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "--Custodial
Account" below.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the trust, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable servicing advance over a period of time (not to exceed 12 months without the consent of the series 2005-C7 controlling class representative), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C7 certificateholders to the detriment of other classes of series 2005-C7 certificateholders will not constitute a violation of the
Servicing Standard by the master servicer or the special servicer or a breach of the terms of the series 2005-C7 pooling and servicing agreement by any party thereto or a violation of any fiduciary duty owed by any party thereto to the series 2005-C7 certificateholders.

                                     S-184

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed: (i)
first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C7 principal balance certificates, thereby reducing the Total Principal Payment Amount for the applicable distribution date, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C7 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan (or, if such mortgage loan is part of a Serviced Loan Combination, on or in respect of such Loan Combination), as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group. However, no servicing advances, or interest thereon, will be reimbursable or payable out of amounts otherwise distributable with respect to the Class CM Principal Balance Certificates unless those servicing advances relate to the Cherryvale Mall Mortgage Loan, and no servicing advances, or interest thereon, will be reimbursable or payable out of amounts otherwise distributable with respect to the Class SP Principal Balance
Certificates unless those servicing advances relate to the Station Place I Loan
Combination.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2005-C7 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent (and will be reimbursable together with interest thereon) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2005-C7 pooling and servicing agreement. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1166 Avenue of the Americas Loan Combination" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2005-C7 pooling and servicing agreement. In addition, the series 2005-C7 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2005-C7 certificateholders (or, if the subject specially serviced asset is a Serviced Loan Combination or any related REO Property, the best interests of the series 2005-C7 certificateholders and the related Serviced Non-Trust
Loan Noteholder(s)), as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them.
The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable--

     o    first, out of Default Interest and late payment charges on deposit in the master servicer's collection account that were collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE SERIES 2005-C7 CONTROLLING CLASS REPRESENTATIVE, THE LOAN-SPECIFIC CLASS
REPRESENTATIVES AND THE SERVICED NON-TRUST LOAN NOTEHOLDERS

     Series 2005-C7 Controlling Class. As of any date of determination, the controlling class of series 2005-C7 certificateholders will be the holders of the most subordinate class of series 2005-C7 principal balance certificates then outstanding

                                     S-185

(based on the payment priority described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement), other than the Loan-Specific Principal Balance Certificates, that has a total principal balance that is at least equal to 25% of that class's original total principal balance. However, if no class of series 2005-C7 principal balance certificates, exclusive of the Loan-Specific Principal Balance Certificates,
has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C7 certificateholders will be the holders of the most subordinate class of series 2005-C7 principal balance certificates then outstanding (based on the payment priority described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement), other than the Loan-Specific Principal Balance Certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-AB,
A-4 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series
2005-C7 certificates. For clarification, the controlling class of series
2005-C7 certificateholders will in no event be the holders of the class X-CL,
X-CP, R-I, R-II or R-III certificates, which do not have principal balances

     Selection of the Series 2005-C7 Controlling Class Representative. The
series 2005-C7 pooling and servicing agreement permits the holder or holders of series 2005-C7 certificates representing a majority of the voting rights allocated to the series 2005-C7 controlling class to select a representative with the rights and powers described below in this "--The Series 2005-C7
Controlling Class Representative, the Loan-Specific Class Representatives and
the Serviced Non-Trust Loan Noteholders" section and elsewhere in this prospectus supplement. In addition, if the series 2005-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2005-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders (or, if applicable, the beneficial owners) of series 2005-C7 certificates representing a majority of the voting rights allocated to the series 2005-C7 controlling class that a series 2005-C7 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2005-C7 controlling class certificates will be the series 2005-C7 controlling class representative.

     If the series 2005-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series
2005-C7 controlling class representative may be an expense of the trust.

     Designation of the Loan Combination Controlling Parties. The Co-Lender
Agreement for each Loan Combination provides for, or allows for, one or more particular holders of the mortgage loans, including Non-Trust Loans, comprising that Loan Combination or its or their designee or designees (as to that Loan
Combination, the "Loan Combination Controlling Party") to provide advice and direction to the master servicer and/or the special servicer (or, with respect to an Outside Serviced Loan Combination, to provide advice and direction to the master servicer and special servicer under the governing servicing agreement for such Loan Combination) with respect to various servicing actions regarding that Loan Combination, including (in the case of the Serviced Loan
Combinations) as described below in this "--The Series 2005-C7 Controlling
Class Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" section. The manner of the determination of the
Loan Combination Controlling Party for each Loan Combination is described under the subheading "--Co-Lender Agreement" relating to such Loan Combination that appears under "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement.

     In the case of the Station Place I Loan Combination, the holder of the
Station Place I Mortgage Loan or its designee is entitled, pursuant to the
Station Place I Co-Lender Agreement, to exercise the rights and powers described below with respect to the Station Place I Loan Combination. If and for so long as the unpaid principal balance of the Station Place I Non-Pooled
Portion, net of any Appraisal Reduction Amount with respect to the Station
Place I Loan Combination, is equal to or greater than 25% of the original principal balance of the Station Place I Non-Pooled Portion, then the Class SP
Representative (as designee of the holder of the Station Place I Non-Pooled
Portion) will be the Loan Combination Controlling Party with respect to the
Station Place I Loan Combination, and, if and for so long as the unpaid principal balance of the Station Place I Non-Pooled Portion, net of any
Appraisal Reduction Amount with respect to the Station Place I Loan
Combination, is less than 25% of the original principal balance of the Station
Place I Non-Pooled Portion, then the holders of mortgage loans representing more than 50% of the aggregate unpaid balance of the Station Place I Pooled
Portion and the Station Place I Non-Trust Loan acting directly or through representatives will be the Loan Combination Controlling Party with respect to the Station Place I Loan Combination.

     With respect to each other Serviced Loan Combination, the Loan Combination
Controlling Party will be the related Non-Trust Loan Noteholder or, if an applicable change of control trigger event described under "Description of the
Mortgage Pool--Loan Combinations" in this prospectus supplement has occurred and is continuing, then the Loan Combination

                                     S-186

Controlling Party will be the series 2005-C7 controlling class representative
(as designee of the trust as holder of the underlying mortgage loan included in the subject Serviced Loan Combination).

     Rights and Powers of The Series 2005-C7 Controlling Class Representative,
the Loan-Specific Class Representatives and the Serviced Non-Trust Loan
Noteholders. Neither the special servicer nor the master servicer will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer's taking), among others, any of the following actions under the series 2005-C7 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2005-C7 controlling class representative has objected in writing within 10 business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o    any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of Default
          Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance)
          of a mortgage loan in the trust;

     o    any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under
          "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the 2005-C7 pooling and servicing agreement;

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o    any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b)
          occurs upon satisfaction of such mortgage loan and (c) occurs in connection with a defeasance;

     o    any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan
          (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2005-C7 pooling and servicing agreement;

     o    any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs in connection with a defeasance, or (c) may be approved by the master servicer in accordance with the series 2005-C7 pooling and servicing agreement;

     o    any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan;
          provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

     o    any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

     o    any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

     o    any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

                                     S-187

     o    any other actions as may be specified in the series 2005-C7 pooling and servicing agreement;

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing
Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the series 2005-C7 controlling class representative's response.

     In addition, the series 2005-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust fund (other than any such mortgage loans that are part of, and any such REO Properties that relate to, a
Loan Combination) that the series 2005-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series
2005-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, if the total principal balance of the Class
CM Principal Balance Certificates, net of any Appraisal Reduction Amount with respect to the Cherryvale Mall Mortgage Loan, is equal to or greater than 25%
of the initial total principal balance of the Class CM Principal Balance
Certificates, then the series 2005-C7 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Cherryvale Mall Mortgage Loan and, instead, the Class CM
Representative will generally be entitled to exercise some or all of those rights and powers with respect to the Cherryvale Mall Mortgage Loan.

     Similarly, neither the special servicer nor the master servicer (to the extent the master servicer is permitted to take such action under the series
2005-C7 pooling and servicing agreement) will be permitted to take (or, in case of the special servicer, if and when appropriate, to consent to the master servicer's taking), among others, any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the series 2005-C7 pooling and servicing agreement with respect to a Serviced
Loan Combination, as to which action the related Loan Combination Controlling
Party has objected within 10 business days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

     o    any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Serviced Loan
          Combination if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term
          (including a material term relating to insurance) of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any proposed sale of a related REO Property;

     o    any acceptance of a discounted payoff of a mortgage loan that is part of the subject Serviced Loan Combination;

     o    any determination to bring the related mortgaged real property
          (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender's approval is required by the related loan documents;

     o    any adoption or approval of a plan in bankruptcy of the related borrower;

     o    any release of collateral for the subject Serviced Loan Combination
          (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

     o    any acceptance of substitute or additional collateral for the subject
          Serviced Loan Combination, other than in accordance with the terms thereof;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the subject Serviced Loan Combination;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the subject Serviced Loan Combination;

                                     S-188

     o    any approval of a material capital expenditure, if lender's approval is required by the related loan documents;

     o    any replacement of the property manager, if lender's approval is required by the related loan documents;

     o    any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property, if lender's approval is required by the related loan documents;

     o    any modification to a ground lease or certain designated space leases;

     o    any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject
          Serviced Loan Combination rather than toward restoration of the related mortgaged real property;

     o    any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

     o    the subordination of any lien created pursuant to the terms of the related loan documents;

     o    any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

     o    any proposed amendment to any single purpose entity provision of the related loan documents;

     o    any determination by the master servicer that a servicing transfer event which is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Serviced Loan Combination;
          and

     o    any proposed sale of the related mortgaged real property for less than the unpaid principal amount of a related mortgage loan that is part of the subject Serviced Loan Combination, accrued interest and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer, trustee, fiscal agent and any other advancer under the related servicing agreement and any unreimbursed realized losses allocated to a related mortgage loan that is part of the subject Serviced Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the series 2005-C7 certificateholders and the related Serviced Non-Trust Loan
Noteholder(s), as a collective whole, then the special servicer or the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2005-C7 pooling and servicing agreement), as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer's taking) any such action without waiting for the related Loan Combination Controlling Party's response.

     In addition, the related Loan Combination Controlling Party may direct the special servicer and/or the master servicer, as applicable, to take, or refrain from taking, any actions with respect to a Serviced Loan Combination that such
Loan Combination Controlling Party may consider consistent with the related
Co-Lender Agreement or as to which provision is otherwise made in the related
Co-Lender Agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2005-C7 controlling class representative, by the Class CM
Representative, by the Class SP Representative or by the Loan Combination
Controlling Party for any Serviced Loan Combination, as contemplated by any other foregoing paragraphs in this "--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders-- Rights and Powers of The Series 2005-C7
Controlling Class Representative, the Loan-Specific Class Representatives and
the Serviced Non-Trust Loan Noteholders" subsection, may require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2005-C7 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard,
(b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code; and that servicer is to ignore any such advice, direction or objection that would cause such a violation.

     Furthermore, the special servicer will not be obligated to seek approval from the series 2005-C7 controlling class representative or, in the case of the
Cherryvale Mall Mortgage Loan, from the Class CM Representative or, in the case of a Serviced Loan Combination, from the related Loan Combination Controlling
Party, for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust fund or any Serviced Loan Combination that is being specially serviced if--

                                     S-189

     o    the special servicer has, as described above, notified the series
          2005-C7 controlling class representative, the Class CM Representative or the related Loan Combination Controlling Party, as the case may be, in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of the subject mortgage loan or Serviced Loan Combination, as the case may be, and

     o    for 60 days following the first of those notices, the series 2005-C7 controlling class representative, the Class CM Representative or the the related Loan Combination Controlling Party, as the case may be, has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Furthermore, during the time that the series 2005-C7 controlling class representative is not the related Loan Combination Controlling Party with respect to a particular Outside Serviced Loan Combination, the series 2005-C7 controlling class representative may have certain consultation rights with respect to the servicing thereof.

     With respect to the 200 Park Avenue Loan Combination and the Courtyard by
Marriott Portfolio Loan Combination, the provisions of the series 2005-C3 pooling and servicing agreement and the related Co-Lender Agreements relating to the rights and powers of the applicable Loan Combination Controlling Parties are similar but not identical to those described above in this "--The Series
2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders--Rights and Powers
of The Series 2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders" section. For a description of certain provisions of the series 2005-C6 trust and servicing agreement that are analogous to those described above in this "--The Series
2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders--Rights and Powers
of The Series 2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders" section, see
"Servicing of the 1166 Avenue of the Americas Loan Combination" in this prospectus supplement.

     Limitation on Liability of The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders. The series 2005-C7 controlling class representative will not be liable to the trust or the series 2005-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2005-C7 controlling class representative will not be protected against any liability to a series 2005-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2005-C7 certificateholder acknowledges and agrees, by its acceptance of its series
2005-C7 certificates, that:

     o    the series 2005-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2005-C7 certificates;

     o    the series 2005-C7 controlling class representative may act solely in the interests of the holders of the series 2005-C7 controlling class;

     o    the series 2005-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C7 certificates other than the series 2005-C7 controlling class;

     o    the series 2005-C7 controlling class representative may take actions that favor the interests of the holders of the series 2005-C7 controlling class over the interests of the holders of one or more other classes of series 2005-C7 certificates;

     o    the series 2005-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2005-C7 controlling class;
          and

     o    the series 2005-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2005-C7 controlling class, and no series 2005-C7 certificateholder may take any action whatsoever against the series
          2005-C7 controlling class representative for having so acted.

     A Serviced Non-Trust Loan Noteholder or its designee and each
Loan-Specific Class Representative, in connection with exercising the rights and powers described under "--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of The Series 2005-C7 Controlling
Class Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination or a Split Mortgage Loan, as applicable, will be entitled to substantially the same limitations on liability to which the series 2005-C7 controlling class representative is entitled.

                                     S-190

     Additional Rights of the Non-Trust Loan Noteholders; Right to Purchase and
Right to Cure Defaults.

     Right to Purchase. With respect to each Loan Combination (including the
Outside Serviced Loan Combinations but excluding the Station Place I Loan
Combination) if and for so long as the subject Loan Combination is specially serviced and, further, upon any monthly debt service payment with respect to that Loan Combination becoming at least 60 days delinquent, then the related
Non-Trust Loan Noteholder or one of the related Non-Trust Loan Noteholders, as the case may be, will have an assignable right to purchase the related underlying mortgage loan, as further described under "Description of the
Mortgage Pool--Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender
Agreement--Purchase Option," "--The Courtyard by Marriott Portfolio Mortgage
Loan--Co-Lender Agreement--Purchase Option," "--The 1166 Avenue of the Americas
Mortgage Loan--Co-Lender Agreement--Purchase Option" and "--The A/B Loan
Combinations--Co-Lender Agreement--Purchase Option," respectively, in this prospectus supplement.

     Right to Cure Defaults. With respect to the following Loan
Combinations--the 200 Park Avenue Loan Combination, the Courtyard by Marriott
Portfolio Loan Combination, the Mathilda Research Centre Loan Combination, the
Reckson Portfolio I Loan Combination and the Reckson Portfolio II Loan
Combination--the related Non-Trust Loan Noteholder or one of the related
Non-Trust Loan Noteholders, as the case may be, will have an assignable right to cure certain events of default with respect to the related underlying mortgage loan, as further described under "Description of the Mortgage Pool --
Loan Combinations--The 200 Park Avenue Mortgage Loan--Co-Lender Agreement--Cure
Rights." "--The Courtyard by Marriott Portfolio Mortgage Loan--Co-Lender
Agreement--Cure Rights" and "--The A/B Loan Combinations--Co-Lender
Agreement--Cure Rights," respectively, in this prospectus supplement.

     Additional Rights of the Loan-Specific Class Representatives; Right to
Purchase and Right to Cure Defaults.

     Right to Purchase. The Class CM Representative, with respect to the
Cherryvale Mall Mortgage Loan, will have the assignable right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the Cherryvale Mall Mortgage Loan, and further, after the Cherryvale Mall Mortgage Loan has become a specially serviced mortgage loan and a related monthly debt service payment is at least 60 days delinquent, to purchase the Cherryvale Mall Mortgage Loan in whole, but not in part, at a purchase price generally equal to the unpaid principal balance of the Cherryvale Mall Mortgage Loan, together with all accrued unpaid interest on the Cherryvale Mall Mortgage Loan (other than Default Interest) at the related mortgage interest rate and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C7 pooling and servicing agreement pursuant thereto.

     The Class SP Representative, with respect to the Station Place I Mortgage
Loan, will have the assignable right, under certain circumstances following the occurrence and during the continuation of certain specified monetary defaults on the Station Place I Mortgage Loan, and further, after the Station Place I
Mortgage Loan has become a specially serviced mortgage loan and a related monthly debt service payment is at least 60 days delinquent, to purchase the
Station Place I Mortgage Loan in whole, but not in part (together with the
Station Place I Non-Trust Loan), at a purchase price generally equal to the unpaid principal balance of the Station Place I Mortgage Loan (together with the Station Place I Non-Trust Loan), together with all accrued unpaid interest on the Station Place I Mortgage Loan (together with the Station Place I
Non-Trust Loan) at the related mortgage interest rate and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C7 pooling and servicing agreement pursuant thereto.
See "Description of the Mortgage Pool --Loan Combinations--The Station Place I
Mortgage Loan--Co-Lender Agreement--Purchase Option" in this prospectus supplement.

     Right to Cure Defaults. The Class CM Representative has the right, with respect to the Cherryvale Mall Mortgage Loan, to cure (a) a default in the payment of a scheduled payment within four days from the receipt of notice of that default, (b) any other default susceptible to cure by the payment of money within 10 business days from the receipt of notice of that default and (c) a non-monetary default within 30 days from the receipt of notice of that default;
provided that (i) no more than nine such cure events are permitted during the term of the Cherryvale Mall Mortgage Loan, (ii) no more than four consecutive cure events are permitted, and (iii) no more than five cure events in the aggregate in any 12-month period are permitted.

     The Class SP Representative has an assignable right, with respect to the
Station Place I Loan Combination, to cure certain events of default with respect to the Station Place I Loan Combination, as further described under
"Description of the Mortgage Pool--Loan Combinations--The Station Place I
Mortgage Loan--Co-Lender Agreement--Cure Rights" in this prospectus supplement.

                                     S-191

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion below in this "--Replacement of the Special
Servicer" section, series 2005-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C7 controlling class may--

     o    terminate an existing special servicer with or without cause, and

     o    appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1.   written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2005-C7 certificates, and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C7 pooling and servicing agreement against the proposed special servicer.

     In connection with the foregoing right of the series 2005-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C7 controlling class to replace the special servicer, those series
2005-C7 certificateholders may be required to consult with one or more of the related Serviced Non-Trust Loan Noteholders with respect to each Serviced Loan
Combination prior to appointing a replacement special servicer; provided that those series 2005-C7 certificateholders may, in their sole discretion, reject any advice provided by any such Non-Trust Loan Noteholder.

     If the controlling class of series 2005-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2005-C7 controlling class.

     The series 2005-C7 controlling class certificateholders will not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of any Outside Serviced Trust Mortgage Loan.

     With respect to each of the Reckson Portfolio I Loan Combination, the
Mathilda Research Centre Loan Combination and the Reckson Portfolio II Loan
Combination:

     o    the related Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, such Loan Combination, with or without cause, and appoint a successor to any such special servicer that has resigned or been terminated with respect to, but solely with respect to, such Loan Combination, subject to receipt by the trustee of the items described in clauses (1) and
          (2) of the second paragraph under this "--Replacement of the Special
          Servicer" section; and

     o    unless the series 2005-C7 controlling class representative is the Loan
          Combination Controlling Party, the majority holders of the series
          2005-C7 controlling class certificates cannot terminate a special servicer appointed by the related Loan Combination Controlling Party with respect to such Loan Combination, without cause.

     Similarly, with respect to the Cherryvale Mall Mortgage Loan, if and for so long as the total principal balance of the Class CM Principal Balance
Certificates, net of any Appraisal Reduction Amount with respect to the
Cherryvale Mall Mortgage Loan, is equal to or greater than 25% of the initial total principal balance of the Class CM Principal Balance Certificates, then:

     o    the Class CM Representative may terminate an existing special servicer with respect to, but solely with respect to, the Cherryvale Mall
          Mortgage Loan, with or without cause, and appoint a successor to any such special servicer that has resigned or been terminated with respect to, but solely with respect to, the Cherryvale Mall Mortgage
          Loan, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this "--Replacement of the Special Servicer" section; and

     o    the majority holders of the series 2005-C7 controlling class certificates cannot terminate a special servicer appointed by the
          Class CM Representative with respect to the Cherryvale Mall Mortgage
          Loan, without cause.

     Further, with respect to the Station Place I Mortgage Loan:

                                     S-192

     o    the Loan Combination Controlling Party may terminate an existing special servicer with respect to, but solely with respect to, the
          Station Place I Loan Combination, with or without cause, and appoint a successor to any such special servicer that has resigned or been terminated with respect to, but solely with respect to, the Station
          Place I Loan Combination, subject to receipt by the trustee of the items described in clauses (1) and (2) of the second paragraph under this "--Replacement of the Special Servicer" section; and

     o    the majority holders of the series 2005-C7 controlling class certificates cannot terminate a special servicer appointed by the Loan
          Combination Controlling Party with respect to the Station Place I
          Mortgage Loan, without cause.

     If the special servicer for any Serviced Loan Combination, the Cherryvale
Mall Mortgage Loan or the Station Place I Mortgage Loan is different from the special servicer for the rest of the mortgage loans serviced under the series
2005-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" above, the special servicer, in accordance with the series 2005-C7 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any mortgage loan in the trust (other than the Outside
Serviced Trust Mortgage Loans) and any Serviced Non-Trust Loan may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2005-C7 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2005-C7 pooling and servicing agreement.

     Notwithstanding the foregoing, with respect to an Outside Serviced Trust
Mortgage Loan, the master servicer and special servicer for the related Outside
Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in a manner consistent with that described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan in the trust or Serviced Non-Trust Loan.
The special servicer, subject to the limitations described below in this
"--Modifications, Waivers, Amendments and Consents" section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents (other than with respect to the Outside Serviced Trust
Mortgage Loans), including with respect to the Serviced Non-Trust Loans.

     With respect to any mortgage loan in the trust (other than an Outside
Serviced Trust Mortgage Loan) that is not specially serviced, the master servicer may, generally without receiving prior confirmation from any applicable rating agency or the consent of the special servicer or the series
2005-C7 controlling class representative--

     o    consent to subordination of the lien of the subject mortgage loan to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, provided that the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the subject mortgage loan, or materially or adversely affect the value of the related mortgaged real property;

     o    grant waivers of minor covenant defaults (other than financial covenants) including late financial statements;

     o    grant releases of non-material parcels of a property (provided that, if the related loan documents expressly require the mortgagee thereunder to grant the release upon the satisfaction of certain conditions, then the release is to be made as required by the related loan documents);

                                     S-193

     o    approve routine leasing activity with respect to (a) leases (other than ground leases) for less than 5,000 square feet, provided that no subordination, non-disturbance and attornment agreement exists with respect to the subject lease, or (b) leases (other than ground leases)
          of more than 5,000 square feet and less than 10,000 square feet, provided that (i) no subordination, non-disturbance and attornment agreement exists with respect to the subject lease and (ii) the subject lease is not more than 20% of the related mortgaged real property;

     o    approve or consent to grants of easements and rights-of-way that do not materially affect the use or value of the related mortgaged real property or the related borrower's ability to make any payments with respect to the subject mortgage loan; and

     o    grant other non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default
Interest or a late payment charge), (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2005-C7 pooling and servicing agreement and (4)
the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series
2005-C7 pooling and servicing agreement to fail to qualify as such under the
Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     Furthermore, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of
$20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2005-C7 certificates.

     The management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the trust fund or any party to the series 2005-C7 pooling and servicing agreement will generally be handled by the master servicer and the special servicer, as more specifically provided for in the series 2005-C7 pooling and servicing agreement. In connection with handling such matters, the master servicer and the special servicer may be required to seek the consent of the series 2005-C7 controlling class representative with respect to material decisions and settlement proposals. In addition, the special servicer may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2005-C7 pooling and servicing agreement.

     The series 2005-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance
          Provisions" above and/or "--Maintenance of Insurance" below, will not--

          1.   affect the amount or timing of any scheduled payments of
               principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default
               Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2.   affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal
               prepayment during the applicable prepayment lock-out period,

          3.   except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

                                     S-194

          4.   in the special servicer's judgment, materially impair the
               security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2005-C7
Controlling Class Representative, the Loan-Specific Class Representatives and
the Serviced Non-Trust Loan Noteholders" above, the special servicer may--

     o    reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, and/or any prepayment premium or yield maintenance charge,

     o    reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o    forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o    accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o    subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1.   the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2.   in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2005-C7 certificateholders (or, if a Serviced Loan Combination is involved, to the series 2005-C7 certificateholders and the related Serviced
          Non-Trust Loan Noteholder(s)), as a collective whole, on a present value basis,

     3.   that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the
          Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2005-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4.   the subject mortgage loan is not an Outside Serviced Trust Mortgage
          Loan.

     In no event, however, will the special servicer be permitted to:

     o    extend the maturity date of a mortgage loan beyond a date that is five years prior to the last rated final distribution date;

     o    extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

     o    if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due
          consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination must:

     o    be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the subject underlying mortgage loan, on the one hand, nor any related
          Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the related loan documents and the related Co-Lender Agreement, and

     o    take into account, where a Split Mortgage Loan is involved, the subordinate position of the Non-Pooled Portion of that Split Mortgage
          Loan relative to the Pooled Portion thereof and any related Pari Passu
          Non-Trust Loan.

     Further, to the extent consistent with the Servicing Standard, if a
Serviced Loan Combination includes a Subordinate Non-Trust Loan:

     o    no waiver, reduction or deferral of any amounts due on the underlying mortgage loan in that Serviced Loan Combination will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of that Subordinate Non-Trust Loan; and

                                     S-195

     o    no reduction of the mortgage interest rate of the underlying mortgage loan in that Serviced Loan Combination may be effected prior to the reduction of the mortgage interest rate of that Subordinate Non-Trust
          Loan, to the fullest extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution.

     Notwithstanding the foregoing, (a) the master servicer and special servicer for the Series 2005-C3 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan and (b) the master servicer and special servicer for the Series 2005-C6 Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the 1166 Avenue of the Americas Mortgage Loan, in each case under terms and conditions similar to those described above in this "--Modifications,
Waivers, Amendments and Consents" section, except that some modifications of the 1166 Avenue of the Americas Loan Combination will require the consent of the series 2005-C6 certificateholders and the series 2005-C7 controlling class representative. Any modification, waiver or amendment of the payment terms of any Outside Serviced Loan Combination shall be structured so as to be consistent with the allocation and payment priorities set forth in the related loan documents and the related Co-Lender Agreement, such that no holder of a mortgage loan comprising the subject Loan Combination will gain a priority over any other such holder with respect to any payment, which priority is not reflected in the related loan documents and the related Co-Lender Agreement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal
Trigger Event has occurred with respect to any of the mortgage loans in the trust (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2005-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal.
Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated
Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan or, if applicable, the subject Serviced Loan Combination. An Appraisal
Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and, in the case of a Serviced Loan Combination, may be relevant to the determination of the identity of the related Loan Combination
Controlling Party. See "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments" in this prospectus supplement and
"--The Series 2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders" above. The
Appraisal Reduction Amount for any mortgage loan or Serviced Loan Combination will be determined following either--

     o    the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o    the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal
Trigger Event, an update of the prior required appraisal or other valuation.
Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

                                     S-196

     o    if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under
          "--General" above,

     o    the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o    no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)
or, if applicable, any Serviced Loan Combination, the series 2005-C7 controlling class representative (or, in certain cases involving a Serviced
Loan Combination or a Split Mortgage Loan, a related Non-Trust Loan Noteholder or the related Loan-Specific Class Representative, as applicable) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2005-C7 controlling class representative (or, in certain cases involving a Serviced Loan Combination or a
Split Mortgage Loan, a related Non-Trust Loan Noteholder or the related
Loan-Specific Class Representative, as applicable), the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated
Appraisal Reduction Amount to the master servicer.

     Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

     Notwithstanding the foregoing, (a) any Appraisal Reduction Amounts with respect to the 200 Park Avenue Loan Combination and/or the Courtyard by
Marriott Portfolio Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C3 pooling and servicing agreement, and (b) any Appraisal Reduction Amounts with respect to the 1166 Avenue of the
Americas Loan Combination will be determined based upon appraisals obtained in accordance with the series 2005-C6 trust and servicing agreement, in each case on terms similar to those described above, and each such determination will affect the amount of any advances of delinquent interest required to be made on the 200 Park Avenue Mortgage Loan, the Courtyard by Marriott Portfolio Mortgage
Loan or the 1166 Avenue of the Americas Mortgage Loan, as applicable, and may affect the identity of the related Loan Combination Controlling Party. See
"Servicing of the 1166 Avenue of the Americas Loan Combination--Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series 2005-C6 Trust and
Servicing Agreement" in this prospectus supplement.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans in the trust. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Payments and collections received in respect of the Serviced Non-Trust Loans will not be deposited in the custodial account.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2005-C7 pooling and servicing agreement.

     Deposits. Under the series 2005-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans in the trust, including principal prepayments;

     o    all payments on account of interest on the mortgage loans in the trust, including Default Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans in the trust;

                                     S-197

     o    all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds
          collected on the mortgage loans in the trust, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o    any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from any Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

     o    all remittances to the Trust under the series 2005-C3 pooling and servicing agreement and/or the related Co-Lender Agreement with respect to each of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan;

     o    all remittances to the Trust under the series 2005-C6 trust and servicing agreement and/or the 1166 Avenue of the Americas Co-Lender
          Agreement with respect to the 1166 Avenue of the Americas Mortgage
          Loan;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o    all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred from a loss of value reserve fund, any Serviced Loan Combination custodial account or the special servicer's REO account;

     o    any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans in the trust; and

     o    insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to a mortgage loan in the trust specifically to cover items for which a servicing advance has been made.

     Upon its receipt of any of the amounts described in the first seven bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the
Outside Serviced Trust Mortgage Loans), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The obligation of the master servicer to deposit the amounts identified in this "--Custodial Account--Deposits" section with respect to any Outside
Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering such Outside Serviced Trust
Mortgage Loan.

     Notwithstanding the foregoing, amounts received on each underlying mortgage loan that is part of a Serviced Loan Combination will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's custodial account.

     Also notwithstanding the foregoing, the custodial account and each Loan
Combination-specific account may, in fact, be separate sub-accounts of the same account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered
          Certificates--Collection Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b)  payments and other collections received by the relevant servicer after the end of the related collection period, and

          (c)  amounts that are payable or reimbursable from the custodial account to any person other than the series 2005-C7
               certificateholders in accordance with any of clauses 3. through
               22. below;

     2.   apply amounts held for future distribution on the series 2005-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of
          Delinquent Monthly Debt Service Payments" in this prospectus supplement;

                                     S-198

     3.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2005-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the mortgage loan or
          REO Property as to which the advance was made;

     4.   to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5.   to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside
          Serviced Trust Mortgage Loans) that is either--

          (a)  specially serviced mortgage loan, or

          (b)  mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.   to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage
          Loans) and, if necessary, with respect to any Serviced Non-Trust Loan that is a Subordinate Non-Trust Loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and
          Payment of Expenses" above;

     7.   to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance (other than a P&I advance made with respect to the Non-Pooled Portion of a Split
          Mortgage Loan) made by that party under the series 2005-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8.   to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2005-C7 pooling and servicing agreement, which payment is to be made out of any Default
          Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the mortgage loan as to which that advance was made;

     9.   to pay unpaid expenses (other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees) that were incurred with respect to any mortgage loan in the trust or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

     10.  in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11.  to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and
          Other Compensation and Payment of Expenses--Additional Master
          Servicing Compensation" above;

     12.  to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under
          "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13.  to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under "--Servicing and
          Other Compensation and Payment of Expenses -- Payment of Expenses;
          Servicing Advances" above;

     14.  to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

                                     S-199

     15.  to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" and "--Matters Regarding the
          Trustee" in the accompanying prospectus and under "Description of the
          Offered Certificates--The Fiscal Agent" in this prospectus supplement;

     16.  to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2005-C7 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

     17.  in the event the master servicer determines, in accordance with the
          Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

     18.  to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2005-C7 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2005-C7 certificateholders without cause, all as set forth in the series 2005-C7 pooling and servicing agreement;

     19.  with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     20.  to make any required payments (other than normal monthly remittances)
          due under the related Co-Lender Agreement from the trust, as holder of a mortgage loan that is part of a Loan Combination, including to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that
          Outside Serviced Loan Combination;

     21.  to reimburse the master servicer, the trustee or the fiscal agent
          (with interest) for any P&I advance made thereby with respect to the
          Non-Pooled Portion of a Split Mortgage Loan, which reimbursement will be made, first, out of collections on the that Non-Pooled Portion, and then, if not recoverable therefrom, out of collections on the Pooled
          Portion of that Split Mortgage Loan;

     22.  to pay any other items described in this prospectus supplement as being payable from the custodial account;

     23.  to withdraw amounts deposited in the custodial account in error; and

     24.  to clear and terminate the custodial account upon the termination of the series 2005-C7 pooling and servicing agreement.

     The series 2005-C7 pooling and servicing agreement will prohibit the application of amounts received on a Serviced Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not related to such Serviced
Non-Trust Loan (or, in the case of a Subordinate Non-Trust Loan, to the applicable Loan Combination). Furthermore, notwithstanding anything to the contrary in this prospectus supplement, payments and other collections allocable to the Non-Pooled Portion of any Split Mortgage Loan will not be available to reimburse advances or pay Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

MAINTENANCE OF INSURANCE

     The series 2005-C7 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related mortgage loan in the trust. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

     Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides

                                     S-200

coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard, that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

     The related Loan Combination Controlling Party, in the case of a mortgaged real property that secures a Serviced Loan Combination, the Class CM
Representative, in the case of the Cherryvale Mall Mortgaged Property, or the series 2005-C7 controlling class representative, otherwise, may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2005-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to an
Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2005-C7 pooling and servicing agreement, then, to the extent such policy--

     o    is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2005-C7 pooling and servicing agreement, and

     o    provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

     In the case of each of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property on substantially similar terms to those described above. In the case of each of the 1166 Avenue of the Americas Loan
Combination, the master servicer and/or the special servicer under the series
2005-C6 trust and servicing agreement will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property, as described under "Servicing of the 1166 Avenue of the Americas Loan
Combination--Maintenance of Insurance Policies Under the Series 2005-C6 Trust
and Servicing Agreement" in this prospectus supplement.

FAIR VALUE OPTION

     Subject to the last paragraph of this "--Fair Value Option" section, any single certificateholder or group of certificateholders with a majority interest in the series 2005-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust
Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of--

     o    the outstanding principal balance of that mortgage loan,

                                     S-201

     o    all accrued and unpaid interest on that mortgage loan, other than
          Default Interest,

     o    all unreimbursed servicing advances with respect to that mortgage loan,

     o    all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, and

     o    any other amounts payable under the series 2005-C7 pooling and servicing agreement.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this "--Fair Value Option" section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the
Servicing Standard and the discussion in the next to last paragraph of this
"--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2005-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan;

                                     S-202

the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property;
the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

     Notwithstanding the foregoing, with respect to the 200 Park Avenue
Mortgage Loan and/or the Courtyard by Marriott Portfolio Mortgage Loan, if it
becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2005-C7 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to any such
Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for any such Outside
Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price. In connection with the foregoing, the special servicer will be entitled to a separate fee of $1,500 per loan payable from the collection account for making a fair value price determination with respect to any such Outside Serviced Trust Mortgage Loan, in addition to being entitled to withdraw from the collection account any out-of-pocket expenses associated with making such fair value determination.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e)
the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2005-C7 pooling and servicing agreement and the Servicing Standard.

     Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2005-C7 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, including, without limitation, with respect to the 200
Park Avenue Mortgage Loan, the restrictions on transfer of the 200 Park Avenue
Mortgage Loan to specified entities set forth in the related loan agreement.

     Further notwithstanding the foregoing, in the case of the 1166 Avenue of the Americas Mortgage Loan, if, pursuant to the series 2005-C6 trust and servicing agreement, it becomes a specially serviced mortgage loan which is in monetary default or in material non-monetary default in a manner that gives rise to a fair value purchase option with respect to the 1166 Avenue of the
Americas Non-Trust Loan under the series 2005-C6 trust and servicing agreement, any single certificateholder or group of certificateholders with a majority interest in the series 2005-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase the 1166 Avenue of the
Americas Mortgage Loan at the price specified in the first paragraph of this
"--Fair Value Option" section. If none of the purchase option holders exercises its option to purchase the 1166 Avenue of the Americas Mortgage Loan, as described above in this "--Fair Value Option" section, then, upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase the 1166 Avenue of the Americas Mortgage Loan at a price that is below the purchase price set forth in the first paragraph of this "--Fair Value
Option" section, the series 2005-C7 special servicer will request the applicable series 2005-C6 servicer to make a fair value determination with respect to the 1166 Avenue of the Americas Mortgage Loan. Any fair value price with respect to the 1166 Avenue of the Americas Mortgage Loan will be determined solely by the applicable series 2005-C6 servicer under, based on appraisals and other information obtained in accordance with, and otherwise in accordance with the terms and conditions of, the series 2005-C6 trust and servicing agreement, and the series 2005-C7 special servicer will be required to rely on that fair value price with respect to the 1166 Avenue of the
Americas Mortgage Loan. If the special servicer has not accepted a bid at the fair value price established by the applicable series 2005-C6 servicer prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required to request the applicable series 2005-C6 servicer to recalculate that fair value price and the series 2005-C7 special servicer will, upon receipt thereof, repeat the notice and bidding procedure described above until the purchase option terminates. If the series 2005-C7 special servicer does not receive notice of a fair value price for the

                                     S-203

1166 Avenue of the Americas Mortgage Loan from the applicable series 2005-C6 servicer, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price for that mortgage loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside
Serviced Trust Mortgage Loan) or Serviced Loan Combination has occurred, then, subject to the discussion under "--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" above and applicable law, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan
Noteholder(s), obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2005-C7 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholder(s), could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o    the special servicer has previously determined in accordance with the
          Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o    in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2005-C7 certificateholders and, if the subject mortgaged real property secures a Serviced Loan Combination, the affected Serviced
          Non-Trust Loan Noteholder(s), as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

     See, however, "--The Series 2005-C7 Controlling Class Representative, the
Loan-Specific Class Representatives and the Serviced Non-Trust Loan
Noteholders--Rights and Powers of The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this "--Realization Upon
Defaulted Mortgage Loans" section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2005-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the related Serviced Non-Trust Loan Noteholder(s), but subject to the discussion under "--The Series 2005-C7 Controlling Class
Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders--Rights and Powers of The Series 2005-C7 Controlling
Class Representative, the Loan-Specific Class Representatives and the Serviced
Non-Trust Loan Noteholders" above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

                                     S-204

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2005-C7 certificateholders, for--

     o    any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

     o    any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

     o    any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     The special servicer under the applicable governing pooling and servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See "Servicing of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Loan Combination" and "Servicing of the 1166 Avenue of
the Americas Loan Combination--Remedial Rights" in this prospectus supplement.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust and, if applicable, the related Serviced
Non-Trust Loan Noteholder(s), then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C7 pooling and servicing agreement to fail to qualify as such under the
          Internal Revenue Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the
Servicing Standard and the terms and conditions of the Pooling and Servicing
Agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under "--The Series
2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders" above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2005-C7 certificateholders (and, if the subject REO Property relates to a Serviced Loan
Combination, the related Serviced Non-Trust Loan Noteholder(s)), as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

                                     S-205

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o    would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to--

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100%
rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C7 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, upon receipt, all net income, Insurance Proceeds, Condemnation
Proceeds and Liquidation Proceeds received by it with respect to each REO
Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C7 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence,

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph, and

     o    if the subject REO Property relates to a Serviced Loan Combination, any portion of those amounts that are payable to the related Serviced
          Non-Trust Loan Noteholder.

     The special servicer may, subject to the limitations described in the series 2005-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient

                                     S-206

funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Notwithstanding anything to the contrary described above, the special servicer will not have any obligations with respect to any REO Property relating to an Outside Serviced Loan Combination. In the event a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for such Loan Combination, the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement, which will likely be substantially similar to those described above with respect to the special servicer under the series 2005-C7 pooling and servicing agreement and any REO Properties administered thereunder. See "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1166 Avenue of the Americas Loan Combination" in this prospectus supplement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related mortgage loan in the trust (other than an Outside Serviced Mortgage
Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer's custodial account. Beginning in 2006, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan--

     o    at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o    at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect any mortgaged real property related to an Outside Serviced Loan Combination.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

     With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real properties are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

     The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2005-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will be required to deliver to the trustee copies of the operating statements and rent rolls it collects or receives, in each case upon request. The master servicer or the special servicer, as applicable, will be required to prepare an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the
Offered Certificates--Reports to Certificateholders; Available Information" in
this prospectus supplement. Upon request, such operating statement analysis

                                     S-207

report is required to be delivered by the master servicer to the trustee, provided that in the case of a report prepared by the special servicer, such report will be delivered by the special servicer to the master servicer for delivery to the trustee. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     With respect to the Outside Serviced Trust Mortgage Loans, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real properties and will be required to deliver such information to the master servicer under the series 2005-C7 pooling and servicing agreement.
Such information will be made available to the series 2005-C7 certificateholders by the trustee as provided in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2006, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee and the Serviced Non-Trust Loan
          Noteholders, among others, to the effect that--

          1.   the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
               Bankers established by the Mortgage Bankers Association of
               America, with respect to the servicing of commercial and
               multifamily mortgage loans during the most recently completed calendar year, and

          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

     o    except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year;
          and

     o    deliver to the trustee and the Serviced Non-Trust Loan Noteholders, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2005-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C7 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2005-C7 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2005-C7 pooling and servicing agreement:

     o    the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

                                     S-208

     o    the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date, or the master servicer fails to make in a timely manner any payment required to be made to a Serviced
          Non-Trust Loan Noteholder, which failure is not remedied by 11:00
          a.m., New York City time, on the business day immediately following the date on which the payment was required to be made;

     o    the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2005-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2005-C7 pooling and servicing agreement;

     o    the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days (or such shorter period as may be provided for in the series 2005-C7 pooling and servicing agreement for certain specified acts) or, if the responsible party is diligently attempting to remedy the failure, 60 days (or such shorter period as may be provided for in the series 2005-C7 pooling and servicing agreement for certain specified acts) after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C7 pooling and servicing agreement, by series 2005-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C7 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2005-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C7 certificateholders or any Serviced Non-Trust Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C7 pooling and servicing agreement, by series 2005-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C7 certificates or by any affected Serviced Non-Trust Loan Noteholder;

     o    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o    the master servicer or the special servicer is removed from S&P's
          Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
          a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2005-C7 certificates are qualified, downgraded or withdrawn in connection therewith;

     o    one or more ratings assigned by Fitch to one or more classes of the series 2005-C7 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

     o    the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2005-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2005-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series
2005-C7 certificateholder. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-C7 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C7 pooling and servicing agreement.

                                     S-209

     The holders of series 2005-C7 certificates entitled to a majority of the voting rights for the series 2005-C7 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series
2005-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, the master servicer will have the right for a period of approximately 45 days
(during which time the master servicer will continue to master service the mortgage loans), at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and
Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2005-C7 certificates.

     In general, series 2005-C7 certificateholders entitled to at least 66-2/3%
of the voting rights allocated to each class of series 2005-C7 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived (a) by all of the holders of the affected classes of the series 2005-C7 certificates and/or (b) with the consent of the trustee. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C7 pooling and servicing agreement.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, (a) if an event of default on the part of the master servicer affects a Serviced Non-Trust Loan Noteholder, and if the master servicer is not otherwise terminated as provided above, then the master servicer may not be terminated by or at the direction of the related Non-Trust Loan Noteholder, and
(b) furthermore, if an event of default affects solely a Serviced Non-Trust
Loan Noteholder, then the master servicer may not be terminated by the trustee.
However, in the case of each of clause (a) and (b) of the prior sentence, at the request of the affected Serviced Non-Trust Loan Noteholder, the master servicer must appoint a sub-servicer that will be responsible for servicing the subject Serviced Loan Combination.

     Also notwithstanding the foregoing in this "--Rights Upon Event of
Default" section, if an event of default on the part of the special servicer affects a Serviced Non-Trust Loan and the special servicer is not otherwise terminated as provided above, then the related Serviced Non-Trust Loan
Noteholder may, subject to certain conditions, require the termination of the duties and obligations of the special servicer with respect to the subject
Serviced Loan Combination only, but no other mortgage loan in the trust, in accordance with the terms of the series 2005-C7 pooling and servicing agreement. If the special servicer for a Serviced Loan Combination is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C7 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

     In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the master servicer and/or the special servicer under the governing servicing agreement only if so directed by series 2005-C7 certificateholders entitled to waive a comparable event of default under the series 2005-C7 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside
Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2005-C7 controlling class representative or the holders of series
2005-C7 certificates entitled to 25% of the series 2005-C7 voting rights, will be required to) pursue such rights, if any, as the holder of the subject
Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement. The trustee, as holder of the 200 Park Avenue Mortgage
Loan and the Courtyard by Marriott Portfolio Mortgage Loan, will have substantially the same rights in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C3 pooling and servicing agreement as are granted to the Serviced Non-Trust Loan
Noteholders in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C7 pooling and servicing agreement. Subject to any waiver of the subject event of default on substantially the same terms as are applicable to an event of default under the series 2005-C7 pooling and servicing agreement, the trustee will be required to exercise those rights at the direction of the series 2005-C7 controlling class representative or the holders of series 2005-C7 certificates entitled to at least 25% of the series 2005-C7 voting rights. For a description of certain of the rights of the trustee, as holder of the 1166 Avenue of the Americas
Mortgage Loan, in respect of events of default on the part of the master servicer and/or the special servicer under the series 2005-C6 trust and servicing agreement, see "Servicing of the 1166 Avenue of the Americas Loan
Combination--Replacement of Master Servicer and Special Servicer Under the
Series 2005-C6 Trust and Servicing Agreement" in this prospectus supplement.

                                     S-210

     No series 2005-C7 certificateholder will have the right under the series
2005-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless--

     o    that holder previously has given to the trustee written notice of default,

     o    except in the case of a default by the trustee, series 2005-C7 certificateholders entitled to not less than 25% of the series 2005-C7 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o    except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C7 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2005-C7 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

ADMINISTRATION OF THE OUTSIDE SERVICED TRUST MORTGAGE LOANS

     The Outside Serviced Trust Mortgage Loans and any related REO Properties will, in each case, be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside
Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under "--Rights Upon Event of Default" above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2005-C7 controlling class representative.

                                     S-211

               SERVICING OF THE 200 PARK AVENUE LOAN COMBINATION
            AND THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION

     The series 2005-C3 pooling and servicing agreement initially governs the servicing and administration of the: (a) 200 Park Avenue Mortgage Loan and the
200 Park Avenue Non-Trust Loans and any related REO Property; and (b) the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Non-Trust Loans. The series 2005-C3 pooling and servicing agreement is the governing document for the Series 2005-C3 Securitization, which closed prior to the Issue Date. Under the series 2005-C3 pooling and servicing agreement, the master servicer is Wells Fargo Bank, National Association, the trustee is LaSalle Bank National Association, the fiscal agent is ABN AMRO Bank
N.V., the initial special servicer is J.E. Robert Company, Inc. and the initial series 2005-C3 controlling class representative (which is comparable to the series 2005-C7 controlling class representative) is an affiliate of that special servicer. The master servicer, special servicer and trustee under the series 2005-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2005-C3 master servicer, the series 2005-C3 special servicer, the series 2005-C3 trustee or the series 2005-C3 fiscal agent or to make servicing advances with respect to either the 200 Park Avenue Loan
Combination or the Courtyard by Marriot Portfolio Loan Combination. The series
2005-C3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2005-C7 securitization and the servicing arrangements under the series 2005-C3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2005-C7 pooling and servicing agreement. In that regard--

     o    one or more parties to the series 2005-C3 pooling and servicing agreement will be responsible for making servicing advances with respect to the 200 Park Avenue Loan Combination and the Courtyard by
          Marriott Portfolio Loan Combination, which servicing advances will be reimbursable (with interest) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan;

     o    the mortgage loans that form the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan Combination, respectively, are to be serviced and administered under a general servicing standard that is substantially similar to the Servicing Standard under the series 2005-C7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the respective Loan Combination Controlling Parties or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the 200 Park Avenue Loan Combination and the Courtyard by
          Marriott Portfolio Loan Combination);

     o    the mortgage loans that form the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer Events, in which case the party serving as the special servicer under the series
          2005-C3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the 200 Park Avenue Mortgage Loan and/or the
          Courtyard by Marriott Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2005-C7 pooling and servicing agreement with respect to other underlying mortgage loans;

     o    any modification, extension, waiver or amendment of the payment terms of the 200 Park Avenue Loan Combination and/or the Courtyard by
          Marriott Portfolio Loan Combination, as the case may be, is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan, as applicable, nor any holder of a related
          Non-Trust Loans gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related
          Co-Lender Agreement;

     o    in the case of each of the 200 Park Avenue Loan Combination and the
          Courtyard by Marriott Portfolio Loan Combination, the master servicer and special servicer under the series 2005-C3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Loan Combination Controlling
          Party under that agreement under provisions that are substantially similar to those described in this

                                     S-212

          prospectus supplement with respect to Serviced Loan Combinations (see
          "Servicing Under the Series 2005-C7 Pooling and Servicing
          Agreement--The Series 2005-C7 Controlling Class Representative, the
          Loan-Specific Class Representatives and the Serviced Non-Trust Loan
          Noteholders--Rights and Powers of The Series 2005-C7 Controlling Class
          Representative, the Loan-Specific Class Representatives and the
          Serviced Non-Trust Loan Noteholders");

     o    in the case of the 200 Park Avenue Loan Combination, the majority holder(s) of the controlling class under the series 2005-C3 pooling and servicing agreement and/or the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the 200 Park
          Avenue Note A1 Junior Non-Trust Loan Component, depending on the circumstances, will have the right to replace the special servicer with respect to the 200 Park Avenue Loan Combination under the series
          2005-C3 pooling and servicing agreement without consulting the series
          2005-C7 controlling class representative (on behalf of the trust as holder of the 200 Park Avenue Mortgage Loan);

     o    in the case of the Courtyard by Marriott Portfolio Loan Combination,
          the majority holder(s) of the controlling class under the series
          2005-C3 pooling and servicing agreement, the majority holder(s) of certain classes of series 2005-C3 certificates directly backed by the
          Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan
          Component and/or the Courtyard by Marriott Portfolio Note B Non-Trust
          Loan Noteholder, depending on the circumstances, will have the right to replace the special servicer with respect to the Courtyard by
          Marriott Portfolio Loan Combination under the series 2005-C3 pooling and servicing agreement without consulting the series 2005-C7 controlling class representative (on behalf of the trust as holder of the Courtyard by Marriott Portfolio Mortgage Loan);

     o    in general, the respective parties to the series 2005-C3 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2005-C7 pooling and servicing agreement; and

     o    if the 200 Park Avenue Mortgage Loan or the Courtyard by Marriott
          Portfolio Mortgage Loan becomes no longer subject to the series
          2005-C3 pooling and servicing agreement, then the related Loan
          Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series 2005-C3 pooling and servicing agreement and, if applicable, the special servicer under the series 2005-C3 pooling and servicing agreement, on terms substantially similar to those in the series 2005-C3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the 200 Park Avenue Mortgage Loan or the Courtyard by
          Marriott Portfolio Mortgage Loan, as the case may be, unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement;
          and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series
          2005-C7 certificates.

                                     S-213

         SERVICING OF THE 1166 AVENUE OF THE AMERICAS LOAN COMBINATION

GENERAL

     The 1166 Avenue of the Americas Mortgage Loan, the 1166 Avenue of the
Americas Non-Trust Loan and any related foreclosure property will initially be serviced under the series 2005-C6 trust and servicing agreement, which is the governing document for the Series 2005-C6 Securitization, which closed prior to the Issue Date. In the event the 1166 Avenue of the Americas Non-Trust Loan is no longer part of a securitization and provided that the 1166 Avenue of the
Americas Mortgage Loan is included in a securitization, the 1166 Avenue of the
Americas Co-Lender Agreement provides that the 1166 Avenue of the Americas Loan
Combination will continue to be serviced in accordance with the applicable provisions of the series 2005-C6 trust and servicing agreement by the series
2005-C6 master servicer and the series 2005-C6 special servicer (or successors meeting the requirements of the series 2005-C6 trust and servicing agreement).
The master servicer, special servicer and trustee under the series 2005-C7 pooling and servicing agreement will have no obligation or authority to supervise the series 2005-C6 master servicer, special servicer or trustee or to make servicing advances with respect to the 1166 Avenue of the Americas Loan
Combination. The series 2005-C6 trust and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2005-C7 securitization and the servicing arrangements under that trust and servicing agreement are generally similar to the servicing arrangements under the series 2005-C7 pooling and servicing agreement. There are, however, some differences, including, but not limited to, those described below in this "Servicing of the 1166 Avenue of the Americas Loan Combination"
section.

ADVANCES

     On or prior to each remittance date with respect to the 1166 Avenue of the
Americas Loan Combination (which remittance date precedes the series 2005-C7 distribution date each month), the series 2005-C6 master servicer is required to make P&I advances to the holder of the 1166 Avenue of the Americas Mortgage
Loan in the amount of scheduled installments of principal and interest (net of related master servicing fees and/or primary servicing fees payable to the series 2005-C6 servicers and master servicing fees payable to the series
2005-C7 master servicer) on the 1166 Avenue of the Americas Mortgage Loan, which were due on the related loan payment date and not collected, unless that
P&I advance when considered in light of any other previously unreimbursed advances, in the good faith judgment of such master servicer, would not be ultimately recoverable from certain payments and collections on the 1166 Avenue of the Americas Mortgage Loan and/or the 1166 Avenue of the Americas Junior
Non-Trust Loan Components (including, without limitation, default interest, insurance proceeds, condemnation proceeds and liquidation proceeds) or otherwise. The series 2005-C7 pooling and servicing agreement will provide that the master servicer for the series 2005-C7 transaction will be required to make any advance of a delinquent monthly debt service payment with respect to the
1166 Avenue of the Americas Mortgage Loan that the master servicer under the series 2005-C6 trust and servicing agreement is required but fails to make, unless either of those master servicers has determined that such advance would not be recoverable from collections on the 1166 Avenue of the Americas Mortgage
Loan and/or the 1166 Avenue of the Americas Subordinate Non-Trust Loan
Components. The amount of any P&I advances may be reduced based on an Appraisal
Reduction Amount as described in the fourth succeeding paragraph.

     If the 1166 Avenue of the Americas Borrowers fail to make any payment for
(1) property protection expenses, including taxes, assessments, insurance premiums and other similar items, or (2) property improvement expenses on a timely basis, or collections from the 1166 Avenue of the Americas Borrowers are insufficient to pay any such expenses when due, the series 2005-C6 master servicer is required to advance the amount of any shortfall as a property protection advance. In the event that the series 2005-C6 master servicer fails to make a property protection advance for reasons other than a determination of non-recoverability, the series 2005-C6 trustee will be required to make that property protection advance, subject to a determination of recoverability. In the event that the series 2005-C6 trustee fails to make a property protection advance for reasons other than a determination of non-recoverability, the series 2005-C6 fiscal agent will be required to make that property protection advance, subject to a determination of recoverability. The series 2005-C6 trustee and the series 2005-C6 fiscal agent will be entitled to conclusively rely upon such determination of nonrecoverability of the series 2005-C6 master servicer. A property protection advance will be deemed nonrecoverable when that property protection advance, considered in light of any other previously unreimbursed advances, in the good faith judgment of the series 2005-C6 master servicer, trustee or fiscal agent, would not be ultimately recoverable from certain payments and collections on the 1166 Avenue of the Americas Loan
Combination (including, without limitation, default interest, insurance proceeds, condemnation proceeds and liquidation proceeds) or otherwise.
However, under certain conditions, the series 2005-C6 master servicer may, but is not obligated to, make a property protection advance even if it determines that such property protection advance would not be recoverable.

                                     S-214

     The right of reimbursement with respect to P&I advances (including backup
P&I advances made by the series 2005-C7 master servicer, trustee and fiscal agent) and property protection advances for the 1166 Avenue of the Americas
Loan Combination is prior to the right of holders of the series 2005-C6 and series 2005-C7 certificates to distributions. Interest will accrue on any P&I advance and property protection advance made pursuant to the series 2005-C6 trust and servicing agreement at the "advance rate" compounded annually, which is defined under the series 2005-C6 trust and servicing agreement as the prime rate as most recently published in the "Money Rates" section of The Wall Street
Journal, New York edition, or the average of such rates if more than one rate is published on any one date. Interest will accrue on any backup P&I advances made by the series 2005-C7 master servicer, trustee and fiscal agent in accordance with the series 2005-C7 pooling and servicing agreement.

     The obligation of the series 2005-C6 master servicer to make P&I advances and property protection advances pursuant to the series 2005-C6 trust and servicing agreement continues through the foreclosure of the 1166 Avenue of the
Americas Loan Combination and until the liquidation thereof or of the related
REO Property.

     In addition, if it is determined that an Appraisal Reduction Amount exists with respect to the 1166 Avenue of the Americas Loan Combination, then, with respect to the series 2005-C6 distribution date immediately following the date of such determination and with respect to each subsequent series 2005-C6 distribution date for as long as that Appraisal Reduction Amount exists, the series 2005-C6 master servicer will be required in the event of subsequent delinquencies to advance in respect of interest on the 1166 Avenue of the
Americas Loan Combination only an amount equal to the product of (i) the amount of the interest portion of the P&I advance that would otherwise be required without regard to this sentence, multiplied by (ii) a fraction, the numerator of which is generally equal to the principal balance of the 1166 Avenue of the
Americas Loan Combination, net of such Appraisal Reduction Amount, and the denominator of which is generally equal to the principal balance of the 1166
Avenue of the Americas Loan Combination. Such reduction in the amount advanced may reduce the amount available to make distributions to series 2005-C7 certificateholders with respect to the 1166 Avenue of the Americas Mortgage
Loan. The reduced interest portion of the P&I advance as a result of an
Appraisal Reduction Amount will be allocated first, to the 1166 Avenue of the
Americas Subordinate Non-Trust Loan Components, and thereafter to the 1166
Avenue of the Americas Senior Non-Trust Loan Components and the 1166 Avenue of
the Americas Mortgage Loan on a pro rata and pari passu basis.

MAINTENANCE OF INSURANCE POLICIES UNDER THE SERIES 2005-C6 TRUST AND SERVICING
AGREEMENT

     The series 2005-C6 master servicer is required to use reasonable efforts consistent with the series 2005-C6 servicing standard to maintain or cause the
1166 Avenue of the Americas Borrowers to maintain, and if the 1166 Avenue of the Americas Borrowers does not so maintain, is required to itself maintain
(subject to the provisions of the series 2005-C6 trust and servicing agreement concerning recoverability of advances, to the extent the series 2005-C6 trustee has an insurable interest) and keep in full force and effect for the 1166
Avenue of the Americas Loan Combination fire and hazard insurance with extended coverage on the 1166 Avenue of the Americas Mortgaged Property and such other types of insurance and in such amounts as is required to be maintained under the related loan agreement; provided, however, that the series 2005-C6 master servicer shall not be required to maintain, or cause the 1166 Avenue of the
Americas Borrowers to maintain, terrorism insurance if the series 2005-C6 special servicer determines that such insurance is not required to be maintained under the related loan agreement. In the event that the 1166 Avenue of the Americas Loan Combination is converted into REO Property, the series
2005-C6 master servicer must also cause to be maintained with respect to such
REO Property public liability insurance providing coverage against such risks as that servicer determines, in accordance with the series 2005-C6 servicing standard, to be in the best interests of the series 2005-C6 trust fund and must cause to be maintained with respect to such REO Property insurance providing coverage against up to 24 months of rent interruptions. No earthquake or other additional insurance other than the flood insurance (to the extent described in the next sentence) is to be required of the 1166 Avenue of the Americas
Borrowers or to be maintained by the series 2005-C6 master servicer other than pursuant to the terms of the related loan agreement and pursuant to such applicable laws and regulations as may at any time be in force and require such additional insurance. At any time the series 2005-C6 master servicer has knowledge that the location of the 1166 Avenue of the Americas Mortgaged
Property is designated as a federal special flood hazard area, the series
2005-C6 master servicer is required to use reasonable efforts to cause the 1166
Avenue of the Americas Borrowers to maintain or will itself obtain flood insurance in respect thereof, to the extent available, in an amount equal to the lesser of (a) the unpaid principal amount of the 1166 Avenue of the
Americas Loan Combination and (b) the maximum amount of such insurance required by the related loan agreement and as is available for the 1166 Avenue of the
Americas Mortgaged Property pursuant to the National Flood Insurance Act.

                                     S-215

THE SERIES 2005-C6 SERVICING STANDARD

     The series 2005-C6 master servicer and the series 2005-C6 special servicer are required to service and administer the 1166 Avenue of the Americas Loan
Combination on behalf of and in the best interests of and for the benefit of the series 2005-C6 certificateholders and the holder of the 1166 Avenue of the
Americas Mortgage Loan, in accordance with applicable law and the terms of the series 2005-C6 trust and servicing agreement, the related loan documents and the 1166 Avenue of the Americas Agreement and, to the extent consistent with the foregoing, the following standard: (a)(i) in the same manner in which, and with the same care, skill, prudence and diligence with which, the series
2005-C6 master servicer or the series 2005-C6 special servicer, as applicable, generally services and administers similar mortgage loans with similar borrowers for other third party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans and to the maximization of net present value of the 1166 Avenue of the Americas Loan Combination to the series
2005-C6 certificateholders and the holder of the 1166 Avenue of the Americas
Mortgage Loan (as a collective whole), or (ii) in the same manner in which, and with the same care, skill, prudence and diligence with which the series 2005-C6 master servicer or the series 2005-C6 special servicer, as applicable, services and administers similar loans which the series 2005-C6 master servicer or the series 2005-C6 special servicer owns, whichever servicing procedure is of a higher standard; and (b) without regard to (i) any relationship that the series
2005-C6 master servicer, the series 2005-C6 special servicer or any affiliate thereof may have with any 1166 Avenue of the Americas Borrower, any affiliate of any 1166 Avenue of the Americas Borrower, us or any other parties to the series 2005-C6 transaction; (ii) the ownership of any series 2005-C6 certificate, the 1166 Avenue of the Americas Mortgage Loan or any certificate evidencing an interest in the 1166 Avenue of the Americas Mortgage Loan by the
series 2005-C6 master servicer, the series 2005-C6 special servicer or any affiliate thereof; (iii) the series 2005-C6 master servicer's obligation to make advances or otherwise incur servicing expenses with respect to the 1166
Avenue of the Americas Loan Combination; (iv) the right of the series 2005-C6 master servicer, the series 2005-C6 special servicer or any affiliate thereof to receive compensation or other fees for its services under the series 2005-C6 trust and servicing agreement; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

SPECIALLY SERVICED MORTGAGE LOAN UNDER THE SERIES 2005-C6 TRUST AND SERVICING
AGREEMENT

     The series 2005-C6 special servicer will be responsible for the servicing and administration of the 1166 Avenue of the Americas Loan Combination if they become specially serviced loans. The 1166 Avenue of the Americas Loan
Combination will become "specially serviced loans" if--

     (1)  the 1166 Avenue of the Americas Borrowers have not made two consecutive monthly payments (and have not cured at least one delinquency by the next loan payment date under the 1166 Avenue of the
          Americas Loan Combination) or the payment due on the maturity date;

     (2)  the 1166 Avenue of the Americas Borrowers have expressed to the series
          2005-C6 master servicer an inability to pay or a hardship in paying the 1166 Avenue of the Americas Loan Combination in accordance with their terms or, in the judgment of the series 2005-C6 master servicer
          (consistent with the series 2005-C6 servicing standard), a default under the 1166 Avenue of the Americas Loan Combination is imminent, and in either case the series 2005-C6 special servicer will be required to engage in modification negotiations relating to material terms or payment terms or other typical special servicing activities in connection therewith;

     (3)  the series 2005-C6 master servicer has received notice that any 1166
          Avenue of the Americas Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

     (4)  the series 2005-C6 master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the 1166 Avenue of the Americas Mortgaged Property; or

     (5)  a default of which the series 2005-C6 master servicer has notice
          (other than a failure by the 1166 Avenue of the Americas Borrowers to pay principal or interest as required pursuant to the related loan documents) and which materially and adversely affects the interests of the series 2005-C6 certificateholders or the holder of the 1166 Avenue of the Americas Mortgage Loan has occurred and remained unremedied for the applicable grace period specified in the related loan agreement
          (or, if no grace period is specified, 60 days; provided that such
          60-day grace period does not apply to a default that gives rise to an immediate acceleration without application of a grace period); and
          provided further, that a default requiring a property protection advance will be deemed to materially and adversely affect the interests of the series 2005-C6 certificateholders and the holder of the 1166 Avenue of the Americas Mortgage Loan.

                                     S-216

     The 1166 Avenue of the Americas Loan Combination will cease to be specially serviced loans and will become "corrected mortgage loans": (a) with respect to the circumstances described in clause (1) above, when the 1166
Avenue of the Americas Borrowers have brought the 1166 Avenue of the Americas
Loan Combination current and thereafter made three consecutive full and timely monthly payments (including pursuant to any workout of the 1166 Avenue of the
Americas Loan Combination); (b) with respect to the circumstances described in clauses (2), (3) and (4) above, when such circumstances cease to exist in the good faith judgment of the series 2005-C6 special servicer (or with respect to the circumstances described in the second part of clause (2), pursuant to any work-out implemented by the series 2005-C6 special servicer); or (c) with respect to the circumstances described in clause (5) above, when such default is cured, and provided, that at that time no circumstance identified in clauses
(1) through (5) above exists that would cause the 1166 Avenue of the Americas
Loan Combination to continue to be characterized as "specially serviced loans."

APPRAISAL TRIGGER EVENT/APPRAISAL REDUCTION AMOUNT UNDER THE SERIES 2005-C6
TRUST AND SERVICING AGREEMENT

     Under the series 2005-C6 trust and servicing agreement, Appraisal Trigger
Events or the equivalent include the following:

     o    the 1166 Avenue of the Americas Loan Combination is 60 days delinquent in respect of any monthly payment;

     o    the 1166 Avenue of the Americas Mortgaged Property is acquired on behalf of the series 2005-C6 trust fund and the holder of the 1166
          Avenue of the Americas Mortgage Loan;

     o    either of the mortgage loans constituting the 1166 Avenue of the
          Americas Loan Combination is modified to reduce the amount of any monthly payment;

     o    a receiver is appointed and continues in such capacity in respect of the 1166 Avenue of the Americas Mortgaged Property for at least 30 days;

     o    any 1166 Avenue of the Americas Borrower is subject to any bankruptcy, insolvency or similar proceeding; or

     o    the 1166 Avenue of the Americas Loan Combination is due and has not
          been paid on the maturity date.

     Upon the occurrence of any of the foregoing Appraisal Trigger Events, the series 2005-C6 special servicer will thereupon be required to obtain (within 60 days of the applicable required appraisal date) an appraisal of the 1166 Avenue of the Americas Mortgaged Property conducted in accordance with the standards of the appraisal institute by a "qualified appraiser" (as defined under the series 2005-C6 trust and servicing agreement), unless such an appraisal had been previously obtained within the prior 12 months and the series 2005-C6 special servicer has no actual notice that a material change has occurred with respect to the 1166 Avenue of the Americas Mortgaged Property that would draw into question the applicability of such appraisal.

     An Appraisal Reduction Amount with respect to the 1166 Avenue of the
Americas Loan Combination will equal the excess, if any, of: (a) the sum, without duplication, of (i) the stated principal balance of the 1166 Avenue of the Americas Loan Combination, (ii) to the extent not previously advanced, all unpaid interest on the 1166 Avenue of the Americas Loan Combination through the most recent loan payment date at a per annum rate equal to the applicable mortgage interest rate (exclusive of any default interest), (iii) all accrued but unpaid special servicing fees, unreimbursed advances (together with interest thereon) and other expenses of the series 2005-C6 trust fund and the series 2005-C7 trust fund related to the 1166 Avenue of the Americas Loan
Combination, and (iv) all currently due and unpaid real estate taxes, assessments and insurance premiums in respect of the 1166 Avenue of the
Americas Mortgaged Property (net of any amount escrowed or advanced therefor), over (b) an amount equal to 90% of the appraised value (net of any prior liens)
of the 1166 Avenue of the Americas Mortgaged Property as determined by such appraisals or estimates.

     In the event that after the occurrence of an Appraisal Trigger Event with respect thereto, the 1166 Avenue of the Americas Loan Combination has remained current for six consecutive loan payment dates, and no other Appraisal Trigger
Event has occurred and is continuing, the series 2005-C6 special servicer may, within 30 days after the date of that sixth loan payment date, order an appraisal (which may be an update of the prior appraisal), the cost of which is required to be paid by the series 2005-C6 master servicer as a property protection advance recoverable from the series 2005-C6 trust fund and the holder of the 1166 Avenue of the Americas Mortgage Loan. Based upon that appraisal, the series 2005-C6 special servicer is required to redetermine and report to the series 2005-C6 trustee, the series 2005-C6 master servicer and the series 2005-C7 master servicer, the Appraisal Reduction Amount with respect to the 1166 Avenue of the Americas Loan Combination and such redetermined
Appraisal Reduction Amount will replace the prior Appraisal Reduction Amount with respect to the 1166 Avenue of the Americas Loan Combination.

                                     S-217

MODIFICATIONS UNDER THE SERIES 2005-C6 TRUST AND SERVICING AGREEMENT

     Consistent with the series 2005-C6 servicing standard and the provisions of the series 2005-C6 trust and servicing agreement, the series 2005-C6 master servicer and the series 2005-C6 special servicer may, in their respective discretion, waive any late payment charge or penalty interest in connection with any delinquent monthly payment or any other delinquent payment with respect to the 1166 Avenue of the Americas Loan Combination. In addition, absent a default, modifications, waivers or amendments to the 1166 Avenue of the Americas Loan Combination that do not affect payment terms or materially affect the security afforded by the 1166 Avenue of the Americas Loan
Combination may be made by the series 2005-C6 master servicer or the series
2005-C6 special servicer, as applicable, in accordance with the series 2005-C6 servicing standard without the consent of the series 2005-C6 certificateholders, the holder of the 1166 Avenue of the Americas Mortgage Loan or the series 2005-C6 trustee, provided that any such modification, waiver or amendment would not be "significant" as such term is defined in the Internal
Revenue Code and treasury regulations thereunder, as evidenced by an opinion of counsel, would not cause the 1166 Avenue of the Americas Mortgage Loan to fail to qualify as a "qualified mortgage" within the meaning of Section 860G(a)(3)
of the Internal Revenue Code, and does not otherwise adversely affect the status of any REMIC holding the 1166 Avenue of the Americas Mortgage Loan (and the series 2005-C6 master servicer may rely on an opinion of counsel in making such determinations (at the expense of the party seeking such modification or amendment)). If a default has occurred or is reasonably foreseeable, the series
2005-C6 special servicer, only if it determines in accordance with the series
2005-C6 servicing standard (evidenced by an officer's certificate delivered to the series 2005-C6 trustee and the holder of the 1166 Avenue of the Americas
Mortgage Loan) that a modification, waiver or amendment of the terms of the
1166 Avenue of the Americas Loan Combination is reasonably likely to produce a greater recovery on a present value basis (as a collective whole) than liquidation of the 1166 Avenue of the Americas Loan Combination, may agree to a modification, waiver or amendment to the terms of the 1166 Avenue of the
Americas Loan Combination, subject to the rights of the series 2005-C6 directing certificateholders, as described below. Some modifications of the
1166 Avenue of the Americas Loan Combination will require the consent of certain series 2005-C6 certificateholders and/or the series 2005-C7 controlling class representative.

SALE OF 1166 AVENUE OF THE AMERICAS NON-TRUST LOAN IF IT BECOMES A DEFAULTED
LOAN TO CERTAIN PARTIES UNDER THE SERIES 2005-C6 TRUST AND SERVICING AGREEMENT
(INCLUDING EACH HOLDER OF THE SERIES 2005-C7 CONTROLLING CLASS)

     Within five business days after the 1166 Avenue of the Americas Loan
Combination have become "defaulted loans" (as defined below), the series
2005-C6 special servicer is required to give notice of that event to each series 2005-C6 certificateholder of the series 2005-C6 directing class, the holder of the 1166 Avenue of the Americas Mortgage Loan and the series 2005-C6 trustee. Any single series 2005-C6 certificateholder or group of series 2005-C6 certificateholders with a majority interest in the series 2005-C6 directing class, the holder of the 1166 Avenue of the Americas Mortgage Loan and each holder of the series 2005-C7 controlling class or the series 2005-C6 special servicer and any assignees thereof (but excluding any of the foregoing that is an affiliate of any 1166 Avenue of the Americas Borrower at the time the 1166
Avenue of the Americas Loan Combination become defaulted loans), will have the option to purchase the 1166 Avenue of the Americas Non-Trust Loan at a price generally equal to the sum of, without duplication: (i) the outstanding principal balance of the 1166 Avenue of the Americas Non-Trust Loan, (ii) all
accrued and unpaid interest on the 1166 Avenue of the Americas Non-Trust Loan, other than default interest, (iii) all unreimbursed property protection advances with respect to the 1166 Avenue of the Americas Non-Trust Loan, (iv)
all unpaid interest accrued on advances made by the series 2005-C6 master servicer, the series 2005-C6 trustee and/or the series 2005-C6 fiscal agent with respect to the 1166 Avenue of the Americas Non-Trust Loan, and (v) all
unpaid or unreimbursed additional trust fund expenses with respect to the 1166
Avenue of the Americas Non-Trust Loan.

     The series 2005-C6 special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to the purchase price specified in the preceding paragraph.

     If none of the purchase option holders exercises its option to purchase the 1166 Avenue of the Americas Non-Trust Loan when they become defaulted loans as described in the two preceding paragraphs, then each holder of the purchase option will also have the option to purchase the 1166 Avenue of the Americas
Non-Trust Loan at a price (the "fair value price") equal to the fair value of the 1166 Avenue of the Americas Non-Trust Loan. Upon receipt of a request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase the 1166
Avenue of the Americas Non-Trust Loan at a price that is below the purchase price set forth in the two preceding paragraphs, the series 2005-C6 special servicer is required to promptly obtain an appraisal of the 1166 Avenue of the
Americas Mortgaged Property by an independent appraiser (unless such an appraisal was obtained within one year of that date and the series 2005-C6 special servicer has no knowledge of any circumstances that would materially affect the validity

                                     S-218

of that appraisal). Within 30 days after obtaining that appraisal, the series
2005-C6 special servicer must determine the fair value price in accordance with the series 2005-C6 servicing standard and the discussion below. Promptly after determining the fair value price, the series 2005-C6 special servicer is required to report that fair value price to the series 2005-C6 trustee and each holder of the purchase option.

     In the event that the series 2005-C6 special servicer determines that it is willing, or another holder of the purchase option notifies the series
2005-C6 special servicer that it is willing, to purchase the 1166 Avenue of the
Americas Non-Trust Loan at a price equal to or above the fair value price, the series 2005-C6 special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of such bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the series 2005-C6 special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the series 2005-C6 special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the 1166 Avenue of the Americas Non-Trust Loan within ten business days of receipt of notice of such acceptance. If the series 2005-C6 special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the series 2005-C6 special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     Any holder of the purchase option may, once that option is exercisable, assign its purchase option with respect to the 1166 Avenue of the Americas
Non-Trust Loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the series
2005-C6 trustee, the series 2005-C6 master servicer and the series 2005-C6 special servicer.

     In determining the fair value price for the 1166 Avenue of the Americas
Non-Trust Loan, the series 2005-C6 special servicer will take into account, among other factors, the results of any appraisal or updated appraisal that it or the series 2005-C6 master servicer may have obtained in accordance with the series 2005-C6 trust and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the 1166 Avenue of the Americas Non-Trust Loan; the period and amount of any delinquency on the 1166 Avenue of the Americas Non-Trust Loan;
the physical condition of the 1166 Avenue of the Americas Mortgaged Property;
the state of the local economy; and the expected recoveries from the 1166
Avenue of the Americas Non-Trust Loan if the series 2005-C6 special servicer were to pursue a workout or foreclosure strategy instead of selling the 1166
Avenue of the Americas Non-Trust Loan to a holder of the purchase option.

     The purchase option for the 1166 Avenue of the Americas Non-Trust Loan will terminate, and will not be exercisable (or if exercised, but the purchase of the 1166 Avenue of the Americas Non-Trust Loan has not yet occurred, will terminate and be of no further force or effect) if (a) the series 2005-C6 special servicer has accepted a bid at the fair value price, (b) the 1166
Avenue of the Americas Non-Trust Loan has ceased to be a defaulted loan, (c)
the 1166 Avenue of the Americas Mortgaged Property has become an REO Property or (d) a final recovery determination has been made with respect to the 1166
Avenue of the Americas Non-Trust Loan. Until a bid at the fair value price is accepted, the series 2005-C6 special servicer is required to continue to pursue all of the other resolution options available to it with respect to the 1166
Avenue of the Americas Non-Trust Loan in accordance with the series 2005-C6 servicing standard.

     The 1166 Avenue of the Americas Loan Combination will be "defaulted loans"
if they are specially serviced loans which are in monetary default under the terms of the related loan agreement or are in non-monetary default in a manner that has caused an interest shortfall to certain classes of series 2005-C6 certificateholders or a realized loss to occur, in either case, beyond any applicable cure period.

SALE OF 1166 AVENUE OF THE AMERICAS MORTGAGE LOAN IF IT BECOMES 60 DAYS
DELINQUENT TO THE HOLDER OF THE SERIES 2005-C6 DIRECTING CERTIFICATEHOLDERS

     If and for so long as the 1166 Avenue of the Americas Loan Combination are specially serviced and a monthly payment is at least 60 days delinquent, the holder of the 1166 Avenue of the Americas Non-Trust Loan or its designee (which designee, under the series 2005-C6 trust and servicing agreement, will be the series 2005-C6 directing certificateholders) has the option to purchase the
1166 Avenue of the Americas Mortgage Loan at a price generally equal to the unpaid principal balance of the 1166 Avenue of the Americas Mortgage Loan, together with all accrued unpaid interest thereon (other than default

                                     S-219

interest) through the end of the applicable interest accrual period, and any servicing compensation, advances and interest on advances payable or reimbursable to any party pursuant to the series 2005-C6 trust and servicing agreement with respect thereto (but exclusive of any prepayment consideration).
See "Description of the Mortgage Pool--Loan Combinations--The 1166 Avenue of
the Americas Mortgage Loan--Co-Lender Agreement" above in this prospectus supplement.

REMEDIAL RIGHTS

     Until the satisfaction in full of the obligations of the 1166 Avenue of the Americas Borrowers under the 1166 Avenue of the Americas Loan Combination, except as provided in the series 2005-C6 trust and servicing agreement, the series 2005-C6 trustee as holder of the 1166 Avenue of the Americas Mortgage
Loan may not institute or commence a proceeding or case under or file a petition (in each case, either by itself or in conjunction with any other persons) under the United States Bankruptcy Code (or join any person in any such petition) or otherwise invoke or cause any other person to institute or commence an insolvency proceeding with respect to or against any 1166 Avenue of the Americas Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to any
1166 Avenue of the Americas Borrower or all or any part of its property or assets ordering the winding-up or liquidation of the affairs of that borrower.
The holder of the 1166 Avenue of the Americas Mortgage Loan, pursuant to the
1166 Avenue of the Americas Co-Lender Agreement, has appointed the 1166 Avenue of the Americas Non-Trust Noteholder as its agent for the purpose of exercising any and all rights and taking any and all actions available to the holder of the 1166 Avenue of the Americas Mortgage Loan in connection with any case by or against any 1166 Avenue of the Americas Borrower under the United States
Bankruptcy Code or in any other insolvency proceeding.

REPLACEMENT OF MASTER SERVICER AND SPECIAL SERVICER UNDER THE SERIES 2005-C6
TRUST AND SERVICING AGREEMENT

     If any event of default with respect to the series 2005-C6 master servicer or the series 2005-C6 special servicer exists under the series 2005-C6 trust and servicing agreement and such default is not cured or waived as described in the following sentence, then the series 2005-C6 trustee may, and at the written direction of the holders of greater than 51% of the aggregate voting rights of the series 2005-C6 certificates or the holder of the 1166 Avenue of the
Americas Mortgage Loan shall, terminate the series 2005-C6 master servicer or the series 2005-C6 special servicer, as applicable, in accordance with the provisions of the series 2005-C6 trust and servicing agreement, and the series
2005-C6 trustee will be required to serve as or appoint a successor series
2005-C6 master servicer or series 2005-C6 special servicer, as applicable, as provided in the series 2005-C6 trust and servicing agreement. The holders of
662/3% of the aggregate voting rights of all the series 2005-C6 certificates, together with the holder of the 1166 Avenue of the Americas Mortgage Loan, will have the right to waive any series 2005-C6 master servicer default or series
2005-C6 special servicer default occurring under the series 2005-C6 trust and servicing agreement, subject to certain conditions set forth therein, including the condition that, with respect to a waiver of any series 2005-C6 master servicer default or series 2005-C6 special servicer default that relates to the failure to make any required deposit into the applicable account for distribution to the series 2005-C6 certificateholders (including any P&I advance required to be made by the series 2005-C6 master servicer), such waiver will require the consent of (a) 100% of the aggregate voting rights of all the series 2005-C6 certificates, (b) the holder of the 1166 Avenue of the Americas
Mortgage Loan and (c) the series 2005-C6 trustee. Any appointment of a successor to either the series 2005-C6 master servicer or the series 2005-C6 special servicer is conditioned upon receipt of written confirmation from S&P that the appointment of such successor would not result in the downgrade, withdrawal or qualification of the then current ratings of any of the series
2005-C6 certificates. The series 2005-C7 trustee may, on behalf of the series
2005-C7 certificateholders, waive an event of default on the part of the series
2005-C6 master servicer or the series 2005-C6 special servicer only if so directed by such series 2005-C7 certificateholders as would be able to waive a comparable event of default under the series 2005-C7 pooling and servicing agreement. If an event of default on the part of the series 2005-C6 master servicer or the series 2005-C6 special servicer is not waived or cured, and if that event of default materially and adversely affects the holder of the 1166
Avenue of the Americas Mortgage Loan, then the series 2005-C7 trustee may (or, at the direction of the series 2005-C7 controlling class representative or the holders of series 2005-C7 certificates entitled to at least 25% of the series
2005-C7 voting rights, will be required to) seek termination of the defaulting party under the series 2005-C6 trust and servicing agreement.

     In addition, the holder of the 1166 Avenue of the Americas Mortgage Loan
(or its representative which, under the series 2005-C7 pooling and servicing agreement, for this purpose, will be the series 2005-C7 controlling class representative) will have the right to terminate the series 2005-C6 special servicer and designate a successor therefor once during the term of the 1166
Avenue of the Americas Loan Combination upon 30 days' written notice to the series 2005-C6 trustee, the series 2005-C6 master servicer and the terminated series 2005-C6 special servicer; provided that (i) S&P confirms to the series
2005-C6 trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading

                                     S-220

of the then current ratings assigned to any class of series 2005-C6 certificates, (ii) any expenses incurred by the series 2005-C6 trustee or the terminated series 2005-C6 special servicer in connection with the replacement of the series 2005-C6 special servicer are paid by the holder of the 1166
Avenue of the Americas Mortgage Loan, (iii) any successor series 2005-C6 special servicer designated by the holder of the 1166 Avenue of the Americas
Mortgage Loan is on S&P's Select Servicer List as a U.S. Commercial Mortgage
Special Servicer, and (iv) such successor series 2005-C6 special servicer executes and delivers to the series 2005-C6 trustee an agreement, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the series 2005-C6 special servicer under the series 2005-C6 trust and servicing agreement from and after the date of such agreement; and (v) the rates at which the special servicing fee, disposition fee and work-out fee (or any component thereof) under the series 2005-C6 trust and servicing agreement are calculated do not exceed the rates then in effect.

RIGHTS OF THE SERIES 2005-C6 DIRECTING CERTIFICATEHOLDERS/ASSET STATUS REPORT

     The "series 2005-C6 directing certificateholders" are the holders of a majority of the voting rights of the series 2005-C6 directing class. The
"series 2005-C6 directing class" is the most subordinate class of series
2005-C6 certificates with a certificate principal balance (net of any Appraisal
Reduction Amount allocated to the component of the 1166 Avenue of the Americas
Non-Trust Loan that corresponds to that class) at least equal to 25% of the initial certificate principal balance of that class, or if no class of series
2005-C6 certificates has a certificate principal balance that satisfies that requirement, the series 2005-C6 directing class will be the most subordinate class of series 2005-C6 certificates with a certificate principal balance (net of any Appraisal Reduction Amount allocated to the component of the 1166 Avenue of the Americas Non-Trust Loan that corresponds to that class) greater than zero. The series 2005-C6 directing certificateholders will have the right to advise the series 2005-C6 special servicer with respect to certain actions of the series 2005-C6 special servicer.

     Pursuant to the series 2005-C6 trust and servicing agreement, no later than 30 days after the 1166 Avenue of the Americas Loan Combination become specially serviced loans, the series 2005-C6 special servicer is required to prepare and deliver an "asset status report" to S&P, the series 2005-C6 master servicer, the series 2005-C7 master servicer and each series 2005-C6 certificateholder of the series 2005-C6 directing class with respect to the
1166 Avenue of the Americas Loan Combination and the 1166 Avenue of the
Americas Mortgaged Property. Any asset status report prepared by the series
2005-C6 special servicer will set forth the following information, to the extent reasonably determined, which includes, among other things: (i) a summary of the status of the specially serviced loans, (ii) a discussion of the legal and environmental considerations reasonably known to the series 2005-C6 special servicer, consistent with the series 2005-C6 servicing standard, that are applicable to the exercise of remedies and whether outside legal counsel has been retained, (iii) the most current rent roll and income or operating statement available for the 1166 Avenue of the Americas Mortgaged Property,
(iv) the appraised value of the property together with the assumptions used in the calculation thereof, (v) a recommendation by the series 2005-C6 special servicer as to how the specially serviced loans might be returned to performing status, returned to the series 2005-C6 master servicer for regular servicing or otherwise realized upon, (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the series 2005-C6 special servicer made such determination,
(vii) a status report on any foreclosure actions or other proceedings undertaken with respect to the 1166 Avenue of the Americas Mortgaged Property,
any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon, and (viii) such other information as the series 2005-C6 special servicer deems relevant in light of the series 2005-C6 servicing standard.

     If, within ten business days following delivery of the asset status report, the series 2005-C6 directing certificateholders do not disapprove in writing of any action proposed to be taken in such asset status report, the series 2005-C6 special servicer is required (subject to consultation with the holder of the 1166 Avenue of the Americas Mortgage Loan and obtaining any required consent of any series 2005-C6 certificateholders and the holder of the
1166 Avenue of the Americas Mortgage Loan) to implement the recommended action as outlined in such asset status report. If the series 2005-C6 directing certificateholders disapprove in writing of such asset status report, the series 2005-C6 special servicer is required to revise and deliver a new asset status report within 30 days after the series 2005-C6 directing certificateholders' disapproval. The series 2005-C6 special servicer is required to continue to revise such asset status report until either the series
2005-C6 directing certificateholders fail to disapprove such revised asset status report within ten business days of receipt or the passage of 60 days from the date of preparation of the first asset status report.

     The holder of the 1166 Avenue of the Americas Mortgage Loan or its
representative (which, under the series 2005-C7 pooling and servicing agreement, will be the series 2005-C7 controlling class representative) and each of the series 2005-C6 certificateholders of the series 2005-C6 directing class will have the right to consult with the series 2005-C6 special servicer

                                     S-221

concerning any of the matters contained in the asset status report and to suggest alternate strategies or actions with respect to the 1166 Avenue of the
Americas Loan Combination for a period of ten business days following the delivery of such asset status report; provided that, if any such party has not responded within such period, it will be deemed to have approved the actions proposed in the asset status report. The series 2005-C6 special servicer is under no obligation to comply with any advice or consultation provided by the holder of the 1166 Avenue of the Americas Mortgage Loan or its representative or any series 2005-C6 certificateholder of the series 2005-C6 directing class.
Subject to the limitations below, in the event that the holder of the 1166
Avenue of the Americas Mortgage Loan or its representative and any series
2005-C6 certificateholder of the series 2005-C6 directing class and/or the series 2005-C6 directing certificateholders disagree with any element of the asset status report, but such parties are in agreement with each other about an alternate course of action, the series 2005-C6 special servicer is required to revise the asset status report to reflect such alternate course, and shall follow such alternate course of action (subject to the series 2005-C6 servicing standard). In the event that the holder of the 1166 Avenue of the Americas
Mortgage Loan, any series 2005-C6 certificateholder of the series 2005-C6 directing class and the series 2005-C6 directing certificateholders are not in agreement with respect to the matters covered by the asset status report, then the series 2005-C6 special servicer is required to follow the direction of the series 2005-C6 directing certificateholders (subject to the series 2005-C6 servicing standard) in accordance with the procedures described above.

     Notwithstanding the foregoing, the series 2005-C6 special servicer may take any action set forth in an asset status report at any time if (i) the series 2005-C6 special servicer determines that failure to take that action would materially and adversely affect the interests of the series 2005-C6 certificateholders or the holder of the 1166 Avenue of the Americas Mortgage
Loan, as the case may be, and (ii) the series 2005-C6 special servicer has made a reasonable effort to contact the series 2005-C6 directing certificateholders and the holder of the 1166 Avenue of the Americas Mortgage Loan. The series
2005-C6 special servicer is not permitted to take any action inconsistent with an approved asset status report, unless that action would be required in the series 2005-C6 special servicer's reasonable judgment in accordance with the series 2005-C6 servicing standard. Further notwithstanding the foregoing, no advice, direction or objection by the series 2005-C6 directing certificateholders or the holder of the 1166 Avenue of the Americas Mortgage
Loan contemplated by any of the foregoing may (a) require or cause the series
2005-C6 special servicer to violate any applicable law, (b) be inconsistent with the series 2005-C6 servicing standard, (c) require or cause the series
2005-C6 special servicer to violate the provisions of the series 2005-C7 pooling and servicing agreement relating to or otherwise adversely affect REMIC status, (d) require or cause the series 2005-C6 special servicer to violate any other provisions of the series 2005-C6 trust and servicing agreement, (e)
require or cause the series 2005-C6 special servicer to violate the terms of the 1166 Avenue of the Americas Loan Combination, (f) expose the series 2005-C6 master servicer, the series 2005-C6 special servicer, any other party to the series 2005-C6 trust and servicing agreement, the originator of the 1166 Avenue of the Americas Loan Combination, the series 2005-C6 trust fund or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (g) materially expand the scope of the series 2005-C6 master servicer's or series 2005-C6 special servicer's responsibilities under the series 2005-C6 trust and servicing agreement.

INDEMNIFICATION, REIMBURSEMENTS, FEES AND LIMITATIONS ON LIABILITY

     The respective parties to the series 2005-C6 trust and servicing agreement will be entitled to indemnities, reimbursements, fees (including, without limitation, master servicing fees, special servicing fees, workout fees and/or disposition fees and other additional servicing compensation specified in the series 2005-C6 trust and servicing agreement) and limitations on liability in connection with the servicing and administration of the 1166 Avenue of the
Americas Loan Combination that are similar in nature (although specific terms vary) to the indemnities, reimbursements, fees and limitations on liability to which the respective parties to the series 2005-C7 pooling and servicing agreement are entitled in connection with the servicing and administration of mortgage loans thereunder, including. The master servicing fee rate is 0.005%
per annum, the disposition fee rate and the workout fee rate are both 0.60% and the special servicing fee rate is 0.18% per annum.

                                     S-222

                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The series 2005-C7 certificates will be issued, on or about November 4,
2005, under the series 2005-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreement with the UBS
          Mortgage Loan Seller;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the
          Series 2005-C7 Pooling and Servicing Agreement--Custodial Account,"
          the special servicer's REO account described under "Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--REO Properties,"
          the trustee's collection account described under "--Collection
          Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2005-C7 certificates will include the following classes:

     o    the X-CP, A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E and F
          classes, which are the only classes of series 2005-C7 certificates that are offered by this prospectus supplement, and

     o    the X-CL, G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2, CM-3, CM-4,
          SP-1, SP-2, SP-3, SP-4, SP-5, SP-6, SP-7, R-I, R-II and R-III classes, which are classes of series 2005-C7 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S, T, CM-1, CM-2, CM-3, CM-4, SP-1, SP-2, SP-3, SP-4,
SP-5, SP-6 and SP-7 certificates are the series 2005-C7 certificates that will have principal balances and are sometimes referred to as the series 2005-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool (net of the total
Allocated Principal Balances of the Non-Pooled Portions of the Split Mortgage
Loans) exceeds the total principal balance of the series 2005-C7 principal balance certificates (other than the Loan-Specific Principal Balance
Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C7 principal balance certificates (other than a class of
Loan-Specific Principal Balance Certificates) that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances and are sometimes referred to as the series 2005-C7 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2005-C7 interest-only certificates will have a total notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total notional amount of the class X-CL certificates at initial issuance will be approximately $2,346,508,075, although it may be as much as 5% larger or smaller.

                                     S-223

     The total notional amount of the class X-CP certificates will equal:

     o    during the period from the date of initial issuance of the series
          2005-C7 certificates through and including the distribution date in
          October 2006, the sum of (a) the lesser of $30,021,000 and the total principal balance of the class A-1 certificates outstanding from time to time, (b) the lesser of $166,212,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-2, A-3, A-AB, A-4,
          A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

     o    during the period following the distribution date in October 2006 through and including the distribution date in October 2007, the sum of (a) the lesser of $306,200,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $162,179,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

     o    during the period following the distribution date in October 2007 through and including the distribution date in October 2008, the sum of (a) the lesser of $176,545,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $154,539,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F and G certificates outstanding from time to time;

     o    during the period following the distribution date in October 2008 through and including the distribution date in October 2009, the sum of (a) the lesser of $147,338,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (b) the total principal balance of the class A-AB, A-4, A-M, A-J, B, C, D, E,
          F and G certificates outstanding from time to time;

     o    during the period following the distribution date in October 2009 through and including the distribution date in October 2010, the sum of (a) the lesser of $711,633,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $93,568,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B, C, D, E and F certificates outstanding from time to time;

     o    during the period following the distribution date in October 2010 through and including the distribution date in October 2011, the sum of (a) the lesser of $625,010,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $89,105,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time and (d) the lesser of $20,619,000 and the total principal balance of the class E certificates outstanding from time to time;

     o    during the period following the distribution date in Ocotber 2011 through and including the distribution date in October 2012, the sum of (a) the lesser of $553,965,000 and the total principal balance of the class A-4 certificates outstanding from time to time, (b) the lesser of $69,937,000 and the total principal balance of the class
          A-1A certificates outstanding from time to time, (c) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time, and (d) the lesser of $17,781,000 and the total principal balance of the class D certificates outstanding from time to time; and

     o    following the distribution date in October 2012, $0.

     The total initial notional amount of the class X-CP certificates will be approximately $2,152,297,000, although it may be as much as 10% larger or smaller.

     The class R-I, R-II and R-III certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's distribution date statement.

                                     S-224

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance--or, solely in the case of the class X-CP certificates, $250,000 initial notional amount--and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations,
          and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and directly or indirectly through participants in
Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--
Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in
the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C7 certificates, and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account may be invested in
Permitted Investments for the benefit and at the risk of the Trustee. See
"--The Trustee" below.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o    All payments and other collections on the mortgage loans and any REO
          Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received by the relevant servicer after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the master
               servicer's custodial account to any person other than the series
               2005-C7 certificateholders, including--

                                     S-225

               (a) amounts payable to the master servicer or the special
                   servicer as compensation, as described under "Servicing
                   Under the Series 2005-C7 Pooling and Servicing
                   Agreement--Servicing and Other Compensation and Payment of
                   Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2005-C7 pooling and servicing agreement, and

               (c) amounts payable with respect to other expenses of the trust;
                   and

          4.   amounts deposited in the master servicer's custodial account in error.

     o    Any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date.

     o    Any payments made by the master servicer to cover Prepayment Interest
          Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--Custodial
Account" and "--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o    to pay itself a monthly fee, which is described under "--The Trustee"
          below, and investment earnings on Permitted Investments of funds in the collection account;

     o    to indemnify itself and various related persons as described under
          "Description of the Governing Documents -- Matters Regarding the
          Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent and various related persons;

     o    to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2005-C7 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing Under the Series 2005-C7 Pooling and Servicing
          Agreement--REO Properties" in this prospectus supplement;

     o    to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o    with respect to each distribution date during January of 2006 or any year thereafter that is not a leap year or during February of 2006 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

     o    to pay to the person entitled thereto any amounts deposited in the collection account in error.

Notwithstanding anything to the contrary in this prospectus supplement, payments and other collections allocable to the Non-Pooled Portion of any Split
Mortgage Loan will not be available to reimburse advances or pay Additional
Trust Fund Expenses with respect to any other underlying mortgage loan.

     On each distribution date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2005-C7 certificates. For any distribution date, those funds will consist of the following separate components--

                                     S-226

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans (exclusive of the respective Non-Pooled Portions of the Split Mortgage Loans) as a
          result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C,
          D, E, F, G, H, J and/or K certificates, as and to the extent described under "--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" below,

     o    the portion of those funds that represent default prepayment consideration collected on the Cherryvale Mall Non-Pooled Portion during the related collection period, which will be paid to the holders of the Class CM Principal Balance Certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" below,

     o    the portion of those funds allocable to the Cherryvale Mall Non-Pooled
          Portion (see "Description of the Mortgage Pool--Split Mortgage
          Loans--The Pooled and Non-Pooled Portions of the Cherryvale Mall
          Mortgage Loan" in this prospectus supplement), referred to in this prospectus supplement as the Class CM Available P&I Funds, which will be paid to the holders of the Class CM Principal Balance Certificates, as described under "--Payments--Payments on the Loan-Specific
          Principal Balance Certificates" below;

     o    the portion of those funds that represent default prepayment consideration collected on the Station Place I Non-Pooled Portion during the related collection period, which will be paid to the holders of the Class SP Principal Balance Certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield
          Maintenance Charges" below,

     o    the portion of those funds allocable to the Station Place I Non-Pooled
          Portion (see "Description of the Mortgage Pool--Split Mortgage
          Loans--The Pooled and Non-Pooled Portions of the Station Place I
          Mortgage Loan" and "--Loan Combinations--The Station Place I Mortgage
          Loan--Priority of Payments" in this prospectus supplement), referred to in this prospectus supplement as the Class SP Available P&I Funds, which will be paid to the holders of the Class SP Principal Balance
          Certificates, as described under "--Payments--Payments on the
          Loan-Specific Principal Balance Certificates" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Net Available P&I Funds, and

          2.   will be paid to the holders of all the series 2005-C7
               certificates (exclusive of the Loan-Specific Principal Balance
               Certificates), as described under "--Payments--Priority of
               Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account may be invested in Permitted Investments for the benefit and at the risk of the Trustee. See "--The Trustee" below.

     During January, except in a leap year, and February of each calendar year, beginning in January 2006, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will, in general, equal one day's interest accrued at the related mortgage interest rate (or, in the case of the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott
Portfolio Mortgage Loan, the related mortgage interest rate, minus 0.01%) on the Stated Principal Balance of that loan as of the end of the related collection period, except that the interest reserve amount for the Station
Place I Mortgage Loan will be calculated based on the Allocated Principal
Balance of, and be allocable solely to, the Pooled Portion of the Station Place
I Mortgage Loan.

     During March of each calendar year, beginning with March 2006, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Net Available
P&I Funds for the distribution date during the month of transfer.

                                     S-227

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C7 certificates will be divided into:

     1.   Loan Group No. 1, which will consist of 113 underlying mortgage loans, with an Initial Loan Group No. 1 Balance of $2,176,322,965, representing approximately 92.7% of the Initial Mortgage Pool Balance.

     2.   Loan Group No. 2, which will consist of 22 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $170,185,111, representing approximately 7.3% of the Initial Mortgage Pool Balance.

     On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2005-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C7 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2005-C7 certificates, except for the R-I, R-II and R-III classes, will bear interest

     With respect to each interest-bearing class of the series 2005-C7 certificates, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2005-C7 certificates for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2005-C7 certificates outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the Class SP Principal Balance Certificates, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

     However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in October 2012.

     On each distribution date, subject to the Net Available P&I Funds, the
Class CM Available P&I Funds or the Class SP Available P&I Funds, as
applicable, for that date and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the
Loan-Specific Principal Balance Certificates," as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series 2005-C7 certificates will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2005-C7 certificates, reduced by

     o    the portion of any Net Aggregate Prepayment Interest Shortfall for
          that distribution date that is allocable to that class of series
          2005-C7 certificates.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2005-C7 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable on future distribution dates, subject to the Net Available P&I Funds, the Class CM Available P&I Funds or the Class SP Available P&I Funds, as
applicable, for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" or "--Payments--Payments on
the Loan-Specific Principal Balance Certificates," as applicable, below.
However, no interest will accrue on any of that unpaid interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of the series
2005-C7 certificates in the following manner:

                                     S-228

     o    that portion, if any, of the Net Aggregate Prepayment Interest
          Shortfall for any distribution date that is attributable to the
          Cherryvale Mall Non-Pooled Portion will be allocated on a pro rata basis to the respective classes of Class CM Principal Balance
          Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C7 certificates for the related interest accrual period;

     o    that portion, if any, of the Net Aggregate Prepayment Interest
          Shortfall for any distribution date that is attributable to the
          Station Place I Non-Pooled Portion will be allocated on a pro rata basis to the respective classes of Class SP Principal Balance
          Certificates in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C7 certificates for the related interest accrual period; and

     o    the remaining portion, if any, of the Net Aggregate Prepayment
          Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2005-C7 certificates
          (exclusive of the Loan-Specific Principal Balance Certificates) on a
          pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2005-C7 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class
A-1, A-2 and A-AB certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The pass-through rates for the class A-4, A-1A, A-M, A-J, B, C, D, E, F,
G, L, M, N, P, Q, S and T certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
L, M, N, P, Q, S or T certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2005-C7 certificates during that interest accrual period will be that Weighted Average
Pool Pass-Through Rate.

     The pass-through rates for the class A-3, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the
Weighted Average Pool Pass-Through Rate for that interest accrual period

     The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in October 2012, will equal the weighted average of the respective strip rates, which we refer to as class
X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class
X-CP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2005-C7 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2005-C7 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in October 2012, on any particular component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the
          Weighted Average Pool Pass-Through Rate for that interest accrual period, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series 2005-C7 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component.

     Following the interest accrual period that ends in October 2012, the class
X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in October 2012 and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X-CL certificates outstanding immediately

                                     S-229

prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates).

     In general, the total principal balance of each class of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates) will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series
2005-C7 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in October 2012, on any particular component of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

     (1)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2005-C7 principal balance certificates
          (exclusive of the Loan-Specific Principal Balance Certificates), and
          if such total principal balance or such designated portion of such total principal balance, as applicable, also constitutes a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C7 principal balance certificates; and

     (2)  if the subject component consists of either the total principal balance, or a designated portion of the total principal balance, of any particular class of series 2005-C7 principal balance certificates
          (exclusive of the Loan-Specific Principal Balance Certificates), and
          if such total principal balance or such designated portion of such total principal balance, as applicable, does not also constitute a component of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C7 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in October 2012, the total principal balance of each class of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance
Certificates) whose total principal balance makes up that component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for each class of the Loan-Specific Principal
Balance Certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class.

     The class R-I, R-II and R-III certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Net Available P&I Funds, the Class
CM Available P&I Funds or the Class SP Available P&I Funds, as applicable, for each distribution date and the priority of payments described under
"--Payments--

                                     S-230

Priority of Payments" or "--Payments--Payments on the Loan-Specific Principal
Balance Certificates," as applicable, below, the holders of each class of series 2005-C7 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2005-C7 principal balance certificates on any distribution date will generally equal the Total Principal Payment Amount for that distribution date.

     The Total Principal Payment Amount for any distribution date will consist of the Class CM Principal Payment Amount for that distribution date, which is payable with respect to the Class CM Principal Balance Certificates, the Class
SP Principal Payment Amount for that distribution date, which is payable with respect to the Class SP Principal Balance Certificates, and the Net Total
Principal Payment Amount for that distribution date, which is payable with respect to the remaining series 2005-C7 principal balance certificates.

     On each distribution date, after all required payments of interest have been made with respect to the class X-CL, X-CP, A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates on that date, the trustee will be required to apply any and all remaining Net Available P&I Funds to make payments of principal with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to Loan Group No. 2 will be made to the holders of the class A-1, A-2, A-3, A-AB and/or
          A-4 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

     o    on any given distribution date, except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-1, A-2, A-3, A-AB and/or A-4 certificates until the holders of the class A-1A certificates have received all payments of principal to which they are entitled on that distribution date with respect to Loan Group No. 2;

     o    on any given distribution date, beginning with the distribution date in November 2010, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-AB certificates must be paid down to the Class A-AB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2, A-3 and/or A-4 certificates; and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class
          A-1, A-2, A-3 and A-AB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-AB certificates
          (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any
event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-3, A-AB, A-4 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2005-C7 certificates then outstanding.

     The "Class A-AB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex F to this prospectus supplement. Such principal balances were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex F to this prospectus supplement. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class
A-1, A-2 and A-3 certificates, there can be no

                                     S-231

assurance that the total principal balance of the class A-AB certificates will not be less than) the principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

     In general, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below, the portion of the
Net Total Principal Payment Amount to which the holders of the class A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal the lesser of:

     o    the total principal balance of the subject class of series 2005-C7 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Net Total Principal Payment Amount for
          the subject distribution date, over (b) the total principal balance of all other classes of series 2005-C7 principal balance certificates that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series 2005-C7 principal balance certificates, outstanding immediately prior to the subject distribution date.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-M, A-J, B, C, D, E, F, G, H,
J, K, L, M, N, P, Q, S AND T CERTIFICATES BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT
WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C7 PRINCIPAL BALANCE CERTIFICATES
(EXCLUSIVE OF THE CLASS A-1, A-2, A-3, A-AB, A-4 AND A-1A CERTIFICATES AND THE
LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES) BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE
SENIOR CLASSES OF SERIES 2005-C7 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF
THE LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES) IS REDUCED TO ZERO.

     The Class CM Principal Payment Amount for each distribution date will be allocated to the class CM-1, CM-2, CM-3 and CM-4 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class CM Principal Balance Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class CM
Principal Payment Amount.

     The Class SP Principal Payment Amount for each distribution date will be allocated to the class SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates, in that order, in each case up to the lesser of (a) the total principal balance of the subject class of Class SP Principal Balance
Certificates immediately prior to that distribution date and (b) any remaining unallocated portion of that Class SP Principal Payment Amount.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Net Available P&I
Funds, the Class CM Available P&I Funds or the Class SP Available P&I Funds, as
applicable, for that final distribution date and the priority of payments described under "--Payments--Priority of Payments" or "--Payments -- Payments
on the Loan-Specific Principal Balance Certificates," as applicable, below, the holders of each class of series 2005-C7 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series 2005-C7 principal balance certificates outstanding immediately prior to that final distribution date.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C7 certificates (exclusive of the Loan-Specific Principal Balance
Certificates), thereby reducing the payments of principal on the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates). As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise distributable with respect to a class of Loan Specific Principal Balance
Certificates will not be available to reimburse advances or pay Additional
Trust Fund Expenses with respect to any underlying mortgage loan other than the related Split Mortgage Loan.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as

                                     S-232

described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance
Certificates). In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates). For purposes of determining the respective portions of the Net Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates) will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class X-CL, X-CP, R-I, R-II and R-III certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C7 principal balance certificates, then, subject to the Net Available P&I Funds, the Class CM Available P&I Funds or the Class SP Available P&I Funds, as
applicable, and the priority of payments described under "--Payments --Priority of Payments" or "--Payments--Payments on the Loan-Specific Principal Balance
Certificates," as applicable, below, the holders of that class or that REMIC
III regular interest will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount"
under "--Payments--Priority of Payments" below and elsewhere in this prospectus supplement mean, in the case of any class of series 2005-C7 principal balance certificates, for any distribution date, the total amount to which the holders of that class or that REMIC III regular interest, as the case may be, will be entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC III regular interest on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal
Balance of the mortgage pool (exclusive of the total Allocated Principal
Balance of the Cherryvale Mall Non-Pooled Portion and the Station Place I
Non-Pooled Portion) exceeds the total principal balance of the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates) immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates) that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2005-C7 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each distribution date, the trustee will apply the Net Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining
Available P&I Funds:

     (1)  concurrently, (a) from the portion of the Net Available P&I Funds attributable to Loan Group No. 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Net Available P&I Funds attributable to Loan Group
          No. 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c)
          from any and all Net Available P&I Funds, to pay interest to the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date; provided, however, that

                                     S-233

          if the Net Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Net Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

     (2)  to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Net Total
          Principal Payment Amount for the subject distribution date that is attributable to Loan Group No. 2;

     (3)  to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificate on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned
          Principal Balance for the subject distribution date;

     (4)  to pay principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, sequentially in that order, in each case until the total principal balance of the subject class of series 2005-C7 certificates has been reduced to zero, in an aggregate amount up to the Net Total Principal Payment Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

     (5)  to make payments to the holders of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class
A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, assuming any two or more of the A-1, A-2, A-3, A-AB, A-4 and
A-1A classes are outstanding at that time, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-3, A-AB, A-4 and/or A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

     On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL and X-CP certificates as described above, the trustee will apply any remaining Net Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

     (1)  payments to the holders of the class A-M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

     (2)  payments to the holders of the class A-J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

     (3)  payments to the holders of the class B certificates--

                                     S-234

     first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

     (4)  payments to the holders of the class C certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

     (5)  payments to the holders of the class D certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

     (6)  payments to the holders of the class E certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

     (7)  payments to the holders of the class F certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

     (8)  payments to the holders of the class G certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total

                                     S-235

principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
D, E and F certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

     (9)  payments to the holders of the class H certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

     (10)  payments to the holders of the class J certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

     (11)  payments to the holders of the class K certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

     (12)  payments to the holders of the class L certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

     (13)  payments to the holders of the class M certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

     (14)  payments to the holders of the class N certificates--

                                     S-236

     first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

     (15)  payments to the holders of the class P certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and

     third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

     (16)  payments to the holders of the class Q certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

     (17)  payments to the holders of the class S certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

     (18)  payments to the holders of the class T certificates--

     first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

     second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Net Total Principal Payment Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

     (19)  payments to the holders of the class R-I, R-II and R-III certificates, up to the amount of any remaining Net Available P&I
           Funds;

provided that, on the final distribution date, subject to the Net Available P&I
Funds for such distribution date and the priority of payments described above in this paragraph, the holders of each class of series 2005-C7 principal balance certificates referred to above in this paragraph will be entitled to receive payments of principal sufficient to retire their certificates, without regard to the Net Total Principal Payment Amount for the final distribution date.

                                     S-237

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust (exclusive of any default prepayment consideration collected with respect to the respective Non-Pooled
Portions of the Split Mortgage Loans), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal from the loan group (i.e., Loan Group No. 1 or Loan
Group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or that REMIC III regular interest, the product of--

     o    the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C7 principal balance certificates or that REMIC III regular interest, as the case may be, for the related interest accrual period, over the relevant Discount
          Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C7 principal balance certificates or with respect to that REMIC III regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment
          Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL certificates and/or the holders of the class X-CP certificates, allocable between such classes as follows:

     o    on any distribution date up to and including the distribution date in
          October 2008,

          1.   98.0% thereof to the holders of the class X-CL certificates, and

          2.   2.0% thereof to the holders of the class X-CP certificates; and

     o    on any distribution date subsequent to the distribution date in
          October 2008, 100% thereof to the holders of the class X-CL certificates.

     If any default prepayment consideration is collected during any particular collection period with respect to a Split Mortgage Loan, then on the distribution date corresponding to that collection period, the trustee will allocate that prepayment consideration between the Pooled Portion and the
Non-Pooled Portion of such Split Mortgage Loan, on a pro rata basis in accordance with the respective amounts of principal then being prepaid with respect to each such portion. The portion of any prepayment consideration allocable to the Non-Pooled Portion of a Split Mortgage Loan, net of workout fees and liquidation fees payable in connection with the receipt thereof, will be distributed among the holders of the respective classes of related class of
Loan-Specific Principal Balance Certificates, pro rata, based on the amount of principal then being prepaid with respect to each such class of Loan-Specific
Principal Balance Certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments on the Loan-Specific Principal Balance Certificates.

     Payments with Respect to the Class CM Principal Balance Certificates. On
each distribution date, the trustee will apply the Class CM Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class CM
Available P&I Funds:

                                     S-238

 ORDER OF        RECIPIENT
 PAYMENT     CLASS OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
---------   ------------------   -----------------------------------------------------------------------

     1             CM-1          Interest up to the total interest payable on that class

     2             CM-1          Principal up to the total principal payable on that class

     3             CM-1          Reimbursement up to the total loss reimbursement amount for that class

     4             CM-2          Interest up to the total interest payable on that class

     5             CM-2          Principal up to the total principal payable on that class

     6             CM-2          Reimbursement up to the loss reimbursement amount for that class

     7             CM-3          Interest up to the total interest payable on that class

     8             CM-3          Principal up to the total principal payable on that class

     9             CM-3          Reimbursement up to the loss reimbursement amount for that class

    10             CM-4          Interest up to the total interest payable on that class

    11             CM-4          Principal up to the total principal payable on that class

    12             CM-4          Reimbursement up to the loss reimbursement amount for that class

     Payments with Respect to the Class SP Principal Balance Certificates. On
each distribution date, the trustee will apply the Class SP Available P&I Funds for that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class SP
Available P&I Funds:

 ORDER OF         RECIPIENT
  PAYMENT     CLASS OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
----------   ------------------   -----------------------------------------------------------------------

     1              SP-1          Interest up to the total interest payable on that class

     2              SP-1          Principal up to the total principal payable on that class

     3              SP-1          Reimbursement up to the total loss reimbursement amount for that class

     4              SP-2          Interest up to the total interest payable on that class

     5              SP-2          Principal up to the total principal payable on that class

     6              SP-2          Reimbursement up to the loss reimbursement amount for that class

     7              SP-3          Interest up to the total interest payable on that class

     8              SP-3          Principal up to the total principal payable on that class

     9              SP-3          Reimbursement up to the loss reimbursement amount for that class

    10              SP-4          Interest up to the total interest payable on that class

    11              SP-4          Principal up to the total principal payable on that class

    12              SP-4          Reimbursement up to the loss reimbursement amount for that class

    13              SP-5          Interest up to the total interest payable on that class

    14              SP-5          Principal up to the total principal payable on that class

    15              SP-5          Reimbursement up to the loss reimbursement amount for that class

    16              SP-6          Interest up to the total interest payable on that class

    17              SP-6          Principal up to the total principal payable on that class

    18              SP-6          Reimbursement up to the loss reimbursement amount for that class

    19              SP-7          Interest up to the total interest payable on that class

    20              SP-7          Principal up to the total principal payable on that class

    21              SP-7          Reimbursement up to the loss reimbursement amount for that class

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

                                     S-239

     o    payments on the series 2005-C7 certificates,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-C7 certificates, and

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C7 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool
Pass-Through Rate and the Total Principal Payment Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series 2005-C7 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the master servicer, the special servicer, the trustee and/or the fiscal agent for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (reduced by the total
Allocated Principal Balances of the Non-Pooled Portions of the Split Mortgage
Loans) may decline below the total principal balance of the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal
Balance Certificates). If this occurs following the payments made to the series
2005-C7 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2005-C7 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool (reduced by the total
Allocated Principal Balances of the Non-Pooled Portions of the Split Mortgage
Loans) that will be outstanding immediately following that distribution date.

        ORDER OF ALLOCATION                 CLASS
       ---------------------   -------------------------------
                 1st                          T
                 2nd                          S
                 3rd                          Q
                 4th                          P
                 5th                          N
                 6th                          M
                 7th                          L
                 8th                          K
                 9th                          J
                 10th                         H
                 11th                         G
                 12th                         F
                 13th                         E
                 14th                         D
                 15th                         C
                 16th                         B
                 17th                        A-J
                 18th                        A-M
                 19th                   A-1, A-2, A-3,
                                     A-AB, A-4 and A-1A,
                                   pro rata based on total
                                outstanding principal balances

     In no event will the total principal balance of any class of series
2005-C7 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2005-C7 principal balance certificates listed above it in the table has been reduced to zero.

                                     S-240

     The reductions in the total principal balances of the respective classes of series 2005-C7 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund
Expenses that caused the particular mismatch in principal balances between the underlying mortgage loans and those classes of series 2005-C7 certificates.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the Cherryvale Mall Mortgage
Loan will be allocated--

     o    first, to the class CM-4, CM-3, CM-2 and CM-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class CM Principal
          Balance Certificates equals the Allocated Principal Balance of the
          Cherryvale Mall Non-Pooled Portion that will be outstanding immediately following that distribution date; and

     o    then, to the respective classes of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance
          Certificates), as described above in this "--Reductions of Certificate
          Principal Balances in Connection with Realized Losses and Additional
          Trust Fund Expenses" section.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the Station Place I Mortgage
Loan will be allocated--

     o    first, to the class SP-7, SP-6, SP-5, SP-4, SP-3, SP-2 and SP-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the
          Class SP Principal Balance Certificates equals the Allocated Principal
          Balance of the Station Place I Non-Pooled Portion that will be outstanding immediately following that distribution date; and

     o    then, to the respective classes of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance
          Certificates), as described above in this "--Reductions of Certificate
          Principal Balances in Connection with Realized Losses and Additional
          Trust Fund Expenses" section.

     The Realized Loss with respect to a liquidated mortgage loan, or related
REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o    the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest) on, that mortgage loan.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest) also will be treated as a
Realized Loss.

     Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the Mortgage Pool.

     Additional Trust Fund Expenses may include:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

     o    any unanticipated, non-mortgage loan specific expense of the trust, including--

          1.   any reimbursements and indemnifications to the trustee, the fiscal agent and various related persons described under
               "Description of the Governing Documents--Matters Regarding the
               Trustee" in the accompanying prospectus (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee),

                                     S-241

          2.   any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Servicing
               Under the Series 2005-C7 Pooling and Servicing Agreement--REO
               Properties" in this prospectus supplement and/or "Federal Income
               Tax Consequences--REMICs--Prohibited Transactions Tax and Other
               Taxes" in the accompanying prospectus;

     o    P&I advances with respect to the Non-Pooled Portion of any Split
          Mortgage Loan that are reimbursed (with interest) out of collections on the Pooled Portion of that Split Mortgage Loan;

     o    rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default
          Interest actually collected on the related underlying mortgage loan;
          and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series
          2005-C7 Pooling and Servicing Agreement--Realization Upon Defaulted
          Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and
          Default Interest actually collected on the related underlying mortgage loan.

     Any expenses under the governing servicing agreement for an Outside
Serviced Loan Combination that are similar to the Additional Trust Fund
Expenses described above and that relate to such Outside Serviced Loan
Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2005-C7 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the related Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

     In no event will amounts allocable to the Non-Pooled Portion of a Split
Mortgage Loan be available to pay Additional Trust Fund Expenses related to any underlying mortgage loan other than such Split Mortgage Loan.

     The Total Principal Payment Amount may from time to time include Recovered
Amounts. In such circumstances, it is possible that the total Stated Principal
Balance of the mortgage pool (exclusive of the Allocated Principal Balance of the Non-Pooled Portions of the Split Mortgage Loans) may exceed the total principal balance of the series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates). If and to the
extent that any such excess exists as a result of the payment of Recovered
Amounts as principal on the series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates), the total principal balances of one or more classes of series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates)
that had previously been reduced as described above in this "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and
Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates) in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2005-C7 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2005-C7 principal balance certificates
(exclusive of the Loan-Specific Principal Balance Certificates) being in excess of the total Stated Principal Balance of the mortgage pool (exclusive of the
Allocated Principal Balance of the Non-Pooled Portions of the Split Mortgage
Loans). Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2005-C7 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside
Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that--

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans (including the Non-Pooled Portions of the
          Split Mortgage Loans) during the related collection period, and

                                     S-242

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period (and, in the case of the 1166 Avenue of the Americas
          Mortgage Loan, were not advanced on a timely basis by the master servicer under the series 2005-C6 trust and servicing agreement).

     The 1166 Avenue of the Americas Mortgage Loan is not being serviced under the series 2005-C7 pooling and servicing agreement, and advances of delinquent debt service payments for the 1166 Avenue of the Americas Mortgage Loan will be made by the master servicer for the Series 2004-C6 Securitization, as described under "Servicing of the 1166 Avenue of the Americas Loan Combination--Advances"
in this prospectus supplement. The master servicer under the series 2005-C7 pooling and servicing agreement will be required, however, to make any advance of a delinquent monthly debt service payment with respect to the 1166 Avenue of the Americas Mortgage Loan that the master servicer under the series 2004-C6 trust and servicing agreement is required but fails to make, unless either of those master servicers has determined that such advance would not be recoverable from collections on the 1166 Avenue of the Americas Mortgage Loan and/or the 1166 Avenue of the Americas Subordinate Non-Trust Loan Components.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto), then the master servicer will generally reduce the interest portion
(but not the principal portion) of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal the product of:

     o    the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction, the numerator of which is equal to the Stated Principal
          Balance of the mortgage loan, net of the Appraisal Reduction Amount
          (or, if applicable, the relevant portion thereof allocable to the mortgage loan), and the denominator of which is equal to the Stated
          Principal Balance of the mortgage loan.

     In the case of any underlying mortgage loan that is part of a Loan
Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan. Further, in the case of the Split Mortgage Loans, any reduction in the interest portion of P&I advances to be made with respect to a Split
Mortgage Loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Split
Mortgage Loan that is allocable to the Pooled Portion thereof and the
Non-Pooled Portion thereof, respectively.

     Each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal
Reduction Amount with respect to a Loan Combination will be allocated in accordance with the definition of "Appraisal Reduction Amount," in the case of a Serviced Loan Combination, pursuant to the series 2005-C7 pooling and servicing agreement and, in the case of an Outside Serviced Loan Combination, pursuant to the governing servicing agreement. Any Appraisal Reduction Amount with respect to a Split Mortgage Loan will be allocated to the Pooled and
Non-Pooled Portions thereof in accordance with the definition of "Appraisal
Reduction Amount" pursuant to the series 2005-C7 pooling and servicing agreement.

     With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2005-C7 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2005-C7 certificates on that distribution date.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to the Outside
Serviced Trust Mortgage Loans. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     None of the master servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to any of the Non-Trust Loans.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made.
None of the master

                                     S-243

servicer, the trustee or the fiscal agent will be obligated to make any P&I advance for any underlying mortgage loan (including specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property) that, in its judgment (or in the judgment of the special servicer for specially serviced mortgage loans and mortgage loans as to which the related mortgaged real property has become an REO Property), would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time, except that any P&I advance with respect to the Cherryvale Mall Non-Pooled Portion will only be reimbursed
(and interest paid thereon) out of collections on the Cherryvale Mall Mortgage
Loan, and any P&I advance with respect to the Station Place I Non-Pooled
Portion will only be reimbursed (and interest paid thereon) out of collections on the Station Place I Mortgage Loan. The master servicer will be entitled to rely on the special servicer's determination, and the trustee and the fiscal agent will be entitled to rely on the master servicer's and/or the special servicer's determination, that an advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, such person will be entitled to consider
(among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged real properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged real properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See
"Description of the Certificates --Advances" in the accompanying prospectus and
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement --Custodial
Account" in this prospectus supplement. For a discussion of similar provisions with regard to P&I advances on the 1166 Avenue of the Americas Mortgage Loan, see "Servicing of the 1166 Avenue of the Americas Loan Combination--Advances"
in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any P&I advance (including that portion of any P&I advance that relates to the Pooled Portion of a Split
Mortgage Loan) that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific
Principal Balance Certificates), and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C7 certificates (exclusive of the
Loan-Specific Principal Balance Certificates), thereby reducing the payments of principal on the series 2005-C7 principal balance certificates (exclusive of the Loan-Specific Principal Balance Certificates). In addition, if payments and other collections of principal on the mortgage pool (excluding the Non-Pooled
Portions) are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. However, amounts payable on the Class CM Principal Balance Certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses that relate to any mortgage loan other than the Cherryvale Mall Mortgage Loan, and amounts payable on the Class SP Principal Balance Certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses that relate to any mortgage loan other than the Station Place I Loan Combination.

     Notwithstanding the foregoing, upon a determination that a previously made
P&I advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable P&I advance over a period of time (not to exceed 12 months without the consent of the series 2005-C7 controlling class representative), with interest thereon at the prime rate described in the following paragraph. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable P&I advance over time, or not to do so, benefits some classes of series 2005-C7 certificateholders to the

                                     S-244

detriment of other classes of series 2005-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2005-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2005-C7 certificateholders.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds.
Subject to the following sentence, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any underlying mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the distribution date for the series 2005-C7 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Subject to the discussion above regarding the reimbursement of P&I advances with respect to the Non-Pooled Portions of the Split Mortgage Loans,
interest accrued with respect to any P&I advance made with respect to any underlying mortgage loan will be payable--

     o    first, out of any Default Interest and late payment charges collected by the trust on that mortgage loan during the collection period in which that advance is reimbursed, and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding P&I advance will result in a reduction in amounts payable on one or more classes of the series 2005-C7 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under "--Information Available Electronically"
below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o    A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

                                     S-245

     o    A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

     o    A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-6 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

     The master servicer or the special servicer, as specified in the series
2005-C7 pooling and servicing agreement, is required to deliver to the trustee
(or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under "--Information Available Electronically," a copy of each of the following reports with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced
Trust Mortgage Loans) and the corresponding mortgaged real properties:

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA historical liquidation report;

     o    a CMSA REO status report;

     o    a CMSA servicer watch list;

     o    a loan payoff notification report;

     o    a CMSA comparative financial status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA loan periodic update file;

     o    a CMSA property file; and

     o    a CMSA financial file.

     In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Recipients of the reports described above in this "--Reports to
Certificateholders; Available Information" section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws.

     With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the series 2005-C3 master servicer or the series 2005-C6 master servicer, as applicable, pursuant to the governing servicing agreement are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2005-C7 pooling and servicing agreement.
To the extent any such information with respect to an Outside Serviced Trust
Mortgage Loan or the related mortgaged real property is received from the series 2005-C3 master servicer or the series 2005-C6 master servicer, as applicable, the series 2005-C7 master servicer is required to aggregate that information with the CMSA reports the series 2005-C7 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under "--Information Available Electronically." The obligation of the series
2005-C7 master servicer and/or the trustee to remit any reports or information identified in this "--Reports to Certificateholders; Available Information"
section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan.

                                     S-246

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2005-C7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website.

     Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2005-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C7 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2005-C7 certificateholders and beneficial owners of series 2005-C7 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial
Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2005-C7 pooling and servicing agreement from the person(s) seeking access. The trustee's internet website will initially be located at www.etrustee.net.

     The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website.
The trustee will not be liable for the dissemination of information made in accordance with the series 2005-C7 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2005-C7 pooling and servicing agreement, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions,
Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series
2005-C7 certificateholders.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     Other Information. The series 2005-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o    this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series
          2005-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o    the series 2005-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

     o    all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2005-C7 certificateholders since the Issue Date;

                                     S-247

     o    all officer's certificates delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under "Servicing Under the Series 2005-C7 Pooling and
          Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o    all accountant's reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the
          Issue Date, as described under "Servicing Under the Series 2005-C7
          Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o    the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside
          Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o    the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

     o    upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan
          (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C7
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this prospectus supplement;

     o    upon request, except in the case of an Outside Serviced Trust Mortgage
          Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2005-C7 Pooling and
          Servicing Agreement--Inspections; Collection of Operating Information"
          in this prospectus supplement; and

     o    with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of such Outside Serviced Trust Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C7 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity;
          and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series
          2005-C7 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

VOTING RIGHTS

     The voting rights for the series 2005-C7 certificates will be allocated among the respective classes of those certificates as follows:

     o    99% of the voting rights will be allocated among the holders of the various classes of series 2005-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o    0% of the voting rights will be allocated among the holders of the class R-I, R-II and R-III certificates.

                                     S-248

     Notwithstanding the foregoing, solely for purposes of allocating voting rights to the Class CM Principal Balance Certificates, the respective total principal balances of those classes of certificates will be reduced by their respective shares of any Appraisal Reduction Amount allocable to the Cherryvale
Mall Non-Pooled Portion, as described under "--Advances of Delinquent Monthly
Debt Services Payments" above, that is in turn allocated to each of those classes as follows: any Appraisal Reduction Amount allocable to the Cherryvale
Mall Non-Pooled Portion will be deemed allocated to so reduce the total principal amounts of the class CM-4, CM-3, CM-2 and CM-1 certificates, in that order, in each case up to the total principal balance of the subject class of
Class CM Principal Balance Certificates. Similarly, solely for purposes of allocating voting rights to the Class SP Principal Balance Certificates, the respective total principal balances of those classes of certificates will be reduced by their respective shares of any Appraisal Reduction Amount allocable to the Station Place I Non-Pooled Portion, as described under "--Advances of
Delinquent Monthly Debt Services Payments" above that is in turn allocated to each of those classes as follows: any Appraisal Reduction Amount allocable to the Station Place I Non-Pooled Portion will be deemed allocated to so reduce the total principal amounts of the class SP-7, SP-6, SP-5, SP-4, SP-3, SP-2 and
SP-1 certificates, in that order, in each case up to the total principal balance of the subject class of Class SP Principal Balance Certificates.

     Voting rights allocated to a class of series 2005-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-C7 pooling and servicing agreement will terminate following the earliest of--

     1.   the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of
          certificateholders of the series 2005-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

     Written notice of termination of the series 2005-C7 pooling and servicing agreement will be given to each series 2005-C7 certificateholder. The final payment with respect to each series 2005-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C7 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

     o    the sum of--

          1.   the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties,
               together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2.   the appraised value of all REO Properties then included in the trust,

     minus

     o    solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2005-C7 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series
2005-C7 certificates. However, the rights of any single holder or group of holders of the series 2005-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial aggregate principal balance of the series 2005-C7 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C7 certificateholders, will constitute part of the Net Available
P&I Funds, the Class CM Available P&I Funds or the Class SP Available P&I
Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2005-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                                     S-249

     In addition, following the date on which the total principal balances of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G
certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2005-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2005-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2005-C7 certificates for all the mortgage loans and
REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2005-C7 certificateholders. As of the
Issue Date, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global
Securities and Trust Services Group--LB-UBS Commercial Mortgage Trust Series
2005-C7.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o    be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C7 certificates in their own names.
In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at the annual rate stated in the series 2005-C7 pooling and servicing agreement,

     o    accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     Notwithstanding the foregoing, in the case of the Non-Pooled Portion of the Station Place I Mortgage Loan, the trustee fee will be calculated on an
Actual/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and interest reserve account in Permitted Investments. See "--Collection Account" and "--Interest Reserve
Account" above. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the collection account or the interest reserve account.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

     LaSalle Bank National Association is also the trustee under the series
2005-C3 pooling and servicing agreement, which governs the administration of the 200 Park Avenue Loan Combination and the Courtyard by Marriott Portfolio
Loan Combination, and the series 2005-C6 trust and servicing agreement, which governs the administration of the 1166 Avenue of the Americas Loan Combination.

                                     S-250

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2005-C7 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent
Monthly Debt Service Payments" above and servicing advances as described under
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--Servicing
and Other Compensation and Payment of Expenses" in this prospectus supplement.
The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections, immunities and indemnities substantially similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                                     S-251

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
X-CP certificates will be extremely sensitive to, and the yield maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2005-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class X-CP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2005-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

                                     S-252

     The yield to investors on the class X-CP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. Depending on the timing thereof, a payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M, A-J, B, C, D, E, F and G certificates may result in a reduction in the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class X-CP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series 2005-C7 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending on the timing thereof, any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F or
G certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class X-CP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C7 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C7 certificates. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such

                                     S-253

reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to a class of Loan-Specific Principal Balance
Certificates will not be available to reimburse advances and/or pay Additional
Trust Fund Expenses with respect to any underlying mortgage loan other than the related Split Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-AB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan
Group No. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans,"
"Description of the Mortgage Pool," "Servicing Under the Series 2005-C7 Pooling
and Servicing Agreement," "Servicing of the 200 Park Avenue Loan Combination
and the Courtyard by Marriott Portfolio Loan Combination" and "Servicing of the
1166 Avenue of the Americas Loan Combination" in this prospectus supplement and
"Description of the Governing Documents" and "Yield and Maturity
Considerations-- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

                                     S-254

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Net Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Net Available P&I Funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates-- Payments--Priority of
Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o    determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

     o    converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA
Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP certificates, just payments of interest), and the
PSA Standard Formula modified duration is calculated by dividing the Macaulay
Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment

                                     S-255

experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

     o    the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o    the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o    the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

     As described in this prospectus supplement, the Net Total Principal
Payment Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this prospectus supplement), until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Net Total Principal Payment Amount is applied, the weighted average lives of the class A-1, A-2, A-3, A-AB and A-1A certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2005-C7 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP certificates)--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

                                     S-256

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex
C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o    mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o    pay expenses incurred in connection with the issuance of the series
          2005-C7 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood
LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C7 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage
Loan, and subject to any other assumptions set forth in the opinion, each of
REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal
Revenue Code.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series 2005-C7 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

                                     S-257

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CL, X-CP, A-M, A-J, B, C,
          D, E, F, G, H, J, K, L, M, N, P, Q, S, T, CM-1, CM-2, CM-3, CM-4,
          SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates will evidence and/or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o    the class R-III certificates will evidence the sole class of residual interests in REMIC III.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the class X-CP certificates will be issued with more than de minimis original issue discount, the class E and F certificates will be issued with de minimis original issue discount; and
the other classes of offered certificates will be issued with no original issue discount and, in some cases, may be treated as having been issued at a premium.
If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See
"Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular
Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of market discount and premium, if any, with respect to the series 2005-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o    no mortgage loan in the trust will be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates-- Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may

                                     S-258

nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates.
Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as
"real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Internal Revenue Code. In particular, potential thrift institution purchasers of class A-1, A-2, A-3, A-AB and A-4 certificates may wish to consult their tax advisors concerning the application of section
7701(a)(19)(C) of the Internal Revenue Code to those certificates in light of the preponderant economic interests those certificates represent in Loan Group
No. 1, which generally, with the exception of 12 underlying mortgage loans, does not consist of assets described in that section of the Internal Revenue
Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest

                                     S-259

on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences-- REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

CONSTRUCTIVE SALES OF CLASS X-CP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C7 certificateholders.

     See "Servicing Under the Series 2005-C7 Pooling and Servicing
Agreement--REO Properties" in this prospectus supplement and "Federal Income
Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2005-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA
Considerations--Plan Asset Regulations" in the accompanying prospectus.
However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2005-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C7 certificates by
Plans, it cannot be assured that benefit plan investors will own less than 25%
of each class of the series 2005-C7 certificates.

                                     S-260

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that
Plan could result in a prohibited transaction, unless the Underwriter
Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption.
The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          S&P, Fitch or Moody's;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2005-C7 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A
Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

                                     S-261

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P,
          Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any
          sub-servicer, any party responsible for servicing an Outside Serviced
          Trust Mortgage Loan, provider of credit support, Exemption-Favored
          Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a),
406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of section 4975(c) of the Internal
Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

                                     S-262

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

     With respect to the 99 High Street Mortgage Loan, according to the related mortgage loan documents, the 99 High Street Borrower is relying on a prohibited transaction exemption under the Employee Retirement Income Security Act of
1974, as amended ("ERISA"). Because of the requirements of such exemption,
Teachers Insurance and Annuity Association of America ("TIAA") and any
affiliate of TIAA, as well as separate accounts of TIAA, are prohibited from purchasing the series 2005-C7 offered certificates. Any entity purchasing series 2005-C7 offered certificates will be deemed to represent that they are not one of the entities (or accounts) specified in the preceding sentence. See
"Description of the Mortgage Pool-- Significant Underlying Mortgage Loans--99
High Street Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

                                LEGAL INVESTMENT

     None of the offered certificates will be mortgage related securities for purposes of SMMEA. Furthermore, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-263

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates as set forth on the table below. As set forth in the table below, not every underwriter is obligated to acquire offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $2,237,249,000, plus accrued interest on all the offered certificates from October 11, 2005. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 4, 2005, against payment for them in immediately available funds.

UNDERWRITER                          CLASS A-1         CLASS A-2         CLASS A-3        CLASS A-AB      CLASS A-4
-----------                      ---------------   ---------------   --------------   ---------------   -------------

Lehman Brothers Inc. ..........   $100,000,000      $345,000,000        $55,000,000    $127,000,000      $845,370,000
UBS Securities LLC ............              0                 0                  0               0                 0
                                  ------------      ------------       ------------    ------------      ------------
TOTAL .........................   $100,000,000      $345,000,000        $55,000,000    $127,000,000      $845,370,000
                                  ============      ============       ============    ============      ============

UNDERWRITER                        CLASS A-1A         CLASS A-M         CLASS A-J         CLASS B           CLASS C
                                  ---------------   ---------------   --------------   ---------------   ------------
Lehman Brothers Inc. ..........   $170,185,000      $234,651,000      $196,520,000     $ 14,666,000      $ 35,197,000
UBS Securities LLC ............              0                 0                 0                0                 0
                                  ------------      ------------      -------------    ------------      ------------
TOTAL .........................   $170,185,000      $234,651,000      $196,520,000     $ 14,666,000      $ 35,197,000
                                  ============      ============      =============    ============      ============

UNDERWRITER                           CLASS D          CLASS E          CLASS F          CLASS X-CP
-----------                      --------------   --------------   --------------   -----------------

Lehman Brothers Inc. ..........    $29,332,000      $23,465,000      $23,465,000      $2,152,297,000
UBS Securities LLC ............              0                0                0                   0
                                   -----------      -----------      -----------      --------------
TOTAL .........................    $29,332,000      $23,465,000      $23,465,000      $2,152,297,000
                                   ===========      ===========      ===========      ==============

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1.   no stop order suspending the effectiveness of our registration statement is in effect, and

          2.   no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     Each underwriter has further represented to and agreed with us that:

     (a)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     (b)  it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including

                                     S-264

the date on which the Prospectus Directive is implemented in that Relevant
Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series 2005-C7 certificates to the public in that Relevant
Member State prior to the publication of a prospectus in relation to the series
2005-C7 certificates which has been approved by the competent authority in that
Relevant Member State or, where appropriate, approved in another Relevant
Member State and notified to the competent authority in that Relevant Member
State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series 2005-C7 certificates to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than [pound]43,000,000 and (3) an annual net turnover of more than [pound]50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of series
2005-C7 certificates to the public" in relation to any series 2005-C7 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2005-C7 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2005-C7 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus
Directive in that Member State and the expression "Prospectus Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of
1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair
Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect
on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o    Lehman Brothers Inc., one of our affiliates, is acting as co-lead manager and sole bookrunner, and

     o    UBS Securities LLC is acting as co-lead manager.

                                 LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us by Sidley Austin Brown & Wood LLP, New York, New York, for
both underwriters by Sidley Austin Brown & Wood LLP, New York, New York and for
UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     S-265

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                         CLASS     S&P     FITCH
                       --------   -----   ------
                          X-CP     AAA      AAA
                           A-1     AAA      AAA
                           A-2     AAA      AAA
                           A-3     AAA      AAA
                          A-AB     AAA      AAA
                           A-4     AAA      AAA
                          A-1A     AAA      AAA
                           A-M     AAA      AAA
                           A-J     AAA      AAA
                            B      AA+      AA+
                            C       AA      AA
                            D      AA-      AA-
                            E       A+      A+
                            F       A        A

     The ratings on the offered certificates address the likelihood of:

     o    the timely receipt by holders of all payments of interest to which they are entitled on each distribution date; and

     o    except in the case of the class X-CP certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the related rated final distribution date.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o    the yield to maturity that investors may experience.

     Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid.
This result would be consistent with the ratings received on the class X-CP certificates. The ratings of the class X-CP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

                                     S-266

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-267

                                    GLOSSARY
     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6, B and H to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "99 HIGH STREET BORROWER" means the borrower under the 99 High Street
Mortgage Loan.

     "99 HIGH STREET MORTGAGE LOAN" means the underlying mortgage loan secured by the 99 High Street Mortgaged Property.

     "99 HIGH STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 99 High Street.

     "200 PARK AVENUE BORROWER" means the borrower under the 200 Park Avenue
Loan Combination, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--The Borrower and Sponsor" in this prospectus supplement.

     "200 PARK AVENUE CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of June 13, 2005, between the initial holder of the promissory note for the 200 Park Avenue Mortgage Loan and the initial 200 Park
Avenue Non-Trust Loan Noteholders.

     "200 PARK AVENUE INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE LOAN COMBINATION" means, together, the 200 Park Avenue
Mortgage Loan and the 200 Park Avenue Non-Trust Loans.

     "200 PARK AVENUE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE BORROWER" means the borrower under the 200 Park
Avenue Mezzanine Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE LOW DSCR PERIOD" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The 200 Park Avenue Mortgage Loan--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MEZZANINE NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE"
has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The 200 Park Avenue Mortgage Loan
--Lockbox" in this prospectus supplement.

     "200 PARK AVENUE MORTGAGE LOAN" means the underlying mortgage loan secured by the 200 Park Avenue Mortgaged Property.

     "200 PARK AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 200 Park Avenue.

     "200 PARK AVENUE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a 200 Park Avenue Non-Trust Loan.

     "200 PARK AVENUE NON-TRUST LOANS" means, together, the 200 Park Avenue
Note A1 Non-Trust Loan and the 200 Park Avenue Note A2 Non-Trust Loan.

     "200 PARK AVENUE NOTE A LOANS" means, collectively, the 200 Park Avenue
Mortgage Loan, the 200 Park Avenue Note A1 Non-Trust Loan and the 200 Park
Avenue Note A2 Non-Trust Loan.

                                     S-268

     "200 PARK AVENUE NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT" means the junior component of the 200 Park Avenue Note A1 Non-Trust Loan that is identified in the related loan agreement as "Note A1 Tranche B," and that is, in general, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the 200
Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
Note A2 Non-Trust Loan.

     "200 PARK AVENUE NOTE A1 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property and evidenced by promissory note A-1, which Non-Trust Loan is comprised of (i) the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component and (ii) the 200 Park Avenue Note A1 Junior Non-Trust
Loan Component.

     "200 PARK AVENUE NOTE A1 SENIOR NON-TRUST LOAN COMPONENT" means the senior component of the 200 Park Avenue Note A1 Non-Trust Loan, that is identified in the related loan agreement as "Note A-1 Tranche A," and that is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the
200 Park Avenue Note A2 Non-Trust Loan, and, in general, senior in right of payment to the 200 Park Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE NOTE A2 NON-TRUST LOAN" means the Non-Trust Loan secured by the 200 Park Avenue Mortgaged Property and evidenced by promissory note A-2, which Non-Trust Loan is, at all times, pari passu in right of payment with the
200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A1 Senior Non-Trust
Loan Component, and, in general, senior in right of payment to the 200 Park
Avenue Note A1 Junior Non-Trust Loan Component.

     "200 PARK AVENUE SIGNAGE RIGHTS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The 200 Park Avenue Mortgage Loan--Building Naming Rights/Signage" in
this prospectus supplement.

     "300 SOUTH WACKER BORROWER" means the borrower under the 300 South Wacker
Mortgage Loan.

     "300 SOUTH WACKER MORTGAGE LOAN" means the underlying mortgage loan secured by the 300 South Wacker Mortgaged Property.

     "300 SOUTH WACKER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 300 South Wacker.

     "1166 AVENUE OF THE AMERICAS BORROWERS" shall mean the borrowers under the
1166 Avenue of the Americas Loan Combination.

     "1166 AVENUE OF THE AMERICAS CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of a date in October 2005 between the initial holder of the promissory note for the 1166 Avenue of the Americas Mortgage Loan and the initial 1166 Avenue of the Americas Non-Trust Loan Noteholder.

     "1166 AVENUE OF THE AMERICAS JUNIOR NON-TRUST LOAN COMPONENTS" means, collectively, the seven subordinated components of the 1166 Avenue of the
Americas Non-Trust Loan, which components are, as and to the extent described under "Description of the Mortgage Pool--Loan Combinations--The 1166 Avenue of
the Americas Mortgage Loan" in this prospectus supplement, subordinate in right of payment with the 1166 Avenue of the Americas Mortgage Loan.

     "1166 AVENUE OF THE AMERICAS LOAN COMBINATION" means, together, the 1166
Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas
Non-Trust Loan. "1166 Avenue of the Americas Mortgage Loan" means the underlying mortgage loan that is secured by the 1166 Avenue of the Americas
Mortgaged Property.

     "1166 AVENUE OF THE AMERICAS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas.

     "1166 AVENUE OF THE AMERICAS NON-TRUST LOAN" means the mortgage loan secured by the 1166 Avenue of the Americas Mortgaged Property that is not included in the trust and that consists of the three 1166 Avenue of the
Americas Senior Non-Trust Loan Components and the seven 1166 Avenue of the
Americas Junior Non-Trust Loan Components, as described under "Description of the Mortgage Pool--Loan Combinations--The 1166 Avenue of the Americas Mortgage
Loan" in this prospectus supplement. The 1166 Avenue of the Americas Non-Trust
Loan will be the primary asset that directly backs the 1166 Avenue of the
Americas Commercial Mortgage Trust II, Commercial Mortgage Pass-Through
Certificates, Series 2005-C6.

     "1166 AVENUE OF THE AMERICAS NON-TRUST LOAN NOTEHOLDER" means the means the holder of the 1166 Avenue of the Americas Non-Trust Loan.

     "1166 AVENUE OF THE AMERICAS SENIOR NON-TRUST LOAN COMPONENTS" means, collectively, the three senior components of the 1166 Avenue of the Americas
Non-Trust Loan, which components are, as and to the extent described under

                                     S-269

"Description of the Mortgage Pool--Loan Combinations--The 1166 Avenue of the
Americas Mortgage Loan" in this prospectus supplement, pari passu in right of payment with the 1166 Avenue of the Americas Mortgage Loan.

     "A/B LOAN COMBINATION" means each Loan Combination identified as an A/B
Loan Combination in the chart under "Description of the Mortgage Pool--Loan
Combinations--General" in this prospectus supplement.

     "A/B LOAN COMBINATION CO-LENDER AGREEMENT" means the Co-Lender Agreement related to each A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN" means the Non-Trust Loan that is part of an A/B Loan Combination.

     "A/B LOAN COMBINATION NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for an A/B Loan Combination Non-Trust Loan.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not required to be paid by any party to the series 2005-C7 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

     o    is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Serviced Non-Trust
          Loan, and

     o    causes a shortfall in the payments of interest or principal on any class of series 2005-C7 certificates.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates-- Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of--

     o    the per annum rate at which the related master servicing fee
          (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2005-C7 pooling and servicing agreement,

     o    the per annum rate at which the monthly trustee fee is calculated under the series 2005-C7 pooling and servicing agreement, and

     o    solely with respect to each Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject
          Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis)
          under the applicable pooling and servicing agreement.

     "ADR" means average daily rate.

     "ALLOCATED PRINCIPAL BALANCE" means:

     o    in the case of the Cherryvale Mall Pooled Portion, a principal amount equal to the lesser of--

          1.   the excess, if any, of (a) the portion of the entire actual cut-off date principal balance of the Cherryvale Mall Mortgage
               Loan that is allocable to the Cherryvale Mall Pooled Portion
               (which initially is $84,000,000), over (b) all collections and/or advances of principal with respect to the Cherryvale Mall
               Mortgage Loan that have previously been allocated to the
               Cherryvale Mall Pooled Portion, and included in the Net Available
               P&I Funds as described under "Description of the Mortgage
               Pool--Split Mortgage Loans--The Pooled and Non-Pooled Portions of
               the Cherryvale Mall Mortgage Loan" in this prospectus supplement,
               and

          2.   the then Stated Principal Balance of the Cherryvale Mall Mortgage
               Loan;

     o    in the case of the Cherryvale Mall Non-Pooled Portion, the excess, if any, of (a) the then Stated Principal Balance of the Cherryvale Mall
          Mortgage Loan, over (b) the then Allocated Principal Balance of the
          Cherryvale Mall Pooled Portion;

                                     S-270

     o    in the case of the Station Place I Pooled Portion, a principal amount equal to the portion of the entire actual cut-off date principal balance of the Station Place I Mortgage Loan that is allocable to the
          Station Place I Pooled Portion (which is $40,360,000), reduced on each distribution date, to not less than zero, by--

          1.   that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the Station Place
               I Pooled Portion (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of
               "Total Principal Payment Amount" below in this glossary), and

          2.   the principal portion of any Realized Loss incurred with respect to the Station Place I Mortgage Loan during the related
               collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the Station Place I Pooled Portion; and

     o    in the case of the Station Place I Non-Pooled Portion, a principal amount equal to the portion of the entire actual cut-off date principal balance of the Station Place I Mortgage Loan that is allocable to the Station Place I Non-Pooled Portion (which is
          $63,000,000), reduced on each distribution date, to not less than zero, by--

          1.   that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to the Station Place
               I Non-Pooled Portion (without regard to any reduction in, or addition to, that Total Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of
               "Total Principal Payment Amount" below in this glossary), and

          2.   the principal portion of any Realized Loss incurred with respect to the Station Place I Mortgage Loan during the related
               collection period in connection with a final liquidation or a forgiveness of debt, to the extent that such principal loss was allocable to the Station Place I Non-Pooled Portion.

     However, the "Allocated Principal Balance" of each of the Pooled Portion and the Non-Pooled Portion of a Split Mortgage Loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to that Split Mortgage Loan or any related REO Property have been received.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust
(other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that will equal the excess, if any, of
"x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the
               mortgage loan through the most recent due date prior to the date of determination;

          3.   all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4.   all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2005-C7 pooling and servicing agreement;

          5.   any other unpaid items that could become Additional Trust Fund
               Expenses in respect of the mortgage loan; and

          6.   all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow
               reserves held by the master servicer or the special servicer that cover any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a)  90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its
                    review of the related appraisal and other relevant
                    information), over

                                     S-271

               (b)  the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2.   the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month
                   period following the date of determination, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3.   the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for
               purposes of paying down the principal balance of the mortgage loan.

     If, however, with respect to any mortgage loan in the trust (other than an
Outside Serviced Trust Mortgage Loan)--

     o    an Appraisal Trigger Event occurs,

     o    no appraisal or other valuation estimate, as described under
          "Servicing Under the Series 2005-C7 Pooling and Servicing
          Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1.   no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal
               Trigger Event, or

          2.   there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an
               appraisal or other valuation, that would, in the special
               servicer's judgment, materially affect the value of the property,

then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction
Amount.

     Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other
Appraisal Trigger Event has occurred during the preceding three-month period;
and no Appraisal Reduction Amount shall exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. In the case of the 200 Park Avenue Loan Combination and the
Courtyard by Marriott Portfolio Loan Combination, upon the occurrence of an
Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the subject Loan Combination will be as calculated in accordance with the series 2005-C3 pooling and servicing agreement in generally the same manner as Appraisal Reduction Amounts are calculated under the series
2005-C7 pooling and servicing agreement. In the case of the 1166 Avenue of the
Americas Loan Combination, upon the occurrence of an Appraisal Trigger Event with respect thereto, the Appraisal Reduction Amount, if any, with respect to the 1166 Avenue of the Americas Loan Combination will be calculated under the series 2005-C6 trust and servicing agreement generally as described under
"Servicing of the 1166 Avenue of the Americas Loan Combination-- Appraisal
Trigger Event/Appraisal Reduction Amount Under the Series 2005-C6 Trust and
Servicing Agreement" in this prospectus supplement. In the case of the Outside
Serviced Loan Combinations, however, interest payable on delinquency advances made with respect to all the securitized mortgage loans in the subject Loan
Combination may be taken into account, whether such delinquency advances and interest thereon are permitted under the series 2005-C7 pooling and servicing agreement or under the governing servicing agreement for the securitized non-trust loan.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination (in the case of the
Outside Serviced Loan Combinations, pursuant to the governing servicing

                                     S-272

agreement), and any Appraisal Reduction Amount with respect to a Split Mortgage
Loan will be allocated among the Pooled and Non-Pooled Portions of that Split
Mortgage Loan, as follows--

     o    with respect to the 200 Park Avenue Loan Combination, any Appraisal
          Reduction Amount will be allocated, first, to the 200 Park Avenue Note
          A1 Junior Non-Trust Loan Component (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest
          (other than Default Interest) on, the 200 Park Avenue Note A1 Junior
          Non-Trust Loan Component), and then, on a pro rata basis by balance, between the 200 Park Avenue Note A1 Senior Non-Trust Loan Component,
          the 200 Park Avenue Mortgage Loan and the 200 Park Avenue Note A2
          Non-Trust Loan;

     o    with respect to the Courtyard by Marriott Portfolio Loan Combination,
          any resulting Appraisal Reduction Amount will be allocated, first, to the Courtyard by Marriott Portfolio Note B Non-Trust Loan (up to the
          amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by
          Marriott Portfolio Note B Non-Trust Loan, and second, to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component (up to
          the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Courtyard by
          Marriott Portfolio Note A1 Junior Non-Trust Loan Component), and
          third, on a pro rata basis by balance, between the Courtyard by
          Marriott Portfolio Note A1 Senior Non-Trust Loan Component, the
          Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by
          Marriott Portfolio Note A2 Non-Trust Loan;

     o    with respect to the 1166 Avenue of the Americas Loan Combination, any
          resulting Appraisal Reduction Amount will be allocated, first, to the
          1166 Avenue of the Americas Junior Non-Trust Loan Components (up to
          the amount of the outstanding principal thereof), and thereafter, on a pro rata basis by balance, between the 1166 Avenue of the Americas
          Senior Non-Trust Loan Components and the 1166 Avenue of the Americas
          Mortgage Loan;

     o    with respect to the Station Place I Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated, first, to the Station
          Place I Non-Pooled Portion (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
          Default Interest) on, the Station Place I Non-Pooled Portion, and
          second, on a pro rata basis by balance, between the Station Place I
          Pooled Portion and the Station Place I Non-Trust Loan;

     o    with respect to each A/B Loan Combination, any resulting Appraisal
          Reduction Amount will, in each case, be allocated, first, to the related A/B Loan Combination Non-Trust Mortgage Loan (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the related A/B Loan
          Combination Non-Trust Mortgage Loan), and then, to the underlying mortgage loan in that Loan Combination; and

     o    with respect to the Cherryvale Mall Mortgage Loan, any resulting
          Appraisal Reduction Amount will be allocated, first, to the Cherryvale
          Mall Non-Pooled Portion (up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default
          Interest) on, the Cherryvale Mall Non-Pooled Portion, and second, to the Cherryvale Mall Pooled Portion.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) or any Serviced
Non-Trust Loan, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that--

          1.   affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the
               mortgage loan,

          2.   except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage
               instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released,
               or

          3.   in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o    the mortgage loan is delinquent--

          1.   except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

                                     S-273

          2.   solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due
               (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     o    a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o    the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    the mortgage loan remains outstanding five years after any extension of its maturity.

     Appraisal Trigger Events or the equivalent with respect to the 200 Park
Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan will be as set forth in, and appraisals of the 200 Park Avenue Mortgaged Property and the Courtyard by Marriott Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2005-C3
Securitization (or other successor servicing agreement). Those Appraisal
Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     Appraisal Trigger Events or the equivalent with respect to the 1166 Avenue of the Americas Mortgage Loan will be as set forth in, and appraisals of the
1166 Avenue of the Americas Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2005-C6 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events or the equivalent are described under "Servicing of the 1166 Avenue of the Americas
Loan Combination--Appraisal Trigger Event/Appraisal Reduction Amount under the
Series 2005-C6 Trust and Servicing Agreement" in this prospectus supplement.

     "BETHESDA TOWERS BORROWER" means the borrower under the Bethesda Towers
Mortgage Loan.

     "BETHESDA TOWERS MORTGAGE LOAN" means the underlying mortgage loan secured by the Bethesda Towers Mortgaged Property.

     "BETHESDA TOWERS MORTGAGE OBLIGORS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Bethesda Tower Mortgage Loan--the Borrower, Property Owner and
Sponsor" in this prospectus supplement.

     "BETHESDA TOWERS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Bethesda Towers.

     "BETHESDA TOWERS PROPERTY OWNER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Bethesda Tower Mortgage Loan--the Borrower, Property Owner and
Sponsor" in this prospectus supplement.

     "BALLOON BALANCE" has the same meaning as "Maturity Balance."

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2005-C7 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response,
Compensation and Liability Act of 1980, as amended.

     "CHERRYVALE MALL BORROWER" means the borrower under the Cherryvale Mall
Mortgage Loan.

     "CHERRYVALE MALL MORTGAGE LOAN" means the underlying mortgage loan secured by the Cherryvale Mall Mortgaged Property.

     "CHERRYVALE MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Cherryvale Mall.

                                     S-274

     "CHERRYVALE MALL NON-POOLED PORTION" means the junior portion of the
Cherryvale Mall Mortgage Loan that consists of $10,000,000 of the entire actual cut-off date principal balance of the Cherryvale Mall Mortgage Loan.

     "CHERRYVALE MALL POOLED PORTION" means the senior portion of the
Cherryvale Mall Mortgage Loan that consists of $84,000,000 of the entire actual cut-off date principal balance of the Cherryvale Mall Mortgage Loan.

     "CLASS A-AB PLANNED PRINCIPAL BALANCE" has the meaning assigned to that term under "Description of the Certificates--Payments--Payments of Principal"
in this prospectus supplement.

     "CLASS A SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

     o    the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLASS CM AVAILABLE P&I FUNDS" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Cherryvale
Mall Non-Pooled Portion in accordance with "Description of the Mortgage
Pool--Split Mortgage Loans--The Pooled and Non-Pooled Portions of the
Cherryvale Mall Mortgage Loan" in this prospectus supplement.

     "CLASS CM REPRESENTATIVE" means a representative selected by the holders
(or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the voting rights allocable to the Class CM Principal Balance
Certificates, as certified by the certificate registrar from time to time;
provided, however, that until a Class CM Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the voting rights allocable to the Class CM Principal Balance Certificates that a Class CM
Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class CM Principal Balance
Certificates that beneficially owns Class CM Principal Balance Certificates evidencing the largest aggregate percentage of voting rights allocable to those certificates, will be the Class CM Representative.

     "CLASS CM PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
CM-1, CM-2, CM-3 and CM-4 certificates.

     "CLASS CM PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Cherryvale Mall
Non-Pooled Portion, without regard to available funds, in accordance with clause fifth under "Description of the Mortgage Pool--Split Mortgage Loans--The
Pooled and Non-Pooled Portions of the Cherryvale Mall Mortgage Loan" in this prospectus supplement.

     "CLASS SP AVAILABLE P&I FUNDS" means funds allocable to interest on, principal of, and loss/expense reimbursements with respect to the Station Place
I Non-Pooled Portion in accordance with "Description of the Mortgage Pool--Loan
Combinations--The Station Place I Mortgage Loan--Priority of Payments" in this prospectus supplement.

     "CLASS SP REPRESENTATIVE" means a representative selected by the holders
(or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the voting rights allocable to the Class SP Principal Balance
Certificates, as certified by the certificate registrar from time to time;
provided, however, that until a Class SP Representative is so selected or after receipt of a notice from the holders (or, in the case of a class of book-entry certificates, beneficial owners) of more than 50% of the voting rights allocable to the Class SP Principal Balance Certificates that a Class SP
Representative is no longer designated, the holder (or, in the case of a class of book-entry certificates, beneficial owner) of Class SP Principal Balance
Certificates that beneficially owns Class SP Principal Balance Certificates evidencing the largest aggregate percentage of voting rights allocable to those certificates, will be the Class SP Representative.

     "CLASS SP PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class
SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7 certificates.

     "CLASS SP PRINCIPAL PAYMENT AMOUNT" means, with respect to any distribution date, the amount of principal allocable to the Station Place I
Non-Pooled Portion, without regard to available funds, as described under
"Description of the Mortgage Pool--Loan Combinations--The Station Place I
Mortgage Loan--Priority of Payments" in this prospectus supplement.

                                     S-275

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool -- Loan Combinations" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "COURTYARD BY MARRIOTT PORTFOLIO AFFILIATE GROUND LEASES" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--
Ground Leases" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO BORROWER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower
and Sponsor" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of June 13, 2005, between the initial holder of the promissory note for the Courtyard by Marriott Portfolio Mortgage Loan and
the Courtyard by Marriott Portfolio Non-Trust Loan Noteholders.

     "COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan, the Courtyard by Marriott Portfolio Note A2
Non-Trust Loan and the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO MANAGER" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Management Agreement"
in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE BORROWER" means the borrower under the Courtyard by Marriott Portfolio Mezzanine Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--Mezzanine Financing" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE INTERCREDITOR AGREEMENT" has
the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Courtyard by Marriott
Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying
Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage Loan--Mezzanine
Financing" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties.

     "COURTYARD BY MARRIOTT PORTFOLIO MORTGAGED PROPERTIES" means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Courtyard by Marriott Portfolio.

     "COURTYARD BY MARRIOTT PORTFOLIO NON-TRUST LOANS" means, collectively, the
Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, the Courtyard by
Marriott Portfolio Note A2 Non-Trust Loan and the Courtyard by Marriott
Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A LOANS" means, together, the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio Note
A2 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 JUNIOR NON-TRUST LOAN COMPONENT"
means the junior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan that is identified in the related loan agreement as "Component

                                     S-276

A-1B," and that is, in general, subordinate in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by Marriott
Portfolio Note A2 Non-Trust Loan and, in general, senior in right of payment with the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties and evidenced by promissory note A-1, which Non-Trust Loan is comprised of (i) the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
Loan Component and (ii) the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
A1 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A1 SENIOR NON-TRUST LOAN COMPONENT"
means the senior component of the Courtyard by Marriott Portfolio Note A1
Non-Trust Loan, that is identified in the related loan agreement as "Component
A-1A," and that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A2 Non-Trust Loan, and, in general, senior in right of payment to the Courtyard by Marriott Portfolio Note A1 Junior Non-Trust Loan Component
and the Courtyard by Marriott Portfolio Note B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE A2 NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties that is, at all times, pari passu in right of payment with the
Courtyard by Marriott Portfolio Mortgage Loan and the Courtyard by Marriott
Portfolio Note A1 Senior Non-Trust Loan Component, and, in general, senior in right of payment to the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note B
Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN" means the
Non-Trust Loan secured by the Courtyard by Marriott Portfolio Mortgaged
Properties and evidenced by promissory note B, which Non-Trust Loan is, in general, subordinate in right of payment to the Courtyard by Marriott Portfolio
Note A Loans.

     "COURTYARD BY MARRIOTT PORTFOLIO NOTE B NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Courtyard by Marriott Portfolio Note
B Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO PARI PASSU NON-TRUST LOANS" means, together, the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan and the
Courtyard by Marriott Portfolio Note A2 Non-Trust Loan.

     "COURTYARD BY MARRIOTT PORTFOLIO REINVENTION PROGRAM" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Courtyard by Marriott Portfolio Mortgage
Loan--The Mortgaged Properties" in this prospectus supplement.

     "COURTYARD BY MARRIOTT PORTFOLIO SPONSOR" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Courtyard by Marriott Portfolio Mortgage Loan--The Borrower and
Sponsor" in this prospectus supplement.

     "CPI" means consumer price index.

     "CPR" means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement, however, we do not make any representations about the appropriateness of the CPR model.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO," "CUT-OFF DATE LTV RATIO" and "CUT-OFF
DATE LTV" each means:

     o    with respect to any mortgage loan in the trust (other than an Outside
          Serviced Trust Mortgage Loan and the Station Place I Mortgage Loan),
          the ratio, expressed as a percentage, of--

          1.   the cut-off date principal balance of the subject underlying mortgage loan (or, in the case of the Cherryvale Mall Mortgage
               Loan, unless the context clearly indicates otherwise, of the
               Cherryvale Mall Pooled Portion), as shown on Annex A-1 to this prospectus supplement, to

          2.   the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

                                     S-277

     o    with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of--

          1.   the aggregate cut-off date principal balance of (a) the 200 Park
               Avenue Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the 200 Park Avenue Note A1 Senior Non-Trust Loan
               Component, and (c) the 200 Park Avenue Note A2 Non-Trust Loan, to

          2.   the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
          ratio, expressed as a percentage, of--

          1.   the aggregate cut-off date principal balance of (a) the Courtyard by Marriott Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, (b) the Courtyard by Marriott
               Portfolio Note A1 Senior Non-Trust Loan Component and (c) the
               Courtyard by Marriott Portfolio Note A2 Non-Trust Loan, to

          2.   the appraised value of the Courtyard by Marriott Portfolio
               Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement;

     o    with respect to the 1166 Avenue of the Americas Mortgage Loan, the
          ratio, expressed as a percentage, of--

          1.   the aggregate cut-off date principal balance of (a) the 1166
               Avenue of the Americas Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and (b) the 1166 Avenue of the
               Americas Senior Non-Trust Loan Components, to

          2.   the appraised value of the 1166 Avenue of the Americas Mortgaged
               Property, as shown on Annex A-1 to this prospectus supplement;
               and

     o    with respect to the Station Place I Mortgage Loan, unless the context clearly indicates otherwise, the ratio, expressed as a percentage, of--

          1.   the aggregate cut-off date principal balance of the Station Place
               I Pooled Portion, as shown on Annex A-1 to this prospectus supplement, together with the aggregate cut-off date principal balance of the Station Place I Non-Trust Loan, to

          2.   the appraised value of the Station Place I Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o    is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.

     "DISCOUNT RATE" means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the "Yield
Maintenance Treasury Rate" when compounded semi-annually. The "Yield
Maintenance Treasury Rate" means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date of the relevant prepaid mortgage loan.
If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield
Maintenance Treasury Rate.

     "DSCR" means debt service coverage ratio.

     "DSCR NET CASH FLOW" has the same meaning as Underwritten Debt Service
  Coverage Ratio.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
  amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

                                     S-278

     "EXEMPTION-FAVORED PARTY" means any of--

          o    Lehman Brothers Inc.,

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GLA" means gross leasable area.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 1, excluding the Cherryvale Mall Non-Pooled Portion, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL LOAN GROUP NO. 2 BALANCE" means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan
Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust fund, exclusive, in the case of the Split Mortgage Loans, of the respective
Non-Pooled Portions thereof, after application of all scheduled payments of principal due on or before the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series 2005-C7 certificates, which will be on or about November 4, 2005.

     "JUNIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Junior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Junior
Non-Trust Loan Component or any 1166 Avenue of the Americas Junior Non-Trust
Loan Component.

     "LEASE TERMINATION PAYMENTS" means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

     "LEHMAN MORTGAGE LOAN SELLER" means, individually and collectively, each of our affiliates that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means, in general, all cash proceeds received and retained by the trust in connection with--

          o    the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

          o    the repurchase of any mortgage loan by us or the applicable mortgage loan seller, as described under "Description of the
               Mortgage Pool--Cures and Repurchases" in this prospectus
               supplement;

                                     S-279

          o    the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under "Servicing Under the Series 2005-C7 Pooling and
               Servicing Agreement--Fair Value Option" in this prospectus supplement;

          o    the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2005-C7 controlling class or the master servicer, as described under "Description of the
               Offered Certificates--Termination" in this prospectus supplement;

          o    the purchase of the Cherryvale Mall Mortgage Loan by the Class CM
               Representative, as described under "Servicing Under the Series
               2005-C7 Pooling and Servicing Agreement--The Series 2005-C7
               Controlling Class Representative, the Loan-Specific Class
               Representatives and the Serviced Non-Trust Loan
               Noteholders--Additional Rights of the Loan Specific Class
               Representatives; Right to Purchase and Right to Cure Defaults" in
               this prospectus supplement;

          o    the purchase of the Station Place I Mortgage Loan by the Class SP
               Representative, as described under "Servicing Under the Series
               2005-C7 Pooling and Servicing Agreement--The Series 2005-C7
               Controlling Class Representative, the Loan-Specific Class
               Representatives and the Serviced Non-Trust Loan
               Noteholders--Additional Rights of the Loan Specific Class
               Representatives; Right to Purchase and Right to Cure Defaults" in
               this prospectus supplement;

          o    the purchase of the 200 Park Avenue Mortgage Loan or the
               Courtyard by Marriott Portfolio Mortgage Loan by a series 2005-C3 certificateholder in accordance with the series 2005-C3 pooling and servicing agreement, as the case may be, as described under
               "Description of the Mortgage Pool--Loan Combinations" in this prospectus supplement;

          o    the purchase of an underlying mortgage loan that is part of a
               Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement, as described under "Servicing Under the Series 2005-C7 Pooling and Servicing
               Agreement--The Series 2005-C7 Controlling Class Representative,
               the Loan-Specific Class Representatives and the Serviced
               Non-Trust Loan Noteholders--Additional Rights of the Non-Trust
               Noteholders; Right to Purchase and Right to Cure Defaults" in
               this prospectus supplement;

          o    the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

          o    the sale of an REO Property.

     "LOAN COMBINATION" means each of the Loan Combinations described in the first paragraph, and identified in the chart, under "Description of the
Mortgage Pool--Loan Combinations--General" in this prospectus supplement.

     "LOAN COMBINATION CONTROLLING PARTY" means the party or, collectively, the parties designated as such with respect to each Loan Combination and having various rights and powers with respect to the subject Loan Combination, including (in the case of a Serviced Loan Combination) those described under
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--The Series
2005-C7 Controlling Class Representative, the Loan-Specific Class
Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement. The Loan Combination Controlling Party for each Loan Combination is identified under each italicized subheading entitled "Co-Lender
Agreement--Consent Rights" in the applicable section relating to the subject
Loan Combination under "Description of the Mortgage Pool--Loan Combinations" in
this prospectus supplement.

     "LOAN GROUP NO. 1" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "LOAN GROUP NO. 1 MULTIFAMILY PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Bunker
Hill/Valley Forge, Sunchase at Longwood, East Hampton Village, Embassy
Apartments, Prestige Mobile Home Park, Harmony Pointe, 1900 Euclid Avenue, Oak
Orchard Mobile Home Park, Turtle Bay, Lakes Estates, RV Ranch and Northrup
Mobile Home Park.

     "LOAN GROUP NO. 2" has the meaning assigned to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "LOAN PER SF," "LOAN PER SQ. FT." and "LOAN PER SQUARE FOOT" each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan (or, in the case of any such underlying mortgage loan that is part of a Loan
Combination that contains one or more related Pari Passu Non-Trust Loans, the total cut-off date principal balance of that mortgage loan (or, in the case of a Split Mortgage Loan, unless the context clearly indicates otherwise, of the

                                     S-280

related Pooled Portion thereof) and the related Pari Passu Non-Trust Loan(s)), as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property. The cut-off date principal balance of each underlying mortgage loan is shown on Annex A-1 to this prospectus supplement.

     "LOAN PER UNIT" means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan (or, in the case of the
Courtyard by Marriott Portfolio Mortgage Loan, the total cut-off date principal balance of that mortgage loan and the related Pari Passu Non-Trust Loans
(excluding the related Junior Non-Trust Loan Component)), as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "LOAN-SPECIFIC CLASS REPRESENTATIVE" means the Class CM Representative or the Class SP Representative, as applicable.

     "LOAN-SPECIFIC PRINCIPAL BALANCE CERTIFICATES" means, collectively, the class CM-1, CM-2, CM-3, CM-4, SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7
certificates.

     "LOC" means letter of credit.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of
x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATERIAL BREACH" has the meaning assigned to that term under "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement.

     "MATERIAL DOCUMENT OMISSION" has the meaning assigned to that term under
"Description of the Mortgage Pool--Assignment of the Underlying Mortgage Loans"
in this prospectus supplement.

     "MATHILDA RESEARCH CENTRE BORROWER" means the borrower under the Mathilda
Research Centre Mortgage Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Mathilda Research Centre
Mortgage Loan--The Borrower and Sponsor" in this prospectus supplement.

     "MATHILDA RESEARCH CENTRE CO-LENDER AGREEMENT" means that certain
Co-Lender Agreement dated as of a date in November 2005, between the initial holder of the promissory note for the Mathilda Research Centre Mortgage Loan and the initial Mathilda Research Centre Non-Trust Loan Noteholder.

     "MATHILDA RESEARCH CENTRE LOAN COMBINATION" means, together, the Mathilda
Research Centre Mortgage Loan and the Mathilda Research Centre Non-Trust Loan.

     "MATHILDA RESEARCH CENTRE MORTGAGE LOAN" means the underlying mortgage loan secured by the Mathilda Research Centre Mortgaged Property.

     "MATHILDA RESEARCH CENTRE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Mathilda
Research Centre.

     "MATHILDA RESEARCH CENTRE NON-TRUST LOAN" means the Non-Trust Loan secured by the Mathilda Research Centre Mortgaged Property that is, in general, subordinate in right of payment to the Mathilda Research Centre Mortgage Loan.

     "MATHILDA RESEARCH CENTRE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Mathilda Research Centre Non-Trust Loan.

     "MATURITY BALANCE" and "BALLOON BALANCE" each means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date, assuming no prepayments of principal or defaults.

     "MATURITY DATE LOAN-TO-VALUE RATIO," "MATURITY DATE LTV," "MATURITY LTV
RATIO" and "SCHEDULED MATURITY LTV" each means:

     o   with respect to any mortgage loan in the trust fund (other than an
         Outside Serviced Trust Mortgage Loan and the Station Place I Mortgage
         Loan), the ratio, expressed as a percentage, of--

         1.    the Maturity Balance of the subject underlying mortgage loan (or, in the case of the Cherryvale Mall Mortgage Loan, unless the context clearly indicates otherwise, of the Cherryvale Mall
               Pooled Portion), to

         2.    the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement
               (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

                                     S-281

     o   with respect to the 200 Park Avenue Mortgage Loan, the ratio, expressed as a percentage, of--

         1.    the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the 200 Park Avenue Mortgage Loan; (b) the 200 Park
               Avenue Note A1 Senior Non-Trust Loan Component; and (c) the 200
               Park Avenue Note A2 Non-Trust Loan, to

         2.    the appraised value of the 200 Park Avenue Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o   with respect to the Courtyard by Marriott Portfolio Mortgage Loan, the
         ratio, expressed as a percentage, of--

         1.    the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the Courtyard by Marriott Portfolio Mortgage Loan; (b)
               the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
               Component; and (c) the Courtyard by Marriott Portfolio Note A2
               Non-Trust Loan, to

         2.    the appraised value of the Courtyard by Marriott Portfolio
               Mortgaged Property, as shown on Annex A-1 to this prospectus supplement;

     o   with respect to the 1166 Avenue of the Americas Mortgage Loan, the
         ratio, expressed as a percentage, of--

         1.    the expected total principal balance on the related stated
               maturity date, assuming no prepayments of principal or defaults, of: (a) the 1166 Avenue of the Americas Mortgage Loan; and (b)
               the 1166 Avenue of the Americas Senior Non-Trust Loan Components,
               to

         2.    the appraised value of the 1166 Avenue of the Americas Mortgaged
               Property, as shown on Annex A-1 to this prospectus supplement;
               and

     o   with respect to the Station Place I Mortgage Loan, the ratio, expressed as a percentage, of--

         1.    the aggregate expected total balance of the Pooled Portion of the
               Station Place I Mortgage Loan and the Station Place I Non-Trust
               Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

         2.    the appraised value of the Station Place I Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "METLIFE" means Metropolitan Life Insurance Company.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C7 certificates and the mortgage loans in the trust:

     o   the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,346,508,075; the
         Initial Loan Group No. 1 Balance is approximately $2,176,322,965 and the Initial Loan Group No. 2 Balance is approximately $170,185,111;

     o   the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C7 certificates is as described in this prospectus supplement;

     o   the pass-through rate for each class of series 2005-C7 certificates is as described in this prospectus supplement;

     o   there are no delinquencies or losses with respect to the mortgage loans;

     o   there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o   there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o   there are no casualties or condemnations affecting or property releases with respect to the corresponding mortgaged real properties;

     o   each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an
         Actual/360 Basis or a 30/360 Basis, as applicable;

     o   all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o   there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

                                     S-282

     o   no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o   except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o   no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o   there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

     o   no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o   there are no Additional Trust Fund Expenses;

     o   with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 1155 Market Street, where the related borrower is required to make additional monthly amortization payments of $30,637.14, solely to the extent available from excess cash flow, (provided that until one of the leases at the mortgaged real property is renewed and upon the occurrence of certain events with respect to certain leases at the mortgaged real property, such amount is required to be deposited into a reserve account instead), during and after February 2008 (but not between February 2012 and January 2013), it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o   with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sunchase at Longwood, where the related borrower is required to make additional monthly amortization payments of $13,750.00, solely to the extent available from excess cash flow, during and after July 2008, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o   with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Oak Orchard Mobile Home Park, where the related borrower is required to make additional monthly amortization payments of $6,847.25, solely to the extent available from excess cash flow, during and after
         November 2010, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

     o   payments on the offered certificates are made on the 15th day of each month, commencing in November 2005; and

     o   the offered certificates are settled on November 4, 2005.

     For purposes of the Modeling Assumptions, a "prepayment consideration period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage
(which may decline over time) of the principal amount prepaid or (c) some combination of (a) and (b).

     "MOODY'S" means Moody's Investors Service, Inc.

     "N/A" and "NAP" mean that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o   the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o   the total payments made by the master servicer to cover those
         Prepayment Interest Shortfalls.

     "NET AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2005-C7 certificates
(exclusive of the Loan-Specific Principal Balance Certificates) on each distribution date. The Available P&I Funds are more particularly described under "Description of the Offered Certificates--Collection Account--Withdrawals"
in this prospectus supplement.

     "NET CASH FLOW," "U/W NET CASH FLOW" and "U/W NCF" each means for any mortgaged real property securing a mortgage loan in the trust:

                                     S-283

     o   the revenue derived from the use and operation of that property; less

     o   the total of the following items--

         (a)   allowances for vacancies and credit losses,

         (b)   operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

         (c)   fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

         (d)   replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o   rolling 12-month operating statements;

     o   applicable year-to-date financial statements, if available;

     o   full year budgeted financial statements, if available;

     o   except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than eight months prior to the respective date of origination; and

     o   in the case of single tenant properties, the payments due under the related lease.

     Except as described in the following sentence, the foregoing items were not audited or otherwise confirmed by an independent party. Solely in the case of the following underlying mortgage loans, some of the foregoing items were reviewed by an accountant under a set of agreed upon procedures: (i) the 10 largest underlying mortgage loans described under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans" above in this prospectus supplement; (ii) the Reckson Portfolio II Mortgage Loan and the Station Place I
Mortgage Loan; and (iii) the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as NTSB
Academy.

     In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied
12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Net Cash Flow and U/W Net Cash
Flow.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower
(subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than
5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of some of the underlying mortgage loans, the calculation of
Net Cash Flow, U/W Net Cash Flow and U/W NCF for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

                                     S-284

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

     o   certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual Net Cash Flow for a mortgaged property may be less than the U/W Net Cash Flow presented with respect to that property in this prospectus supplement.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o   if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

     o   property management fees were generally assumed to be 3.0% to 7.0%
         (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000;

     o   in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o   expenses were generally, but not always, assumed to include annual replacement reserves equal to--

         (a)   in the case of retail, office, self-storage and
               industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

         (b)   in the case of multifamily rental apartments, generally not less than $200 or more than approximately $300 per residential unit per year, depending on the condition of the property;

         (c)   in the case of mobile home park properties, generally $50 per pad per year; and

         (d)   in the case of hospitality properties, generally 4%, inclusive, of gross revenues.

     In some instances, the related originator (where it deemed appropriate)
recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow."

     For more detailed information regarding the Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual
Underlying Mortgage Loans and the footnotes thereto.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o   in the case of each underlying mortgage loan (other than an Outside
         Serviced Trust Mortgage Loan) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to--

                                     S-285

         1.    the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

         minus

         2.    the related Administrative Cost Rate;

     o   in the case of the 1166 Avenue of the Americas Mortgage Loan (which accrues interest on a 30/360 Basis), for any distribution date, an annual rate equal to--

         1.    the mortgage interest rate in effect for the 1166 Avenue of the
               Americas Mortgage Loan as of the Issue Date, minus 0.005% (which is the related servicing fee rate under the series 2005-C6 trust and servicing agreement),

         minus

         2.    the sum of the related master servicing fee rate and the trustee fee rate under the series 2005-C7 pooling and servicing
               agreement;

     o   in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage
         Loan), for any distribution date, an annual rate generally equal to--

         1.    the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

         minus

         2.    the related Administrative Cost Rate;

     o   in the case of each the 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio Mortgage Loan (each of which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to--

         1.    the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal
               Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) the actual/360 equivalent of
               0.0100% (which is the related servicing fee rate on a 30/360
               Basis under the series 2005-C3 pooling and servicing agreement), and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date,

         minus

         2.    the sum of the related master servicing fee rate and the trustee fee rate under the series 2005-C7 pooling and servicing
               agreement;

     o   in the case of each of the Pooled Portion and the Non-Pooled Portion of the Cherryvale Mall Mortgage Loan, for any distribution date, an annual rate equal to--

         1.    the mortgage interest rate in effect for the Cherryvale Mall
               Mortgage Loan as of the Issue Date,

         minus

         2.    the Administrative Cost Rate of the Cherryvale Mall Mortgage
               Loan;

     o   in the case of the Pooled Portion of the Station Place I Mortgage Loan,
         for any distribution date, an annual rate generally equal to--

         1.    the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that Pooled Portion on an Actual/360 Basis during the related interest accrual period, based on its Allocated Principal
               Balance immediately preceding the subject distribution date and the mortgage interest rate in effect for that Pooled Portion as of the Issue Date, and the denominator of which is the Allocated
               Principal Balance of that Pooled Portion immediately prior to the subject distribution date,

                                     S-286

          minus

         2.    the Administrative Cost Rate (calculated on a 30/360 Basis) for the Station Place I Mortgage Loan; and

     o   in the case of the Non-Pooled Portion of the Station Place I Mortgage
         Loan, for any distribution date, an annual rate equal to--

         1.    the mortgage interest rate in effect for the Station Place I
               Non-Pooled Portion as of the Issue Date,

         minus

         2.    the Administrative Cost Rate (calculated on a 30/360 Basis) for the Station Place I Mortgage Loan.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b)
of each of the third, fourth and sixth bullets of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the third, fourth and sixth bullets of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "NET OPERATING INCOME," "U/W NET OPERATING INCOME" and "U/W NOI" each means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

     o   the U/W Net Cash Flow for that mortgaged real property;

         plus

     o   underwritten replacement reserves and tenant improvements and leasing commissions.

     "NET TOTAL PRINCIPAL PAYMENT AMOUNT" means the Total Principal Payment
Amount, exclusive of the Class CM Principal Payment Amount and the Class SP
Principal Payment Amount, for any distribution date.

     "NON-POOLED PORTION" means either the Cherryvale Mall Non-Pooled Portion or the Station Place I Non-Pooled Portion.

     "NON-TRUST LOAN" means any mortgage loan that is part of a Loan
Combination but is not included in the trust.

     "NON-TRUST LOAN NOTEHOLDER" means any holder of the promissory note evidencing a Non-Trust Loan.

     "NOTE A LOAN(S)" means, individually or collectively, the 200 Park Avenue
Note A Loans, the Courtyard by Marriott Portfolio Note A Loans, the 1166 Avenue
of Americas Mortgage Loan, the 1166 Avenue of the Americas Non-Trust Loan, the
Station Place I Note A Loans and each underlying mortgage loan that is part of an A/B Loan Combination.

     "NR" means not rated.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o   in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o   in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

     o   in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

     o   in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

     In the case of some of the underlying mortgage loans, the calculation of
Occupancy Percentage and Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

                                     S-287

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

     For more detailed information regarding Occupancy Percentages and
Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain
Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "OUTSIDE SERVICED LOAN COMBINATION" has the meaning assigned to that term under "Servicing Under the Series 2005-C7 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "OUTSIDE SERVICED TRUST MORTGAGE LOAN" has the meaning assigned to that term under "Servicing Under the Series 2005-C7 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "P&I" means principal and/or interest.

     "PARI PASSU LOAN" means the 200 Park Avenue Note A Loans, the Courtyard by
Marriott Portfolio Note A Loans, the 1166 Avenue of the Americas Mortgage Loan,
the 1166 Avenue of the Americas Non-Trust Loan, the Station Place I Mortgage
Loan and the Station Place I Non-Trust Loan.

     "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is a Pari Passu
Loan.

     "PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Pari Passu Non-Trust Loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the
Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o   liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

     o   covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender's title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

     o   the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

     o   condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment), and

                                     S-288

     o   if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2005-C7 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of
Labor promulgated under ERISA.

     "POOLED PORTION" means either the Cherryvale Mall Pooled Portion or the
Station Place I Pooled Portion.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage
Loan, servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "PTCE" means prohibited transaction class exemption.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this prospectus supplement.

     "RECKSON PORTFOLIO I BORROWER" means the borrower under the Reckson
Portfolio I Mortgage Loan.

     "RECKSON PORTFOLIO I CORE PROPERTY" has the meaning assigned to that term under "Description of the Mortgage Pool --Significant Underlying Mortgage
Loans--The Reckson Portfolio I Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "RECKSON PORTFOLIO I LOAN COMBINATION" means, together, the Reckson
Portfolio I Mortgage Loan and the Reckson Portfolio I Portfolio Non-Trust Loan.

     "RECKSON PORTFOLIO I MORTGAGE LOAN" means the underlying mortgage loan secured by the Reckson Portfolio I Portfolio Mortgaged Properties.

     "RECKSON PORTFOLIO I MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Reckson Portfolio I.

     "RECKSON PORTFOLIO I NON-CORE PROPERTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Reckson Portfolio I Mortgage Loan--The Mortgage Loan" in this prospectus supplement.

     "RECKSON PORTFOLIO I NON-TRUST LOAN" means the Non-Trust Loan secured by the Reckson Portfolio I Mortgaged Properties that is, in general, subordinate in right of payment to the Reckson Portfolio I Portfolio Mortgage Loan.

     "RECKSON PORTFOLIO I NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for the Reckson Portfolio I Portfolio Non-Trust Loan.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the definition of "Total Principal Payment Amount" below in this glossary.

                                     S-289

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under
"Method of Distribution" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.  the trustee,

     2.  the Exemption-Favored Parties,

     3.  us,

     4.  the master servicer,

     5.  the special servicer,

     6.  any sub-servicers,

     7.  any party having servicing responsibilities with respect to an Outside
         Serviced Trust Mortgage Loan or any related REO Property;

     8.  the mortgage loan sellers,

     9.  each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

     10. any and all affiliates of any of the aforementioned persons.

     "REVPAR" means, with respect to any hospitality property, revenues per available room.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR NON-TRUST LOAN COMPONENT" means the 200 Park Avenue Note A1 Senior
Non-Trust Loan Component, the Courtyard by Marriott Portfolio Note A1 Senior
Non-Trust Loan Component or any 1166 Avenue of the Americas Senior Non-Trust
Loan Component.

     "SERIES 2005-C3 SECURITIZATION" means the securitization that includes the
200 Park Avenue Note A1 Non-Trust Loan and the Courtyard by Marriott Portfolio
Note A1 Non-Trust Loan, and in connection with which the LB-UBS Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, were issued.

     "SERIES 2005-C6 SECURITIZATION" means the securitization that includes the
1166 Avenue of the Americas Non-Trust Loan, and in connection with which the
1166 Avenue of the Americas Commercial Mortgage Trust II, Commercial Mortgage
Pass-Through Certificates, Series 2005-C6, were issued.

                                     S-290

     "SERVICED LOAN COMBINATION" has the meaning assigned to that term under
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN" has the meaning assigned to that term under
"Servicing Under the Series 2005-C7 Pooling and Servicing Agreement--General"
in this prospectus supplement.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" has the meaning assigned to that term under "Servicing Under the Series 2005-C7 Pooling and Servicing
Agreement--General" in this prospectus supplement.

     "SERVICING FILE" means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series
2005-C7 certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the series 2005-C7 certificateholders and the related
Serviced Non-Trust Loan Noteholder(s)), those mortgage loans and any REO
Properties that such party is obligated to service and administer under the series 2005-C7 pooling and servicing agreement:

     o   in accordance with the higher of the following standards of care--

         1.    the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due
               consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

         2.    the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special
               servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be,

in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2005-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

     o   with a view to--

         1.    the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

         2.    in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2005-C7 certificateholders (as a collective whole) (or, if a Serviced Loan Combination is
               involved, with a view to the maximization of recovery on the subject Loan Combination to the series 2005-C7 certificateholders and the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o without regard to--

         1.    any relationship, including as lender on any other debt
               (including mezzanine debt or a Non-Trust Loan), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series
               2005-C7 pooling and servicing agreement,

         2.    the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2005-C7 certificate or any interest in a Non-Trust Loan,

                                     S-291

         3.    the obligation of the master servicer or the special servicer, as the case may be, to make advances,

         4.    the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2005-C7 pooling and servicing agreement generally or with respect to any particular transaction, and

         5.    the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2005-C7 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     With respect to the 200 Park Avenue Mortgage Loan and the Courtyard by
Marriott Portfolio Mortgage Loan, which are being serviced under the series
2005-C3 pooling and servicing agreement, the governing servicing agreement provides for a servicing standard which is similar, but may not be identical, to the foregoing. For a discussion of the servicing standard with respect to the 1166 Avenue of the Americas Mortgage Loan, see "Servicing of the 1166
Avenue of the Americas Loan Combination--The series 2005-C6 Servicing Standard"
in this prospectus supplement.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2005-C7 pooling and servicing agreement, any of the following events:

     1.  the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2005-C7 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)--

         (a)   except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

         (b)   solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

     2.  a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the
         Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2005-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or
         (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2005-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related Serviced Non-Trust Loan Noteholder;

     3.  the master servicer determines, or the special servicer (with the consent of the series 2005-C7 controlling class representative)
         determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance
         (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii)
         is not available at any rate) is likely to occur under the mortgage loan that will

                                     S-292

         materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2005-C7 certificateholders or, in the case of a Serviced Non-Trust Loan, the interests of the related
         Serviced Non-Trust Loan Noteholder and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2.
         of this definition;

     4.  various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.  the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o   with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o   with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

     o   with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

     o   with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination provided that, if a Serviced Non-Trust
Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing
Transfer Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

     The 200 Park Avenue Mortgage Loan and the Courtyard by Marriott Portfolio
Mortgage Loan are not being serviced under the series 2005-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C3 pooling and servicing agreement (which governs the servicing of the 200 Park Avenue Loan Combination and the Courtyard
by Marriott Portfolio Loan Combination) will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to limited automatic servicing transfer events with respect to all of the mortgage loans comprising a Loan Combination.
If a Non-Trust Loan Noteholder prevents the occurrence of a servicing transfer event with respect to the 200 Park Avenue Mortgage Loan or the Courtyard by
Marriott Portfolio Mortgage Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement or the series 2005-C3 pooling and servicing agreement, then the existence of such servicing transfer event with respect to such Non-Trust Loan will not, in and of itself, result in the existence of a servicing transfer event with respect to the subject underlying mortgage loan or the transfer to special servicing of the subject Outside
Serviced Loan Combination, unless a separate servicing transfer event has occurred with respect thereto.

     Furthermore, the 1166 Avenue of the Americas Mortgage Loan are not being serviced under the series 2005-C7 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the series 2005-C6 trust and servicing agreement are described under "Servicing of the 1166 Avenue of the Americas Loan Combination-- Specially Serviced Mortgage
Loan Under the Series 2005-C6 Trust and Servicing Agreement" in this prospectus supplement.

     "SETH PORTFOLIO -- BAYOU PARK APARTMENTS BORROWER" means the borrower under the Seth Portfolio -- Bayou Park Apartments Mortgage Loan, as identified under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Seth Portfolio Mortgage Loans--The Borrowers and Sponsors" in this prospectus supplement.

     "SETH PORTFOLIO -- BAYOU PARK APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan secured by the Seth Portfolio -- Bayou Park Apartments
Mortgaged Property.

                                     S-293

     "SETH PORTFOLIO -- BAYOU PARK APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Seth Portfolio -- Bayou Park Apartments.

     "SETH PORTFOLIO -- SANDSTONE APARTMENTS BORROWER" means the borrower under the Seth Portfolio -- Sandstone Apartments Mortgage Loan, as identified under
"Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The
Seth Portfolio Mortgage Loans--The Borrowers and Sponsors" in this prospectus supplement.

     "SETH PORTFOLIO -- SANDSTONE APARTMENTS MORTGAGE LOAN" means the underlying mortgage loan secured by the Seth Portfolio -- Sandstone Apartments
Mortgaged Property.

     "SETH PORTFOLIO -- SANDSTONE APARTMENTS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Seth Portfolio -- Sandstone Apartments.

     "SETH PORTFOLIO BORROWER" means, together, the Seth Portfolio -- Bayou
Park Apartments Borrower and the Seth Portfolio -- Sandstone Apartments
Borrower, as identified under "Description of the Mortgage Pool--Significant
Underlying Mortgage Loans--The Seth Portfolio Mortgage Loans--The Borrowers and
Sponsors" in this prospectus supplement.

     "SETH PORTFOLIO INTERCREDITOR AGREEMENT" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage
Loans--The Seth Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "SETH PORTFOLIO MEZZANINE BORROWER" means the borrower under the Seth
Portfolio Mezzanine Loan, as identified under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Seth Portfolio Mortgage Loan--
Mezzanine Financing" in this prospectus supplement.

     "SETH PORTFOLIO MEZZANINE COLLATERAL" has the meaning assigned to that term under "Description of the Mortgage Pool --Significant Underlying Mortgage
Loans--The Seth Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "SETH PORTFOLIO MEZZANINE LENDER" has the meaning assigned to that term under "Description of the Mortgage Pool-- Significant Underlying Mortgage
Loans--The Seth Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "SETH PORTFOLIO MEZZANINE LOAN" has the meaning assigned to that term under "Description of the Mortgage Pool-- Significant Underlying Mortgage
Loans--The Seth Portfolio Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

     "SETH PORTFOLIO MORTGAGE LOANS" means, together, the Seth Portfolio --
Bayou Park Apartments Mortgage Loan and the Seth Portfolio -- Sandstone
Apartments Mortgage Loan.

     "SETH PORTFOLIO MORTGAGED PROPERTIES" means, together, the Seth Portfolio
-- Bayou Park Apartments Mortgaged Property and the Seth Portfolio -- Sandstone
Apartments Mortgaged Property.

     "SF" means square feet.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SHADOW RATING" means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPLIT MORTGAGE LOAN" means the Cherryvale Mall Mortgage Loan or the
  Station Place I Mortgage Loan, as applicable.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o   will initially equal its cut-off date principal balance; and

     o   will be permanently reduced on each distribution date, to not less than zero, by--

         1.    that portion, if any, of the Total Principal Payment Amount for that distribution date that is attributable to that mortgage loan
               (without regard to any reduction in, or addition to, that Total
               Principal Payment Amount contemplated by the second paragraph and/or third paragraph of the definition of "Total Principal
               Payment Amount" below in this glossary), and

                                     S-294

         2.    the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

     However, the "Stated Principal Balance" of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     In the case of each Split Mortgage Loan, the related Stated Principal
Balance is intended to reflect both the related Pooled Portion and the related
Non-Pooled Portion.

     "STATION PLACE I CO-LENDER AGREEMENT" means that certain Co-Lender
Agreement dated as of a date in November 2005, between the initial holder of the promissory note for the Station Place I Mortgage Loan and the Station Place
I Non-Trust Loan Noteholder.

     "STATION PLACE I LOAN COMBINATION" means, together, the Station Place I
Mortgage Loan and the Station Place I Non-Trust Loan.

     "STATION PLACE I MORTGAGE LOAN" means the underlying mortgage loan secured by the Station Place I Mortgaged Property.

     "STATION PLACE I MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Station Place I.

     "STATION PLACE I NON-POOLED PORTION" means the junior loan component of the Station Place I Mortgage Loan, which component is identified in the related loan agreement as "Component A-1b."

     "STATION PLACE I NON-TRUST LOAN" means the Non-Trust Loan secured by the
Station Place I Mortgaged Properties that is, at all times, pari passu in right of payment with the Station Place I Pooled Portion, and, in general, senior in right of payment to the Station Place I Non-Pooled Portion.

     "STATION PLACE I POOLED PORTION" means the senior loan component of the
Station Place I Mortgage Loan, which component is identified in the related loan agreement as "Component A-1a."

     "SUBORDINATE NON-TRUST LOAN" means, individually or collectively, as the context may require, the Courtyard by Marriott Portfolio Note B Non-Trust Loan
and the Non-Trust Loan comprising each A/B Loan Combination, as applicable.

     "SUBORDINATE NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

     "TI/LC" means tenant improvements and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust
Mortgage Loan, any of the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to each Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any distribution date, an amount equal to the total, without duplication, of the following:

     o   all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o   all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

                                     S-295

     o   all other collections, including Liquidation Proceeds, Condemnation
         Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

     o   all advances of principal made with respect to the underlying mortgage loans for that distribution date.

     Notwithstanding the foregoing, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C7 principal balance certificates
(with a corresponding reduction in the applicable Total Principal Payment
Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C7 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. As a result, the Total Principal Payment Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Notwithstanding the foregoing, amounts otherwise distributable with respect to a class of Loan-Specific Principal Balance Certificates may not
be applied to reimburse, or pay interest on, advances on any mortgage loan other than the related Split Mortgage Loan.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a "Recovered Amount") would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such
Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a "Recovered Amount")
would generally be included as part of the Total Principal Payment Amount for the distribution date following the collection period in which that Default
Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to any Serviced Non-Trust Loan.

     "TRIA" means the Terrorism Risk Insurance Act of 2002 as the same may be amended from time to time.

     "UBS MORTGAGE LOAN" means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

     "UBS MORTGAGE LOAN SELLER" means UBS Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58 and
Prohibited Transaction Exemption 2002-41, as described under "ERISA
Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

                                     S-296

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" and "U/W
NCF DSCR" each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of--

     o   the Net Cash Flow for the related mortgaged real property or properties
         (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

     o   twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

     Notwithstanding the foregoing, the calculation of Underwritten Debt
Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

     o   in the case of the Cherryvale Mall Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is exclusive of the portion of those monthly debt service payments attributable to the Cherryvale Mall Non-Pooled
         Portion;

     o   in the case of the Station Place I Mortgage Loan, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is based on the monthly debt service payments for the entire Station Place I Loan Combination, exclusive of the portion of those monthly debt service payments attributable to the
         Station Place I Non-Pooled Portion;

     o   with respect to each of the Outside Serviced Trust Mortgage Loans, unless the context clearly indicates otherwise, the amount described in the second bullet of the preceding paragraph is based on the monthly debt service payments for all of the Pari Passu Loans in the subject
         Outside Serviced Loan Combination, excluding, if applicable, any related Junior Non-Trust Loan Component (see "Description of the
         Mortgage Pool--Loan Combinations" in this prospectus supplement); and

     o   in the case of any mortgage loan that provides for payments of interest only until the related stated maturity date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan (or, in the case of an Outside Serviced Trust Mortgage Loan, with respect to all of the Pari Passu Loans in the subject Outside Serviced Loan Combination, excluding, if applicable, any related Junior Non-Trust Loan Component)
         during the 12-month period following the cut-off date.

     Unless the context clearly indicates otherwise, the Underwritten Debt
Service Coverage Ratio for an underlying mortgage loan that is part of a Loan
Combination does not take into account any related Subordinate Non-Trust Loan.

     In the case of some of the underlying mortgage loans, the calculation of
Underwritten Debt Service Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR
for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

     o   the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o   the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

     o   the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o   the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

     o   assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

     o   certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

                                     S-297

     o   certain other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

     For more detailed information regarding the Underwritten Debt Service
Coverage Ratio, DSCR Net Cash Flow and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1--Certain Characteristics of Individual Underlying
Mortgage Loans and the footnotes thereto.

     "UNITED STATES PERSON" means--

     o   a citizen or resident of the United States,

     o   a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
         Columbia;

     o   an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o   a trust as to which--

         1.    a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

         2.    one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "U/W NCF" has the same meaning as Net Cash Flow.

     "U/W NCF DSCR" has the same meaning as Underwritten Debt Service Coverage
Ratio.

     "U/W NET CASH FLOW" has the same meaning as Net Cash Flow.

     "U/W NET OPERATING INCOME" has the same meaning as Net Operating Income.

     "U/W NOI" has the same meaning as Net Operating Income.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans (or, in the case of the Split Mortgage
Loans, for the respective Pooled Portions thereof ) for the related distribution date, weighted on the basis of those mortgage loans' respective
Stated Principal Balances (or, in the case of the Split Mortgage Loans, the
Allocated Principal Balance of the respective Pooled Portions thereof)
immediately prior to the related distribution date.

     "YEAR BUILT" means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, "Year Built" refers to the year that the first phase was originally constructed.

     "YEAR RENOVATED" means the year that a mortgaged real property was most recently renovated in a substantial manner.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of
y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                     S-298

                                   ANNEX A-1

        CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

LB-UBS Commercial Mortgage Trust 2005-C7

ITALICS Indicate Loans Secured by Multiple Properties

  CONTROL      FOOTNOTE      GROUP
    NO.          NO.           NO.                               PROPERTY NAME
-----------------------------------------------------------------------------------------------------

     1            (1)          1     200 Park Avenue
     2            (2)          1     99 High Street
     3            (3)          1     Courtyard By Marriott Portfolio
    3A1                        1     Courtyard by Marriott Poughkeepsie
    3A2                        1     Courtyard by Marriott Lincroft - Red Bank
-----------------------------------------------------------------------------------------------------
    3A3                        1     Courtyard by Marriott Norwalk
    3A4                        1     Courtyard by Marriott Rye
    3A5                        1     Courtyard by Marriott Annapolis
    3A6                        1     Courtyard by Marriott St. Louis - Creve Coeur
    3A7                        1     Courtyard by Marriott Birmingham - Homewood
-----------------------------------------------------------------------------------------------------
    3A8                        1     Courtyard by Marriott Silver Spring
    3A9                        1     Courtyard by Marriott Boulder
    3A10                       1     Courtyard by Marriott Tampa - Westshore
    3A11                       1     Courtyard by Marriott Chicago - Lincolnshire
    3A12                       1     Courtyard by Marriott Philadelphia - Devon
-----------------------------------------------------------------------------------------------------
    3A13                       1     Courtyard by Marriott Marin - Larkspur
    3A14                       1     Courtyard by Marriott St. Petersburg
    3A15                       1     Courtyard by Marriott San Francisco - Foster City
    3A16                       1     Courtyard by Marriott Oakbrook Terrace
    3A17                       1     Courtyard by Marriott Manassas
-----------------------------------------------------------------------------------------------------
    3A18                       1     Courtyard by Marriott Detroit - Livonia
    3A19                       1     Courtyard by Marriott St. Louis - Westport
    3A20                       1     Courtyard by Marriott New Haven - Wallingford
    3A21                       1     Courtyard by Marriott Chicago - Deerfield
    3A22                       1     Courtyard by Marriott Torrance
-----------------------------------------------------------------------------------------------------
    3A23                       1     Courtyard by Marriott West Palm Beach
    3A24                       1     Courtyard by Marriott Kansas City - Overland Park
    3A25                       1     Courtyard by Marriott Chicago - Highland Park
    3A26                       1     Courtyard by Marriott Detroit - Airport
    3A27                       1     Courtyard by Marriott Chicago - Arlington Heights
-----------------------------------------------------------------------------------------------------
    3A28                       1     Courtyard by Marriott San Jose - Cupertino
    3A29                       1     Courtyard by Marriott Los Angeles - Hacienda Heights
    3A30                       1     Courtyard by Marriott Palm Springs
    3A31                       1     Courtyard by Marriott Ft. Myers
    3A32                       1     Courtyard by Marriott Ft. Lauderdale - Plantation
-----------------------------------------------------------------------------------------------------
    3A33                       1     Courtyard by Marriott Fresno
    3A34                       1     Courtyard by Marriott Little Rock
    3A35                       1     Courtyard by Marriott Rockford
    3A36                       1     Courtyard by Marriott Oklahoma City - Airport
    3A37                       1     Courtyard by Marriott Birmingham - Hoover
-----------------------------------------------------------------------------------------------------
    3A38                       1     Courtyard by Marriott Indianapolis
    3A39                       1     Courtyard by Marriott Huntsville
    3A40                       1     Courtyard by Marriott Lexington - North
    3A41                       1     Courtyard by Marriott Seattle - South Center
    3A42                       1     Courtyard by Marriott Nashville - Airport
-----------------------------------------------------------------------------------------------------
    3A43                       1     Courtyard by Marriott Atlanta - Airport South
    3A44                       1     Courtyard by Marriott Waukegan
    3A45                       1     Courtyard by Marriott Tucson - Airport
    3A46                       1     Courtyard by Marriott Atlanta - Gwinnett Mall
    3A47                       1     Courtyard by Marriott Toledo - Airport
-----------------------------------------------------------------------------------------------------
    3A48                       1     Courtyard by Marriott Bakersfield
    3A49                       1     Courtyard by Marriott Charlottesville
    3A50                       1     Courtyard by Marriott Minneapolis - Airport
    3A51                       1     Courtyard by Marriott Atlanta - Perimeter Center
    3A52                       1     Courtyard by Marriott Denver - Southeast Tech Center
-----------------------------------------------------------------------------------------------------
    3A53                       1     Courtyard by Marriott Phoenix - Mesa
    3A54                       1     Courtyard by Marriott Memphis - Airport
    3A55                       1     Courtyard by Marriott Plano Parkway
    3A56                       1     Courtyard by Marriott Raleigh - Cary
    3A57                       1     Courtyard by Marriott Dayton - Miamisburg
    3A58                       1     Courtyard by Marriott Charlotte - South Park
-----------------------------------------------------------------------------------------------------
    3A59                       1     Courtyard by Marriott San Antonio - Downtown
    3A60                       1     Courtyard by Marriott Phoenix - Metrocenter
    3A61                       1     Courtyard by Marriott Portland - Beaverton
    3A62                       1     Courtyard by Marriott Richardson - NE Richardson Square
    3A63                       1     Courtyard by Marriott Boston - Andover
-----------------------------------------------------------------------------------------------------
    3A64                       1     Courtyard by Marriott Greenville
     4            (4)          1     Reckson Portfolio I
     4A                        1     225 High Ridge Road
     4B                        1     660 White Plains Road
     4C                        1     150 Motor Parkway
-----------------------------------------------------------------------------------------------------
     4D                        1     492 River Road
     4E                        1     35 Pinelawn Road
     4F                        1     200 Executive Drive
     4G                        1     100 Executive Drive
     4H                        1     80 Grasslands Road
-----------------------------------------------------------------------------------------------------
     4I                        1     100 Grasslands Road
     5            (5)          1     1166 Avenue of the Americas
     6            (6)          1     Mathilda Research Centre
     7            (7)          1     Bethesda Towers
     8            (8)          1     Cherryvale Mall
-----------------------------------------------------------------------------------------------------
     9            (9)          1     300 South Wacker
     10          (10)          1     Station Place I
     11                        1     Tri-County Business Park
     12          (11)          1     Sarasota Main Plaza
     13          (12)          2     Seth Portfolio - Bayou Park Apartments
-----------------------------------------------------------------------------------------------------
     14          (13)          1     Reckson Portfolio II
    14A                        1     50 Marcus Drive
    14B                        1     520 Broadhollow Road
    14C                        1     1660 Walt Whitman Road
     15          (14)          1     3200 Wilshire Boulevard
-----------------------------------------------------------------------------------------------------
     16          (12)          2     Seth Portfolio - Sandstone Apartments
     17          (15)          1     Wachovia Place
     18                        1     Bunker Hill/Valley Forge
     19          (16)          1     1155 Market Street
     20                        1     Home Depot
-----------------------------------------------------------------------------------------------------
     21          (17)          1     Paseo Sepulveda
     22                        1     Chesterfield Commons East
     23                        1     Shop City Shopping Center
     24                        1     Mission Trace Shopping Center
     25          (18)          1     NTSB Academy
-----------------------------------------------------------------------------------------------------
     26          (19)          1     Plum Tree Shopping Center
     27                        1     Shops at Sea Island
     28                        1     Allen Central Market
     29                        1     LaPlata Plaza
     30                        1     BJ's at Cape Coral
-----------------------------------------------------------------------------------------------------
     31                        1     Holtsville Residence Inn
     32                        1     Storage Deluxe
     33          (20)          1     Sunchase at Longwood
     34                        1     East Hampton Village
     35                        2     Maple Brook Village Apartments
-----------------------------------------------------------------------------------------------------
     36                        2     Silver Blue Lake Apartments
     37                        1     Route 17 North - Paramus
     38                        1     PGA Commons Parcel 3 West
     39                        1     Hilton Garden Inn
     40                        1     Tower 14
-----------------------------------------------------------------------------------------------------
     41                        1     Gleneagles
     42          (21)          1     96th Street
     43          (22)          1     Lanier Commons Shopping Center
     44                        1     Giant Eagle of Seven Fields
     45          (23)          2     Westminster Apartments
-----------------------------------------------------------------------------------------------------
     46                        1     Foremost Business Park
     47                        1     Embassy Apartments
     48                        1     Lilburn Corners
     49                        1     Prestige Mobile Home Park
     50                        1     Nob Hill Shopping Center
-----------------------------------------------------------------------------------------------------
     51          (24)          1     Harmony Pointe
     52          (25)          1     Courtyard Norwich
     53                        1     GRM San Francisco
     54                        2     Embassy Manor Apartments
     55                        1     9894 Bissonnet
-----------------------------------------------------------------------------------------------------
     56                        2     Fleming, Highland and Eastway Apartments
    56A                        2     Fleming Creek Apartments
    56B                        2     Eastway Manor Apartments
    56C                        2     Highland Bay Apartments
     57                        1     2815 Camino Del Rio South
-----------------------------------------------------------------------------------------------------
     58                        1     Holiday Inn-Solana Beach
     59                        1     Murphy Crossing
     60          (26)          1     Gleneagles Court Shopping Center
     61                        1     Conejo Valley Plaza
     62                        1     The Orchard
-----------------------------------------------------------------------------------------------------
     63                        2     Executive Lodge Apartments
     64          (26)          1     Jackson Village
     65                        1     1900 Euclid Avenue
     66                        2     Brentwood Timberlane Apartments
     67                        1     1445 North Loop Office Building
-----------------------------------------------------------------------------------------------------
     68          (27)          1     Lowe's Home Improvement Center
     69                        1     Tower Plaza Center
     70                        1     Holiday Inn Youngstown South
     71                        1     Springhill Suites
     72                        1     Hampton Inn Portfolio
-----------------------------------------------------------------------------------------------------
    72A                        1     Hampton Inn Birch Run
    72B                        1     Hampton Inn Gaylord
     73                        1     Emporium Shoppes
     74          (28)          1     Oak Orchard Mobile Home Park
     75                        2     Meadowbrook Apartments
-----------------------------------------------------------------------------------------------------
     76          (29)          1     Havana Exchange
     77          (30)          1     Turtle Bay
     78                        2     Village on Broadway Apartments
     79          (31)          1     Lakes Estates
     80          (32)          1     Phoenix Building
-----------------------------------------------------------------------------------------------------
     81                        2     Royal Coast Apartments
     82                        1     Airport Circle Shopping Center
     83                        1     American Storage
     84                        1     645 Penn Street
     85          (33)          1     McClellan Hospital Building
-----------------------------------------------------------------------------------------------------
     86                        1     AAA Friendly Storage
     87                        1     The Shoppes at Hunt Club
     88                        1     CVS - Margate
     89                        1     Grand Mesa Pad Sites
     90          (34)          1     Walgreens - Anderson
-----------------------------------------------------------------------------------------------------
     91                        1     Page Plaza
     92                        1     Lankershim Retail
     93                        1     Lincoln Park Delray
     94                        2     Madison Gardens Apartments
     95          (35)          1     SafKeep Self Storage
-----------------------------------------------------------------------------------------------------
     96          (36)          1     Bennigans Plaza
     97                        1     Towne Square at Due West Shopping Center
     98                        1     Santa Rosa Plaza
     99                        1     Storage Bunker
    100                        1     Pompano Plaza
-----------------------------------------------------------------------------------------------------
    101                        1     Eckerd - Southern Pines
    102          (37)          1     Acworth Commons
    103          (38)          1     Walgreens - Dallas
    104                        1     107 Pacific Avenue
    105                        1     Cortez Village Plaza
-----------------------------------------------------------------------------------------------------
    106          (39)          1     Stock Building Supply
    107          (40)          1     Storage Malls
    107A                       1     Storage Malls - Johnson City
    107B                       1     Storage Malls - Binghamton
    108                        2     Foxwood Apartments
-----------------------------------------------------------------------------------------------------
    109                        1     Loring Building
    110                        1     RV Ranch and Stor-More
    110A                       1     RV Ranch
    110B                       1     Stor-More
    111                        1     Riverside Plaza
-----------------------------------------------------------------------------------------------------
    112                        1     Northrup Mobile Home Park
    113                        2     Colonial Apartments
    114                        2     Bayonne Mobile Home Park
    115                        1     Edmond Road Self Storage
    116                        1     67 North Main Street
-----------------------------------------------------------------------------------------------------
    117                        1     Highlands Ranch Self Storage
    118                        1     Brooksville Plaza
    119                        2     Ashford Terrace Apartments
    120                        1     Belle Isle Self Storage
    121                        1     Edgecombe Square
-----------------------------------------------------------------------------------------------------
    122                        1     Killeen Satellite Center
    123                        1     Desiard Plaza
    124                        2     Lazy Daze Mobile Home Park
    125                        1     Danforth Self Storage
    126                        1     University Self Storage
-----------------------------------------------------------------------------------------------------
    127                        2     Alegra Palms Apartments
    128                        1     Shops at Silver Creek
    129          (41)          1     White Wing Centre
    130                        1     Beltline Regent Retail Center
    131                        1     Gateway Plaza
-----------------------------------------------------------------------------------------------------
    132                        2     Golden Triangle Mobile Home Park
    133                        2     Four Seasons Apartments
    134                        1     Frankford & Euless Portfolio
    134A                       1     Frankford
    134B                       1     Euless
-----------------------------------------------------------------------------------------------------
    135                        2     Riverview Apartments

  CONTROL
    NO.                ADDRESS                                               CITY                    STATE                   ZIP
----------------------------------------------------------------------------------------------------------------------------------

     1       200 Park Avenue                                              New York                    NY                    10166
     2       99 High Street                                               Boston                      MA                    02110
     3       Various                                                      Various                     Various             Various
    3A1      2641 South Road                                              Poughkeepsie                NY                    12601
    3A2      245 Half Mile Road                                           Red Bank                    NJ                    07701
----------------------------------------------------------------------------------------------------------------------------------
    3A3      474 Main Avenue                                              Norwalk                     CT                    06851
    3A4      631 Midland Avenue                                           Rye                         NY                    10580
    3A5      2559 Riva Road                                               Annapolis                   MD                    21401
    3A6      828 N. New Ballas Road                                       Creve Coeur                 MO                    63146
    3A7      500 Shades Creek Parkway                                     Homewood                    AL                    35209
----------------------------------------------------------------------------------------------------------------------------------
    3A8      12521 Prosperity Drive                                       Silver Spring               MD                    20904
    3A9      4710 Pearl East Circle                                       Boulder                     CO                    80301
    3A10     3805 West Cypress Street                                     Tampa                       FL                    33607
    3A11     505 Milwaukee Avenue                                         Lincolnshire                IL                    60069
    3A12     762 W. Lancaster Avenue                                      Wayne                       PA                    19087
----------------------------------------------------------------------------------------------------------------------------------
    3A13     2500 Larkspur Landing Circle                                 Larkspur                    CA                    94939
    3A14     3131 Executive Drive                                         St. Petersburg              FL                    33762
    3A15     550 Shell Boulevard                                          Foster City                 CA                    94404
    3A16     6 Trans Am Plaza Drive                                       Oakbrook Terrace            IL                    60181
    3A17     10701 Battleview Parkway                                     Manassas                    VA                    20109
----------------------------------------------------------------------------------------------------------------------------------
    3A18     17200 N. Laurel Park Drive                                   Livonia                     MI                    48152
    3A19     11888 Westline Industrial Drive                              St. Louis                   MO                    63146
    3A20     600 Northrop Road                                            Wallingford                 CT                    06492
    3A21     800 Lake Cook Road                                           Deerfield                   IL                    60015
    3A22     2633 West Sepulveda Boulevard                                Torrance                    CA                    90505
----------------------------------------------------------------------------------------------------------------------------------
    3A23     600 Northpoint Parkway                                       West Palm Beach             FL                    33407
    3A24     11301 Metcalf Avenue                                         Overland Park               KS                    66210
    3A25     1505 Lake Cook Road                                          Highland Park               IL                    60035
    3A26     30653 Flynn Drive                                            Romulus                     MI                    48174
    3A27     100 West Algonquin Road                                      Arlington Heights           IL                    60005
----------------------------------------------------------------------------------------------------------------------------------
    3A28     10605 North Wolfe Road                                       Cupertino                   CA                    95014
    3A29     1905 S Azusa Avenue                                          Hacienda Heights            CA                    91745
    3A30     1300 Tahquitz Canyon Way                                     Palm Springs                CA                    92262
    3A31     4455 Metro Parkway                                           Ft. Myers                   FL                    33916
    3A32     7780 Southwest 6th Street                                    Plantation                  FL                    33324
----------------------------------------------------------------------------------------------------------------------------------
    3A33     140 East Shaw Avenue                                         Fresno                      CA                    93710
    3A34     10900 Financial Centre Drive                                 Little Rock                 AR                    72211
    3A35     7676 East State Street                                       Rockford                    IL                    61108
    3A36     4301 Highline Boulevard                                      Oklahoma City               OK                    73108
    3A37     1824 Montgomery Highway South                                Hoover                      AL                    35244
----------------------------------------------------------------------------------------------------------------------------------
    3A38     8670 Allisonville Road                                       Indianapolis                IN                    46250
    3A39     4804 University Drive                                        Huntsville                  AL                    35816
    3A40     775 Newtown Court                                            Lexington                   KY                    40511
    3A41     400 Andover Park West                                        Tukwila                     WA                    98188
    3A42     2508 Elm Hill Pike                                           Nashville                   TN                    37214
----------------------------------------------------------------------------------------------------------------------------------
    3A43     2050 Sullivan Road                                           College Park                GA                    30337
    3A44     3800 Northpoint Boulevard                                    Waukegan                    IL                    60085
    3A45     2505 East Executive Drive                                    Tucson                      AZ                    85706
    3A46     3550 Venture Parkway                                         Duluth                      GA                    30096
    3A47     1435 East Mall Drive                                         Holland                     OH                    43528
----------------------------------------------------------------------------------------------------------------------------------
    3A48     3601 Marriott Drive                                          Bakersfield                 CA                    93308
    3A49     638 Hillside Drive                                           Charlottesville             VA                    22901
    3A50     1352 Northland Drive                                         Mendota Heights             MN                    55120
    3A51     6250 Peachtree-Dunwoody Road                                 Atlanta                     GA                    30328
    3A52     6565 South Boston Street                                     Greenwood Village           CO                    80111
----------------------------------------------------------------------------------------------------------------------------------
    3A53     1221 South Westwood Avenue                                   Mesa                        AZ                    85210
    3A54     1780 Nonconnah Blvd                                          Memphis                     TN                    38132
    3A55     4901 West Plano Parkway                                      Plano                       TX                    75093
    3A56     102 Edinburgh Drive South                                    Cary                        NC                    27511
    3A57     100 Prestige Place                                           Miamisburg                  OH                    45432
    3A58     6023 Park South Drive                                        Charlotte                   NC                    28210
----------------------------------------------------------------------------------------------------------------------------------
    3A59     600 Santa Rosa South                                         San Antonio                 TX                    78204
    3A60     9631 North Black Canyon Highway                              Phoenix                     AZ                    85051
    3A61     8500 S.W. Nimbus Drive                                       Beaverton                   OR                    97008
    3A62     1000 South Sherman                                           Richardson                  TX                    75081
    3A63     10 Campanelli Drive                                          Andover                     MA                    01810
----------------------------------------------------------------------------------------------------------------------------------
    3A64     70 Orchard Park Drive                                        Greenville                  SC                    29615
     4       Various                                                      Various                     Various             Various
     4A      225 High Ridge Road                                          Stamford                    CT                    06905
     4B      660 White Plains Road                                        Tarrytown                   NY                    10591
     4C      150 Motor Parkway                                            Hauppauge                   NY                    11788
----------------------------------------------------------------------------------------------------------------------------------
     4D      492 River Road                                               Nutley                      NJ                    07110
     4E      35 Pinelawn Road                                             Melville                    NY                    11747
     4F      200 Executive Drive                                          West Orange                 NJ                    07052
     4G      100 Executive Drive                                          West Orange                 NJ                    07052
     4H      80 Grasslands Road                                           Elmsford                    NY                    10523
----------------------------------------------------------------------------------------------------------------------------------
     4I      100 Graslands Road                                           Elmsford                    NY                    10523
     5       1166 Ave. of the Americas                                    New York                    NY                    10036
     6       1184, 1194 & 1220 North Mathilda Avenue                      Sunnyvale                   CA                    94089
     7       4330, 4340, 4350 East West Highway                           Bethesda                    MD                    20814
     8       7200 Harrison Avenue                                         Rockford                    IL                    61112
----------------------------------------------------------------------------------------------------------------------------------
     9       300 South Wacker Drive                                       Chicago                     IL                    60606
     10      100 F Street, NE                                             Washington                  DC                    20549
     11      13300 McCormick Drive                                        Tampa                       FL                    33626
     12      1991 Main Street                                             Sarasota                    FL                    34236
     13      4400 Memorial Drive                                          Houston                     TX                    77007
----------------------------------------------------------------------------------------------------------------------------------
     14      Various                                                      Melville                    NY                    11747
    14A      50 Marcus Drive                                              Melville                    NY                    11747
    14B      520 Broadhollow Road                                         Melville                    NY                    11747
    14C      1660 Walt Whitman Road                                       Melville                    NY                    11747
     15      3200 Wilshire Boulevard and 695 South Vermont Avenue         Los Angeles                 CA                    90010
----------------------------------------------------------------------------------------------------------------------------------
     16      4201 Fairmont Parkway                                        Pasadena                    TX                    77504
     17      15 South Main Street                                         Greenville                  SC                    29601
     18      1370 and 1400 Church Street                                  Bohemia                     NY                    11716
     19      1155 Market Street                                           San Francisco               CA                    94103
     20      600 Meacham Road                                             Elk Grove Village           IL                    60007
----------------------------------------------------------------------------------------------------------------------------------
     21      9000-9054 Sepulveda Boulevard & 15316 Nordhoff Street        Los Angeles                 CA                    91343
     22      2-34; 42-62; & 102-104 THF Boulevard                         Chesterfield                MO                    63005
     23      1802 Teall Avenue                                            Syracuse                    NY                    13206
     24      3811-3995 East 120th Avenue                                  Thornton                    CO                    80233
     25      45065 Riverside Parkway                                      Ashburn                     VA                    20147
----------------------------------------------------------------------------------------------------------------------------------
     26      2250 North University Parkway                                Provo                       UT                    84604
     27      600 Sea Island Road At Frederica Road                        St. Simons Island           GA                    31522
     28      204 North Central Expressway                                 Allen                       TX                    75013
     29      40 Shining Willow Way                                        La Plata                    MD                    20646
     30      Northpoint Center, 1929 NE Pine Island Road                  Cape Coral                  FL                    33909
----------------------------------------------------------------------------------------------------------------------------------
     31      25 Middle Avenue                                             Holtsville                  NY                    11742
     32      111 Danbury Road                                             Wilton                      CT                    06897
     33      501 Sunchase Boulevard                                       Farmville                   VA                    23901
     34      105 Oak View Highway                                         East Hampton                NY                    11937
     35      5800 Maple Brook Drive                                       Grand Blanc                 MI                    48507
----------------------------------------------------------------------------------------------------------------------------------
     36      1301-1601 Northwest 103rd Street                             Miami                       FL                    33147
     37      350 Route 17 North                                           Paramus                     NJ                    07652
     38      4580-4620 PGA Boulevard                                      Palm Beach Gardens          FL                    33418
     39      705 Central Expressway                                       Allen                       TX                    75013
     40      21700 Northwestern Highway                                   Southfield                  MI                    48075
----------------------------------------------------------------------------------------------------------------------------------
     41      5930 West Park Boulevard                                     Plano                       TX                    75093
     42      743-745 Amsterdam Avenue                                     New York                    NY                    10025
     43      3480 Keith Bridge Road                                       Cumming                     GA                    30041
     44      Seven Fields Boulevard                                       Seven Fields Borough        PA                    16046
     45      921 Parliament Place                                         Greenwood                   IN                    46142
----------------------------------------------------------------------------------------------------------------------------------
     46      12720-12860 Danielson Court                                  Poway                       CA                    92064
     47      1223 Federal Avenue                                          Los Angeles                 CA                    90025
     48      375 Rockbridge Road                                          Lilburn                     GA                    30047
     49      3180 State Route 96                                          Clifton Springs             NY                    14432
     50      2112 W. Nob Hill Blvd.                                       Yakima                      WA                    98902
----------------------------------------------------------------------------------------------------------------------------------
     51      3500 NE 17th Street                                          Gresham                     OR                    97030
     52      181 West Town Street                                         Norwich                     CT                    06360
     53      41099 Boyce Road                                             Fremont                     CA                    94538
     54      5043 E Outer Drive                                           Detroit                     MI                    48234
     55      9894 Bissonnet Street                                        Houston                     TX                    77036
----------------------------------------------------------------------------------------------------------------------------------
     56      Various                                                      Various                     NY                  Various
    56A      360 Britton Road                                             Rochester                   NY                    14616
    56B      1237 Bay Road                                                Webster                     NY                    14580
    56C      1515 North Winton Road                                       Rochester                   NY                    14609
     57      2815 Camino del Rio South                                    San Diego                   CA                    92108
----------------------------------------------------------------------------------------------------------------------------------
     58      621 South Highway 101                                        Solana Beach                CA                    92075
     59      120-280 East FM 544                                          Murphy                      TX                    75094
     60      4780 Riverdale Road                                          Memphis                     TN                    38141
     61      1388-1436 N. Moorpark Road & 620-652 E. Janss Road           Thousand Oaks               CA                    91362
     62      2277 Fair Oaks Boulevard                                     Sacramento                  CA                    95825
----------------------------------------------------------------------------------------------------------------------------------
     63      1535 Sparkman Drive                                          Huntsville                  AL                    35816
     64      1550 Highway 15 South                                        Jackson                     KY                    41339
     65      1900 Euclid Avenue                                           Cleveland                   OH                    44115
     66      4515 Maplewood Avenue                                        Wichita Falls               TX                    76308
     67      1445 North Loop West Office Building                         Houston                     TX                    77008
----------------------------------------------------------------------------------------------------------------------------------
     68      2888 Brice Road                                              Columbus                    OH                    43232
     69      14703-14707 Baltimore Avenue                                 Laurel                      MD                    20707
     70      7410 South Avenue                                            Boardman                    OH                    44512
     71      401 North Frontage Road                                      Waterford                   CT                    06385
     72      Various                                                      Various                     MI                  Various
----------------------------------------------------------------------------------------------------------------------------------
    72A      12130 Tiffany Boulevard                                      Birch Run                   MI                    48415
    72B      230 South Dickerson Road                                     Gaylord                     MI                    49735
     73      4587, 4595, 4603, 4611, 4619 and 4661 Okeechobee Blvd.       West Palm Beach             FL                    33417
     74      3322 Oak Orchard Road                                        Albion                      NY                    14411
     75      4396 Northwest 36th Street                                   Oklahoma City               OK                    73112
----------------------------------------------------------------------------------------------------------------------------------
     76      2800 South Havana Street                                     Aurora                      CO                    80014
     77      400 Harkless Drive                                           Syracuse                    IN                    46567
     78      12523 E. Broadway                                            Spokane                     WA                    99216
     79      1 EMS B37 Lane Lot 77                                        Warsaw                      IN                    46580
     80      2901 Fox Street                                              Philadelphia                PA                    19129
----------------------------------------------------------------------------------------------------------------------------------
     81      9001 SW 156th Street                                         Miami                       FL                    33157
     82      7500 S. Crescent Boulevard                                   Pennsauken Township         NJ                    08109
     83      5220 South Jones Boulevard                                   Las Vegas                   NV                    89118
     84      645 Penn Street                                              Reading                     PA                    19601
     85      624 McClellan Street                                         Schenectady                 NY                    12304
----------------------------------------------------------------------------------------------------------------------------------
     86      12324 State Highway 155 South                                Tyler                       TX                    75703
     87      474 South Hunt Club  Boulevard                               Altamonte Springs           FL                    32703
     88      5300 Coconut Creek Parkway                                   Margate                     FL                    33063
     89      2466, 2474 & 2478 Highway 6 & 50                             Grand Junction              CO                    81505
     90      2539 West Whitner Street                                     Anderson                    SC                    29624
----------------------------------------------------------------------------------------------------------------------------------
     91      600 Elm Street                                               Page                        AZ                    86040
     92      4444 Lankershim Boulevard                                    North Hollywood             CA                    91602
     93      5859-5869 West Atlantic Boulevard                            Delray Beach                FL                    33484
     94      6315 Old Madison Pike                                        Huntsville                  AL                    35816
     95      1680 South Main Street                                       Milpitas                    CA                    95035
----------------------------------------------------------------------------------------------------------------------------------
     96      3900 NW Federal Highway                                      Jensen Beach                FL                    34957
     97      3894 Due West Road                                           Marietta                    GA                    30064
     98      4942 US Highway 98 West                                      Santa Rosa                  FL                    32459
     99      420 Rutherford Avenue                                        Charlestown                 MA                    02129
    100      401 N. Federal Highway                                       Pompano Beach               FL                    33062
----------------------------------------------------------------------------------------------------------------------------------
    101      1690 US Highway 1                                            Southern Pines              NC                    28387
    102      3344 Cobb Parkway                                            Acworth                     GA                    30101
    103      4702 Jim Miller Road                                         Dallas                      TX                    75227
    104      107 Pacific Avenue                                           Jersey City                 NJ                    07304
    105      6620 Cortez Road                                             Bradenton                   FL                    34210
----------------------------------------------------------------------------------------------------------------------------------
    106      1224 West Stock Road                                         Ogden                       UT                    84401
    107      Various                                                      Various                     NY                  Various
    107A     621 Field Street                                             Johnson City                NY                    13790
    107B     260 Front Street                                             Binghamton                  NY                    13905
    108      1704 West Olive Avenue                                       Porterville                 CA                    93257
----------------------------------------------------------------------------------------------------------------------------------
    109      3685 Main Street                                             Riverside                   CA                    92501
    110      Various                                                      Various                     TX                  Various
    110A     2301 South Burleson Boulevard                                Burleson                    TX                    76028
    110B     2932 West Division Street                                    Arlington                   TX                    76012
    111      320-420 South Main Street                                    Red Bluff                   CA                    96080
----------------------------------------------------------------------------------------------------------------------------------
    112      8199 State Route 5 and 20                                    Bloomfield                  NY                    14469
    113      800 & 900 N. Durham Street                                   Houston                     TX                    77007
    114      191-197 and 184-194 West 24th Street                         Bayonne                     NJ                    07002
    115      620 West Edmond Road                                         Edmond                      OK                    73003
    116      67 North Main Street                                         New City                    NY                    10956
----------------------------------------------------------------------------------------------------------------------------------
    117      745 Monument Drive                                           Highlands Ranch             CO                    80129
    118      13370 Cortez Boulevard                                       Brooksville                 FL                    34613
    119      650 Wynn Drive                                               Huntsville                  AL                    35810
    120      5700 North Classen Blvd                                      Oklahoma City               OK                    73118
    121      1101 Western Boulevard                                       Tarboro                     NC                    27886
----------------------------------------------------------------------------------------------------------------------------------
    122      1801 East Central Texas Expressway                           Killeen                     TX                    76543
    123      7929 Desiard Street                                          Monroe                      LA                    71203
    124      4202 West Van Buren Street                                   Phoenix                     AZ                    85009
    125      100 West Danforth Road                                       Edmond                      OK                    73003
    126      1008 Waterwood Parkway                                       Edmond                      OK                    73034
----------------------------------------------------------------------------------------------------------------------------------
    127      801 South Allen Genoa Road                                   South Houston               TX                    77587
    128      4055 West Parmer Lane                                        Austin                      TX                    78727
    129      5405 State Highway 6                                         Missouri City               TX                    77459
    130      8251 Beltline Road                                           Irving                      TX                    75063
    131      14700 FM-2100                                                Crosby                      TX                    77532
----------------------------------------------------------------------------------------------------------------------------------
    132      11001 Rancho Place                                           Keller                      TX                    76248
    133      133 East Drive                                               Mobile                      AL                    36608
    134      Various                                                      Various                     TX                  Various
    134A     1849 & 1855 East Frankford Rd                                Carrollton                  TX                    75007
    134B     304 South Industrial Boulevard                               Euless                      TX                    76040
----------------------------------------------------------------------------------------------------------------------------------
    135      5252 Courtney Lane                                           Joplin                      MO                    64804

                        CROSS          ORIGINAL           CUT-OFF DATE        % OF AGGREGATE         CUMULATIVE %
  CONTROL          COLLATERALIZED       BALANCE             BALANCE            CUT-OFF DATE        OF INITIAL POOL      MORTGAGE
    NO.              GROUPS (42)          ($)                 ($)                 BALANCE              BALANCE          RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

     1       No                           285,131,898          285,131,898              12.2%               12.2%       5.4896646
     2       No                           185,000,000          185,000,000               7.9%               20.0%       5.5245000
     3       No                           177,900,000          177,900,000               7.6%               27.6%       5.6903889
    3A1      Yes (LB-B)
    3A2      Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A3      Yes (LB-B)
    3A4      Yes (LB-B)
    3A5      Yes (LB-B)
    3A6      Yes (LB-B)
    3A7      Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A8      Yes (LB-B)
    3A9      Yes (LB-B)
    3A10     Yes (LB-B)
    3A11     Yes (LB-B)
    3A12     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A13     Yes (LB-B)
    3A14     Yes (LB-B)
    3A15     Yes (LB-B)
    3A16     Yes (LB-B)
    3A17     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A18     Yes (LB-B)
    3A19     Yes (LB-B)
    3A20     Yes (LB-B)
    3A21     Yes (LB-B)
    3A22     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A23     Yes (LB-B)
    3A24     Yes (LB-B)
    3A25     Yes (LB-B)
    3A26     Yes (LB-B)
    3A27     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A28     Yes (LB-B)
    3A29     Yes (LB-B)
    3A30     Yes (LB-B)
    3A31     Yes (LB-B)
    3A32     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A33     Yes (LB-B)
    3A34     Yes (LB-B)
    3A35     Yes (LB-B)
    3A36     Yes (LB-B)
    3A37     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A38     Yes (LB-B)
    3A39     Yes (LB-B)
    3A40     Yes (LB-B)
    3A41     Yes (LB-B)
    3A42     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A43     Yes (LB-B)
    3A44     Yes (LB-B)
    3A45     Yes (LB-B)
    3A46     Yes (LB-B)
    3A47     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A48     Yes (LB-B)
    3A49     Yes (LB-B)
    3A50     Yes (LB-B)
    3A51     Yes (LB-B)
    3A52     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A53     Yes (LB-B)
    3A54     Yes (LB-B)
    3A55     Yes (LB-B)
    3A56     Yes (LB-B)
    3A57     Yes (LB-B)
    3A58     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A59     Yes (LB-B)
    3A60     Yes (LB-B)
    3A61     Yes (LB-B)
    3A62     Yes (LB-B)
    3A63     Yes (LB-B)
------------------------------------------------------------------------------------------------------------------------------------
    3A64     Yes (LB-B)
     4       No                           122,850,000          122,850,000               5.2%               32.9%       5.2000000
     4A      Yes (UBS-A)
     4B      Yes (UBS-A)
     4C      Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------------------
     4D      Yes (UBS-A)
     4E      Yes (UBS-A)
     4F      Yes (UBS-A)
     4G      Yes (UBS-A)
     4H      Yes (UBS-A)
------------------------------------------------------------------------------------------------------------------------------------
     4I      Yes (UBS-A)
     5       No                           116,000,000          116,000,000               4.9%               37.8%       5.7010000
     6       No                           110,000,000          110,000,000               4.7%               42.5%       5.3700000
     7       No                            87,210,000           87,210,000               3.7%               46.2%       6.2150000
     8       No                            84,000,000           84,000,000               3.6%               49.8%       5.0000000
------------------------------------------------------------------------------------------------------------------------------------
     9       No                            57,500,000           57,500,000               2.5%               52.2%       5.3540000
     10      No                            40,626,606           40,360,000               1.7%               54.0%       5.5310000
     11      No                            38,160,000           38,160,000               1.6%               55.6%       5.7800000
     12      No                            36,000,000           36,000,000               1.5%               57.1%       5.6000000
     13      Yes (LB-C)                    35,200,000           35,200,000               1.5%               58.6%       5.2050000
------------------------------------------------------------------------------------------------------------------------------------
     14      No                            31,032,268           31,032,268               1.3%               59.9%       5.2000000
    14A      Yes (UBS-B)
    14B      Yes (UBS-B)
    14C      Yes (UBS-B)
     15      No                            30,000,000           30,000,000               1.3%               61.2%       5.6400000
------------------------------------------------------------------------------------------------------------------------------------
     16      Yes (LB-C)                    26,700,000           26,700,000               1.1%               62.3%       5.2050000
     17      No                            25,000,000           25,000,000               1.1%               63.4%       5.4850000
     18      No                            25,000,000           25,000,000               1.1%               64.5%       5.5660000
     19      No                            22,750,000           22,750,000               1.0%               65.5%       5.5900000
     20      No                            20,360,000           20,360,000               0.9%               66.3%       5.2300000
------------------------------------------------------------------------------------------------------------------------------------
     21      No                            20,000,000           20,000,000               0.9%               67.2%       5.3100000
     22      No                            19,500,000           19,444,008               0.8%               68.0%       5.6800000
     23      No                            18,500,000           18,460,345               0.8%               68.8%       5.2700000
     24      No                            18,250,000           18,250,000               0.8%               69.6%       5.2200000
     25      No                            17,250,000           17,191,817               0.7%               70.3%       4.9550000
------------------------------------------------------------------------------------------------------------------------------------
     26      No                            15,500,000           15,500,000               0.7%               71.0%       5.6000000
     27      No                            15,250,000           15,250,000               0.6%               71.6%       5.1700000
     28      No                            14,595,000           14,595,000               0.6%               72.2%       5.8300000
     29      No                            14,500,000           14,500,000               0.6%               72.8%       5.1400000
     30      No                            14,320,000           14,320,000               0.6%               73.5%       5.3500000
------------------------------------------------------------------------------------------------------------------------------------
     31      No                            14,250,000           14,213,558               0.6%               74.1%       5.4820000
     32      No                            13,500,000           13,500,000               0.6%               74.6%       5.1700000
     33      No                            12,800,000           12,800,000               0.5%               75.2%       5.5000000
     34      No                            12,700,000           12,700,000               0.5%               75.7%       5.5650000
     35      No                            12,500,000           12,500,000               0.5%               76.3%       5.3300000
------------------------------------------------------------------------------------------------------------------------------------
     36      No                            11,750,000           11,750,000               0.5%               76.8%       6.0800000
     37      No                            11,700,000           11,700,000               0.5%               77.3%       5.3820000
     38      No                            11,400,000           11,364,656               0.5%               77.7%       5.3400000
     39      No                            11,250,000           11,250,000               0.5%               78.2%       5.3700000
     40      No                            11,200,000           11,200,000               0.5%               78.7%       5.4530000
------------------------------------------------------------------------------------------------------------------------------------
     41      No                            11,040,000           11,040,000               0.5%               79.2%       5.6883000
     42      No                            11,000,000           11,000,000               0.5%               79.6%       5.5940000
     43      No                            10,600,000           10,600,000               0.5%               80.1%       5.1600000
     44      No                            10,600,000           10,588,332               0.5%               80.5%       5.4700000
     45      No                            10,400,000           10,400,000               0.4%               81.0%       6.3300000
------------------------------------------------------------------------------------------------------------------------------------
     46      No                            10,300,000           10,300,000               0.4%               81.4%       5.2100000
     47      No                            10,000,000           10,000,000               0.4%               81.8%       5.3100000
     48      No                             9,710,000            9,699,332               0.4%               82.3%       5.4800000
     49      No                             9,500,000            9,500,000               0.4%               82.7%       5.2400000
     50      No                             9,500,000            9,489,738               0.4%               83.1%       5.5700000
------------------------------------------------------------------------------------------------------------------------------------
     51      No                             9,450,000            9,450,000               0.4%               83.5%       5.4600000
     52      No                             9,400,000            9,400,000               0.4%               83.9%       5.6325000
     53      No                             9,200,000            9,191,683               0.4%               84.3%       6.5000000
     54      No                             8,640,000            8,640,000               0.4%               84.6%       5.4800000
     55      No                             8,500,000            8,500,000               0.4%               85.0%       5.2650000
------------------------------------------------------------------------------------------------------------------------------------
     56      No                             8,264,000            8,254,748               0.4%               85.3%       5.3800000
    56A      Yes (UBS-F)
    56B      Yes (UBS-F)
    56C      Yes (UBS-F)
     57      No                             8,200,000            8,190,786               0.3%               85.7%       5.3600000
------------------------------------------------------------------------------------------------------------------------------------
     58      No                             7,900,000            7,887,770               0.3%               86.0%       5.5400000
     59      No                             7,785,000            7,785,000               0.3%               86.4%       5.7056000
     60      Yes (LB-D)                     7,600,000            7,591,650               0.3%               86.7%       5.4800000
     61      No                             7,600,000            7,575,857               0.3%               87.0%       5.2300000
     62      No                             7,500,000            7,500,000               0.3%               87.3%       5.3000000
------------------------------------------------------------------------------------------------------------------------------------
     63      Yes (LB-A)                     7,500,000            7,467,561               0.3%               87.6%       5.2500000
     64      Yes (LB-D)                     6,550,000            6,542,804               0.3%               87.9%       5.4800000
     65      No                             6,480,000            6,480,000               0.3%               88.2%       6.6200000
     66      No                             6,480,000            6,466,051               0.3%               88.5%       5.2500000
     67      No                             6,400,000            6,400,000               0.3%               88.8%       5.3800000
------------------------------------------------------------------------------------------------------------------------------------
     68      No                             6,400,000            6,400,000               0.3%               89.0%       5.6700000
     69      No                             6,400,000            6,393,456               0.3%               89.3%       5.8600000
     70      No                             6,370,000            6,350,929               0.3%               89.6%       5.4500000
     71      No                             6,335,000            6,335,000               0.3%               89.8%       5.6325000
     72      No                             6,300,000            6,283,006               0.3%               90.1%       6.0600000
------------------------------------------------------------------------------------------------------------------------------------
    72A      Yes (UBS-G)
    72B      Yes (UBS-G)
     73      No                             6,000,000            6,000,000               0.3%               90.4%       5.5100000
     74      No                             5,984,000            5,984,000               0.3%               90.6%       5.7500000
     75      No                             5,840,000            5,833,144               0.2%               90.9%       5.1250000
------------------------------------------------------------------------------------------------------------------------------------
     76      No                             5,650,000            5,650,000               0.2%               91.1%       5.2000000
     77      No                             5,505,000            5,505,000               0.2%               91.3%       5.4900000
     78      No                             5,500,000            5,500,000               0.2%               91.6%       5.3900000
     79      No                             5,474,000            5,474,000               0.2%               91.8%       5.4900000
     80      No                             5,450,000            5,450,000               0.2%               92.0%       6.9700000
------------------------------------------------------------------------------------------------------------------------------------
     81      No                             5,250,000            5,250,000               0.2%               92.3%       5.5200000
     82      No                             5,200,000            5,200,000               0.2%               92.5%       5.5500000
     83      No                             5,200,000            5,194,467               0.2%               92.7%       5.6500000
     84      No                             5,120,000            5,120,000               0.2%               92.9%       5.1800000
     85      No                             5,000,000            5,000,000               0.2%               93.1%       5.6300000
------------------------------------------------------------------------------------------------------------------------------------
     86      No                             5,000,000            4,994,496               0.2%               93.4%       5.4700000
     87      No                             4,700,000            4,700,000               0.2%               93.6%       5.2700000
     88      No                             4,600,000            4,600,000               0.2%               93.7%       5.5300000
     89      No                             4,500,000            4,494,692               0.2%               93.9%       5.1000000
     90      No                             4,410,000            4,410,000               0.2%               94.1%       5.4500000
------------------------------------------------------------------------------------------------------------------------------------
     91      No                             4,400,000            4,373,552               0.2%               94.3%       5.6300000
     92      No                             4,300,000            4,300,000               0.2%               94.5%       5.2000000
     93      No                             4,300,000            4,300,000               0.2%               94.7%       5.2800000
     94      Yes (LB-A)                     4,260,000            4,241,574               0.2%               94.9%       5.2500000
     95      No                             4,100,000            4,057,052               0.2%               95.0%       6.0300000
------------------------------------------------------------------------------------------------------------------------------------
     96      No                             4,000,000            4,000,000               0.2%               95.2%       5.7200000
     97      No                             4,000,000            4,000,000               0.2%               95.4%       5.3300000
     98      No                             4,000,000            3,991,925               0.2%               95.5%       5.5500000
     99      No                             3,950,000            3,950,000               0.2%               95.7%       5.7700000
    100      No                             3,900,000            3,892,279               0.2%               95.9%       5.6400000
------------------------------------------------------------------------------------------------------------------------------------
    101      No                             3,837,000            3,837,000               0.2%               96.0%       5.5000000
    102      No                             3,800,000            3,780,164               0.2%               96.2%       5.9010000
    103      No                             3,780,000            3,780,000               0.2%               96.4%       5.4700000
    104      No                             3,675,000            3,667,533               0.2%               96.5%       5.5200000
    105      No                             3,650,000            3,642,209               0.2%               96.7%       5.2900000
------------------------------------------------------------------------------------------------------------------------------------
    106      No                             3,615,000            3,615,000               0.2%               96.8%       5.7300000
    107      No                             3,600,000            3,596,396               0.2%               97.0%       5.9700000
    107A     Yes (UBS-E)
    107B     Yes (UBS-E)
    108      No                             3,575,000            3,575,000               0.2%               97.1%       5.4600000
------------------------------------------------------------------------------------------------------------------------------------
    109      No                             3,550,000            3,550,000               0.2%               97.3%       5.6100000
    110      No                             3,500,000            3,494,852               0.1%               97.4%       5.8750000
    110A     Yes (UBS-H)
    110B     Yes (UBS-H)
    111      No                             3,350,000            3,350,000               0.1%               97.6%       6.1150000
------------------------------------------------------------------------------------------------------------------------------------
    112      No                             3,350,000            3,350,000               0.1%               97.7%       5.2600000
    113      No                             3,350,000            3,346,221               0.1%               97.9%       5.3400000
    114      No                             3,300,000            3,300,000               0.1%               98.0%       5.8300000
    115      No                             3,175,000            3,175,000               0.1%               98.1%       5.5000000
    116      No                             2,888,000            2,888,000               0.1%               98.3%       5.3750000
------------------------------------------------------------------------------------------------------------------------------------
    117      No                             2,800,000            2,796,877               0.1%               98.4%       5.4000000
    118      No                             2,725,000            2,716,589               0.1%               98.5%       5.3600000
    119      Yes (LB-A)                     2,720,000            2,708,235               0.1%               98.6%       5.2500000
    120      No                             2,650,000            2,650,000               0.1%               98.7%       5.5000000
    121      No                             2,640,000            2,637,006               0.1%               98.8%       5.3100000
------------------------------------------------------------------------------------------------------------------------------------
    122      No                             2,425,000            2,425,000               0.1%               98.9%       5.3500000
    123      No                             2,419,000            2,413,946               0.1%               99.0%       5.3900000
    124      No                             2,368,000            2,365,294               0.1%               99.1%       5.2700000
    125      No                             2,256,000            2,256,000               0.1%               99.2%       5.5000000
    126      No                             2,175,000            2,175,000               0.1%               99.3%       5.5000000
------------------------------------------------------------------------------------------------------------------------------------
    127      No                             2,170,000            2,167,474               0.1%               99.4%       5.1700000
    128      No                             2,100,000            2,093,518               0.1%               99.5%       5.3600000
    129      No                             2,000,000            1,997,823               0.1%               99.6%       5.5300000
    130      No                             1,840,000            1,834,333               0.1%               99.7%       5.3700000
    131      No                             1,675,000            1,671,523               0.1%               99.8%       5.4200000
------------------------------------------------------------------------------------------------------------------------------------
    132      No                             1,668,000            1,668,000               0.1%               99.8%       5.7300000
    133      Yes (LB-A)                     1,560,000            1,553,253               0.1%               99.9%       5.2500000
    134      No                             1,325,000            1,318,841               0.1%               99.9%       5.1500000
    134A     Yes (LB-E)
    134B     Yes (LB-E)
------------------------------------------------------------------------------------------------------------------------------------
    135      No                             1,300,000            1,298,556               0.1%              100.0%       5.4200000

                 ADMINISTRATIVE       INTEREST                                                 ORIGINAL             REMAINING
  CONTROL             COST             ACCRUAL                     AMORTIZATION              INTEREST-ONLY         INTEREST-ONLY
    NO.             RATE (%)            BASIS                          TYPE                  PERIOD (MOS.)         PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

     1                   0.0208      Actual/360          Interest-Only                               120                   115
     2                   0.0208      Actual/360          Interest-Only                               121                   121
     3                   0.0208      Actual/360          Interest-Only, Balloon                       36                    30
    3A1
    3A2
------------------------------------------------------------------------------------------------------------------------------------
    3A3
    3A4
    3A5
    3A6
    3A7
------------------------------------------------------------------------------------------------------------------------------------
    3A8
    3A9
    3A10
    3A11
    3A12
------------------------------------------------------------------------------------------------------------------------------------
    3A13
    3A14
    3A15
    3A16
    3A17
------------------------------------------------------------------------------------------------------------------------------------
    3A18
    3A19
    3A20
    3A21
    3A22
------------------------------------------------------------------------------------------------------------------------------------
    3A23
    3A24
    3A25
    3A26
    3A27
------------------------------------------------------------------------------------------------------------------------------------
    3A28
    3A29
    3A30
    3A31
    3A32
------------------------------------------------------------------------------------------------------------------------------------
    3A33
    3A34
    3A35
    3A36
    3A37
------------------------------------------------------------------------------------------------------------------------------------
    3A38
    3A39
    3A40
    3A41
    3A42
------------------------------------------------------------------------------------------------------------------------------------
    3A43
    3A44
    3A45
    3A46
    3A47
------------------------------------------------------------------------------------------------------------------------------------
    3A48
    3A49
    3A50
    3A51
    3A52
------------------------------------------------------------------------------------------------------------------------------------
    3A53
    3A54
    3A55
    3A56
    3A57
    3A58
------------------------------------------------------------------------------------------------------------------------------------
    3A59
    3A60
    3A61
    3A62
    3A63
------------------------------------------------------------------------------------------------------------------------------------
    3A64
     4                   0.0208      Actual/360          Interest-Only                                60                    59
     4A
     4B
     4C
------------------------------------------------------------------------------------------------------------------------------------
     4D
     4E
     4F
     4G
     4H
------------------------------------------------------------------------------------------------------------------------------------
     4I
     5                   0.0158      30/360              Fully Amortizing                              0                     0
     6                   0.0208      Actual/360          Interest-Only, Balloon                       36                    30
     7                   0.0208      Actual/360          Interest-Only                                61                    61
     8                   0.0208      30/360              Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     9                   0.0208      Actual/360          Interest-Only, Balloon                       60                    58
     10                  0.0208      Actual/360          Fully Amortizing                              0                     0
     11                  0.0208      Actual/360          Interest-Only                                60                    59
     12                  0.0208      Actual/360          Interest-Only, Balloon                       60                    59
     13                  0.0208      Actual/360          Interest-Only                                60                    58
------------------------------------------------------------------------------------------------------------------------------------
     14                  0.0208      Actual/360          Interest-Only                                60                    60
    14A
    14B
    14C
     15                  0.0208      Actual/360          Balloon                                       1                     1
------------------------------------------------------------------------------------------------------------------------------------
     16                  0.0208      Actual/360          Interest-Only                                60                    58
     17                  0.0208      Actual/360          Interest-Only                                60                    58
     18                  0.0208      Actual/360          Interest-Only, Balloon                       60                    59
     19                  0.0208      Actual/360          Interest-Only                               120                   120
     20                  0.0208      Actual/360          Interest-Only                               120                   120
------------------------------------------------------------------------------------------------------------------------------------
     21                  0.0208      Actual/360          Interest-Only                                84                    84
     22                  0.0208      Actual/360          Balloon                                       0                     0
     23                  0.0208      Actual/360          Balloon                                       0                     0
     24                  0.0608      Actual/360          Interest-Only, Balloon                       59                    57
     25                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     26                  0.0208      Actual/360          Interest-Only, Balloon                       24                    21
     27                  0.0208      Actual/360          Interest-Only, Balloon                       36                    34
     28                  0.0208      Actual/360          Interest-Only, Balloon                       60                    54
     29                  0.0208      Actual/360          Balloon                                       0                     0
     30                  0.0208      Actual/360          Interest-Only, Balloon                       60                    60
------------------------------------------------------------------------------------------------------------------------------------
     31                  0.0208      Actual/360          Balloon                                       0                     0
     32                  0.0208      Actual/360          Interest-Only, Balloon                       60                    58
     33                  0.0208      Actual/360          Interest-Only                               120                   117
     34                  0.0208      Actual/360          Interest-Only, Balloon                       60                    59
     35                  0.0208      Actual/360          Interest-Only, Balloon                       60                    57
------------------------------------------------------------------------------------------------------------------------------------
     36                  0.0208      Actual/360          Interest-Only, Balloon                       24                    23
     37                  0.0208      Actual/360          Interest-Only                               120                   119
     38                  0.0208      Actual/360          Balloon                                       0                     0
     39                  0.0208      Actual/360          Balloon                                       0                     0
     40                  0.0208      Actual/360          Interest-Only, Balloon                       24                    20
------------------------------------------------------------------------------------------------------------------------------------
     41                  0.0208      Actual/360          Interest-Only, Balloon                       60                    57
     42                  0.0208      Actual/360          Interest-Only                               120                   119
     43                  0.0208      Actual/360          Interest-Only, Balloon                       30                    26
     44                  0.0208      Actual/360          Balloon                                       0                     0
     45                  0.0208      Actual/360          Interest-Only, Balloon                       29                    27
------------------------------------------------------------------------------------------------------------------------------------
     46                  0.0208      Actual/360          Interest-Only, Balloon                       57                    57
     47                  0.0208      Actual/360          Interest-Only                               120                   119
     48                  0.0208      Actual/360          Balloon                                       0                     0
     49                  0.0208      Actual/360          Interest-Only, Balloon                       60                    60
     50                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     51                  0.0208      Actual/360          Interest-Only, Balloon                       60                    58
     52                  0.0208      Actual/360          Interest-Only, Balloon                       36                    34
     53                  0.0208      Actual/360          Balloon                                       0                     0
     54                  0.0208      Actual/360          Interest-Only, Balloon                       30                    28
     55                  0.0208      Actual/360          Interest-Only, Balloon                       36                    33
------------------------------------------------------------------------------------------------------------------------------------
     56                  0.0208      Actual/360          Balloon                                       0                     0
    56A
    56B
    56C
     57                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     58                  0.0208      Actual/360          Balloon                                       0                     0
     59                  0.0208      Actual/360          Interest-Only, Balloon                       60                    57
     60                  0.0208      Actual/360          Balloon                                       0                     0
     61                  0.0208      Actual/360          Balloon                                       0                     0
     62                  0.0208      Actual/360          Interest-Only, Balloon                       48                    46
------------------------------------------------------------------------------------------------------------------------------------
     63                  0.0208      Actual/360          Balloon                                       0                     0
     64                  0.0208      Actual/360          Balloon                                       0                     0
     65                  0.0208      Actual/360          Interest-Only                                60                    58
     66                  0.0208      Actual/360          Balloon                                       0                     0
     67                  0.0208      Actual/360          Interest-Only, Balloon                       36                    33
------------------------------------------------------------------------------------------------------------------------------------
     68                  0.0208      Actual/360          Balloon                                       1                     1
     69                  0.0208      Actual/360          Balloon                                       0                     0
     70                  0.0608      Actual/360          Balloon                                       0                     0
     71                  0.0208      Actual/360          Interest-Only, Balloon                       36                    34
     72                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    72A
    72B
     73                  0.0208      Actual/360          Interest-Only, Balloon                       36                    36
     74                  0.0208      Actual/360          Interest-Only                               120                   120
     75                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     76                  0.0808      Actual/360          Interest-Only, Balloon                       36                    34
     77                  0.0208      Actual/360          Interest-Only, Balloon                       37                    37
     78                  0.0208      Actual/360          Interest-Only, Balloon                       60                    59
     79                  0.0208      Actual/360          Interest-Only, Balloon                       37                    37
     80                  0.0208      Actual/360          Balloon                                       1                     1
------------------------------------------------------------------------------------------------------------------------------------
     81                  0.0208      Actual/360          Balloon                                       0                     0
     82                  0.0208      Actual/360          Balloon                                       0                     0
     83                  0.0208      Actual/360          Balloon                                       0                     0
     84                  0.0208      Actual/360          Interest-Only, Balloon                       25                    22
     85                  0.0208      Actual/360          Balloon                                       1                     1
------------------------------------------------------------------------------------------------------------------------------------
     86                  0.0208      Actual/360          Balloon                                       0                     0
     87                  0.0208      Actual/360          Interest-Only, Balloon                       24                    24
     88                  0.0208      Actual/360          Interest-Only                               120                   118
     89                  0.0208      Actual/360          Balloon                                       0                     0
     90                  0.0208      Actual/360          Interest-Only                               121                   121
------------------------------------------------------------------------------------------------------------------------------------
     91                  0.0208      Actual/360          Balloon                                       0                     0
     92                  0.1108      Actual/360          Interest-Only, Balloon                       36                    33
     93                  0.0208      Actual/360          Interest-Only, Balloon                       36                    34
     94                  0.0208      Actual/360          Balloon                                       0                     0
     95                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
     96                  0.0208      Actual/360          Interest-Only, Balloon                       25                    25
     97                  0.0808      Actual/360          Balloon                                       0                     0
     98                  0.0208      Actual/360          Balloon                                       0                     0
     99                  0.0708      Actual/360          Interest-Only, Balloon                       12                     9
    100                  0.1108      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    101                  0.0208      Actual/360          Interest-Only                               120                   118
    102                  0.0208      Actual/360          Balloon                                       0                     0
    103                  0.0208      Actual/360          Interest-Only                               120                   120
    104                  0.0208      Actual/360          Balloon                                       0                     0
    105                  0.0808      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    106                  0.0208      Actual/360          Balloon                                       0                     0
    107                  0.0208      Actual/360          Balloon                                       0                     0
    107A
    107B
    108                  0.1108      Actual/360          Interest-Only, Balloon                       24                    24
------------------------------------------------------------------------------------------------------------------------------------
    109                  0.0808      Actual/360          Interest-Only, Balloon                       24                    22
    110                  0.0208      Actual/360          Balloon                                       0                     0
    110A
    110B
    111                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    112                  0.0208      Actual/360          Interest-Only, Balloon                       60                    60
    113                  0.0208      Actual/360          Balloon                                       0                     0
    114                  0.0208      Actual/360          Balloon                                       0                     0
    115                  0.0208      Actual/360          Interest-Only, Balloon                       24                    23
    116                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    117                  0.0208      Actual/360          Balloon                                       0                     0
    118                  0.0208      Actual/360          Balloon                                       0                     0
    119                  0.0208      Actual/360          Balloon                                       0                     0
    120                  0.0208      Actual/360          Interest-Only, Balloon                       24                    23
    121                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    122                  0.0208      Actual/360          Interest-Only, Balloon                       24                    22
    123                  0.0208      Actual/360          Balloon                                       0                     0
    124                  0.0808      Actual/360          Balloon                                       0                     0
    125                  0.0208      Actual/360          Interest-Only, Balloon                       24                    23
    126                  0.0208      Actual/360          Interest-Only, Balloon                       24                    23
------------------------------------------------------------------------------------------------------------------------------------
    127                  0.0208      Actual/360          Balloon                                       0                     0
    128                  0.1108      Actual/360          Balloon                                       0                     0
    129                  0.0208      Actual/360          Balloon                                       0                     0
    130                  0.0208      Actual/360          Balloon                                       0                     0
    131                  0.0208      Actual/360          Balloon                                       0                     0
------------------------------------------------------------------------------------------------------------------------------------
    132                  0.0208      Actual/360          Balloon                                       0                     0
    133                  0.0208      Actual/360          Balloon                                       0                     0
    134                  0.0208      Actual/360          Balloon                                       0                     0
    134A
    134B
------------------------------------------------------------------------------------------------------------------------------------
    135                  0.0208      Actual/360          Balloon                                       0                     0

                    ORIGINAL            REMAINING          ORIGINAL           REMAINING                           MATURITY OR
  CONTROL           TERM TO              TERM TO         AMORTIZATION       AMORTIZATION     ORIGINATION          ANTICIPATED
    NO.         MATURITY (MOS.)      MATURITY (MOS.)      TERM (MOS.)        TERM (MOS.)         DATE            REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------

     1                   120                  115               0                  0               5/4/2005            5/11/2015
     2                   121                  121               0                  0             10/21/2005           11/11/2015
     3                   120                  114             294                294              3/29/2005            4/11/2015
    3A1
    3A2
------------------------------------------------------------------------------------------------------------------------------------
    3A3
    3A4
    3A5
    3A6
    3A7
------------------------------------------------------------------------------------------------------------------------------------
    3A8
    3A9
    3A10
    3A11
    3A12
------------------------------------------------------------------------------------------------------------------------------------
    3A13
    3A14
    3A15
    3A16
    3A17
------------------------------------------------------------------------------------------------------------------------------------
    3A18
    3A19
    3A20
    3A21
    3A22
------------------------------------------------------------------------------------------------------------------------------------
    3A23
    3A24
    3A25
    3A26
    3A27
------------------------------------------------------------------------------------------------------------------------------------
    3A28
    3A29
    3A30
    3A31
    3A32
------------------------------------------------------------------------------------------------------------------------------------
    3A33
    3A34
    3A35
    3A36
    3A37
------------------------------------------------------------------------------------------------------------------------------------
    3A38
    3A39
    3A40
    3A41
    3A42
------------------------------------------------------------------------------------------------------------------------------------
    3A43
    3A44
    3A45
    3A46
    3A47
------------------------------------------------------------------------------------------------------------------------------------
    3A48
    3A49
    3A50
    3A51
    3A52
------------------------------------------------------------------------------------------------------------------------------------
    3A53
    3A54
    3A55
    3A56
    3A57
    3A58
------------------------------------------------------------------------------------------------------------------------------------
    3A59
    3A60
    3A61
    3A62
    3A63
------------------------------------------------------------------------------------------------------------------------------------
    3A64
     4                    60                   59               0                  0              8/26/2005            9/11/2010
     4A
     4B
     4C
------------------------------------------------------------------------------------------------------------------------------------
     4D
     4E
     4F
     4G
     4H
------------------------------------------------------------------------------------------------------------------------------------
     4I
     5                   157                  157             157                157              9/29/2005           10/11/2035
     6                   120                  114             266                266               4/5/2005            4/11/2015
     7                    61                   61               0                  0             10/12/2005           11/11/2010
     8                   120                  120             360                360              10/4/2005            10/5/2015
------------------------------------------------------------------------------------------------------------------------------------
     9                   120                  118             360                360              7/28/2005            8/11/2015
     10                  121                  120             121                120              8/23/2005           10/11/2015
     11                   60                   59               0                  0              8/30/2005            9/11/2010
     12                  120                  119             360                360              8/12/2005            9/11/2015
     13                   60                   58               0                  0               8/3/2005            8/11/2010
------------------------------------------------------------------------------------------------------------------------------------
     14                   60                   60               0                  0              9/12/2005           10/11/2010
    14A
    14B
    14C
     15                  121                  121             360                360             10/21/2005           11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     16                   60                   58               0                  0               8/3/2005            8/11/2010
     17                   60                   58               0                  0              7/27/2005            8/11/2010
     18                  120                  119             360                360              8/26/2005            9/11/2015
     19                  120                  120               0                  0              9/30/2005           10/11/2015
     20                  120                  120               0                  0              9/29/2005           10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     21                   84                   84               0                  0              9/23/2005           10/11/2012
     22                  180                  177             360                357              6/23/2005            7/11/2020
     23                  120                  118             360                358              7/27/2005            8/11/2015
     24                  120                  118             360                360              8/10/2005            8/11/2015
     25                  120                  117             360                357              6/24/2005            7/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     26                  120                  117             360                360              6/16/2005            7/11/2015
     27                  120                  118             360                360               8/2/2005            8/11/2015
     28                  180                  174             360                360               4/7/2005            4/11/2020
     29                  120                  120             360                360              9/23/2005           10/11/2015
     30                  120                  120             360                360              9/30/2005           10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     31                   60                   58             324                322              7/28/2005            8/11/2010
     32                  120                  118             360                360               8/8/2005            8/11/2015
     33                  120                  117               0                  0              6/30/2005            7/11/2015
     34                  120                  119             360                360              8/26/2005            9/11/2015
     35                  120                  117             360                360              6/21/2005            7/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     36                   84                   83             360                360              8/19/2005            9/11/2012
     37                  120                  119               0                  0              8/30/2005            9/11/2015
     38                  120                  117             360                357              6/29/2005            7/11/2015
     39                  120                  120             360                360              9/29/2005           10/11/2015
     40                  120                  116             360                360              5/31/2005            6/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     41                  180                  177             360                360              6/30/2005            7/11/2020
     42                  120                  119               0                  0              8/18/2005            9/11/2015
     43                  120                  116             360                360              5/20/2005            6/11/2015
     44                  120                  119             360                359              8/16/2005            9/11/2015
     45                   77                   75             360                360               8/5/2005            1/11/2012
------------------------------------------------------------------------------------------------------------------------------------
     46                  117                  117             336                336              10/5/2005            7/11/2015
     47                  120                  119               0                  0              8/24/2005            9/11/2015
     48                  120                  119             360                359              8/12/2005            9/11/2015
     49                  120                  120             360                360              9/30/2005           10/11/2015
     50                   84                   83             360                359              8/31/2005            9/11/2012
------------------------------------------------------------------------------------------------------------------------------------
     51                  120                  118             360                360              8/10/2005            8/11/2015
     52                  120                  118             360                360               8/9/2005            8/11/2015
     53                  120                  119             360                359               9/2/2005            9/11/2015
     54                  120                  118             360                360               8/1/2005            8/11/2015
     55                  120                  117             360                360               7/6/2005            7/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     56                  120                  119             360                359               9/1/2005            9/11/2015
    56A
    56B
    56C
     57                  120                  119             360                359              8/22/2005            9/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     58                   84                   83             300                299              8/17/2005            9/11/2012
     59                  180                  177             360                360              6/22/2005            7/11/2020
     60                  120                  119             360                359              8/12/2005            9/11/2015
     61                  120                  117             360                357              6/22/2005            7/11/2015
     62                  120                  118             360                360              7/14/2005            8/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     63                  120                  116             360                356              6/10/2005            6/11/2015
     64                  120                  119             360                359              8/23/2005            9/11/2015
     65                   60                   58               0                  0               8/4/2005            8/11/2010
     66                  120                  118             360                358               8/1/2005            8/11/2015
     67                  120                  117             360                360              6/24/2005            7/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     68                  121                  121             360                360             10/20/2005           11/11/2015
     69                  120                  119             360                359               9/6/2005            9/11/2015
     70                  120                  118             300                298              7/15/2005            8/11/2015
     71                  120                  118             360                360               8/9/2005            8/11/2015
     72                   60                   58             300                298              7/29/2005            8/11/2010
------------------------------------------------------------------------------------------------------------------------------------
    72A
    72B
     73                  120                  120             360                360              10/7/2005           10/11/2015
     74                  120                  120               0                  0              9/30/2005           10/11/2015
     75                  120                  119             360                359               9/7/2005            9/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     76                  120                  118             360                360              7/22/2005            8/11/2015
     77                   85                   85             360                360             10/12/2005           11/11/2012
     78                  120                  119             360                360              8/31/2005            9/11/2015
     79                   85                   85             360                360             10/12/2005           11/11/2012
     80                  121                  121             240                240             10/19/2005           11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     81                  120                  120             360                360              9/16/2005           10/11/2015
     82                  144                  144             360                360              9/16/2005           10/11/2017
     83                  120                  119             360                359              8/18/2005            9/11/2015
     84                  120                  117             360                360               7/7/2005            7/11/2015
     85                  124                  124             360                360             10/21/2005            2/11/2016
------------------------------------------------------------------------------------------------------------------------------------
     86                  120                  119             360                359              8/31/2005            9/11/2015
     87                  120                  120             360                360              9/20/2005           10/11/2015
     88                  120                  118               0                  0               8/1/2005            8/11/2015
     89                  120                  119             360                359              8/16/2005            9/11/2015
     90                  121                  121               0                  0             10/31/2005           11/11/2015
------------------------------------------------------------------------------------------------------------------------------------
     91                  120                  114             360                354              3/18/2005            4/11/2015
     92                   60                   57             360                360              6/21/2005            7/11/2010
     93                  120                  118             360                360              7/18/2005            8/11/2015
     94                  120                  116             360                356              6/10/2005            6/11/2015
     95                  120                  108             360                348              10/6/2004           10/11/2014
------------------------------------------------------------------------------------------------------------------------------------
     96                  121                  121             360                360             10/17/2005           11/11/2015
     97                  120                  120             360                360              9/16/2005           10/11/2015
     98                  120                  118             360                358              7/21/2005            8/11/2015
     99                  120                  117             360                360              6/30/2005            7/11/2015
    100                  120                  118             360                358               8/3/2005            8/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    101                  120                  118               0                  0               8/5/2005            8/11/2015
    102                  120                  114             360                354              3/28/2005            4/11/2015
    103                  120                  120               0                  0              9/30/2005           10/11/2015
    104                  120                  118             360                358              7/26/2005            8/11/2015
    105                  120                  118             360                358              8/11/2005            8/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    106                  120                  120             360                360              9/12/2005           10/11/2015
    107                  120                  119             360                359              8/25/2005            9/11/2015
    107A
    107B
    108                  120                  120             360                360              9/20/2005           10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    109                  120                  118             360                360              8/10/2005            8/11/2015
    110                  120                  119             300                299               9/1/2005            9/11/2015
    110A
    110B
    111                  120                  120             300                300              10/6/2005           10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    112                  120                  120             360                360              9/30/2005           10/11/2015
    113                  120                  119             360                359               9/7/2005            9/11/2015
    114                  120                  120             360                360              9/30/2005           10/11/2015
    115                  120                  119             360                360              8/15/2005            9/11/2015
    116                  120                  120             360                360              9/21/2005           10/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    117                  120                  119             360                359              8/18/2005            9/11/2015
    118                  120                  117             360                357               7/1/2005            7/11/2015
    119                  120                  116             360                356              6/10/2005            6/11/2015
    120                  120                  119             360                360              8/15/2005            9/11/2015
    121                  120                  119             360                359              8/23/2005            9/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    122                  120                  118             360                360              7/29/2005            8/11/2015
    123                  120                  118             360                358              7/29/2005            8/11/2015
    124                  120                  119             360                359               9/7/2005            9/11/2015
    125                  120                  119             360                360              8/15/2005            9/11/2015
    126                  120                  119             360                360              8/15/2005            9/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    127                  120                  119             360                359               9/1/2005            9/11/2015
    128                  120                  117             360                357              6/23/2005            7/11/2015
    129                  120                  119             360                359              8/19/2005            9/11/2015
    130                   60                   57             360                357              6/14/2005            7/11/2010
    131                  120                  118             360                358              7/18/2005            8/11/2015
------------------------------------------------------------------------------------------------------------------------------------
    132                  120                  120             240                240              10/6/2005           10/11/2015
    133                  120                  116             360                356              6/10/2005            6/11/2015
    134                  120                  118             240                238               8/1/2005            8/11/2015
    134A
    134B
------------------------------------------------------------------------------------------------------------------------------------
    135                  120                  119             360                359              8/23/2005            9/11/2015

                                                                                       ANNUAL       U/W NET       U/W NET      U/W
CONTROL     BALLOON               PROPERTY                        PREPAYMENT            DEBT       OPERATING       CASH        NCF
  NO.     BALANCE ($)               TYPE                       PROVISIONS (43)       SERVICE ($)   INCOME ($)    FLOW ($)   DSCR (X)
------------------------------------------------------------------------------------------------------------------------------------

   1     285,131,898   Office                         L(30),D(87),O(3)              15,870,184.80  83,962,322  78,056,834      1.65
   2     185,000,000   Office                         L(25),D(90),O(6)              10,362,273.96  13,983,684  12,835,325      1.24
   3     148,909,816   Hotel                          L(31),D(86),O(3)              13,635,975.60  75,161,429  62,624,234      1.71
  3A1                  Hotel
  3A2                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  3A3                  Hotel
  3A4                  Hotel
  3A5                  Hotel
  3A6                  Hotel
  3A7                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
  3A8                  Hotel
  3A9                  Hotel
 3A10                  Hotel
 3A11                  Hotel
 3A12                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A13                  Hotel
 3A14                  Hotel
 3A15                  Hotel
 3A16                  Hotel
 3A17                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A18                  Hotel
 3A19                  Hotel
 3A20                  Hotel
 3A21                  Hotel
 3A22                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A23                  Hotel
 3A24                  Hotel
 3A25                  Hotel
 3A26                  Hotel
 3A27                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A28                  Hotel
 3A29                  Hotel
 3A30                  Hotel
 3A31                  Hotel
 3A32                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A33                  Hotel
 3A34                  Hotel
 3A35                  Hotel
 3A36                  Hotel
 3A37                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A38                  Hotel
 3A39                  Hotel
 3A40                  Hotel
 3A41                  Hotel
 3A42                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A43                  Hotel
 3A44                  Hotel
 3A45                  Hotel
 3A46                  Hotel
 3A47                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A48                  Hotel
 3A49                  Hotel
 3A50                  Hotel
 3A51                  Hotel
 3A52                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A53                  Hotel
 3A54                  Hotel
 3A55                  Hotel
 3A56                  Hotel
 3A57                  Hotel
 3A58                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A59                  Hotel
 3A60                  Hotel
 3A61                  Hotel
 3A62                  Hotel
 3A63                  Hotel
------------------------------------------------------------------------------------------------------------------------------------
 3A64                  Hotel
   4     122,850,000   Office                         L(26),D(33),O(1)               6,476,925.00  17,556,559  15,719,652      2.43
  4A                   Office
  4B                   Office
  4C                   Office
------------------------------------------------------------------------------------------------------------------------------------
  4D                   Office
  4E                   Office
  4F                   Office
  4G                   Office
  4H                   Office
------------------------------------------------------------------------------------------------------------------------------------
  4I                   Office
   5               0   Office                         YM(157)                       12,619,846.56  45,014,186  45,014,186      1.71
   6      88,729,310   Office                         L(31),D(83),O(6)               8,496,922.56  13,317,076  12,746,182      1.50
   7      87,210,000   Office                         L(7),YM(30),2%(12),1%(9),O(3)  5,495,380.68   7,232,702   6,595,165      1.20
   8      66,461,540   Retail                         L(25),D(92),O(3)               5,555,347.96  10,960,537  10,499,630      1.89
------------------------------------------------------------------------------------------------------------------------------------
   9      53,308,064   Office                         L(27),D(90),O(3)               3,854,772.00   5,611,128   4,912,054      1.27
  10               0   Office                         L(26),D(95)                    5,289,333.12  20,964,226  20,787,355      1.57
  11      38,160,000   Office                         L(26),D(22),Dor1%(9),O(3)      2,236,281.96   3,155,617   2,697,966      1.21
  12      33,491,462   Retail                         L(24),YM(90),O(6)              2,480,021.28   2,768,102   2,585,760      1.04
  13      35,200,000   Multifamily                    L(27),D(30),O(3)               1,857,606.72   2,917,979   2,780,379      1.50
------------------------------------------------------------------------------------------------------------------------------------
  14      31,032,268   Office                         L(25),D(34),O(1)               1,636,090.08   4,813,547   4,400,203      2.69
  14A                  Office
  14B                  Office
  14C                  Office
  15      25,163,960   Office                         L(25),D(93),O(3)               2,075,773.68   3,099,726   2,766,309      1.33
------------------------------------------------------------------------------------------------------------------------------------
  16      26,700,000   Multifamily                    L(27),D(30),O(3)               1,409,036.88   2,259,710   2,120,510      1.50
  17      25,000,000   Mixed-Use                      L(27),D(30),O(3)               1,390,295.16   1,968,080   1,894,791      1.36
  18      23,246,849   Mobile Home Park               L(26),D(91),O(3)               1,715,810.52   2,013,861   2,004,136      1.17
  19      20,268,392   Office                         L(25),D(92),O(3)               1,587,704.04   1,936,529   1,728,936      1.34
  20      20,360,000   Retail                         L(25),D(92),O(3)               1,079,617.32   1,543,338   1,515,266      1.40
------------------------------------------------------------------------------------------------------------------------------------
  21      20,000,000   Retail                         L(48),D(36)                    1,076,750.04   1,619,578   1,605,592      1.49
  22      14,006,756   Retail                         L(28),D(150),O(2)              1,355,172.72   1,730,317   1,631,906      1.20
  23      15,341,741   Retail                         L(27),D(93)                    1,228,643.76   1,712,879   1,583,557      1.29
  24      16,862,483   Retail                         L(48),D(69),O(3)               1,205,259.96   1,649,106   1,546,448      1.28
  25      14,161,482   Office                         L(28),D(89),O(3)               1,105,536.00   1,996,353   1,972,370      1.78
------------------------------------------------------------------------------------------------------------------------------------
  26      13,612,088   Retail                         L(48),D(72)                    1,067,786.88   1,416,019   1,365,776      1.28
  27      13,547,874   Retail                         L(48),D(71),O(1)               1,001,484.12   1,269,610   1,211,444      1.21
  28      12,317,428   Retail                         L(25),YM1%(143),O(12)          1,030,987.68   1,336,208   1,245,293      1.21
  29      11,974,484   Retail                         L(48),D(66),O(6)                 949,013.88   1,290,840   1,269,882      1.34
  30      13,275,147   Retail                         L(25),D(92),O(3)                 959,578.08   1,183,781   1,168,233      1.22
------------------------------------------------------------------------------------------------------------------------------------
  31      12,985,756   Hotel                          L(27),D(30),O(3)               1,012,388.52   1,588,776   1,416,930      1.40
  32      12,482,130   Self-Storage                   L(48),D(72)                      886,559.76   1,223,740   1,210,336      1.37
  33      11,631,250   Multifamily                    L(28),D(89),O(3)                 846,739.80     972,400     926,900      1.30
  34      11,809,233   Mobile Home Park               L(26),D(91),O(3)                 871,535.76   1,014,327   1,009,502      1.16
  35      11,585,076   Multifamily                    L(48),D(72)                      835,753.68   1,124,443     999,318      1.20
------------------------------------------------------------------------------------------------------------------------------------
  36      11,004,976   Multifamily                    L(26),D(57),O(1)                 852,632.04   1,076,215   1,028,415      1.21
  37      11,700,000   Retail                         L(26),D(91),O(3)                 638,439.72     877,283     858,060      1.34
  38       9,475,643   Mixed-Use                      L(28),D(92)                      763,058.40   1,035,537   1,010,693      1.32
  39       9,358,767   Hotel                          L(48),D(72)                      755,540.40   1,275,717   1,084,069      1.43
  40       9,800,797   Office                         L(48),D(69),O(3)                 759,149.52   1,214,750     946,323      1.25
------------------------------------------------------------------------------------------------------------------------------------
  41       9,277,942   Retail                         L(25),YM1%(143),O(12)            767,928.48     963,305     921,570      1.20
  42      11,000,000   Retail                         L(26),D(91),O(3)                 623,886.36     909,701     870,492      1.40
  43       9,313,533   Retail                         L(48),D(71),O(1)                 695,329.32     915,906     890,099      1.28
  44       8,845,024   Retail                         L(26),YM1%(90),O(4)              719,835.24     945,635     928,263      1.29
  45       9,913,280   Multifamily                    L(27),D(49),O(1)                 774,920.16   1,105,619     952,985      1.23
------------------------------------------------------------------------------------------------------------------------------------
  46       9,412,840   Industrial/Warehouse           L(48),D(69)                      699,876.60     958,132     855,725      1.22
  47      10,000,000   Multifamily                    L(26),D(92),O(2)                 538,374.96     728,402     713,652      1.33
  48       8,104,926   Retail                         L(48),D(66),O(6)                 660,123.96     930,594     858,665      1.30
  49       8,792,723   Mobile Home Park               L(25),D(92),O(3)                 628,806.36     850,507     832,307      1.32
  50       8,511,468   Retail                         L(36),YM1%(45),O(3)              652,295.04     839,945     814,812      1.25
------------------------------------------------------------------------------------------------------------------------------------
  51       8,774,428   Multifamily                    L(27),D(92),O(1)                 641,029.68     741,159     682,759      1.07
  52       8,431,585   Hotel                          L(27),D(90),O(3)                 649,874.64     947,104     797,753      1.35
  53       7,913,362   Industrial/Warehouse           L(48),D(71),O(1)                 697,803.12     885,842     844,206      1.21
  54       7,644,703   Multifamily                    L(48),D(72)                      587,383.32     845,108     751,922      1.28
  55       7,566,937   Office                         L(36),D(81),O(3)                 564,195.84     910,501     733,734      1.30
------------------------------------------------------------------------------------------------------------------------------------
  56       6,876,426   Multifamily                    L(26),D(92),O(2)                 555,621.48     815,574     759,424      1.37
  56A                  Multifamily
  56B                  Multifamily
  56C                  Multifamily
  57       6,818,888   Office                         L(48),YM1%(69),O(3)              550,091.88     763,392     662,483      1.20
------------------------------------------------------------------------------------------------------------------------------------
  58       6,699,160   Hotel                          L(48),D(36)                      584,421.72     982,114     901,401      1.54
  59       6,545,858   Retail                         L(25),YM1%(143),O(12)            542,542.68     697,401     656,723      1.21
  60       6,343,686   Retail                         L(48),D(66),O(6)                 516,679.80     722,409     667,432      1.29
  61       6,295,074   Retail                         L(28),D(91),O(1)                 502,480.68     687,277     642,962      1.28
  62       6,818,103   Office                         L(27),D(92),O(1)                 499,774.20     723,759     624,485      1.25
------------------------------------------------------------------------------------------------------------------------------------
  63       6,215,793   Multifamily                    L(48),D(71),O(1)                 496,983.36     724,819     643,199      1.29
  64       5,467,256   Retail                         L(48),D(66),O(6)                 445,296.36     634,916     568,611      1.28
  65       6,480,000   Multifamily                    L(24),YM(33),O(3)                434,934.00     545,712     524,962      1.21
  66       5,370,340   Multifamily                    L(27),D(90),O(3)                 429,393.60     622,990     561,575      1.31
  67       5,711,247   Office                         L(48),D(72)                      430,297.32     721,597     564,423      1.31
------------------------------------------------------------------------------------------------------------------------------------
  68       5,373,222   Retail                         L(25),D(95),O(1)                 444,288.60     728,874     674,763      1.52
  69       5,404,211   Retail                         L(48),D(72)                      453,564.96     709,347     673,008      1.48
  70       4,839,874   Hotel                          L(48),D(72)                      467,128.80     904,435     656,298      1.40
  71       5,682,350   Hotel                          L(27),D(90),O(3)                 437,974.08     687,337     599,296      1.37
  72       5,701,401   Hotel                          L(27),D(31),O(2)                 489,868.44     893,546     775,342      1.58
------------------------------------------------------------------------------------------------------------------------------------
  72A                  Hotel
  72B                  Hotel
  73       5,368,354   Retail                         L(48),D(72)                      409,260.00     573,076     528,130      1.29
  74       5,573,165   Mobile Home Park               L(25),D(92),O(3)                 419,437.04     519,066     507,316      1.45
  75       4,820,190   Multifamily                    L(26),D(91),O(3)                 381,576.48     537,182     478,682      1.25
------------------------------------------------------------------------------------------------------------------------------------
  76       5,022,591   Retail                         L(48),D(69),O(3)                 372,297.12     603,829     539,623      1.45
  77       5,200,704   Mobile Home Park               L(25),D(56),O(4)                 374,667.00     458,299     449,599      1.20
  78       5,101,504   Multifamily                    L(36),YM1%(81),O(3)              370,198.44     613,788     576,788      1.56
  79       5,171,418   Mobile Home Park               L(25),D(56),O(4)                 372,557.16     453,404     447,104      1.20
  80       3,704,193   Industrial/Warehouse           L(25),D(95),O(1)                 505,868.52     701,309     626,939      1.24
------------------------------------------------------------------------------------------------------------------------------------
  81       4,387,905   Multifamily                    L(25),D(95)                      358,497.96     513,021     464,955      1.30
  82       4,115,472   Retail                         L(48),D(95),O(1)                 356,260.32     482,089     443,952      1.25
  83       4,363,187   Self-Storage                   L(26),YM1%(93),O(1)              360,195.12     497,396     488,817      1.36
  84       4,458,631   Office                         L(48),D(72)                      336,615.00     500,872     426,050      1.27
  85       4,166,510   Office                         L(25),D(96),O(3)                 345,583.32     681,812     630,049      1.82
------------------------------------------------------------------------------------------------------------------------------------
  86       4,172,182   Self-Storage                   L(26),YM1%(93),O(1)              339,544.92     546,833     517,137      1.52
  87       4,094,434   Retail                         L(25),D(92),O(3)                 312,141.96     589,976     523,507      1.68
  88       4,600,000   Retail                         L(27),D(90),O(3)                 257,913.00     411,378     408,095      1.58
  89       3,711,193   Retail                         L(26),D(92),O(2)                 293,192.88     383,967     360,916      1.23
  90       4,410,000   Retail                         L(25),D(93),O(3)                 243,683.16     307,256     305,033      1.25
------------------------------------------------------------------------------------------------------------------------------------
  91       3,690,199   Retail                         L(48),D(66),O(6)                 304,113.24     444,382     387,559      1.27
  92       4,180,877   Retail                         L(36),YM1%(23),O(1)              283,341.24     443,343     416,587      1.47
  93       3,828,993   Retail                         L(48),YM1%(72)                   285,896.64     504,490     467,472      1.64
  94       3,530,570   Multifamily                    L(48),D(71),O(1)                 282,286.56     444,445     391,045      1.39
  95       3,479,283   Self-Storage                   L(48),D(71),O(1)                 296,484.24     378,940     372,826      1.26
------------------------------------------------------------------------------------------------------------------------------------
  96       3,522,186   Retail                         L(25),YM1%(93),O(3)              279,200.88     350,436     338,269      1.21
  97       3,323,373   Retail                         L(48),D(69),O(3)                 267,441.12     383,915     354,541      1.33
  98       3,346,341   Retail                         L(48),YM1%(72)                   274,046.40     400,170     376,730      1.37
  99       3,407,208   Self-Storage                   L(28),D(92)                      277,216.08     370,305     364,859      1.32
  100      3,271,713   Retail                         L(48),D(72)                      269,850.60     338,112     322,737      1.20
------------------------------------------------------------------------------------------------------------------------------------
  101      3,837,000   Retail                         L(27),D(90),O(3)                 213,966.00     310,640     308,568      1.44
  102      3,212,885   Retail                         L(48),D(72)                      270,755.88     359,710     341,926      1.26
  103      3,780,000   Retail                         L(25),D(92),O(3)                 209,637.72     264,574     262,351      1.25
  104      3,071,602   Office                         L(27),D(90),O(3)                 250,948.56     347,642     335,347      1.34
  105      3,028,806   Retail                         L(48),D(72)                      242,951.52     368,865     338,167      1.39
------------------------------------------------------------------------------------------------------------------------------------
  106      3,040,869   Industrial/Warehouse           L(48),D(69),O(3)                 252,603.00     382,711     374,179      1.48
  107      3,049,806   Self-Storage                   L(26),D(91),O(3)                 258,173.16     453,540     434,274      1.68
 107A                  Self-Storage
 107B                  Self-Storage
  108      3,128,817   Multifamily                    L(48),D(71),O(1)                 242,505.96     311,145     296,238      1.22
------------------------------------------------------------------------------------------------------------------------------------
  109      3,118,132   Office                         L(27),D(90),O(3)                 244,826.28     336,250     305,469      1.25
  110      2,698,360   Mobile Home Park/Self-Storage  L(26),D(91),O(3)                 267,406.44     446,096     429,611      1.61
 110A                  Mobile Home Park
 110B                  Self-Storage
  111      2,603,955   Retail                         L(25),D(92),O(3)                 261,842.40     445,036     377,968      1.44
------------------------------------------------------------------------------------------------------------------------------------
  112      3,101,501   Mobile Home Park               L(25),D(92),O(3)                 222,234.96     331,940     324,940      1.46
  113      2,784,012   Multifamily                    L(48),D(72)                      224,232.12     315,649     275,713      1.23
  114      2,784,270   Mobile Home Park               L(25),D(92),O(3)                 233,111.28     286,570     281,070      1.21
  115      2,781,266   Self-Storage                   L(48),D(71),O(1)                 216,327.60     289,174     278,512      1.29
  116      2,402,877   Office                         L(25),D(92),O(3)                 194,063.64     291,699     266,128      1.37
------------------------------------------------------------------------------------------------------------------------------------
  117      2,331,325   Self-Storage                   L(48),D(69),O(3)                 188,674.32     245,511     239,229      1.27
  118      2,266,441   Retail                         L(48),D(72)                      182,804.88     254,833     242,462      1.33
  119      2,254,261   Multifamily                    L(48),D(71),O(1)                 180,239.28     258,446     228,806      1.27
  120      2,321,371   Self-Storage                   L(48),D(71),O(1)                 180,556.92     269,690     264,333      1.46
  121      2,191,892   Retail                         L(48),D(66),O(6)                 176,117.28     268,382     221,185      1.26
------------------------------------------------------------------------------------------------------------------------------------
  122      2,116,726   Retail                         L(48),D(71),O(1)                 162,498.36     248,924     225,475      1.39
  123      2,013,651   Retail                         L(48),D(72)                      162,819.96     237,602     198,543      1.22
  124      1,963,572   Mobile Home Park               L(48),D(70),O(2)                 157,266.36     277,383     272,733      1.73
  125      1,976,232   Self-Storage                   L(48),D(71),O(1)                 153,711.84     246,892     241,442      1.57
  126      1,905,277   Self-Storage                   L(48),D(71),O(1)                 148,192.92     199,897     193,542      1.31
------------------------------------------------------------------------------------------------------------------------------------
  127      1,793,656   Multifamily                    L(26),D(93),O(1)                 142,506.24     199,622     172,372      1.21
  128      1,746,614   Retail                         L(48),YM1%(72)                   140,877.24     193,444     185,627      1.32
  129      1,671,979   Retail                         L(48),D(72)                      136,721.40     184,878     177,319      1.30
  130      1,706,290   Retail                         L(48),D(12)                      123,572.88     170,645     160,097      1.30
  131      1,395,633   Retail                         L(48),D(72)                      113,118.72     150,379     143,629      1.27
------------------------------------------------------------------------------------------------------------------------------------
  132      1,082,066   Mobile Home Park               L(25),D(92),O(3)                 140,300.64     198,605     192,405      1.37
  133      1,292,885   Multifamily                    L(48),D(71),O(1)                 103,372.56     161,531     140,579      1.36
  134        840,043   Retail                         L(48),D(72)                      106,254.96     174,290     164,926      1.55
 134A                  Retail
 134B                  Retail
------------------------------------------------------------------------------------------------------------------------------------
  135      1,083,078   Multifamily                    L(48),D(72)                       87,793.68     115,476     110,404      1.26

                                             CUT-OFF     SCHEDULED       HOSPITALITY
  CONTROL      APPRAISED        APPRAISAL     DATE        MATURITY/       AVERAGE               YEAR                  YEAR
    NO.        VALUE ($)          DATE       LTV (%)       LTV (%)     DAILY RATE ($)           BUILT              RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

     1      1,850,000,000        5/1/2005       45.9           45.9                             1963          1991-1994, 1999-2004
     2        276,200,000        8/1/2005       67.0           67.0                             1971               1992-1995
     3        856,500,000         Various       55.7           46.6            99.76          1985-1990           2003 - 2005
    3A1        21,700,000        1/4/2005                                     113.50            1987               2004, 2005
    3A2        21,300,000        1/3/2005                                     118.42            1988                  2004
------------------------------------------------------------------------------------------------------------------------------------
    3A3        20,400,000        1/4/2005                                     113.53            1988               2003, 2005
    3A4        20,300,000        1/6/2005                                     128.46            1988               2004, 2005
    3A5        17,800,000        1/7/2005                                     108.39            1989                  2005
    3A6        17,700,000        1/6/2005                                      96.97            1988               2004, 2005
    3A7        17,500,000        1/5/2005                                     110.42            1985                  2004
------------------------------------------------------------------------------------------------------------------------------------
    3A8        17,700,000       1/11/2005                                     112.17            1988                  2005
    3A9        17,200,000        1/4/2005                                     106.97            1988                  2005
   3A10        17,100,000        1/6/2005                                     128.14            1986               2004, 2005
   3A11        16,100,000        1/4/2005                                      91.87            1987               2004, 2005
   3A12        16,300,000        1/1/2005                                     115.52            1988                  2004
------------------------------------------------------------------------------------------------------------------------------------
   3A13        16,300,000        1/3/2005                                     119.54            1987                  2004
   3A14        15,700,000        1/6/2005                                     105.77            1989               1999, 2005
   3A15        16,100,000        1/4/2005                                     103.06            1987                  2003
   3A16        16,400,000        1/3/2005                                     102.21            1986                  2003
   3A17        15,800,000       1/12/2005                                      99.20            1989
------------------------------------------------------------------------------------------------------------------------------------
   3A18        16,200,000        1/6/2005                                     108.22            1988               2004, 2005
   3A19        15,200,000        1/6/2005                                      95.32            1988                  2005
   3A20        14,500,000        1/7/2005                                     103.60            1990               2004, 2005
   3A21        14,800,000        1/5/2005                                      91.77            1986                  2005
   3A22        16,000,000      12/21/2004                                     105.66            1988                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A23        15,200,000       1/10/2005                                     122.49            1989               2004, 2005
   3A24        14,600,000        1/7/2005                                      98.80            1988                  2005
   3A25        14,500,000        1/5/2005                                      90.34            1987                  2005
   3A26        14,500,000        1/7/2005                                      98.10            1987                  2005
   3A27        13,600,000        1/4/2005                                      93.92            1985                  2004
------------------------------------------------------------------------------------------------------------------------------------
   3A28        15,000,000        1/4/2005                                     114.89            1988                  2004
   3A29        14,200,000      12/22/2004                                      94.04            1989
   3A30        13,600,000      12/20/2004                                     100.91            1988
   3A31        14,300,000        1/7/2005                                     114.42            1988               2004, 2005
   3A32        13,200,000        1/9/2005                                      94.87            1988               1997, 2005
------------------------------------------------------------------------------------------------------------------------------------
   3A33        14,000,000      12/30/2004                                     103.52            1986
   3A34        13,000,000       1/10/2005                                      86.24            1988               1999, 2005
   3A35        12,900,000        1/7/2005                                      82.61            1986                  2005
   3A36        12,700,000        1/6/2005                                      80.48            1988                  2005
   3A37        12,600,000        1/6/2005                                      91.37            1987                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A38        12,700,000        1/6/2005                                      88.97            1987                  2005
   3A39        12,500,000        1/7/2005                                      82.94            1987                  2005
   3A40        12,700,000       1/11/2005                                      93.00            1988          1999, 2003, 2004, 2005
   3A41        13,000,000        1/7/2005                                     102.53            1989               1999, 2005
   3A42        11,900,000       1/12/2005                                      92.05            1988                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A43        11,900,000        1/4/2005                                      99.49            1986                  2005
   3A44        11,500,000        1/7/2005                                      89.94            1988               2004, 2005
   3A45        11,800,000        1/7/2005                                      83.30            1988                  2005
   3A46        11,200,000        1/5/2005                                      82.26            1986                  2005
   3A47        11,100,000        1/4/2005                                      90.52            1988                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A48        11,100,000      12/27/2004                                      92.22            1988                  2004
   3A49        10,400,000       1/13/2005                                      79.65            1987
   3A50        10,300,000      12/29/2004                                      93.68            1988               2004, 2005
   3A51         9,900,000        1/6/2005                                      98.71            1987               2004, 2005
   3A52        12,900,000        1/3/2005                                      78.68            1987                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A53         9,200,000        1/7/2005                                      84.34            1988                  2005
   3A54         9,000,000       1/11/2005                                      79.04            1987                  2005
   3A55         9,700,000      12/29/2004                                      89.76            1988               2004, 2005
   3A56         9,200,000        1/4/2005                                      86.07            1988               2004, 2005
   3A57         8,000,000       1/10/2005                                      80.49            1987            1997, 2000, 2005
   3A58         7,700,000        1/5/2005                                      81.07            1989               1999, 2005
------------------------------------------------------------------------------------------------------------------------------------
   3A59         7,200,000        1/5/2005                                      94.86            1990               2004, 2005
   3A60        10,700,000       1/10/2005                                     101.90            1987                  2005
   3A61         7,300,000        1/5/2005                                      78.69            1989                  2005
   3A62         6,600,000      12/29/2004                                      81.13            1988               2004, 2005
   3A63         5,700,000        1/7/2005                                      93.10            1988                  2005
------------------------------------------------------------------------------------------------------------------------------------
   3A64         5,300,000        1/6/2005                                      74.50            1988                  2005
     4        270,500,000         Various       45.4           45.4                            Various              Various
    4A         76,500,000        7/1/2005                                                       1989
    4B         53,600,000        7/1/2005                                                       1983
    4C         36,600,000        7/1/2005                                                       1984
------------------------------------------------------------------------------------------------------------------------------------
    4D         29,700,000        7/1/2005                                                       1952                  2000
    4E         19,400,000        7/1/2005                                                       1980
    4F         16,700,000        7/1/2005                                                       1980
    4G         15,200,000       6/28/2005                                                       1978
    4H         14,600,000        7/1/2005                                                       1989
------------------------------------------------------------------------------------------------------------------------------------
    4I          8,200,000        7/1/2005                                                       1964                  2001
     5        650,000,000       11/1/2005       55.0            0.0                             1974               1995-2001
     6        174,000,000       3/22/2005       63.2           51.0                           2000-2002
     7        127,800,000        6/1/2005       68.2           68.2                          1973 - 1977              2000
     8        156,000,000       8/18/2005       53.8           42.6                             1973                  2004
------------------------------------------------------------------------------------------------------------------------------------
     9         82,000,000        6/3/2005       70.1           65.0                             1971                  1990
    10        350,000,000       6/21/2005       51.9           27.7                             2004
    11         49,000,000        6/7/2006       77.9           77.9                  19   80, 1981-1985, 1987-1988
    12         45,000,000       4/23/2005       80.0           74.4                          1986, 1996               1999
    13         46,250,000       6/29/2005       76.1           76.1                             1970               2001-2005
------------------------------------------------------------------------------------------------------------------------------------
    14         74,400,000        7/1/2005       41.7           41.7                            Various
    14A        40,000,000        7/1/2005                                                       2000
    14B        17,400,000        7/1/2005                                                       1978
    14C        17,000,000        7/1/2005                                                       1980
    15         37,500,000       8/24/2005       80.0           67.1                          1961, 1971             Ongoing
------------------------------------------------------------------------------------------------------------------------------------
    16         34,100,000       6/29/2005       78.3           78.3                           1978-1979
    17         32,000,000       6/23/2005       78.1           78.1                             1974                  2004
    18         32,900,000       7/18/2005       76.0           70.7                          1971, 1982
    19         32,300,000       8/10/2005       70.4           62.8                             1983                Ongoing
    20         25,600,000       7/18/2005       79.5           79.5                             1993                  2004
------------------------------------------------------------------------------------------------------------------------------------
    21         26,650,000        8/6/2005       75.0           75.0                             2005
    22         26,470,000        4/8/2005       73.5           52.9                             2003
    23         29,100,000        6/2/2005       63.4           52.7                             1952               1990, 1996
    24         24,000,000        7/5/2005       76.0           70.3                             1985
    25         30,300,000        6/8/2005       56.7           46.7                             2003
------------------------------------------------------------------------------------------------------------------------------------
    26         19,600,000        8/1/2005       79.1           69.4                             1987                  2005
    27         20,155,000        7/1/2005       75.7           67.2                             1996
    28         21,500,000        2/7/2005       67.9           57.3                             2000
    29         19,425,000       8/10/2005       74.6           61.6                             2004
    30         17,900,000       7/22/2005       80.0           74.2                             2005
------------------------------------------------------------------------------------------------------------------------------------
    31         21,500,000        6/1/2005       66.1           60.4           112.77            2004
    32         18,000,000       7/14/2005       75.0           69.3                             1963                  1998
    33         16,200,000       3/25/2005       79.0           71.8                             2002
    34         16,400,000       7/18/2005       77.4           72.0                          1959, 1972
    35         15,625,000        5/6/2005       80.0           74.1                             1980
------------------------------------------------------------------------------------------------------------------------------------
    36         15,000,000       6/13/2005       78.3           73.4                       1964, 1965, 1968            2005
    37         15,100,000        7/1/2005       77.5           77.5                             2002
    38         14,250,000        7/1/2005       79.8           66.5                             2005
    39         15,000,000       6/22/2005       75.0           62.4            95.11            2002
    40         14,375,000       3/20/2005       77.9           68.2                             1973                  1999
------------------------------------------------------------------------------------------------------------------------------------
    41         14,900,000       5/27/2005       74.1           62.3                             1999
    42         14,700,000       6/13/2005       74.8           74.8                             1927                  2000
    43         13,105,000        4/4/2005       80.9           71.1                             2004
    44         15,000,000       6/22/2005       70.6           59.0                             2005
    45         13,800,000       6/24/2005       75.4           71.8                             1971               2003-2005
------------------------------------------------------------------------------------------------------------------------------------
    46         16,150,000       4/28/2005       63.8           58.3                             1999
    47         14,100,000        6/6/2005       70.9           70.9                             1991                  2003
    48         14,200,000        8/2/2005       68.3           57.1                             1989                  2003
    49         12,900,000       7/25/2005       73.6           68.2                        1975, 2001-2002
    50         12,300,000       3/15/2005       77.2           69.2                             1989
------------------------------------------------------------------------------------------------------------------------------------
    51         11,900,000        7/5/2005       79.4           73.7                             1977
    52         13,900,000       6/29/2005       67.6           60.7            97.70         1984, 1997            2003, 2005
    53         11,520,000       4/28/2005       79.8           68.7                             1975                  2005
    54         10,800,000        6/9/2005       80.0           70.8                          1966, 1969
    55         10,650,000        6/1/2005       79.8           71.1                             1981
------------------------------------------------------------------------------------------------------------------------------------
    56         10,330,000       5/25/2005       79.9           66.6                            Various
    56A         5,210,000       5/25/2005                                                    1965, 1972
    56B         3,050,000       5/25/2005                                                       1967
    56C         2,070,000       5/25/2005                                                       1965
    57         10,550,000        6/8/2005       77.6           64.6                             1982                  1997
------------------------------------------------------------------------------------------------------------------------------------
    58         10,600,000       5/26/2005       74.4           63.2           102.47            2000
    59         10,850,000        5/1/2005       71.8           60.3                             1999                  2003
    60          9,625,000       7/28/2005       78.9           65.9                             1988
    61          9,750,000       1/11/2005       77.7           64.6                          1978, 1982
    62         10,700,000       6/24/2005       70.1           63.7                             1978                  1984
------------------------------------------------------------------------------------------------------------------------------------
    63          9,375,000        4/8/2005       79.7           66.3                           1980-1984
    64          8,200,000       7/22/2005       79.8           66.7                             1983                  2000
    65          8,200,000        6/2/2005       79.0           79.0                             1910                  2003
    66          8,100,000       4/12/2005       79.8           66.3                             1980
    67          8,125,000        3/5/2005       78.8           70.3                             1979
------------------------------------------------------------------------------------------------------------------------------------
    68         10,600,000       6/18/2005       60.4           50.7                             1995                  2005
    69          9,300,000      12/10/2004       68.7           58.1                           1986-1988
    70          9,700,000       4/28/2005       65.5           49.9            93.27         1987, 1999               2003
    71          8,600,000       6/28/2005       73.7           66.1            93.60            1998                  2005
    72          9,400,000         Various       66.8           60.7            72.73            1997
------------------------------------------------------------------------------------------------------------------------------------
    72A         4,400,000       5/27/2005                                                       1997
    72B         5,000,000       5/26/2005                                                       1997
    73          8,525,000        9/1/2005       70.4           63.0                             1984                  2005
    74          7,040,000       7/25/2005       85.0           79.2                          1972, 1993
    75          7,400,000       6/20/2005       78.8           65.1                             1971               1995-1997
------------------------------------------------------------------------------------------------------------------------------------
    76          7,800,000        7/1/2005       72.4           64.4                             1980
    77          6,800,000       8/30/2005       81.0           76.5                          1970, 1983
    78          8,000,000        6/8/2005       68.8           63.8                             1996
    79          6,500,000       8/30/2005       84.2           79.6                         1960's, 1995
    80          8,100,000       2/22/2005       67.3           45.7                          1904, 1913               1988
------------------------------------------------------------------------------------------------------------------------------------
    81          7,000,000        8/2/2005       75.0           62.7                             1979                  1995
    82          6,500,000       4/29/2005       80.0           63.3                            1950's              2004-2005
    83          6,975,000       7/27/2005       74.5           62.6                             1996
    84          7,400,000        7/1/2005       69.2           60.3                             1978               2003-2004
    85          7,600,000       8/11/2005       65.8           54.8                             1995
------------------------------------------------------------------------------------------------------------------------------------
    86          6,670,000       7/13/2005       74.9           62.6                             1994                  2004
    87          8,200,000       8/11/2005       57.3           49.9                             1984
    88          6,825,000        7/6/2005       67.4           67.4                             2004
    89          5,700,000        7/8/2005       78.9           65.1                           2003-2005
    90          4,900,000        8/1/2005       90.0           90.0                             2005
------------------------------------------------------------------------------------------------------------------------------------
    91          6,000,000        1/7/2005       72.9           61.5                             1982
    92          6,800,000       5/23/2005       63.2           61.5                             1991
    93          6,500,000       3/31/2005       66.2           58.9                             1985                  1999
    94          5,400,000       4/11/2005       78.5           65.4                          1963, 1965
    95          6,840,000       8/22/2005       59.3           50.9                             1999
------------------------------------------------------------------------------------------------------------------------------------
    96          5,200,000       10/1/2005       76.9           67.7                             2005
    97          5,500,000        8/5/2005       72.7           60.4                           2003-2005
    98          5,000,000       2/22/2005       79.8           66.9                             2000
    99          5,000,000       5/18/2005       79.0           68.1                             1954                  2002
    100         5,200,000        7/5/2005       74.9           62.9                             1970
------------------------------------------------------------------------------------------------------------------------------------
    101         4,515,000       5/25/2005       85.0           85.0                             2002
    102         5,200,000       6/10/2005       72.7           61.8                             2003
    103         4,200,000       7/16/2005       90.0           90.0                             2005
    104         4,900,000       3/11/2005       74.8           62.7                             2004
    105         5,000,000       6/27/2005       72.8           60.6                             1990
------------------------------------------------------------------------------------------------------------------------------------
    106         5,500,000        8/1/2005       65.7           55.3                             2005
    107         4,800,000       4/26/2005       74.9           63.5                            Various
   107A         2,700,000       4/26/2005                                                    1980, 1985
   107B         2,100,000       4/26/2005                                                       1986
    108         4,800,000        7/8/2005       74.5           65.2                             1978
------------------------------------------------------------------------------------------------------------------------------------
    109         5,250,000       6/30/2005       67.6           59.4                             1890               1918, 1993
    110         5,700,000         Various       61.3           47.3                            Various              Various
   110A         3,700,000       3/22/2005                                                       2000                  2005
   110B         2,000,000       3/28/2005                                                       1982                  2001
    111         6,900,000       6/26/2005       48.6           37.7                             1965
------------------------------------------------------------------------------------------------------------------------------------
    112         4,330,000       7/25/2005       77.4           71.6                          1968, 1994
    113         4,300,000       5/17/2005       77.8           64.7                             1965
    114         5,000,000        8/9/2005       66.0           55.7                             1953                  1994
    115         4,030,000        6/6/2005       78.8           69.0                             1984                  1998
    116         3,850,000       5/19/2005       75.0           62.4                             1985
------------------------------------------------------------------------------------------------------------------------------------
    117         4,130,000       5/15/2005       67.7           56.4                             1998
    118         3,550,000        3/8/2005       76.5           63.8                           2004-2005
    119         3,400,000       4/11/2005       79.7           66.3                             1979
    120         3,330,000        6/6/2005       79.6           69.7                             2000
    121         3,300,000       7/28/2005       79.9           66.4                             1990
------------------------------------------------------------------------------------------------------------------------------------
    122         3,100,000        4/4/2005       78.2           68.3                             1986
    123         3,200,000       5/11/2005       75.4           62.9                             1983
    124         2,960,000       7/21/2005       79.9           66.3                             1958
    125         2,820,000        6/6/2005       80.0           70.1                             1984
    126         2,780,000        6/6/2005       78.2           68.5                             1994                  2004
------------------------------------------------------------------------------------------------------------------------------------
    127         2,800,000       7/11/2005       77.4           64.1                             1972                  2002
    128         2,780,000       5/11/2005       75.3           62.8                             2005
    129         2,515,000        7/1/2005       79.4           66.5                             2004
    130         2,300,000       5/20/2005       79.8           74.2                             1999
    131         2,150,000        6/7/2005       77.7           64.9                             2005
------------------------------------------------------------------------------------------------------------------------------------
    132         2,500,000        5/4/2005       66.7           43.3                             1984
    133         2,050,000       4/21/2005       75.8           63.1                             1975
    134         1,930,000         Various       68.3           43.5                           1982-1983
   134A         1,450,000        6/9/2005                                                       1983
   134B           480,000       6/27/2005                                                       1982
------------------------------------------------------------------------------------------------------------------------------------
    135         1,700,000        6/2/2005       76.4           63.7                             2004

               SQ FEET,                 UNIT          LOAN                                 RENT
  CONTROL     PADS, ROOMS                OF           PER             OCCUPANCY            ROLL               OWNERSHIP
    NO.        OR UNITS               MEASURE         UNIT       PERCENTAGE (%) (44)       DATE               INTEREST
------------------------------------------------------------------------------------------------------------------------------

     1            2,850,323        Sq Feet               298                    100.0      1/1/2005     Fee Simple
     2              731,204        Sq Feet               253                     91.6      6/1/2005     Fee Simple
     3                9,443        Rooms              50,545                     70.4     8/12/2005     Fee Simple/Leasehold
    3A1                 149        Rooms                                         71.0     8/12/2005     Leasehold
    3A2                 146        Rooms                                         81.0     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
    3A3                 145        Rooms                                         83.8     8/12/2005     Leasehold
    3A4                 145        Rooms                                         76.8     8/12/2005     Leasehold
    3A5                 149        Rooms                                         72.3     8/12/2005     Leasehold
    3A6                 154        Rooms                                         68.6     8/12/2005     Leasehold
    3A7                 140        Rooms                                         66.3     8/12/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    3A8                 146        Rooms                                         76.9     8/12/2005     Leasehold
    3A9                 149        Rooms                                         63.7     8/12/2005     Leasehold
   3A10                 145        Rooms                                         72.5     8/12/2005     Leasehold
   3A11                 146        Rooms                                         68.9     8/12/2005     Fee Simple
   3A12                 149        Rooms                                         76.2     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A13                 146        Rooms                                         73.1     8/12/2005     Leasehold
   3A14                 149        Rooms                                         62.0     8/12/2005     Leasehold
   3A15                 147        Rooms                                         69.6     8/12/2005     Leasehold
   3A16                 147        Rooms                                         68.9     8/12/2005     Fee Simple
   3A17                 149        Rooms                                         78.6     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A18                 149        Rooms                                         64.5     8/12/2005     Leasehold
   3A19                 149        Rooms                                         70.3     8/12/2005     Leasehold
   3A20                 149        Rooms                                         70.5     8/12/2005     Leasehold
   3A21                 131        Rooms                                         70.6     8/12/2005     Fee Simple
   3A22                 149        Rooms                                         74.2     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A23                 149        Rooms                                         68.5     8/12/2005     Leasehold
   3A24                 149        Rooms                                         65.8     8/12/2005     Leasehold
   3A25                 149        Rooms                                         67.3     8/12/2005     Leasehold
   3A26                 146        Rooms                                         72.1     8/12/2005     Leasehold
   3A27                 146        Rooms                                         70.9     8/12/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
   3A28                 149        Rooms                                         62.4     8/12/2005     Leasehold
   3A29                 150        Rooms                                         75.0     8/12/2005     Leasehold
   3A30                 149        Rooms                                         66.9     8/12/2005     Leasehold
   3A31                 149        Rooms                                         80.8     8/12/2005     Leasehold
   3A32                 149        Rooms                                         74.8     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A33                 146        Rooms                                         76.9     8/12/2005     Leasehold
   3A34                 149        Rooms                                         66.9     8/12/2005     Leasehold
   3A35                 147        Rooms                                         71.6     8/12/2005     Fee Simple
   3A36                 149        Rooms                                         71.5     8/12/2005     Leasehold
   3A37                 153        Rooms                                         70.2     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A38                 146        Rooms                                         71.0     8/12/2005     Leasehold
   3A39                 149        Rooms                                         62.4     8/12/2005     Leasehold
   3A40                 146        Rooms                                         62.0     8/12/2005     Leasehold
   3A41                 149        Rooms                                         71.7     8/12/2005     Leasehold
   3A42                 145        Rooms                                         65.1     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A43                 144        Rooms                                         64.6     8/12/2005     Fee Simple
   3A44                 149        Rooms                                         64.7     8/12/2005     Leasehold
   3A45                 149        Rooms                                         78.7     8/12/2005     Leasehold
   3A46                 146        Rooms                                         63.7     8/12/2005     Leasehold
   3A47                 149        Rooms                                         67.4     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A48                 146        Rooms                                         73.4     8/12/2005     Leasehold
   3A49                 150        Rooms                                         72.2     8/12/2005     Leasehold
   3A50                 146        Rooms                                         69.7     8/12/2005     Leasehold
   3A51                 145        Rooms                                         67.5     8/12/2005     Leasehold
   3A52                 155        Rooms                                         65.2     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A53                 149        Rooms                                         72.7     8/12/2005     Leasehold
   3A54                 145        Rooms                                         78.3     8/12/2005     Leasehold
   3A55                 149        Rooms                                         69.8     8/12/2005     Fee Simple
   3A56                 149        Rooms                                         71.4     8/12/2005     Leasehold
   3A57                 146        Rooms                                         61.5     8/12/2005     Leasehold
   3A58                 149        Rooms                                         68.8     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A59                 149        Rooms                                         78.5     8/12/2005     Leasehold
   3A60                 146        Rooms                                         55.1     8/12/2005     Leasehold
   3A61                 149        Rooms                                         60.7     8/12/2005     Leasehold
   3A62                 149        Rooms                                         64.3     8/12/2005     Leasehold
   3A63                 146        Rooms                                         53.4     8/12/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
   3A64                 146        Rooms                                         67.6     8/12/2005     Leasehold
     4            1,304,238        Sq Feet                94                     94.4       Various     Fee Simple
    4A              231,876        Sq Feet                                       98.7      8/8/2005     Fee Simple
    4B              275,998        Sq Feet                                       91.4      7/1/2005     Fee Simple
    4C              193,880        Sq Feet                                       84.1      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    4D              130,009        Sq Feet                                      100.0      7/1/2005     Fee Simple
    4E              114,190        Sq Feet                                       96.4      7/1/2005     Fee Simple
    4F              109,183        Sq Feet                                       93.4      7/1/2005     Fee Simple
    4G               94,035        Sq Feet                                       85.7      7/1/2005     Fee Simple
    4H               87,613        Sq Feet                                      100.0      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    4I               67,454        Sq Feet                                      100.0      7/1/2005     Fee Simple
     5              902,232        Sq Feet               396                    100.0     9/29/2005     Fee Simple
     6              424,825        Sq Feet               259                    100.0      4/1/2005     Fee Simple
     7              532,904        Sq Feet               164                     71.2     9/12/2005     Fee Simple
     8              683,731        Sq Feet               123                     96.5     9/20/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
     9              512,354        Sq Feet               112                     87.1      7/1/2005     Fee Simple
    10              707,483        Sq Feet               257                    100.0     4/27/2005     Fee Simple
    11              676,165        Sq Feet                56                     88.0      8/1/2005     Fee Simple
    12              253,504        Sq Feet               142                     99.3      8/9/2005     Fee Simple/Leasehold
    13                  688        Units              51,163                     94.8      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    14              326,749        Sq Feet                95                     92.9     7/12/2005     Fee Simple/Leasehold
    14A             163,763        Sq Feet                                      100.0     7/12/2005     Fee Simple/Leasehold
    14B              85,835        Sq Feet                                       81.4     7/12/2005     Fee Simple
    14C              77,151        Sq Feet                                       87.1     7/12/2005     Fee Simple
    15              397,828        Sq Feet                75                     92.4      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    16                  696        Units              38,362                     95.3      7/1/2005     Fee Simple
    17              199,344        Sq Feet               125                     92.2     7/22/2005     Fee Simple
    18                  389        Pads               64,267                     98.5     6/29/2005     Fee Simple
    19              140,781        Sq Feet               162                    100.0     8/19/2005     Fee Simple
    20              187,145        Sq Feet               109                    100.0     8/22/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    21               73,235        Sq Feet               273                    100.0     10/4/2005     Fee Simple
    22              118,963        Sq Feet               163                     94.1     5/12/2005     Fee Simple
    23              236,080        Sq Feet                78                     82.2     7/20/2005     Fee Simple
    24              168,195        Sq Feet               109                     95.2      8/1/2005     Fee Simple
    25               79,945        Sq Feet               215                    100.0     5/31/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    26              159,629        Sq Feet                97                     95.6     6/16/2005     Fee Simple
    27               90,274        Sq Feet               169                    100.0      8/2/2005     Fee Simple
    28               85,037        Sq Feet               172                     88.3     9/13/2005     Fee Simple
    29               69,859        Sq Feet               208                    100.0     8/23/2005     Fee Simple
    30              119,598        Sq Feet               120                    100.0     9/16/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    31                  124        Rooms             114,625                     81.6     8/31/2005     Fee Simple
    32               86,660        Sq Feet               156                     95.4     7/25/2005     Fee Simple
    33                  140        Units              91,429                     91.9      9/7/2005     Fee Simple
    34                  193        Pads               65,803                     99.5     6/29/2005     Fee Simple
    35                  455        Units              27,473                     91.4     5/13/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    36                  239        Units              49,163                     98.7      6/1/2005     Fee Simple
    37               34,395        Sq Feet               340                    100.0     8/16/2005     Leasehold
    38               64,242        Sq Feet               177                     87.8     6/15/2005     Fee Simple
    39                  150        Rooms              75,000                     69.2     5/31/2005     Fee Simple
    40              253,459        Sq Feet                44                     87.9     5/17/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    41               39,948        Sq Feet               276                    100.0     6/23/2005     Fee Simple
    42               35,600        Sq Feet               309                    100.0      6/1/2005     Fee Simple
    43               74,471        Sq Feet               142                     97.7     7/12/2005     Fee Simple
    44               86,858        Sq Feet               122                    100.0     8/19/2005     Fee Simple
    45                  438        Units              23,744                     85.6     8/15/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    46              112,062        Sq Feet                92                     83.6     9/30/2005     Fee Simple
    47                   59        Units             169,492                     93.2     6/21/2005     Fee Simple
    48              105,161        Sq Feet                92                     91.3     8/11/2005     Fee Simple
    49                  364        Pads               26,099                     89.3      7/1/2005     Fee Simple
    50               86,988        Sq Feet               109                     97.4     8/25/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    51                  201        Units              47,015                     81.1     8/10/2005     Fee Simple
    52                  144        Rooms              65,278                     65.1     7/31/2005     Fee Simple
    53              208,180        Sq Feet                44                    100.0      9/2/2005     Fee Simple
    54                  334        Units              25,868                     87.7     7/11/2005     Fee Simple
    55              161,480        Sq Feet                53                     91.6     5/31/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    56                  215        Units              38,394                     95.9     5/24/2005     Fee Simple
    56A                 100        Units                                         96.0     5/24/2005     Fee Simple
    56B                  60        Units                                         96.7     5/24/2005     Fee Simple
    56C                  55        Units                                         94.5     5/24/2005     Fee Simple
    57               66,001        Sq Feet               124                     80.2      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    58                   80        Rooms              98,597                     69.2     3/31/2005     Fee Simple
    59               48,563        Sq Feet               160                     90.9     6/20/2005     Fee Simple
    60              110,056        Sq Feet                69                     91.4     8/11/2005     Fee Simple
    61               29,000        Sq Feet               261                    100.0      6/9/2005     Fee Simple
    62               65,392        Sq Feet               115                     97.1     7/11/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    63                  312        Units              23,934                     91.0     9/15/2005     Fee Simple
    64              146,296        Sq Feet                45                     95.5     8/23/2005     Fee Simple
    65                   83        Units              78,072                     97.6      7/8/2005     Fee Simple
    66                  216        Units              29,935                     92.6     8/31/2005     Fee Simple
    67              119,082        Sq Feet                54                     87.8      7/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    68              125,357        Sq Feet                51                    100.0    10/20/2005     Fee Simple
    69               47,085        Sq Feet               136                    100.0     7/28/2005     Fee Simple
    70                  158        Rooms              40,196                     64.1     4/30/2005     Fee Simple
    71                   80        Rooms              79,188                     78.6     7/31/2005     Fee Simple
    72                  172        Rooms              36,529                     61.5     4/30/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    72A                  89        Rooms                                         54.6     4/30/2005     Fee Simple
    72B                  83        Rooms                                         70.2     4/30/2005     Fee Simple
    73               51,882        Sq Feet               116                    100.0      8/1/2005     Fee Simple
    74                  235        Pads               25,464                     93.2      7/1/2005     Fee Simple
    75                  234        Units              24,928                     94.0     8/30/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    76               88,965        Sq Feet                64                     90.2     7/18/2005     Fee Simple
    77                  174        Pads               31,638                     92.0      9/1/2005     Fee Simple
    78                  148        Units              37,162                     94.6     6/24/2005     Fee Simple
    79                  126        Pads               43,444                     95.2      9/1/2005     Fee Simple
    80              247,900        Sq Feet                22                    100.0    10/19/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    81                  174        Units              30,172                     98.9     8/15/2005     Fee Simple
    82              111,431        Sq Feet                47                     93.9     9/20/2005     Fee Simple
    83               57,195        Sq Feet                91                     91.6     7/27/2005     Fee Simple
    84              108,402        Sq Feet                47                     77.1      7/1/2005     Fee Simple
    85               45,302        Sq Feet               110                    100.0     9/28/2005     Leasehold
------------------------------------------------------------------------------------------------------------------------------
    86              197,969        Sq Feet                25                     79.4     7/13/2005     Fee Simple
    87               91,668        Sq Feet                51                     95.0     7/27/2005     Fee Simple
    88               13,187        Sq Feet               349                    100.0      8/1/2005     Fee Simple
    89               19,869        Sq Feet               226                    100.0      8/1/2005     Fee Simple
    90               14,820        Sq Feet               298                    100.0    10/31/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    91              100,484        Sq Feet                44                     91.8     9/16/2005     Fee Simple
    92               23,716        Sq Feet               181                     95.9     5/17/2005     Fee Simple
    93               40,747        Sq Feet               106                    100.0      7/1/2005     Fee Simple
    94                  178        Units              23,829                     92.1     9/15/2005     Fee Simple
    95               61,137        Sq Feet                66                     87.3     8/23/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    96               21,450        Sq Feet               186                    100.0     9/20/2005     Fee Simple
    97               30,000        Sq Feet               133                     84.5     8/22/2005     Fee Simple
    98               29,890        Sq Feet               134                    100.0      7/1/2005     Fee Simple
    99               36,368        Sq Feet               109                     71.4     4/30/2005     Fee Simple
    100              32,062        Sq Feet               121                    100.0      8/3/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    101              10,908        Sq Feet               352                    100.0      7/1/2005     Fee Simple
    102              34,949        Sq Feet               108                    100.0     9/28/2005     Fee Simple
    103              14,820        Sq Feet               255                    100.0     9/29/2005     Fee Simple
    104              19,350        Sq Feet               190                    100.0      6/3/2005     Fee Simple
    105              36,566        Sq Feet               100                    100.0      8/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    106              56,876        Sq Feet                64                    100.0     6/27/2005     Fee Simple
    107               1,014        Units               3,547                     92.4     5/23/2005     Fee Simple
   107A                 564        Units                                         95.9     5/23/2005     Fee Simple
   107B                 450        Units                                         88.4     5/23/2005     Fee Simple
    108                  65        Units              55,000                     98.5      9/2/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    109              24,277        Sq Feet               146                    100.0      8/1/2005     Fee Simple/Leasehold
    110          166/45,418        Pads/Sq Feet        8,894                     72.5     Various       Fee Simple
   110A                 166        Pads                                          61.5     6/30/2005     Fee Simple
   110B              45,418        Sq Feet                                       92.8     9/15/2005     Fee Simple
    111              68,979        Sq Feet                49                     97.1      5/1/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    112                 140        Pads               23,929                     95.7      7/1/2005     Fee Simple
    113                 156        Units              21,450                     87.2      5/5/2005     Fee Simple
    114                 110        Pads               30,000                     96.4     6/22/2005     Fee Simple
    115             106,624        Sq Feet                30                     77.2     9/15/2005     Fee Simple
    116              19,882        Sq Feet               145                    100.0      8/9/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    117              62,820        Sq Feet                45                     91.3     5/31/2005     Fee Simple
    118              11,782        Sq Feet               231                    100.0     6/25/2005     Fee Simple
    119                 104        Units              26,041                     98.1     9/15/2005     Fee Simple
    120              55,770        Sq Feet                48                     93.7     9/15/2005     Fee Simple
    121              85,690        Sq Feet                31                    100.0     8/23/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    122              16,737        Sq Feet               145                     92.8      6/1/2005     Fee Simple
    123              65,439        Sq Feet                37                     92.5     7/18/2005     Fee Simple
    124                  93        Pads               25,433                     97.8     8/22/2005     Fee Simple
    125              54,500        Sq Feet                41                     91.3     9/15/2005     Fee Simple
    126              63,550        Sq Feet                34                     74.0     9/15/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    127                 109        Units              19,885                     90.8     8/16/2005     Fee Simple
    128               9,270        Sq Feet               226                     90.0     7/11/2005     Fee Simple
    129               8,625        Sq Feet               232                    100.0      6/1/2005     Fee Simple
    130              11,200        Sq Feet               164                    100.0      6/1/2005     Fee Simple
    131              11,250        Sq Feet               149                     80.7     6/21/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    132                 124        Pads               13,452                     91.1      5/4/2005     Fee Simple
    133                  72        Units              21,573                     98.6     9/15/2005     Fee Simple
    134               9,204        Sq Feet               143                    100.0     6/22/2005     Fee Simple
   134A               6,804        Sq Feet                                      100.0     6/22/2005     Fee Simple
   134B               2,400        Sq Feet                                      100.0     6/22/2005     Fee Simple
------------------------------------------------------------------------------------------------------------------------------
    135                  32        Units              40,580                     96.9     7/20/2005     Fee Simple

                                             LARGEST                                       LARGEST              LARGEST
  CONTROL                                    TENANT                                      TENANT AREA         TENANT LEASE
    NO.                                       NAME                                    LEASED (SQ. FT.)         EXP. DATE
----------------------------------------------------------------------------------------------------------------------------

     1      The Dreyfus Corp.                                                                   351,585           3/31/2019
     2      KPMG LLP                                                                            153,885           5/31/2010
     3      N/A                                                                                     N/A                 N/A
    3A1     N/A                                                                                     N/A                 N/A
    3A2     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    3A3     N/A                                                                                     N/A                 N/A
    3A4     N/A                                                                                     N/A                 N/A
    3A5     N/A                                                                                     N/A                 N/A
    3A6     N/A                                                                                     N/A                 N/A
    3A7     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    3A8     N/A                                                                                     N/A                 N/A
    3A9     N/A                                                                                     N/A                 N/A
   3A10     N/A                                                                                     N/A                 N/A
   3A11     N/A                                                                                     N/A                 N/A
   3A12     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A13     N/A                                                                                     N/A                 N/A
   3A14     N/A                                                                                     N/A                 N/A
   3A15     N/A                                                                                     N/A                 N/A
   3A16     N/A                                                                                     N/A                 N/A
   3A17     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A18     N/A                                                                                     N/A                 N/A
   3A19     N/A                                                                                     N/A                 N/A
   3A20     N/A                                                                                     N/A                 N/A
   3A21     N/A                                                                                     N/A                 N/A
   3A22     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A23     N/A                                                                                     N/A                 N/A
   3A24     N/A                                                                                     N/A                 N/A
   3A25     N/A                                                                                     N/A                 N/A
   3A26     N/A                                                                                     N/A                 N/A
   3A27     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A28     N/A                                                                                     N/A                 N/A
   3A29     N/A                                                                                     N/A                 N/A
   3A30     N/A                                                                                     N/A                 N/A
   3A31     N/A                                                                                     N/A                 N/A
   3A32     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A33     N/A                                                                                     N/A                 N/A
   3A34     N/A                                                                                     N/A                 N/A
   3A35     N/A                                                                                     N/A                 N/A
   3A36     N/A                                                                                     N/A                 N/A
   3A37     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A38     N/A                                                                                     N/A                 N/A
   3A39     N/A                                                                                     N/A                 N/A
   3A40     N/A                                                                                     N/A                 N/A
   3A41     N/A                                                                                     N/A                 N/A
   3A42     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A43     N/A                                                                                     N/A                 N/A
   3A44     N/A                                                                                     N/A                 N/A
   3A45     N/A                                                                                     N/A                 N/A
   3A46     N/A                                                                                     N/A                 N/A
   3A47     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A48     N/A                                                                                     N/A                 N/A
   3A49     N/A                                                                                     N/A                 N/A
   3A50     N/A                                                                                     N/A                 N/A
   3A51     N/A                                                                                     N/A                 N/A
   3A52     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A53     N/A                                                                                     N/A                 N/A
   3A54     N/A                                                                                     N/A                 N/A
   3A55     N/A                                                                                     N/A                 N/A
   3A56     N/A                                                                                     N/A                 N/A
   3A57     N/A                                                                                     N/A                 N/A
   3A58     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A59     N/A                                                                                     N/A                 N/A
   3A60     N/A                                                                                     N/A                 N/A
   3A61     N/A                                                                                     N/A                 N/A
   3A62     N/A                                                                                     N/A                 N/A
   3A63     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
   3A64     N/A                                                                                     N/A                 N/A
     4      N/A                                                                                     N/A                 N/A
    4A      Synapse Group Inc.                                                                   74,945           9/30/2016
    4B      Ampacet Corporation                                                                  41,908           3/31/2010
    4C      Twin Laboratories Inc.                                                               25,446           8/31/2009
----------------------------------------------------------------------------------------------------------------------------
    4D      Radianz U.S. No. 2 Inc.                                                             130,009           5/14/2011
    4E      North Shore Regional Health                                                          15,917           3/31/2010
    4F      Lincoln Educational SRV                                                              41,657           7/31/2015
    4G      Herbert L. Jamison & Co.                                                             31,391           5/31/2014
    4H      Amscan Inc.                                                                          60,739          12/31/2014
----------------------------------------------------------------------------------------------------------------------------
    4I      Amscan Inc.                                                                          59,285          12/31/2014
     5      Marsh & McLennan Companies, Inc.                                                    902,232          10/11/2035
     6      Juniper Networks, Inc.                                                              424,825           5/31/2014
     7      GSA - US Consumer Product Safety Commission                                         113,839           8/25/2013
     8      Marshall Field & Company                                                            147,632           1/31/2009
----------------------------------------------------------------------------------------------------------------------------
     9      McDonnell Boehnen Hulbert & Berghoff                                                 60,782          10/31/2014
    10      United States of America, by the Securities and Exchange Commission                 704,415           4/25/2019
    11      The Technical Resource Connection, Inc.                                              57,000           2/28/2006
    12      R.C. Cobb, Inc.                                                                      76,118           5/31/2017
    13      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    14      N/A                                                                                     N/A                 N/A
    14A     Arrow Electronics Inc.                                                              163,762          12/31/2013
    14B     American Home Mortgage                                                               57,063           1/31/2009
    14C     Vacation Station LLC                                                                 13,243           7/31/2010
    15      County of Los Angeles                                                                44,298          12/31/2015
----------------------------------------------------------------------------------------------------------------------------
    16      N/A                                                                                     N/A                 N/A
    17      Sherman Financial Group                                                              76,923          11/30/2013
    18      N/A                                                                                     N/A                 N/A
    19      City and County of San Francisco                                                    139,956           1/31/2008
    20      Home Depot U.S.A., Inc.                                                             187,145           1/31/2020
----------------------------------------------------------------------------------------------------------------------------
    21      TJX Companies                                                                        25,104           8/31/2015
    22      Circuit City                                                                         33,125           1/31/2019
    23      The Penn Traffic Company                                                             51,704           4/30/2018
    24      Jacob's Well                                                                         18,100           5/31/2010
    25      National Transporation Safety Board                                                  79,945           7/31/2023
----------------------------------------------------------------------------------------------------------------------------
    26      Ream's Grocery                                                                       61,100          10/14/2020
    27      Harris Teeter                                                                        34,947           4/30/2015
    28      Chuck E. Cheese                                                                      11,080          10/31/2010
    29      Safeway                                                                              57,860           5/31/2029
    30      BJ's Wholesale Club                                                                 119,598            8/5/2025
----------------------------------------------------------------------------------------------------------------------------
    31      N/A                                                                                     N/A                 N/A
    32      N/A                                                                                     N/A                 N/A
    33      N/A                                                                                     N/A                 N/A
    34      N/A                                                                                     N/A                 N/A
    35      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    36      N/A                                                                                     N/A                 N/A
    37      The Container Store, Inc.                                                            28,001           2/28/2021
    38      Spoto's Oakwood Grill                                                                 4,659          11/30/2014
    39      N/A                                                                                     N/A                 N/A
    40      Health Alliance Plan                                                                122,716           7/31/2017
----------------------------------------------------------------------------------------------------------------------------
    41      Fitness Evolution, L.P.                                                              12,534          12/31/2011
    42      Claremont Children's School LLC                                                      18,000           9/30/2020
    43      Publix Super Market                                                                  44,271           3/31/2024
    44      Giant Eagle                                                                          86,858           6/30/2025
    45      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    46      Pump It Up of Poway, Inc.                                                            11,226          10/31/2008
    47      N/A                                                                                     N/A                 N/A
    48      Publix                                                                               44,271          11/30/2023
    49      N/A                                                                                     N/A                 N/A
    50      Safeway Inc.                                                                         55,580           3/19/2014
----------------------------------------------------------------------------------------------------------------------------
    51      N/A                                                                                     N/A                 N/A
    52      N/A                                                                                     N/A                 N/A
    53      GRM Information Management Services of San Francisco, LLC                           208,180            9/2/2020
    54      N/A                                                                                     N/A                 N/A
    55      Enterprise Recovery Systems, Inc.                                                    10,422           1/31/2006
----------------------------------------------------------------------------------------------------------------------------
    56      N/A                                                                                     N/A                 N/A
    56A     N/A                                                                                     N/A                 N/A
    56B     N/A                                                                                     N/A                 N/A
    56C     N/A                                                                                     N/A                 N/A
    57      D.P. Associates                                                                      11,000          12/31/2007
----------------------------------------------------------------------------------------------------------------------------
    58      N/A                                                                                     N/A                 N/A
    59      McDonald's Corporation                                                                4,719           3/31/2021
    60      Kroger                                                                               63,986          11/29/2012
    61      Wilshire Home Entertainment                                                           7,500           6/15/2010
    62      Molina Healthcare Inc. of Delaware                                                    5,191          10/31/2009
----------------------------------------------------------------------------------------------------------------------------
    63      N/A                                                                                     N/A                 N/A
    64      Walmart                                                                              48,542           7/11/2010
    65      N/A                                                                                     N/A                 N/A
    66      N/A                                                                                     N/A                 N/A
    67      Pacific Dental                                                                       21,850           4/30/2010
----------------------------------------------------------------------------------------------------------------------------
    68      Lowe's Home Centers, Inc.                                                           125,357          12/31/2014
    69      Bare Feet Shoes                                                                       9,788           7/31/2014
    70      N/A                                                                                     N/A                 N/A
    71      N/A                                                                                     N/A                 N/A
    72      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    72A     N/A                                                                                     N/A                 N/A
    72B     N/A                                                                                     N/A                 N/A
    73      Tuesday Morning, Inc.                                                                 7,425           1/15/2010
    74      N/A                                                                                     N/A                 N/A
    75      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    76      Bicycle Village                                                                      24,652           3/31/2013
    77      N/A                                                                                     N/A                 N/A
    78      N/A                                                                                     N/A                 N/A
    79      N/A                                                                                     N/A                 N/A
    80      GRM Information Management Services of Philadelphia, LLC                            247,900          10/18/2020
----------------------------------------------------------------------------------------------------------------------------
    81      N/A                                                                                     N/A                 N/A
    82      Supremo Supermarket                                                                  60,915           3/31/2024
    83      N/A                                                                                     N/A                 N/A
    84      Surety Administrators                                                                11,866          10/12/2006
    85      St Clare's Hospital of Schenectady, N.Y.                                             26,975           3/31/2021
----------------------------------------------------------------------------------------------------------------------------
    86      N/A                                                                                     N/A                 N/A
    87      Ross Dress for Less, Inc.                                                            44,000           8/31/2009
    88      CVS EGL Margate Pompano FL, LLC                                                      12,739          10/23/2024
    89      Bear Rock Cafe (Ealge Rock Partners, LLC)                                             4,500           8/31/2011
    90      Walgreen Co.                                                                         14,820           1/31/2080
----------------------------------------------------------------------------------------------------------------------------
    91      Safeway                                                                              40,453           2/28/2007
    92      Rapid Pedal Movement, Inc.                                                            3,425           1/31/2006
    93      Furniture Today, Inc.                                                                 5,560          10/31/2009
    94      N/A                                                                                     N/A                 N/A
    95      N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    96      Bassett Furniture                                                                    12,000           8/31/2015
    97      Lost Mountain Martial Arts, Inc.                                                      3,150           2/28/2009
    98      Gugliemo's                                                                            3,600            3/1/2009
    99      N/A                                                                                     N/A                 N/A
    100     Nutrition Depot                                                                      10,617           9/30/2014
----------------------------------------------------------------------------------------------------------------------------
    101     Eckerd Corporation                                                                   10,908          11/20/2022
    102     Staples                                                                              20,597          11/30/2017
    103     Walgreen Co.                                                                         14,820           8/31/2080
    104     Bio-Medical Applications of New Jersey d/b/a FMC Dialysis Services of Jersey City    19,350           8/31/2014
    105     House Call Medical Resources                                                          8,000           5/31/2008
----------------------------------------------------------------------------------------------------------------------------
    106     Stock Building Supply                                                                56,876            6/1/2020
    107     N/A                                                                                     N/A                 N/A
   107A     N/A                                                                                     N/A                 N/A
   107B     N/A                                                                                     N/A                 N/A
    108     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    109     US Trustee                                                                            6,934           9/22/2012
    110     N/A                                                                                     N/A                 N/A
   110A     N/A                                                                                     N/A                 N/A
   110B     N/A                                                                                     N/A                 N/A
    111     Morgan Theatres                                                                      16,520           5/31/2008
----------------------------------------------------------------------------------------------------------------------------
    112     N/A                                                                                     N/A                 N/A
    113     N/A                                                                                     N/A                 N/A
    114     N/A                                                                                     N/A                 N/A
    115     N/A                                                                                     N/A                 N/A
    116     Montalbano, Condon & Frank, PC                                                       11,205            3/9/2015
----------------------------------------------------------------------------------------------------------------------------
    117     N/A                                                                                     N/A                 N/A
    118     Amscot                                                                                4,042           1/31/2015
    119     N/A                                                                                     N/A                 N/A
    120     N/A                                                                                     N/A                 N/A
    121     Food Lion                                                                            38,000            9/1/2018
----------------------------------------------------------------------------------------------------------------------------
    122     Caroline's Apparel                                                                    4,450           9/30/2010
    123     Brookshire Grocery Company                                                           34,019          11/30/2009
    124     N/A                                                                                     N/A                 N/A
    125     N/A                                                                                     N/A                 N/A
    126     N/A                                                                                     N/A                 N/A
----------------------------------------------------------------------------------------------------------------------------
    127     N/A                                                                                     N/A                 N/A
    128     Bear Rock Cafe                                                                        3,500           5/31/2012
    129     E Floors Carpet & Wood                                                                3,400          11/30/2009
    130     Green Pepper                                                                          2,500           1/31/2011
    131     Center for Family Medicine                                                            3,525           2/28/2012
----------------------------------------------------------------------------------------------------------------------------
    132     N/A                                                                                     N/A                 N/A
    133     N/A                                                                                     N/A                 N/A
    134     N/A                                                                                     N/A                 N/A
   134A     PN Cleaners                                                                           2,800           7/31/2007
   134B     New York Pizza & Deli                                                                 2,400           4/30/2007
----------------------------------------------------------------------------------------------------------------------------
    135     N/A                                                                                     N/A                 N/A

                                          2ND LARGEST                                   2ND LARGEST             2ND LARGEST
  CONTROL                                    TENANT                                     TENANT AREA            TENANT LEASE
    NO.                                       NAME                                   LEASED (SQ. FT.)            EXP. DATE
------------------------------------------------------------------------------------------------------------------------------

     1      Winston & Strawn LLP                                                               335,094             11/23/2011
     2      National Union Fire Insurance Company of Pittsburgh, PA                             87,815              3/31/2009
     3      N/A                                                                                    N/A                    N/A
    3A1     N/A                                                                                    N/A                    N/A
    3A2     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    3A3     N/A                                                                                    N/A                    N/A
    3A4     N/A                                                                                    N/A                    N/A
    3A5     N/A                                                                                    N/A                    N/A
    3A6     N/A                                                                                    N/A                    N/A
    3A7     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    3A8     N/A                                                                                    N/A                    N/A
    3A9     N/A                                                                                    N/A                    N/A
   3A10     N/A                                                                                    N/A                    N/A
   3A11     N/A                                                                                    N/A                    N/A
   3A12     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A13     N/A                                                                                    N/A                    N/A
   3A14     N/A                                                                                    N/A                    N/A
   3A15     N/A                                                                                    N/A                    N/A
   3A16     N/A                                                                                    N/A                    N/A
   3A17     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A18     N/A                                                                                    N/A                    N/A
   3A19     N/A                                                                                    N/A                    N/A
   3A20     N/A                                                                                    N/A                    N/A
   3A21     N/A                                                                                    N/A                    N/A
   3A22     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A23     N/A                                                                                    N/A                    N/A
   3A24     N/A                                                                                    N/A                    N/A
   3A25     N/A                                                                                    N/A                    N/A
   3A26     N/A                                                                                    N/A                    N/A
   3A27     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A28     N/A                                                                                    N/A                    N/A
   3A29     N/A                                                                                    N/A                    N/A
   3A30     N/A                                                                                    N/A                    N/A
   3A31     N/A                                                                                    N/A                    N/A
   3A32     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A33     N/A                                                                                    N/A                    N/A
   3A34     N/A                                                                                    N/A                    N/A
   3A35     N/A                                                                                    N/A                    N/A
   3A36     N/A                                                                                    N/A                    N/A
   3A37     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A38     N/A                                                                                    N/A                    N/A
   3A39     N/A                                                                                    N/A                    N/A
   3A40     N/A                                                                                    N/A                    N/A
   3A41     N/A                                                                                    N/A                    N/A
   3A42     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A43     N/A                                                                                    N/A                    N/A
   3A44     N/A                                                                                    N/A                    N/A
   3A45     N/A                                                                                    N/A                    N/A
   3A46     N/A                                                                                    N/A                    N/A
   3A47     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A48     N/A                                                                                    N/A                    N/A
   3A49     N/A                                                                                    N/A                    N/A
   3A50     N/A                                                                                    N/A                    N/A
   3A51     N/A                                                                                    N/A                    N/A
   3A52     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A53     N/A                                                                                    N/A                    N/A
   3A54     N/A                                                                                    N/A                    N/A
   3A55     N/A                                                                                    N/A                    N/A
   3A56     N/A                                                                                    N/A                    N/A
   3A57     N/A                                                                                    N/A                    N/A
   3A58     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A59     N/A                                                                                    N/A                    N/A
   3A60     N/A                                                                                    N/A                    N/A
   3A61     N/A                                                                                    N/A                    N/A
   3A62     N/A                                                                                    N/A                    N/A
   3A63     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
   3A64     N/A                                                                                    N/A                    N/A
     4      N/A                                                                                    N/A                    N/A
    4A      Clairol Corp.                                                                       42,152              4/30/2007
    4B      Quaker Sales and Distribution                                                       24,514              3/31/2009
    4C      Northstar Financial                                                                 18,391              2/28/2006
------------------------------------------------------------------------------------------------------------------------------
    4D      N/A                                                                                    N/A                    N/A
    4E      Aramis Inc.                                                                          6,439             10/31/2012
    4F      Verizon Directory Services                                                          35,855              6/30/2008
    4G      Patient Care Inc.                                                                   14,503              8/31/2012
    4H      Liberty Mutual Insurance                                                            18,476             12/31/2007
------------------------------------------------------------------------------------------------------------------------------
    4I      Cooper Electric Supply                                                               8,169              3/31/2008
     5      N/A                                                                                    N/A                    N/A
     6      N/A                                                                                    N/A                    N/A
     7      GSA - Health and Human Services                                                    100,872              8/26/2008
     8      H.C. Prange Co. (Bergner's)                                                        128,330              1/31/2007
------------------------------------------------------------------------------------------------------------------------------
     9      Wayne Hummer Investments, L.L.C.                                                    48,102             10/31/2007
    10      Louis Dreyfus Properties LLC                                                         3,068              3/31/2010
    11      The Stailey Company                                                                 51,800              6/30/2007
    12      Sarasota County Hospital Public Board                                               60,000              4/30/2011
    13      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    14      N/A                                                                                    N/A                    N/A
    14A     Onsite Access LLC                                                                        1             12/31/2005
    14B     Environmental Resource                                                              12,798             10/31/2008
    14C     Eckerd Corp                                                                         12,641              2/28/2012
    15      Wilshire State Bank                                                                 40,536              3/31/2015
------------------------------------------------------------------------------------------------------------------------------
    16      N/A                                                                                    N/A                    N/A
    17      Wachovia Bank                                                                       51,987              2/28/2015
    18      N/A                                                                                    N/A                    N/A
    19      Kwok Pang                                                                              425             12/31/2009
    20      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    21      Walgreens                                                                           14,380              9/30/2030
    22      Golf Galaxy                                                                         16,106              4/30/2013
    23      A.J. Wright                                                                         25,178             11/30/2012
    24      Ace Hardware                                                                        16,380              6/30/2014
    25      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    26      Cinemark                                                                            24,203              6/30/2011
    27      CVS                                                                                  8,450              4/30/2010
    28      MDC Enterprises LP                                                                   7,120              9/30/2010
    29      Blockbuster                                                                          4,799              4/30/2009
    30      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    31      N/A                                                                                    N/A                    N/A
    32      N/A                                                                                    N/A                    N/A
    33      N/A                                                                                    N/A                    N/A
    34      N/A                                                                                    N/A                    N/A
    35      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    36      N/A                                                                                    N/A                    N/A
    37      TD Waterhouse Investor Services, Inc.                                                2,319              4/30/2012
    38      Studio E Gallery                                                                     2,815              2/28/2015
    39      N/A                                                                                    N/A                    N/A
    40      Lutheran Social Services                                                            33,860             12/31/2007
------------------------------------------------------------------------------------------------------------------------------
    41      The Vitamin Shoppe                                                                   4,940              4/30/2013
    42      CVS Amsterdam Avenue, LLC                                                           12,000              9/30/2013
    43      Inside-Out                                                                           5,950              7/31/2010
    44      N/A                                                                                    N/A                    N/A
    45      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    46      Teradyne, Inc.                                                                      11,073              3/31/2008
    47      N/A                                                                                    N/A                    N/A
    48      Bealls Outlet                                                                       11,148              4/30/2010
    49      N/A                                                                                    N/A                    N/A
    50      Rite-Aid                                                                            22,936              5/30/2009
------------------------------------------------------------------------------------------------------------------------------
    51      N/A                                                                                    N/A                    N/A
    52      N/A                                                                                    N/A                    N/A
    53      N/A                                                                                    N/A                    N/A
    54      N/A                                                                                    N/A                    N/A
    55      E.K. Williams and Co.-Houston Southwest                                              3,173             12/31/2005
------------------------------------------------------------------------------------------------------------------------------
    56      N/A                                                                                    N/A                    N/A
    56A     N/A                                                                                    N/A                    N/A
    56B     N/A                                                                                    N/A                    N/A
    56C     N/A                                                                                    N/A                    N/A
    57      The Lenders Group, LLC                                                              10,750               1/1/2009
------------------------------------------------------------------------------------------------------------------------------
    58      N/A                                                                                    N/A                    N/A
    59      Blockbuster Inc.                                                                     3,500             12/31/2009
    60      Fashion Express                                                                      5,480              4/30/2009
    61      Toppers Pizza                                                                        4,500              7/10/2017
    62      Fidelity Home Mortgage                                                               4,519              2/28/2007
------------------------------------------------------------------------------------------------------------------------------
    63      N/A                                                                                    N/A                    N/A
    64      Foodtown / Slones                                                                   35,750              6/30/2011
    65      N/A                                                                                    N/A                    N/A
    66      N/A                                                                                    N/A                    N/A
    67      USFDA                                                                               10,804              5/31/2006
------------------------------------------------------------------------------------------------------------------------------
    68      N/A                                                                                    N/A                    N/A
    69      Buddy's                                                                              7,390             12/31/2016
    70      N/A                                                                                    N/A                    N/A
    71      N/A                                                                                    N/A                    N/A
    72      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    72A     N/A                                                                                    N/A                    N/A
    72B     N/A                                                                                    N/A                    N/A
    73      Vitamin Shoppe Industries Inc.                                                       3,669              5/31/2010
    74      N/A                                                                                    N/A                    N/A
    75      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    76      Mr. Panda Restaurant                                                                11,320              9/30/2008
    77      N/A                                                                                    N/A                    N/A
    78      N/A                                                                                    N/A                    N/A
    79      N/A                                                                                    N/A                    N/A
    80      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    81      N/A                                                                                    N/A                    N/A
    82      Super Dollar City - Store                                                           33,612              8/31/2014
    83      N/A                                                                                    N/A                    N/A
    84      Sneaker Villa                                                                        7,161              7/31/2009
    85      Fox & Schingo Plastic Surgery, P.C.                                                  5,329              3/28/2006
------------------------------------------------------------------------------------------------------------------------------
    86      N/A                                                                                    N/A                    N/A
    87      Seminole Community College-District Board of Trustees                               16,932              6/30/2007
    88      BankAtlantic Commercial Mortgage Capital, LLC                                          448              3/10/2014
    89      Genghis Grill (Black Dog Grills, LLC)                                                3,348              9/30/2008
    90      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    91      Family Dollar                                                                       14,915             12/31/2007
    92      Cranial Therapies, Inc.                                                              2,850              4/30/2009
    93      Sherwin Williams Company, Inc                                                        5,016              3/31/2010
    94      N/A                                                                                    N/A                    N/A
    95      N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    96      Moe's Southwest Grill                                                                2,450              3/31/2015
    97      Daystar Dance Academy                                                                3,000             12/14/2006
    98      South Walton Physical Therapy                                                        3,000              11/1/2008
    99      N/A                                                                                    N/A                    N/A
    100     Pet Supermarket                                                                     10,000              3/31/2006
------------------------------------------------------------------------------------------------------------------------------
    101     N/A                                                                                    N/A                    N/A
    102     Hibbett Sporting Goods                                                               5,000              1/31/2009
    103     N/A                                                                                    N/A                    N/A
    104     N/A                                                                                    N/A                    N/A
    105     Blake Medical Center                                                                 5,500              3/31/2007
------------------------------------------------------------------------------------------------------------------------------
    106     N/A                                                                                    N/A                    N/A
    107     N/A                                                                                    N/A                    N/A
   107A     N/A                                                                                    N/A                    N/A
   107B     N/A                                                                                    N/A                    N/A
    108     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    109     Tiggy Winkles                                                                        4,038              8/31/2006
    110     N/A                                                                                    N/A                    N/A
   110A     N/A                                                                                    N/A                    N/A
   110B     N/A                                                                                    N/A                    N/A
    111     Grocery Outlet, Inc.                                                                13,750              2/28/2006
------------------------------------------------------------------------------------------------------------------------------
    112     N/A                                                                                    N/A                    N/A
    113     N/A                                                                                    N/A                    N/A
    114     N/A                                                                                    N/A                    N/A
    115     N/A                                                                                    N/A                    N/A
    116     Administrators for the Professions, Inc.                                             4,747             12/31/2009
------------------------------------------------------------------------------------------------------------------------------
    117     N/A                                                                                    N/A                    N/A
    118     EB Games                                                                             1,720              2/28/2010
    119     N/A                                                                                    N/A                    N/A
    120     N/A                                                                                    N/A                    N/A
    121     Farmer's Home Furniture                                                             25,000              2/28/2009
------------------------------------------------------------------------------------------------------------------------------
    122     Family Bookstores                                                                    4,007              4/30/2008
    123     Family Dollar Stores, Inc.                                                           8,450             12/31/2006
    124     N/A                                                                                    N/A                    N/A
    125     N/A                                                                                    N/A                    N/A
    126     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    127     N/A                                                                                    N/A                    N/A
    128     Image Sun Tanning                                                                    2,350              5/31/2010
    129     Dry Clean Planet #8                                                                  2,625              2/28/2010
    130     Mohammed Al-Tayyeb                                                                   1,820              5/31/2010
    131     East Houston Regional Medical Center                                                 3,000              2/28/2012
------------------------------------------------------------------------------------------------------------------------------
    132     N/A                                                                                    N/A                    N/A
    133     N/A                                                                                    N/A                    N/A
    134     N/A                                                                                    N/A                    N/A
   134A     Joe's Pizza                                                                          2,160              7/31/2015
   134B     N/A                                                                                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------
    135     N/A                                                                                    N/A                    N/A

                                       3RD LARGEST                                3RD LARGEST            3RD LARGEST
  CONTROL                                TENANT                                   TENANT AREA            TENANT LEASE
    NO.                                   NAME                                 LEASED (SQ. FT.)           EXP. DATE
------------------------------------------------------------------------------------------------------------------------

     1      Barclays Bank PLC                                                             333,822             7/31/2017
     2      AON Risk Services, Inc.                                                        63,765             3/31/2008
     3      N/A                                                                               N/A                   N/A
    3A1     N/A                                                                               N/A                   N/A
    3A2     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    3A3     N/A                                                                               N/A                   N/A
    3A4     N/A                                                                               N/A                   N/A
    3A5     N/A                                                                               N/A                   N/A
    3A6     N/A                                                                               N/A                   N/A
    3A7     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    3A8     N/A                                                                               N/A                   N/A
    3A9     N/A                                                                               N/A                   N/A
   3A10     N/A                                                                               N/A                   N/A
   3A11     N/A                                                                               N/A                   N/A
   3A12     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A13     N/A                                                                               N/A                   N/A
   3A14     N/A                                                                               N/A                   N/A
   3A15     N/A                                                                               N/A                   N/A
   3A16     N/A                                                                               N/A                   N/A
   3A17     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A18     N/A                                                                               N/A                   N/A
   3A19     N/A                                                                               N/A                   N/A
   3A20     N/A                                                                               N/A                   N/A
   3A21     N/A                                                                               N/A                   N/A
   3A22     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A23     N/A                                                                               N/A                   N/A
   3A24     N/A                                                                               N/A                   N/A
   3A25     N/A                                                                               N/A                   N/A
   3A26     N/A                                                                               N/A                   N/A
   3A27     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A28     N/A                                                                               N/A                   N/A
   3A29     N/A                                                                               N/A                   N/A
   3A30     N/A                                                                               N/A                   N/A
   3A31     N/A                                                                               N/A                   N/A
   3A32     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A33     N/A                                                                               N/A                   N/A
   3A34     N/A                                                                               N/A                   N/A
   3A35     N/A                                                                               N/A                   N/A
   3A36     N/A                                                                               N/A                   N/A
   3A37     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A38     N/A                                                                               N/A                   N/A
   3A39     N/A                                                                               N/A                   N/A
   3A40     N/A                                                                               N/A                   N/A
   3A41     N/A                                                                               N/A                   N/A
   3A42     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A43     N/A                                                                               N/A                   N/A
   3A44     N/A                                                                               N/A                   N/A
   3A45     N/A                                                                               N/A                   N/A
   3A46     N/A                                                                               N/A                   N/A
   3A47     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A48     N/A                                                                               N/A                   N/A
   3A49     N/A                                                                               N/A                   N/A
   3A50     N/A                                                                               N/A                   N/A
   3A51     N/A                                                                               N/A                   N/A
   3A52     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A53     N/A                                                                               N/A                   N/A
   3A54     N/A                                                                               N/A                   N/A
   3A55     N/A                                                                               N/A                   N/A
   3A56     N/A                                                                               N/A                   N/A
   3A57     N/A                                                                               N/A                   N/A
   3A58     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A59     N/A                                                                               N/A                   N/A
   3A60     N/A                                                                               N/A                   N/A
   3A61     N/A                                                                               N/A                   N/A
   3A62     N/A                                                                               N/A                   N/A
   3A63     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
   3A64     N/A                                                                               N/A                   N/A
     4      N/A                                                                               N/A                   N/A
    4A      Philip Morris Mgmt Co.                                                         41,911             9/30/2010
    4B      Schmersal LLC                                                                  10,583             6/30/2011
    4C      New York State United                                                          14,066             9/30/2013
------------------------------------------------------------------------------------------------------------------------
    4D      N/A                                                                               N/A                   N/A
    4E      Access Information Technologies                                                 5,711            11/30/2009
    4F      Goldberg Mufson & Spa                                                           5,019            10/31/2007
    4G      Booker Rabinowitz TRE                                                          10,952             5/31/2010
    4H      Steinfink Napoleon                                                              4,678            11/30/2006
------------------------------------------------------------------------------------------------------------------------
    4I      N/A                                                                               N/A                   N/A
     5      N/A                                                                               N/A                   N/A
     6      N/A                                                                               N/A                   N/A
     7      Discovery Communications, Inc.                                                 33,306            12/31/2008
     8      Sears, Roebuck and Co.                                                        114,118             9/30/2008
------------------------------------------------------------------------------------------------------------------------
     9      Franczek & Sullivan P.C.                                                       30,252             8/31/2014
    10      N/A                                                                               N/A                   N/A
    11      Leader Tech, Inc.                                                              28,750            12/31/2007
    12      State of Florida Department of Revenue                                         26,090             4/30/2008
    13      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    14      N/A                                                                               N/A                   N/A
    14A     N/A                                                                               N/A                   N/A
    14B     Open Access Inc.                                                                   51            11/14/2012
    14C     Avaya Inc.                                                                     10,180             2/28/2008
    15      ICT College                                                                    22,109            12/31/2011
------------------------------------------------------------------------------------------------------------------------
    16      N/A                                                                               N/A                   N/A
    17      Arthur J. Gallagher & Co.                                                      10,081             8/30/2011
    18      N/A                                                                               N/A                   N/A
    19      Dao Tran                                                                          200             9/30/2007
    20      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    21      MIRY                                                                            6,000             2/15/2015
    22      Pier 1 Imports                                                                 13,000             2/28/2014
    23      Eckerd                                                                         14,499             9/30/2009
    24      Carpet Mill Outlet                                                              8,140             7/31/2007
    25      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    26      Dollar Tree Stores                                                              8,192             1/31/2008
    27      Sea Island Coastal Properties LLC                                               6,222            12/31/2006
    28      Comerica                                                                        6,991            10/31/2014
    29      Mattress Warehouse                                                              4,000             9/30/2014
    30      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    31      N/A                                                                               N/A                   N/A
    32      N/A                                                                               N/A                   N/A
    33      N/A                                                                               N/A                   N/A
    34      N/A                                                                               N/A                   N/A
    35      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    36      N/A                                                                               N/A                   N/A
    37      New Cingular Wireless PCS, LLC, d/b/a Cingular Wireless                         2,229             4/30/2012
    38      Colonial Bank                                                                   2,488            11/30/2014
    39      N/A                                                                               N/A                   N/A
    40      Meklir, Nolish, Freidman                                                       12,194             4/30/2006
------------------------------------------------------------------------------------------------------------------------
    41      Beauty Brands                                                                   4,933            11/30/2005
    42      West Side One Stop Senior Services, Inc.                                        5,600             8/31/2013
    43      Hollywood Entertainment                                                         5,000             1/31/2015
    44      N/A                                                                               N/A                   N/A
    45      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    46      PNDF Enterprises, Inc. DBA Projector Doctor                                     7,536             1/31/2006
    47      N/A                                                                               N/A                   N/A
    48      Jade Buffet                                                                     6,000             2/28/2014
    49      N/A                                                                               N/A                   N/A
    50      Big Cheese Pizza                                                                2,240            12/31/2009
------------------------------------------------------------------------------------------------------------------------
    51      N/A                                                                               N/A                   N/A
    52      N/A                                                                               N/A                   N/A
    53      N/A                                                                               N/A                   N/A
    54      N/A                                                                               N/A                   N/A
    55      M.R., Inc.                                                                      3,086             5/31/2008
------------------------------------------------------------------------------------------------------------------------
    56      N/A                                                                               N/A                   N/A
    56A     N/A                                                                               N/A                   N/A
    56B     N/A                                                                               N/A                   N/A
    56C     N/A                                                                               N/A                   N/A
    57      Debt Relief                                                                     6,450             5/31/2007
------------------------------------------------------------------------------------------------------------------------
    58      N/A                                                                               N/A                   N/A
    59      Fesler Orthodontics                                                             2,606             7/31/2014
    60      Blockbuster Video                                                               4,875             8/31/2006
    61      Thousand Oaks Urgent Care                                                       2,720             5/31/2012
    62      Rushford & Bonotto                                                              4,189             1/31/2009
------------------------------------------------------------------------------------------------------------------------
    63      N/A                                                                               N/A                   N/A
    64      Dollar Store                                                                    8,450            10/31/2008
    65      N/A                                                                               N/A                   N/A
    66      N/A                                                                               N/A                   N/A
    67      OAG                                                                            10,286             1/15/2010
------------------------------------------------------------------------------------------------------------------------
    68      N/A                                                                               N/A                   N/A
    69      Laurel Laser                                                                    7,310             9/30/2008
    70      N/A                                                                               N/A                   N/A
    71      N/A                                                                               N/A                   N/A
    72      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    72A     N/A                                                                               N/A                   N/A
    72B     N/A                                                                               N/A                   N/A
    73      Farmer's Emporium Inc.                                                          3,600            11/30/2010
    74      N/A                                                                               N/A                   N/A
    75      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    76      Sherwin-Williams                                                                4,756             2/28/2006
    77      N/A                                                                               N/A                   N/A
    78      N/A                                                                               N/A                   N/A
    79      N/A                                                                               N/A                   N/A
    80      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    81      N/A                                                                               N/A                   N/A
    82      Olympia Sports                                                                  7,174             3/31/2010
    83      N/A                                                                               N/A                   N/A
    84      Harrison Career Institute                                                       5,750            11/30/2006
    85      Certified Allergy Consultants, Professional Corporation                         4,251             2/15/2011
------------------------------------------------------------------------------------------------------------------------
    86      N/A                                                                               N/A                   N/A
    87      Donald F. Eslinger-Seminole County Sheriff's Office                             7,088             9/30/2007
    88      N/A                                                                               N/A                   N/A
    89      Hansen Bros. Golf & Hockey Inc.                                                 2,900             4/30/2010
    90      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    91      Beall's                                                                        11,920             9/30/2009
    92      Star Wok                                                                        1,838             8/31/2010
    93      3 Garnetts South, Inc. (dba 3 G's Deli)                                         4,532             7/31/2007
    94      N/A                                                                               N/A                   N/A
    95      N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    96      Planet Smoothie                                                                 1,575             9/30/2010
    97      Shane's Rib Shack                                                               2,400             7/31/2010
    98      Ball's Out Sports Bar                                                           2,700              6/1/2006
    99      N/A                                                                               N/A                   N/A
    100     Velocity Martial Arts                                                           4,000             4/30/2009
------------------------------------------------------------------------------------------------------------------------
    101     N/A                                                                               N/A                   N/A
    102     Beef O'Brady's                                                                  3,200             8/31/2008
    103     N/A                                                                               N/A                   N/A
    104     N/A                                                                               N/A                   N/A
    105     Anna Maria Oyster Bar                                                           4,580            11/30/2007
------------------------------------------------------------------------------------------------------------------------
    106     N/A                                                                               N/A                   N/A
    107     N/A                                                                               N/A                   N/A
   107A     N/A                                                                               N/A                   N/A
   107B     N/A                                                                               N/A                   N/A
    108     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    109     Citizens Business Bank                                                          3,675             5/31/2006
    110     N/A                                                                               N/A                   N/A
   110A     N/A                                                                               N/A                   N/A
   110B     N/A                                                                               N/A                   N/A
    111     Dollar Tree (Red Bluff)                                                        11,700             3/31/2009
------------------------------------------------------------------------------------------------------------------------
    112     N/A                                                                               N/A                   N/A
    113     N/A                                                                               N/A                   N/A
    114     N/A                                                                               N/A                   N/A
    115     N/A                                                                               N/A                   N/A
    116     The New York State Assembly                                                     1,700            12/31/2006
------------------------------------------------------------------------------------------------------------------------
    117     N/A                                                                               N/A                   N/A
    118     Quizno's                                                                        1,720             1/31/2015
    119     N/A                                                                               N/A                   N/A
    120     N/A                                                                               N/A                   N/A
    121     Sears Hardware                                                                  8,450             3/31/2011
------------------------------------------------------------------------------------------------------------------------
    122     Household Finance                                                               1,800            12/31/2007
    123     KMS School Uniforms                                                             5,600            12/31/2008
    124     N/A                                                                               N/A                   N/A
    125     N/A                                                                               N/A                   N/A
    126     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    127     N/A                                                                               N/A                   N/A
    128     It's a Grind Coffee House                                                       1,560             5/31/2015
    129     Sheri Leighton, DDS                                                             1,500            11/30/2014
    130     Subway Real Estate Corp                                                         1,750            12/20/2010
    131     Physiotherapy Associates                                                        2,550              5/6/2010
------------------------------------------------------------------------------------------------------------------------
    132     N/A                                                                               N/A                   N/A
    133     N/A                                                                               N/A                   N/A
    134     N/A                                                                               N/A                   N/A
   134A     Five Star Nails                                                                   944             5/31/2007
   134B     N/A                                                                               N/A                   N/A
------------------------------------------------------------------------------------------------------------------------
    135     N/A                                                                               N/A                   N/A

FOOTNOTES TO ANNEX A-1

   (1) 200 PARK AVENUE        U/W Net Operating Income and U/W Net Cash Flow
                              reflect in-place U/W Net Operating Income and U/W
                              Net Cash Flow. The U/W Net Operating Income and
                              U/W Net Cash Flow of the 200 Park Avenue Mortgaged
                              Property are projected to be $135,778,637 and
                              $129,864,120, respectively, based on assumed
                              mark-to-market rent adjustments and certain other
                              lease-up assumptions.

                              U/W NCF DSCR is based on the in-place U/W Net Cash
                              Flow. The U/W NCF DSCR is based on a loan amount
                              of $848,763,796, including the $285,131,898 200
                              Park Avenue Mortgage Loan, the $278,500,000 200
                              Park Avenue Note A1 Senior Non-Trust Loan
                              Component and the $285,131,898 200 Park Avenue
                              Note A2 Non-Trust Loan. Based on the projected U/W
                              Net Cash Flow, the U/W NCF DSCR is 2.75x. The U/W
                              NCF DSCR for the entire 200 Park Avenue Loan
                              Combination based on the in-place U/W Net Cash
                              Flow would be 1.55x. Based on projected U/W Net
                              Cash Flow, the U/W NCF DSCR for the entire 200
                              Park Avenue Loan Combination would be 2.59x.

                              Cut-Off Date LTV and Maturity Date LTV are based
                              on a loan amount of $848,763,796 including the
                              $285,131,898 200 Park Avenue Mortgage Loan, the
                              $278,500,000 200 Park Avenue Note A1 Senior
                              Non-Trust Loan Component and the $285,131,898 200
                              Park Avenue Note A2 Non-Trust Loan. The Cut-off
                              Date LTV and Maturity Date LTV, of the entire 200
                              Park Avenue Loan Combination would be 48.6%.

                              Tenant 2 - Winston & Strawn LLP's lease expiration
                              consists of 112,951 square feet and 93,599 square
                              feet expiring November 23 and 30, respectively, in
                              year 2011, 125,105 square feet expiring April 30,
                              2007, and 3,439 square feet on a month-to-month
                              basis.

                              The 200 Park Avenue Mortgage Loan is secured by a
                              first priority mortgage lien on both the
                              underlying fee simple interest and the leasehold
                              interest in the 200 Park Avenue Mortgaged
                              Property.

   (2) 99 HIGH STREET         U/W Net Operating Income and U/W Net Cash Flow
                              reflect in-place U/W Net Operating Income and U/W
                              Net Cash Flow. The U/W Net Operating Income and
                              the U/W Net Cash Flow of the 99 High Street
                              Mortgaged Property are projected to be $16,775,226
                              and $15,591,898, respectively based on assumed
                              lease-up of a portion of soon to be vacated space
                              and assumed mark-to-market rent adjustments
                              applied to below-market and, where applicable,
                              above-market tenant leases and certain other
                              lease-up assumptions.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              Based on the projected U/W Net Cash Flow for the
                              99 High Street Mortgaged Property of $15,591,898,
                              described above, the 99 High Street Mortgage Loan
                              has an U/W NCF DSCR of 1.50x.

                              Tenant 1: KPMG LLP's lease expiration consists of
                              10,355 square feet expiring February 28, 2006 and
                              143,530 square feet expiring May 31, 2010. KPMG
                              LLP also leases 13,998 square feet expiring
                              2/28/2006 which will not be renewed. This square
                              footage is excluded from KPMG's square feet and
                              the related rent is not reflected in the in-place
                              underwritten base rent.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

   (3) COURTYARD BY MARRIOTT  U/W NOI and U/W NCF reflects in-place U/W Net
       PORTFOLIO              Operating Income and in-place U/W Net Cash Flow.
                              The U/W Net Operating Income and U/W Net Cash Flow
                              of the Courtyard by Marriott Portfolio Mortgaged
                              Properties is projected to be $92,285,404 and
                              $78,636,673, respectively, based on assumed
                              increases in the weighted average occupancy, ADR
                              and RevPar of the Courtyard by Marriott Portfolio
                              Mortgaged Properties.

                              U/W NCF DSCR is calculated based on the in-place
                              U/W Net Cash Flow and takes into account the
                              Courtyard by Marriott Portfolio Mortgage Loan, the
                              Courtyard by Marriott Portfolio Note A1 Senior
                              Non-Trust Loan Component and the Courtyard by
                              Marriott Portfolio Note A2 Non-Trust Loan. Based
                              on the projected U/W Net Cash Flow, the U/W NCF
                              DSCR is 2.15x. The U/W NCF DSCR based on the
                              in-place U/W Net Cash Flow for the entire
                              Courtyard by Marriott Portfolio Loan Combination
                              would be 1.48x. Based on projected U/W Net Cash
                              Flow for the entire Courtyard by Marriott
                              Portfolio Loan Combination, the U/W NCF DSCR would
                              be 1.86x.

                              The Cut-off Date LTV Ratio and the Maturity LTV
                              Ratio are based on the Courtyard by Marriott
                              Portfolio Mortgage Loan, the Courtyard by Marriott
                              Portfolio Note A1 Senior Non-Trust Loan Component
                              and the Courtyard by Marriott Portfolio Note A2
                              Non-Trust Loan (excluding the Courtyard by
                              Marriott Portfolio Note A1 Junior Non-Trust Loan
                              Component and the Courtyard by Marriott Portfolio
                              Note B Non-Trust Loan). The Cut-off Date LTV Ratio
                              and the Maturity LTV Ratio based on the entire
                              Courtyard by Marriott Portfolio Loan Combination
                              would be 64.2% and 53.8%.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              The allocated loan amounts for the Courtyard by
                              Marriott Portfolio Mortgaged Properties,
                              identified as Courtyard by Marriott Poughkeepsie
                              and Courtyard by Marriott Fresno, have
                              amortization terms of 156 and 126 months,
                              respectively. The allocated loan amount for the
                              other Courtyard by Marriott Portfolio Mortgaged
                              Properties has an amortization term of 300 months.
                              The weighted average amortization term of the
                              portfolio by allocated balance is approximately
                              294 months.

                              The appraisal value reflects the market values
                              assuming fully funded reserves for the reinvention
                              project, as of December 2004--January 2005. This
                              market value assumes that any costs for a planned
                              2005 reinvention project have already been funded
                              and thus would not be funded by a new owner.

                              The Courtyard by Marriott Portfolio Mortgage Loan
                              is secured by an additional six hotel properties
                              with a total of 893 rooms, which are freely
                              releasable at any time without payment and have
                              not been assigned an allocated loan amount nor any
                              value in the underwriting of the Courtyard
                              Marriott Portfolio Mortgage Loan.

                              Weighted average for the trailing twelve months as
                              of August 12, 2005, based on the allocated loan
                              amount for each Courtyard by Marriott Portfolio
                              Mortgaged Property.

   (4) RECKSON PORTFOLIO I    Original balance and cut-off date balance reflects
                              the Reckson Portfolio I Mortgage Loan. The Reckson
                              Portfolio I Non-Trust Loan totals $73,218,300.

                              Maturity Date Balance reflects the balance at
                              maturity of the Reckson Portfolio I Mortgage Loan.
                              At maturity, the Reckson Portfolio I Loan
                              Combination is expected to have an outstanding
                              principal balance of $196,068,300.

                              Cut-Off Date LTV and Maturity Date LTV are based
                              on the Reckson Portfolio I Mortgage Loan only. The
                              Cut-Off Date LTV of the Reckson Portfolio I Loan
                              Combination is 72.5%.

                              The loan per square foot reflects the Reckson
                              Portfolio I Mortgage Loan only.

                              U/W NCF DSCR is based on the Reckson Portfolio I
                              Mortgage Loan only. The DSCR of the Reckson
                              Portfolio I Loan Combination is 1.52x.

                              The scheduled annual debt service is based on the
                              Reckson Portfolio I Mortgage Loan. The scheduled
                              annual debt service for the Reckson Portfolio I
                              Loan Combination is approximately $10,337,156.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              Clairol Corp. (Clairol), the largest tenant at 225
                              High Ridge Road subleases 74,945 square feet to
                              Synapse Group Inc. through September 30, 2016.
                              Clairol has exercised an option to terminate its
                              lease on 117,097 square feet of space on April 30,
                              2007, on which date the 74,945 square feet that is
                              currently subleased will be directly leased to
                              Synapse Group Inc. pursuant to an executed lease.

                              Ampacet Corporation has the right to terminate its
                              lease as of March 31, 2008 or March 31, 2009, in
                              each case upon 12 months prior written notice,
                              subject to the payment of a termination fee
                              pursuant to the lease.

                              Quaker Sales and Distribution has the right to
                              terminate its lease with respect to all space
                              (other than the storage space) as of March 31,
                              2007 upon 10 months prior written notice, subject
                              to the payment of a termination fee pursuant to
                              the lease.

                              Lincoln Educational SRV has the right to terminate
                              its lease on January 31, 2009 upon no less than 45
                              days nor more than 90 days prior notice, subject
                              to the payment of a termination fee pursuant to
                              the lease.

   (5) 1166 AVENUE OF THE     The entire 1166 Avenue of the Americas Loan
       AMERICAS               Combination amortizes on a 30-year schedule. The
                              1166 Avenue of the Americas Mortgage Loan, which
                              is senior in priority for all principal payments
                              prior to the occurrence of certain uncured events
                              of default, is expected to fully amortize by
                              November 11, 2018. Original term to maturity and
                              amortization reflect the expected repayment of the
                              1166 Avenue of the Americas Mortgage Loan by
                              November 11, 2018.

                              Maturity Date is for the entire 1166 Avenue of the
                              Americas Loan Combination.

                              The 1166 Avenue of the Americas Mortgaged Property
                              is comprised of multiple commercial condominium
                              units with an aggregate size of 902,232 square
                              feet and a corresponding 56.5866% share of the
                              common elements of the overall office property.

                              The U/W NCF reflects the U/W Net Cash Flow based
                              on the Sponsor Lease. The U/W NCF DSCR is
                              calculated taking into account the 1166 Avenue of
                              the Americas Mortgage Loan and the 1166 Avenue of
                              the Americas Senior Non-Trust Loan Components
                              (excluding the 1166 Avenue of the Americas Junior
                              Non-Trust Loan Components). The U/W NCF DSCR
                              taking into account the entire 1166 Avenue of the
                              Americas Loan Combination would be 1.36x.

                              The appraised value of the 1166 Avenue of the
                              Americas Mortgaged Property is based on the
                              Sponsor Lease.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              The Cut-off Date LTV Ratio is based on the 1166
                              Avenue of the Americas Mortgage Loan and the 1166
                              Avenue of the Americas Senior Non-Trust Loan
                              Components (excluding the 1166 Avenue of the
                              Americas Junior Non-Trust Loan Components). The
                              Cut-off Date LTV Ratio taking into account the
                              entire 1166 Avenue of the Americas Loan
                              Combination is 73.1%

                              The Maturity LTV Ratio is calculated assuming that
                              the 1166 Avenue of the Americas Mortgage Loan
                              fully amortizes by November 11, 2018.

                              The Sponsor, Marsh & McLennan Companies, Inc.,
                              master leases 100% of the 1166 Avenue of the
                              Americas Mortgaged Property that is comprised of
                              multiple condominium units aggregating 902,232
                              square feet which are leased to the five Primary
                              Tenants. The three largest Primary Tenants other
                              than the Sponsor are Marsh USA Inc., Mercer Human
                              Resources Consulting, Inc., and Mercer Management
                              Consulting, Inc., which are all operating
                              subsidiaries of the sponsor. The five separate
                              thirty-year triple net leases expire on October
                              11, 2035.

   (6) MATHILDA RESEARCH      Size represents the aggregate square footage of
       CENTRE                 the three buildings that make up the Mathilda
                              Research Centre Mortgaged Property. The Mathilda
                              Research Centre Mortgaged Property consists of
                              three, four-story Class A office buildings; 1194
                              N. Mathilda Avenue with 144,315 square feet built
                              in 2000, 1184 N. Mathilda Avenue with 122,435
                              square feet built in 2001 and 1220 N. Mathilda
                              Avenue with 158,075 square feet built in 2002. The
                              Mathilda Research Centre Mortgaged Property also
                              includes 1,484 surface parking spaces.

                              The U/W NCF DSCR is based on the Mathilda Research
                              Centre Mortgage Loan and does not take into
                              account the Mathilda Research Centre Non-Trust
                              Loan. The U/W NCF DSCR of the entire Mathilda
                              Research Centre Loan Combination is 1.14x.

                              The Cut-off Date LTV Ratio and the Maturity LTV
                              Ratio are based on the Mathilda Research Centre
                              Mortgage Loan and do not take into account the
                              Mathilda Research Centre Non-Trust Loan. The
                              Cut-off Date LTV Ratio and the Maturity LTV Ratio
                              based on the entire Mathilda Research Centre Loan
                              Combination are 79.9% and 64.4% respectively.

                              Juniper Networks, Inc. fully leases each of the
                              three buildings comprising the Mathilda Research
                              Centre Mortgaged Property. Juniper Networks,
                              Inc.'s leases expire 6/30/2012, 2/14/2013 and
                              5/31/2014 and each lease provides for two, 5-year
                              renewal options at fair market rent upon 9-12
                              months prior notice.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

   (7) BETHESDA TOWERS        Occupancy Percentage, U/W Net Cash Flow and U/W
                              NCF DSCR were calculated including rent from GSA
                              -- Health & Human Services, which leases 100,872
                              square feet, most of which is currently dark
                              (92,130 square feet). Additionally, GSA -- Health
                              & Human Services may terminate its lease after
                              August 27, 2006 with 120 days prior notice. GSA --
                              Health & Human Services continues to make rental
                              payments under its lease. Excluding the GSA --
                              Health & Human Services space, the property is
                              52.3% occupied.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

   (8) CHERRYVALE MALL        Occupancy Percentage reflects the overall
                              occupancy of the mall. In-line occupancy is 90.8%

                              Original balance and Cut-off Date balance reflect
                              the Cherryvale Mall Pooled Portion. The Cherryvale
                              Mall Non-Pooled Portion totals $10,000,000.

                              Maturity Date Balance reflects the balance at
                              maturity of the Cherryvale Mall Pooled Portion. At
                              maturity, the Cherryvale Mall Mortgage Loan
                              (including the Cherryvale Mall Non-Pooled Portion)
                              is expected to have an outstanding principal
                              balance of $76,461,540.

                              Cut-Off Date LTV and Maturity Date LTV are based
                              on the Cherryvale Mall Pooled Portion only. The
                              Cut-Off Date LTV of the Cherryvale Mall Mortgage
                              Loan (including the Cherryvale Mall Non-Pooled
                              Portion) is 60.3% and the Maturity Date LTV of the
                              Cherryvale Mall Mortgage Loan (including the
                              Cherryvale Mall Non-Pooled Portion) is 49.0%.

                              The loan per square foot reflects the Cherryvale
                              Mall Pooled Portion only.

                              Amortization Term, Maturity Date, Original Term to
                              Maturity and Remaining Term to Maturity are based
                              on the entire Cherryvale Mall Mortgage Loan
                              (including the Cherryvale Mall Non-Pooled
                              Portion).

                              U/W NCF DSCR is based on U/W Net Cash Flow divided
                              by the product of (i) the initial principal
                              balance of the Cherryvale Mall Pooled Portion and
                              (ii) the actual debt service constant of the
                              Cherryvale Mall Pooled Portion of 6.6135%. The
                              DSCR of the Cherryvale Mall Mortgage Loan
                              (including the Cherryvale Mall Non-Pooled
                              Portion), utilizing the Cherryvale Mall Mortgage
                              Loan debt service constant of approximately
                              6.4419% is 1.73x.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              The scheduled annual debt service is based on the
                              Cherryvale Mall Pooled Portion. The scheduled
                              annual debt service for the Cherryvale Mall
                              Mortgage Loan (including the Cherryvale Mall
                              Non-Pooled Portion) is approximately $ 6,055,348.

   (9) 300 SOUTH WACKER       The stabilized appraised value as of March 1, 2007
                              is $ 89,000,000.

                              McDonnell Boehnen Hulbert & Berghoff has an
                              on-going option to terminate, at any time, any one
                              of four leased floors upon 12 months prior notice
                              and the payment of a termination fee.

                              Franczek & Sullivan has a one-time option to
                              terminate its lease at any time after September 1,
                              2009 upon 12 months of prior notice and payment of
                              a termination fee.

   (10) STATION PLACE I       Original balance and cut-off date balance reflect
                              the Station Place I Pooled Portion. The Station
                              Place I Non-Pooled Portion and the Station Place I
                              Non-Trust Loan total $204,373,394. The Station
                              Place I Loan Combination totals $245,000,000,
                              consisting of the Station Place I Mortgage Loan
                              and an additional $141,373,394 Station Place I
                              Non-Trust Loan.

                              Maturity Date Balance reflects the balance after
                              month 121 of the fully-amortizing Station Place I
                              Pooled Portion. At the maturity of the Station
                              Place I Mortgage Loan, the Station Place I Pooled
                              Portion and the Station Place I Non-Trust Loan are
                              expected to have an outstanding principal balance
                              of $141,371,884. The Station Place I Pooled
                              Portion and the Station Place I Non-Trust Loan and
                              the Station Place I Loan Combination are expected
                              to have balloon balances at maturity of
                              approximately $96,888,944 and $159,888,944,
                              respectively.

                              Cut-Off Date LTV and Maturity Date LTV are based
                              on the Station Place I Pooled Portion and the
                              Station Place I Non-Trust Loan, with a total
                              cut-off balance of $181,733,394 and total balance
                              after the 121st month of $141,371,884. The Cut-Off
                              Date LTV of the Station Place I Loan Combination
                              is approximately 70.0%.

                              The loan per square foot reflects the Station
                              Place I Pooled Portion and the Station Place I
                              Non-Trust Loan.

                              Amortization Term and Maturity Date are based on
                              the Station Place I Pooled Portion. The Maturity
                              Date of the Station Place I Loan Combination is
                              September 11, 2025.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              Original Term to Maturity, Remaining Term to
                              Maturity, Original Amortization Term, and
                              Remaining Amortization Term reflect the Station
                              Place I Pooled Portion only. The Station Place I
                              Loan Combination has an Original Term to Maturity
                              of 240 months, a Remaining Term to Maturity of 239
                              months, an Original Amortization Term of 30 years
                              and a Remaining Amortization Term of 359 months,
                              with interest-only payments required for the last
                              three years thereof.

                              U/W NCF DSCR is based on U/W Net Cash Flow divided
                              by the product of (i) the aggregate initial
                              principal balance of the Station Place I Mortgage
                              Loan and the Station Place I Non-Trust Loan and
                              (ii) the actual debt service constant of the
                              Station Place I Pooled Portion and the Station
                              Place I Non-Trust Loan of 7.2623%. The DSCR of the
                              Station Place I Loan Combination, utilizing the
                              Loan Combination debt service constant during the
                              amortization period of approximately 6.8368% is
                              1.24x. The principals of the related borrower have
                              the right to incur mezzanine debt, subject to
                              satisfaction of certain conditions as indicated in
                              the mortgage loan documentation, including but not
                              limited to a loan to value no greater than 70.0%
                              and a debt service coverage ratio no less than
                              1.24x. The DSCR of the Station Place I Pooled
                              Portion was calculated based on monthly payments
                              comprised of (i) principal payments computed by
                              allocating all principal payments during the first
                              121 months of the loan term (beginning October 11,
                              2005) to the Station Place I Pooled Portion and
                              (ii) interest payments computed by applying the
                              5.5310% coupon to the aggregate outstanding
                              principal balance of the Station Place I Pooled
                              Portion and the Station Place I Non-Trust Loan.
                              The resulting loan constant for the Station Place
                              I Pooled Portion and the Station Place I Non-Trust
                              Loan is 7.2623%.

                              The scheduled debt service was calculated by
                              adding the first 12 monthly payments due with
                              respect to the Station Place I Pooled Portion
                              during the first 12 months of the Station Place I
                              Loan Combination.

                              During the first year of the lease term, the SEC
                              may request additional tenant improvement payments
                              from the related borrower in an amount not to
                              exceed $35 per square foot. The SEC must repay any
                              additional tenant improvement payments either (i)
                              in whole, plus 9% interest, on or before the first
                              anniversary of the lease or (ii) through an
                              additional rental payment, which provides for full
                              amortization thereof at a 9% interest rate over
                              the remaining term of the lease. Approximately
                              $11,874,835 was escrowed at the closing of the
                              mortgage loan (which amount may be substituted
                              with a letter of credit) in connection with this
                              obligation. The sponsors of the related borrower
                              guarantee the remaining portion to the extent such
                              obligations exceed the remaining amount of reserve
                              funds.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              In the event, the SEC does not extend its lease
                              during the loan term, then the related borrower is
                              required to deposit a monthly amount of (i)
                              $250,000 from May 11, 2013 through April 11, 2016,
                              and (ii) $333,333 from May 11, 2016 through April
                              11, 2019. In the event the SEC extends its lease
                              an additional six years, the related borrower is
                              required to deposit the amount of $7,000,000 on
                              each of September 11, 2022, September 11, 2023 and
                              September 11, 2024, for a total of $21,000,000 in
                              lieu of the foregoing monthly deposits. The
                              related borrower may substitute letters of credit
                              for such reserves.

                              The related borrower is required to deposit a
                              monthly amount of $41,666 for a 12-month period
                              commencing on both April 11, 2009 and April 11,
                              2014 in order to make two $500,000 payments due to
                              the SEC pursuant to the lease.

                              At the closing of the mortgage loan the principals
                              of the related borrower escrowed the amount of
                              $19,120,263 to pay for certain post-closing costs,
                              which include retainage and punch list items.

   (11) SARASOTA MAIN PLAZA   Sarasota County Hospital Board may terminate its
                              lease on April 30, 2009 without penalty, with 12
                              months prior notice.

                              State of Florida Department of Revenue may
                              terminate its lease at any time with six months
                              prior written notice if a state-owned building
                              becomes available to the tenant for occupancy. The
                              tenant's obligation to perform under the lease is
                              contingent upon annual appropriation by the state
                              legislature.

  (12) SETH PORTFOLIO --      The Seth Portfolio Mortgage Loans are comprised of
       BAYOU PARK &           two cross-collateralized and cross-defaulted
       SANDSTONE APARTMENTS   loans, a $35,200,000 loan (the "Seth Portfolio --
                              Bayou Park Apartments Mortgage Loan") and a
                              $26,700,000 loan (the "Seth Portfolio -- Sandstone
                              Apartments Mortgage Loan"). The Seth Portfolio
                              Mortgage Loans have a combined cut-off date
                              balance of $61,900,000.

                              The weighted average occupancy for the Seth
                              Portfolio Mortgaged Loans is 95.0%.

                              The aggregate U/W NCF for the Seth Portfolio
                              Mortgage Loans is $4,900,889.

                              The weighted average U/W NCF DSCR for the Seth
                              Portfolio Mortgage Loans is 1.50x.

                              The aggregate appraised value for the Seth
                              Portfolio Mortgaged Loans is $80,350,000.

                              The weighted average Cut-off Date LTV for the Seth
                              Portfolio Mortgaged Loans is 77.1%.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (13) RECKSON PORTFOLIO II

                              Original balance and Cut-off Date balance reflect
                              the Reckson Portfolio II Mortgage Loan. The
                              Reckson Portfolio II Non-Trust Loan totals
                              $20,500,000.

                              Maturity Date Balance reflects the balance at
                              maturity of the Reckson Portfolio II Mortgage
                              Loan. At maturity, the Reckson Portfolio II Loan
                              Combination is expected to have an outstanding
                              principal balance of $51,532,268.

                              Cut-Off Date LTV and Maturity Date LTV are based
                              on the Reckson Portfolio II Mortgage Loan only.
                              The Cut-Off Date LTV of the Reckson Portfolio II
                              Loan Combination is 69.3%.

                              The loan per square foot reflects the Reckson
                              Portfolio II Mortgage Loan only.

                              U/W NCF DSCR is based on the Reckson Portfolio II
                              Mortgage Loan only. The DSCR of the Reckson
                              Portfolio II Loan Combination is 1.62x.

                              The scheduled annual debt service is based on the
                              Reckson Portfolio II Mortgage Loan. The scheduled
                              annual debt service for the Reckson Portfolio II
                              Loan Combination is approximately $2,716,896.

                              U/W Net Cash Flow and U/W NCF DSCR were calculated
                              including income from a tenant at 1660 Walt
                              Whitman Road, Vacation Station LLC, which has been
                              dark since July 4, 2005. The guarantor of the
                              mortgage loan has executed a lease guaranty,
                              guaranteeing the Vacation Station LLC rent which
                              is due and payable for the term of the Vacation
                              Station LLC lease, less any excess amounts from
                              any replacement lease rent, as indicated in the
                              mortgage loan documents. Excluding the Vacation
                              Station LLC space, the 1660 Walt Whitman Road
                              mortgaged real property is 87.1% leased and 69.9%
                              occupied. Vacation Station LLC has recently filed
                              for bankruptcy protection and is expected to
                              reject this lease.

                              Arrow Electronics Inc. has the right to terminate
                              its current lease if the landlord provides a
                              larger space in a newly-acquired building within a
                              one-mile radius. A termination fee in an amount
                              calculated as indicated in the mortgage loan
                              documentation is required to be paid if the
                              newly-acquired space is 400,000 or less square
                              feet. The sponsor of the related borrower has
                              provided a non-recourse carve out indemnifying the
                              lender against loss, cost or damage related to the
                              termination of the Arrow Electronics Inc. lease.

                              Vacation Station LLC has recently filed for
                              Bankruptcy Protection and is expected to reject
                              its lease.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (14) 3200 WILSHIRE          Los Angeles County Mental Health Services has
       BOULEVARD              executed a lease commencing January 1, 2006. The
                              related borrower has escrowed the amount of
                              $215,730, equal to five months of rent, at the
                              closing of the mortgage loan. Such escrow is
                              required to be released when, among other things,
                              the tenant has taken occupancy and commenced
                              paying unabated rent.

                              Los Angeles County Mental Health Services has an
                              option to terminate its lease after December 31,
                              2008 with nine months prior notice and
                              reimbursement of unamortized or otherwise unpaid
                              tenant improvement allowances, pursuant to the
                              lease.

                              The principal of the related borrower executed a
                              master lease effective as of the closing of the
                              mortgage loan as a guaranty of any rents for
                              aggregate vacancies in excess of 10% of the
                              leaseable space at the mortgaged real property.
                              The rental rate for any vacant space subject to
                              the master lease will be fair market value as
                              determined by the lender.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

  (15) WACHOVIA PLACE         Occupancy Percentage is calculated based on the
                              total square footage of the subject property,
                              which includes the following: 158,505 sq feet of
                              office space, 14,598 sq feet of retail space, and
                              26,241 sq feet (22 units) of apartment space. The
                              individual occupancy percentages for each specific
                              property type are as follows: office (92.3%),
                              retail (100.0%), and multifamily (95.5% based on
                              number of units).

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (16) 1155 MARKET STREET     In addition to monthly payments of interest-only
                              due on the outstanding principal amount of the
                              mortgage loan, the related borrower is required to
                              make a constant additional monthly principal
                              payment from excess cash flow in the amount of
                              $30,637.14. Until such time as the PUC lease is
                              renewed or the related premises are leased to an
                              approved tenant under an approved lease and,
                              during any leasing sweep period, as defined in the
                              loan documents, in lieu of applying the required
                              additional principal payments to amortization,
                              such amounts are required to be deposited instead
                              into the rollover reserve escrow fund. The failure
                              to make such required additional principal payment
                              is not an event of default if excess cash flow is
                              not sufficient to make such required additional
                              principal payment; however, shortfalls between the
                              required additional principal payment and the
                              amount of excess cash flow will accrue, and
                              ultimately must be satisfied before any excess
                              cash flow is distributed to the related borrower.
                              During any leasing sweep period, the related
                              borrower is required to deposit all excess cash
                              flow into the rollover reserve escrow fund. It is
                              assumed in the calculations of Monthly P&I, Annual
                              Debt Service, Balloon Balance, and Balloon LTV
                              that the required additional principal payments
                              will be made and that the PUC lease is renewed on
                              each lease expiration date during the term of the
                              mortgage loan. PUC has two five-year renewal
                              options, with the lease expiration date of January
                              31, 2008 being the first of these options. UW NCF
                              DSCR is calculated based on interest only
                              payments.

  (17) PASEO SEPULVEDA        The related borrower has the right at any time to
                              request, upon the satisfaction of certain
                              specified conditions set forth in the loan
                              documents, that such mortgage loan be split and
                              severed into two separate underlying mortgage
                              loans secured by two separate mortgaged real
                              properties. Each new underlying mortgage loan will
                              be represented by a separate promissory note and
                              secured by a separate mortgage representing a lien
                              on only a portion of the property that constituted
                              the Paseo Sepulveda mortgaged real property as of
                              the cut-off date. Each of those two parcels will
                              therefore be released from the lien of the
                              original mortgage and subject only to the lien of
                              the new mortgage. Upon the severance of the Paseo
                              Sepulveda underlying mortgage loan, the two new
                              Paseo Sepulveda underlying mortgage loans will
                              consist of (a) one (1) underlying mortgage loan in
                              the principal amount of $15,000,000, secured by
                              the Paseo Sepulveda mortgaged real property
                              identified as Paseo Sepulveda-Retail Center, and
                              representing the obligation of the original
                              borrower, and (b) one (1) underlying mortgage loan
                              in the principal amount of $5,000,000, secured by
                              the Paseo Sepulveda mortgaged real property
                              identified as Paseo Sepulveda-Walgreen's Parcel,
                              representing the obligation of a new borrower.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (18) NTSB ACADEMY           The tenant, National Transportation Safety Board,
                              is an independent federal agency of the United
                              States of America, the signatory on the lease.

  (19) PLUM TREE SHOPPING     Cut-off Date LTV and Maturity Date LTV are based
       CENTER                 on the "As Stabilized" value of $19,600,000 as of
                              August 1, 2005. This value reflects the completed
                              renovations to the Ream's tenant space, and the
                              signing of the new lease agreement between the
                              borrower and tenant "Ream's". Based on the "As Is"
                              value of $18,210,000 the Cut-off Date LTV is
                              79.1%, and the Maturity Date LTV is 69.4%.

  (20) SUNCHASE AT LONGWOOD   The mortgage loan is interest only; however,
                              beginning in the 36th month of the mortgage loan,
                              after application of funds towards debt service
                              and all escrow and reserve accounts maintained in
                              accordance with the terms of the mortgage loan
                              documentation, the lender is required to release
                              expenses based on the operating budget to the
                              related borrower on a monthly basis. To the extent
                              that there is excess cash flow available at the
                              property, the borrower is required to pay up to a
                              maximum of $165,000 per annum to be applied to
                              amortization of the mortgage loan. Any remaining
                              funds will be returned to the related borrower on
                              a monthly basis. It is assumed in the calculation
                              of Monthly P&I, Annual Debt Service, Balloon
                              Balance, and Balloon LTV that such additional
                              monthly amortization payments will be made. UW NCF
                              DSCR is calculated based on interest only
                              payments.

                              The principal of the related borrower executed a
                              $2,000,000 guaranty of payment which provides that
                              the loan is full recourse until the trailing-12
                              month net operating income exceeds $1,150,000.

                              The subject property has 42 general market units
                              (i.e. non-students) that are 95.2% occupied and 98
                              student units (including one model unit) with 392
                              beds that are 91.6% occupied resulting in an
                              overall occupancy rate of 91.9%.

  (21) 96TH STREET            Commencing upon the earlier of (i) the date, if
                              any, that CVS Corporation delivers notice of its
                              intention to terminate its lease and (ii) January
                              11, 2012, an excess cash flow sweep will commence
                              and all funds are required to be deposited with
                              the lender as additional security for the mortgage
                              loan.

  (22) LANIER COMMONS         The related borrower received a single earn-out
       SHOPPING CENTER        advance in the amount of $1,120,000 on July 22,
                              2005, which is included in the original principal
                              balance of the mortgage loan. Pursuant to the
                              terms of the earn-out agreement, the annual debt
                              service was recalculated based on the new
                              outstanding principal balance of $10,600,000, the
                              mortgage rate and a Remaining Amortization Term of
                              360 months.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (23) WESTMINSTER            The related borrower received a single earn-out
        APARTMENTS            advance in the amount of $1,450,000 on August 5,
                              2005, pursuant to the terms of the related earn
                              out agreement. This amount has been added to the
                              outstanding principal amount of Note A of
                              $8,500,000, resulting in a current outstanding
                              principal balance of $9,950,000. This amount has
                              since been combined with the outstanding principal
                              amount of Note B of $450,000, to form a single,
                              new, consolidated and amended Note A with an
                              original balance of $10,400,000. The annual debt
                              service has been recalculated based on the new
                              outstanding principal balance of $10,400,000,
                              mortgage rate, and an amortization term of 360
                              months.

  (24) HARMONY POINTE         Cut-off Date LTV and Maturity Date LTV are based
                              on the "As Complete" value of $11,900,000 as of
                              July 5, 2005. This number reflects the anticipated
                              market value of the property based on increased
                              rental income once current renovations of the
                              subject property have been completed by the
                              borrower. The current renovations are scheduled to
                              be completed within the next 12-18 months. Based
                              on the "As Is" value of $9,950,000, the Cut-off
                              Date LTV is 95.0% and the Maturity Date LTV is
                              88.2%.

  (25) COURTYARD NORWICH      U/W Net Cash Flow and U/W NCF DSCR is based on
                              expected cash flow. The amount of $1,960,932,
                              representing the proceeds allocable to the cash
                              flow differential between the current in-place net
                              cash flow and the expected net cash flow, was held
                              back at the closing of the mortgage loan. The
                              $1,960,932 is required to be released to the
                              related borrower upon the property achieving an
                              actual DSCR of 1.35x for two consecutive quarters,
                              based on trailing twelve-month financials. Based
                              on the current in-place cash flow, the DSCR is
                              1.23x.

  (26) GLENEAGLES COURT       The Jackson Village mortgage loan is secured by
       SHOPPING CENTER,       both the Gleneagles Court Shopping Center
       JACKSON VILLAGE        mortgaged real property and the Jackson Village
                              mortgaged real property, however, the Gleneagles
                              Court Shopping Center mortgage loan is only
                              secured by the Gleneagles Court Shopping Center
                              mortgaged real property. The Jackson Village
                              mortgage loan will cease to be secured by the
                              Gleneagles Court Shopping Center mortgaged real
                              property upon the satisfaction of certain leasing
                              criteria.

  (27) LOWE'S HOME            The Original Interest-Only Period (mos.),
       IMPROVEMENT CENTER     Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (28) OAK ORCHARD MOBILE     The related borrower is required to make
       HOME PARK              additional monthly amortization payments, to the
                              extent available from excess cash flow, beginning
                              with the November 2010 payment date and continuing
                              until maturity, in the amount of $6,847.25, which
                              payments will accrue if not made. The failure to
                              make such additional monthly amortization payments
                              will not be an event of default if excess cash
                              flow is not sufficient to make such additional
                              monthly amortization payments. It is assumed in
                              the calculations of Monthly P&I, Annual Debt
                              Service, Balloon Balance, and Balloon LTV that
                              such additional monthly amortization payments will
                              be made, with Monthly P&I and Annual Debt Service
                              being calculated based on the average of the
                              monthly payments due from the payment date in
                              November 2010 through the maturity date. UW Net
                              Cash Flow DSCR is calculated based on interest
                              only payments.

  (29) HAVANA EXCHANGE        Reflects Occupancy Percentage at the time of
                              origination, based on the rent roll dated July 18,
                              2005 provided by the borrower. This includes the
                              tenant Sloane Carpet whose lease ends on September
                              30, 2005. The current Occupancy Percentage, based
                              on the Sloane Carpet vacancy is 82.1%.

  (30) TURTLE BAY             U/W Net Cash Flow and U/W NCF DSCR were calculated
                              based on potential rent increases at the mortgaged
                              real property, which have not yet been
                              implemented. A letter of credit in the amount of
                              $588,500, representing proceeds allocable to the
                              net cash flow differential between the current net
                              cash flow and the net cash flow resulting from the
                              potential rent increases, was posted at the
                              closing of the mortgage loan. The letter of credit
                              may also be substituted with cash from the
                              proceeds of the mortgage loan and is required to
                              be released upon satisfaction of certain net cash
                              flow and DSCR requirements, as indicated in the
                              mortgage loan documentation.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (31) LAKES ESTATES          U/W Net Cash Flow and U/W NCF DSCR were calculated
                              based on potential rent increases at the mortgaged
                              real property, which have not yet been
                              implemented. A letter of credit in the amount of
                              $587,400, representing proceeds allocable to the
                              net cash flow differential between the current net
                              cash flow and the net cash flow resulting from the
                              potential rent increases, was posted at the
                              closing of the mortgage loan. The letter of credit
                              may also be substituted with cash from the
                              proceeds of the mortgage loan and is required to
                              be released upon satisfaction of certain net cash
                              flow and DSCR requirements, as indicated in the
                              mortgage loan documentation.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

  (32) PHOENIX BUILDING       Appraised value, Cut-off Date LTV and Maturity
                              Date LTV are based on a stabilized value as of
                              February 22, 2005, reflecting certain capital
                              improvements scheduled to be completed at the
                              mortgaged real property. Based on the "as-is"
                              value, appraised value, Cut-off Date LTV and
                              Maturity Date LTV are $6,325,000 (as of February
                              22, 2005), 86.2%, and 68.6%, respectively.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

  (33) MCCLELLAN HOSPITAL     St. Clare's Hospital, which leases 22,274 square
       BUILDING               feet, occupies multiple spaces at the mortgaged
                              real property with lease expiration dates as
                              follows: 17,983 square feet expiring on February
                              28, 2021, 2,515 square feet expiring on July 31,
                              2022, and 1,776 square feet expiring on March 31,
                              2021.

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

  (34) WALGREENS -- ANDERSON  Walgreen Co. has the option to terminate its lease on the last day of the 300th month of the lease
                              term (January 2030), and every five years
                              thereafter, pursuant to the lease.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

                              The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005. As of the date of
                              this prospectus supplement, the mortgage loan was
                              not closed. Therefore, the date of the note may
                              change.

  (35) SAFKEEP SELF STORAGE   The related borrower received a single earn-out
                              advance in the amount of $300,000 on September 23,
                              2005, which is included in the original principal
                              balance of the mortgage loan. Pursuant to the
                              terms of the earn-out agreement, the annual debt
                              service was recalculated based on the outstanding
                              principal balance of $4,057,052 as of October 11,
                              2005 at the mortgage rate and a Remaining
                              Amortization Term of 348 months.

  (36) BENNIGANS PLAZA        The Original Interest-Only Period (mos.),
                              Remaining Interest-Only Period (mos.), Original
                              Term to Maturity (mos.), Remaining Term to
                              Maturity (mos.) and prepayment provisions were
                              adjusted to include one interest-only period to
                              reflect the interest payment the trust will
                              receive on November 11, 2005.

  (37) ACWORTH COMMONS        The related borrower received a single earn-out
                              advance in the amount of $300,000 on October 7,
                              2005, which is included in the original principal
                              balance of the mortgage loan. Pursuant to the
                              terms of the earn-out agreement, the annual debt
                              service was recalculated based on the outstanding
                              principal balance of $3,780,164 as of October 11,
                              2005 at the mortgage rate and a Remaining
                              Amortization Term of 354 months.

  (38) WALGREENS -- DALLAS    Walgreen Co. has the option to terminate its lease
                              on the last day of the 300th month of the lease
                              term (August 2030), and every five years
                              thereafter, pursuant to the lease.

  (39) STOCK BUILDING SUPPLY  Cut-off Date LTV and Maturity Date LTV are based on the "As Stabilized" value of $5,500,000. This
                              number reflects the value of the property at
                              stabilized occupancy, based on the August 1, 2005
                              completion of improvements/renovations to the
                              mortgaged real property. Based on the "As Is"
                              value of $5,400,000 the Cut-off Date LTV is 66.9%
                              and the Maturity Date LTV is 56.3%.

FOOTNOTES TO ANNEX A-1 -- CONTINUED

  (40) STORAGE MALLS          The amount of $400,000 was escrowed at the closing
                              of the mortgage loan. The related borrower has the
                              right on February 28, 2006, and on two other
                              occasions after February 28, 2006 and before the
                              second anniversary of the first payment date, to
                              request a release of the $400,000. The $400,000 is
                              required to be released upon satisfaction of
                              certain requirements, as indicated in the mortgage
                              loan documentation, including but not limited to a
                              recalculation of the loan amount based upon actual
                              net cash flow and assuming an actual debt service
                              coverage ratio of 1.65x and a constant based on
                              the actual interest rate.

  (41) WHITE WING CENTRE      Cut-off Date LTV and Maturity Date LTV are based
                              on the "As Stabilized" value of $2,515,000 as of
                              July 1, 2005. This value reflects the stabilized
                              value of the property based on the completed
                              payment by borrower of all outstanding "lease-up
                              costs" including $56,975 for unpaid TI and $8,622
                              for unpaid commissions. Based on the "As Is" value
                              of $2,450,000 the Cut-off Date LTV is 79.4% and
                              Maturity Date LTV is 66.5%.

  (42)                        With regard to multi-property mortgage loans or
                              cross-collaterialized mortgage loans, each such
                              mortgage loan or related mortgage real property
                              with a particular letter designation in the
                              "Cross-Collaterialized Groups" column is either
                              part of a multi-property loan or
                              cross-collateralized with each of the other
                              mortgage loans or mortgage properties with the
                              same letter designation.

  (43)                        The number in any parenthetical reflects the
                              number of months in the applicable period during
                              which the subject prepayment provision is in
                              effect.

  (44)                        The weighted average occupancy for multi-property
                              loans is based on allocated loan amounts.

                                   ANNEX A-2
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                                (MORTGAGE POOL)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(2) .....     111     $1,216,162,909         51.8%     $10,956,423
Interest Only .............      22        973,985,166         41.5       44,272,053
Fully Amortizing ..........       2        156,360,000          6.7       78,180,000
                                ---     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     135     $2,346,508,075        100.0%     $17,381,541

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $177,900,000        68.9%        1.42x       94.5%      5.473%
Interest Only .............   285,131,898        60.1         1.59        93.7       5.509
Fully Amortizing ..........   116,000,000        54.2         1.67       100.0       5.657
                             ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $285,131,898        64.3%        1.51X       94.5%      5.500%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 31.5% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 62.2% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-2-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

40.1 - 45.0 .................       1     $   31,032,268          1.3%     $ 31,032,268
45.1 - 50.0 .................       3        411,331,898         17.5       137,110,633
50.1 - 55.0 .................       3        240,360,000         10.2        80,120,000
55.1 - 60.0 .................       4        203,848,869          8.7        50,962,217
60.1 - 65.0 .................       6        152,955,197          6.5        25,492,533
65.1 - 70.0 .................      21        385,363,999         16.4        18,350,667
70.1 - 75.0 .................      30        301,084,206         12.8        10,036,140
75.1 - 80.0 .................      60        580,941,639         24.8         9,682,361
80.1  (greater than) = ......       7         39,590,000          1.7         5,655,714
                                  ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     135     $2,346,508,075        100.0%     $ 17,381,541

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE (1)     RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $ 31,032,268        41.7%        2.69x       92.9%      5.200%
45.1 - 50.0 .................   285,131,898        45.8         1.88        98.3       5.408
50.1 - 55.0 .................   116,000,000        54.1         1.75        98.8       5.427
55.1 - 60.0 .................   177,900,000        55.9         1.71        97.1       5.625
60.1 - 65.0 .................   110,000,000        63.1         1.46        96.0       5.366
65.1 - 70.0 .................   185,000,000        67.4         1.28        87.1       5.722
70.1 - 75.0 .................    57,500,000        72.7         1.33        94.5       5.445
75.1 - 80.0 .................    38,160,000        78.3         1.28        94.0       5.488
80.1  (greater than) = ......    10,600,000        84.3         1.29        96.6       5.436
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        64.3%        1.51X       94.5%      5.500%

Weighted Average Cut-off Date LTV Ratio: 64.3%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-2

                           ORIGINAL TERM TO MATURITY
                                (MORTGAGE POOL)

                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ..................      11     $  312,053,165        13.3%     $ 28,368,470
 61 -  72 ..................       1         87,210,000         3.7        87,210,000
 73 -  84 ..................       5         59,527,508         2.5        11,905,502
 85 - 108 ..................       2         10,979,000         0.5         5,489,500
109 - 120 ..................     102      1,422,054,395        60.6        13,941,710
121 - 144 ..................       9        285,820,000        12.2        31,757,778
157 - 168 ..................       1        116,000,000         4.9       116,000,000
169 - 180 ..................       4         52,864,008         2.3        13,216,002
                                 ---     --------------       -----      ------------
TOTAL/AVG/WTD AVG: .........     135     $2,346,508,075       100.0%     $ 17,381,541

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $122,850,000        60.4%        1.93x       93.5%       5.355%       60
 61 -  72 ..................    87,210,000        68.2         1.20        71.2        6.215        61
 73 -  84 ..................    20,000,000        76.0         1.36        96.3        5.712        83
 85 - 108 ..................     5,505,000        82.6         1.20        93.6        5.490        85
109 - 120 ..................   285,131,898        64.2         1.48        96.1        5.440       120
121 - 144 ..................   185,000,000        66.8         1.31        93.7        5.572       121
157 - 168 ..................   116,000,000        55.0         1.71       100.0        5.701       157
169 - 180 ..................    19,444,008        71.8         1.20        93.3        5.727       180
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $285,131,898        64.3%        1.51X       94.5%       5.500%      112

Weighted Average Original Term to Maturity: 112 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-3

                          REMAINING TERM TO MATURITY
                                (MORTGAGE POOL)

                                              TOTAL        % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE         BALANCE        BALANCE
---------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ..................      11     $  312,053,165        13.3%     $ 28,368,470
 61 -  72 ..................       1         87,210,000         3.7        87,210,000
 73 -  84 ..................       5         59,527,508         2.5        11,905,502
 85 - 108 ..................       3         15,036,052         0.6         5,012,017
109 - 120 ..................     102      1,458,357,343        62.2        14,297,621
121 - 144 ..................       8        245,460,000        10.5        30,682,500
157 - 168 ..................       1        116,000,000         4.9       116,000,000
169 - 180 ..................       4         52,864,008         2.3        13,216,002
                                 ---     --------------       -----      ------------
TOTAL/AVG/WTD AVG: .........     135     $2,346,508,075       100.0%     $ 17,381,541

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $122,850,000        60.4%        1.93x       93.5%       5.355%       59
 61 -  72 ..................    87,210,000        68.2         1.20        71.2        6.215        61
 73 -  84 ..................    20,000,000        76.0         1.36        96.3        5.712        82
 85 - 108 ..................     5,505,000        76.3         1.22        91.9        5.636        91
109 - 120 ..................   285,131,898        63.9         1.48        96.2        5.441       117
121 - 144 ..................   185,000,000        69.2         1.27        92.6        5.579       122
157 - 168 ..................   116,000,000        55.0         1.71       100.0        5.701       157
169 - 180 ..................    19,444,008        71.8         1.20        93.3        5.727       176
                              ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: .........  $285,131,898        64.3%        1.51X       94.5%       5.500%      110

Weighted Average Remaining Term to Maturity: 110 months.
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                (MORTGAGE POOL)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Office .....................        33        $1,205,202,302         51.4%     $36,521,282
Retail .....................        54           508,495,922         21.7        9,416,591
Hotel ......................        72           239,620,261         10.2        3,328,059
Multifamily ................        25           201,581,816          8.6        8,063,273
Mobile Home Park ...........        11            77,114,882          3.3        7,010,444
Self Storage ...............        13            49,571,552          2.1        3,813,196
Mixed Use ..................         2            36,364,656          1.5       18,182,328
Industrial/Warehouse .......         4            28,556,683          1.2        7,139,171
                                   ---        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       214        $2,346,508,075        100.0%     $10,964,991

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Office .....................  $285,131,898        58.4%        1.59x       94.2%      5.517%
Retail .....................    84,000,000        71.3         1.39        96.6       5.375
Hotel ......................    14,213,558        59.3         1.64          --       5.658
Multifamily ................    35,200,000        77.4         1.34        93.1       5.446
Mobile Home Park ...........    25,000,000        76.7         1.26        94.9       5.531
Self Storage ...............    13,500,000        74.1         1.40        87.9       5.525
Mixed Use ..................    25,000,000        78.6         1.35        90.8       5.440
Industrial/Warehouse .......    10,300,000        69.9         1.25        94.1       6.027
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        64.3%        1.51X       94.5%      5.500%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                                (MORTGAGE POOL)

                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                      NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)          OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------------- ---------- ----------------- -------------- --------------

          1 -   2,000,000 .........       7     $   11,342,328          0.5%     $  1,620,333
  2,000,001 -   4,000,000 .........      33        105,186,518          4.5         3,187,470
  4,000,001 -   6,000,000 .........      23        115,631,978          4.9         5,027,477
  6,000,001 -   8,000,000 .........      15        103,459,083          4.4         6,897,272
  8,000,001 -  10,000,000 .........      11        100,316,287          4.3         9,119,662
 10,000,001 -  15,000,000 .........      19        230,321,546          9.8        12,122,187
 15,000,001 -  20,000,000 .........       7        124,096,169          5.3        17,728,024
 20,000,001 -  25,000,000 .........       4         93,110,000          4.0        23,277,500
 25,000,001 -  50,000,000 .........       7        237,452,268         10.1        33,921,753
 50,000,001 -  75,000,000 .........       1         57,500,000          2.5        57,500,000
 75,000,001 - 100,000,000 .........       2        171,210,000          7.3        85,605,000
100,000,001 - 125,000,000 .........       3        348,850,000         14.9       116,283,333
150,000,001  (greater than) = .....       3        648,031,898         27.6       216,010,633
                                        ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ................     135     $2,346,508,075        100.0%     $ 17,381,541

                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------

          1 -   2,000,000 .........  $  1,997,823        75.2%        1.34x       95.3%      5.422%
  2,000,001 -   4,000,000 .........     4,000,000        74.8         1.35        93.7       5.540
  4,000,001 -   6,000,000 .........     6,000,000        73.4         1.38        94.0       5.512
  6,000,001 -   8,000,000 .........     7,887,770        73.8         1.35        94.8       5.582
  8,000,001 -  10,000,000 .........    10,000,000        75.6         1.27        90.9       5.518
 10,000,001 -  15,000,000 .........    14,595,000        75.1         1.28        94.7       5.491
 15,000,001 -  20,000,000 .........    20,000,000        71.2         1.36        95.2       5.319
 20,000,001 -  25,000,000 .........    25,000,000        76.0         1.31        97.5       5.477
 25,000,001 -  50,000,000 .........    40,360,000        69.1         1.53        94.8       5.467
 50,000,001 -  75,000,000 .........    57,500,000        70.1         1.27        87.1       5.354
 75,000,001 - 100,000,000 .........    87,210,000        61.1         1.54        83.6       5.619
100,000,001 - 125,000,000 .........   122,850,000        54.2         1.90        98.0       5.420
150,000,001  (greater than) = .....   285,131,898        54.6         1.55        96.7       5.555
                                     ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ................  $285,131,898        64.3%        1.51X       94.5%      5.500%

Average Cut-off Date Principal Balance: $17,381,541
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-6

                                 U/W NCF DSCR
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF                NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

(less than) =    1.19 . .....       4     $   83,150,000          3.5%     $20,787,500
1.20 - 1.29 .................      57        762,532,482         32.5       13,377,763
1.30 - 1.39 .................      34        269,459,013         11.5        7,925,265
1.40 - 1.49 .................      15        122,303,944          5.2        8,153,596
1.50 - 1.59 .................      12        251,500,112         10.7       20,958,343
1.60 - 1.69 .................       5        301,223,145         12.8       60,244,629
1.70 - 1.79 .................       4        313,457,110         13.4       78,364,278
1.80 - 1.89 .................       2         89,000,000          3.8       44,500,000
2.00  (greater than) =. .....       2        153,882,268          6.6       76,941,134
                                  ---     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ..........     135     $2,346,508,075        100.0%     $17,381,541

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

(less than) =    1.19 . .....  $ 36,000,000        78.3%        1.10x       97.0%      5.569%
1.20 - 1.29 .................   185,000,000        72.2         1.24        89.8       5.616
1.30 - 1.39 .................    30,000,000        75.9         1.34        93.8       5.438
1.40 - 1.49 .................    20,360,000        73.3         1.44        98.3       5.440
1.50 - 1.59 .................   110,000,000        65.8         1.52        98.1       5.391
1.60 - 1.69 .................   285,131,898        46.9         1.65        99.5       5.493
1.70 - 1.79 .................   177,900,000        55.7         1.71       100.0       5.651
1.80 - 1.89 .................    84,000,000        54.5         1.89        96.7       5.035
2.00  (greater than) =. .....   122,850,000        44.7         2.48        94.1       5.200
                               ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        64.3%        1.51X       94.5%      5.500%

Weighted Average U/W NCF DSCR: 1.51x
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-7

                             OCCUPANCY RATES(1)(2)
                               (MORTGAGED POOL)

                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE         BALANCE        BALANCE
---------------------------- --------------- ---------------- -------------- --------------

(less than) = 65.0 ... .....         1        $    2,268,588        0.1%      $ 2,268,588
70.1 - 75.0 ................         3            93,335,000        4.0        31,111,667
75.1 - 80.0 ................         3            13,289,496        0.6         4,429,832
80.1 - 85.0 ................         8            74,307,800        3.2         9,288,475
85.1 - 90.0 ................        15           193,358,987        8.2        12,890,599
90.1 - 95.0 ................        35           480,618,155       20.5        13,731,947
95.1  (greater than) = .....        77         1,249,709,787       53.3        16,229,997
                                   ---        --------------       ----       -----------
TOTAL/AVG/WTD AVG: .........       142        $2,106,887,814       89.8%      $14,837,238

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

(less than) = 65.0 ... .....  $  2,268,588        61.3%        1.61x       61.5%      5.875%
70.1 - 75.0 ................    87,210,000        68.9         1.21        71.3       6.180
75.1 - 80.0 ................     5,120,000        73.6         1.37        78.0       5.365
80.1 - 85.0 ................    18,460,345        62.1         1.61        82.4       5.281
85.1 - 90.0 ................    57,500,000        71.7         1.36        87.5       5.540
90.1 - 95.0 ................   185,000,000        70.7         1.38        92.2       5.457
95.1  (greater than) = .....   285,131,898        61.3         1.57        99.2       5.443
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        64.9%        1.49X       94.5%      5.482%

Weighted average occupancy rate: 94.5%
-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-2-8

                         REMAINING AMORTIZATION TERMS
                                (MORTGAGE POOL)

                                                  TOTAL         % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)(1)    OF LOANS       BALANCE          BALANCE        BALANCE
-------------------------------- ---------- ----------------- -------------- --------------

IO(2) ..........................      22     $  973,985,166         41.5%     $ 44,272,053
109 - 120 ......................       1         40,360,000          1.7        40,360,000
157 - 168 ......................       1        116,000,000          4.9       116,000,000
229 - 240 ......................       3          8,436,841          0.4         2,812,280
265 - 276 ......................       1        110,000,000          4.7       110,000,000
289 - 300 ......................       6        205,266,556          8.7        34,211,093
313 - 324 ......................       1         14,213,558          0.6        14,213,558
325 - 336 ......................       1         10,300,000          0.4        10,300,000
337 - 348 ......................       1          4,057,052          0.2         4,057,052
349 - 360 ......................      98        863,888,902         36.8         8,815,193
                                     ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .............     135     $2,346,508,075        100.0%     $ 17,381,541

                                     MAXIMUM                                                         WTD. AVG.
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS)(1)       BALANCE          LTV          DSCR      RATE(3)       RATE       TERM(4)
-------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(2) ..........................  $285,131,898        60.1%        1.59x       93.7%       5.509%         0
109 - 120 ......................    40,360,000        51.9         1.57       100.0        5.531        120
157 - 168 ......................   116,000,000        55.0         1.71       100.0        5.701        157
229 - 240 ......................     5,450,000        67.3         1.31        98.2        6.440        240
265 - 276 ......................   110,000,000        63.2         1.50       100.0        5.370        266
289 - 300 ......................   177,900,000        57.0         1.68        84.5        5.699        295
313 - 324 ......................    14,213,558        66.1         1.40          --        5.482        322
325 - 336 ......................    10,300,000        63.8         1.22        83.6        5.210        336
337 - 348 ......................     4,057,052        59.3         1.26        87.3        6.030        348
349 - 360 ......................    84,000,000        72.6         1.35        93.9        5.423        359
                                  ------------        ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .............  $285,131,898        64.3%        1.51X       94.5%       5.500%       317

Weighted Average Remaining Amortization Term: 317 months.(4)
-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-2-9

                                MORTGAGE RATES
                                (MORTGAGE POOL)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------

4.751 - 5.000 ...........       2     $  101,191,817          4.3%     $50,595,908
5.001 - 5.250 ...........      25        386,938,949         16.5       15,477,558
5.251 - 5.500 ...........      56        818,959,607         34.9       14,624,279
5.501 - 5.750 ...........      35        817,976,095         34.9       23,370,746
5.751 - 6.000 ...........       8         77,269,867          3.3        9,658,733
6.001 - 6.250 ...........       5        112,650,058          4.8       22,530,012
6.251 - 6.500 ...........       2         19,591,683          0.8        9,795,842
6.501 - 6.750 ...........       1          6,480,000          0.3        6,480,000
6.751 - 7.000 ...........       1          5,450,000          0.2        5,450,000
                              ---     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     135     $2,346,508,075        100.0%     $17,381,541

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------- -------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ...........  $ 84,000,000        54.3%        1.87x       97.1%      4.992%
5.001 - 5.250 ...........   122,850,000        63.5         1.81        94.7       5.200
5.251 - 5.500 ...........   285,131,898        63.2         1.46        95.8       5.423
5.501 - 5.750 ...........   185,000,000        65.1         1.44        96.3       5.618
5.751 - 6.000 ...........    38,160,000        73.7         1.28        88.7       5.817
6.001 - 6.250 ...........    87,210,000        68.3         1.23        75.7       6.183
6.251 - 6.500 ...........    10,400,000        77.5         1.22        92.4       6.410
6.501 - 6.750 ...........     6,480,000        79.0         1.21        97.6       6.620
6.751 - 7.000 ...........     5,450,000        67.3         1.24       100.0       6.970
                           ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $285,131,898        64.3%        1.51X       94.5%      5.500%

Weighted Average Mortgage Rate: 5.500%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                (MORTGAGE POOL)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

(less than) = 0.0 ..... .....       1     $  116,000,000          4.9%     $116,000,000
25.1 - 30.0 .................       1         40,360,000          1.7        40,360,000
35.1 - 40.0 .................       1          3,350,000          0.1         3,350,000
40.1 - 45.0 .................       4        118,019,109          5.0        29,504,777
45.1 - 50.0 .................       8        623,069,495         26.6        77,883,687
50.1 - 55.0 .................       6        163,361,405          7.0        27,226,901
55.1 - 60.0 .................      10         69,137,997          2.9         6,913,800
60.1 - 65.0 .................      38        280,186,151         11.9         7,373,320
65.1 - 70.0 .................      33        494,683,585         21.1        14,990,412
70.1 - 75.0 .................      20        245,750,333         10.5        12,287,517
75.1 - 80.0 .................      10        180,563,000          7.7        18,056,300
80.1 - 85.0 .................       1          3,837,000          0.2         3,837,000
85.1  (greater than) = ......       2          8,190,000          0.3         4,095,000
                                  ---     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     135     $2,346,508,075        100.0%     $ 17,381,541

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(1)      RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

(less than) = 0.0 ..... .....  $116,000,000          --%         1.71x       100.0%     5.701%
25.1 - 30.0 .................    40,360,000        27.7          1.57        100.0      5.531
35.1 - 40.0 .................     3,350,000        37.7          1.44         97.1      6.115
40.1 - 45.0 .................    84,000,000        42.4          2.09         95.5      5.065
45.1 - 50.0 .................   285,131,898        46.1          1.82         98.2      5.488
50.1 - 55.0 .................   110,000,000        51.5          1.45         97.0      5.432
55.1 - 60.0 .................    14,595,000        57.7          1.31         93.3      5.568
60.1 - 65.0 .................    57,500,000        62.9          1.33         92.8      5.451
65.1 - 70.0 .................   185,000,000        67.4          1.26         88.9      5.620
70.1 - 75.0 .................    36,000,000        72.6          1.24         95.5      5.498
75.1 - 80.0 .................    38,160,000        77.9          1.37         94.0      5.466
80.1 - 85.0 .................     3,837,000        85.0          1.44        100.0      5.500
85.1  (greater than) = ......     4,410,000        90.0          1.25        100.0      5.459
                               ------------        ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        56.0%         1.51X        94.5%     5.500%

Weighted Average Maturity Date LTV Ratio: 56.0%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-2-11

                            PROPERTIES BY STATE(1)
                                (MORTGAGE POOL)

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

NY .............          27          $  619,368,296          26.4%
CA .............          24             286,014,814          12.2
MA .............           3             190,113,719           8.1
IL .............          10             183,219,056           7.8
FL .............          20             170,447,549           7.3
TX .............          26             163,507,049           7.0
MD .............           5             115,503,753           4.9
CT .............           6              71,385,646           3.0
NJ .............           8              57,748,718           2.5
GA .............           8              50,338,242           2.1
MI .............           7              45,024,850           1.9
DC .............           1              40,360,000           1.7
CO .............           6              36,748,693           1.6
VA .............           4              35,493,095           1.5
SC .............           3              30,565,073           1.3
MO .............           4              27,770,887           1.2
AL .............           7              25,113,316           1.1
PA .............           4              24,545,240           1.0
IN .............           4              24,100,273           1.0
OH .............           5              23,303,050           1.0
UT .............           2              19,115,000           0.8
OK .............           6              18,849,572           0.8
WA .............           3              17,613,123           0.8
AZ .............           5              12,525,582           0.5
TN .............           3              12,153,208           0.5
OR .............           2              10,761,358           0.5
NC .............           4               9,919,646           0.4
KY .............           2               9,224,922           0.4
NV .............           1               5,194,467           0.2
KS .............           1               3,171,556           0.1
AR .............           1               2,799,583           0.1
LA .............           1               2,413,946           0.1
MN .............           1               2,094,793           0.1
                         ---          --------------         -----
TOTAL: .........         214          $2,346,508,075         100.0%

-------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-2-12

                                   ANNEX A-3

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                                   (GROUP 1)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------- ---------- ----------------- -------------- --------------

Amortizing Balloon(2) .....      91     $1,107,877,799         50.9%     $12,174,481
Interest Only .............      20        912,085,166         41.9       45,604,258
Fully Amortizing ..........       2        156,360,000          7.2       78,180,000
                                 --     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ........     113     $2,176,322,965        100.0%     $19,259,495

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(2) .....  $177,900,000        68.1%        1.43x       94.6%      5.467%
Interest Only .............   285,131,898        59.0         1.60        93.6       5.530
Fully Amortizing ..........   116,000,000        54.2         1.67       100.0       5.657
                             ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ........  $285,131,898        63.3%        1.52x       94.6%      5.507%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

(2)   Includes mortgage loans, representing 31.6% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 61.9% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-3-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                   (GROUP 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

40.1 - 45.0 .................       1     $   31,032,268          1.4%     $ 31,032,268
45.1 - 50.0 .................       3        411,331,898         18.9       137,110,633
50.1 - 55.0 .................       3        240,360,000         11.0        80,120,000
55.1 - 60.0 .................       4        203,848,869          9.4        50,962,217
60.1 - 65.0 .................       6        152,955,197          7.0        25,492,533
65.1 - 70.0 .................      18        374,895,999         17.2        20,827,555
70.1 - 75.0 .................      28        292,259,206         13.4        10,437,829
75.1 - 80.0 .................      43        430,049,529         19.8        10,001,152
80.1  (greater than) = ......       7         39,590,000          1.8         5,655,714
                                   --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     113     $2,176,322,965        100.0%     $ 19,259,495
Weighted Average Cut-off Date LTV Ratio: 63.3%

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

40.1 - 45.0 .................  $ 31,032,268        41.7%        2.69x       92.9%      5.200%
45.1 - 50.0 .................   285,131,898        45.8         1.88        98.3       5.408
50.1 - 55.0 .................   116,000,000        54.1         1.75        98.8       5.427
55.1 - 60.0 .................   177,900,000        55.9         1.71        97.1       5.625
60.1 - 65.0 .................   110,000,000        63.1         1.46        96.0       5.366
65.1 - 70.0 .................   185,000,000        67.3         1.27        86.8       5.726
70.1 - 75.0 .................    57,500,000        72.6         1.33        94.3       5.443
75.1 - 80.0 .................    38,160,000        78.4         1.25        94.1       5.520
80.1  (greater than) = ......    10,600,000        84.3         1.29        96.6       5.436
                               ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        63.3%        1.52x       94.6%      5.507%

Weighted Average Cut-off Date LTV Ratio: 63.3%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-2

                           ORIGINAL TERM TO MATURITY
                                   (GROUP 1)

                                           TOTAL        % BY TOTAL       AVERAGE
                                       CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS     NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)       OF LOANS       BALANCE         BALANCE        BALANCE
------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ...............       9     $  250,153,165        11.5%     $ 27,794,796
 61 -  72 ...............       1         87,210,000         4.0        87,210,000
 73 -  84 ...............       3         37,377,508         1.7        12,459,169
 85 - 108 ...............       2         10,979,000         0.5         5,489,500
109 - 120 ...............      84      1,335,919,284        61.4        15,903,801
121 - 144 ...............       9        285,820,000        13.1        31,757,778
157 - 168 ...............       1        116,000,000         5.3       116,000,000
169 - 180 ...............       4         52,864,008         2.4        13,216,002
                               --     --------------       -----      ------------
TOTAL/AVG/WTD AVG: ......     113     $2,176,322,965       100.0%     $ 19,259,495

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS      PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)          BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ...............  $122,850,000        56.3%        2.03x       93.1%       5.393%       60
 61 -  72 ...............    87,210,000        68.2         1.20        71.2        6.215        61
 73 -  84 ...............    20,000,000        75.4         1.44        99.2        5.425        84
 85 - 108 ...............     5,505,000        82.6         1.20        93.6        5.490        85
109 - 120 ...............   285,131,898        63.4         1.49        96.3        5.445       120
121 - 144 ...............   185,000,000        66.8         1.31        93.7        5.572       121
157 - 168 ...............   116,000,000        55.0         1.71       100.0        5.701       157
169 - 180 ...............    19,444,008        71.8         1.20        93.3        5.727       180
                           ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ......  $285,131,898        63.3%        1.52x       94.6%       5.507%      114

Weighted Average Original Term to Maturity: 114 months.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-3

                          REMAINING TERM TO MATURITY
                                   (GROUP 1)

                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS        NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)           OF LOANS       BALANCE         BALANCE        BALANCE
----------------------------- ---------- ---------------- -------------- --------------

 49 -  60 ...................       9     $  250,153,165        11.5%     $ 27,794,796
 61 -  72 ...................       1         87,210,000         4.0        87,210,000
 73 -  84 ...................       3         37,377,508         1.7        12,459,169
 85 - 108 ...................       3         15,036,052         0.7         5,012,017
109 - 120 ...................      84      1,372,222,232        63.1        16,335,979
121 - 144 ...................       8        245,460,000        11.3        30,682,500
157 - 168 ...................       1        116,000,000         5.3       116,000,000
169 - 180 ...................       4         52,864,008         2.4        13,216,002
                                   --     --------------       -----      ------------
TOTAL/AVG/WTD AVG: ..........     113     $2,176,322,965       100.0%     $ 19,259,495

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE(1)       RATE       TERM
----------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ...................  $122,850,000        56.3%        2.03x       93.1%       5.393%       59
 61 -  72 ...................    87,210,000        68.2         1.20        71.2        6.215        61
 73 -  84 ...................    20,000,000        75.4         1.44        99.2        5.425        84
 85 - 108 ...................     5,505,000        76.3         1.22        91.9        5.636        91
109 - 120 ...................   285,131,898        63.1         1.49        96.5        5.446       117
121 - 144 ...................   185,000,000        69.2         1.27        92.6        5.579       122
157 - 168 ...................   116,000,000        55.0         1.71       100.0        5.701       157
169 - 180 ...................    19,444,008        71.8         1.20        93.3        5.727       176
                               ------------        ----         ----       -----        -----       ---
TOTAL/AVG/WTD AVG: ..........  $285,131,898        63.3%        1.52x       94.6%       5.507%      111

Weighted Average Remaining Term to Maturity: 111 months.

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                   (GROUP 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
---------------------------- --------------- ----------------- -------------- --------------

Office .....................        33        $1,205,202,302         55.4%     $36,521,282
Retail .....................        54           508,495,922         23.4        9,416,591
Hotel ......................        72           239,620,262         11.0        3,328,059
Mobile Home Park ...........         8            69,781,588          3.2        8,722,699
Self Storage ...............        13            49,571,552          2.3        3,813,196
Multifamily ................         4            38,730,000          1.8        9,682,500
Mixed Use ..................         2            36,364,656          1.7       18,182,328
Industrial/Warehouse .......         4            28,556,683          1.3        7,139,171
                                    --        --------------        -----      -----------
TOTAL/AVG/WTD AVG: .........       190        $2,176,322,965        100.0%     $11,454,331

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

Office .....................  $285,131,898        58.4%        1.59x       94.2%      5.517%
Retail .....................    84,000,000        71.3         1.39        96.6       5.375
Hotel ......................    14,213,558        59.3         1.64          --       5.658
Mobile Home Park ...........    25,000,000        77.3         1.25        94.9       5.521
Self Storage ...............    13,500,000        74.1         1.40        87.9       5.525
Multifamily ................    12,800,000        77.0         1.24        90.6       5.629
Mixed Use ..................    25,000,000        78.6         1.35        90.8       5.440
Industrial/Warehouse .......    10,300,000        69.9         1.25        94.1       6.027
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        63.3%        1.52x       94.6%      5.507%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                                   (GROUP 1)

                                                      TOTAL         % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                       NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)           OF LOANS       BALANCE          BALANCE        BALANCE
------------------------------------ ---------- ----------------- -------------- --------------

          1. -   2,000,000 .........       4     $    6,822,520          0.3%     $  1,705,630
  2,000,001. -   4,000,000 .........      27         87,724,293          4.0         3,249,048
  4,000,001. -   6,000,000 .........      19         94,807,260          4.4         4,989,856
  6,000,001. -   8,000,000 .........      13         89,525,472          4.1         6,886,575
  8,000,001. -  10,000,000 .........       9         83,421,539          3.8         9,269,060
 10,000,001. -  15,000,000 .........      16        195,671,546          9.0        12,229,472
 15,000,001. -  20,000,000 .........       7        124,096,169          5.7        17,728,024
 20,000,001. -  25,000,000 .........       4         93,110,000          4.3        23,277,500
 25,000,001. -  50,000,000 .........       5        175,552,268          8.1        35,110,454
 50,000,001. -  75,000,000 .........       1         57,500,000          2.6        57,500,000
 75,000,001. - 100,000,000 .........       2        171,210,000          7.9        85,605,000
100,000,001. - 125,000,000 .........       3        348,850,000         16.0       116,283,333
150,000,001.  (greater than) = .....       3        648,031,898         29.8       216,010,633
                                          --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .................     113     $2,176,322,965        100.0%     $ 19,259,495

                                         MAXIMUM
                                      CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)              BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------------------ -------------- -------------- ----------- ----------- ----------

          1. -   2,000,000 .........  $  1,997,823        76.9%        1.34x       95.3%      5.387%
  2,000,001. -   4,000,000 .........     4,000,000        74.7         1.36        93.5       5.566
  4,000,001. -   6,000,000 .........     6,000,000        73.0         1.39        93.8       5.555
  6,000,001. -   8,000,000 .........     7,887,770        72.9         1.36        95.5       5.634
  8,000,001. -  10,000,000 .........    10,000,000        74.8         1.26        90.7       5.536
 10,000,001. -  15,000,000 .........    14,595,000        74.6         1.30        95.2       5.421
 15,000,001. -  20,000,000 .........    20,000,000        71.2         1.36        95.2       5.319
 20,000,001. -  25,000,000 .........    25,000,000        76.0         1.31        97.5       5.477
 25,000,001. -  50,000,000 .........    40,360,000        66.3         1.54        94.7       5.559
 50,000,001. -  75,000,000 .........    57,500,000        70.1         1.27        87.1       5.354
 75,000,001. - 100,000,000 .........    87,210,000        61.1         1.54        83.6       5.619
100,000,001. - 125,000,000 .........   122,850,000        54.2         1.90        98.0       5.420
150,000,001.  (greater than) = .....   285,131,898        54.6         1.55        96.7       5.555
                                      ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .................  $285,131,898        63.3%        1.52x       94.6%      5.507%

Average Cut-off Date Principal Balance: $19,259,495

-------
(1) Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-6

                                 U/W NCF DSCR
                                   (GROUP 1)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                      OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------- ---------- ----------------- -------------- --------------

< 1.19 .....................       4     $   83,150,000          3.8%     $ 20,787,500
1.20 - 1.29 ................      45        689,546,292         31.7        15,323,251
1.30 - 1.39 ................      28        242,025,387         11.1         8,643,764
1.40 - 1.49 ................      15        122,303,944          5.6         8,153,596
1.50 - 1.59 ................       9        184,100,112          8.5        20,455,568
1.60 - 1.69 ................       5        301,223,145         13.8        60,244,629
1.70 - 1.79 ................       3        311,091,817         14.3       103,697,272
1.80 - 1.89 ................       2         89,000,000          4.1        44,500,000
2.00  (greater than) = .....       2        153,882,268          7.1        76,941,134
                                  --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: .........     113     $2,176,322,965        100.0%     $ 19,259,495

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

< 1.19 .....................  $ 36,000,000        78.3%        1.10x       97.0%      5.569%
1.20 - 1.29 ................   185,000,000        71.6         1.24        89.5       5.616
1.30 - 1.39 ................    30,000,000        75.7         1.34        93.6       5.446
1.40 - 1.49 ................    20,360,000        73.3         1.44        98.3       5.440
1.50 - 1.59 ................   110,000,000        61.9         1.52        99.3       5.453
1.60 - 1.69 ................   285,131,898        46.9         1.65        99.5       5.493
1.70 - 1.79 ................   177,900,000        55.5         1.71       100.0       5.654
1.80 - 1.89 ................    84,000,000        54.5         1.89        96.7       5.035
2.00  (greater than) = .....   122,850,000        44.7         2.48        94.1       5.200
                              ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        63.3%        1.52x       94.6%      5.507%

Weighted Average U/W NCF DSCR: 1.52

-------
(1) Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-7

                             OCCUPANCY RATES(1)(2)
                                   (GROUP 1)

                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE         BALANCE        BALANCE
---------------------------- --------------- ---------------- -------------- --------------

   (less than) = 65.0  .....         1        $    2,268,588        0.1%      $ 2,268,588
70.1 - 75.0 ................         3            93,335,000        4.3        31,111,667
75.1 - 80.0 ................         3            13,289,496        0.6         4,429,832
80.1 - 85.0 ................         8            74,307,800        3.4         9,288,475
85.1 - 90.0 ................        12           170,972,765        7.9        14,247,730
90.1 - 95.0 ................        25           397,923,403       18.3        15,916,936
95.1  (greater than) = .....        66         1,184,605,651       54.4        17,948,570
                                    --        --------------       ----       -----------
TOTAL/AVG/WTD AVG: .........       118        $1,936,702,703       89.0%      $16,412,735

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

   (less than) = 65.0  .....  $  2,268,588        61.3%        1.61x       61.5%      5.875%
70.1 - 75.0 ................    87,210,000        68.9         1.21        71.3       6.180
75.1 - 80.0 ................     5,120,000        73.6         1.37        78.0       5.365
80.1 - 85.0 ................    18,460,345        62.1         1.61        82.4       5.281
85.1 - 90.0 ................    57,500,000        70.9         1.37        87.6       5.499
90.1 - 95.0 ................   185,000,000        69.4         1.37        92.0       5.499
95.1  (greater than) = .....   285,131,898        60.4         1.58        99.3       5.442
                              ------------        ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $285,131,898        63.8%        1.50x       94.6%      5.488%

Weighted average occupancy rate: 94.6%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

(2) Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-3-8

                         REMAINING AMORTIZATION TERMS
                                   (GROUP 1)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                  NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS) (1)    OF LOANS       BALANCE          BALANCE        BALANCE
--------------------------------- ---------- ----------------- -------------- --------------

IO(2) ...........................      20     $  912,085,166         41.9%    $45,604,258
109 - 120 .......................       1         40,360,000          1.9      40,360,000
157 - 168 .......................       1        116,000,000          5.3     116,000,000
229 - 240 .......................       2          6,768,841          0.3       3,384,420
265 - 276 .......................       1        110,000,000          5.1     110,000,000
289 - 300 .......................       6        205,266,556          9.4      34,211,093
313 - 324 .......................       1         14,213,558          0.7      14,213,558
325 - 336 .......................       1         10,300,000          0.5      10,300,000
337 - 348 .......................       1          4,057,052          0.2       4,057,052
349 - 360 .......................      79        757,271,792         34.8       9,585,719
                                       --     --------------        -----     -----------
TOTAL/AVG/WTD AVG: ..............     113     $2,176,322,965        100.0%    $19,259,495

                                      MAXIMUM                                                         WTD. AVG.
                                   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS) (1)       BALANCE          LTV          DSCR      RATE(3)       RATE       TERM(4)
--------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(2) ........................... $285,131,898         59.0%        1.60x       93.6%       5.530%         0
109 - 120 .......................   40,360,000         51.9         1.57       100.0        5.531        120
157 - 168 .......................  116,000,000         55.0         1.71       100.0        5.701        157
229 - 240 .......................    5,450,000         67.5         1.30       100.0        6.615        240
265 - 276 .......................  110,000,000         63.2         1.50       100.0        5.370        266
289 - 300 .......................  177,900,000         57.0         1.68        84.5        5.699        295
313 - 324 .......................   14,213,558         66.1         1.40          --        5.482        322
325 - 336 .......................   10,300,000         63.8         1.22        83.6        5.210        336
337 - 348 .......................    4,057,052         59.3         1.26        87.3        6.030        348
349 - 360 .......................   84,000,000         72.0         1.36        94.1        5.408        359
                                  ------------         ----         ----       -----        -----        ---
TOTAL/AVG/WTD AVG: .............. $285,131,898         63.3%        1.52x       94.6%       5.507%       313

Weighted Average Remaining Amortization Term: 313 months.(4)

-------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Excludes mortgage loans secured by hospitality properties.

(4)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-3-9

                                MORTGAGE RATES
                                   (GROUP 1)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------

4.751 - 5.000 ...........       2     $  101,191,817          4.6%     $50,595,908
5.001 - 5.250 ...........      16        294,601,658         13.5       18,412,604
5.251 - 5.500 ...........      48        773,479,787         35.5       16,114,162
5.501 - 5.750 ...........      33        811,058,095         37.3       24,577,518
5.751 - 6.000 ...........       7         73,969,867          3.4       10,567,124
6.001 - 6.250 ...........       4        100,900,058          4.6       25,225,014
6.251 - 6.500 ...........       1          9,191,683          0.4        9,191,683
6.501 - 6.750 ...........       1          6,480,000          0.3        6,480,000
6.751 - 7.000 ...........       1          5,450,000          0.3        5,450,000
                               --     --------------        -----      -----------
TOTAL/AVG/WTD AVG: ......     113     $2,176,322,965        100.0%     $19,259,495

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE(1)      RATE
------------------------- -------------- -------------- ----------- ----------- ----------

4.751 - 5.000 ...........  $ 84,000,000        54.3%        1.87x       97.1%      4.992%
5.001 - 5.250 ...........   122,850,000        59.1         1.93        94.8       5.196
5.251 - 5.500 ...........   285,131,898        62.3         1.47        96.0       5.425
5.501 - 5.750 ...........   185,000,000        65.0         1.44        96.3       5.619
5.751 - 6.000 ...........    38,160,000        74.0         1.28        88.3       5.816
6.001 - 6.250 ...........    87,210,000        67.1         1.23        72.8       6.195
6.251 - 6.500 ...........     9,191,683        79.8         1.21       100.0       6.500
6.501 - 6.750 ...........     6,480,000        79.0         1.21        97.6       6.620
6.751 - 7.000 ...........     5,450,000        67.3         1.24       100.0       6.970
                           ------------        ----         ----       -----       -----
TOTAL/AVG/WTD AVG: ......  $285,131,898        63.3%        1.52x       94.6%      5.507%

Weighted Average Mortgage Rate: 5.507%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                   (GROUP 1)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
----------------------------- ---------- ----------------- -------------- --------------

    (less than) = 0.0 . .....       1     $  116,000,000          5.3%     $116,000,000
25.1 - 30.0 .................       1         40,360,000          1.9        40,360,000
35.1 - 40.0 .................       1          3,350,000          0.2         3,350,000
40.1 - 45.0 .................       3        116,351,109          5.3        38,783,703
45.1 - 50.0 .................       8        623,069,495         28.6        77,883,687
50.1 - 55.0 .................       6        163,361,405          7.5        27,226,901
55.1 - 60.0 .................       9         65,837,997          3.0         7,315,333
60.1 - 65.0 .................      32        261,070,648         12.0         8,158,458
65.1 - 70.0 .................      25        453,771,977         20.9        18,150,879
70.1 - 75.0 .................      16        202,460,333          9.3        12,653,771
75.1 - 80.0 .................       8        118,663,000          5.5        14,832,875
80.1 - 85.0 .................       1          3,837,000          0.2         3,837,000
85.1  (greater than) = ......       2          8,190,000          0.4         4,095,000
                                   --     --------------        -----      ------------
TOTAL/AVG/WTD AVG: ..........     113     $2,176,322,965        100.0%     $ 19,259,495

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR      RATE(1)      RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

    (less than) = 0.0 . .....  $116,000,000          --          1.71x       100.0%     5.701%
25.1 - 30.0 .................    40,360,000        27.7%         1.57        100.0      5.531
35.1 - 40.0 .................     3,350,000        37.7          1.44         97.1      6.115
40.1 - 45.0 .................    84,000,000        42.4          2.10         95.6      5.055
45.1 - 50.0 .................   285,131,898        46.1          1.82         98.2      5.488
50.1 - 55.0 .................   110,000,000        51.5          1.45         97.0      5.432
55.1 - 60.0 .................    14,595,000        57.8          1.31         93.2      5.555
60.1 - 65.0 .................    57,500,000        62.9          1.33         92.6      5.456
65.1 - 70.0 .................   185,000,000        67.5          1.26         88.4      5.651
70.1 - 75.0 .................    36,000,000        72.6          1.24         96.5      5.433
75.1 - 80.0 .................    38,160,000        78.3          1.30         93.4      5.602
80.1 - 85.0 .................     3,837,000        85.0          1.44        100.0      5.500
85.1  (greater than) = ......     4,410,000        90.0          1.25        100.0      5.459
                               ------------        ----          ----        -----      -----
TOTAL/AVG/WTD AVG: ..........  $285,131,898        54.8%         1.52x        94.6%     5.507%

Weighted Average Maturity Date LTV Ratio: 54.8%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-3-11

                            PROPERTIES BY STATE(1)
                                   (GROUP 1)

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
----------------   ---------------   -----------------   -------------

NY .............          24          $  611,113,547          28.1%
CA .............          23             282,439,814          13.0
MA .............           3             190,113,719           8.7
IL .............          10             183,219,056           8.4
FL .............          18             153,447,549           7.1
MD .............           5             115,503,753           5.3
TX .............          20              87,959,303           4.0
CT .............           6              71,385,646           3.3
NJ .............           7              54,448,718           2.5
GA .............           8              50,338,242           2.3
DC .............           1              40,360,000           1.9
CO .............           6              36,748,693           1.7
VA .............           4              35,493,095           1.6
SC .............           3              30,565,073           1.4
MO .............           3              26,472,331           1.2
PA .............           4              24,545,240           1.1
MI .............           5              23,884,850           1.1
OH .............           5              23,303,050           1.1
UT .............           2              19,115,000           0.9
IN .............           3              13,700,273           0.6
OK .............           5              13,016,428           0.6
TN .............           3              12,153,208           0.6
WA .............           2              12,113,123           0.6
OR .............           2              10,761,358           0.5
AZ .............           4              10,160,288           0.5
NC .............           4               9,919,646           0.5
KY .............           2               9,224,922           0.4
AL .............           3               9,142,693           0.4
NV .............           1               5,194,467           0.2
KS .............           1               3,171,556           0.1
AR .............           1               2,799,583           0.1
LA .............           1               2,413,946           0.1
MN .............           1               2,094,793           0.1
                          --          --------------         -----
TOTAL: .........         190          $2,176,322,965         100.0%

-------
(1) Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-3-12

                                   ANNEX A-4

                  CERTAIN CHARACTERISTICS OF LOAN GROUP NO. 2

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              AMORTIZATION TYPES
                                   (GROUP 2)

                                            TOTAL       % BY TOTAL       AVERAGE
                                        CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                              NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES           OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------- ---------- -------------- -------------- --------------

Amortizing Balloon(1) .....     20      $108,285,111        63.6%     $ 5,414,256
Interest Only .............      2        61,900,000        36.4       30,950,000
                                --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ........     22      $170,185,111       100.0%     $ 7,735,687

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR        RATE       RATE
--------------------------- -------------- -------------- ----------- ----------- ----------

Amortizing Balloon(1) .....  $12,500,000         77.4%        1.29x       93.1%      5.530%
Interest Only .............   35,200,000         77.0         1.50        95.0       5.205
                             -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ........  $35,200,000         77.2%        1.37X       93.8%      5.412%

--------
(1)   Includes mortgage loans, representing 30.8% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 65.6% of these loans, by balance, have three years or less of interest-only payments.

                                                                     ANNEX A-4-1

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                   (GROUP 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)      OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

65.1 - 70.0 ................      3      $ 10,468,000         6.2%      $3,489,333
70.1 - 75.0 ................      2         8,825,000         5.2        4,412,500
75.1 - 80.0 ................     17       150,892,111        88.7        8,876,007
                                 --      ------------       -----       ----------
TOTAL/AVG/WTD AVG: .........     22      $170,185,111       100.0%      $7,735,687

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)         BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

65.1 - 70.0 ................  $ 5,500,000         67.6%        1.42x       94.6%      5.583%
70.1 - 75.0 ................    5,250,000         74.8         1.27        98.7       5.496
75.1 - 80.0 ................   35,200,000         78.1         1.37        93.5       5.395
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $35,200,000         77.2%        1.37X       93.8%      5.412%

Weighted Average Cut-off Date LTV Ratio: 77.2%

--------

                                                                     ANNEX A-4-2

                           ORIGINAL TERM TO MATURITY
                                   (GROUP 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      2      $ 61,900,000        36.4%     $30,950,000
 73 -  84 ..................      2        22,150,000        13.0       11,075,000
109 - 120 ..................     18        86,135,111        50.6        4,785,284
                                 --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     22      $170,185,111       100.0%     $ 7,735,687

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   ORIGINAL
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $35,200,000         77.0%        1.50x       95.0%       5.205%       60
 73 -  84 ..................   11,750,000         76.9         1.22        92.5        6.197        81
109 - 120 ..................   12,500,000         77.5         1.31        93.3        5.359       120
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $35,200,000         77.2%        1.37X       93.8%       5.412%       93

Weighted Average Original Term to Maturity: 93 months.

--------

                                                                     ANNEX A-4-3

                          REMAINING TERM TO MATURITY
                                   (GROUP 2)

                                             TOTAL       % BY TOTAL       AVERAGE
                                         CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS      BALANCE        BALANCE        BALANCE
---------------------------- ---------- -------------- -------------- --------------

 49 -  60 ..................      2      $ 61,900,000        36.4%     $30,950,000
 73 -  84 ..................      2        22,150,000        13.0       11,075,000
109 - 120 ..................     18        86,135,111        50.6        4,785,284
                                 --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .........     22      $170,185,111       100.0%     $ 7,735,687

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS        PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   REMAINING
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR        RATE        RATE       TERM
---------------------------- -------------- -------------- ----------- ----------- ----------- ----------

 49 -  60 ..................  $35,200,000         77.0%        1.50x       95.0%       5.205%       58
 73 -  84 ..................   11,750,000         76.9         1.22        92.5        6.197        79
109 - 120 ..................   12,500,000         77.5         1.31        93.3        5.359       118
                              -----------         ----         ----        ----        -----       ---
TOTAL/AVG/WTD AVG: .........  $35,200,000         77.2%        1.37X       93.8%       5.412%       91

Weighted Average Remaining Term to Maturity: 91 months.

--------

                                                                     ANNEX A-4-4

                   MORTGAGED PROPERTIES BY PROPERTY TYPE(1)
                                   (GROUP 2)

                                               TOTAL       % BY TOTAL       AVERAGE
                                           CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
                               NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
PROPERTY TYPE              OF PROPERTIES      BALANCE        BALANCE        BALANCE
------------------------- --------------- -------------- -------------- --------------

Multifamily .............        21        $162,851,817        95.7%      $7,754,848
Mobile Home Park ........         3           7,333,294         4.3        2,444,431
                                 --        ------------       -----       ----------
TOTAL/AVG/WTD AVG: ......        24        $170,185,111       100.0%      $7,091,046

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                 BALANCE          LTV          DSCR        RATE       RATE
------------------------- -------------- -------------- ----------- ----------- ----------

Multifamily .............  $35,200,000         77.5%        1.36x       93.7%      5.402%
Mobile Home Park ........    3,300,000         70.6         1.41        95.6       5.627
                           -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ......  $35,200,000         77.2%        1.37X       93.8%      5.412%

--------
(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-5

                        CUT-OFF DATE PRINCIPAL BALANCES
                                   (GROUP 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)    OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

         1 -  2,000,000 .....      3      $  4,519,808         2.7%     $ 1,506,603
 2,000,001 -  4,000,000 .....      6        17,462,224        10.3        2,910,371
 4,000,001 -  6,000,000 .....      4        20,824,718        12.2        5,206,180
 6,000,001 -  8,000,000 .....      2        13,933,612         8.2        6,966,806
 8,000,001 - 10,000,000 .....      2        16,894,748         9.9        8,447,374
10,000,001 - 15,000,000 .....      3        34,650,000        20.4       11,550,000
25,000,001 - 50,000,000 .....      2        61,900,000        36.4       30,950,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     22      $170,185,111       100.0%     $ 7,735,687

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                 PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)       BALANCE          LTV          DSCR        RATE       RATE
----------------------------- -------------- -------------- ----------- ----------- ----------

         1 -  2,000,000 .....  $ 1,668,000         72.6%        1.33x       95.3%      5.476%
 2,000,001 -  4,000,000 .....    3,575,000         75.4         1.30        94.8       5.413
 4,000,001 -  6,000,000 .....    5,833,144         75.1         1.37        95.0       5.320
 6,000,001 -  8,000,000 .....    7,467,561         79.7         1.30        91.7       5.250
 8,000,001 - 10,000,000 .....    8,640,000         80.0         1.32        91.7       5.431
10,000,001 - 15,000,000 .....   12,500,000         78.0         1.21        92.1       5.884
25,000,001 - 50,000,000 .....   35,200,000         77.0         1.50        95.0       5.205
                               -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         77.2%        1.37X       93.8%      5.412%

Average Cut-off Date Principal Balance: $7,735,687

--------

                                                                     ANNEX A-4-6

                                 U/W NCF DSCR
                                   (GROUP 2)

                                       TOTAL       % BY TOTAL       AVERAGE
                                   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF         NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
DSCR (X)                OF LOANS      BALANCE        BALANCE        BALANCE
---------------------- ---------- -------------- -------------- --------------

1.20 - 1.29 ..........     12      $ 72,986,190        42.9%     $ 6,082,183
1.30 - 1.39 ..........      6        27,433,627        16.1        4,572,271
1.50 - 1.59 ..........      3        67,400,000        39.6       22,466,667
1.70 - 1.79 ..........      1         2,365,294         1.4        2,365,294
                           --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ...     22      $170,185,111       100.0%     $ 7,735,687

                           MAXIMUM
                        CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF          PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                   BALANCE          LTV          DSCR        RATE       RATE
---------------------- -------------- -------------- ----------- ----------- ----------

1.20 - 1.29 ..........  $12,500,000         77.8%        1.24x       92.2%      5.610%
1.30 - 1.39 ..........    8,254,748         77.7         1.34        95.0       5.370
1.50 - 1.59 ..........   35,200,000         76.4         1.50        95.0       5.220
1.70 - 1.79 ..........    2,365,294         79.9         1.73        97.8       5.270
                        -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: ...  $35,200,000         77.2%        1.37X       93.8%      5.412%

Weighted Average U/W NCF DSCR: 1.37x.

--------

                                                                     ANNEX A-4-7

                              OCCUPANCY RATES(1)
                                   (GROUP 2)

                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER        PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES      BALANCE        BALANCE        BALANCE
---------------------------- --------------- -------------- -------------- --------------

85.1 - 90.0 ................         3        $ 22,386,221        13.2%      $7,462,074
90.1 - 95.0 ................        10          82,694,753        48.6        8,269,475
95.1  (greater than) = .....        11          65,104,136        38.3        5,918,558
                                    --        ------------       -----       ----------
TOTAL/AVG/WTD AVG: .........        24        $170,185,111       100.0%      $7,091,046

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------

85.1 - 90.0 ................  $10,400,000         77.5%        1.25x       86.6%      5.854%
90.1 - 95.0 ................   35,200,000         77.1         1.39        93.4       5.254
95.1  (greater than) = .....   26,700,000         77.4         1.38        96.9       5.461
                              -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .........  $35,200,000         77.2%        1.37X       93.8%      5.412%

Weighted average occupancy rate: 93.8%

--------
(1)  Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                     ANNEX A-4-8

                         REMAINING AMORTIZATION TERMS
                                   (GROUP 2)

                                                  TOTAL       % BY TOTAL       AVERAGE
                                              CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                  NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS) (1)    OF LOANS      BALANCE        BALANCE        BALANCE
--------------------------------- ---------- -------------- -------------- --------------

IO(2) ...........................      2      $ 61,900,000        36.4%     $30,950,000
229 - 240 .......................      1         1,668,000         1.0        1,668,000
349 - 360 .......................     19       106,617,111        62.6        5,611,427
                                      --      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..............     22      $170,185,111       100.0%     $ 7,735,687

                                      MAXIMUM                                                         WTD. AVG.
                                   CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.    REMAINING
RANGE OF REMAINING                   PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY    MORTGAGE   AMORTIZATION
AMORTIZATION TERMS (MONTHS) (1)       BALANCE          LTV          DSCR        RATE        RATE       TERM (3)
--------------------------------- -------------- -------------- ----------- ----------- ----------- -------------

IO(2) ...........................  $35,200,000         77.0%        1.50x       95.0%       5.205%         0
229 - 240 .......................    1,668,000         66.7         1.37        91.1        5.730        240
349 - 360 .......................   12,500,000         77.5         1.29        93.2        5.527        359
                                   -----------         ----         ----        ----        -----        ---
TOTAL/AVG/WTD AVG: ..............  $35,200,000         77.2%        1.37X       93.8%       5.412%       357

Weighted Average Remaining Amortization Term: 357 months.(3)

--------
(1)   Ranges of Remaining Amortization Terms (other than IO) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.

(2)   Interest-only up to maturity date.

(3)   Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

                                                                     ANNEX A-4-9

                                MORTGAGE RATES
                                   (GROUP 2)

                                         TOTAL       % BY TOTAL       AVERAGE
                                     CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
RATES (%)                 OF LOANS      BALANCE        BALANCE        BALANCE
------------------------ ---------- -------------- -------------- --------------

5.001 - 5.250 ..........      9      $ 92,337,291        54.3%     $10,259,699
5.251 - 5.500 ..........      8        45,479,819        26.7        5,684,977
5.501 - 5.750 ..........      2         6,918,000         4.1        3,459,000
5.751 - 6.000 ..........      1         3,300,000         1.9        3,300,000
6.001 - 6.250 ..........      1        11,750,000         6.9       11,750,000
6.251 - 6.500 ..........      1        10,400,000         6.1       10,400,000
                              -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: .....     22      $170,185,111       100.0%     $ 7,735,687

                             MAXIMUM
                          CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE           PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                    BALANCE          LTV          DSCR        RATE       RATE
------------------------ -------------- -------------- ----------- ----------- ----------

5.001 - 5.250 ..........  $35,200,000         77.7%        1.43x       94.4%      5.210%
5.251 - 5.500 ..........   12,500,000         77.9         1.32        92.6       5.385
5.501 - 5.750 ..........    5,250,000         73.0         1.32        97.0       5.571
5.751 - 6.000 ..........    3,300,000         66.0         1.21        96.4       5.830
6.001 - 6.250 ..........   11,750,000         78.3         1.21        98.7       6.080
6.251 - 6.500 ..........   10,400,000         75.4         1.23        85.6       6.330
                          -----------         ----         ----        ----       -----
TOTAL/AVG/WTD AVG: .....  $35,200,000         77.2%        1.37X       93.8%      5.412%

Weighted Average Mortgage Rate: 5.412%

--------

                                                                    ANNEX A-4-10

                      MATURITY DATE LOAN-TO-VALUE RATIOS
                                   (GROUP 2)

                                              TOTAL       % BY TOTAL       AVERAGE
                                          CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY DATE          NUMBER      PRINCIPAL      PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS      BALANCE        BALANCE        BALANCE
----------------------------- ---------- -------------- -------------- --------------

40.1 - 45.0 .................      1      $  1,668,000         1.0%     $ 1,668,000
55.1 - 60.0 .................      1         3,300,000         1.9        3,300,000
60.1 - 65.0 .................      6        19,115,503        11.2        3,185,917
65.1 - 70.0 .................      8        40,911,607        24.0        5,113,951
70.1 - 75.0 .................      4        43,290,000        25.4       10,822,500
75.1 - 80.0 .................      2        61,900,000        36.4       30,950,000
                                   -      ------------       -----      -----------
TOTAL/AVG/WTD AVG: ..........     22      $170,185,111       100.0%     $ 7,735,687

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.     WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE           PRINCIPAL    MATURITY DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV           DSCR        RATE       RATE
----------------------------- -------------- --------------- ----------- ----------- ----------

40.1 - 45.0 .................  $ 1,668,000         43.3%         1.37x       91.1%      5.730%
55.1 - 60.0 .................    3,300,000         55.7          1.21        96.4       5.830
60.1 - 65.0 .................    5,500,000         63.6          1.35        94.5       5.383
65.1 - 70.0 .................    8,254,748         66.0          1.33        94.3       5.278
70.1 - 75.0 .................   12,500,000         72.7          1.23        91.2       5.804
75.1 - 80.0 .................   35,200,000         77.0          1.50        95.0       5.205
                               -----------         ----          ----        ----       -----
TOTAL/AVG/WTD AVG: ..........  $35,200,000         71.0%         1.37X       93.8%      5.412%

Weighted Average Maturity Date LTV Ratio: 71.0%

--------

                                                                    ANNEX A-4-11

                            PROPERTIES BY STATE(1)
                                   (GROUP 2)

                                          TOTAL         % BY TOTAL
                                      CUT-OFF DATE     CUT-OFF DATE
                        NUMBER          PRINCIPAL       PRINCIPAL
STATE               OF PROPERTIES        BALANCE         BALANCE
----------------   ---------------   --------------   -------------

TX .............           6          $ 75,547,746         44.4%
MI .............           2            21,140,000         12.4
FL .............           2            17,000,000         10.0
AL .............           4            15,970,623          9.4
IN .............           1            10,400,000          6.1
NY .............           3             8,254,749          4.9
OK .............           1             5,833,144          3.4
WA .............           1             5,500,000          3.2
CA .............           1             3,575,000          2.1
NJ .............           1             3,300,000          1.9
AZ .............           1             2,365,294          1.4
MO .............           1             1,298,556          0.8
                           -          ------------        -----
TOTAL: .........          24          $170,185,111        100.0%

--------
(1)   Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated loan amounts.

                                                                    ANNEX A-4-12

                                   ANNEX A-5

            CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C7

                                                              ORIGINAL      REMAINING
 CONTROL  FOOTNOTE                                         INTEREST-ONLY  INTEREST-ONLY      AMORTIZATION             MATURITY
   NO.       NO.                  PROPERTY NAME            PERIOD (MOS.)  PERIOD (MOS.)          TYPE                   DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1       (1)    200 Park Avenue                              120            115      Interest-Only                5/11/2015
    2       (2)    99 High Street                               121            121      Interest-Only               11/11/2015
    3       (3)    Courtyard By Marriott Portfolio               36             30      Interest-Only, Balloon       4/11/2015
    4       (4)    Reckson Portfolio I                           60             59      Interest-Only                9/11/2010
    5       (5)    1166 Avenue of the Americas                    0              0      Fully Amortizing            10/11/2035
    6       (6)    Mathilda Research Centre                      36             30      Interest-Only, Balloon       4/11/2015
    7       (7)    Bethesda Towers                               61             61      Interest-Only               11/11/2010
    8       (8)    Cherryvale Mall                                0              0      Balloon                      10/5/2015
    9              300 South Wacker                              60             58      Interest-Only, Balloon       8/11/2015
   10       (9)    Station Place I                                0              0      Fully Amortizing            10/11/2015
   11              Tri-County Business Park                      60             59      Interest-Only                9/11/2010
   12              Sarasota Main Plaza                           60             59      Interest-Only, Balloon       9/11/2015
   13      (10)    Seth Portfolio - Bayou Park Apartments        60             58      Interest-Only                8/11/2010
   14      (11)    Reckson Portfolio II                          60             60      Interest-Only               10/11/2010
   15      (12)    3200 Wilshire Boulevard                        1              1      Balloon                     11/11/2015
   16      (10)    Seth Portfolio - Sandstone Apartments         60             58      Interest-Only                8/11/2010
   17              Wachovia Place                                60             58      Interest-Only                8/11/2010
   18              Bunker Hill/Valley Forge                      60             59      Interest-Only, Balloon       9/11/2015
   19      (13)    1155 Market Street                           120            120      Interest-Only               10/11/2015
   20              Home Depot                                   120            120      Interest-Only               10/11/2015
   21      (26)    Paseo Sepulveda                               84             84      Interest-Only               10/11/2012
   22              Chesterfield Commons East                      0              0      Balloon                      7/11/2020
   23              Shop City Shopping Center                      0              0      Balloon                      8/11/2015
   24              Mission Trace Shopping Center                 59             57      Interest-Only, Balloon       8/11/2015
   25              NTSB Academy                                   0              0      Balloon                      7/11/2015
   26      (14)    Plum Tree Shopping Center                     24             21      Interest-Only, Balloon       7/11/2015
   27              Shops at Sea Island                           36             34      Interest-Only, Balloon       8/11/2015
   28              Allen Central Market                          60             54      Interest-Only, Balloon       4/11/2020
   29              LaPlata Plaza                                  0              0      Balloon                     10/11/2015
   30              BJ's at Cape Coral                            60             60      Interest-Only, Balloon      10/11/2015
   31              Holtsville Residence Inn                       0              0      Balloon                      8/11/2010
   32              Storage Deluxe                                60             58      Interest-Only, Balloon       8/11/2015
   33      (15)    Sunchase at Longwood                         120            117      Interest-Only                7/11/2015
   34              East Hampton Village                          60             59      Interest-Only, Balloon       9/11/2015
   35              Maple Brook Village Apartments                60             57      Interest-Only, Balloon       7/11/2015
   36              Silver Blue Lake Apartments                   24             23      Interest-Only, Balloon       9/11/2012
   37              Route 17 North - Paramus                     120            119      Interest-Only                9/11/2015
   38              PGA Commons Parcel 3 West                      0              0      Balloon                      7/11/2015
   39              Hilton Garden Inn                              0              0      Balloon                     10/11/2015
   40              Tower 14                                      24             20      Interest-Only, Balloon       6/11/2015
   41              Gleneagles                                    60             57      Interest-Only, Balloon       7/11/2020
   42              96th Street                                  120            119      Interest-Only                9/11/2015
   43              Lanier Commons Shopping Center                30             26      Interest-Only, Balloon       6/11/2015
   44              Giant Eagle of Seven Fields                    0              0      Balloon                      9/11/2015
   45              Westminster Apartments                        29             27      Interest-Only, Balloon       1/11/2012
   46              Foremost Business Park                        57             57      Interest-Only, Balloon       7/11/2015
   47              Embassy Apartments                           120            119      Interest-Only                9/11/2015
   48              Lilburn Corners                                0              0      Balloon                      9/11/2015
   49              Prestige Mobile Home Park                     60             60      Interest-Only, Balloon      10/11/2015
   50              Nob Hill Shopping Center                       0              0      Balloon                      9/11/2012
   51      (16)    Harmony Pointe                                60             58      Interest-Only, Balloon       8/11/2015
   52      (17)    Courtyard Norwich                             36             34      Interest-Only, Balloon       8/11/2015
   53              GRM San Francisco                              0              0      Balloon                      9/11/2015
   54              Embassy Manor Apartments                      30             28      Interest-Only, Balloon       8/11/2015
   55              9894 Bissonnet                                36             33      Interest-Only, Balloon       7/11/2015
   56              Fleming, Highland and Eastway Apartments       0              0      Balloon                      9/11/2015
   57              2815 Camino Del Rio South                      0              0      Balloon                      9/11/2015
   58              Holiday Inn-Solana Beach                       0              0      Balloon                      9/11/2012
   59              Murphy Crossing                               60             57      Interest-Only, Balloon       7/11/2020
   60              Gleneagles Court Shopping Center               0              0      Balloon                      9/11/2015
   61              Conejo Valley Plaza                            0              0      Balloon                      7/11/2015
   62              The Orchard                                   48             46      Interest-Only, Balloon       8/11/2015
   63              Executive Lodge Apartments                     0              0      Balloon                      6/11/2015
   64              Jackson Village                                0              0      Balloon                      9/11/2015
   65              1900 Euclid Avenue                            60             58      Interest-Only                8/11/2010
   66              Brentwood Timberlane Apartments                0              0      Balloon                      8/11/2015
   67              1445 North Loop Office Building               36             33      Interest-Only, Balloon       7/11/2015
   68      (27)    Lowe's Home Improvement Center                 1              1      Balloon                     11/11/2015
   69              Tower Plaza Center                             0              0      Balloon                      9/11/2015
   70              Holiday Inn Youngstown South                   0              0      Balloon                      8/11/2015
   71              Springhill Suites                             36             34      Interest-Only, Balloon       8/11/2015
   72              Hampton Inn Portfolio                          0              0      Balloon                      8/11/2010
   73              Emporium Shoppes                              36             36      Interest-Only, Balloon      10/11/2015
   74      (18)    Oak Orchard Mobile Home Park                 120            120      Interest-Only               10/11/2015
   75              Meadowbrook Apartments                         0              0      Balloon                      9/11/2015
   76              Havana Exchange                               36             34      Interest-Only, Balloon       8/11/2015
   77      (19)    Turtle Bay                                    37             37      Interest-Only, Balloon      11/11/2012
   78              Village on Broadway Apartments                60             59      Interest-Only, Balloon       9/11/2015
   79      (20)    Lakes Estates                                 37             37      Interest-Only, Balloon      11/11/2012
   80      (21)    Phoenix Building                               1              1      Balloon                     11/11/2015
   81              Royal Coast Apartments                         0              0      Balloon                     10/11/2015
   82              Airport Circle Shopping Center                 0              0      Balloon                     10/11/2017
   83              American Storage                               0              0      Balloon                      9/11/2015
   84              645 Penn Street                               25             22      Interest-Only, Balloon       7/11/2015
   85      (28)    McClellan Hospital Building                    1              1      Balloon                      2/11/2016
   86              AAA Friendly Storage                           0              0      Balloon                      9/11/2015
   87              The Shoppes at Hunt Club                      24             24      Interest-Only, Balloon      10/11/2015
   88              CVS - Margate                                120            118      Interest-Only                8/11/2015
   89              Grand Mesa Pad Sites                           0              0      Balloon                      9/11/2015
   90              Walgreens - Anderson                         121            121      Interest-Only               11/11/2015
   91              Page Plaza                                     0              0      Balloon                      4/11/2015
   92              Lankershim Retail                             36             33      Interest-Only, Balloon       7/11/2010
   93              Lincoln Park Delray                           36             34      Interest-Only, Balloon       8/11/2015
   94              Madison Gardens Apartments                     0              0      Balloon                      6/11/2015
   95              SafKeep Self Storage                           0              0      Balloon                     10/11/2014
   96      (22)    Bennigans Plaza                               25             25      Interest-Only, Balloon      11/11/2015
   97              Towne Square at Due West Shopping Center       0              0      Balloon                     10/11/2015
   98              Santa Rosa Plaza                               0              0      Balloon                      8/11/2015
   99              Storage Bunker                                12              9      Interest-Only, Balloon       7/11/2015
  100              Pompano Plaza                                  0              0      Balloon                      8/11/2015
  101              Eckerd - Southern Pines                      120            118      Interest-Only                8/11/2015
  102              Acworth Commons                                0              0      Balloon                      4/11/2015
  103              Walgreens - Dallas                           120            120      Interest-Only               10/11/2015
  104              107 Pacific Avenue                             0              0      Balloon                      8/11/2015
  105              Cortez Village Plaza                           0              0      Balloon                      8/11/2015
  106      (23)    Stock Building Supply                          0              0      Balloon                     10/11/2015
  107      (24)    Storage Malls                                  0              0      Balloon                      9/11/2015
  108              Foxwood Apartments                            24             24      Interest-Only, Balloon      10/11/2015
  109              Loring Building                               24             22      Interest-Only, Balloon       8/11/2015
  110              RV Ranch and Stor-More                         0              0      Balloon                      9/11/2015
  111              Riverside Plaza                                0              0      Balloon                     10/11/2015
  112              Northrup Mobile Home Park                     60             60      Interest-Only, Balloon      10/11/2015
  113              Colonial Apartments                            0              0      Balloon                      9/11/2015
  114              Bayonne Mobile Home Park                       0              0      Balloon                     10/11/2015
  115              Edmond Road Self Storage                      24             23      Interest-Only, Balloon       9/11/2015
  116              67 North Main Street                           0              0      Balloon                     10/11/2015
  117              Highlands Ranch Self Storage                   0              0      Balloon                      9/11/2015
  118              Brooksville Plaza                              0              0      Balloon                      7/11/2015
  119              Ashford Terrace Apartments                     0              0      Balloon                      6/11/2015
  120              Belle Isle Self Storage                       24             23      Interest-Only, Balloon       9/11/2015
  121              Edgecombe Square                               0              0      Balloon                      9/11/2015
  122              Killeen Satellite Center                      24             22      Interest-Only, Balloon       8/11/2015
  123              Desiard Plaza                                  0              0      Balloon                      8/11/2015
  124              Lazy Daze Mobile Home Park                     0              0      Balloon                      9/11/2015
  125              Danforth Self Storage                         24             23      Interest-Only, Balloon       9/11/2015
  126              University Self Storage                       24             23      Interest-Only, Balloon       9/11/2015
  127              Alegra Palms Apartments                        0              0      Balloon                      9/11/2015
  128              Shops at Silver Creek                          0              0      Balloon                      7/11/2015
  129      (25)    White Wing Centre                              0              0      Balloon                      9/11/2015
  130              Beltline Regent Retail Center                  0              0      Balloon                      7/11/2010
  131              Gateway Plaza                                  0              0      Balloon                      8/11/2015
  132              Golden Triangle Mobile Home Park               0              0      Balloon                     10/11/2015
  133              Four Seasons Apartments                        0              0      Balloon                      6/11/2015
  134              Frankford & Euless Portfolio                   0              0      Balloon                      8/11/2015
  135              Riverview Apartments                           0              0      Balloon                      9/11/2015

                          ORIGINAL                     REMAINING          REMAINING          U/W         CUT-OFF       SCHEDULED
 CONTROL   MORTGAGE    AMORTIZATION     SEASONING      TERM TO       LOCKOUT/DEFEASANCE      NCF          DATE         MATURITY/
   NO.      RATE(%)     TERM (MOS.)       (MOS.)   MATURITY (MOS.)      PERIOD (MOS.)     DSCR (X)       LTV (%)      ARD LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

    1     5.4896646               0             5              115                  112       1.65          45.9              45.9
    2     5.5245000               0             0              121                  115       1.24          67.0              67.0
    3     5.6903889             294             6              114                  111       1.71          55.7              46.6
    4     5.2000000               0             1               59                   58       2.43          45.4              45.4
    5     5.7010000             157             0              157                    0       1.71          55.0               0.0
    6     5.3700000             266             6              114                  108       1.50          63.2              51.0
    7     6.2150000               0             0               61                    7       1.20          68.2              68.2
    8     5.0000000             360             0              120                  117       1.89          53.8              42.6
    9     5.3540000             360             2              118                  115       1.27          70.1              65.0
   10     5.5310000             121             1              120                  120       1.57          51.9              27.7
   11     5.7800000               0             1               59                   47       1.21          77.9              77.9
   12     5.6000000             360             1              119                   23       1.04          80.0              74.4
   13     5.2050000               0             2               58                   55       1.50          76.1              76.1
   14     5.2000000               0             0               60                   59       2.69          41.7              41.7
   15     5.6400000             360             0              121                  118       1.33          80.0              67.1
   16     5.2050000               0             2               58                   55       1.50          78.3              78.3
   17     5.4850000               0             2               58                   55       1.36          78.1              78.1
   18     5.5660000             360             1              119                  116       1.17          76.0              70.7
   19     5.5900000               0             0              120                  117       1.34          70.4              62.8
   20     5.2300000               0             0              120                  117       1.40          79.5              79.5
   21     5.3100000               0             0               84                   84       1.49          75.0              75.0
   22     5.6800000             360             3              177                  175       1.20          73.5              52.9
   23     5.2700000             360             2              118                  118       1.29          63.4              52.7
   24     5.2200000             360             2              118                  115       1.28          76.0              70.3
   25     4.9550000             360             3              117                  114       1.78          56.7              46.7
   26     5.6000000             360             3              117                  117       1.28          79.1              69.4
   27     5.1700000             360             2              118                  117       1.21          75.7              67.2
   28     5.8300000             360             6              174                   19       1.21          67.9              57.3
   29     5.1400000             360             0              120                  114       1.34          74.6              61.6
   30     5.3500000             360             0              120                  117       1.22          80.0              74.2
   31     5.4820000             324             2               58                   55       1.40          66.1              60.4
   32     5.1700000             360             2              118                  118       1.37          75.0              69.3
   33     5.5000000               0             3              117                  114       1.30          79.0              71.8
   34     5.5650000             360             1              119                  116       1.16          77.4              72.0
   35     5.3300000             360             3              117                  117       1.20          80.0              74.1
   36     6.0800000             360             1               83                   82       1.21          78.3              73.4
   37     5.3820000               0             1              119                  116       1.34          77.5              77.5
   38     5.3400000             360             3              117                  117       1.32          79.8              66.5
   39     5.3700000             360             0              120                  120       1.43          75.0              62.4
   40     5.4530000             360             4              116                  113       1.25          77.9              68.2
   41     5.6883000             360             3              177                   22       1.20          74.1              62.3
   42     5.5940000               0             1              119                  116       1.40          74.8              74.8
   43     5.1600000             360             4              116                  115       1.28          80.9              71.1
   44     5.4700000             360             1              119                   25       1.29          70.6              59.0
   45     6.3300000             360             2               75                   74       1.23          75.4              71.8
   46     5.2100000             336             0              117                  117       1.22          63.8              58.3
   47     5.3100000               0             1              119                  117       1.33          70.9              70.9
   48     5.4800000             360             1              119                  113       1.30          68.3              57.1
   49     5.2400000             360             0              120                  117       1.32          73.6              68.2
   50     5.5700000             360             1               83                   35       1.25          77.2              69.2
   51     5.4600000             360             2              118                  117       1.07          79.4              73.7
   52     5.6325000             360             2              118                  115       1.35          67.6              60.7
   53     6.5000000             360             1              119                  118       1.21          79.8              68.7
   54     5.4800000             360             2              118                  118       1.28          80.0              70.8
   55     5.2650000             360             3              117                  114       1.30          79.8              71.1
   56     5.3800000             360             1              119                  117       1.37          79.9              66.6
   57     5.3600000             360             1              119                   47       1.20          77.6              64.6
   58     5.5400000             300             1               83                   83       1.54          74.4              63.2
   59     5.7056000             360             3              177                   22       1.21          71.8              60.3
   60     5.4800000             360             1              119                  113       1.29          78.9              65.9
   61     5.2300000             360             3              117                  116       1.28          77.7              64.6
   62     5.3000000             360             2              118                  117       1.25          70.1              63.7
   63     5.2500000             360             4              116                  115       1.29          79.7              66.3
   64     5.4800000             360             1              119                  113       1.28          79.8              66.7
   65     6.6200000               0             2               58                   22       1.21          79.0              79.0
   66     5.2500000             360             2              118                  115       1.31          79.8              66.3
   67     5.3800000             360             3              117                  117       1.31          78.8              70.3
   68     5.6700000             360             0              121                  120       1.52          60.4              50.7
   69     5.8600000             360             1              119                  119       1.48          68.7              58.1
   70     5.4500000             300             2              118                  118       1.40          65.5              49.9
   71     5.6325000             360             2              118                  115       1.37          73.7              66.1
   72     6.0600000             300             2               58                   56       1.58          66.8              60.7
   73     5.5100000             360             0              120                  120       1.29          70.4              63.0
   74     5.7500000               0             0              120                  117       1.45          85.0              79.2
   75     5.1250000             360             1              119                  116       1.25          78.8              65.1
   76     5.2000000             360             2              118                  115       1.45          72.4              64.4
   77     5.4900000             360             0               85                   81       1.20          81.0              76.5
   78     5.3900000             360             1              119                   35       1.56          68.8              63.8
   79     5.4900000             360             0               85                   81       1.20          84.2              79.6
   80     6.9700000             240             0              121                  120       1.24          67.3              45.7
   81     5.5200000             360             0              120                  120       1.30          75.0              62.7
   82     5.5500000             360             0              144                  143       1.25          80.0              63.3
   83     5.6500000             360             1              119                   25       1.36          74.5              62.6
   84     5.1800000             360             3              117                  117       1.27          69.2              60.3
   85     5.6300000             360             0              124                  121       1.82          65.8              54.8
   86     5.4700000             360             1              119                   25       1.52          74.9              62.6
   87     5.2700000             360             0              120                  117       1.68          57.3              49.9
   88     5.5300000               0             2              118                  115       1.58          67.4              67.4
   89     5.1000000             360             1              119                  117       1.23          78.9              65.1
   90     5.4500000               0             0              121                  118       1.25          90.0              90.0
   91     5.6300000             360             6              114                  108       1.27          72.9              61.5
   92     5.2000000             360             3               57                   33       1.47          63.2              61.5
   93     5.2800000             360             2              118                   46       1.64          66.2              58.9
   94     5.2500000             360             4              116                  115       1.39          78.5              65.4
   95     6.0300000             360            12              108                  107       1.26          59.3              50.9
   96     5.7200000             360             0              121                   25       1.21          76.9              67.7
   97     5.3300000             360             0              120                  117       1.33          72.7              60.4
   98     5.5500000             360             2              118                   46       1.37          79.8              66.9
   99     5.7700000             360             3              117                  117       1.32          79.0              68.1
  100     5.6400000             360             2              118                  118       1.20          74.9              62.9
  101     5.5000000               0             2              118                  115       1.44          85.0              85.0
  102     5.9010000             360             6              114                  114       1.26          72.7              61.8
  103     5.4700000               0             0              120                  117       1.25          90.0              90.0
  104     5.5200000             360             2              118                  115       1.34          74.8              62.7
  105     5.2900000             360             2              118                  118       1.39          72.8              60.6
  106     5.7300000             360             0              120                  117       1.48          65.7              55.3
  107     5.9700000             360             1              119                  116       1.68          74.9              63.5
  108     5.4600000             360             0              120                  119       1.22          74.5              65.2
  109     5.6100000             360             2              118                  115       1.25          67.6              59.4
  110     5.8750000             300             1              119                  116       1.61          61.3              47.3
  111     6.1150000             300             0              120                  117       1.44          48.6              37.7
  112     5.2600000             360             0              120                  117       1.46          77.4              71.6
  113     5.3400000             360             1              119                  119       1.23          77.8              64.7
  114     5.8300000             360             0              120                  117       1.21          66.0              55.7
  115     5.5000000             360             1              119                  118       1.29          78.8              69.0
  116     5.3750000             360             0              120                  117       1.37          75.0              62.4
  117     5.4000000             360             1              119                  116       1.27          67.7              56.4
  118     5.3600000             360             3              117                  117       1.33          76.5              63.8
  119     5.2500000             360             4              116                  115       1.27          79.7              66.3
  120     5.5000000             360             1              119                  118       1.46          79.6              69.7
  121     5.3100000             360             1              119                  113       1.26          79.9              66.4
  122     5.3500000             360             2              118                  117       1.39          78.2              68.3
  123     5.3900000             360             2              118                  118       1.22          75.4              62.9
  124     5.2700000             360             1              119                  117       1.73          79.9              66.3
  125     5.5000000             360             1              119                  118       1.57          80.0              70.1
  126     5.5000000             360             1              119                  118       1.31          78.2              68.5
  127     5.1700000             360             1              119                  118       1.21          77.4              64.1
  128     5.3600000             360             3              117                   45       1.32          75.3              62.8
  129     5.5300000             360             1              119                  119       1.30          79.4              66.5
  130     5.3700000             360             3               57                   57       1.30          79.8              74.2
  131     5.4200000             360             2              118                  118       1.27          77.7              64.9
  132     5.7300000             240             0              120                  117       1.37          66.7              43.3
  133     5.2500000             360             4              116                  115       1.36          75.8              63.1
  134     5.1500000             240             2              118                  118       1.55          68.3              43.5
  135     5.4200000             360             1              119                  119       1.26          76.4              63.7

FOOTNOTES TO ANNEX A-5

   (1)      200 PARK AVENUE         U/W NCF DSCR is based on the in-place U/W Net Cash
                                    Flow, on monthly debt service payments for the 200 Park
                                    Avenue Mortgage Loan, the 200 Park Avenue Note A1
                                    Senior Non-Trust Loan Component and the 200 Park Avenue
                                    Note A2 Non-Trust Loan.

                                    Maturity Date LTV is based on an $848,763,796 loan amount
                                    consisting of the 200 Park Avenue Mortgage Loan, the 200
                                    Park Avenue Note A1 Senior Non-Trust Loan Component
                                    and the 200 Park Avenue Note A2 Non-Trust Loan.

   (2)      99 HIGH STREET          The U/W Net Cash Flow for the 99 High Street Mortgaged
                                    Property is projected to be $15,591,898 based on assumed
                                    lease-up of a portion of soon to be vacated space and
                                    assumed mark-to-market rent adjustments applied to
                                    below-market and, where applicable, above-market tenant
                                    leases and certain other lease-up assumptions.
                                    U/W NCF DSCR is based on in-place U/W Net Cash Flow.
                                    Based on the projected U/W Net Cash Flow for the 99 High
                                    Street Mortgaged Property of $15,591,898, described above, the 99 High Street Mortgage Loan has an U/W NCF DSCR
                                    of 1.50x.

                                    The Original Interest-Only Period (mos.), Remaining
                                    Interest-Only Period (mos.), Original Term to Maturity
                                    (mos.), Remaining Term to Maturity (mos.) and prepayment
                                    provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                    November 11, 2005.

   (3)      COURTYARD BY MARRIOTT   U/W NCF DSCR is calculated based on the in-place U/W
            PORTFOLIO               Net Cash Flow and monthly debt service payments for the
                                    Courtyard by Marriott Portfolio Mortgage Loan, the
                                    Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
                                    Loan Component and the Courtyard by Marriott Portfolio
                                    Note A2 Non-Trust Loan. The U/W NCF DSCR for the
                                    entire Courtyard by Marriott Portfolio Loan Combination
                                    based on entire in-place U/W Net Cash Flow would be 1.48x.
                                    Based on the projected U/W Net Cash Flow for the entire
                                    Courtyard by Marriott Portfolio Loan Combination, the U/W
                                    NCF DSCR is 1.86x.

                                    Based on monthly debt service payments for the Courtyard
                                    by Marriott Portfolio Mortgage Loan, the Courtyard by
                                    Marriott Portfolio Note A1 Senior Non-Trust Loan
                                    Component and the Courtyard by Marriott Portfolio Note A2
                                    Non-Trust Loan.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

                                          Based on a $477,300,000 loan amount consisting of the
                                          Courtyard by Marriott Portfolio Mortgage Loan, the
                                          Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
                                          Loan Component and the Courtyard by Marriott Portfolio
                                          Note A2 Non-Trust Loan.

                                          Allocated loan amounts for two Courtyard by Marriott
                                          Portfolio Mortgaged Properties, Courtyard by Marriott
                                          Poughkeepsie and Courtyard by Marriott Fresno, have
                                          amortization terms of 156 and 126 months, respectively.
                                          Allocated loan amount for remaining Courtyard by Marriott
                                          Mortgaged Properties has an amortization term of 300
                                          months. The weighted average amortization term of the
                                          whole portfolio by allocated loan amount is approximately
                                          294 months.

   (4)      RECKSON PORTFOLIO I           Cut-Off Date LTV and Maturity Date LTV are based on the
                                          Reckson Portfolio I Mortgage Loan only. The Cut-Off Date
                                          LTV of the Reckson Portfolio I Loan Combination is 72.5%.

                                          U/W NCF DSCR is based on the Reckson Portfolio I
                                          Mortgage Loan only. The DSCR of the Reckson Portfolio I
                                          Loan Combination is 1.52x.

   (5)      1166 AVENUE OF THE AMERICAS   The 1166 Avenue of the Americas Loan Combination
                                          amortizes on a 30-year schedule. The 1166 Avenue of the
                                          Americas Mortgage Loan, which is senior in priority for all principal payments prior to the occurrence of certain uncured events of default, is expected to fully amortize by November
                                          11, 2018. Original term to maturity and amortization reflect the expected repayment of the 1166 Avenue of the Americas
                                          Mortgage Loan by November 11, 2018.

                                          The U/W NCF reflects the U/W Net Cash Flow based on the
                                          Sponsor Lease. The U/W DSCR is calculated taking into
                                          account the 1166 Avenue of the Americas Mortgage Loan
                                          and the 1166 Avenue of the Americas Senior Non-Trust Loan
                                          Components (excluding the 1166 Avenue of the Americas
                                          Junior Non-Trust Loan Components). The U/W NCF DSCR
                                          taking into account the entire 1166 Avenue of the Americas
                                          Loan Combination would be 1.36x.

                                          The Cut-off Date LTV Ratio is based on the 1166 Avenue of
                                          the Americas Mortgage Loan and the 1166 Avenue of the
                                          Americas Senior Non-Trust Loan Components (excluding the
                                          1166 Avenue of the Americas Junior Non-Trust Loan
                                          Components). The Cut-off Date LTV Ratio taking into
                                          account the entire 1166 Avenue of the Americas Loan
                                          Combination is 73.1%

                                          The Maturity LTV Ratio is calculated assuming that the 1166
                                          Avenue of the Americas Mortgage Loan fully amortizes by
                                          November 11, 2018.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

   (6)      MATHILDA RESEARCH CENTRE   The U/W NCF DSCR is based solely on the Mathilda
                                       Research Centre Mortgage Loan and does not take into
                                       account the Mathilda Research Centre Non-Trust Loan. The
                                       U/W NCF DSCR of the entire Mathilda Research Centre
                                       Loan Combination is 1.14x taking into account the Mathilda
                                       Research Centre Non-Trust Loan and treating the Mathilda
                                       Research Centre Loan Combination as a single underlying
                                       mortgage loan.

                                       The Cut-off Date LTV Ratio and the Maturity LTV Ratio are
                                       based solely on the Mathilda Research Centre Mortgage
                                       Loan and does not take into account the Mathilda Research
                                       Centre Non-Trust Loan. The Cut-off Date LTV Ratio and the
                                       Maturity LTV Ratio are based on the entire Mathilda
                                       Research Centre Loan Combination are 79.9% and 64.4%
                                       respectively, (taking into account the Mathilda Research
                                       Centre Non-Trust Loan and treating the Mathilda Research
                                       Centre Loan Combination as a single underlying mortgage
                                       loan).

   (7)      BETHESDA TOWERS            Occupancy Percentage, U/W Net Cash Flow and U/W NCF
                                       DSCR were calculated including rent from GSA -- Health &
                                       Human Services, which leases 100,872 square feet, most of
                                       which is currently dark (92,130 square feet). Additionally,
                                       GSA -- Health & Human Services may terminate its lease
                                       after August 27, 2006 with 120 days prior notice. GSA --
                                       Health & Human Services continues to make rental payments
                                       under its lease. Excluding the GSA -- Health & Human
                                       Services space, the property is 52.3% occupied.

                                       The Original Interest-Only Period (mos.), Remaining
                                       Interest-Only Period (mos.), Original Term to Maturity
                                       (mos.), Remaining Term to Maturity (mos.) and prepayment
                                       provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                       November 11, 2005.

   (8)      CHERRYVALE MALL            Cut-Off Date LTV and Maturity Date LTV are based on the
                                       Cherryvale Mall Pooled Portion only. The Cut-Off Date LTV
                                       of the Cherryvale Mall Mortgage Loan (including the
                                       Cherryvale Mall Non-Pooled Portion) is 60.3% and the
                                       Maturity Date LTV of the Cherryvale Mall Mortgage Loan
                                       (including the Cherryvale Mall Non-Pooled Portion) is 49.0%.

                                       U/W NCF DSCR is based on U/W Net Cash Flow divided by
                                       the product of (i) the initial principal balance of the
                                       Cherryvale Mall Pooled Portion and (ii) the actual debt
                                       service constant of the Cherryvale Mall Pooled Portion of
                                       6.6135%. The DSCR of the Cherryvale Mall Mortgage Loan
                                       (including the Cherryvale Mall Non-Pooled Portion), utilizing the Cherryvale Mortgage Loan debt service constant of
                                       approximately 6.4419% is 1.73x.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

        (9) STATION PLACE I                Cut-Off Date LTV and Maturity Date LTV are based on the
                                           Station Place I Pooled Portion and the Station Place I
                                           Non-Trust Loan, with a total cut-off balance of $181,733,394 and total balance after the 121st month of $141,371,884. The
                                           Cut-Off Date LTV of the Station Place I Loan Combination
                                           is approximately 70.0%.

                                           Original Term to Maturity, Remaining Term to Maturity,
                                           Original Amortization Term, and Remaining Amortization
                                           Term reflect the Station Place I Pooled Portion only. The
                                           Station Place I Loan Combination has an Original Term to
                                           Maturity of 240 months, an Original Amortization Term of 30 years and a Remaining Amortization Term of 30 years, with
                                           interest-only payments required for the last three years
                                           thereof.

                                           U/W NCF DSCR is based on U/W Net Cash Flow divided by
                                           the product of (i) the aggregate initial principal balance of the Station Place I Pooled Portion and the Station Place I
                                           Non-Trust Loan and (ii) the actual debt service constant of the Station Place I Pooled Portion and the Station Place I
                                           Non-Trust Loan of 7.2623%. The DSCR of the Station Place I
                                           Loan Combination, utilizing the Loan Combination debt
                                           service constant during the amortization period of
                                           approximately 6.8368% is 1.24x. The principals of the related borrower have the right to incur mezzanine debt, subject to satisfaction of certain conditions as indicated in the mortgage loan documentation, including but not limited to a loan to value no greater than 70.0% and a debt service coverage ratio no less than 1.24x.

     (10)   SETH PORTFOLIO -- BAYOU PARK   The aggregate U/W NCF for the Seth Portfolio Mortgage
            & SANDSTONE APARTMENTS         Loans is $4,900,889.

                                           The weighted average U/W NCF DSCR for the Seth
                                           Portfolio Mortgage Loans is 1.50x.

                                           The weighted average Cut-off Date LTV for the Seth
                                           Portfolio Mortgaged Loans is 77.1%.

     (11)   RECKSON PORTFOLIO II           Cut-Off Date LTV and Maturity Date LTV are based on the
                                           Reckson Portfolio II Mortgage Loan only. The Cut-Off Date
                                           LTV of the Reckson Portfolio II Loan Combination is 69.3%.

                                           U/W NCF DSCR is based on the Reckson Portfolio II
                                           Mortgage Loan only. The DSCR of the Reckson Portfolio II
                                           Loan Combination is 1.62x.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

                                     U/W Net Cash Flow and U/W NCF DSCR were calculated
                                     including income from a tenant at 1660 Walt Whitman Road,
                                     Vacation Station LLC, which has been dark since July 4,
                                     2005. The guarantor of the mortgage loan has executed a
                                     lease guaranty, guaranteeing the Vacation Station LLC rent which is due and payable for the term of the Vacation Station
                                     LLC lease, less any excess amounts from any replacement
                                     lease rent, as indicated in the mortgage loan documents.
                                     Excluding the Vacation Station LLC space, the 1660 Walt
                                     Whitman Road mortgaged real property is 87.1% leased and
                                     69.9% occupied. Vacation Station LLC has recently filed for bankruptcy protection and is expected to reject this lease.

  (12)     3200 WILSHIRE BOULEVARD   Los Angeles County Mental Health Services has executed a
                                     lease commencing January 1, 2006. The related borrower has escrowed the amount of $215,730, equal to five months of
                                     rent, at the closing of the mortgage loan. Such escrow is
                                     required to be released when, among other things, the tenant has taken occupancy and commenced paying unabated rent.

                                     The principal of the related borrower executed a master lease effective as of the closing of the mortgage loan as a guaranty of any rents for aggregate vacancies in excess of 10% of the leaseable space at the mortgaged real property. The rental rate for any vacant space subject to the master lease will be fair market value as determined by the lender.

                                     The Original Interest-Only Period (mos.), Remaining
                                     Interest-Only Period (mos.), Original Term to Maturity
                                     (mos.), Remaining Term to Maturity (mos.) and prepayment
                                     provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                     November 11, 2005.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

  (13)     1155 MARKET STREET          In addition to monthly payments of interest-only due on the outstanding principal amount of the mortgage loan, the
                                       related borrower is required to make a constant additional monthly principal payment from excess cash flow in the
                                       amount of $30,637.14. Until such time as the PUC lease is
                                       renewed or the related premises are leased to an approved
                                       tenant under an approved lease and, during any leasing sweep period, as defined in the loan documents, in lieu of applying the required additional principal payment to amortization, such amounts are required to be deposited instead into the rollover reserve escrow fund. The failure to make such
                                       required additional principal payment is not an event of
                                       default if excess cash flow is not sufficient to make such required additional principal payment; however, shortfalls between the required additional principal payment and the
                                       amount of excess cash flow will accrue, and ultimately must be satisfied before any excess cash flow is distributed to the related borrower. During any leasing sweep period, the
                                       related borrower is required to deposit all excess cash flow into the rollover reserve escrow fund. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon
                                       Balance, and Balloon LTV that the required additional
                                       principal payments will be made and that the PUC lease is
                                       renewed on each lease expiration date during the term of the mortgage loan. PUC has two five-year renewal options, with the lease expiration date of January 31, 2008 being the first of these options. UW Net Cash Flow DSCR is calculated based
                                       on interest only payments.

  (14)     PLUM TREE SHOPPING CENTER   Cut-off Date LTV and Maturity Date LTV and based on the
                                       "As Stabilized" value of $19,600,000 as of August 1, 2005.
                                       This value reflects the completed renovations to the Ream's tenant space, and the signing of the new lease agreement
                                       between the borrower and tenant "Ream's". Based on the
                                       "As Is" value of $18,210,000, the Cut-Off Date LTV is 79.1%, and the Maturity Date LTV 69.4%.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

  (15)     SUNCHASE AT LONGWOOD   The mortgage loan is interest only; however, beginning in the
                                  36th month of the mortgage loan, after application of funds towards debt service and all escrow and reserve accounts
                                  maintained in accordance with the terms of the mortgage
                                  loan documentation, the lender is required to release
                                  expenses based on the operating budget to the related
                                  borrower on a monthly basis. To the extent that there is
                                  excess cash flow available at the property, the borrower is required to pay up to a maximum of $165,000 per annum to
                                  be applied to amortization of the mortgage loan. Any
                                  remaining funds will be returned to the related borrower on a monthly basis. It is assumed in the calculation of monthly
                                  P&I, Annual Debt Service, Balloon Balance and Balloon
                                  LTV that such additional monthly amortization payments will be made. UW Net Cash Flow DSCR is calculated based on
                                  interest only payment.

                                  The principal of the related borrower executed a $2,000,000 guaranty of payment which provides that the loan is full
                                  recourse until the trailing-12 month net operating income
                                  exceeds $1,150,000.

                                  The subject property has 42 general market units (i.e.
                                  non-students) that are 95.2% occupied and 98 students units
                                  (including one model unit) with 392 beds that are 91.6%
                                  occupied resulting in an overall occupancy rate of 91.9%.

  (16)     HARMONY POINTE         Cut-off Date LTV and Maturity Date LTV are based on the
                                  "As Complete" value of $11,900,000 as of July 5, 2005. This number reflects the anticipated market value of the property based on increased rental income once current renovations of the subject property have been completed by the borrower.

                                  The current renovations are scheduled to be completed
                                  within the next 12-18 months. Based on the "As Is" value of
                                  $9,950,000, the Cut-off Date LTV is 79.4%, and the Maturity
                                  Date LTV is 73.7%.

  (17)     COURTYARD NORWICH      U/W Net Cash Flow and U/W NCF DSCR is based on
                                  expected cash flow. The amount of $1,960,932, representing the proceeds allocable to the cash flow differential between the current in-place net cash flow and the expected net cash flow, was held back at the closing of the mortgage loan. The
                                  $1,960,932 is required to be released to the related borrower upon the property achieving an actual DSCR of 1.35x for two consecutive quarters, based on trailing twelve-month
                                  financials. Based on the current in-place cash flow, the DSCR is 1.23x.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

  (18)     OAK ORCHARD MOBILE HOME   The related borrower is required to make additional monthly
           PARK                      amortization payments, to the extent available from excess cash flow, beginning with the November 2010 payment date
                                     and continuing until maturity, in the amount of $6,847.25, which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. It is assumed in the calculations of Monthly P&I, Annual Debt Service,
                                     Balloon Balance, and Balloon LTV that such additional
                                     monthly amortization payments will be made, with Monthly
                                     P&I and Annual Debt Service being calculated based on the
                                     average of the monthly payments due from the payment date
                                     in November 2010 through the Maturity Date. UW Net Cash
                                     Flow DSCR is calculated based on interest only payments.

  (19)     TURTLE BAY                U/W Net Cash Flow and U/W NCF DSCR were calculated
                                     based on potential rent increases at the mortgaged real
                                     property, which have not yet been implemented. A letter of credit in the amount of $588,500, representing proceeds
                                     allocable to the net cash flow differential between the current net cash flow and the net cash flow resulting from the
                                     potential rent increases, was posted at the closing of the mortgage loan. The letter of credit may also be substituted with cash from the proceeds of the mortgage loan and is
                                     required to be released upon satisfaction of certain net cash flow and DSCR requirements, as indicated in the mortgage
                                     loan documentation.

                                     The Original Interest-Only Period (mos.), Remaining
                                     Interest-Only Period (mos.), Original Term to Maturity
                                     (mos.), Remaining Term to Maturity (mos.) and prepayment
                                     provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                     November 11, 2005.

  (20)     LAKES ESTATES             U/W Net Cash Flow and U/W NCF DSCR were calculated
                                     based on potential rent increases at the mortgaged real
                                     property, which have not yet been implemented. A letter of credit in the amount of $587,400, representing proceeds
                                     allocable to the net cash flow differential between the current net cash flow and the net cash flow resulting from the
                                     potential rent increases, was posted at the closing of the mortgage loan. The letter of credit may also be substituted with cash from the proceeds of the mortgage loan and is
                                     required to be released upon satisfaction of certain net cash flow and DSCR requirements, as indicated in the mortgage
                                     loan documentation.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

                                   The Original Interest-Only Period (mos.), Remaining
                                   Interest-Only Period (mos.), Original Term to Maturity
                                   (mos.), Remaining Term to Maturity (mos.) and prepayment
                                   provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                   November 11, 2005.

  (21)     PHOENIX BUILDING        Appraised Value, Cut-off Date LTV and Maturity Date LTV
                                   are based on a stabilized value as of February 22, 2005,
                                   reflecting certain capital improvements scheduled to be
                                   completed at the mortgaged real property. Based on the
                                   "as-is" value, Appraised Value, Cut-off Date LTV and
                                   Maturity Date LTV are $6,325,000 (as of February 22, 2005),
                                   86.2% and 68.6%, respectively.

                                   The Original Interest-Only Period (mos.), Remaining
                                   Interest-Only Period (mos.), Original Term to Maturity
                                   (mos.), Remaining Term to Maturity (mos.) and prepayment
                                   provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                   November 11, 2005.

  (22)     BENNIGANS PLAZA         The Original Interest-Only Period (mos.), Remaining
                                   Interest-Only Period (mos.), Original Term to Maturity
                                   (mos.), Remaining Term to Maturity (mos.) and prepayment
                                   rovisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                   November 11, 2005.

  (23)     STOCK BUILDING SUPPLY   Cut-off Date LTV and Maturity Date LTV are based on the
                                   "As Stabilized" value of $5,500,000. This number reflects the value of the property at stabilized occupancy, based on the
                                   August 1, 2005 completion of improvements/renovations to
                                   the mortgaged real property. Based on the "As Is" value of
                                   $5,400,000, the Cut-off Date LTV is 66.9% and the Maturity
                                   Date LTV is 56.3%.

  (24)     STORAGE MALLS           The amount of $400,000 was escrowed at the closing of the
                                   mortgage loan. The related borrower has the right on
                                   February 28, 2006, and on two other occasions after February
                                   28, 2006 and before the second anniversary of the first
                                   payment date, to request a release of the $400,000. The
                                   $400,000 is required to be released upon satisfaction of
                                   certain requirements, as indicated in the mortgage loan
                                   documentation, including but not limited to a recalculation of the loan amount based upon actual net cash flow and
                                   assuming an actual debt service coverage ratio of 1.65x and a constant based on the actual interest rate.

FOOTNOTES TO ANNEX A-5 -- CONTINUED

  (25)     WHITE WING CENTRE             Cut-off Date LTV and Maturity Date LTV are based on the
                                         "As Stabilized" value of $2,515,000 as of July 1, 2005. This value reflects the stabilized value of the property based on the completed payment by borrower of all outstanding
                                         "lease-up costs" including $56,975 for unpaid TI and $8,622 for unpaid commissions. Based on the "As Is" value of
                                         $2,450,000. The Cut-off Date LTV is 79.4% and Maturity
                                         Date LTV is 66.5%.

  (26)     PASEO SEPULVEDA               The related borrower has the right at any time to request, upon the satisfaction of certain specified conditions set forth in the loan documents, that such mortgage loan be split and severed into two separate underlying mortgage loans secured by two separate mortgaged real properties. Each new
                                         underlying mortgage loan will be represented by a separate promissory note and secured by a separate mortgage
                                         representing a lien on only a portion of the property that constituted the Paseo Sepulveda mortgaged real property as of the cut-off date.  Each of those two parcels will therefore be released from the lien of the original mortgage and subject only to the lien of the new mortgage.  Upon the severance of the Paseo Sepulveda underlying mortgage loan, the two new
                                         Paseo Sepulveda underlying mortgage loans will consist of (a)
                                         one (1) underlying mortgage loan in the principal amount of
                                         $15,000,000, secured by the Paseo Sepulveda mortgaged real property identified as Paseo Sepulveda-Retail Center, and
                                         representing the obligation of the original borrower, and (b)
                                         one (1) underlying mortgage loan in the principal amount of
                                         $5,000,000, secured by the Paseo Sepulveda mortgaged real
                                         property identified as Paseo Sepulveda-Walgreen's Parcel,
                                         representing the obligation of a new borrower.

  (27)     LOWE'S HOME IMPROVEMENT       The Original Interest-Only Period (mos.), Remaining
           CENTER                        Interest-Only Period (mos.), Original Term to Maturity
                                         (mos.), Remaining Term to Maturity (mos.) and prepayment
                                         provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                         November 11, 2005.

  (28)     MCCLELLAN HOSPITAL BUILDING   The Original Interest-Only Period (mos.), Remaining
                                         Interest-Only Period (mos.), Original Term to Maturity
                                         (mos.), Remaining Term to Maturity (mos.) and prepayment
                                         provisions were adjusted to include one interest-only period to reflect the interest payment the trust will receive on
                                         November 11, 2005.

                            ANNEX A-6

              CERTAIN INFORMATION REGARDING RESERVES

             [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C7                                                 ANNEX A-6-1

 CONTROL                                                                              PROPERTY
   NO.       FOOTNOTE                     PROPERTY NAME                                 TYPE                      SPECIFIC
-----------------------------------------------------------------------------------------------------------------------------------

        1                   200 Park Avenue                                 Office
        2           (1)     99 High Street                                  Office
        3           (2)     Courtyard By Marriott Portfolio                 Hotel
        4           (3)     Reckson Portfolio I                             Office
        5           (4)     1166 Avenue of the Americas                     Office
        6                   Mathilda Research Centre                        Office
        7           (5)     Bethesda Towers                                 Office
        8                   Cherryvale Mall                                 Retail                              Regional Mall
        9                   300 South Wacker                                Office
       10           (6)     Station Place I                                 Office
       11           (7)     Tri-County Business Park                        Office
       12                   Sarasota Main Plaza                             Retail                              Unanchored
       13           (8)     Seth Portfolio - Bayou Park Apartments          Multifamily
       14           (9)     Reckson Portfolio II                            Office
       15                   3200 Wilshire Boulevard                         Office
       16                   Seth Portfolio - Sandstone Apartments           Multifamily
       17                   Wachovia Place                                  Mixed Use
       18                   Bunker Hill/Valley Forge                        Mobile Home Park
       19          (10)     1155 Market Street                              Office
       20                   Home Depot                                      Retail                              Anchored
       21                   Paseo Sepulveda                                 Retail                              Anchored
       22          (11)     Chesterfield Commons East                       Retail                              Anchored
       23                   Shop City Shopping Center                       Retail                              Anchored
       24                   Mission Trace Shopping Center                   Retail                              Anchored
       25                   NTSB Academy                                    Office
       26          (12)     Plum Tree Shopping Center                       Retail                              Anchored
       27                   Shops at Sea Island                             Retail                              Anchored
       28                   Allen Central Market                            Retail                              Anchored
       29                   LaPlata Plaza                                   Retail                              Anchored
       30                   BJ's at Cape Coral                              Retail                              Anchored
       31          (13)     Holtsville Residence Inn                        Hotel
       32                   Storage Deluxe                                  Self Storage
       33                   Sunchase at Longwood                            Multifamily
       34                   East Hampton Village                            Mobile Home Park
       35                   Maple Brook Village Apartments                  Multifamily
       36                   Silver Blue Lake Apartments                     Multifamily
       37                   Route 17 North - Paramus                        Retail                              Anchored
       38                   PGA Commons Parcel 3 West                       Mixed Use
       39          (14)     Hilton Garden Inn                               Hotel
       40                   Tower 14                                        Office
       41                   Gleneagles                                      Retail                              Anchored
       42          (15)     96th Street                                     Retail                              Unanchored
       43                   Lanier Commons Shopping Center                  Retail                              Anchored
       44                   Giant Eagle of Seven Fields                     Retail                              Anchored
       45                   Westminster Apartments                          Multifamily
       46                   Foremost Business Park                          Industrial/Warehouse
       47                   Embassy Apartments                              Multifamily
       48                   Lilburn Corners                                 Retail                              Anchored
       49                   Prestige Mobile Home Park                       Mobile Home Park
       50                   Nob Hill Shopping Center                        Retail                              Anchored
       51          (16)     Harmony Pointe                                  Multifamily
       52          (17)     Courtyard Norwich                               Hotel
       53                   GRM San Francisco                               Industrial/Warehouse
       54                   Embassy Manor Apartments                        Multifamily
       55                   9894 Bissonnet                                  Office
       56                   Fleming, Highland and Eastway Apartments        Multifamily
       57                   2815 Camino Del Rio South                       Office
       58          (18)     Holiday Inn-Solana Beach                        Hotel
       59                   Murphy Crossing                                 Retail                              Anchored
       60                   Gleneagles Court Shopping Center                Retail                              Anchored
       61                   Conejo Valley Plaza                             Retail                              Anchored
       62                   The Orchard                                     Office
       63                   Executive Lodge Apartments                      Multifamily
       64                   Jackson Village                                 Retail                              Anchored
       65                   1900 Euclid Avenue                              Multifamily
       66                   Brentwood Timberlane Apartments                 Multifamily
       67                   1445 North Loop Office Building                 Office
       68                   Lowe's Home Improvement Center                  Retail                              Anchored
       69                   Tower Plaza Center                              Retail                              Unanchored
       70          (19)     Holiday Inn Youngstown South                    Hotel
       71          (20)     Springhill Suites                               Hotel
       72                   Hampton Inn Portfolio                           Hotel
       73                   Emporium Shoppes                                Retail                              Unanchored
       74                   Oak Orchard Mobile Home Park                    Mobile Home Park
       75                   Meadowbrook Apartments                          Multifamily
       76                   Havana Exchange                                 Retail                              Unanchored
       77                   Turtle Bay                                      Mobile Home Park
       78                   Village on Broadway Apartments                  Multifamily
       79                   Lakes Estates                                   Mobile Home Park
       80                   Phoenix Building                                Industrial/Warehouse
       81                   Royal Coast Apartments                          Multifamily
       82          (21)     Airport Circle Shopping Center                  Retail                              Anchored
       83                   American Storage                                Self Storage
       84                   645 Penn Street                                 Office
       85                   McClellan Hospital Building                     Office
       86                   AAA Friendly Storage                            Self Storage
       87                   The Shoppes at Hunt Club                        Retail                              Anchored
       88                   CVS - Margate                                   Retail                              Anchored
       89          (22)     Grand Mesa Pad Sites                            Retail                              Anchored
       90                   Walgreens - Anderson                            Retail                              Anchored
       91                   Page Plaza                                      Retail                              Anchored
       92                   Lankershim Retail                               Retail                              Unanchored
       93                   Lincoln Park Delray                             Retail                              Unanchored
       94                   Madison Gardens Apartments                      Multifamily
       95                   SafKeep Self Storage                            Self Storage
       96                   Bennigans Plaza                                 Retail                              Anchored
       97                   Towne Square at Due West Shopping Center        Retail                              Unanchored
       98                   Santa Rosa Plaza                                Retail                              Unanchored
       99                   Storage Bunker                                  Self Storage
      100                   Pompano Plaza                                   Retail                              Unanchored
      101                   Eckerd - Southern Pines                         Retail                              Anchored
      102                   Acworth Commons                                 Retail                              Anchored
      103                   Walgreens - Dallas                              Retail                              Anchored
      104          (26)     107 Pacific Avenue                              Office
      105                   Cortez Village Plaza                            Retail                              Unanchored
      106                   Stock Building Supply                           Industrial/Warehouse
      107                   Storage Malls                                   Self Storage
      108                   Foxwood Apartments                              Multifamily
      109          (23)     Loring Building                                 Office
      110                   RV Ranch and Stor-More                          Mobile Home Park/Self-Storage
      111                   Riverside Plaza                                 Retail                              Unanchored
      112                   Northrup Mobile Home Park                       Mobile Home Park
      113                   Colonial Apartments                             Multifamily
      114                   Bayonne Mobile Home Park                        Mobile Home Park
      115                   Edmond Road Self Storage                        Self Storage
      116                   67 North Main Street                            Office
      117                   Highlands Ranch Self Storage                    Self Storage
      118                   Brooksville Plaza                               Retail                              Anchored
      119                   Ashford Terrace Apartments                      Multifamily
      120                   Belle Isle Self Storage                         Self Storage
      121          (24)     Edgecombe Square                                Retail                              Anchored
      122                   Killeen Satellite Center                        Retail                              Anchored
      123                   Desiard Plaza                                   Retail                              Anchored
      124                   Lazy Daze Mobile Home Park                      Mobile Home Park
      125                   Danforth Self Storage                           Self Storage
      126                   University Self Storage                         Self Storage
      127                   Alegra Palms Apartments                         Multifamily
      128                   Shops at Silver Creek                           Retail                              Unanchored
      129                   White Wing Centre                               Retail                              Unanchored
      130                   Beltline Regent Retail Center                   Retail                              Unanchored
      131          (25)     Gateway Plaza                                   Retail                              Unanchored
      132                   Golden Triangle Mobile Home Park                Mobile Home Park
      133                   Four Seasons Apartments                         Multifamily
      134                   Frankford & Euless Portfolio                    Retail                              Unanchored
      135                   Riverview Apartments                            Multifamily

                INITIAL DEPOSIT      ANNUAL DEPOSIT         REPLACEMENT         ANNUAL
                 TO THE DEFERRED    TO THE REPLACEMENT        RESERVE       DEPOSIT TO THE
 CONTROL           MAINTENANCE           RESERVE              ACCOUNT          TI & LC
   No.             ACCOUNT ($)         ACCOUNT ($)            CAP ($)         ACCOUNT ($)
---------------------------------------------------------------------------------------------

        1              3,406,712                420,000                0                 0
        2                      0                      0                0                 0
        3                764,161                      0                0                 0
        4                      0                      0                0         1,514,169
        5                      0                      0                0                 0
        6                      0                106,200                0                 0
        7              1,376,295                      0                0                 0
        8 l                    0                      0                0                 0
        9                      0                128,088                0           492,000
       10                      0                      0                0                 0
       11                      0                      0          300,000                 0
       12                      0                 50,701          152,103           126,752
       13                176,956                172,000                0                 0
       14                      0                      0                0                 0
       15                131,687                 59,674           59,674           397,828
       16                 35,963                174,000                0                 0
       17                      0                 49,636                0                 0
       18                 11,250                  9,725                0                 0
       19                      0                 35,195          175,976           140,781
       20                      0                      0                0                 0
       21                      0                  8,412                0            10,020
       22                      0                      0                0                 0
       23                142,813                 59,271                0            70,824
       24                 59,835                 16,820           33,639            85,838
       25                      0                 23,988                0                 0
       26                      0                 15,963           48,000                 0
       27                  3,125                 14,448           28,896            36,108
       28                 19,063                 17,858           53,574            10,000
       29                      0                 10,479           31,437            13,972
       30                      0                 17,940                0                 0
       31                      0                149,138                0                 0
       32                  2,125                 12,780                0                 0
       33                      0                 45,500                0                 0
       34                  3,125                  4,825                0                 0
       35                 81,289                125,125          250,250                 0
       36                      0                 47,800                0                 0
       37                      0                  5,160                0            21,606
       38                      0                  6,424           12,848            25,000
       39                      0                 39,978          119,934                 0
       40                 55,469                 50,364                0           214,068
       41                  1,250                  3,995           11,985            20,000
       42                      0                  7,120                0            12,000
       43                      0                  7,452           14,904            12,000
       44                      0                  8,686           26,058                 0
       45                151,200                146,820                0                 0
       46                 67,500                 22,412                0            50,000
       47                      0                 14,750                0                 0
       48                      0                 21,032           63,097            50,477
       49                  3,750                 18,200                0                 0
       50                      0                 10,439           52,193            13,048
       51                      0                 50,000                0                 0
       52                  6,750                142,621                0                 0
       53                      0                 41,636                0                 0
       54                110,275                 93,186           93,186                 0
       55                  1,706                 24,222           72,650           161,480
       56                      0                 56,150                0                 0
       57                      0                  8,580                0            75,000
       58                      0                 80,713                0                 0
       59                  6,250                  9,000           27,000            20,000
       60                 88,263                 24,212           72,637            30,816
       61                 30,031                  8,442           20,000            35,873
       62                 56,919                 17,747                0            81,624
       63                      0                 77,004          154,008                 0
       64                  6,250                 30,722           92,166            36,000
       65                      0                 20,750                0                 0
       66                124,125                 61,344          306,720                 0
       67                      0                 17,862                0            59,541
       68                  6,250                 25,071                0             6,268
       69                  3,300                  7,063                0            29,276
       70                      0                247,104                0                 0
       71                      0                 87,501                0                 0
       72                      0                118,204                0                 0
       73                      0                 14,008           28,016            25,801
       74                      0                 11,750                0                 0
       75                 40,625                 58,500                0                 0
       76                279,214                 13,345           40,034            50,948
       77                 33,413                  8,700           17,400                 0
       78                  8,563                 37,000          111,000                 0
       79                  8,250                  6,300           12,600                 0
       80                 60,625                 74,370                0                 0
       81                      0                 48,066          144,197                 0
       82                      0                 23,326           46,652            15,000
       83                      0                      0           25,466                 0
       84                      0                 16,068                0            60,000
       85                      0                  9,060                0            43,984
       86                      0                      0           89,086                 0
       87                 30,000                 22,000                0                 0
       88                      0                      0                0                 0
       89                    650                      0            8,940                 0
       90                      0                      0                0                 0
       91                 54,506                 15,073           45,218            41,198
       92                137,248                  4,272            6,408            23,648
       93                      0                  8,964           17,929            15,000
       94                132,500                 44,496           88,992                 0
       95                  5,750                  6,978                0                 0
       96                      0                  3,018            4,290             4,320
       97                      0                  3,000            6,000            15,000
       98                  1,875                  4,484            4,484            25,000
       99                  4,999                  5,448           16,338                 0
      100                  9,776                  4,809                0            17,634
      101                      0                  2,070                0                 0
      102                  1,000                  5,242                0            13,366
      103                      0                      0                0                 0
      104                      0                  2,903                0             9,392
      105                      0                  5,487           10,974            15,000
      106                      0                  2,844                0             2,844
      107                      0                 15,105           45,315                 0
      108                153,163                 14,907           30,000                 0
      109                      0                  3,642            7,283            30,470
      110                 82,063                 16,486                0                 0
      111                137,500                 10,347                0            35,000
      112                      0                  7,000                0                 0
      113                 21,000                 31,200           62,400                 0
      114                      0                  5,500                0                 0
      115                  2,000                 10,662                0                 0
      116                  7,950                  5,766                0            19,806
      117                      0                  7,716           23,162                 0
      118                      0                  1,767                0            11,311
      119                 11,875                 26,000           52,000                 0
      120                  1,875                  5,357                0                 0
      121                 29,350                 21,423           64,268            25,776
      122                 20,763                  4,959                0            16,000
      123                    625                  9,932                0            29,243
      124                  1,125                  4,650            9,300                 0
      125                  3,250                  5,450                0                 0
      126                      0                  6,355                0                 0
      127                122,994                 27,250                0                 0
      128                      0                  1,483                0             5,100
      129                      0                    863                0             4,313
      130                      0                  1,120                0             8,868
      131                      0                  1,128            3,375             5,628
      132                  6,250                      0                0                 0
      133                  1,906                 18,000           36,000                 0
      134                 19,375                  1,741                0             7,488
      135                      0                  8,000                0                 0

                   CURRENT             TI & LC             AS OF
                BALANCE OF THE         RESERVE            DATE OF
 CONTROL            TI & LC            ACCOUNT            TI & LC
   No.            ACCOUNT ($)          CAP ($)            ACCOUNT
--------------------------------------------------------------------------

        1            16,671,640               0          October-05
        2                     0               0          October-05
        3                     0               0          October-05
        4             2,090,988               0          October-05
        5                     0               0          October-05
        6                     0               0          October-05
        7             5,000,000       2,000,000          October-05
        8                     0               0          October-05
        9             3,091,544               0          October-05
       10            11,874,835               0          October-05
       11             2,000,000       1,000,000          October-05
       12                10,563               0          October-05
       13                     0               0          October-05
       14                     0               0          October-05
       15                     0         397,828          October-05
       16                     0               0          October-05
       17                     0               0          October-05
       18                     0               0          October-05
       19                     0               0          October-05
       20                     0               0          October-05
       21                 1,000               0          October-05
       22                     0               0          October-05
       23               161,804               0          October-05
       24                14,306         171,676          October-05
       25                     0               0          October-05
       26                     0          80,000          October-05
       27                     0         144,432          October-05
       28                 5,005          50,000          October-05
       29                 1,164          77,543          October-05
       30                     0               0          October-05
       31                     0               0          October-05
       32                     0               0          October-05
       33                     0               0          October-05
       34                     0               0          October-05
       35                     0               0          October-05
       36                     0               0          October-05
       37                 1,801               0          October-05
       38                 6,250          75,000          October-05
       39                     0               0          October-05
       40                71,356         642,205          October-05
       41                 5,002          60,000          October-05
       42                 1,000          57,000          October-05
       43                 4,000          48,000          October-05
       44                     0               0          October-05
       45                     0               0          October-05
       46                16,667         250,000          October-05
       47                     0               0          October-05
       48                 8,413         116,729          October-05
       49                     0               0          October-05
       50                 1,087          75,000          October-05
       51                     0               0          October-05
       52                     0               0          October-05
       53                     0               0          October-05
       54                     0               0          October-05
       55                40,370         323,000          October-05
       56                     0               0          October-05
       57                41,250         135,000          October-05
       58                     0               0          October-05
       59                 5,002          60,000          October-05
       60                 5,136         122,162          October-05
       61                 8,968          30,000          October-05
       62                13,603               0          October-05
       63                     0               0          October-05
       64                 6,002         162,389          October-05
       65                     0               0          October-05
       66                     0               0          October-05
       67                14,885         300,000          October-05
       68                     0               0          October-05
       69                 4,879               0          October-05
       70                     0               0          October-05
       71                     0               0          October-05
       72                     0               0          October-05
       73                 2,150          51,600          October-05
       74                     0               0          October-05
       75                     0               0          October-05
       76               154,246         152,844          October-05
       77                     0               0          October-05
       78                     0               0          October-05
       79                     0               0          October-05
       80                     0               0          October-05
       81                     0               0          October-05
       82                     0               0          October-05
       83                     0               0          October-05
       84               115,000         225,000          October-05
       85                     0               0          October-05
       86                     0               0          October-05
       87                     0               0          October-05
       88                     0               0          October-05
       89                     0          96,000          October-05
       90                     0               0          October-05
       91                24,042         111,537          October-05
       92                 5,912          35,472          October-05
       93                 3,750          30,000          October-05
       94                     0               0          October-05
       95                     0               0          October-05
       96                   360          12,960          October-05
       97                     0          30,000          October-05
       98                     0          75,000          October-05
       99                     0               0          October-05
      100                52,952               0          October-05
      101                     0               0          October-05
      102                 7,797          40,097          October-05
      103                     0               0          October-05
      104                 1,565               0          October-05
      105                 2,500          45,000          October-05
      106                     0               0          October-05
      107                     0               0          October-05
      108                     0               0          October-05
      109               100,000         100,000          October-05
      110                     0               0          October-05
      111               100,000               0          October-05
      112                     0               0          October-05
      113                     0               0          October-05
      114                     0               0          October-05
      115                     0               0          October-05
      116                     0               0          October-05
      117                     0               0          October-05
      118                 2,828               0          October-05
      119                     0               0          October-05
      120                     0               0          October-05
      121                 4,296          95,116          October-05
      122                 2,667          48,000          October-05
      123                79,874         116,972          October-05
      124                     0               0          October-05
      125                     0               0          October-05
      126                     0               0          October-05
      127                     0               0          October-05
      128                51,275          15,300          October-05
      129                25,359               0          October-05
      130                 2,217          34,746          October-05
      131                30,000          16,875          October-05
      132                     0               0          October-05
      133                     0               0          October-05
      134                 1,248          22,464          October-05
      135                     0               0          October-05

             [THIS PAGE INTENTIONALLY LEFT BLANK.]

FOOTNOTES TO ANNEX A-6

   (1)      99 HIGH STREET                The 99 High Street Borrower is required to deposit into a
                                          lease termination payment reserve account all lease
                                          termination payments paid by a major tenant as defined in
                                          the related loan documents for the payment of tenant
                                          improvement, leasing commissions and other costs incurred in connection with the re-leasing of the related terminated space or other vacant space at the property. Upon the re-leasing of the applicable terminated space or other vacant space at the property and commencement of full rental payments related
                                          to the re-leased space including payment of all related tenant improvement and leasing commission obligations, and subject to no event of default, the remaining portion of the related lease termination payment will be disbursed to the 99 High
                                          Street Borrower.

   (2)      COURTYARD BY MARRIOTT         Borrower is required to make monthly deposits into an
            PORTFOLIO                     FF&E reserve account in an amount equal to 5.0% of the
                                          total gross revenues for the accounting period.

   (3)      RECKSON PORTFOLIO I           No ongoing reserves will be required for tenant
                                          improvements/leasing commissions, capital expenditures or
                                          immediate repairs provided that the related borrower
                                          maintains certain conditions described in the mortgage loan documents. In lieu of such reserves, the related borrower
                                          provided a guaranty with respect to (a) monthly deposits of
                                          $126,181 for tenant improvement/leasing commissions, (b)
                                          monthly deposits of $334,375 for capital expenditures and (c)
                                          $267,500 for immediate repairs.

   (4)      1166 AVENUE OF THE AMERICAS   Upon the occurrence and continuance of a Trigger Event, the
                                          1166 Avenue of the Americas Borrowers are required to
                                          make a deposit into a rent reserve account in an amount
                                          equal to 3 months' rent payable under the Sponsor Lease.
                                          Upon the occurrence and continuance of a Trigger Event, the
                                          1166 Avenue of the Americas Borrowers are required to
                                          make monthly escrow deposits into a common charge reserve
                                          account in an amount equal to one-twelfth of the estimated annual condominium common charges payable during the
                                          next ensuing 12 months.

                                          Upon the occurrence and continuance of a Trigger Event, the
                                          1166 Avenue of the Americas Borrowers are required to
                                          make monthly escrow deposits into a replacement reserve
                                          account in an amount equal to one-twelfth of the estimated annual replacement and repair costs payable during the next ensuing 12 months, which amount shall in no event exceed
                                          $0.35 per rentable square foot (which amount shall increase annually based on the corresponding increase in the
                                          consumer price index).

FOOTNOTES TO ANNEX A-6 -- CONTINUED

                              A "Trigger Event" will be deemed to occur upon the
                              occurrence of any of the following events: (a) an event of default under the related loan documents, (b) an event of
                              default under the Primary Leases or the Sponsor Lease or (c)
                              a Sponsor Downgrade Event. A "Sponsor Downgrade Event"
                              will be deemed to occur during any period of time during
                              which the long term unsecured debt obligations of the
                              Sponsor are rated below "BB (stable outlook)" by S&P or
                              Fitch or "Ba3 (stable outlook)" by Moody's.

                              Provided no event of default under the loan documents has
                              occurred and is then continuing, the 1166 Avenue of the
                              Americas Borrowers may provide letters of credit, satisfying the applicable conditions set forth in the related loan
                              agreement, in lieu of these reserves.

   (5)      BETHESDA TOWERS   The amount of $5,000,000 was escrowed at the closing of the mortgage loan for TI/LC's. In the event the amount on
                              deposit in the TI/LC reserve account falls below $2,000,000, monthly deposits will be required, subject to a cap of
                              $2,000,000.

   (6)      STATION PLACE I   During the first year of the lease term, the SEC may request additional tenant improvement payments from the related
                              borrower in an amount not to exceed $35 per square foot.
                              The SEC must repay any additional tenant improvement
                              payments either (i) in whole, plus 9% interest, on or before the first anniversary of the lease or (ii) through an additional rental payment, which provides for full amortization thereof at a 9% interest rate over the remaining term of the lease.
                              Approximately $11,874,835 was escrowed at the closing of the mortgage loan (which amount may be substituted with a
                              letter of credit) in connection with this obligation. The
                              sponsors of the related borrower guarantee the remaining
                              portion to the extent such obligations exceed the remaining amount of reserve funds.

                              The related borrower is required to deposit a monthly
                              amount of (i) $250,000 from May 11, 2013 through April 11,
                              2016, and (ii) $333,333 from May 11, 2016 through April 11,
                              2019. In the event the SEC extends its lease an additional six years, the related borrower is required to deposit the amount of $7,000,000 on each of September 11, 2022, September 11,
                              2023 and September 11, 2024 in lieu of the foregoing monthly deposits. The related borrower may substitute letters of credit for such reserves.

                              The related borrower is required to deposit a monthly
                              amount of $41,666 for a 12-month period commencing on
                              both April 11, 2009 and April 11, 2014 in order to make two
                              $500,000 payments due to the SEC pursuant to the lease.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

                                           At the closing of the mortgage loan the principals of the
                                           related borrower escrowed the amount of $19,120,263 to pay for certain post-closing costs, which include retainage and punch list items.

   (7)      TRI-COUNTY BUSINESS PARK       Ongoing deposits into the replacement reserves account will be capped at $300,000 and ongoing deposits into the TI/LC
                                           reserve account will be capped at $1,000,000.

   (8)      SETH PORTFOLIO -- BAYOU PARK   At closing, the Seth Portfolio -- Bayou Park Apartments
            APARTMENTS                     Borrower was required to reserve $100,923 from the Seth
                                           Portfolio -- Bayou Park Apartments Mortgage Loan and
                                           deposit such amount into a holdback reserve account. Upon
                                           completion of the on-going foundation work on building 10 as described in the Property Condition Assessment and the six units affected have been renovated, the holdback reserve will be released to the borrower.

   (9)      RECKSON PORTFOLIO II           No ongoing reserves will be required for tenant
                                           improvements/leasing commissions or capital expenditures
                                           provided that the related borrower maintains certain
                                           conditions described in the mortgage loan documents. In lieu of such reserves, the related borrower provided a guaranty at the closing of the mortgage loan with respect to (a) monthly deposits of $331,656 for tenant improvement/leasing
                                           commissions that may be incurred, (b) monthly deposits of
                                           $81,687 for capital expenditures, and (c) $93,053 for
                                           immediate repairs. Additionally, the related borrower
                                           provided a guaranty at the closing of the mortgage loan in an amount equal to the ground rent that will be payable each
                                           month under the ground lease.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

  (10)     1155 MARKET STREET          In addition to monthly payments of interest-only due on the outstanding principal amount of the mortgage loan, the
                                       related borrower is required to make a constant additional monthly principal payment from excess cash flow in the
                                       amount of $30,637.14. Until such time as the PUC lease is
                                       renewed or the related premises are leased to an approved
                                       tenant under an approved lease and, during any leasing sweep period, as defined in the loan documents, in lieu of applying the required additional principal payments to amortization, such amounts are required to be deposited instead into the rollover reserve escrow fund. The failure to make such
                                       required additional principal payment is not an event of
                                       default if excess cash flow is not sufficient to make such required additional principal payment; however, shortfalls between the required additional principal payment and the
                                       amount of excess cash flow will accrue, and ultimately must be satisfied before any excess cash flow is distributed to the related borrower. During any leasing sweep period, the
                                       related borrower is required to deposit all excess cash flow into the rollover reserve escrow fund. It is assumed in the calculations of Monthly P&I, Annual Debt Service, Balloon
                                       Balance, and Balloon LTV that the required additional
                                       principal payments will be made and that the PUC lease is
                                       renewed on each lease expiration date during the term of the mortgage loan. PUC has two five-year renewal options, with the lease expiration date of January 31, 2008 being the first of these options. UW Net Cash Flow DSCR is calculated based
                                       on interest only payments.

  (11)     CHESTERFIELD COMMONS EAST   The Monthly Leasing Account Deposit is not required
                                       because E. Stanley Kroenke and Michael H. Staenberg have
                                       delivered a Guaranty of Payment of the Loan with liabilities there under limited to $305,000.

                                       The Monthly Replacement Account Deposit is not required
                                       because E. Stanley Kroenke and Michael H. Staenberg have
                                       delivered a Guaranty of Payment of the Loan with liabilities there under limited to $305,000.

                                       The Monthly Tax and Insurance Account Deposit is not
                                       required because E. Stanley Kroenke and Michael H.
                                       Staenberg have delivered a Guaranty of Payment of Taxes
                                       and Insurance Premiums in form acceptable to lender.

  (12)     PLUM TREE SHOPPING CENTER   The related borrower provided a letter of credit in the
                                       amount of $150,000 for a all tenant improvements/leasing
                                       commissions and capital expenditures. Absent any event of
                                       default, the borrower shall not be required to make monthly deposits to the Leasing Account.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

  (13)     HOLTSVILLE RESIDENCE INN   The Monthly Replacement Account Deposit means, for each
                                      calendar year, a Monthly Replacement Account Deposit shall be due from Borrower to Lender in an amount equal to
                                      one-twelfth of three and one-half (3.5%) percent of the Gross
                                      Income derived from the operation of the Property during
                                      the preceding calendar year. The amount of the Monthly
                                      Replacement Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the
                                      Monthly Replacement Account shall be equal to three and
                                      one-half (3.5%) percent of the prior calendar year's Gross
                                      Income divided by twelve; provided, however, that the
                                      Monthly Replacement Account Deposit shall never be less
                                      than the Initial Monthly Replacement Account Deposit of
                                      $12,428.16.

  (14)     HILTON GARDEN INN          The Monthly Replacement Account Deposit means, for each
                                      calendar year, a Monthly Replacement Account Deposit shall be due from Borrower to Lender in an amount equal to
                                      one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding
                                      calendar year. The amount of the Monthly Replacement
                                      Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly
                                      Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve;
                                      provided, however, that the Monthly Replacement Account
                                      Deposit shall never be less than the Initial Monthly
                                      Replacement Account Deposit of $3,331.50.

  (15)     96TH STREET                Commencing upon the earlier of (i) the date, if any, that CVS
                                      Corporation delivers notice of its intention to terminate its lease and (ii) January 11, 2012, an excess cash flow sweep will commence and all funds are required to be deposited with
                                      the lender as additional security for the mortgage loan.

  (16)     HARMONY POINTE             $1,850,000 of the original funding was "held back" in escrow for property renovations/upgrades including: washers/dryers and other appliance replacements, a new clubhouse, fitness center, substantial site improvements (i.e. landscaping,
                                      parking, irrigation, etc.) and general interior and exterior improvements. The renovations are anticipated to be
                                      completed within the next 12-18 months.

  (17)     COURTYARD NORWICH          Commencing on the January 2007 payment date, and
                                      continuing on each subsequent January payment date, the
                                      annual replacement reserves amount is required to be
                                      increased to an amount equal to 4% of the gross income from operations for the previous calendar year, as indicated in the mortgage loan documentation.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

  (18)     HOLIDAY INN -- SOLANA BEACH   The Monthly Replacement Account Deposit means, for each
                                         calendar year, a Monthly Replacement Account Deposit shall be due from Borrower to Lender in an amount equal to
                                         one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding
                                         calendar year. The amount of the Monthly Replacement
                                         Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly
                                         Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve;
                                         provided, however, that the Monthly Replacement Account
                                         Deposit shall never be less than the Initial Monthly
                                         Replacement Account Deposit of $6,726.08.

  (19)     HOLIDAY INN YOUNGSTOWN        The Monthly Replacement Account Deposit means, for each
           SOUTH                         calendar year, a Monthly Replacement Account Deposit shall be due from Borrower to Lender in an amount equal to
                                         one-twelfth of four (4%) percent of the Gross Income derived from the operation of the Property during the preceding
                                         calendar year. The amount of the Monthly Replacement
                                         Account Deposit shall be recalculated each year on January 1 during the term of the loan, such that the Monthly
                                         Replacement Account shall be equal to four (4%) percent of the prior calendar year's Gross Income divided by twelve;
                                         provided, however, that the Monthly Replacement Account
                                         Deposit shall never be less than the Initial Monthly
                                         Replacement Account Deposit of $20,592.09.

  (20)     SPRINGHILL SUITES             Commencing on the January 2007 payment date, and
                                         continuing on each subsequent January payment date, the
                                         annual replacement reserves amount is required to be
                                         increased to an amount equal to 4% of the gross income from operations for the previous calendar year, as indicated in the mortgage loan documentation.

  (21)     AIRPORT CIRCLE SHOPPING       For each monthly payment after the Monthly Payment Date
           CENTER                        occurring in October, 2010, the Monthly Leasing Account
                                         Deposit shall be equal to $2,500; following the Monthly
                                         Payment Date occurring in October 2014 the Leasing
                                         Account Cap shall be set equal to $195,000.

  (22)     GRAND MESA PAD SITES          The Monthly Leasing Account Deposit is not required
                                         because E. Stanley Kroenke and Michael H. Staenberg
                                         delivered a Guaranty of Payment of the Loan with liabilities there under limited to $105,565.

                                         The Monthly Replacement Account Deposit is not required
                                         as long as E. Stanley Kroenke and Michael H. Staenberg
                                         deliver a Guaranty of Payment of the Loan with liabilities there under limited to $105,565.

FOOTNOTES TO ANNEX A-6 -- CONTINUED

                                The Monthly Tax and Insurance Account Deposit are not
                                required as long as E. Stanley Kroenke and Michael H.
                                Staenberg deliver a Guaranty of Payment of Taxes and
                                Insurance Premiums in form acceptable to lender.

  (23)     LORING BUILDING      If the "US Trustee Lease" is not terminated prior to
                                September 23, 2007, the Leasing Account Cap shall be
                                reduced to $60,000 with all sums in the Account in excess of
                                $60,000 being refunded to Borrower. If the "US Trustee
                                Lease" is not renewed, than the cap shall remain at $100,000, and all rents shall be paid into the Lock Box Account.

  (24)     EDGECOMBE SQUARE     Upon Lender's request delivered no more than once per year,
                                Borrower shall increase the amount of the Insurance
                                Premium Deposit such that the Insurance Premium Deposit
                                equals one-fourth of the portion of the year's insurance
                                premium allocated to the Property under the blanket
                                insurance policy covering the Property.

  (25)     GATEWAY PLAZA        Upon closing, the Borrower made an Initial Leasing Account
                                Deposit in the amount of $30,000 to the TI/LC Account. As
                                outlined in the Reserve Letter, this Initial TI/LC Deposit shall only be available to pay for the costs of Tenant
                                Improvements and Leasing Commissions with respect to
                                leases of Suite 3 of the Property.

  (26)     107 PACIFIC AVENUE   Commencing September 1, 2013 unless Bio-Medical
                                Applications of New Jersey renews its lease, 100% or excess cash flow will be deposited into a TI/LC reserve. If the tenant exercises the first of its three, five year renewal options, or if the space is retenanted with a tenant satisfactory to lender, the excess cash flow sweep will cease.

             [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                   [THIS PAGE INTENTIONALLY LEFT BLANK.]

          LB-UBS COMMERCIAL MORTGAGE TRUST 2005-C7

 CONTROL                              PROPERTY                                       CUT-OFF DATE       UTILITIES PAID
   NO.    FOOTNOTE                      NAME                         COUNTY           BALANCE ($)         BY TENANT
----------------------------------------------------------------------------------------------------------------------------------

   13                 Seth Portfolio - Bayou Park Apartments      Harris             35,200,000.00      Yes
   16                 Seth Portfolio - Sandstone Apartments       Harris             26,700,000.00      Yes
   18                 Bunker Hill/Valley Forge                    Suffolk            25,000,000.00      Yes
   33                 Sunchase at Longwood                        Prince Edward      12,800,000.00      Yes
   34                 East Hampton Village                        Suffolk            12,700,000.00      Yes
   35                 Maple Brook Village Apartments              Genesee            12,500,000.00      Yes
   36                 Silver Blue Lake Apartments                 Miami-Dade         11,750,000.00      Yes
   45                 Westminster Apartments                      Johnson            10,400,000.00      Yes
   47                 Embassy Apartments                          Los Angeles        10,000,000.00      Yes
   49                 Prestige Mobile Home Park                   Ontario             9,500,000.00      Yes
   51                 Harmony Pointe                              Multnomah           9,450,000.00      Yes
   54                 Embassy Manor Apartments                    Wayne               8,640,000.00      Yes
   56                 Fleming, Highland and Eastway Apartments    Monroe              8,254,748.48      Yes
   56A                Fleming Creek Apartments                    Monroe                                Yes
   56B                Eastway Manor Apartments                    Monroe                                Yes
   56C                Highland Bay Apartments                     Monroe                                Yes
   63                 Executive Lodge Apartments                  Madison             7,467,560.64      Yes
   65                 1900 Euclid Avenue                          Cuyahoga            6,480,000.00      Yes
   66                 Brentwood Timberlane Apartments             Wichita             6,466,051.02      Yes
   74                 Oak Orchard Mobile Home Park                Orleans             5,984,000.00      Yes
   75                 Meadowbrook Apartments                      Oklahoma            5,833,143.63      Yes
   77                 Turtle Bay                                  Kosciusko           5,505,000.00      Yes
   78                 Village on Broadway Apartments              Spokane             5,500,000.00      Yes
   79                 Lakes Estates                               Kosciusko           5,474,000.00      Yes
   81                 Royal Coast Apartments                      Miami-Dade          5,250,000.00      Yes
   94                 Madison Gardens Apartments                  Madison             4,241,574.44      Yes
   108                Foxwood Apartments                          Tulare              3,575,000.00      Yes
   112                Northrup Mobile Home Park                   Ontario             3,350,000.00      Yes
   113                Colonial Apartments                         Harris              3,346,221.49      No
   114                Bayonne Mobile Home Park                    Hudson              3,300,000.00      Yes
   119                Ashford Terrace Apartments                  Madison             2,708,235.33      Yes
   124                Lazy Daze Mobile Home Park                  Maricopa            2,365,293.94      Yes
  110A       (1)      RV Ranch                                    Johnson             2,268,588.00      Yes
   127                Alegra Palms Apartments                     Harris              2,167,473.56      Yes
   132                Golden Triangle Mobile Home Park            Tarrant             1,668,000.00      Yes
   133                Four Seasons Apartments                     Mobile              1,553,252.61      Yes
   135                Riverview Apartments                        Newton              1,298,555.53      Yes

(1) RV Ranch is one of two properties securing a $3,494,852 mortgage loan.

 CONTROL                        UTILITIES PAID                       # OF    AVG. RENT   MAX. RENT      # OF      AVG. RENT
   NO.                            BY TENANT                          PADS    PADS ($)     PADS ($)    STUDIOS    STUDIOS ($)
-----------------------------------------------------------------------------------------------------------------------------

   13     Electric, Water & Sewer                                        0           0            0         41           654
   16     Electric, Water & Sewer                                        0           0            0          0             0
   18     Electric                                                     389         637          669          0             0
   33     Electric                                                       0           0            0          0             0
   34     Electric                                                     193         584          669          0             0
   35     Electric                                                       0           0            0          6           380
   36     Electric                                                       0           0            0          0             0
   45     Electric, Water, Sewer & Gas                                   0           0            0          0             0
   47     Electric                                                       0           0            0          0             0
   49     Water, Sewer                                                 364         372          750          0             0
   51     Electric, Gas                                                  0           0            0          0             0
   54     Electric                                                       0           0            0          0             0
   56     Electric                                                       0           0            0          2           550
   56A    Electric                                                       0           0            0          0             0
   56B    Electric                                                       0           0            0          0             0
   56C    Electric                                                       0           0            0          2           550
   63     Electric, Water and Sewer                                      0           0            0         76           411
   65     Electric                                                       0           0            0          7           695
   66     Electric, Water                                                0           0            0         54           342
   74     Water, Sewer                                                 235         315          315          0             0
   75     Electric, Water                                                0           0            0          1           436
   77     Water                                                        174         292          569          0             0
   78     Electric, Water, Sewer & Gas                                   0           0            0          0             0
   79     Water                                                        126         379          417          0             0
   81     Electric, Gas                                                  0           0            0          0             0
   94     Electric, Water and Sewer                                      0           0            0          0             0
   108    Electric, Gas                                                  0           0            0          0             0
   112    Water                                                        140         349          367          0             0
   113    None                                                           0           0            0          0             0
   114    Electric                                                     110         473          752          0             0
   119    Electric                                                       0           0            0          0             0
   124    Electric, Water, Sewer & Gas                                  93         380          509          0             0
  110A    None (Daily and Weekly Tenants), Electric (Monthly Tenants)  166         316          316          0             0
   127    Electric                                                       0           0            0          0             0
   132    Electric, Water, Sewer, Gas                                  124         270          270          0             0
   133    Electric                                                       0           0            0          0             0
   135    Electric                                                       0           0            0          0             0

 CONTROL    MAX. RENT       # OF 1         AVG. RENT          MAX. RENT        # OF 2            AVG. RENT
   NO.      STUDIOS ($)    BEDROOMS     1 BEDROOMS ($)     1 BEDROOMS ($)     BEDROOMS        2 BEDROOMS ($)
----------------------------------------------------------------------------------------------------------------------

   13            1,300           528                778              1,020          119                 1,045
   16                0           348                525                575          334                   699
   18                0             0                  0                  0            0                     0
   33                0             0                  0                  0           30                   679
   34                0             0                  0                  0            0                     0
   35              380           257                459                530          168                   562
   36                0           133                615                725           89                   736
   45                0           121                448                480          231                   515
   47                0            38              1,492              1,685           21                 1,859
   49                0             0                  0                  0            0                     0
   51                0            48                543                923           96                   584
   54                0           240                530                640           94                   637
   56              550            86                627                705          125                   718
   56A               0            20                593                620           78                   708
   56B               0            28                697                705           32                   795
   56C             550            38                601                625           15                   657
   63              709           173                420                914           55                   538
   65              725            42                779              1,103           31                 1,076
   66              383            84                405                463           78                   498
   74                0             0                  0                  0            0                     0
   75              436            84                365                394          118                   482
   77                0             0                  0                  0            0                     0
   78                0            37                513                550           79                   580
   79                0             0                  0                  0            0                     0
   81                0           126                481                548           48                   626
   94                0            56                411                469          106                   507
   108               0            10                624                645           46                   682
   112               0             0                  0                  0            0                     0
   113               0            78                585                625           78                   678
   114               0             0                  0                  0            0                     0
   119               0            24                407                419           64                   508
   124               0             0                  0                  0            0                     0
  110A               0             0                  0                  0            0                     0
   127               0            45                451                549           56                   561
   132               0             0                  0                  0            0                     0
   133               0            16                445                452           56                   522
   135               0             0                  0                  0           32                   529

 CONTROL           MAX. RENT          # OF 3          AVG. RENT           MAX. RENT          # OF 4          AVG. RENT
   NO.          2 BEDROOMS ($)       BEDROOMS      3 BEDROOMS ($)      3 BEDROOMS ($)       BEDROOMS      4 BEDROOMS ($)
--------------------------------------------------------------------------------------------------------------------------------

   13                     1,390              0                   0                   0              0                   0
   16                       870             14                 953                 975              0                   0
   18                         0              0                   0                   0              0                   0
   33                       720             12                 798                 820             98               1,062
   34                         0              0                   0                   0              0                   0
   35                       785             24                 830                 860              0                   0
   36                       750             17                 843                 850              0                   0
   45                       725             86                 665                 725              0                   0
   47                     2,050              0                   0                   0              0                   0
   49                         0              0                   0                   0              0                   0
   51                       695             57                 739                 825              0                   0
   54                       640              0                   0                   0              0                   0
   56                       795              2                 720                 730              0                   0
   56A                      760              2                 730                 730              0                   0
   56B                      805              0                   0                   0              0                   0
   56C                      670              0                   0                   0              0                   0
   63                       657              4                 779                 784              0                   0
   65                     1,650              0                   0                   0              0                   0
   66                       563              0                   0                   0              0                   0
   74                         0              0                   0                   0              0                   0
   75                       830             31                 581                 624              0                   0
   77                         0              0                   0                   0              0                   0
   78                       635             32                 733                 775              0                   0
   79                         0              0                   0                   0              0                   0
   81                       652              0                   0                   0              0                   0
   94                       612             16                 653                 664              0                   0
   108                      915              9                 859                 900              0                   0
   112                        0              0                   0                   0              0                   0
   113                      725              0                   0                   0              0                   0
   114                        0              0                   0                   0              0                   0
   119                      652             16                 636                 656              0                   0
   124                        0              0                   0                   0              0                   0
  110A                        0              0                   0                   0              0                   0
   127                      599              8                 695                 695              0                   0
   132                        0              0                   0                   0              0                   0
   133                      570              0                   0                   0              0                   0
   135                      545              0                   0                   0              0                   0

                                    # OF              AVG. RENT             MAX. RENT
 CONTROL        MAX. RENT       COMMERCIAL          COMMERCIAL             COMMERCIAL                        TOTAL
   NO.       4 BEDROOMS ($)        UNITS             UNITS ($)             UNITS ($)             ELEVATOR    UNITS
-------------------------------------------------------------------------------------------------------------------------

   13                      0                 0                     0                      0      No             688
   16                      0                 0                     0                      0      No             696
   18                      0                 0                     0                      0      N/A            389
   33                  1,305                 0                     0                      0      No             140
   34                      0                 0                     0                      0      N/A            193
   35                      0                 0                     0                      0      No             455
   36                      0                 0                     0                      0      No             239
   45                      0                 0                     0                      0      No             438
   47                      0                 0                     0                      0      Yes             59
   49                      0                 0                     0                      0      N/A            364
   51                      0                 0                     0                      0      No             201
   54                      0                 0                     0                      0      No             334
   56                      0                 0                     0                      0      No             215
   56A                     0                 0                     0                      0      No             100
   56B                     0                 0                     0                      0      No              60
   56C                     0                 0                     0                      0      No              55
   63                      0                 4                   313                    400      No             312
   65                      0                 3                 2,262                  3,000      Yes             83
   66                      0                 0                     0                      0      No             216
   74                      0                 0                     0                      0      N/A            235
   75                      0                 0                     0                      0      No             234
   77                      0                 0                     0                      0      N/A            174
   78                      0                 0                     0                      0      No             148
   79                      0                 0                     0                      0      N/A            126
   81                      0                 0                     0                      0      No             174
   94                      0                 0                     0                      0      No             178
   108                     0                 0                     0                      0      No              65
   112                     0                 0                     0                      0      N/A            140
   113                     0                 0                     0                      0      No             156
   114                     0                 0                     0                      0      N/A            110
   119                     0                 0                     0                      0      No             104
   124                     0                 0                     0                      0      N/A             93
  110A                     0                 0                     0                      0      N/A            166
   127                     0                 0                     0                      0      No             109
   132                     0                 0                     0                      0      N/A            124
   133                     0                 0                     0                      0      No              72
   135                     0                 0                     0                      0      No              32

                                   ANNEX C-1

                               PRICE/YIELD TABLES

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                    ANNEX C-1-1

                                         WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                             PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                                             0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------------------------------------------------------

        PRICE (32NDS)                        0% CPR                         25% CPR                            50% CPR
--------------------------       -------------------------------  -------------------------------  -----------------------------
                                       CBE        Modified                CBE       Modified              CBE        Modified
                                      Yield       Duration               Yield      Duration             Yield       Duration
                                       (%)        (Years)                 (%)        (Years)              (%)        (Years)
                                   --------------------------        --------------------------       --------------------------

              99-12                   5.279%        2.41                5.279%        2.40               5.279%        2.40
              99-16                   5.226%        2.41                5.227%        2.41               5.227%        2.40
              99-20                   5.174%        2.41                5.175%        2.41               5.175%        2.41
              99-24                   5.123%        2.41                5.123%        2.41               5.123%        2.41
              99-28                   5.071%        2.41                5.071%        2.41               5.071%        2.41
             100-00                   5.019%        2.41                5.019%        2.41               5.019%        2.41
             100-04                   4.968%        2.42                4.968%        2.41               4.968%        2.41
             100-08                   4.916%        2.42                4.916%        2.41               4.916%        2.41
             100-12                   4.865%        2.42                4.865%        2.42               4.865%        2.42
             100-16                   4.813%        2.42                4.813%        2.42               4.813%        2.42
             100-20                   4.762%        2.42                4.762%        2.42               4.762%        2.42

WEIGHTED AVERAGE
LIFE (YRS.)                                   2.69                              2.68                              2.68

FIRST PRINCIPAL
PAYMENT DATE                               11/15/2005                        11/15/2005                        11/15/2005

LAST PRINCIPAL
PAYMENT DATE                               7/15/2010                          6/15/2010                        6/15/2010

                                   ---------------------------------------------------------------------------

       PRICE (32NDS)                             75% CPR                                 100% CPR
--------------------------         ------------------------------------    -----------------------------------
                                             CBE       Modified                      CBE       Modified
                                            Yield      Duration                     Yield      Duration
                                             (%)        (Years)                      (%)        (Years)
                                        --------------------------              --------------------------

              99-12                        5.279%        2.40                      5.279%        2.40
              99-16                        5.227%        2.40                      5.227%        2.40
              99-20                        5.175%        2.41                      5.175%        2.41
              99-24                        5.123%        2.41                      5.123%        2.41
              99-28                        5.071%        2.41                      5.071%        2.41
             100-00                        5.019%        2.41                      5.019%        2.41
             100-04                        4.967%        2.41                      4.967%        2.41
             100-08                        4.916%        2.41                      4.916%        2.41
             100-12                        4.864%        2.41                      4.864%        2.41
             100-16                        4.813%        2.42                      4.813%        2.42
             100-20                        4.762%        2.42                      4.762%        2.42

WEIGHTED AVERAGE
LIFE (YRS.)                                         2.68                                 2.68

FIRST PRINCIPAL
PAYMENT DATE                                     11/15/2005                           11/15/2005

LAST PRINCIPAL
PAYMENT DATE                                      5/15/2010                            5/15/2010

                                                                     ANNEX C-1-2

                                     WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                              --------------------------------------------------------------------------------------------------

     PRICE (32NDS)                       0% CPR                              25% CPR                             50% CPR
----------------------    ---------------------------------   ----------------------------------    ----------------------------

                                   CBE        Modified                  CBE       Modified                 CBE        Modified
                                  Yield       Duration                 Yield      Duration                Yield       Duration
                                   (%)        (Years)                   (%)        (Years)                 (%)        (Years)
                               --------------------------          --------------------------          -------------------------

              99-12               5.292%        4.22                  5.292%        4.21                  5.293%        4.21
              99-16               5.262%        4.22                  5.263%        4.22                  5.263%        4.21
              99-20               5.233%        4.22                  5.233%        4.22                  5.233%        4.21
              99-24               5.203%        4.22                  5.203%        4.22                  5.203%        4.21
              99-28               5.174%        4.22                  5.174%        4.22                  5.174%        4.21
             100-00               5.144%        4.22                  5.144%        4.22                  5.144%        4.21
             100-04               5.115%        4.23                  5.115%        4.22                  5.115%        4.21
             100-08               5.085%        4.23                  5.085%        4.22                  5.085%        4.22
             100-12               5.056%        4.23                  5.056%        4.22                  5.056%        4.22
             100-16               5.027%        4.23                  5.026%        4.22                  5.026%        4.22
             100-20               4.997%        4.23                  4.997%        4.22                  4.997%        4.22

WEIGHTED AVERAGE
LIFE (YRS.)                              4.90                                4.89                                 4.88

FIRST PRINCIPAL
PAYMENT DATE                          7/15/2010                            6/15/2010                            6/15/2010

LAST PRINCIPAL
PAYMENT DATE                         11/15/2010                            11/15/2010                           11/15/2010

                             ------------------------------------------------------------------------------

     PRICE (32NDS)                          75% CPR                                 100% CPR
----------------------       ------------------------------------    ------------------------------------

                                       CBE       Modified                      CBE       Modified
                                      Yield      Duration                     Yield      Duration
                                       (%)        (Years)                      (%)        (Years)
                                  --------------------------              --------------------------

              99-12                  5.293%        4.20                      5.296%        4.10
              99-16                  5.263%        4.20                      5.266%        4.10
              99-20                  5.233%        4.20                      5.235%        4.10
              99-24                  5.203%        4.20                      5.205%        4.10
              99-28                  5.174%        4.20                      5.174%        4.10
             100-00                  5.144%        4.20                      5.144%        4.10
             100-04                  5.114%        4.20                      5.113%        4.10
             100-08                  5.085%        4.20                      5.083%        4.10
             100-12                  5.055%        4.20                      5.053%        4.10
             100-16                  5.026%        4.21                      5.023%        4.10
             100-20                  4.996%        4.21                      4.992%        4.11

WEIGHTED AVERAGE
LIFE (YRS.)                                 4.87                                    4.74

FIRST PRINCIPAL
PAYMENT DATE                              5/15/2010                               5/15/2010

LAST PRINCIPAL
PAYMENT DATE                              11/15/2010                              11/15/2010

                                                                     ANNEX C-1-3

                                  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                              -------------------------------------------------------------------------------------------

    PRICE (32NDS)                        0% CPR                          25% CPR                         50% CPR
----------------------        -----------------------------   ----------------------------    ---------------------------

                                    CBE        Modified              CBE       Modified             CBE        Modified
                                   Yield       Duration             Yield      Duration            Yield       Duration
                                    (%)        (Years)               (%)        (Years)             (%)        (Years)
                               --------------------------       --------------------------      -------------------------

        99-12                      5.713%        5.60              5.713%        5.60              5.713%        5.59
        99-16                      5.690%        5.60              5.690%        5.60              5.690%        5.59
        99-20                      5.668%        5.60              5.668%        5.60              5.668%        5.59
        99-24                      5.646%        5.60              5.646%        5.60              5.646%        5.60
        99-28                      5.623%        5.61              5.623%        5.60              5.623%        5.60
       100-00                      5.601%        5.61              5.601%        5.60              5.601%        5.60
       100-04                      5.579%        5.61              5.579%        5.60              5.579%        5.60
       100-08                      5.557%        5.61              5.557%        5.61              5.557%        5.60
       100-12                      5.535%        5.61              5.535%        5.61              5.534%        5.60
       100-16                      5.513%        5.61              5.512%        5.61              5.512%        5.60
       100-20                      5.491%        5.61              5.490%        5.61              5.490%        5.61

WEIGHTED AVERAGE
LIFE (YRS.)                               6.95                            6.94                            6.93

FIRST PRINCIPAL
PAYMENT DATE                           9/15/2012                        6/15/2012                      6/15/2012

LAST PRINCIPAL
PAYMENT DATE                           12/15/2012                      12/15/2012                      12/15/2012

                              -----------------------------------------------------------------------

                                          75% CPR                                 100% CPR
                              --------------------------------        -------------------------------
    PRICE (32NDS)
----------------------                CBE       Modified                      CBE       Modified
                                     Yield      Duration                     Yield      Duration
                                      (%)        (Years)                      (%)        (Years)
                                  --------------------------              --------------------------

                                    5.713%        5.58                      5.712%        5.53
                                    5.690%        5.59                      5.690%        5.53
        99-12                       5.668%        5.59                      5.667%        5.53
        99-16                       5.645%        5.59                      5.645%        5.54
        99-20                       5.623%        5.59                      5.622%        5.54
        99-24                       5.601%        5.59                      5.600%        5.54
        99-28                       5.579%        5.59                      5.577%        5.54
       100-00                       5.556%        5.59                      5.555%        5.54
       100-04                       5.534%        5.60                      5.532%        5.54
       100-08                       5.512%        5.60                      5.510%        5.54
       100-12                       5.490%        5.60                      5.488%        5.55
       100-16
       100-20

WEIGHTED AVERAGE
LIFE (YRS.)                                6.92                                    6.84

FIRST PRINCIPAL
PAYMENT DATE                             6/15/2012                               6/15/2012

LAST PRINCIPAL
PAYMENT DATE                            12/15/2012                              12/15/2012

                                                                     ANNEX C-1-4

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                        -----------------------------------------------------------------------------------------------------

   PRICE (32NDS)                    0% CPR                             25% CPR                             50% CPR
--------------------   --------------------------------   --------------------------------    -------------------------------

                               CBE        Modified                 CBE       Modified                 CBE        Modified
                              Yield       Duration                Yield      Duration                Yield       Duration
                               (%)        (Years)                  (%)        (Years)                 (%)        (Years)
                           --------------------------         --------------------------          --------------------------

      99-12                   5.325%        5.73                 5.325%        5.73                  5.325%        5.73
      99-16                   5.303%        5.73                 5.303%        5.73                  5.303%        5.73
      99-20                   5.281%        5.73                 5.281%        5.73                  5.281%        5.73
      99-24                   5.260%        5.73                 5.260%        5.73                  5.260%        5.73
      99-28                   5.238%        5.73                 5.238%        5.73                  5.238%        5.73
     100-00                   5.216%        5.73                 5.216%        5.73                  5.216%        5.73
     100-04                   5.194%        5.74                 5.194%        5.74                  5.194%        5.74
     100-08                   5.173%        5.74                 5.173%        5.74                  5.173%        5.74
     100-12                   5.151%        5.74                 5.151%        5.74                  5.151%        5.74
     100-16                   5.129%        5.74                 5.129%        5.74                  5.129%        5.74
     100-20                   5.108%        5.74                 5.108%        5.74                  5.108%        5.74

WEIGHTED AVERAGE
LIFE (YRS.)                            7.05                               7.05                                7.05

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2010                         11/15/2010                          11/15/2010

LAST PRINCIPAL
PAYMENT DATE                        10/15/2014                         10/15/2014                          10/15/2014

                         -----------------------------------------------------------------------

                                     75% CPR                                 100% CPR
                         -----------------------------------    --------------------------------
   PRICE (32NDS)
--------------------             CBE       Modified                      CBE       Modified
                                Yield      Duration                     Yield      Duration
                                 (%)        (Years)                      (%)        (Years)
                            --------------------------              --------------------------

                               5.325%        5.73                      5.325%        5.73
                               5.303%        5.73                      5.303%        5.73
      99-12                    5.281%        5.73                      5.281%        5.73
      99-16                    5.260%        5.73                      5.260%        5.73
      99-20                    5.238%        5.73                      5.238%        5.73
      99-24                    5.216%        5.73                      5.216%        5.73
      99-28                    5.194%        5.74                      5.194%        5.74
     100-00                    5.173%        5.74                      5.173%        5.74
     100-04                    5.151%        5.74                      5.151%        5.74
     100-08                    5.129%        5.74                      5.129%        5.74
     100-12                    5.108%        5.74                      5.108%        5.74
     100-16
     100-20

WEIGHTED AVERAGE
LIFE (YRS.)                             7.05                                    7.05

FIRST PRINCIPAL
PAYMENT DATE                         11/15/2010                              11/15/2010

LAST PRINCIPAL
PAYMENT DATE                         10/15/2014                               9/15/2014

                                                                     ANNEX C-1-5

                                       WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                           PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-4 CERTIFICATES

                                           0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                              -----------------------------------------------------------------------------------------------

   PRICE (32NDS)                    0% CPR                             25% CPR                              50% CPR
-------------------     ------------------------------   ---------------------------------    -------------------------------
                              CBE        Modified                 CBE       Modified                  CBE        Modified
                             Yield       Duration                Yield      Duration                 Yield       Duration
                              (%)        (Years)                  (%)        (Years)                  (%)        (Years)
                          --------------------------         --------------------------           --------------------------

     99-12                   5.331%        7.33                 5.331%        7.32                   5.331%        7.31
     99-16                   5.314%        7.34                 5.314%        7.33                   5.314%        7.31
     99-20                   5.297%        7.34                 5.297%        7.33                   5.297%        7.31
     99-24                   5.280%        7.34                 5.280%        7.33                   5.280%        7.32
     99-28                   5.263%        7.34                 5.263%        7.33                   5.263%        7.32
    100-00                   5.246%        7.35                 5.246%        7.33                   5.246%        7.32
    100-04                   5.229%        7.35                 5.229%        7.34                   5.229%        7.32
    100-08                   5.212%        7.35                 5.212%        7.34                   5.212%        7.32
    100-12                   5.195%        7.35                 5.195%        7.34                   5.195%        7.33
    100-16                   5.178%        7.35                 5.178%        7.34                   5.178%        7.33
    100-20                   5.161%        7.36                 5.161%        7.35                   5.161%        7.33

WEIGHTED AVERAGE
LIFE (YRS.)                          9.57                               9.55                                 9.53

FIRST PRINCIPAL
PAYMENT DATE                      10/15/2014                         10/15/2014                           10/15/2014

LAST PRINCIPAL
PAYMENT DATE                      8/15/2015                           8/15/2015                           8/15/2015

                    -------------------------------------------------------------------------

   PRICE (32NDS)                75% CPR                                 100% CPR
------------------- ------------------------------------    ---------------------------------
                            CBE       Modified                      CBE       Modified
                           Yield      Duration                     Yield      Duration
                            (%)        (Years)                      (%)        (Years)
                       --------------------------              --------------------------

     99-12                5.331%        7.29                      5.333%        7.17
     99-16                5.314%        7.29                      5.315%        7.17
     99-20                5.297%        7.29                      5.298%        7.18
     99-24                5.280%        7.30                      5.280%        7.18
     99-28                5.263%        7.30                      5.263%        7.18
    100-00                5.246%        7.30                      5.246%        7.18
    100-04                5.229%        7.30                      5.228%        7.18
    100-08                5.212%        7.30                      5.211%        7.19
    100-12                5.195%        7.31                      5.194%        7.19
    100-16                5.178%        7.31                      5.176%        7.19
    100-20                5.161%        7.31                      5.159%        7.19

WEIGHTED AVERAGE
LIFE (YRS.)                         9.49                                    9.29

FIRST PRINCIPAL
PAYMENT DATE                     10/15/2014                               9/15/2014

LAST PRINCIPAL
PAYMENT DATE                      8/15/2015                               5/15/2015

                                                                     ANNEX C-1-6

                                    WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                          ----------------------------------------------------------------------------------------------------

   PRICE (32NDS)                      0% CPR                              25% CPR                            50% CPR
--------------------      ---------------------------------   -------------------------------    -----------------------------
                                 CBE        Modified                  CBE       Modified                CBE        Modified
                                Yield       Duration                 Yield      Duration               Yield       Duration
                                 (%)        (Years)                   (%)        (Years)                (%)        (Years)
                             --------------------------          --------------------------         --------------------------

        99-12                   5.318%        5.76                  5.318%        5.75                 5.319%        5.74
        99-16                   5.297%        5.76                  5.297%        5.75                 5.297%        5.75
        99-20                   5.275%        5.76                  5.275%        5.75                 5.275%        5.75
        99-24                   5.253%        5.77                  5.253%        5.76                 5.253%        5.75
        99-28                   5.232%        5.77                  5.232%        5.76                 5.232%        5.75
       100-00                   5.210%        5.77                  5.210%        5.76                 5.210%        5.76
       100-04                   5.188%        5.77                  5.188%        5.76                 5.188%        5.76
       100-08                   5.167%        5.78                  5.167%        5.77                 5.167%        5.76
       100-12                   5.145%        5.78                  5.145%        5.77                 5.145%        5.76
       100-16                   5.124%        5.78                  5.124%        5.77                 5.124%        5.76
       100-20                   5.102%        5.78                  5.102%        5.77                 5.102%        5.77

WEIGHTED AVERAGE
LIFE (YRS.)                            7.22                                7.20                               7.19

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2005                          11/15/2005                         11/15/2005

LAST PRINCIPAL
PAYMENT DATE                        9/15/2015                            8/15/2015                         8/15/2015

                         ---------------------------------------------------------------------

   PRICE (32NDS)                    75% CPR                                 100% CPR
--------------------     --------------------------------        -----------------------------

                                 CBE       Modified                      CBE       Modified
                                Yield      Duration                     Yield      Duration
                                 (%)        (Years)                      (%)        (Years)
                            --------------------------              --------------------------

        99-12                  5.319%        5.74                      5.321%        5.62
        99-16                  5.297%        5.74                      5.298%        5.63
        99-20                  5.275%        5.74                      5.276%        5.63
        99-24                  5.253%        5.74                      5.254%        5.63
        99-28                  5.232%        5.74                      5.232%        5.63
       100-00                  5.210%        5.75                      5.210%        5.63
       100-04                  5.188%        5.75                      5.188%        5.64
       100-08                  5.167%        5.75                      5.166%        5.64
       100-12                  5.145%        5.75                      5.144%        5.64
       100-16                  5.123%        5.76                      5.122%        5.64
       100-20                  5.102%        5.76                      5.100%        5.65

WEIGHTED AVERAGE
LIFE (YRS.)                           7.18                                    7.02

FIRST PRINCIPAL
PAYMENT DATE                       11/15/2005                              11/15/2005

LAST PRINCIPAL
PAYMENT DATE                        8/15/2015                               5/15/2015

                                                                     ANNEX C-1-7

                                     WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                        ---------------------------------------------------------------------------------------------------------

   PRICE (32NDS)                   0% CPR                                 25% CPR                                 50% CPR
--------------------    --------------------------------   -----------------------------------    -------------------------------
                               CBE        Modified                  CBE       Modified                     CBE        Modified
                              Yield       Duration                 Yield      Duration                    Yield       Duration
                               (%)        (Years)                   (%)        (Years)                     (%)        (Years)
                           --------------------------           -------------------------              --------------------------

      99-12                   5.397%        7.49                  5.397%        7.48                      5.397%        7.47
      99-16                   5.380%        7.50                  5.380%        7.48                      5.380%        7.47
      99-20                   5.363%        7.50                  5.363%        7.49                      5.363%        7.47
      99-24                   5.346%        7.50                  5.347%        7.49                      5.347%        7.48
      99-28                   5.330%        7.50                  5.330%        7.49                      5.330%        7.48
     100-00                   5.313%        7.51                  5.313%        7.49                      5.313%        7.48
     100-04                   5.297%        7.51                  5.297%        7.50                      5.297%        7.48
     100-08                   5.280%        7.51                  5.280%        7.50                      5.280%        7.48
     100-12                   5.264%        7.51                  5.263%        7.50                      5.263%        7.49
     100-16                   5.247%        7.51                  5.247%        7.50                      5.247%        7.49
     100-20                   5.231%        7.52                  5.230%        7.50                      5.230%        7.49

WEIGHTED AVERAGE
LIFE (YRS.)                            9.88                                9.86                                    9.84

FIRST PRINCIPAL
PAYMENT DATE                        9/15/2015                            8/15/2015                              8/15/2015

LAST PRINCIPAL
PAYMENT DATE                        10/15/2015                          10/15/2015                              9/15/2015

                        ---------------------------------------------------------------------------

   PRICE (32NDS)                        75% CPR                                 100% CPR
-------------------     ------------------------------------    -----------------------------------
                                  CBE       Modified                      CBE       Modified
                                 Yield      Duration                     Yield      Duration
                                  (%)        (Years)                      (%)        (Years)
                             --------------------------              --------------------------

      99-12                     5.397%        7.45                      5.398%        7.34
      99-16                     5.380%        7.46                      5.381%        7.34
      99-20                     5.363%        7.46                      5.364%        7.34
      99-24                     5.347%        7.46                      5.347%        7.34
      99-28                     5.330%        7.46                      5.330%        7.35
     100-00                     5.313%        7.46                      5.313%        7.35
     100-04                     5.297%        7.47                      5.296%        7.35
     100-08                     5.280%        7.47                      5.279%        7.35
     100-12                     5.263%        7.47                      5.262%        7.35
     100-16                     5.247%        7.47                      5.245%        7.36
     100-20                     5.230%        7.47                      5.229%        7.36

WEIGHTED AVERAGE
LIFE (YRS.)                              9.81                                    9.61

FIRST PRINCIPAL
PAYMENT DATE                           8/15/2015                               5/15/2015

LAST PRINCIPAL
PAYMENT DATE                           9/15/2015                               7/15/2015

                                                                     ANNEX C-1-8

                                      WEIGHTED AVERAGE LIFE, FIRSRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                                       0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                       -------------------------------------------------------------------------------------------------------

   PRICE (32NDS)                   0% CPR                               25% CPR                               50% CPR
-------------------    --------------------------------    ---------------------------------     -----------------------------
                              CBE        Modified                   CBE       Modified                   CBE        Modified
                             Yield       Duration                  Yield      Duration                  Yield       Duration
                              (%)        (Years)                    (%)        (Years)                   (%)        (Years)
                          --------------------------           --------------------------            --------------------------

     99-12                   5.458%        7.52                   5.458%        7.51                    5.458%        7.50
     99-16                   5.441%        7.52                   5.441%        7.52                    5.441%        7.50
     99-20                   5.424%        7.53                   5.424%        7.52                    5.424%        7.51
     99-24                   5.408%        7.53                   5.408%        7.52                    5.408%        7.51
     99-28                   5.391%        7.53                   5.391%        7.52                    5.391%        7.51
    100-00                   5.375%        7.53                   5.375%        7.53                    5.375%        7.51
    100-04                   5.358%        7.53                   5.358%        7.53                    5.358%        7.52
    100-08                   5.341%        7.54                   5.341%        7.53                    5.341%        7.52
    100-12                   5.325%        7.54                   5.325%        7.53                    5.325%        7.52
    100-16                   5.309%        7.54                   5.309%        7.53                    5.308%        7.52
    100-20                   5.292%        7.54                   5.292%        7.54                    5.292%        7.52

WEIGHTED AVERAGE
LIFE (YRS.)                            9.97                                 9.95                                  9.93

FIRST PRINCIPAL
PAYMENT DATE                        10/15/2015                           10/15/2015                            9/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                           11/15/2015                            10/15/2015

                         -------------------------------------------------------------------------

   PRICE (32NDS)                      75% CPR                                 100% CPR
-------------------      ------------------------------------    ---------------------------------

                                  CBE       Modified                      CBE       Modified
                                 Yield      Duration                     Yield      Duration
                                  (%)        (Years)                      (%)        (Years)
                             --------------------------              --------------------------

     99-12                      5.458%        7.49                      5.459%        7.37
     99-16                      5.441%        7.49                      5.442%        7.37
     99-20                      5.424%        7.49                      5.425%        7.37
     99-24                      5.408%        7.49                      5.408%        7.37
     99-28                      5.391%        7.50                      5.391%        7.37
    100-00                      5.374%        7.50                      5.374%        7.38
    100-04                      5.358%        7.50                      5.357%        7.38
    100-08                      5.341%        7.50                      5.341%        7.38
    100-12                      5.325%        7.50                      5.324%        7.38
    100-16                      5.308%        7.51                      5.307%        7.39
    100-20                      5.292%        7.51                      5.290%        7.39

 WEIGHTED AVERAGE
 LIFE (YRS.)                              9.91                                    9.70

 FIRST PRINCIPAL
 PAYMENT DATE                           9/15/2015                               7/15/2015

 LAST PRINCIPAL
 PAYMENT DATE                          10/15/2015                               7/15/2015

                                                                     ANNEX C-1-9

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                        ----------------------------------------------------------------------------------------------------

   PRICE (32NDS)                    0% CPR                             25% CPR                              50% CPR
--------------------    -------------------------------   --------------------------------      ----------------------------
                              CBE        Modified                  CBE       Modified                 CBE        Modified
                             Yield       Duration                 Yield      Duration                Yield       Duration
                              (%)        (Years)                   (%)        (Years)                 (%)        (Years)
                          --------------------------          --------------------------         --------------------------

     99-12                   5.485%        7.55                  5.485%        7.55                   5.485%        7.50
     99-16                   5.468%        7.55                  5.468%        7.55                   5.469%        7.50
     99-20                   5.452%        7.55                  5.452%        7.55                   5.452%        7.51
     99-24                   5.435%        7.55                  5.435%        7.55                   5.435%        7.51
     99-28                   5.419%        7.56                  5.419%        7.56                   5.419%        7.51
    100-00                   5.402%        7.56                  5.402%        7.56                   5.402%        7.51
    100-04                   5.386%        7.56                  5.386%        7.56                   5.385%        7.51
    100-08                   5.369%        7.56                  5.369%        7.56                   5.369%        7.52
    100-12                   5.353%        7.57                  5.353%        7.57                   5.352%        7.52
    100-16                   5.336%        7.57                  5.336%        7.57                   5.336%        7.52
    100-20                   5.320%        7.57                  5.320%        7.57                   5.319%        7.52

WEIGHTED AVERAGE
LIFE (YRS.)                           10.03                                10.03                                9.95

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2015                          11/15/2015                           10/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                          11/15/2015                           11/15/2015

                       -----------------------------------------------------------------------------

   PRICE (32NDS)                         75% CPR                                 100% CPR
--------------------   ------------------------------------    ------------------------------------
                                     CBE       Modified                      CBE       Modified
                                    Yield      Duration                     Yield      Duration
                                     (%)        (Years)                      (%)        (Years)
                                --------------------------              --------------------------

     99-12                         5.485%        7.50                      5.487%        7.36
     99-16                         5.469%        7.50                      5.470%        7.36
     99-20                         5.452%        7.50                      5.453%        7.36
     99-24                         5.435%        7.51                      5.436%        7.36
     99-28                         5.419%        7.51                      5.419%        7.36
    100-00                         5.402%        7.51                      5.402%        7.37
    100-04                         5.385%        7.51                      5.385%        7.37
    100-08                         5.369%        7.52                      5.368%        7.37
    100-12                         5.352%        7.52                      5.351%        7.37
    100-16                         5.336%        7.52                      5.334%        7.38
    100-20                         5.319%        7.52                      5.318%        7.38

WEIGHTED AVERAGE
LIFE (YRS.)                                  9.95                                    9.70

FIRST PRINCIPAL
PAYMENT DATE                              10/15/2015                               7/15/2015

LAST PRINCIPAL
PAYMENT DATE                              10/15/2015                               7/15/2015

                                                                     ANNEX C-1-10

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                                    0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                       --------------------------------------------------------------------------------------------------

   PRICE (32NDS)                   0% CPR                           25% CPR                            50% CPR
-------------------    -------------------------------  -------------------------------    ------------------------------
                              CBE        Modified               CBE       Modified                CBE        Modified
                             Yield       Duration              Yield      Duration               Yield       Duration
                              (%)        (Years)                (%)        (Years)                (%)        (Years)
                          --------------------------       --------------------------         --------------------------

     99-12                   5.485%        7.55               5.485%        7.55                 5.485%        7.55
     99-16                   5.468%        7.55               5.468%        7.55                 5.468%        7.55
     99-20                   5.452%        7.55               5.452%        7.55                 5.452%        7.55
     99-24                   5.435%        7.55               5.435%        7.55                 5.435%        7.55
     99-28                   5.419%        7.56               5.419%        7.56                 5.419%        7.56
    100-00                   5.402%        7.56               5.402%        7.56                 5.402%        7.56
    100-04                   5.386%        7.56               5.386%        7.56                 5.386%        7.56
    100-08                   5.369%        7.56               5.369%        7.56                 5.369%        7.56
    100-12                   5.353%        7.57               5.353%        7.57                 5.353%        7.57
    100-16                   5.336%        7.57               5.336%        7.57                 5.336%        7.57
    100-20                   5.320%        7.57               5.320%        7.57                 5.320%        7.57

WEIGHTED AVERAGE
LIFE (YRS.)                           10.03                             10.03                             10.03

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2015                       11/15/2015                         11/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                       11/15/2015                         11/15/2015

                         ---------------------------------------------------------------------------

   PRICE (32NDS)                     75% CPR                                 100% CPR
-------------------      ------------------------------------    -----------------------------------
                                 CBE       Modified                      CBE       Modified
                                Yield      Duration                     Yield      Duration
                                 (%)        (Years)                      (%)        (Years)
                            --------------------------              --------------------------

     99-12                     5.485%        7.50                      5.486%        7.40
     99-16                     5.469%        7.50                      5.469%        7.40
     99-20                     5.452%        7.50                      5.452%        7.41
     99-24                     5.435%        7.51                      5.436%        7.41
     99-28                     5.419%        7.51                      5.419%        7.41
    100-00                     5.402%        7.51                      5.402%        7.41
    100-04                     5.385%        7.51                      5.385%        7.42
    100-08                     5.369%        7.52                      5.368%        7.42
    100-12                     5.352%        7.52                      5.352%        7.42
    100-16                     5.336%        7.52                      5.335%        7.42
    100-20                     5.319%        7.52                      5.318%        7.42

WEIGHTED AVERAGE
LIFE (YRS.)                              9.95                                  9.78

FIRST PRINCIPAL
PAYMENT DATE                          10/15/2015                             7/15/2015

LAST PRINCIPAL
PAYMENT DATE                          10/15/2015                             8/15/2015

                                                                    ANNEX C-1-11

                                 WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                       PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                                      0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                       ------------------------------------------------------------------------------------------------------

   PRICE (32NDS)                     0% CPR                             25% CPR                             50% CPR
-------------------    ---------------------------------   --------------------------------    ------------------------------
                               CBE        Modified                 CBE       Modified                 CBE        Modified
                              Yield       Duration                Yield      Duration                Yield       Duration
                               (%)        (Years)                  (%)        (Years)                 (%)        (Years)
                           --------------------------         --------------------------          --------------------------

      99-12                   5.485%        7.55                 5.485%        7.55                  5.485%        7.55
      99-16                   5.468%        7.55                 5.468%        7.55                  5.468%        7.55
      99-20                   5.452%        7.55                 5.452%        7.55                  5.452%        7.55
      99-24                   5.435%        7.55                 5.435%        7.55                  5.435%        7.55
      99-28                   5.419%        7.56                 5.419%        7.56                  5.419%        7.56
     100-00                   5.402%        7.56                 5.402%        7.56                  5.402%        7.56
     100-04                   5.386%        7.56                 5.386%        7.56                  5.386%        7.56
     100-08                   5.369%        7.56                 5.369%        7.56                  5.369%        7.56
     100-12                   5.353%        7.57                 5.353%        7.57                  5.353%        7.57
     100-16                   5.336%        7.57                 5.336%        7.57                  5.336%        7.57
     100-20                   5.320%        7.57                 5.320%        7.57                  5.320%        7.57

WEIGHTED AVERAGE
LIFE (YRS.)                           10.03                               10.03                              10.03

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                          11/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                          11/15/2015

                       ------------------------------------------------------------------------------

   PRICE (32NDS)                        75% CPR                                 100% CPR
-------------------      ------------------------------------    ------------------------------------
                                   CBE       Modified                      CBE       Modified
                                  Yield      Duration                     Yield      Duration
                                   (%)        (Years)                      (%)        (Years)
                              --------------------------              --------------------------

      99-12                      5.485%        7.53                      5.486%        7.40
      99-16                      5.468%        7.54                      5.469%        7.41
      99-20                      5.452%        7.54                      5.452%        7.41
      99-24                      5.435%        7.54                      5.436%        7.41
      99-28                      5.419%        7.54                      5.419%        7.41
     100-00                      5.402%        7.55                      5.402%        7.42
     100-04                      5.386%        7.55                      5.385%        7.42
     100-08                      5.369%        7.55                      5.368%        7.42
     100-12                      5.353%        7.55                      5.352%        7.42
     100-16                      5.336%        7.56                      5.335%        7.42
     100-20                      5.320%        7.56                      5.318%        7.43

WEIGHTED AVERAGE
LIFE (YRS.)                               10.01                                   9.78

FIRST PRINCIPAL
PAYMENT DATE                           10/15/2015                               8/15/2015

LAST PRINCIPAL
PAYMENT DATE                           11/15/2015                               8/15/2015

                                                                    ANNEX C-1-12

                                   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                                     0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                         -----------------------------------------------------------------------------------------------------

   PRICE (32NDS)                   0% CPR                                 25% CPR                              50% CPR
-------------------      ------------------------------   --------------------------------      -----------------------------
                               CBE        Modified                 CBE       Modified                 CBE        Modified
                              Yield       Duration                Yield      Duration                Yield       Duration
                               (%)        (Years)                  (%)        (Years)                 (%)        (Years)
                           --------------------------         --------------------------          --------------------------

      99-12                   5.485%        7.55                 5.485%        7.55                  5.485%        7.55
      99-16                   5.468%        7.55                 5.468%        7.55                  5.468%        7.55
      99-20                   5.452%        7.55                 5.452%        7.55                  5.452%        7.55
      99-24                   5.435%        7.55                 5.435%        7.55                  5.435%        7.55
      99-28                   5.419%        7.56                 5.419%        7.56                  5.419%        7.56
     100-00                   5.402%        7.56                 5.402%        7.56                  5.402%        7.56
     100-04                   5.386%        7.56                 5.386%        7.56                  5.386%        7.56
     100-08                   5.369%        7.56                 5.369%        7.56                  5.369%        7.56
     100-12                   5.353%        7.57                 5.353%        7.57                  5.353%        7.57
     100-16                   5.336%        7.57                 5.336%        7.57                  5.336%        7.57
     100-20                   5.320%        7.57                 5.320%        7.57                  5.320%        7.57

WEIGHTED AVERAGE
LIFE (YRS.)                           10.03                               10.03                              10.03

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                           11/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                           11/15/2015

                         --------------------------------------------------------------------------------

   PRICE (32NDS)                             75% CPR                                 100% CPR
-------------------      ------------------------------------    ------------------------------------
                                      CBE       Modified                      CBE       Modified
                                     Yield      Duration                     Yield      Duration
                                      (%)        (Years)                      (%)        (Years)
                                 --------------------------              --------------------------

      99-12                         5.485%        7.55                      5.486%        7.40
      99-16                         5.468%        7.55                      5.469%        7.41
      99-20                         5.452%        7.55                      5.452%        7.41
      99-24                         5.435%        7.55                      5.436%        7.41
      99-28                         5.419%        7.56                      5.419%        7.41
     100-00                         5.402%        7.56                      5.402%        7.42
     100-04                         5.386%        7.56                      5.385%        7.42
     100-08                         5.369%        7.56                      5.368%        7.42
     100-12                         5.353%        7.57                      5.352%        7.42
     100-16                         5.336%        7.57                      5.335%        7.42
     100-20                         5.320%        7.57                      5.318%        7.43

WEIGHTED AVERAGE
LIFE (YRS.)                                  10.03                                   9.78

FIRST PRINCIPAL
PAYMENT DATE                              11/15/2015                               8/15/2015

LAST PRINCIPAL
PAYMENT DATE                              11/15/2015                               8/15/2015

                                                                    ANNEX C-1-13

                                     WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT DATE,
                                        PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                                        0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                        --------------------------------------------------------------------------------------------------------

   PRICE (32NDS)                   0% CPR                             25% CPR                              50% CPR
--------------------    --------------------------------   ---------------------------------    --------------------------------
                               CBE        Modified                 CBE       Modified                  CBE        Modified
                              Yield       Duration                Yield      Duration                 Yield       Duration
                               (%)        (Years)                  (%)        (Years)                  (%)        (Years)
                           --------------------------         --------------------------           --------------------------

      99-12                   5.485%        7.55                 5.485%        7.55                   5.485%        7.55
      99-16                   5.468%        7.55                 5.468%        7.55                   5.468%        7.55
      99-20                   5.452%        7.55                 5.452%        7.55                   5.452%        7.55
      99-24                   5.435%        7.55                 5.435%        7.55                   5.435%        7.55
      99-28                   5.419%        7.56                 5.419%        7.56                   5.419%        7.56
     100-00                   5.402%        7.56                 5.402%        7.56                   5.402%        7.56
     100-04                   5.386%        7.56                 5.386%        7.56                   5.386%        7.56
     100-08                   5.369%        7.56                 5.369%        7.56                   5.369%        7.56
     100-12                   5.353%        7.57                 5.353%        7.57                   5.353%        7.57
     100-16                   5.336%        7.57                 5.336%        7.57                   5.336%        7.57
     100-20                   5.320%        7.57                 5.320%        7.57                   5.320%        7.57

WEIGHTED AVERAGE
LIFE (YRS.)                           10.03                               10.03                               10.03

FIRST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                           11/15/2015

LAST PRINCIPAL
PAYMENT DATE                        11/15/2015                         11/15/2015                           11/15/2015

                           --------------------------------------------------------------------------------

   PRICE (32NDS)                      75% CPR                                 100% CPR
--------------------       ------------------------------------    ------------------------------------
                                   CBE       Modified                      CBE       Modified
                                  Yield      Duration                     Yield      Duration
                                   (%)        (Years)                      (%)        (Years)
                              --------------------------              --------------------------

      99-12                      5.485%        7.55                      5.486%        7.40
      99-16                      5.468%        7.55                      5.469%        7.41
      99-20                      5.452%        7.55                      5.452%        7.41
      99-24                      5.435%        7.55                      5.436%        7.41
      99-28                      5.419%        7.56                      5.419%        7.41
     100-00                      5.402%        7.56                      5.402%        7.42
     100-04                      5.386%        7.56                      5.385%        7.42
     100-08                      5.369%        7.56                      5.368%        7.42
     100-12                      5.353%        7.57                      5.352%        7.42
     100-16                      5.336%        7.57                      5.335%        7.42
     100-20                      5.320%        7.57                      5.318%        7.43

WEIGHTED AVERAGE
LIFE (YRS.)                               10.03                                   9.78

FIRST PRINCIPAL
PAYMENT DATE                           11/15/2015                               8/15/2015

LAST PRINCIPAL
PAYMENT DATE                           11/15/2015                               8/15/2015

                                                                    ANNEX C-1-14

                                PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS X-CP CERTIFICATES

                              0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                              ----------------------------------------------------------------------------------------------------

   PRICE (32NDS)                 0% CPR                            25% CPR                             50% CPR
-------------------  --------------------------------   --------------------------------    ------------------------------------
                            CBE       Modified                 CBE       Modified                  CBE       Modified
                           Yield      Duration                Yield      Duration                 Yield      Duration
                            (%)        (Years)                 (%)        (Years)                  (%)        (Years)
                       --------------------------         --------------------------          --------------------------

    1-02                  9.980%        2.44                 9.980%        2.44                  9.980%        2.44
    1-03                  8.829%        2.49                 8.829%        2.49                  8.829%        2.49
    1-04                  7.731%        2.54                 7.731%        2.54                  7.731%        2.54
    1-05                  6.683%        2.58                 6.683%        2.58                  6.683%        2.58
    1-06                  5.682%        2.63                 5.682%        2.63                  5.682%        2.63
    1-07                  4.722%        2.68                 4.722%        2.68                  4.722%        2.68
    1-08                  3.802%        2.72                 3.802%        2.72                  3.802%        2.72
    1-09                  2.919%        2.77                 2.919%        2.77                  2.919%        2.77
    1-10                  2.070%        2.81                 2.070%        2.81                  2.070%        2.81
    1-11                  1.253%        2.85                 1.253%        2.85                  1.253%        2.85
    1-12                  0.467%        2.89                 0.467%        2.89                  0.467%        2.89

   PRICE (32NDS)                 75% CPR                                100% CPR
-------------------   -----------------------------------    -----------------------------
                            CBE       Modified                      CBE       Modified
                           Yield      Duration                     Yield      Duration
                            (%)        (Years)                      (%)        (Years)
                        -------------------------              --------------------------

    1-02                   9.980%       2.44                      9.980%        2.44
    1-03                   8.829%       2.49                      8.829%        2.49
    1-04                   7.731%       2.54                      7.731%        2.54
    1-05                   6.683%       2.58                      6.683%        2.58
    1-06                   5.682%       2.63                      5.682%        2.63
    1-07                   4.722%       2.68                      4.722%        2.68
    1-08                   3.802%       2.72                      3.802%        2.72
    1-09                   2.919%       2.77                      2.919%        2.77
    1-10                   2.070%       2.81                      2.070%        2.81
    1-11                   1.253%       2.85                      1.253%        2.85
    1-12                   0.467%       2.89                      0.467%        2.89

                                   ANNEX C-2

                                DECREMENT TABLES

                [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     ANNEX C-2-1

                            Percentages of the Initial Certificate Balance of the Class A-1 Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................       85                 85               85               85                85
October 2007................................       69                 69               69               69                69
October 2008................................       47                 47               47               47                47
October 2009................................       21                 21               21               21                21
October 2010 and thereafter.................        0                  0                0                0                 0

Weighted Average Life (in years)............     2.69               2.68             2.68             2.68              2.68

                                                                     ANNEX C-2-2

                            Percentages of the Initial Certificate Balance of the Class A-2 Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               ---------         ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................      100                100              100              100              100
October 2007................................      100                100              100              100              100
October 2008................................      100                100              100              100              100
October 2009................................      100                100              100              100              100
October 2010................................       26                 24               22               18                0
October 2011 and thereafter.................        0                  0                0                0                0

Weighted Average Life (in years)............     4.90               4.89             4.88             4.87             4.74

                                                                     ANNEX C-2-3

                            Percentages of the Initial Certificate Balance of the Class A-3 Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               ---------         ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................      100                100              100              100              100
October 2007................................      100                100              100              100              100
October 2008................................      100                100              100              100              100
October 2009................................      100                100              100              100              100
October 2010................................      100                100              100              100              100
October 2011................................      100                100              100              100              100
October 2012................................       27                 25               23               20                8
October 2013 and thereafter.................        0                  0                0                0                0

Weighted Average Life (in years)............     6.95               6.94             6.93             6.92             6.84

                                                                     ANNEX C-2-4

                            Percentages of the Initial Certificate Balance of the Class A-AB Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................      100                100              100              100              100
October 2007................................      100                100              100              100              100
October 2008................................      100                100              100              100              100
October 2009................................      100                100              100              100              100
October 2010................................      100                100              100              100              100
October 2011................................       76                 76               76               76               76
October 2012................................       53                 53               53               53               53
October 2013................................       28                 28               28               28               28
October 2014 and thereafter.................        0                  0                0                0                0

Weighted Average Life (in years)............     7.05               7.05             7.05             7.05             7.05

                                                                     ANNEX C-2-5

                            Percentages of the Initial Certificate Balance of the Class A-4 Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................      100                100              100              100              100
October 2007................................      100                100              100              100              100
October 2008................................      100                100              100              100              100
October 2009................................      100                100              100              100              100
October 2010................................      100                100              100              100              100
October 2011................................      100                100              100              100              100
October 2012................................      100                100              100              100              100
October 2013................................      100                100              100              100              100
October 2014................................       99                 99               99               98               88
October 2015 and thereafter.................        0                  0                0                0                0

Weighted Average Life (in years)                 9.57               9.55             9.53             9.49             9.29

                                                                     ANNEX C-2-6

                            Percentages of the Initial Certificate Balance of the Class A-1A Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%               100%             100%             100%             100%
October 2006................................      100                100              100              100              100
October 2007................................       99                 99               99               99               99
October 2008................................       98                 98               98               98               98
October 2009................................       98                 98               98               98               98
October 2010................................       60                 60               60               60               60
October 2011................................       59                 59               59               59               59
October 2012................................       46                 46               46               46               46
October 2013................................       45                 45               45               45               45
October 2014................................       44                 44               44               44               44
October 2015 and thereafter.................        0                  0                0                0                0

Weighted Average Life (in years)............     7.22               7.20             7.19             7.18             7.02

                                                                     ANNEX C-2-7

                            Percentages of the Initial Certificate Balance of the Class A-M Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                             ---------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------                               --------          ---------        --------         --------        ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years)............     9.88                9.86             9.84            9.81             9.61

                                                                     ANNEX C-2-8

                            Percentages of the Initial Certificate Balance of the Class A-J Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................       23                   9                0               0                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years)............     9.97                9.95             9.93            9.91             9.70

                                                                     ANNEX C-2-9

                            Percentages of the Initial Certificate Balance of the Class B Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................      100                 100                2               0                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years).........       10.03               10.03             9.95            9.95             9.70

                                                                    ANNEX C-2-10

                            Percentages of the Initial Certificate Balance of the Class C Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................      100                 100              100               0                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years).........       10.03               10.03             10.03           9.95             9.78

                                                                    ANNEX C-2-11

                            Percentages of the Initial Certificate Balance of the Class D Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................      100                 100              100              74                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years).........       10.03               10.03            10.03           10.01             9.78

                                                                    ANNEX C-2-12

                            Percentages of the Initial Certificate Balance of the Class E Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................      100                 100              100             100                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years).........       10.03               10.03            10.03           10.03             9.78

                                                                    ANNEX C-2-13

                            Percentages of the Initial Certificate Balance of the Class F Certificates

                                                             0% CPR During Lop, YMP or Declining Premium -
                                                                      Otherwise At Indicated CPR
                                            ----------------------------------------------------------------------------------
DISTRIBUTION DATE                                0% CPR            25% CPR          50% CPR          75% CPR         100% CPR
-----------------------                         --------          ---------        ---------        ---------       ----------

Initial Percentage..........................      100%                100%             100%            100%             100%
October 2006................................      100                 100              100             100              100
October 2007................................      100                 100              100             100              100
October 2008................................      100                 100              100             100              100
October 2009................................      100                 100              100             100              100
October 2010................................      100                 100              100             100              100
October 2011................................      100                 100              100             100              100
October 2012................................      100                 100              100             100              100
October 2013................................      100                 100              100             100              100
October 2014................................      100                 100              100             100              100
October 2015................................      100                 100              100             100                0
October 2016 and thereafter.................        0                   0                0               0                0

Weighted Average Life (in years).........       10.03               10.03            10.03           10.03             9.78

                [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX D

                      FORM OF DISTRIBUTION DATE STATEMENT

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
135 S. LaSalle Street Suite 1625                           SERIES 2005-C7                         Prior Payment:              N/A
Chicago, IL   60603                                                                               Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

===============================   =======================================================  =========================================
                                |                                                Page(s) |  Closing Date:
                                |                                                ------- |  First Payment Date:           11/17/2005
Issue Id:              LUBS05C7 | REMIC Certificate Report                               |  Assumed Final Payment Date:
Monthly Data File Name:         | Bond Interest Reconciliation                           |  ========================================
          LUBS05C7_YYYYMM_3.zip | Cash Reconciliation Summary                            |
=============================== | 15 Month Historical Loan Status Summary                |
                                | 15 Month Historical Payoff/Loss Summary                |
                                | Historical Collateral Level Prepayment Report          |
                                | Delinquent Loan Detail                                 |
                                | Mortgage Loan Characteristics                          |
                                | Loan Level Detail                                      |
                                | Specially Serviced Report                              |
                                | Modified Loan Detail                                   |
                                | Realized Loss Detail                                   |
                                | Appraisal Reduction Detail                             |
===============================   =======================================================  =========================================

====================================================================================================================================
                                                     PARTIES TO THE TRANSACTION
------------------------------------------------------------------------------------------------------------------------------------
                                              DEPOSITOR: Structured Asset Securities Corporation II
                                        UNDERWRITER: Lehman Brothers Inc., UBS Securities LLC
                                                 MASTER SERVICER: Wachovia Bank, National Association
                                                SPECIAL SERVICER: Midland Loan Services, Inc.
                                   RATING AGENCY: Standard & Poor's Rating Services, Fitch, Inc.

====================================================================================================================================

====================================================================================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------------------------------------------------------------------------
                                LaSalle Web Site                                    www.etrustee.net
                                Servicer Website
                                LaSalle Factor Line                                   (800) 246-5761
====================================================================================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO
LaSalle Bank N.A.
                                                 LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
WAC:                                       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
WA Life Term:                                              SERIES 2005-C7                         Prior Payment:              N/A
WA Amort Term:                                                                                    Next Payment:        12/19/2005
Current Index:                                                                                    Record Date:         10/31/2005
Next Index:                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REMIC CERTIFICATE REPORT

===================================================================================================================================
          ORIGINAL    |  OPENING     PRINCIPAL    PRINCIPAL       NEGATIVE   |   CLOSING    INTEREST      INTEREST     PASS-THROUGH
 CLASS  FACE VALUE (1)|  BALANCE      PAYMENT    ADJ. OR LOSS   AMORTIZATION |   BALANCE   PAYMENT (2)   ADJUSTMENT        RATE
 CUSIP    Per 1,000   | Per 1,000    Per 1,000    Per 1,000       Per 1,000  |  Per 1,000   Per 1,000    Per 1,000     Next Rate (3)
----------------------|------------------------------------------------------|------------------------------------------------------

                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
                      |                                                      |
------------------------------------------------------------------------------------------------------------------------------------
             0.00           0.00          0.00        0.00           0.00            0.00         0.00      0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                               ========================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
            Interest equals Interest Payment
        (3) Estimated

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                          LB-UBS COMMERCIAL MORTGAGE TRUST                Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                  BOND INTEREST RECONCILIATION

================================================================
         |                   |                 |
         |                   |                 |
         |     Accrual       |                 |     Accrued
         |  -------------    |    Pass Thru    |   Certificate
  Class  |   Method  Days    |       Rate      |     Interest
---------|-------------------|-----------------|----------------
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |
         |                   |                 |    ----------
         |                   |                 |        0.00
===============================================================

========================================================================================================
                Deductions               |                         Additions
-----------------------------------------|--------------------------------------------------------------
               Deferred &                |     Prior         Int Accrual        Prepay-        Other
 Allocable     Accretion       Interest  |   Int. Short-       on prior          ment         Interest
   PPIS         Interest       Loss/Exp  |    falls Due      Shortfall (3)     Penalties    Proceeds (1)
-----------------------------------------|--------------------------------------------------------------

           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
           |               |             |               |                 |              |
--------------------------------------------------------------------------------------------------------
    0.00          0.00          0.00            0.00                                  0.00         0.00
========================================================================================================

=================================================================================
              |          |                |   Remaining  |
Distributable | Interest | Current Period |  Outstanding |   Credit Support
 Certificate  |  Payment | (Shortfall)/   |   Interest   |-----------------------
Interest (2)  |  Amount  |   Recovery     |  Shortfalls  | Original | Current (4)
---------------------------------------------------------------------------------
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
              |          |                |              |          |
---------------------------------------------------------
         0.00     0.00                               0.00
=================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                 CASH RECONCILIATION SUMMARY

========================================================             ========================================================

-----------------------------------------------------                --------------------------------------------------------
         INTEREST SUMMARY                                                           PRINCIPAL SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Current Scheduled Interest                                           SCHEDULED PRINCIPAL:
Less Deferred Interest                                               --------------------
Less PPIS Reducing Scheduled Int                                     Current Scheduled Principal
Plus Gross Advance Interest                                          Advanced Scheduled Principal
Less ASER Interest Adv Reduction                                     --------------------------------------------------------
Less Other Interest Not Advanced                                     Scheduled Principal
Less Other Adjustment                                                --------------------------------------------------------
-----------------------------------------------------                UNSCHEDULED PRINCIPAL:
Total                                                                ----------------------
-----------------------------------------------------                Curtailments
UNSCHEDULED INTEREST:                                                Advanced Scheduled Principal
-----------------------------------------------------                Liquidation Proceeds
Prepayment Penalties                                                 Repurchase Proceeds
Yield Maintenance Penalties                                          Other Principal Proceeds
Other Interest Proceeds                                              --------------------------------------------------------
-----------------------------------------------------                Total Unscheduled Principal
Total                                                                --------------------------------------------------------
-----------------------------------------------------                Remittance Principal
Less Fees Paid to Servicer                                           --------------------------------------------------------
Less Fee Strips Paid by Servicer                                     Remittance P&I Due Trust
-----------------------------------------------------                --------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER                             Remittance P&I Due Certs
-----------------------------------------------------                --------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances                                             --------------------------------------------------------
Misc. Fees & Expenses                                                                   POOL BALANCE SUMMARY
-----------------------------------------------------                --------------------------------------------------------
Plus Trustee Fees Paid by Servicer                                                                 Balance           Count
-----------------------------------------------------                --------------------------------------------------------
Total Unscheduled Fees & Expenses                                    Beginning Pool
-----------------------------------------------------                Scheduled Principal
Total Interest Due Trust                                             Unscheduled Principal
-----------------------------------------------------                Deferred Interest
LESS FEES & EXPENSES PAID BY/TO TRUST                                Liquidations
-----------------------------------------------------                Repurchases
Trustee Fee                                                          --------------------------------------------------------
Fee Strips                                                           Ending Pool
Misc. Fees                                                           --------------------------------------------------------
Interest Reserve Withholding
Plus Interest Reserve Deposit
-----------------------------------------------------
Total
-----------------------------------------------------
Total Interest Due Certs
-----------------------------------------------------

========================================================

-------------------------------------------------------
             SERVICING FEE SUMMARY
-------------------------------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Delinquent Servicing Fees
-------------------------------------------------------
Total Servicing Fees
-------------------------------------------------------

-------------------------------------------------------
                   PPIS SUMMARY
-------------------------------------------------------
Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees
Reduced by Other Amounts
-------------------------------------------------------
PPIS Reducing Scheduled Interest
-------------------------------------------------------
PPIS Reducing Servicing Fee
-------------------------------------------------------
PPIS Due Certificate
-------------------------------------------------------

-------------------------------------------------------
      ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-------------------------------------------------------
                           Principal         Interest
-------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
-------------------------------------------------------
Ending Outstanding
-------------------------------------------------------

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                   ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY

=================   =======================================================================================================
                                                           Delinquency Aging Categories
                    -------------------------------------------------------------------------------------------------------
 Distribution            Delinq 1 Month       Delinq 2 Months     Delinq 3+ Months      Foreclosure           REO
                    -------------------------------------------------------------------------------------------------------
     Date              #       Balance        #      Balance      #      Balance       #      Balance     #       Balance
================    =======================================================================================================

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

----------------    -------------------------------------------------------------------------------------------------------

================    =======================================================================================================

===============================================================
              Special Event Categories (1)
---------------------------------------------------------------
    Modifications      Specially Serviced      Bankruptcy
---------------------------------------------------------------
   #       Balance      #      Balance       #      Balance
===============================================================

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

---------------------------------------------------------------

===============================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
Distribution   Ending Pool (1)       Payoffs (2)          Penalties     Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
            ------------------------------------------------------------------------------------------------------------------------
    Date       #       Balance     #       Balance     #      Amount      #       Balance       #      Balance      #      Amount
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===========================================
  Remaining Term     Curr Weighted Avg.
-------------------------------------------
  Life     Amort.    Coupon       Remit
===========================================

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

-------------------------------------------

===========================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================== =====================================================================
  Disclosure      Payoff        Initial                                 Payoff        Penalty
   Control #      Period        Balance               Type              Amount        Amount
--------------------------- =====================================================================

================================================================================================
                            CURRENT                                              0             0
                            CUMULATIVE
                                                                    ============================

===========================  ============================================
 Prepayment     Maturity            Property             Geographic
    Date          Date                Type                Location
===========================  ============================================

============================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                      DELINQUENT LOAN DETAIL

============================================================================================================
                                         Paid                          Outstanding         Out. Property
   Disclosure                            Thru         Current P&I          P&I               Protection
    Control #                            Date           Advance         Advances**            Advances
============================================================================================================

=============================================================================================================
A.  P&I Advance - Loan in Grace Period                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) 1 month delinq      2.  P&I Advance - Loan delinquent 2 months
=============================================================================================================

======================================================================================
                      Special
     Advance          Servicer       Foreclosure       Bankruptcy          REO
 Description (1)   Transfer Date         Date             Date             Date
======================================================================================

======================================================================================

3.  P&I Advance - Loan delinquent 3 months or More    7. P&I Advance (Foreclosure)
4.  Matured Balloon/Assumed Scheduled Payment         9. P&I Advance (REO)
5.  Prepaid in Full                                   9. REO
6.  Specially Serviced                               10. DPO
                                                     11. Modification
======================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                  DISTRIBUTION OF PRINCIPAL BALANCES
================================================================================
 Current Scheduled     # of     Scheduled     % of        Weighted Average
                                                     ---------------------------
     Balances          Loans    Balance     Balance    Term    Coupon    DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

              DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================================
  Fully Amortizing    # of     Scheduled     % of         Weighted Average
                                                    ---------------------------
   Mortgage Loans     Loans     Balance    Balance    Term    Coupon    DSCR
===============================================================================

===============================================================================
                          0           0      0.00%
===============================================================================
                                             Minimum Remaining Term
                                             Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES
================================================================================
   Current Mortgage      # of    Scheduled    % of         Weighted Average
                                                     ---------------------------
    Interest Rate       Loans     Balance    Balance   Term    Coupon     DSCR
================================================================================

================================================================================
                             0          0     0.00%
================================================================================
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%

                   DISTRIBUTION OF REMAINING TERM (BALLOON)
================================================================================
        Balloon            # of   Scheduled    % of         Weighted Average
                                                       -------------------------
    Mortgage Loans        Loans    Balance    Balance   Term   Coupon    DSCR
================================================================================
   0       to       60
  61       to      120
 121       to      180
 181       to      240
 241       to      360

================================================================================
                               0        0     0.00%
================================================================================
Minimum Remaining Term        0
Maximum Remaining Term        0

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                           SERIES 2005-C7                         Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF DSCR (CURRENT)
================================================================================
   Debt Service         # of     Scheduled     % of
  Coverage Ratio        Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================
Maximum  DSCR               0.000
Minimum  DSCR               0.000

                      DISTRIBUTION OF DSCR (CUTOFF)
================================================================================
   Debt Service        # of     Scheduled     % of
  Coverage Ratio       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                           0              0    0.00%
================================================================================
Maximum  DSCR            0.00
Minimum  DSCR            0.00

                         GEOGRAPHIC DISTRIBUTION
================================================================================
                       # of     Scheduled    % of
  Geographic Location  Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                                     0                 0.00%
================================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                          SERIES 2005-C7                          Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  MORTGAGE LOAN CHARACTERISTICS

                    DISTRIBUTION OF PROPERTY TYPES
================================================================================
                        # of     Scheduled     % of
   Property Types       Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================
                            0              0    0.00%
================================================================================

                   DISTRIBUTION OF AMORTIZATION TYPE
================================================================================
                        # of     Scheduled     % of
   Amortization Type    Loans    Balance     Balance    WAMM     WAC      DSCR
================================================================================

================================================================================

================================================================================

                       DISTRIBUTION OF LOAN SEASONING
================================================================================
                      # of      Scheduled    % of
  Number of Years     Loans     Balance    Balance   WAMM     WAC       DSCR
================================================================================

================================================================================
                         0           0    0.00%
================================================================================

                  DISTRIBUTION OF YEAR LOANS MATURING
================================================================================
                     # of    Scheduled     % of
        Year        Loans     Balance     Balance    WAMM     WAC    DSCR
================================================================================
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
        2014
   2015 & Longer
================================================================================
                       0          0      0.00%
================================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                       SERIES 2005-C7                             Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL

======================================================================================================
                                                                      Operating                Ending
   Disclosure              Property                                   Statement   Maturity   Principal
   Control #     Grp         Type         State    DSCR      NOI        Date       Date       Balance
======================================================================================================

======================================================================================================
======================================================================================================
                                          W/Avg    0.00           0                                 0
======================================================================================================

================================================================================
                              Spec.       Loan

  Note      Scheduled   Mod.  Serv  ASER  Status            Prepayment
                                                 -------------------------------
  Rate         P&I      Flag  Flag  Flag  Code(1)  Amount     Penalty      Date
================================================================================

================================================================================
                   0                                   0           0
================================================================================

================================================================================
    *   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification
 ===============================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                         SERIES 2005-C7                           Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=========================== =========== ==================================
  Disclosure    Transfer    Loan Status               Balance
                                        ----------------------------------
  Control #       Date       Code (1)      Scheduled          Actual
=========================== =========== ==================================

=========================== =========== ==================================

========================================= ================================== ====================================
  Note       Maturity    Remaining Term            Property                                             NOI
                         ----------------
  Rate         Date       Life   Amort.              Type             State       NOI        DSCR      Date
========================================= ================================== ====================================

========================================= ================================== ====================================

(1)   Legend:    A.  P&I Adv -  in Grace Period
                 B.  P&I Adv -  (less than) one month delinq
                 1.  P&I Adv -  delinquent 1 month
                 2.  P&I Adv -  delinquent 2 months
                 3.  P&I Adv -  delinquent 3+ months
                 4.  Mat. Balloon/Assumed  P&I
                 5.  Prepaid in Full
                 6.  Specially  Serviced
                 7.  Foreclosure
                 8.  Bankruptcy
                 9.  REO
                 10. DPO
                 11. Modification

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                         SERIES 2005-C7                           Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

=========================================================================================================
   Disclosure                Resolution
    Control #                 Strategy                                      Comments
=========================================================================================================

=========================================================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                         SERIES 2005-C7                           Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MODIFIED LOAN DETAIL

========================================================================================================================
                                 Cutoff       Modified
  Disclosure    Modification    Maturity      Maturity                                      Modification
   Control #        Date          Date          Date                                         Description
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                         SERIES 2005-C7                           Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                     REALIZED LOSS DETAIL

=====================================================================================================
                                                                     Beginning
                     Disclosure       Appraisal      Appraisal       Scheduled           Gross
     Period          Control #          Date           Value          Balance          Proceeds
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                                 0.00              0.00
CUMULATIVE                                                                    0.00              0.00
=====================================================================================================

================================================================================
   Gross Proceeds       Aggregate       Net        Net Proceeds
    as a % of         Liquidation   Liquidation      as a % of      Realized
  Sched Principal      Expenses *    Proceeds     Sched. Balance      Loss
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             0.00            0.00                           0.00
                             0.00            0.00                           0.00
================================================================================

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                                         LB-UBS COMMERCIAL MORTGAGE TRUST                 Statement Date:      11/17/2005
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES          Payment Date:        11/17/2005
                                                         SERIES 2005-C7                           Prior Payment:              N/A
                                                                                                  Next Payment:        12/19/2005
                                                                                                  Record Date:         10/31/2005
                                                 ABN AMRO ACCT: XX-XXXX-XX-X

                                                  APPRAISAL REDUCTION DETAIL

=========================== ==================================================
  Disclosure    Appraisal    Scheduled       ARA      Current P&I
   Control #    Red. Date     Balance       Amount      Advance       ASER
=========================== ==================================================

=========================== ==================================================

========================================== ============================= ======== ============================
  Note       Maturity     Remaining Term          Property                                  Appraisal
                         -----------------                                        ----------------------------
  Rate         Date        Life   Amort.            Type          State   DSCR        Value         Date
========================================== ============================= ======== ============================

========================================== ============================= ======== ============================

10/12/2005 - 12:22 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX E

                            REFERENCE RATE SCHEDULE

 MONTHS     INTEREST ACCRUAL PERIOD *     REFERENCE RATE (%)
--------   ---------------------------   -------------------

     1     October-05                           5.59492
     2     November-05                          5.42696
     3     December-05                          5.42700
     4     January-06                           5.42697
     5     February-06                          5.42690
     6     March-06                             5.59499
     7     April-06                             5.42682
     8     May-06                               5.59502
     9     June-06                              5.42677
    10     July-06                              5.59505
    11     August-06                            5.59506
    12     September-06                         5.42668
    13     October-06                           5.59509
    14     November-06                          5.42662
    15     December-06                          5.42666
    16     January-07                           5.42663
    17     February-07                          5.42657
    18     March-07                             5.59515
    19     April-07                             5.42647
    20     May-07                               5.59518
    21     June-07                              5.42641
    22     July-07                              5.59520
    23     August-07                            5.59522
    24     September-07                         5.42632
    25     October-07                           5.59524
    26     November-07                          5.42625
    27     December-07                          5.59526
    28     January-08                           5.42626
    29     February-08                          5.42615
    30     March-08                             5.59529
    31     April-08                             5.42608
    32     May-08                               5.59529
    33     June-08                              5.42598
    34     July-08                              5.59528
    35     August-08                            5.59528
    36     September-08                         5.42584
    37     October-08                           5.59528
    38     November-08                          5.39729
    39     December-08                          5.39728
    40     January-09                           5.39721
    41     February-09                          5.39729
    42     March-09                             5.56518
    43     April-09                             5.39689
    44     May-09                               5.56511
    45     June-09                              5.39673
    46     July-09                              5.56504

----------
* Reflects calendar month in which subject interest accrual period begins.

 MONTHS     INTEREST ACCRUAL PERIOD *     REFERENCE RATE (%)
--------   ---------------------------   --------------------

  47       August-09                             5.56501
  48       September-09                          5.39092
  49       October-09                            5.55893
  50       November-09                           5.39073
  51       December-09                           5.39071
  52       January-10                            5.39062
  53       February-10                           5.39073
  54       March-10                              5.55870
  55       April-10                              5.39026
  56       May-10                                5.56172
  57       June-10                               5.39281
  58       July-10                               5.56063
  59       August-10                             5.57752
  60       September-10                          5.41466
  61       October-10                            5.58213
  62       November-10                           5.41451
  63       December-10                           5.41452
  64       January-11                            5.41445
  65       February-11                           5.41471
  66       March-11                              5.58206
  67       April-11                              5.41415
  68       May-11                                5.58203
  69       June-11                               5.41400
  70       July-11                               5.58200
  71       August-11                             5.58198
  72       September-11                          5.41377
  73       October-11                            5.58195
  74       November-11                           5.41362
  75       December-11                           5.57698
  76       January-12                            5.40884
  77       February-12                           5.40880
  78       March-12                              5.57693
  79       April-12                              5.40851
  80       May-12                                5.57689
  81       June-12                               5.40790
  82       July-12                               5.57618
  83       August-12                             5.57212
  84       September-12                          5.40349

----------
* Reflects calendar month in which subject interest accrual period begins.

                                    ANNEX F

                     CLASS A-AB TARGETED PRINCIPAL BALANCE

     DISTRIBUTION DATE           BALANCE
-------------------------- -------------------

  November-05                  127,000,000.00
  December-05                  127,000,000.00
  January-06                   127,000,000.00
  February-06                  127,000,000.00
  March-06                     127,000,000.00
  April-06                     127,000,000.00
  May-06                       127,000,000.00
  June-06                      127,000,000.00
  July-06                      127,000,000.00
  August-06                    127,000,000.00
  September-06                 127,000,000.00
  October-06                   127,000,000.00
  November-06                  127,000,000.00
  December-06                  127,000,000.00
  January-07                   127,000,000.00
  February-07                  127,000,000.00
  March-07                     127,000,000.00
  April-07                     127,000,000.00
  May-07                       127,000,000.00
  June-07                      127,000,000.00
  July-07                      127,000,000.00
  August-07                    127,000,000.00
  September-07                 127,000,000.00
  October-07                   127,000,000.00
  November-07                  127,000,000.00
  December-07                  127,000,000.00
  January-08                   127,000,000.00
  February-08                  127,000,000.00
  March-08                     127,000,000.00
  April-08                     127,000,000.00
  May-08                       127,000,000.00
  June-08                      127,000,000.00
  July-08                      127,000,000.00
  August-08                    127,000,000.00
  September-08                 127,000,000.00
  October-08                   127,000,000.00
  November-08                  127,000,000.00
  December-08                  127,000,000.00
  January-09                   127,000,000.00
  February-09                  127,000,000.00
  March-09                     127,000,000.00
  April-09                     127,000,000.00
  May-09                       127,000,000.00
  June-09                      127,000,000.00
----------

* Reflects month and year in which distribution date occurs.

     DISTRIBUTION DATE           BALANCE
-------------------------- -------------------

  July-09                      127,000,000.00
  August-09                    127,000,000.00
  September-09                 127,000,000.00
  October-09                   127,000,000.00
  November-09                  127,000,000.00
  December-09                  127,000,000.00
  January-10                   127,000,000.00
  February-10                  127,000,000.00
  March-10                     127,000,000.00
  April-10                     127,000,000.00
  May-10                       127,000,000.00
  June-10                      127,000,000.00
  July-10                      127,000,000.00
  August-10                    127,000,000.00
  September-10                 127,000,000.00
  October-10                   127,000,000.00
  November-10                  125,995,086.37
  December-10                  123,256,000.00
  January-11                   120,685,000.00
  February-11                  118,103,000.00
  March-11                     114,967,000.00
  April-11                     112,358,000.00
  May-11                       109,557,000.00
  June-11                      106,923,000.00
  July-11                      104,097,000.00
  August-11                    101,438,000.00
  September-11                  98,766,000.00
  October-11                    95,903,000.00
  November-11                   93,205,000.00
  December-11                   90,316,000.00
  January-12                    87,593,000.00
  February-12                   84,887,000.00
  March-12                      81,814,000.00
  April-12                      79,081,000.00
  May-12                        76,158,000.00
  June-12                       73,398,000.00
  July-12                       70,450,000.00
  August-12                     67,663,000.00
  September-12                  67,000,000.00
  October-12                    66,800,000.00
  November-12                   66,600,000.00
  December-12                   65,561,135.16
  January-13                    62,750,000.00
  February-13                   59,895,000.00
  March-13                      56,519,000.00
  April-13                      53,635,000.00
  May-13                        50,569,000.00
  June-13                       47,657,000.00

----------
* Reflects month and year in which distribution date occurs.

     DISTRIBUTION DATE           BALANCE
-------------------------- ------------------

  July-13                      44,564,000.00
  August-13                    41,624,000.00
  September-13                 38,671,000.00
  October-13                   35,536,000.00
  November-13                  32,555,000.00
  December-13                  29,392,000.00
  January-14                   26,382,000.00
  February-14                  23,357,000.00
  March-14                     19,821,000.00
  April-14                     16,766,000.00
  May-14                       13,531,000.00
  June-14                      10,447,000.00
  July-14                       7,183,000.00
  August-14                     4,069,000.00
  September-14                    940,000.00
  October-14                            0.00

----------
* Reflects month and year in which distribution date occurs.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX G
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial
Mortgage Trust 2005-C7, Commercial Mortgage Pass-Through Certificates, Series
2005-C7, Class X-CP, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class
F, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or
Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.
Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the
11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including
October 11, 2005) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system,

                                      G-1

in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two
DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including October 11, 2005) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts, in accordance with the clearing system's customary procedures;

   o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
     Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

   o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of
     Clearstream or Euroclear.

                                      G-2

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

  1. from a non-U.S. holder that is classified as a corporation for U.S.
     federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

  2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI
     (or any successor form);

  3. from a non-U.S. holder that is classified as a partnership for U.S.
     federal income tax purposes, a duly completed and executed IRS Form W-8IMY
     (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

  4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

     (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
          "qualified intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form)--

          (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                qualified intermediary is created, incorporated or governed,

          (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary,
                and

          (iv)  providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
                1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

     (b)  if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (i)   stating the name and permanent residence address of the
                nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

          (ii)  certifying that the nonqualified intermediary is not acting for its own account,

          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with with the appropriate IRS Forms W-8 and W-9 required to
                substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

          (iv)  providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section
                1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

  5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

                                      G-3

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

   o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

   o provides a duly completed and executed IRS Form W-9, if the holder is a
     U.S. person; or

   o can be treated as an "exempt recipient" within the meaning of section
     1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      G-4

                                     ANNEX H

                ADDITIONAL SUMMARY INFORMATION ON THE TRANSACTION

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           LB-UBS COMMERCIAL MORTGAGE
                                  TRUST 2005-C7

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-C7

    CLASSES A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP, A-M, A-J, B, C, D, E AND F
              $2,199,851,000 (APPROXIMATE TOTAL PRINCIPAL BALANCE)

OCTOBER 25, 2005

[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

--------------------------------------------------------------------------------

I.   Transaction Highlights

II.  Structural Highlights

III. Collateral Pool Highlights

IV.  Investment Grade and Significant Mortgage Loans

V.   Investor Reporting

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

THIS ANNEX CONTAINS SELECTED SUMMARY INFORMATION REGARDING THE OFFERING BEING
MADE BY THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION
YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. YOU SHOULD READ CAREFULLY
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL. CAPITALIZED
TERMS USED IN THIS ANNEX BUT NOT OTHERWISE DEFINED WILL HAVE THE RESPECTIVE
MEANINGS ASSIGNED TO THOSE TERMS IN THE GLOSSARY TO THIS PROSPECTUS SUPPLEMENT.

Series and Class Designation:    LB-UBS Commercial Mortgage Trust 2005-C7 (the
                                 "Trust"), Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-C7 (the
                                 "Certificates"), to be issued in multiple
                                 classes (each, a "Class"). The Certificates
                                 will include: (a) the Class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A, X-CP, X-CL, A-M, A-J, B, C,
                                 D, E, F, G, H, J, K, L, M, N, P, Q, S, T, R-I,
                                 R-II and R-III Certificates (collectively, the
                                 "Pool-Based Certificates"); (b) the Class CM-1,
                                 CM-2, CM-3 and CM-4 Certificates (collectively,
                                 the "Class CM Certificates"); and (c) the Class
                                 SP-1, SP-2, SP-3, SP-4, SP-5, SP-6 and SP-7
                                 Certificates (collectively, the "Class SP
                                 Certificates"). The Certificates will evidence
                                 the entire beneficial ownership of the assets
                                 of the Trust (such assets, collectively, the
                                 "Trust Fund").

Offered Certificates:            The Offered Certificates will consist of the
                                 Class A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP,
                                 A-M, A-J, B, C, D, E and F Certificates. The
                                 Offered Certificates are the only securities
                                 offered by this prospectus supplement. The
                                 Offered Certificates will have an initial total
                                 principal balance of approximately
                                 $2,199,851,000.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        1

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Non-Offered Certificates:        The Non-Offered Certificates will include the
                                 Class X-CL, G, H, J, K, L, M, N, P, Q, S, T,
                                 R-I, R-II and R-III Certificates, the Class CM
                                 Certificates and the Class SP Certificates. The
                                 Non-Offered Certificates will either be
                                 retained by the Depositor (as identified below)
                                 or transferred in transactions that do not
                                 require registration under the Securities Act
                                 of 1933, as amended. The Non-Offered
                                 Certificates that are also Pool-Based
                                 Certificates will have an initial total
                                 principal balance of approximately
                                 $146,657,075, the Class CM Certificates will
                                 have an initial total principal balance of
                                 $10,000,000 and the Class SP Certificates will
                                 have an initial total principal balance of
                                 $63,000,000.

Mortgage Pool:                   The primary asset of the Trust Fund will be a
                                 segregated pool (the "Mortgage Pool") of
                                 approximately 135 mortgage loans (the "Mortgage
                                 Loans") that back the Offered Certificates and
                                 have, subject to the discussion below regarding
                                 the Cherryvale Mall Mortgage Loan and the
                                 Station Place I Mortgage Loan, a total Cut-off
                                 Date Balance (an "Initial Mortgage Pool
                                 Balance") of approximately $2,346,508,075,
                                 subject to a variance of plus or minus 5%.
                                 Subject to the discussion below regarding the
                                 Cherryvale Mall Mortgage Loan and the Station
                                 Place I Mortgage Loan, the "Cut-off Date
                                 Balance" of each Mortgage Loan will equal the
                                 unpaid principal balance of that Mortgage Loan
                                 as of the Cut-off Date (as identified below)
                                 after application of all payments of principal
                                 due on or before that date, whether or not
                                 received.

                                 For purposes of calculating certain
                                 distributions on certain Classes of the
                                 Certificates, subject to the discussion below
                                 regarding the Cherryvale Mall Mortgage Loan and
                                 the Station Place I Mortgage Loan, the Mortgage
                                 Pool will be divided into the following two (2)
                                 loan groups (each, a "Loan Group"):

                                      1.   "Loan Group No. 1" which will consist
                                           of 113 Mortgage Loans that will be
                                           secured by a variety of property
                                           types and that will have an aggregate
                                           Cut-off Date Balance (the "Initial
                                           Loan Group No.1 Balance") of
                                           approximately $2,176,322,965,
                                           representing 92.7% of the Initial
                                           Mortgage Pool Balance; and

                                      2.   "Loan Group No. 2" which will consist
                                           of 22 Mortgage Loans that will be
                                           secured by solely multifamily and
                                           mobile home park property types and
                                           that will have an aggregate Cut-off
                                           Date Balance (the "Initial Loan Group
                                           No. 2 Balance") of $170,185,111,
                                           representing 7.3% of the Initial
                                           Mortgage Pool Balance.
--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        2

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Mortgage Pool (cont.):           For purposes of calculating distributions on
                                 certain Classes of the Certificates, the
                                 underlying mortgage loan identified in this
                                 prospectus supplement as the "Cherryvale Mall
                                 Mortgage Loan" will be treated as if it
                                 consists of two portions, which we refer to as
                                 the "Cherryvale Mall Pooled Portion" and the
                                 "Cherryvale Mall Non-Pooled Portion",
                                 respectively. The Class CM Certificates
                                 represent beneficial ownership of the
                                 Cherryvale Mall Non-Pooled Portion, and the
                                 holders of the Class CM Certificates will be
                                 entitled to collections of principal and
                                 interest on the Cherryvale Mall Mortgage Loan
                                 that are allocable to the Cherryvale Mall
                                 Non-Pooled Portion. The holders of the
                                 Pool-Based Certificates will be entitled to
                                 receive collections of principal and interest
                                 on the Cherryvale Mall Mortgage Loan that are
                                 allocable to the Cherryvale Mall Pooled
                                 Portion. Each of the Cherryvale Mall Pooled
                                 Portion and the Cherryvale Mall Non-Pooled
                                 Portion will be deemed to accrue interest at
                                 the same rate and on the same terms as the
                                 Cherryvale Mall Mortgage Loan. As and to the
                                 extent described under "Description of the
                                 Mortgage Pool -- The Split Mortgage Loans --
                                 The Pooled and Non-Pooled Portions of the
                                 Cherryvale Mall Mortgage Loan -- Allocation of
                                 Payments" in this prospectus supplement, the
                                 rights of the holders of the Class CM
                                 Certificates to receive payments of principal
                                 and interest to which they are entitled with
                                 respect to the Cherryvale Mall Non-Pooled
                                 Portion, out of collections on the Cherryvale
                                 Mall Mortgage Loan, will be subordinated to the
                                 rights of the holders of the Pool-Based
                                 Certificates to receive payments of principal
                                 and interest to which they are entitled with
                                 respect to the Cherryvale Mall Pooled Portion,
                                 out of collections on the Cherryvale Mall
                                 Mortgage Loan. For purposes of presenting
                                 information in this annex, unless otherwise
                                 clearly indicated, the Cherryvale Mall Non-
                                 Pooled Portion is treated as being a separate
                                 mortgage loan outside of the Trust and,
                                 accordingly, not part of the Mortgage Pool or
                                 either Loan Group. The Initial Mortgage Pool
                                 Balance, the Initial Loan Group No. 1 Balance
                                 and the Initial Loan Group No. 2 Balance do not
                                 reflect the principal balance of the Cherryvale
                                 Mall Non-Pooled Portion. Unless otherwise
                                 clearly indicated, the Cherryvale Mall Pooled
                                 Portion is, by itself, treated as a separate
                                 mortgage loan in Loan Group No. 1. It is
                                 intended that the Class CM Certificates will
                                 represent the entire beneficial interest in the
                                 Cherryvale Mall Non-Pooled Portion, which Class
                                 CM Certificates will entitle holders to all
                                 rights of a holder of the Cherryvale Mall
                                 Non-Pooled Portion set forth in this prospectus
                                 supplement.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        3

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Mortgage Pool (cont.):           The underlying mortgage loan identified in this
                                 prospectus supplement as the "Station Place I
                                 Mortgage Loan" is part of a Loan Combination
                                 consisting of the Station Place I Mortgage Loan
                                 and another mortgage loan that is not in the
                                 trust (the "Station Place I Non-Trust Loan").
                                 The Station Place I Mortgage Loan consists of
                                 two loan components, one of which (the "Station
                                 Place I Pooled Portion") is generally senior in
                                 right of certain payments to the other (the
                                 "Station Place I Non-Pooled Portion"). The
                                 holders of the Pool-Based Certificates will be
                                 entitled to receive collections of principal
                                 and interest on the Station Place I Pooled
                                 Portion, and the holders of the Class SP
                                 Certificates will be entitled to payments of
                                 principal and interest on the Station Place I
                                 Non-Pooled Portion. As and to the extent
                                 described under "Description of the Mortgage
                                 Pool -- Loan Combinations -- The Station Place
                                 I Mortgage Loan -- Priority of Payments" in
                                 this prospectus supplement, the rights of the
                                 holders of the Class SP Certificates to receive
                                 payments of principal and interest to which
                                 they are entitled with respect to the Station
                                 Place I Non-Pooled Portion will be subordinated
                                 to the rights of the holders of the Pool-Based
                                 Certificates to receive payments of principal
                                 and interest on the Station Place I Pooled
                                 Portion. For purposes of presenting information
                                 in this annex, unless otherwise clearly
                                 indicated, the Station Place I Non-Pooled
                                 Portion is treated as being a separate mortgage
                                 loan outside of the Trust and, accordingly, not
                                 part of the Mortgage Pool or either Loan Group.
                                 The Initial Mortgage Pool Balance, the Initial
                                 Loan Group No. 1 Balance and the Initial Loan
                                 Group No. 2 Balance do not reflect the
                                 principal balance of the Station Place I
                                 Non-Pooled Portion. It is intended that the
                                 Class SP Certificates will represent the entire
                                 beneficial interest in the Station Place I
                                 Non-Pooled Portion, which Class SP Certificates
                                 will entitle holders to all rights of a holder
                                 of the Station Place I Non-Pooled Portion set
                                 forth in this prospectus supplement.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        4

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Co-Lead Manager/Sole Book
Runner:                          Lehman Brothers Inc.

Co-Lead Manager:                 UBS Securities LLC

Rating Agencies:                 Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc. ("S&P") and Fitch
                                 Ratings, Inc. ("Fitch")

Depositor:                       Structured Asset Securities Corporation II.

Trustee:                         LaSalle Bank National Association.

Fiscal Agent:                    ABN AMRO Bank N.V.

Master Servicer:                 Wachovia Bank, National Association.

Special Servicer:                Midland Loan Services, Inc.

Cut-Off Date:                    Individually and collectively, as the context
                                 may require, with respect to each Mortgage
                                 Loan, the later of October 11, 2005 and the
                                 related date of origination.

Determination Date:              11th day of each month or if such day is not a
                                 business day, then the following business day.

Distribution Date:               4th business day after the Determination Date
                                 of each month, commencing in November 2005.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        5

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Interest Accrual Period:         With respect to any Distribution Date, the
                                 period commencing on the 11th day of the month
                                 preceding the month in which that Distribution
                                 Date occurs and ending on the 10th day of the
                                 month in which that Distribution Date occurs.

ERISA:                           The Depositor anticipates that, subject to
                                 satisfaction of the conditions referred to
                                 under "ERISA Considerations" in this prospectus
                                 supplement, retirement plans and other employee
                                 benefit plans and arrangements subject to (a)
                                 Title I of the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or
                                 (b) section 4975 of the Internal Revenue Code
                                 of 1986, as amended (the "Internal Revenue
                                 Code"), will be able to invest in the Offered
                                 Certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Lehman Brothers
                                 Inc. by the U.S. Department of Labor.

Tax:                             The Offered Certificates will evidence regular
                                 interests in, and generally be treated as debt
                                 obligations of, a real estate mortgage
                                 investment conduit (a "REMIC") under the
                                 applicable provisions of the Internal Revenue
                                 Code.

SMMEA:                           The Offered Certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended ("SMMEA").

Settlement:                      Through the book-entry facilities of The
                                 Depository Trust Company ("DTC") in the case of
                                 all Offered Certificates.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        6

Transaction Highlights
--------------------------------------------------------------------------------
                                                          TRANSACTION HIGHLIGHTS

Denominations:                                       Class                      Minimum Denomination(1)
                                 --------------------------------------------   -----------------------

                                 Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E and F                                  $ 10,000
                                 Class X-CP                                             $250,000

Bloomberg:                       It is expected that cash flows will be modeled
                                 on Bloomberg.

Lehman Brothers CMBS Index:      It is expected that the Offered Certificates
                                 will be included in the Lehman Brothers CMBS
                                 Index.

----------
(1.) Increments of $1 thereafter.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

OFFERED CERTIFICATES

-----------------------------------   ----------------------------
            LOAN GROUP 1                       LOAN GROUP 2
     Approximately $2.18 billion      Approximately $170.2 million
Commercial and Multifamily Loans(1)       Multifamily Loans(2)
-----------------------------------   ----------------------------

              100%                                 100%

-----------------------------------   ----------------------------
Class A-1(3)
-----------------------------------
Class A-2(3)
-----------------------------------
Class A-3(3)                                  Class A-1A(4)
-----------------------------------
Class A-AB(3)
-----------------------------------
Class A-4(3)
-----------------------------------   ----------------------------

                                                                   Class X-CP(5)

------------------------------------------------------------------
                             Class A-M
------------------------------------------------------------------
                             Class A-J
------------------------------------------------------------------
                              Class B
------------------------------------------------------------------
                              Class C
------------------------------------------------------------------
                              Class D
------------------------------------------------------------------
                              Class E
------------------------------------------------------------------
                              Class F
------------------------------------------------------------------

----------
(1.) Includes the Wachovia Place (mixed-use property containing multifamily space), Sunchase at Longwood, Embassy Apartments, Harmony Pointe, 1900
     Euclid Avenue, Bunker Hill/Valley Forge, East Hampton Village, Prestige
     Mobile Home Park, Oak Orchard Mobile Home Park, Turtle Bay, Lakes Estates,
     Northrup Mobile Home Park, and RV Ranch and Stor-More loans. Includes seven
     Mobile Home Park loans and one Mobile Home Park/Self-Storage loan.

(2.) Excludes the Wachovia Place (mixed-use property containing multifamily space), Sunchase at Longwood, Embassy Apartments, Harmony Pointe, 1900
     Euclid Avenue, Bunker Hill/Valley Forge, East Hampton Village, Prestige
     Mobile Home Park, Oak Orchard Mobile Home Park, Turtle Bay, Lakes Estates,
     Northrup Mobile Home Park, and RV Ranch and Stor-More loans. Includes three
     Mobile Home Park loans.

(3.) 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 1 will generally be applied to make distributions of principal to the Class A-1, A-2, A-3, A-AB and A-4 Certificates prior to being applied to making any distributions of principal to the A-1A Certificates, unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal with respect to the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates
     will be pro rata.

(4.) 100% of all scheduled and unscheduled payments of principal received with respect to the Mortgage Loans constituting Loan Group 2 will generally be applied to make distributions of principal to the Class A-1A Certificates prior to being applied to making any distributions of principal to the
     Class A-1, A-2, A-3, A-AB and A-4 Certificates unless and until Classes A-M through T have all been reduced to zero, in which case distributions of principal with respect to the Class A-1, A-2, A-3, A-AB, A-4 and A-1A
     Certificates will be pro rata.

(5.) The Class X-CP certificates accrue interest at the weighted average of certain strip rates off of a notional amount that will initially equal all or specified portions of the respective principal balances of the Class
     A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F and G Certificates.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        8

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE

        APPROX. INITIAL TOTAL                 APPROXIMATE
         PRINCIPAL BALANCE OR     RATINGS        CREDIT       PASS-THROUGH     WTD. AVG. LIFE
CLASS    NOTIONAL AMOUNT ($)    (S&P/FITCH)    SUPPORT(3)   RATE DESCRIPTION      (YEARS)(8)     PRINCIPAL WINDOW(8)
---------------------------------------------------------------------------------------------------------------------

Offered Certificates
 A-1      $  100,000,000          AAA/AAA      30.000%(4)    Fixed Rate            2.69         11/2005 - 07/2010
 A-2      $  345,000,000          AAA/AAA      30.000%(4)    Fixed Rate            4.90         07/2010 - 11/2010
 A-3      $   55,000,000          AAA/AAA      30.000%(4)    WAC(7)                6.95         09/2012 - 12/2012
A-AB      $  127,000,000          AAA/AAA      30.000%(4)    Fixed Rate            7.05         11/2010 - 10/2014
 A-4      $  845,370,000          AAA/AAA      30.000%(4)    Fixed Rate(5)         9.57         10/2014 - 08/2015
A-1A      $  170,185,000          AAA/AAA      30.000%(4)    Fixed Rate(5)         7.22         11/2005 - 09/2015
 A-M      $  234,651,000          AAA/AAA      20.000%       Fixed Rate(5)         9.88         09/2015 - 10/2015
 A-J      $  196,520,000          AAA/AAA      11.625%       Fixed Rate(5)         9.97         10/2015 - 11/2015
  B       $   14,666,000          AA+/AA+      11.000%       Fixed Rate(5)        10.03         11/2015 - 11/2015
  C       $   35,197,000           AA/AA        9.500%       Fixed Rate(5)        10.03         11/2015 - 11/2015
  D       $   29,332,000          AA-/AA-       8.250%       Fixed Rate(5)        10.03         11/2015 - 11/2015
  E       $   23,465,000           A+/A+        7.250%       Fixed Rate(5)        10.03         11/2015 - 11/2015
  F       $   23,465,000            A/A         6.250%       Fixed Rate(5)        10.03         11/2015 - 11/2015
 X-CP     $2,152,297,000(2)       AAA/AAA         N/A        Variable IO(6)        5.34(9)      10/2006 - 10/2012(10)

Non-Offered Certificates(1)
 X-CL     $2,346,508,075(2)       AAA/AAA         N/A        Variable IO(6)        8.45(9)      11/2005 - 07/2020(10)
  G       $   26,398,000           A-/A-        5.125%       Fixed Rate(5)        10.03         11/2015 - 11/2015
  H       $   17,599,000         BBB+/BBB+      4.375%       WAC(7)               10.03         11/2015 - 11/2015
  J       $   17,599,000          BBB/BBB       3.625%       WAC(7)               10.09         11/2015 - 02/2016
  K       $   23,465,000         BBB-/BBB-      2.625%       WAC(7)               11.11         02/2016 - 10/2017
  L       $    8,799,000          BB+/BB+       2.250%       Fixed Rate(5)        12.10         10/2017 - 03/2018
  M       $   11,733,000           BB/BB        1.750%       Fixed Rate(5)        13.07         03/2018 - 04/2020
  N       $    2,933,000          BB-/BB-       1.625%       Fixed Rate(5)        14.45         04/2020 - 04/2020
  P       $    2,933,000           B+/B+        1.500%       Fixed Rate(5)        14.45         04/2020 - 04/2020
  Q       $    5,866,000            B/B         1.250%       Fixed Rate(5)        14.48         04/2020 - 07/2020
  S       $    5,866,000           B-/B-        1.000%       Fixed Rate(5)        14.70         07/2020 - 07/2020
  T       $   23,466,075           NR/NR          N/A        Fixed Rate(5)        14.70         07/2020 - 07/2020

----------
See footnotes on next page

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                        9

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

BOND STRUCTURE (CONT.)

           APPROX. INITIAL TOTAL
            PRINCIPAL BALANCE OR     RATINGS       APPROXIMATE      PASS-THROUGH     WTD. AVG. LIFE
CLASS       NOTIONAL AMOUNT ($)    (S&P/FITCH)   CREDIT SUPPORT   RATE DESCRIPTION      (YEARS)(8)    PRINCIPAL WINDOW(8)
-------------------------------------------------------------------------------------------------------------------------

Non-Offered Certificates (cont.)(1)
CM-1(11)        $ 1,012,000           NR/AA            N/A              Fixed              9.95        10/2015 - 10/2015
CM-2(11)        $ 5,038,000            NR/A            N/A              Fixed              9.95        10/2015 - 10/2015
CM-3(11)        $   956,000           NR/A-            N/A              Fixed              9.95        10/2015 - 10/2015
CM-4(11)        $ 2,994,000           NR/BBB           N/A              Fixed              9.95        10/2015 - 10/2015
SP-1(12)        $ 3,905,000           AAA/NR           N/A              Fixed             19.86        09/2025 - 09/2025
SP-2(12)        $12,719,000           AA/NR            N/A              Fixed             19.86        09/2025 - 09/2025
SP-3(12)        $12,378,000            A/NR            N/A              Fixed             19.86        09/2025 - 09/2025
SP-4(12)        $ 3,919,000           A-/NR            N/A              Fixed             19.86        09/2025 - 09/2025
SP-5(12)        $ 7,839,000           BBB/NR           N/A              Fixed             19.86        09/2025 - 09/2025
SP-6(12)        $ 8,818,000          BBB-/NR           N/A              Fixed             19.86        09/2025 - 09/2025
SP-7(12)        $13,422,000           BB+/NR           N/A              Fixed             19.86        09/2025 - 09/2025

(1.) The Non-Offered Certificates are not offered by this prospectus supplement or the accompanying prospectus. The Non-Offered Certificates also include the Class R-I, R-II and R-III Certificates, which are residual interest certificates, are not shown in the foregoing table and do not have principal balances, notional amounts or pass-through rates.

(2.) Represents total notional amount. See "Description of the Offered
     Certificates - Payments - General" in this prospectus supplement.

(3.) Represents the total principal balance of all more subordinate Classes of
     Pool-Based Certificates shown in the table on the previous page, expressed as a percentage of the Initial Mortgage Pool Balance.

(4.) Presented on an aggregate basis for the Class A-1, A-2, A-3, A-AB, A-4 and
     A-1A Certificates.

(5.) For any Distribution Date, if the weighted average of certain net interest rates on the Mortgage Loans (or applicable portions thereof) comprising the
     Mortgage Pool ("WAC") is less than a specified fixed rate for the subject
     Class, then the applicable pass-through rate in effect for that Class will equal WAC. See "Description of the Offered Certificates - Payments -
     Calculation of Pass-Through Rates" in this prospectus supplement.

(6.) The Class X-CL and X-CP Certificates accrue interest on their respective notional amounts at the weighted average of certain strip rates. See
     "Description of the Offered Certificates - Payments - Calculation of
     Pass-Through Rates" in this prospectus supplement.

(7.) The pass-through rates will equal WAC.

(8.) Calculated, assuming among other things, 0% CPR and no defaults or losses.
     Also based on Modeling Assumptions set forth in glossary to this prospectus supplement. Any deviation from these assumptions can result in a different
     (and, possibly, a materially different) weighted average life and/or principal window for any Class of Certificates. No representation is made as to the reasonableness of these assumptions.

(9.) Represents the weighted average life of each dollar reduction in notional amount.

(10.) Represents period over which the notional amount will be reduced to zero.

(11.) Represents interests solely in the Cherryvale Mall Non-Pooled Portion.

(12.) Represents interests solely in the Station Place I Non-Pooled Portion.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       10

Structural Highlights
--------------------------------------------------------------------------------
                                                          STRUCTURAL HIGHLIGHTS

General Distribution Matters:    The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
                                 S and T Certificates (collectively, the
                                 "Pool-Based Principal Balance Certificates")
                                 are the only Classes of Pooled-Based
                                 Certificates with principal balances and,
                                 accordingly, the only Classes of Pool-Based
                                 Certificates that entitle holders to payments
                                 of principal. The Class X-CP and X-CL
                                 Certificates (collectively, the "Pool-Based
                                 Interest Only Certificates") do not have
                                 principal balances but do have notional amounts
                                 for purposes of the accrual of interest. The
                                 Pool-Based Principal Balance Certificates and
                                 the Pool-Based Interest Only Certificates
                                 (collectively, the "Pool-Based Regular
                                 Certificates") have pass-through rates and
                                 accrue interest. The Class R-I, R-II and R-III
                                 Certificates, which are residual interest
                                 certificates, do not have principal balances,
                                 notional amounts or pass-through rates and are
                                 not expected to receive any material
                                 distributions.

Senior/Subordinate Structure:    The respective Classes of the Pool-Based
                                 Regular Certificates will entitle holders to
                                 varying degrees of seniority for purposes of--

                                 o    receiving payments of interest and, if and
                                      when applicable, payments of principal,
                                      and

                                 o    bearing the effects of losses on the
                                      Mortgage Loans, as well as default-related
                                      and other unanticipated expenses of the
                                      Trust.

                                 In connection therewith: (a) the Class A-1,
                                 A-2, A-3, A-AB, A-4, A-1A, X-CP and X-CL
                                 Certificates (collectively, the "Senior
                                 Pool-Based Certificates") will be the most
                                 senior Classes of the Pool-Based Certificates;
                                 (b) after the Senior Pool-Based Certificates,
                                 the Class A-M Certificates will be the next
                                 most senior Class of the Pool-Based
                                 Certificates; (c) after the Senior Pool-Based
                                 and Class A-M Certificates, the Class A-J
                                 Certificates will be the next most senior Class
                                 of the Pool-Based Certificates; and (d)
                                 thereafter, the Class B, C, D, E, F, G, H, J,
                                 K, L, M, N, P, Q, S and T Certificates will, in
                                 the case of each of those Classes, be senior to
                                 each other such Class, if any, with a later
                                 alphabetic Class designation.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       11

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Sequential Pay Structure:        Distributions of principal and/or interest with
                                 respect to the respective Classes of Pool-Based
                                 Regular Certificates will be made in a
                                 generally sequential order reflecting the
                                 relative seniority thereof. In connection
                                 therewith, collections and advances on the
                                 Mortgage Loans that are available to make those
                                 distributions on any given Distribution Date
                                 will be applied (with some considerations given
                                 to whether the available funds came from Loan
                                 Group No. 1 or Loan Group No. 2): (a) first, to
                                 make distributions of interest with respect to
                                 the A-1, A-2, A-3, A-AB, A-4, A-1A, X-CP and
                                 X-CL Classes on a pro rata basis in accordance
                                 with the respective amounts of interest payable
                                 thereon; (b) second, to make distributions of
                                 principal with respect to the A-1, A-2, A-3,
                                 A-AB, A-4 and/or A-1A Classes in a manner
                                 consistent with the discussion under "--
                                 Principal Distributions" below; and (c)
                                 thereafter, to make distributions of interest
                                 and, consistent with the discussion under
                                 "--Principal Distributions" below, provided
                                 that all more senior Classes of Pool-Based
                                 Principal Balance Certificates have been
                                 retired, distributions of principal
                                 sequentially with respect to the remaining
                                 Classes of Pool-Based Principal Balance
                                 Certificates from the most senior, starting
                                 with the A-M Class, to the most subordinate,
                                 ending with the T Class. See "Description of
                                 the Offered Certificates -- Payments --
                                 Priority of Payments" in this prospectus
                                 supplement.

Interest Distributions:          Each Class of Offered Certificates will be
                                 entitled on each Distribution Date, subject to
                                 available funds and the payment priorities
                                 described above, to interest accrued during the
                                 related Interest Accrual Period at the
                                 applicable pass-through rate on the total
                                 principal balance or total notional amount, as
                                 applicable, of that Class outstanding
                                 immediately prior to that Distribution Date,
                                 together with any unpaid interest with respect
                                 to that Class from any prior Distribution
                                 Dates. Interest on the Offered Certificates
                                 will be calculated on the basis of a 360-day
                                 year assumed to consist of twelve 30-day
                                 months. Distributions of interest with respect
                                 to the Offered Certificates may be reduced in
                                 connection with certain interest shortfalls
                                 arising out of prepayments on the Mortgage
                                 Loans. See "Description of the Offered
                                 Certificates -- Payments -- Payments of
                                 Interest" in this prospectus supplement.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       12

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions:         Subject to available funds and the payment
                                 priorities described above, the holders of each
                                 Class of Offered Certificates, other than the
                                 Class X-CP Certificates, will be entitled to
                                 receive a total amount of principal over time
                                 equal to the total principal balance of their
                                 particular Class.

                                 The Trustee is required to make distributions
                                 of principal to the holders of the various
                                 Classes of the Pool-Based Principal Balance
                                 Certificates in a specified sequential order,
                                 such that:

                                 o    no payments of principal will be made to
                                      the holders of any of the Class G, H, J,
                                      K, L, M, N, P, Q, S and T Certificates
                                      until the total principal balance of the
                                      Offered Certificates (exclusive of the
                                      Class X-CP Certificates) is reduced to
                                      zero;

                                 o    no payments of principal will be made to
                                      the holders of the Class A-M, A-J, B, C,
                                      D, E or F Certificates until, in the case
                                      of each Class of those Offered
                                      Certificates, the total principal balance
                                      of all more senior Classes of Offered
                                      Certificates (exclusive of the Class X-CP
                                      Certificates) is reduced to zero;

                                 o    except as described in the paragraph
                                      following these bullets, no payments of
                                      principal allocable to Loan Group No. 1
                                      will be made to the holders of the Class
                                      A-1A Certificates until the total
                                      principal balance of the Class A-1, A-2,
                                      A-3, A-AB and A-4 Certificates is reduced
                                      to zero, and no payments of principal
                                      allocable to Loan Group No. 2 will be made
                                      to the holders of the Class A-1, A-2, A-3,
                                      A-AB and A-4 Certificates until the total
                                      principal balance of the Class A-1A
                                      Certificates is reduced to zero;

                                 o    on any given Distribution Date, except as
                                      described in the paragraph following these
                                      bullets, the total principal balance of
                                      the Class A-AB Certificates must be paid
                                      down to the applicable scheduled principal
                                      balance for that Class set forth on Annex
                                      F to this prospectus supplement before any
                                      payments of principal are made with
                                      respect to the Class A-1, A-2, A-3 and/or
                                      A-4 Certificates; and

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       13

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions
   (cont.):

                                 o    except as described in the paragraph
                                      following this bullet, no payments of
                                      principal will be made to the holders of
                                      the Class A-4 Certificates until the total
                                      principal balance of the Class A-1, A-2,
                                      A-3 and A-AB Certificates is reduced to
                                      zero, no payments of principal will be
                                      made to the holders of the Class A-AB
                                      Certificates (other than as described in
                                      the immediately preceding bullet) until
                                      the total principal balance of the Class
                                      A-1, A-2 and A-3 Certificates is reduced
                                      to zero, no payments of principal will be
                                      made to the holders of the Class A-3
                                      Certificates until the total principal
                                      balance of the Class A-1 and A-2
                                      Certificates is reduced to zero, and no
                                      payments of principal will be made to the
                                      holders of the Class A-2 Certificates
                                      until the total principal balance of the
                                      Class A-1 Certificates is reduced to zero.

                                 Because of losses on the Mortgage Loans and/or
                                 default-related or other unanticipated expenses
                                 of the trust, the total principal balance of
                                 the Class A-M, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, P, Q, S and T Certificates could be
                                 reduced to zero at a time when the Class A-1,
                                 A-2, A-3, A-AB, A-4 and A-1A Certificates, or
                                 any two or more Classes of those Senior
                                 Pool-Based Certificates, remain outstanding.
                                 Under those circumstances, and notwithstanding
                                 the discussion above, any payments of principal
                                 on the outstanding Class A-1, A-2, A-3, A-AB,
                                 A-4 and A-1A Certificates will be made among
                                 those Classes of Senior Pool-Based Certificates
                                 on a pro rata basis in accordance with their
                                 respective total principal balances.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       14

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

Principal Distributions
   (cont.):                      In general, the maximum amount of principal to
                                 be distributed on any given Distribution Date
                                 with respect to the Pool-Based Principal
                                 Balance Certificates, subject to available
                                 funds, will equal the Total Principal Payment
                                 Amount described in the glossary to this
                                 prospectus supplement (exclusive of any portion
                                 thereof allocable to the Cherryvale Mall
                                 Non-Pooled Portion or the Station Place I
                                 Non-Pooled Portion). However, on the final
                                 Distribution Date, subject to available funds
                                 and the payment priorities described above, the
                                 holders of each Class of Pool-Based Principal
                                 Balance Certificates will be entitled to
                                 receive principal up to the remaining unpaid
                                 principal balance of those Certificates.

Losses:                          Losses realized on the Mortgage Loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated to the T,
                                 S, Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 A-J and A-M Classes, in that order, in each
                                 case until the total principal balance of the
                                 subject Class is reduced to zero, and then to
                                 the A-1, A-2, A-3, A-AB, A-4 and A-1A Classes,
                                 on a pro rata basis in accordance with the
                                 respective total principal balances of those
                                 Classes.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       15

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

CALL PROTECTION(1)(2)

                                                                                                STATISTICAL DATA(3)
                                                                                                -------------------

Mortgage Loans with Initial Lock-Out Period & Defeasance Period Thereafter                            83.8%(4)
Mortgage Loans with Initial Lock-Out Period & Yield Maintenance Period Thereafter                      5.9%(4)
Mortgage Loans with Yield Maintenance                                                                  4.9%(4)
Mortgage Loans with Initial Lock-Out Period & Yield Maintenance Period & Fixed Penalty Period
   Thereafter                                                                                          3.7%(4)
Mortgage Loans with Initial Lock-Out Period Followed by a Defeasance or Fixed Penalty Period
   Thereafter                                                                                          1.6%(4)
Weighted Average Remaining Lock-Out Period or Lock-Out & Defeasance Period                         96.5 months
Weighted Average Prepayment Open Period                                                             3.4 months(5)
-------------------------------------------------------------------------------------------------------------------

OPEN PREPAYMENT PERIOD AT                              PERCENT OF INITIAL MORTGAGE
   END OF MORTGAGE LOAN     NUMBER OF MORTGAGE LOANS           POOL BALANCE
-------------------------   ------------------------   ---------------------------

None                                   33                          15.5%
1 Month                                28                          13.0%
2 Months                                6                           2.2%
3 Months                               53                          50.9%
4 Months                                3                           0.9%
6 Months                                9                          16.0%
12 Months                               3                           1.4%
----------------------------------------------------------------------------------
TOTAL:                                135                         100.0%
==================================================================================

----------
(1.) See "Description of the Mortgage Pool - Terms and Conditions of the
     Underlying Mortgage Loans - Prepayment Provisions" in this prospectus supplement.

(2.) Prepayments could occur in limited circumstances even during initial lockout period or lockout & defeasance period.

(3.) As of the Cut-Off Date.

(4.) Percent of Initial Mortgage Pool Balance.

(5.) Prior to maturity.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       16

Structural Highlights
--------------------------------------------------------------------------------
                                                           STRUCTURAL HIGHLIGHTS

PREPAYMENT PROVISIONS(1)

---------------------------------------------------------------------------------------------------------------------------
 PREPAYMENT
 PROVISIONS     10/2005   10/2006   10/2007   10/2008   10/2009   10/2010   10/2011   10/2012   10/2013   10/2014   10/2015
---------------------------------------------------------------------------------------------------------------------------

LOCK-OUT/DEF.     95.1%     91.5%     88.5%     86.8%     84.5%     84.8%     89.1%     89.1%     90.0%     84.7%      7.8%
---------------------------------------------------------------------------------------------------------------------------
YIELD MAINT.       4.9%      8.5%     11.5%     13.2%      9.9%     10.7%     10.9%     10.3%     10.0%      9.5%     20.8%
---------------------------------------------------------------------------------------------------------------------------
 SUB-TOTAL       100.0%    100.0%    100.0%    100.0%     94.5%     95.5%    100.0%     99.4%    100.0%     94.2%     28.6%
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------
   >=5.0%           --        --        --        --        --        --        --        --        --        --        --
     4.0%           --        --        --        --        --        --        --        --        --        --        --
     3.0%           --        --        --        --        --        --        --        --        --        --        --
     2.0%           --        --        --        --       3.9%       --        --        --        --        --        --
     1.0%           --        --        --        --       1.7%       --        --        --        --        --        --
     OPEN           --        --        --        --        --       4.5%       --       0.6%       --       5.8%     71.4%
---------------------------------------------------------------------------------------------------------------------------
    TOTAL        100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%
===========================================================================================================================

----------
(1.) Represents percentage of then outstanding principal balance of Mortgage
     Pool as of the date shown assuming, among other things, no prepayments, defaults or losses. The table was generated based on the Modeling
     Assumptions specified in the glossary to this prospectus supplement.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       17

--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL COMPOSITION

o    The Mortgage Pool includes eight Mortgage Loans (representing 37.3% of the
     Initial Mortgage Pool Balance) that S&P and Fitch have confirmed have, in the context of their inclusion in the Trust, credit characteristics that are consistent with obligations rated investment grade (such eight Mortgage
     Loans, the "Investment Grade Loans").

o    As described under "Description of the Mortgage Pool -- Loan Combinations"
     in this prospectus supplement, ten Mortgage Loans, representing 39.1% of the Initial Mortgage Pool Balance, are each part of a Loan Combination. A
     "Loan Combination" consists of two or more mortgage loans, only one of which will be included in the Trust, but all of which are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. Whenever there is a reference to a "Non-Trust Loan" in this annex, it is a reference to a mortgage loan that is part of a Loan
     Combination, but is not included in the Trust. A Non-Trust Loan may be senior, pari passu or subordinate in right of payment relative to the
     Mortgage Loan (or particular portions of the Mortgage Loan) included in the same Loan Combination. Six of the Investment Grade Loans (the "200 Park
     Avenue Mortgage Loan," the "Courtyard by Marriott Portfolio Mortgage Loan,"
     the "Reckson Portfolio I Mortgage Loan," the "1166 Avenue of the Americas
     Mortgage Loan," the "Reckson Portfolio II Mortgage Loan," and the "Station
     Place I Mortgage Loan" each as defined in the glossary to this prospectus supplement) will each be part of a Loan Combination. The structures of these six Loan Combinations and the Cherryvale Mall Split Mortgage Loan are
     outlined on the following pages.

o    Summary of the pool composition is as follows:

                                                                   PERCENT OF
                               NUMBER OF   TOTAL CUT-OFF DATE   INITIAL MORTGAGE
                                 LOANS           BALANCE          POOL BALANCE
--------------------------------------------------------------------------------
Investment Grade Loans              8        $  874,465,983           37.3%
Conduit Loans                     127        $1,472,042,093           62.7%
--------------------------------------------------------------------------------
TOTAL:                            135        $2,346,508,075          100.0%
================================================================================

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       18

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 200 PARK AVENUE LOAN COMBINATION(1)

o    The 200 Park Avenue Mortgage Loan is one of three (3) mortgage loans comprising the 200 Park Avenue Loan Combination that includes: (a) the 200
     Park Avenue Mortgage Loan; (b) the 200 Park Avenue Note A1 Non-Trust Loan,
     with an aggregate cut-off date principal balance of $329,736,204 (included in the LB-UBS series 2005-C3 securitization); and (c) the 200 Park Avenue
     Note A2 Non-Trust Loan, with a cut-off date principal balance of
     $285,131,898 (included in the LB-UBS series 2005-C5 securitization).

o    The 200 Park Avenue Loan Combination is subject to the terms of a related
     Co-Lender Agreement. The aggregate cut-off date principal balance of the
     200 Park Avenue Loan Combination is $900,000,000.

o    The 200 Park Avenue Note A1 Non-Trust Loan is comprised of (i) the 200 Park
     Avenue Note A1 Senior Non-Trust Loan Component, with a cut-off date principal balance of $278,500,000, which is, at all times, pari passu in right of payment with the 200 Park Avenue Mortgage Loan and the 200 Park
     Avenue Note A2 Non-Trust Loan, and (ii) the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component, with a cut-off date principal balance of
     $51,236,204, which is, during the continuance of certain material uncured events of default with respect to the 200 Park Avenue Loan Combination, subordinate in right of payment to the 200 Park Avenue Mortgage Loan, the
     200 Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park
     Avenue Note A2 Non-Trust Loan.

----------------   --------------------------------------------------------   -------
                    200 PARK AVENUE
                        NOTE A1         200 PARK AVENUE
                    SENIOR NON-TRUST        NOTE A2         200 PARK AVENUE
                   LOAN COMPONENT(2)   NON-TRUST LOAN(2)   MORTGAGE LOAN(2)   LB-UBS
                       ($278.5m)           ($285.1m)                          2005-C7
                                                                               TRUST
 200 PARK AVENUE        LB-UBS              LB-UBS             ($285.1m)
LOAN COMBINATION     2005-C3 TRUST       2005-C5 TRUST
    ($900.0m)      --------------------------------------------------------   -------
                   -------------------------------
                       200 PARK AVENUE NOTE A1
                   JUNIOR NON-TRUST LOAN COMPONENT
                               ($51.2m)
                         LB-UBS 2005-C3 TRUST
----------------   -------------------------------

----------
(1.) The entire 200 Park Avenue Loan Combination is rated BBB-/BBB- by S&P and
     Fitch. S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that the subject Loan Combination's credit characteristics are consistent with the obligations that are so rated. Balances are cut-off date principal balances.

(2.) The 200 Park Avenue Note A1 Senior Non-Trust Loan Component, the 200 Park
     Avenue Note A2 Non-Trust Loan, and the 200 Park Avenue Mortgage Loan are
     rated A-/A- by S&P and Fitch.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       19

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 200 PARK AVENUE LOAN COMBINATION (CONT.)

o    The 200 Park Avenue Mortgage Loan is, at all times, pari passu in right of payment with the 200 Park Avenue Note A2 Non-Trust Loan and the 200 Park
     Avenue Note A1 Senior Non-Trust Loan Component.

o    The entire 200 Park Avenue Loan Combination is secured by the same mortgage instrument encumbering the 200 Park Avenue Mortgaged Property.

o    The entire 200 Park Avenue Loan Combination will be serviced under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series 2005-C3 special servicer.

o    Until the occurrence of a triggering event and subject to the discussion under "Description of the Mortgage Pool -- Loan Combinations" and
     "Servicing of the Underlying Mortgage Loans -- The Series 2005-C7
     Controlling Class Representative, the Loan-Specific Class Representatives,
     and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, the holder of the 200 Park Avenue Note A1 Non-Trust Loan or its representative (which representative will be a designated series 2005-C3 certificateholder) will have the ability to (i) advise and direct the series 2005-C3 master servicer and/or special servicer with respect to certain specified servicing actions regarding the 200 Park Avenue Loan
     Combination, (ii) replace the series 2005-C3 special servicing with respect to the 200 Park Avenue Loan Combination, and (iii) cure defaults and/or purchase in a default scenario the senior mortgage loans in the 200 Park
     Avenue Loan Combination (including the 200 Park Avenue Mortgage Loan).

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       20

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION(1)

o    The Courtyard by Marriott Portfolio Mortgage Loan is one of four (4)
     mortgage loans comprising the Courtyard by Marriott Portfolio Loan
     Combination that includes: (a) the Courtyard by Marriott Portfolio Mortgage
     Loan; (b) the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan, with an aggregate cut-off date principal balance of $164,200,000 (included in the LB-UBS series 2005-C3 securitization); (c) the Courtyard by Marriott
     Portfolio Note A2 Non-Trust Loan, with a cut-off date principal balance of
     $177,900,000 (included in the LB-UBS 2005-C5 securitization); and (d) the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan, with a cut-off date principal balance of $30,000,000 (held by an institutional third-party investor on a whole loan basis).

o    The Courtyard by Marriott Portfolio Loan Combination is subject to the terms of a related Co-Lender Agreement. The aggregate cut-off date principal balance of the Courtyard by Marriott Portfolio Loan Combination
     is $550,000,000.

------------------   ------------------------------------------------------------   -------
                        COURTYARD BY         COURTYARD BY
                     MARRIOTT PORTFOLIO   MARRIOTT PORTFOLIO      COURTYARD BY
                           NOTE A1              NOTE A2        MARRIOTT PORTFOLIO   LB-UBS
                      SENIOR NON-TRUST     NON-TRUST LOAN(1)    MORTGAGE LOAN(1)    2005-C7
                      LOAN COMPONENT(1)                                              TRUST
                          ($121.5m)            ($177.9m)            ($177.9m)
                           LB-UBS               LB-UBS
   COURTYARD BY         2005-C3 TRUST        2005-C5 TRUST
MARRIOTT PORTFOLIO   ------------------------------------------------------------   -------
 LOAN COMBINATION    ------------------------------------------------------------
     ($550.0m)                  COURTYARD BY MARRIOTT PORTFOLIO NOTE A1
                                    JUNIOR NON-TRUST LOAN COMPONENT
                                               ($42.7m)
                                         LB-UBS 2005-C3 TRUST
                     ------------------------------------------------------------
                     ------------------------------------------------------------
                                    COURTYARD BY MARRIOTT PORTFOLIO
                                         NOTE B NON-TRUST LOAN
                                               ($30.0m)
                                         THIRD-PARTY INVESTOR
------------------   ------------------------------------------------------------

----------
(1.) The Courtyard by Marriott Portfolio Loan Combination has pari passu components (the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
     Loan Component, the Courtyard by Marriott Portfolio Note A2 Non-Trust Loan,
     and the Courtyard by Marriott Portfolio Mortgage Loan) of $477,300,000
     which are rated A-/A- by S&P and Fitch. S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, the pari passu components' credit characteristics are consistent with the obligations that are so rated. Balances are cut-off date principal balances.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       21

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE COURTYARD BY MARRIOTT PORTFOLIO LOAN COMBINATION (CONT.)

o    The Courtyard by Marriott Portfolio Note A1 Non-Trust Loan is comprised of
     (i) the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan
     Component, with a cut-off date principal balance of $121,500,000, which is, at all times, pari passu in right of payment with the Courtyard by Marriott
     Portfolio Mortgage Loan and the Courtyard by Marriott Portfolio Note A2
     Non-Trust Loan, and (ii) the Courtyard by Marriott Portfolio Note A1 Junior
     Non-Trust Loan Component, with a cut-off date principal balance of
     $42,700,000, which is, during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott Portfolio Loan
     Combination, subordinate in right of payment to the Courtyard by Marriott
     Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component and the Courtyard by Marriott Portfolio Note A2
     Non-Trust Loan.

o    The Courtyard by Marriott Portfolio Mortgage Loan is, at all times, pari passu in right of payment with the Courtyard by Marriott Portfolio Note A2
     Non-Trust Loan and the Courtyard by Marriott Portfolio Note A1 Senior
     Non-Trust Loan Component. The Courtyard by Marriott Portfolio Note B
     Non-Trust Loan is, following and during the continuance of certain material uncured events of default with respect to the Courtyard by Marriott
     Portfolio Loan Combination, subordinate in right of payment to the
     Courtyard by Marriott Portfolio Mortgage Loan, the entire Courtyard by
     Marriott Portfolio Note A1 Non-Trust Loan and the Courtyard by Marriott
     Portfolio Note A2 Non-Trust Loan.

o    The entire Courtyard by Marriott Portfolio Loan Combination is secured by the same mortgage instrument encumbering the Courtyard by Marriott
     Portfolio Mortgaged Property.

o    The entire Courtyard by Marriott Portfolio Loan Combination will be serviced under the series 2005-C3 pooling and servicing agreement by the series 2005-C3 master servicer and the series 2005-C3 special servicer.

o    Subject to the discussion under "Description of the Mortgage Pool--Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans--The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives, and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, first, until the occurrence of a first triggering event, the holder of the Courtyard by Marriott Portfolio Note B Non-Trust
     Loan or its designee and, second, following the occurrence of the first triggering event and until the occurrence of a second triggering event, the holder of the Courtyard by Marriott Portfolio Note A1 Non-Trust Loan or its
     representative (which representative, under the series 2005-C3 pooling and servicing agreement, will be a designated series 2005-C3
     certificateholder), will have the ability to (i) advise and direct the series 2005-C3 master servicer and/or special servicer with respect to certain specified servicing actions regarding the Courtyard by Marriott
     Portfolio Loan Combination, (ii) replace the series 2005-C3 special servicer with respect to the Courtyard by Marriott Portfolio Loan
     Combination, and (iii) cure defaults and/or purchase in a default scenario the senior loans in the Courtyard by Marriott Portfolio Loan Combination
     (including the Courtyard by Marriott Portfolio Mortgage Loan).

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       22

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE RECKSON PORTFOLIO I LOAN COMBINATION

o    The Reckson Portfolio I Mortgage Loan is one of two mortgage loans comprising the Reckson Portfolio I Loan Combination that includes: (a) the
     Reckson Portfolio I Mortgage Loan, with a cut-off date principal balance of
     $122,850,000 and (b) the Reckson Portfolio I Non-Trust Loan, with a cut-off date principal balance of $73,218,300.

-------------------   -------------------
                      RECKSON PORTFOLIO I   --------------
                         MORTGAGE LOAN      LB-UBS 2005-C7
                            (A NOTE)             TRUST
RECKSON PORTFOLIO I        ($122.9m)        --------------
 LOAN COMBINATION     -------------------
                      -------------------
    ($196.1m)         RECKSON PORTFOLIO I
                         NON-TRUST LOAN
                            (B NOTE)
                            ($73.2m)
-------------------   -------------------

o    The entire Reckson Portfolio I Loan Combination is secured by the same mortgage instrument encumbering the Reckson Portfolio I Mortgaged
     Properties.

o    The entire Reckson Portfolio I Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement by the series 2005-C7 master servicer and the series 2005-C7 special servicer (subject to the right of the B Note holder to substitute such special servicer).

o    In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Reckson
     Portfolio I Non-Trust Loan until the total principal amount of the Reckson
     Portfolio I Mortgage Loan has been paid in full.

o    The Reckson Portfolio I Mortgage Loan will be pooled with other Mortgage
     Loans to back the Offered Certificates and certain Non-Offered
     Certificates.

o    The Reckson Portfolio I Non-Trust Loan will not be included in the Trust.

o    Subject to the discussion under "Description of the Mortgage Pool - Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans - The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, the holder of the Reckson Portfolio I Non-Trust Loan will have the ability to (i) advise and direct the master servicer and/or special servicer with respect to certain actions related to the Reckson
     Portfolio I Loan Combination, (ii) replace the special servicer with respect to the Reckson Portfolio I Loan Combination, and (iii) cure defaults and/or purchase in a default scenario the Reckson Portfolio I
     Mortgage Loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       23

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 1166 AVENUE OF THE AMERICAS LOAN COMBINATION(1)

o    The 1166 Avenue of the Americas Loan is one of two mortgage loans comprising the 1166 Avenue of the Americas Loan Combination that includes:
     (a) the 1166 Avenue of the Americas Mortgage Loan and (b) the 1166 Avenue
     of the Americas Non-Trust Loan, with a cut-off date principal balance of
     $359,000,000 (included in the 1166 Avenue of the Americas Commercial
     Mortgage Trust II, Series 2005-C6). The 1166 Avenue of the Americas
     Non-Trust Loan was securitized in a separate stand-alone transaction and will not be included in the Trust. The 1166 Avenue of the Americas
     Non-Trust Loan has an unpaid principal balance of $359,000,000, consists of ten loan components with differing payment priorities, and will be the primary asset that directly backs the 1166 Avenue of the Americas
     Commercial Mortgage Trust II, Commercial Mortgage Pass-Through
     Certificates, Series 2005-C6. The 1166 Avenue of the Americas Non-Trust
     Loan is comprised of (i) the 1166 Avenue of the Americas Senior Loan
     Components, with an aggregate unpaid principal balance of $241,560,000, and
     (ii) the 1166 Avenue of the Americas Junior Loan Components, with an aggregate unpaid principal balance of $117,440,000.

----------------  --------------------------------
                     1166 AVENUE OF THE AMERICAS    ----------------------------
                           MORTGAGE LOAN(2)                LB-UBS 2005-C7
                              ($116.0m)                         TRUST
                  --------------------------------  ----------------------------
 1166 AVENUE OF
  THE AMERICAS    --------------------------------
LOAN COMBINATION     1166 AVENUE OF THE AMERICAS
                  SENIOR NON-TRUST LOAN COMPONENTS
   ($475.0m)                  ($241.6m)             ---------------------------
                  --------------------------------  1166 AVENUE OF THE AMERICAS
                  --------------------------------       COMMERCIAL MORTGAGE
                     1166 AVENUE OF THE AMERICAS     TRUST II, SERIES 2005-C6
                  JUNIOR NON-TRUST LOAN COMPONENTS  ---------------------------
                              ($117.4m)
----------------  --------------------------------

o    The 1166 Avenue of the Americas Loan Combination is subject to the terms of a related Co-Lender Agreement. The aggregate cut-off date principal balance of the 1166 Avenue of the Americas Loan Combination is $475,000,000.

o    The 1166 Avenue of the Americas Mortgage Loan receives all monthly payments of principal prior to certain material events of default.

o    The 1166 Avenue of the Americas Mortgage Loan is generally, prior to an event of default (i) pari passu in right of payment of interest only with the three 1166 Avenue of the Americas Senior Non-Trust Loan Components,
     (ii) senior in right of payment of interest to the seven 1166 Avenue of the
     Americas Junior Non-Trust Loan Components and (iii) senior in right of payment of principal to the entire 1166 Avenue of the Americas Non-Trust
     Loan (including all ten components).

----------
(1.) The entire 1166 Avenue of the Americas Loan Combination is rated BBB by
     S&P. S&P has confirmed to us that this rating reflects an assessment that the subject Loan Combination's credit characteristics are consistent with the obligations that are so rated. Balances are cut-off date principal balances.

(2.) The 1166 Avenue of the Americas Mortgage Loan is rated AAA/AAA by S&P and
     Fitch.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       24

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE 1166 AVENUE OF THE AMERICAS LOAN COMBINATION (CONT.)

o    The 1166 Avenue of the Americas Mortgage Loan is, subsequent to an event of default, (i) pari passu in right of payment of principal and interest with the three 1166 Avenue of the Americas Senior Non-Trust Loan Components, and
     (ii) senior in right of payment of principal and interest to the seven 1166
     Avenue of the Americas Junior Non-Trust Loan Components.

o    The entire 1166 Avenue of the Americas Loan Combination is secured by the same mortgage instrument encumbering the 1166 Avenue of the Americas
     Mortgaged Property.

o    The entire 1166 Avenue of the Americas Loan Combination will be primary serviced under the series 2005-C6 pooling and servicing agreement.

o    Subject to the discussion under "Description of the Mortgage Pool - Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans - The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, the series 2005-C6 directing certificateholders (as designee of the 1166 Avenue of the Americas Non-Trust Noteholder) will have the ability to (i) advise and direct the series 2005-C6 master servicer and/or special servicer with respect to certain specified servicing actions regarding the 1166 Avenue of the Americas Loan Combination, and (ii)
     replace the series 2005-C6 special servicer with respect to the 1166 Avenue of the Americas Loan Combination. In addition, the 1166 Avenue of the
     Americas Non-Trust Loan Noteholder has the right to purchase in a default scenario the 1166 Avenue of the Americas Mortgage Loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       25

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE CHERRYVALE MALL MORTGAGE LOAN

o    The Cherryvale Mall Mortgage Loan is a Split Mortage Loan with a senior pooled portion (the "Cherryvale Mall Pooled Portion") and a junior non-pooled portion (the "Cherryvale Mall Non-Pooled Portion").

---------------   ------------------
                    CHERRYVALE MALL    -------------------------
                    POOLED PORTION           LB-UBS 2005-C7
CHERRYVALE MALL        ($84.0m)                   TRUST
 MORTGAGE LOAN    ------------------   -------------------------
                  ------------------   -------------------------
    ($94.0m)        CHERRYVALE MALL       LB-UBS 2005-C7 TRUST
                  NON-POOLED PORTION   (BACKS CLASS CM-1 THROUGH
                       ($10.0m)            CM-4 CERTIFICATES)
---------------   ------------------   -------------------------

o    The entire Cherryvale Mall Mortgage Loan is secured by the same mortgage instrument encumbering the Cherryvale Mall Mortgaged Property.

o    The entire Cherryvale Mall Mortgage Loan will be serviced under the series
     2005-C7 pooling and servicing agreement by the series 2005-C7 master servicer and the series 2005-C7 special servicer (subject to the right of a designated holder of the Class CM Certificates to substitute such special servicer).

o    No payments of principal will be made with respect to the Cherryvale Mall
     Non-Pooled Portion until the total principal balance of the Cherryvale Mall
     Pooled Portion has been paid in full. During the continuance of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Cherryvale Mall Non-Pooled
     Portion until the total principal amount of the Cherryvale Mall Pooled
     Portion has been paid in full.

o    The Cherryvale Mall Pooled Portion will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

o    The Cherryvale Mall Non-Pooled Portion will be deposited into the Trust and will back the Class CM-1, CM-2, CM-3 and CM-4 Certificates.

o    Subject to the discussion under "Description of the Mortgage Pool - Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans - The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, a designated holder or beneficial owner of Class
     CM-1, CM-2, CM-3 and/or CM-4 Certificates will initially have rights to:
     (i) direct various servicing actions and/or replace the special servicer with respect to the Cherryvale Mall Mortgage Loan, and (ii) cure defaults under and/or purchase in a default scenario the Cherryvale Mall Mortgage
     Loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       26

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE RECKSON PORTFOLIO II LOAN COMBINATION

o    The Reckson Portfolio II Mortgage Loan is one of two mortgage loans comprising the Reckson Portfolio II Loan Combination that includes: (a) the
     Reckson Portfolio II Mortgage Loan, with a cut-off date principal balance of $31,032,268 and (b) the Reckson Portfolio II Non-Trust Loan, with a cut-off date principal balance of $20,500,000.

--------------------   --------------------
                       RECKSON PORTFOLIO II   --------------
                           MORTGAGE LOAN      LB-UBS 2005-C7
                             (A NOTE)             TRUST
RECKSON PORTFOLIO II         ($31.0m)         --------------
  LOAN COMBINATION     --------------------
                       --------------------
      ($51.5m)         RECKSON PORTFOLIO II
                          NON-TRUST LOAN
                             (B NOTE)
                             ($20.5m)
--------------------   --------------------

o    The entire Reckson Portfolio II Loan Combination is secured by the same mortgage instrument encumbering the Reckson Portfolio II Mortgaged
     Properties.

o    The entire Reckson Portfolio II Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement by the series 2005-C7 master servicer and the series 2005-C7 special servicer (subject to the right of the B Note holder to substitute such special servicer).

o    In the event of certain uncured monetary events of default and certain non-monetary events of default that would result in special servicing, no payments of principal or interest will be made with respect to the Reckson
     Portfolio II Non-Trust Loan until the total principal amount of the Reckson
     Portfolio II Mortgage Loan has been paid in full.

o    The Reckson Portfolio II Mortgage Loan will be pooled with other Mortgage
     Loans to back the Offered Certificates and certain Non-Offered
     Certificates.

o    The Reckson Portfolio II Non-Trust Loan will not be included in the Trust.

o    Subject to the discussion under "Description of the Mortgage Pool - Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans - The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, the holder of the Reckson Portfolio II Non-Trust
     Loan will have the ability to (i) advise and direct the master servicer and/or special servicer with respect to the Reckson Portfolio II Loan
     Combination, (ii) replace the special servicer with respect to the Reckson
     Portfolio II Loan Combination, and (iii) cure defaults and/or purchase in a default scenario the Reckson Portfolio II Mortgage Loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       27

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE STATION PLACE I LOAN COMBINATION

o    The Station Place I Mortgage Loan is a Split Mortgage Loan with a senior pooled component portion (the "Station Place I Pooled Portion") and a junior non-pooled component portion (the "Station Place I Non-Pooled
     Portion").

o    The Station Place I Mortgage Loan is part of a Loan Combination (the
     "Station Place I Loan Combination") that also includes one Non-Trust Loan
     (the "Station Place I Non-Trust Loan") that is pari passu in right of payment of interest with the Station Place I Pooled Portion and generally senior in right of payment to the Station Place I Non-Pooled Portion.

o    Prior to a monetary event of default or material non-monetary event of default that would result in the loan being transferred to special servicing: (i) the holder of the Station Place I Pooled Portion receives all monthly amortization payments prior to the holders of the Station Place
     I Non-Trust Loan and the Station Place I Non-Pooled Portion and (ii) the
     holder of the Station Place I Pooled Portion receives casualty and condemnation proceeds and other unscheduled principal payments pro rata and pari passu with the holders of the Station Place I Non-Trust Loan, but prior to the holders of the Station Place I Non-Pooled Portion.

                 ---------------   ------------------------------
                 STATION PLACE I   Station Place I Non-Trust Loan
                  POOLED PORTION            $141,373,394
LB-UBS 2005-C7     $40,626,606
                 ---------------   ------------------------------
                 ------------------------------------------------
                         STATION PLACE I NON-POOLED PORTION
                                  $63,000,000
                 ------------------------------------------------
                                  LB-UBS 2005-C7

----------
(1.) $40,626,606 represents the original balance of the Pooled Portion of the
     Station Place I Mortgage Loan. The current balance is $40,360,000.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       28

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

THE STATION PLACE I LOAN COMBINATION (CONT.)

o    The entire Station Place I Loan Combination will be serviced under the series 2005-C7 pooling and servicing agreement by the series 2005-C7 master servicer and the series 2005-C7 special servicer (subject to the right of the holder of the Station Place I Non-Pooled Portion to substitute such special servicer).

o    After a final recovery determination, the holder of the Station Place I
     Non-Pooled Portion receives no principal and interest payments until the principal amounts of the Station Place I Pooled Portion and the Station
     Place I Non-Trust Loan have been paid in full.

o    The Station Place I Pooled Portion will be pooled with other Mortgage Loans to back the Offered Certificates and certain Non-Offered Certificates.

o    The Station Place I Non-Trust Loan will not be included in the Trust.

o    The Station Place I Non-Pooled Portion will back the Class SP Certificates.

o    Subject to the discussion under "Description of the Mortgage Pool - Loan
     Combinations" and "Servicing of the Underlying Mortgage Loans - The Series
     2005-C7 Controlling Class Representative, the Loan-Specific Class
     Representatives and the Serviced Non-Trust Loan Noteholders" in this prospectus supplement, the holder of the Station Place I Non-Pooled Portion will initially have rights to: (i) direct various servicing actions and/or replace the special servicer with respect to the Station Place I Loan
     Combination, and (ii) cure defaults under and/or purchase in a default scenario the Station Place I Pooled Portion and the Station Place I
     Non-Trust Loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       29

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

o    The following table shows the U/W DSCR, Cut-off Date LTV and Shadow
     Rating(1) with respect to each indicated Mortgage Loan that is part of a
     Loan Combination or Split Mortgage Loan:

----------------------------------------------------------------------------------------------
                          200 PARK         COURTYARD BY         RECKSON     1166 AVENUE OF THE
                           AVENUE       MARRIOTT PORTFOLIO    PORTFOLIO I        AMERICAS
----------------------------------------------------------------------------------------------

     UW DSCR(2)             1.65x              1.71x             2.43x             1.71x
  UW Net Cash Flow       $78,056,834        $62,624,234       $15,719,652       $45,014,186
 Cut-off Date LTV(2)        45.9%              55.7%             45.4%             55.0%
   Appraised Value     $1,850,000,000      $856,500,000      $270,500,000      $650,000,000
Shadow Rating(1)(4)         A-/A-              A-/A-           BBB-/BBB-          AAA/AAA

-----------------------------------------------------------------------
                       CHERRYVALE MALL                        RECKSON
                        POOLED-PORTION   STATION PLACE I   PORTFOLIO II
-----------------------------------------------------------------------

     UW DSCR(2)              1.89x             1.57x           2.69x
  UW Net Cash Flow        $10,499,630       $20,787,355     $4,400,203
 Cut-off Date LTV(2)         53.8%             51.9%           41.7%
   Appraised Value       $156,000,000      $350,000,000     $74,400,000
Shadow Rating(1)(4)         AAA/AA            AAA/AAA          A-/A+

o    The following table shows the U/W DSCR and Cut-off Date LTV with respect to each indicated Loan Combination or Split Mortgage Loan:

---------------------------------------------------------------------------------------------
                         200 PARK         COURTYARD BY         RECKSON     1166 AVENUE OF THE
                          AVENUE       MARRIOTT PORTFOLIO    PORTFOLIO I        AMERICAS
---------------------------------------------------------------------------------------------

    UW DSCR(3)             1.55x              1.48x             1.52x             1.36x
 UW Net Cash Flow       $78,056,834        $62,624,234       $15,719,652       $45,014,186
Cut-off Date LTV(3)        48.6%              64.2%             72.5%             73.1%
  Appraised Value     $1,850,000,000      $856,500,000      $270,500,000      $650,000,000
 Shadow Rating(4)        BBB-/BBB-          BBB-/BBB-            NA              BBB/NR

----------------------------------------------------------------------
                                                             RECKSON
                      CHERRYVALE MALL   STATION PLACE I   PORTFOLIO II
----------------------------------------------------------------------

    UW DSCR(3)              1.73x             1.24x           1.62x
 UW Net Cash Flow        $10,499,630       $20,787,355     $4,400,203
Cut-off Date LTV(3)         60.3%             69.9%           69.3%
  Appraised Value       $156,000,000      $350,000,000     $74,400,000
 Shadow Rating(4)          NR/BBB            BB+/NR            NA

----------
(1.) S&P and Fitch have each confirmed to the Depositor that the respective ratings in this row reflect an assessment by such rating agency that, in the context of the subject Mortgage Loan's inclusion in the securitization trust, the credit characteristics of that Mortgage Loan are consistent with obligations that are so rated.

(2.) Based on: the $848,763,796 200 combination of the Park Avenue Mortgage
     Loan, 200 Park Avenue Note A1 Senior Non-Trust Loan Component and 200 Park
     Avenue Note A2 Non-Trust Loan, without regard to the 200 Park Avenue Note
     A1 Junior Non-Trust Loan Component; the $477,300,000 combination of the
     Courtyard by Marriot Portfolio Mortgage Loan, Courtyard by Marriott
     Portfolio Senior Non-Trust Component and Courtyard by Marriott Portfolio
     Note A2 Non-Trust Loan, without regard to the Courtyard by Marriot
     Portfolio Junior Non-Trust Loan Component or the Courtyard by Marriott
     Portfolio Note B Non-Trust Loan; Reckson Portfolio I Mortgage Loan without regard to the Reckson Portfolio I Non-Trust Loan; the $357,560,000
     combination of the 1166 Avenue of the Americas Mortgage Loan and 1166
     Avenue of the Americas Senior Non-Trust Loan Components; Cherryvale Mall
     Pooled Portion without regard to Cherryvale Mall Non-Pooled Portion;
     Station Place I Pooled Portion with Station Place I Non-Trust Loan without regard to the Station Place I Non-Pooled Portion; Reckson Portfolio II
     Mortgage Loan without regard to Reckson Portfolio II Non-Trust Loan.

(3.) Based on the entire subject Loan Combination or Split Mortgage Loan, as applicable.

(4.) The entire $900,000,000 200 Park Avenue Loan Combination is rated BBB-/BBB-
     by S&P and Fitch. $520,000,000 of the Courtyard by Marriott Portfolio Loan
     Combination (excluding the Courtyard by Marriott Portfolio Note B Non-Trust
     Loan) is rated BBB-/BBB- by S&P and Fitch. The entire $475,000,000 1166
     Avenue of the Americas Loan Combination is rated BBB by S&P. The
     $94,000,000 Cherryvale Mall Pooled Portion is rated AAA/AA by S&P and
     Fitch. The $10,000,000 Cherryvale Mall Non-Pooled Portion is rated AA through BBB by Fitch. The $40,626,606 (original balance) Station Place I
     Pooled Portion is rated AAA/AAA by S&P and Fitch. The Station Place I
     Non-Pooled Portion is rated AAA through BB+ by S&P.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       30

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

MORTGAGE LOAN SELLERS

o    Sponsors of properties securing the top 10 and investment grade loans in the LB-UBS 2005-C7 transaction include the following:

     o    Tishman Speyer Real Estate Venture VI, L.P.

     o    TIAA-CREF

     o    Marriott International, Inc.; Host Marriott, L.P.; Sarofim Realty
          Advisors, L.P.

     o    Reckson Australia Operating Company LLC

     o    Marsh & McLennan Companies, Inc.

     o    Moore Development Company and Lloyd W. Moore, and Urdang Capital
          Management, Inc., as managers for Honeywell International Master
          Pension Trust

     o    CBL Holdings I, Inc. ("CBL")

     o    John Foresi and Andrew Stewart, and an affiliate of Lehman Brothers
          Holdings Inc.

     o    Broadway Investment Domestic REIT and Broadway Investment REIT

     o    Fisher Brothers and Louis Dreyfus Property Group

     o    The George Washington University

o    Conduit Origination Program:

     o    U/W Net Cash Flow on all loans is based on certain underwriting assumptions made by the applicable mortgage loan seller including those assumptions more specifically set forth in this prospectus supplement and is either verified subject to a variance of 2.5% or, in limited other cases, re-underwritten (but not audited) by third party service providers (i.e., by a "Big Four" accounting firm).

     o    U/W NCF DSCR for all loans with partial interest only periods is calculated based on annual debt service payments during the amortization term or in some cases based on an average monthly debt service payment during the amortization term.

     o    Sponsor/principal due diligence performed for all loans using a combination of either Lexis/Nexis, bank references, Equifax, TRW reports, litigation searches or other types of credit history and background checks.

     o    Appraisals are prepared in accordance with USPAP standards by approved vendors and substantially all are prepared in accordance with FIRREA.

     o    Substantially all borrowers are single asset entities.

     o    Non-consolidation opinions have been obtained with respect to the related borrower for substantially all Mortgage Loans with principal balances greater than $20 million.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       31

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

CASH MANAGEMENT SYSTEMS

      LOCKBOXES          PERCENT OF INITIAL MORTGAGE POOL BALANCE
----------------------   ----------------------------------------
Hard Lockbox                               49.0%
Hard/Hotel Lockbox                          7.6%
Springing Hard Lockbox                     12.9%
Soft Lockbox                                0.4%
Springing Soft Lockbox                     26.5%

o    HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most cases, until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights.

o    HARD/HOTEL LOCKBOX. With respect to hospitality properties only, cash or
     "over-the-counter" receipts are deposited into the lockbox account by a property manager (which may be affiliated with the borrower), while credit card receivables are deposited directly into a lockbox account controlled by the lender. Until the occurrence of a triggering event, funds deposited into the lockbox account may be disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights. In the case of the Courtyard by Marriott Portfolio
     Mortgage Loan, depending on the identity and rating of the property manager or a specified affiliate thereof, these periodic disbursements may continue to that property manager, who will have certain obligations regarding the application of the disbursements, even while an event of default exists under the related Mortgage Loan.

o    SPRINGING HARD LOCKBOX. Either--

     o    income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender; and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a "Hard Lockbox" with lender cash management; or

     o    a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Hard Lockbox" with lender cash management.

o    SOFT LOCKBOX. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a "Hard Lockbox".

o    SPRINGING SOFT LOCKBOX. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, following the occurrence of certain triggering events, of a "Soft Lockbox"
     as described above.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       32

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

INFORMATION REGARDING ESCROWS AND RELATED PAYMENT OBLIGATIONS

TYPE OF ESCROW OR RELATED   PERCENT OF INITIAL TOTAL
  PAYMENT OBLIGATION(1)     CONDUIT LOAN BALANCE(2)
----------------------------------------------------
Real Estate Taxes(3)                 76.4%
Insurance Premiums(4)                83.1%
Capital Replacements                 79.1%
TI/LC (Industrial)                   48.7%
TI/LC (Office)                       50.2%
TI/LC (Retail)                       84.3%

----------
(1.) Escrows and related payment obligations are generally in the form of either up-front reserves, periodic cash deposits, letters of credit or guarantees from sponsor. No representation is made as to the investment grade nature of any sponsor.

(2.) As of the Cut-Off Date, excludes the Investment Grade Loans.

(3.) In some instances where there are no actual tax escrows, certain investment grade tenants are obligated/permitted to pay taxes directly and are deemed to have escrows in the table above.

(4.) In some instances where there are no actual insurance escrows, certain investment grade tenants are obligated/permitted to maintain insurance or self-insure and are deemed to have escrows in the table above.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       33

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

--------------------------------------------------------------------------------
               GENERAL POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

Initial Mortgage Pool Balance                                                     $2,346,508,075
Contributors of Collateral                                                      Lehman: 67.3%(1)
                                                                                   UBS: 32.7%(1)
Number of Mortgage Loans                                                                     135
Number of Mortgaged Real Properties                                                          214
Single Tenant Properties(2)                                                             18.2%(1)
Percent Investment Grade Loans                                                          37.3%(1)
Gross Weighted Average Coupon                                                             5.500%
Weighted Average Original Term to Maturity                                            112 months
Weighted Average Remaining Term to Maturity                                           110 months
Average Mortgage Loan Cut-off Date Balance                                           $17,381,541
Average Mortgage Property Cut-off Date Balance                                       $10,964,991
Average Conduit Loan Cut-off Date Balance
   (excluding the Investment Grade Loans)                                            $11,590,883
Average Conduit Property Cut-off Date Balance
   (excluding the Investment Grade Loans)                                            $11,067,986
Largest Mortgage Loan                                                               $285,131,898
Wtd. Avg. U/W DSCR                               Mortgage Pool: 1.51x; Conduit Loans Only: 1.31x
Wtd. Avg. Cut-Off Date LTV                       Mortgage Pool: 64.3%; Conduit Loans Only: 72.7%
Wtd. Avg. Maturity Date LTV                      Mortgage Pool: 56.0%; Conduit Loans Only: 66.3%
Geographic Diversity                                        32 States & the District of Columbia

----------
(1.) Expressed as a percentage of the Initial Mortgage Pool Balance.

(2.) Including properties leased to one tenant that occupies 90% or more of the particular property. Expressed as a percentage of the Initial Mortgage Pool
     Balance.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       34

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

                                  [MAP OMITTED]

UTAH                   NEW JERSEY               LOUISIANA
2 properties           8 properties             1 property
$19,115,000            $57,748,718              $2,413,946
0.8% of total          2.5% of total            0.1% of total

MISSOURI               MARYLAND                 ARKANSAS
4 properties           5 properties             1 property
$27,770,887            $115,503,753             $2,799,583
1.2% of total          4.9% of total            0.1% of total

MINNESOTA              DISTRICT OF COLUMBIA     OKLAHOMA
1 property             1 property               6 properties
$2,094,793             $40,360,000              $18,849,572
0.1% of total          1.7% of total            0.8% of total

ILLINOIS               VIRGINIA                 TEXAS
10 properties          4 properties             26 properties
$183,219,056           $35,493,095              $163,507,049
7.8% of total          1.5% of total            7.0% of total

INDIANA                NORTH CAROLINA           KANSAS
4 properties           4 properties             1 property
$24,100,273            $9,919,646               $3,171,556
1.0% of total          0.4% of total            0.1% of total

MICHIGAN               SOUTH CAROLINA           COLORADO
7 properties           3 properties             6 properties
$45,024,850            $30,565,073              $36,748,693
1.9% of total          1.3% of total            1.6% of total

OHIO                   GEORGIA                  ARIZONA
5 properties           8 properties             5 properties
$23,303,050            $50,338,242              $12,525,582
1.0% of total          2.1% of total            0.5% of total

PENNSYLVANIA           FLORIDA                  NEVADA
4 properties           20 properties            1 property
$24,545,240            $170,447,549             $5,194,467
1.0% of total          7.3% of total            0.2% of total

NEW YORK               KENTUCKY                 CALIFORNIA
27 properties          2 properties             24 properties
$619,368,296           $9,224,922               $286,014,814
26.4% of total         0.4% of total            12.2% of total

MASSACHUSETTS          ALABAMA                  OREGON
3 properties           7 properties             2 properties
$190,113,719           $25,113,316              $10,761,358
8.1% of total          1.1% of total            0.5% of total

CONNECTICUT            TENNESSEE                WASHINGTON
6 properties           3 properties             3 properties
$71,385,646            $12,153,208              $17,613,123
3.0% of total          0.5% of total            0.8% of total

DISTRIBUTION OF PROPERTY TYPES(1)

[PIE CHART OMITTED]

Self Storage     Mixed Use      Industrial/Warehouse      Office     Retail     Multifamily(2)   Hotel

    2.1%          1.5%                 1.2%               51.4%      21.7%          11.9%        10.2%

[GRAPH OMITTED]

-----------------------------------------------------------------------------------------------------------
[ ]  >10.0%                 [ ]  >5.0 - 10.0%          [ ] >1.0 - 5.0%            [ ] >= 1.0%
     of Initial Mortgage         of Initial Mortgage       of Initial Mortgage        of Initial Mortgage
     Pool Balance                Pool Balance              Pool Balance               Pool Balance
-----------------------------------------------------------------------------------------------------------

(1)  Calculations are based on a per property basis and, where multiple properties secured a single underlying mortgage loan, allocated loan amounts.

(2)  Multifamily Component includes Mobile Home Park properties representing
     3.3% of the aggregate pool.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       35

Collateral Pool Highlights
--------------------------------------------------------------------------------
                                                      COLLATERAL POOL HIGHLIGHTS

POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
0.01 - 6,000,000.00                 63        232,160,823        9.9
6,000,001 - 14,000,000              41        376,468,359       16.0
14,000,001 - 40,000,000             21        471,926,995       20.1
40,000,001 - 60,000,000              2         97,860,000        4.2
60,000,001 - 100,000,000             2        171,210,000        7.3
100,000,001 - 150,000,000            3        348,850,000       14.9
150,000,001 >=                       3        648,031,898       27.6
------------------------------------------------------------------------
TOTAL:                             135      2,346,508,075      100.0
========================================================================

Min: 1,298,556
Max: 285,131,898
Average: 17,381,541

STATE(1)

                                                                 % OF INITIAL
                                      NO.         CUT-OFF DATE     MORTGAGE
                                 OF PROPERTIES    BALANCE ($)      POOL BAL
-----------------------------------------------------------------------------
NY                                     27          619,368,296       26.4
CA                                     24          286,014,814       12.2
MA                                      3          190,113,719        8.1
IL                                     10          183,219,056        7.8
FL                                     20          170,447,549        7.3
TX                                     26          163,507,049        7.0
MD                                      5          115,503,753        4.9
CT                                      6           71,385,646        3.0
NJ                                      8           57,748,718        2.5
GA                                      8           50,338,242        2.1
Other(2)                               77          438,861,232       18.7
-----------------------------------------------------------------------------
TOTAL:                                214        2,346,508,075      100.0
=============================================================================

PROPERTY TYPE(1)

                                                                 % OF INITIAL
                                      NO.         CUT-OFF DATE     MORTGAGE
                                 OF PROPERTIES    BALANCE ($)      POOL BAL
-----------------------------------------------------------------------------
Office                                 33        1,205,202,302       51.4
Retail                                 54          508,495,922       21.7
   Anchored Retail                     35          323,060,014       13.8
   Unanchored Retail                   18          101,435,908        4.3
   Regional Mall                        1           84,000,000        3.6
Multifamily(3)                         36          278,696,698       11.9
Hotel                                  72          239,620,262       10.2
Self Storage                           13           49,571,552        2.1
Mixed Use                               2           36,364,656        1.5
Industial / Warehouse                   4           28,556,683        1.2
-----------------------------------------------------------------------------
TOTAL:                                214        2,346,508,075      100.0
=============================================================================

MORTGAGE RATE (%)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
4.751 - 5.000                         2       101,191,817         4.3
5.001 - 5.250                        25       386,938,949        16.5
5.251 - 5.500                        56       818,959,607        34.9
5.501 - 5.750                        35       817,976,095        34.9
5.751 - 6.000                         8        77,269,867         3.3
6.001 - 6.250                         5       112,650,058         4.8
6.251 - 6.500                         2        19,591,683         0.8
6.501 - 6.750                         1         6,480,000         0.3
6.751 - 7.000                         1         5,450,000         0.2
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075       100.0
========================================================================

Min: 4.955
Max: 6.970
Weighted Average: 5.500

ORIGINAL TERM TO STATED MATURITY (MONTHS)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
49 - 60                              11       312,053,165       13.3
61 - 72                               1        87,210,000        3.7
73 - 84                               5        59,527,508        2.5
85 - 96                               2        10,979,000        0.5
109 - 120                           102     1,422,054,395       60.6
121 - 132                             8       280,620,000       12.0
133 - 144                             1         5,200,000        0.2
157 - 168                             1       116,000,000        4.9
169 - 180                             4        52,864,008        2.3
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075      100.0
========================================================================

Min: 60
Max: 180
Weighted Average: 112

REMAINING TERM TO STATED MATURITY (MONTHS)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
49 - 60                              11       312,053,165       13.3
61 - 72                               1        87,210,000        3.7
73 - 84                               5        59,527,508        2.5
85 - 96                               2        10,979,000        0.5
97 - 108                              1         4,057,052        0.2
109 - 120                           102     1,458,357,395       62.2
121 - 132                             7       240,260,000       10.2
133 - 144                             1         5,200,000        0.2
157 - 168                             1       116,000,000        4.9
169 - 180                             4        52,864,008        2.3
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075      100.0
========================================================================

Min: 57
Max: 177
Weighted Average: 110

AMORTIZATION TYPES

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
Amortizing Balloon(4)               111     1,216,162,909       51.8
Interest Only                        22       973,985,166       41.5
Fully Amortizing                      2       156,360,000        6.7
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075      100.0
========================================================================

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
<= 50.0                               4       442,364,166       18.9
50.1 - 55.0                           3       240,360,000       10.2
55.1 - 60.0                           4       203,848,869        8.7
60.1 - 65.0                           6       152,955,197        6.5
65.1 - 70.0                          21       385,363,999       16.4
70.1 - 75.0                          30       301,084,206       12.8
75.1 - 80.0                          60       580,941,639       24.8
80.1 >=                               7        39,590,000        1.7
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075      100.0
========================================================================

Min: 41.7
Max: 90.0
Weighted Average: 64.3

MATURITY DATE LOAN-TO-VALUE RATIO (%)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
<= 0.00                               1       116,000,000        4.9
25.01 - 30.00                         1        40,360,000        1.7
35.01 - 40.00                         1         3,350,000        0.1
40.01 - 45.00                         4       118,019,109        5.0
45.01 - 50.00                         8       623,069,495       26.6
50.01 - 55.00                         6       163,361,405        7.0
55.01 - 60.00                        10        69,137,997        2.9
60.01 - 65.00                        38       280,186,151       11.9
65.01 - 70.00                        33       494,683,585       21.1
70.01 - 75.00                        20       245,750,333       10.5
75.01 - 80.00                        10       180,563,000        7.7
80.01 >=                              3        12,027,000        0.5
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075      100.0
========================================================================

Min: 0.0
Max: 90.0
Weighted Average: 56.0

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO (X)

                                                            % OF INITIAL
                                    NO.      CUT-OFF DATE     MORTGAGE
                                 OF LOANS     BALANCE ($)     POOL BAL
------------------------------------------------------------------------
0.00 - 1.19                           4        83,150,000         3.5
1.20 - 1.29                          57       762,532,482        32.5
1.30 - 1.39                          34       269,459,013        11.5
1.40 - 1.49                          15       122,303,944         5.2
1.50 - 1.59                          12       251,500,112        10.7
1.60 - 1.79                           9       614,680,256        26.2
1.80 - 1.89                           2        89,000,000         3.8
1.90 >=                               2       153,882,268         6.6
------------------------------------------------------------------------
TOTAL:                              135     2,346,508,075       100.0
========================================================================

Min: 1.04
Max: 2.69
Weighted Average: 1.51

----------
(1.) Percentages based on allocated loan amount per property.

(2.) No other state represents more than 1.9% of the Initial Mortgage Pool
     Balance.

(3.) Multifamily component includes mobile home park properties representing
     3.3% of the Initial Mortgage Pool Balance.

(4.) Includes 31.5% of Mortgage Loans (by Cut-off Date Balance) that provide for payments of interest only for a specified number of periods, followed by payments of principal and interest up to the maturity date. Of these loans,
     62.2% (by Cut-off Date Balance) have three years or less of interest only payments.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

INVESTMENT GRADE LOANS

                      INVESTMENT GRADE LOAN CHARACTERISTICS

                                                                             PERCENT OF              CUT-OFF
                                                            CUT-OFF DATE      INITIAL        U/W       DATE
NAME                                        PROPERTY TYPE      BALANCE     MORTGAGE POOL   DSCR(1)    LTV(2)   S&P/FITCH(3)
---------------------------------------------------------------------------------------------------------------------------

200 Park Avenue (A3 Note)                       Office      $285,131,898       12.2%       1.65x(4)  45.9%(4)      A-/A-
Courtyard by Marriott Portfolio (A3 Note)       Hotel        177,900,000        7.6        1.71(5)   55.7(5)       A-/A-
Reckson Portfolio I (A Note)                    Office       122,850,000        5.2        2.43(6)   45.4(6)     BBB-/BBB-
1166 Avenue of the Americas (A Note)            Office       116,000,000        4.9        1.71(7)   55.0(7)     AAA/AAA
Cherryvale Mall (Pooled Portion)            Regional Mall     84,000,000        3.6        1.89(8)   53.8(8)     AAA/AA
Station Place I (Pooled Portion)                Office        40,360,000        1.7        1.57(9)   51.9(9)     AAA/AAA
Reckson Portfolio II (A Note)                   Office        31,032,268        1.3        2.69(10)  41.7(10)      A-/A+
NTSB Academy                                    Office        17,191,817        0.7        1.78      56.9        BBB-/BBB
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           --        $874,465,983       37.3%       1.84X     50.1%          --
===========================================================================================================================

----------
(1.) Calculated based on underwritten net cashflow and debt service constant or interest rate, as applicable.

(2.) Calculated based on Cut-Off Date Balance and the related appraised value.

(3.) S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

(4.) Based on entire 200 Park Avenue Loan Combination (excluding the 200 Park
     Avenue Junior Non-Trust Loan Component). The U/W DSCR and Cut-Off Date LTV
     for the combined 200 Park Avenue Mortgage Loan, 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and 200 Park Avenue Note A2 Non-Trust Loan
     are 1.55x and 48.6%, respectively.

(5.) Based on entire Courtyard by Marriott Portfolio Loan Combination (excluding the Courtyard by Marriott Portfolio Junior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan). The U/W DSCR and
     Cut-Off Date LTV for the combined Courtyard by Marriot Portfolio Mortgage
     Loan, Courtyard by Marriott Portfolio Senior Non-Trust Component and
     Courtyard by Marriott Portfolio Note A2 Non-Trust Loan are 1.48x and 64.2%,
     respectively.

(6.) Based on the Reckson Portfolio I A Note. The U/W DSCR and Cut-Off Date LTV
     for the entire Reckson Portfolio I Loan Combination are 1.52x and 72.5%,
     respectively.

(7.) Based on entire 1166 Avenue of the Americas Loan Combination (excluding the
     1166 Avenue of the Americas Junior Non-Trust Loan Components). The U/W DSCR
     and Cut-Off Date LTV for the entire 1166 Avenue of the Americas Loan
     Combination are 1.36x and 73.1%, respectively.

(8.) Based on the Pooled Portion of the Cherryvale Mall Mortgage Loan. The U/W
     DSCR and Cut-Off Date LTV for the entire Cherryvale Mall Loan are 1.73x and
     60.3%, respectively.

(9.) LTV calculated based on the combined Station Place I Pooled Portion and the
     Station Place I Non-Trust Loan, with an aggregate cut-off date balance of
     $181,733,394. The scheduled debt service utilized for calculating the DSCR above was calculated by adding the first 12 monthly payments due with respect to the Station Place I Pooled Portion and the Station Place I
     Non-Trust Loan, during the first 12 months of the amortization period of the Station Place I Loan Combination. U/W DSCR and Cut-Off Date LTV for the
     entire Station Place I Loan Combination are 1.24x and 69.9%, respectively.

(10.) Based on the Reckson Portfolio II A Note. The U/W DSCR and Cut-Off Date
     LTV for the entire Reckson Portfolio II Loan Combination are 1.62x and
     69.3%, respectively.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       37

                                [GRAPHIC OMITTED]

                                 200 PARK AVENUE
                                  New York, NY

                                [GRAPHIC OMITTED]

                                 200 PARK AVENUE
                                  New York, NY

                                  [MAP OMITTED]

                                 200 PARK AVENUE
                                  New York, NY

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE

Shadow Rating:                   A-/A-(1)

Purpose:                         Acquisition

Cut-Off Date Balance:            $285,131,898

Loan Per Square Foot:            $298(2)

Interest Rate:                   5.4896646% per annum(3)

Maturity Date:                   5/11/2015

Original Term to Maturity:       10 years

Amortization:                    Interest Only

Sponsor:                         Tishman Speyer Real Estate Venture VI, L.P.

Property:                        58-story Class A office building with 2,850,323
                                 square feet of net rentable area and six-level
                                 valet-service parking garage with approximately
                                 249 parking spaces.

Property Manager:                Tishman Speyer Properties, L.P., an affiliate
                                 of the borrower

Location:                        New York, NY

Year Built:                      1963; renovated 1991-1994, 1999-2004

Occupancy:                       100.0% (as of 1/1/2005)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the 200 Park Avenue Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) Takes into account the entire 200 Park Avenue Loan Combination (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component).

(3.) The Interest Rate applies to the 200 Park Avenue Mortgage Loan, the 200
     Park Avenue Note A1 Senior Non-Trust Loan Component and the 200 Park Avenue
     Note A2 Non-Trust Loan (excluding the 200 Park Avenue Note A1 Junior
     Non-Trust Loan Component). The mortgage interest rate for the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component is 5.7651362% and the
     weighted average interest rate for the entire 200 Park Avenue Loan
     Combination is 5.505347%.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       38

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE (CONT.)

                                                    Approx.     Approx. % of    Rent                       Ratings
Major Tenants:       Tenant(1)                    Square Feet   Base Rent(2)   PSF(3)   Lease End Date   S&P/Fitch(4)
                     ---------                    -----------   ------------   ------   --------------   ------------

                     Barclays Bank PLC              333,822         12.0%      $51.50     7/31/2017         AA/AA+
                     Winston & Strawn LLP           335,094         11.8%      $50.25    11/23/2011(5)        NR
                     The Dreyfus Corporation        351,585         10.2%      $41.55     3/31/2019         A+/AA-
                     Gibson Dunn & Crutcher LLP     177,074          9.5%      $76.23     5/31/2006(6)        NR
                     Greenberg Traurig, LLP         241,610          8.4%      $49.36    11/30/2013(7)        NR

                                                                    CUMULATIVE    APPROXIMATE
                                       APPROXIMATE     AS % OF        % OF         EXPIRING       AS % OF        CUMULATIVE %
                                         EXPIRING       TOTAL         TOTAL          BASE        TOTAL BASE        OF TOTAL
Rollover Schedule:         YEAR        SQUARE FEET   SQUARE FEET   SQUARE FEET    REVENUES(8)   REVENUES(8)    BASE REVENUES(8)
                     ---------------   -----------   -----------   -----------   ------------   -----------   -----------------

                          2005(9)          55,034         1.9%          1.9%     $  2,279,342        1.6%             1.6%
                          2006            147,834         5.2           7.1%       12,364,260        8.7             10.3%
                          2007            169,573         5.9          13.1%        9,929,967        7.0             17.2%
                          2008            153,018         5.4          18.4%        7,214,688        5.1             22.3%
                          2009            185,424         6.5          24.9%        7,532,977        5.3             27.5%
                          2010             54,395         1.9          26.8%        2,441,280        1.7             29.2%
                          2011            484,716        17.0          43.9%       24,578,877       17.2             46.5%
                          2012             66,438         2.3          46.2%        4,170,706        2.9             49.4%
                          2013            148,610         5.2          51.4%        6,839,727        4.8             54.2%
                          2014             41,745         1.5          52.9%        2,299,625        1.6             55.8%
                     2015 and beyond    1,343,536        47.1         100.0%       63,165,842       44.2            100.0%
                         Vacant                 0         0.0         100.0%               --         --               --
                                        ---------       -----         -----      ------------      -----            -----
                         TOTAL          2,850,323       100.0%                   $142,817,291      100.0%

----------
(1.) Ranked by approximate percentage of total underwritten base rent.

(2.) Based on underwritten base rental revenues and underwritten in-place base rent.

(3.) Reflects underwritten in-place base rent.

(4.) Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5.) Winston & Strawn LLP's lease expiration consists of 112,951 square feet and
     93,599 square feet expiring November 23 and 30, respectively, in year 2011,
     125,105 square feet expiring 4/30/2007 and 3,439 square feet on a month to month basis.

(6.) Gibson Dunn & Crutcher LLP's lease expiration consists of 131,880 square feet expiring 5/31/2006 and 45,194 square feet expiring 10/31/2011.

(7.) Greenberg Traurig, LLP's lease expiration consists of 148,610 square feet expiring 11/30/2013 and 93,000 square feet expiring 11/30/2021.

(8.) Based on underwritten base rental revenues based on underwritten in-place base rent.

(9.) Includes any month-to-month leases.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       39

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

200 PARK AVENUE (CONT.)

Appraised Value:                 $1,850,000,000 (as of 5/1/2005)

Cut-Off Date LTV:                45.9%(1)

U/W NCF:                         $78,056,834(2)

U/W NCF DSCR:                    1.65x(1)(3)

Ownership Interest:              Fee

Reserves:                        On-going tax and replacement reserves.
                                 Insurance reserves required only if not covered
                                 under sponsor's blanket insurance policy.
                                 Upfront reserves aggregating $25,817,640 for
                                 unfunded tenant allowances, leasing costs
                                 (undisbursed portion of leasing reserve to be
                                 released to lockbox after May 11, 2008, subject
                                 to no event of default and DSCR of 1.50x or
                                 greater, and applied in accordance with loan
                                 documents), required repairs and capital
                                 expenditures. At any time after May 11, 2008,
                                 in the event that (i) there is no continuing
                                 event of default under the 200 Park Avenue
                                 Mortgage Loan, and (ii) the debt service
                                 coverage ratio for the 200 Park Avenue
                                 Mortgaged Property is equal to or greater than
                                 1.50x, then, upon the 200 Park Avenue
                                 Borrower's request, the mortgagee is required
                                 to deposit the remaining capital expenditures
                                 reserve funds into the lockbox and such funds
                                 are to be applied in accordance with the
                                 applicable loan documents.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning from the earlier
                                 of (i) four years from May 4, 2005 and (ii) two
                                 years after the latest date of securitization
                                 of any mortgage loan in the 200 Park Avenue
                                 Loan Combination. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

Mezzanine Debt:                  $275,000,000 co-terminus mezzanine loan (due
                                 5/11/2015) subject to intercreditor agreement
                                 that complies with rating agency guidelines.
                                 Additional junior mezzanine debt may be
                                 permitted.

----------
(1.) Based on a loan amount of $848,763,796 that includes the 200 Park Avenue
     Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust Loan Component
     and the 200 Park Avenue Note A2 Non-Trust Loan (excluding the 200 Park
     Avenue Note A1 Junior Non-Trust Loan Component). The Cut-Off Date LTV for
     the entire 200 Park Avenue Loan Combination is 48.6% and the U/W NCF DSCR
     based on in-place U/W NCF is 1.55x.

(2.) Reflects in-place underwritten net cashflow. Projected underwritten net cashflow based on assumed mark-to-market rent adjustment applied to below-market tenant leases as further adjusted to reflect long-term tenor of current leases and certain other lease-up assumptions is $129,864,120.

(3.) Calculated based on in-place U/W NCF and interest-only payments for the 200
     Park Avenue Mortgage Loan, the 200 Park Avenue Note A1 Senior Non-Trust
     Loan Component and the 200 Park Avenue Note A2 Non-Trust Loan (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan Component) and based on interest rate of 5.4896646% calculated on actual/360 day basis. U/W NCF
     DSCR based on projected underwritten net cashflow and interest-only payments for the 200 Park Avenue Mortgage Loan, the 200 Park Avenue Note A1
     Senior Non-Trust Loan Component and the 200 Park Avenue Note A3 Non-Trust
     Loan (excluding the 200 Park Avenue Note A1 Junior Non-Trust Loan
     Component) is 2.75x. U/W NCF DSCR based on projected underwritten net cashflow for the entire 200 Park Avenue Loan Combination is 2.59x.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       40

                                [GRAPHIC OMITTED]

                         COURTYARD BY MARRIOTT PORTFOLIO
                                     Various

                                  [MAP OMITTED]

                         COURTYARD BY MARRIOTT PORTFOLIO
                                     Various

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO

Shadow Rating:                   A-/A-(1)

Purpose:                         Acquisition

Cut-Off Date Balance:            $177,900,000

Loan Per Room:                   $50,545(2)

Interest Rate:                   5.6903889% per annum(3)

Maturity Date:                   4/11/2015

Original Term to Maturity:       10 years

Amortization:                    24 years, 6 months(4)

Sponsors:                        Marriott International, Inc.; Host Marriott,
                                 L.P.; Sarofim Realty Advisors, Limited
                                 Partnership

Property:                        64 hotels(5) containing an aggregate of 9,443
                                 rooms located in 29 states.

Property Manager:                Courtyard Management Corporation, an affiliate
                                 of the borrower.

Location:                        California (8), Illinois (7), Florida (5),
                                 Alabama (3), New York (2), Maryland (2),
                                 Connecticut (2), Georgia (3), Missouri (2),
                                 Arizona (3), Michigan (2), Colorado (2),
                                 Virginia (2), Texas (3), New Jersey (1),
                                 Tennessee (2), Ohio (2), North Carolina (2),
                                 Pennsylvania (1), Kansas (1), Arkansas (1),
                                 Washington (1), Indiana (1), Kentucky (1),
                                 Oklahoma (1), Minnesota (1), Oregon (1),
                                 Massachusetts (1), South Carolina (1).

Year Built:                      1985-1990; renovated 2003-2005

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the Courtyard by Marriott Portfolio Mortgage Loan in the Trust, its
     credit characteristics are consistent with the obligations that are so rated.

(2.) Takes into account the Courtyard by Marriott Portfolio Mortgage Loan, the
     Courtyard by Marriott Portfolio Note A1 Senior Non-Trust Loan Component and
     the Courtyard by Marriott Note A2 Non-Trust Loan (excluding the Courtyard by Marriott Note A1 Junior Non-Trust Component and the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan).

(3.) The mortgage interest rate applies to the Courtyard by Marriott Portfolio
     Mortgage Loan, the Courtyard by Marriott Portfolio Note A1 Senior Non-Trust
     Loan Component and the Courtyard by Marriott Portfolio Note A2 Non-Trust
     Loan. The mortgage interest rate for the Courtyard by Marriott Portfolio
     Note A1 Junior Non-Trust Loan Component is 5.77399%, and the mortgage interest rate for the Courtyard by Marriott Portfolio Note B Non-Trust Loan
     is 6.1601%. The weighted average mortgage interest rate for the entire
     Courtyard by Marriott Portfolio Loan Combination is 5.7225%.

(4.) Payments of interest only are required through and including the payment date in April 2008. The weighted average amortization term is based on the principal balances of the allocated loan amounts of the Courtyard by
     Marriott Portfolio mortgaged real properties. The allocated loan amounts of the Courtyard by Marriott Portfolio mortgaged real properties amortize on a
     25 year schedule except for the allocated loan amounts for the Courtyard by
     Marriott Fresno mortgaged real property, which amortizes on a 10.5 year schedule, and the Courtyard by Marriott Poughkeepsie mortgaged real property, which amortizes on a 13 year schedule.

(5.) An additional six properties secure the loan. There are no allocated loan amounts for these six properties and the U/W NCF does not include the net cashflow from these properties.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       41

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

Weighted Average Occupancy:      70.4%(1)

Weighted Average ADR:            $99.76(2)

Weighted Average RevPAR:         $70.50(3)

Appraised Value:                 $856,500,000(4) (as of December 2004 - January
                                 2005)

Cut-off Date LTV:                55.7%(5)

U/W NCF:                         $62,624,234(6)

U/W NCF DSCR:                    1.71x(5)(7)

Ownership Interest:              Fee / Leasehold

Release of Properties:           Permitted with defeasance(8)

Substitution of Properties:      Permitted only in the event of casualty or
                                 condemnation at a property.

----------
(1.) Occupancy is the weighted average occupancy of the Courtyard by Marriott
     Portfolio mortgaged real properties (does not include the six "additional collateral" properties) for the trailing 12 months through August 12, 2005, weighted by allocated loan amount per property for the 64 Courtyard by
     Marriott Portfolio Mortgaged Properties.

(2.) ADR is the weighted average daily rate based on average daily rate for each of the Courtyard by Marriott Portfolio mortgaged real properties (does not include the six "additional collateral" properties) for the 12 months ending August 12, 2005, weighted by allocated loan amount per property for the 64 properties.

(3.) RevPAR is the weighted average revenue per available room based on revenue per available room for each of the Courtyard by Marriott Portfolio mortgaged real properties (does not include the six "additional collateral"
     properties) for the 12 months ending August 12, 2005, weighted by allocated loan amount per property for the 64 properties.

(4.) Aggregate of the appraised values of the 64 properties securing the loan
     (does not include the six "additional collateral" properties).

(5.) Based on a loan amount of $477,300,000 that includes the Courtyard by
     Marriott Portfolio Mortgage Loan, the Courtyard by Marriott Portfolio
     Senior Note A1 Non-Trust Loan Component and the Courtyard by Marriott
     Portfolio Note A2 Non-Trust Loan (excluding the Courtyard by Marriott Note
     A1 Junior Non-Trust Loan Component and the Courtyard by Marriott Portfolio
     Note B Non-Trust Loan). The Cut-Off Date LTV for the entire Courtyard by
     Marriott Portfolio Loan Combination is 64.2% and the U/W NCF DSCR based on in-place U/W NCF is 1.48x.

(6.) Reflects in-place underwritten net cashflow. Projected underwritten net cashflow based on assumption of increase in occupancy, ADR and RevPAR is
     $78,636,673.

(7.) Calculated based on in-place U/W NCF and annual debt constant of 7.665% for the Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by
     Marriott Portfolio Note A1 Senior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note A2 Non-Trust Loan (excluding the
     Courtyard by Marriott Note A1 Junior Non-Trust Loan Component and the
     Courtyard by Marriott Portfolio Note B Non-Trust Loan) commencing in year four. U/W DSCR based on projected underwritten net cashflow for the
     Courtyard by Marriott Portfolio Mortgage Loan, the Courtyard by Marriott
     Portfolio Note A1 Senior Non-Trust Loan Component and the Courtyard by
     Marriott Portfolio Note A2 Non-Trust Loan (excluding the Courtyard by
     Marriott Note A1 Junior Non-Trust Loan Component and the Courtyard by
     Marriott Portfolio Note B Non-Trust Loan) is 2.15x. U/W NCF DSCR based on projected underwritten net cashflow for the entire Courtyard by Marriott
     Portfolio Loan Combination is 1.86x.

(8.) In addition to release of properties by defeasance, the six "additional collateral" properties may be released at any time after loan closing.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       42

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

Reserves:                        On-going for taxes and FF&E. Provided Marriott
                                 International, Inc., or a subsidiary is the
                                 manager of the properties, the properties are
                                 covered under Marriott International's
                                 insurance programs, and such programs qualify,
                                 insurance escrows are not required; and, if
                                 ground rent expenses paid by Marriott on behalf
                                 of the borrower, ground rent escrows not
                                 required. Upfront FF&E Reserve of $10,282,033,
                                 and required repairs reserve of $764,161.

Lockbox:                         Hard/Hotel

Prepayment/Defeasance:           Defeasance permitted beginning from the earlier
                                 of (i) three years from March 29, 2005 and (ii)
                                 two years after the latest date of
                                 securitization of any mortgage loan in the
                                 Courtyard by Marriott Portfolio Mortgage Loan
                                 Combination. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

B Note:                          $30,000,000 Courtyard by Marriott Portfolio
                                 Note B Non-Trust Loan.

Mezzanine Debt:                  CBM Mezzanine Borrower Limited Partnership, a
                                 Delaware limited partnership, an owner of
                                 indirect interests in the Courtyard by Marriott
                                 Portfolio Borrower, is the borrower under a
                                 mezzanine loan from Marriott International,
                                 Inc., in the principal amount of $128,942,755,
                                 secured by one or more pledges of direct or
                                 indirect interests in the Courtyard by Marriott
                                 Portfolio Borrower. Further, the Courtyard by
                                 Marriott Portfolio Sponsor has a one-time right
                                 to obtain a loan secured by a pledge of the
                                 direct or indirect ownership interests in CBM
                                 Mezzanine Borrower Limited Partnership, owned
                                 by the Courtyard by Marriott Portfolio Sponsor,
                                 provided that certain conditions are met.

Additional Collateral:           Six hotels located in five states.(1)

----------
(1.) No allocated loan amount attributed to these properties which may be released without penalty or payment.

--------------------------------------------------------------------------------
UBS Investment Bank LOGO]                                        LEHMAN BROTHERS

                                       43

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

COURTYARD BY MARRIOTT PORTFOLIO (CONT.)

COURTYARD BY MARRIOTT PORTFOLIO INFORMATION:

                                                                                                                     ALLOCATED LOAN
LOCATION                  # PROPERTIES  # ROOMS  AGE (YEARS)(1)  OCCUPANCY(2)   ADR(2)  REVPAR(2)  APPRAISED VALUES      AMOUNTS
--------                  ------------  -------  --------------  ------------  -------  ---------  ----------------  --------------

California                      8        1,182          17            71.4%    $104.88    $74.73     $116,300,000     $ 23,786,667
Illinois                        7        1,015          19            69.1     $ 92.10    $63.60       99,800,000       21,359,056
Florida                         5          741          17            71.4     $113.69    $81.22       75,500,000       15,759,890
Alabama                         3          442          19            66.3     $ 96.53    $64.11       42,600,000        9,142,694
New York                        2          294          18            73.8     $120.66    $89.24       42,000,000        8,594,524
Connecticut                     2          294          16            78.1     $109.26    $85.64       34,900,000        7,517,761
Maryland                        2          295          16            74.6     $110.24    $82.26       35,500,000        7,400,296
Missouri                        2          303          17            69.4     $ 96.20    $66.75       32,900,000        7,028,324
Georgia                         3          435          19            65.1     $ 93.34    $60.88       33,000,000        7,008,746
Michigan                        2          295          17            68.2     $103.33    $70.27       30,700,000        6,401,844
Arizona                         3          444          17            71.0     $ 88.10    $61.85       31,700,000        5,786,736
Colorado                        2          304          17            64.2     $ 96.68    $62.04       30,100,000        5,557,124
Virginia                        2          299          17            76.0     $ 91.41    $69.81       26,200,000        5,501,278
Texas                           3          447          16            71.1     $ 89.03    $63.54       23,500,000        4,778,917
Tennessee                       2          290          17            70.8     $ 86.41    $60.82       20,900,000        4,561,558
New Jersey                      1          146          17            81.0     $118.42    $95.90       21,300,000        4,326,628
Ohio                            2          295          17            64.9     $ 86.28    $56.15       19,100,000        4,072,121
North Carolina                  2          298          17            70.2     $ 83.77    $58.85       16,900,000        3,445,640
Pennsylvania                    1          149          17            76.2     $115.52    $88.00       16,300,000        3,386,908
Kansas                          1          149          17            65.8     $ 98.80    $65.03       14,600,000        3,171,556
Arkansas                        1          149          17            66.9     $ 86.24    $57.66       13,000,000        2,799,583
Oklahoma                        1          149          17            71.5     $ 80.48    $57.54       12,700,000        2,760,428
Indiana                         1          146          18            71.0     $ 88.97    $63.16       12,700,000        2,721,273
Kentucky                        1          146          17            62.0     $ 93.00    $57.62       12,700,000        2,682,118
Washington                      1          149          16            71.7     $102.53    $73.49       13,000,000        2,623,386
Minnesota                       1          146          17            69.7     $ 93.68    $65.28       10,300,000        2,094,793
Oregon                          1          149          16            60.7     $ 78.69    $47.75        7,300,000        1,311,358
Massachusetts                   1          146          17            53.4     $ 93.10    $49.72        5,700,000        1,163,719
South Carolina                  1          146          17            67.6     $ 74.50    $50.38        5,300,000        1,155,073
                              ---        -----         ---            ----     -------    ------     ------------     ------------
TOTALS/WEIGHTED AVERAGES       64        9,443          17            70.4%    $ 99.76    $70.50     $856,500,000     $177,900,000

----------
(1.) Weighted average age, weighted by allocated loan amount per property.

(2.) Weighted average for the trailing 12 months through August 12, 2005, weighted by allocated loan amount per property.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       44

                                [GRAPHIC OMITTED]

                               RECKSON PORTFOLIO I
                                     Various

                                [GRAPHIC OMITTED]

                               RECKSON PORTFOLIO I
                                     Various

                                  [MAP OMITTED]

                               RECKSON PORTFOLIO I
                                     Various

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

RECKSON PORTFOLIO I

Shadow Rating:                   BBB-/BBB-(1)

Purpose:                         Refinance

Cut-Off Date Balance:            $122,850,000

Loan Per Square Foot:            $94(2)

Interest Rate:                   5.200% per annum

Maturity Date:                   9/11/2010

Term to Maturity:                5 years

Amortization:                    Interest Only

Sponsor:                         Reckson Australia Operating Company LLC and
                                 Reckson Operating Partnership L.P.

Property:                        9-building, Class A office portfolio containing
                                 1,304,238 square feet.

Property Manager:                Reckson Management Group, Inc.

Location:                        Various: NY, NJ, CT

Year Built:                      1952-1989

Occupancy:                       94.4% (Various)

Major Tenants:                                                             Approx. %                     Lease
                                 Tenant                    Square Feet   of Base Rent   Rent PSF(3)    End Date
                                 ------                    -----------   ------------   -----------   ----------

                                 Radianz U.S. No. 2 Inc.     130,009         7.7%          $16.75      5/14/2011
                                 Amscan Inc.                 120,024         7.7%          $18.12     12/31/2014
                                 Synapse Group Inc.           74,945         5.5%          $20.70      9/30/2016
                                 Clairol Corp.                42,152         4.0%          $26.86      4/30/2007
                                 Philip Morris Mgmt Co.       41,911         4.1%          $27.25      9/30/2010

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) Based solely on the Reckson Portfolio I A Note.

(3.) Reflects underwritten base rent excluding vacant spaces.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       45

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

RECKSON PORTFOLIO I (CONT.)

Appraised Value:                 $270,500,000 (Various)

Cut-Off Date LTV:                45.4%(1)

U/W NCF:                         $15,719,652

Cut-Off Date U/W DSCR:           2.43x(1)(2)

Ownership Interest:              Fee

Reserves:                        Ongoing collections for taxes and insurance. In
                                 lieu of ongoing collections for Tenant
                                 Improvements and Leasing Commissions and
                                 Capital Expenditure Reserves, the Key
                                 Principals, which must maintain $100 million
                                 net worth, will guarantee payment of said
                                 costs.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted one month prior to maturity date.
                                 Partial defeasance permitted for certain
                                 properties (excluding properties designated as
                                 "Core Properties") only provided the borrower
                                 complies with certain partial defeasance
                                 condition, including but not limited to
                                 defeasing an amount equal to 110% of the
                                 allocated loan amount of the property to be
                                 released and certain DSCR requirements. If the
                                 entire outstanding principal balance of the
                                 loan has been defeased in accordance with the
                                 terms of the loan documents, any properties
                                 remaining shall be released from the lien of
                                 the loan documents.

Release of Properties:           Permitted with defeasance as described above

Collateral Substitution:         No

Subordinate Debt:                $73,218,300 Reckson Portfolio I Non-Trust Loan,
                                 which is co-terminus with the first mortgage
                                 and is subject to an intercreditor agreement
                                 that generally complies with rating agency
                                 guidelines.

Future Mezzanine Debt:           Additional mezzanine financing permitted,
                                 subject to certain DSCR and LTV requirements.

----------
(1.) Calculated based on the Reckson Portfolio I A Note. The Cut-Off Date DSCR
     and Cut-Off Date U/W LTV for the entire Reckson Porfolio I Loan Combination are 1.52x and 72.5, respectively.

(2.) Calculated based on interest-only payments based on an interest rate of
     5.200% calculated on an Actual/360 day basis.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       46

                                [GRAPHIC OMITTED]

                           1166 AVENUE OF THE AMERICAS
                                  New York, NY

                                  [MAP OMITTED]

                           1166 AVENUE OF THE AMERICAS
                                  New York, NY

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1166 AVENUE OF THE AMERICAS

Shadow Rating:                   AAA/AAA(1)

Purpose:                         Refinance

Cut-Off Date Balance (A Note
Only):                           $116,000,000

Loan Per Square Foot:            $396(2)

Interest Rate:                   5.701% per annum

Maturity Date:                   10/11/2035(3)

Original Term to Maturity:       13 years, 1 month(3)

Amortization:                    13 years, 1 month(3)

Sponsor:                         Marsh & McLennan Companies, Inc.

Property:                        Multiple commercial condominium units
                                 aggregating 902,232 square feet and a 56.5866%
                                 share of condominium common elements in a
                                 44-story Class A office building with a total
                                 of approximately 1,683,978 square feet of net
                                 rentable area.

Property Manager:                Self-managed(4)

Location:                        New York, NY

Year Built:                      1974; renovated 1995-2001

Occupancy:                       100.0% (as of 9/29/2005)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the 1166 Avenue of the Americas Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) Takes into account the 1166 Avenue of the Americas Mortgage Loan and the
     1166 Avenue of the Americas Senior Non-Trust Loan Components.

(3.) Maturity date reflects stated maturity of the entire 1166 Avenue of the
     Americas Loan Combination which amortizes on a 30-year schedule. Original
     Term to Maturity and Amortization only the 1166 Avenue of the Americas
     Mortgage Loan, which is senior in priority for all principal payments, and is expected to fully amortize in approximately 13 years, 1 month or by
     11/11/2018.

(4.) The overall building is managed by CB Richard Ellis, Inc.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       47

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1166 AVENUE OF THE AMERICAS (CONT.)

                                                                                   Approx.     Approx. % of   Rent
Major Tenants:                   Tenant(1)                                     Square Feet(2)  Base Rent(3)  PSF(4)
                                 ---------                                     --------------  ------------  ------

                                 Marsh & McLennan Companies, Inc. (Sponsor)        902,232       100.0%(3)   $44.01
                                    Primary Tenants
                                    - Marsh USA Inc.                                 (2)          45.2%(6)     (4)
                                    - Marsh & McLennan Companies, Inc.               (2)          32.8%(6)     (4)
                                    - Mercer Human Resources Consulting, Inc.        (2)          15.1%(6)     (4)
                                    - Mercer Management Consulting, Inc.             (2)           5.5%(6)     (4)
                                    - Seabury & Smith, Inc.                          (2)           1.4%(6)     (4)

                                                                                  Lease       Ratings
                                 Tenant(1)                                      End Date   S&P/Fitch(5)
                                 ---------                                     ----------  ------------

                                 Marsh & McLennan Companies, Inc. (Sponsor)    10/11/2035     BBB/BBB
                                    Primary Tenants
                                    - Marsh USA Inc.                           10/11/2035     BBB/BBB
                                    - Marsh & McLennan Companies, Inc.         10/11/2035     BBB/BBB
                                    - Mercer Human Resources Consulting, Inc.  10/11/2035     BBB/BBB
                                    - Mercer Management Consulting, Inc.       10/11/2035     BBB/BBB
                                    - Seabury & Smith, Inc.                    10/11/2035     BBB/BBB

Appraised Value:                 $650,000,000(7) (as of 11/1/2005)

Cut-Off Date LTV:                55.0%(8)

U/W NCF:                         $45,014,186(9)

U/W NCF DSCR:                    1.71x (8)(10)

Ownership Interest:              Fee

Reserves:                        Springing tax and insurance and replacement
                                 reserves. Springing rent reserve in amount
                                 equal to three months rent and springing
                                 monthly common charges reserve.

----------
(1.) Ranked by Sponsor Tenant, Marsh & McLennan Companies, Inc., which master leases 100% of space comprised of multiple condominium units that are leased under five separate Primary Leases to the Primary Tenants which are the Sponsor and four of its operating company subsidiaries. These five primary tenants are ranked by percentage of monthly rent of the Primary
     Leases.

(2.) Reflects aggregate square footage of multiple condominium units leased under Primary Leases, as master-leased by Sponsor Tenant.

(3.) Based on underwritten base rental revenues based on the Sponsor Lease.

(4.) Reflects in-place base rent of the Sponsor Lease. The aggregate in-place base rent of the five Primary Leases is $42.17 psf per annum.

(5.) Credit ratings reflect the rating of the Sponsor company even though the
     Sponsor company may have no obligations under the related lease.

(6.) Reflects percentage of monthly rent of the five Primary Leases.

(7.) Appraised value based on the Sponsor Lease.

(8.) Based on a loan amount of $357,560,000 that includes the 1166 Avenue of the
     Americas Mortgage Loan and the 1166 Avenue of the Americas Senior Non-Trust
     Loan Components (excluding the 1166 Avenue of the Americas Junior Non-Trust
     Loan Components). The Cut-Off Date LTV for the entire 1166 Avenue of the
     Americas Loan Combination is 73.1% and the U/W NCF DSCR is 1.36x.

(9.) Reflects underwritten net cashflow based on the Sponsor Lease.

(10.) Calculated based on U/W NCF and average annual debt constant of 7.381%
     based on annualized average of the monthly P&I payments and monthly interest-only payments applicable to the 1166 Avenue of the Americas
     Mortgage Loan and the 1166 Avenue of the Americas Senior Non-Trust Loan
     Components (excluding the 1166 Avenue of the Americas Junior Non-Trust Loan
     Components) from 11/11/2005 to the expected maturity of the 1166 Avenue of the Americas Mortgage Loan on 11/11/2018.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       48

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

1166 AVENUE OF THE AMERICAS (CONT.)

Lockbox:                         Hard(1)

Prepayment/Defeasance:           Defeasance or prepayment permitted with penalty
                                 beginning two years after securitization.

Partial Releases:                Permitted with penalty at anytime, or with
                                 partial defeasance beginning two years after
                                 securitization.

Mezzanine Debt:                  Future mezzanine financing permitted from and
                                 after 9/29/2020 subject to certain conditions
                                 including combined total debt (including the
                                 mezzanine debt) does not exceed $475 million,
                                 combined DSCR shall not be less than 1.20x,
                                 combined LTV shall not exceed 75%, and subject
                                 to intercreditor agreement that complies with
                                 rating agency guidelines.

----------
(1.) All of the tenants that are making deposits into the lockbox account are affiliates of the 1166 Avenue of the Americas borrowers.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       49

                                [GRAPHIC OMITTED]

                                 CHERRYVALE MALL
                                  Rockford, IL

                                  [MAP OMITTED]

                                 CHERRYVALE MALL
                                  Rockford, IL

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

CHERRYVALE MALL

Shadow Rating:                   AAA/AA(1)

Purpose:                         Refinance

Cut-Off Date Balance:            $84,000,000(2)

Loan Per Square Foot:            $123(3)

Interest Rate:                   5.000% per annum

Maturity Date:                   10/5/2015

Term to Maturity:                10 years

Amortization:                    30 years

Sponsor:                         CBL Holdings I, Inc. ("CBL")

Property:                        Regional mall comprised of 777,211 square
                                 feet(3) of gross leaseable area.

Property Manager:                CBL & Associates Management, Inc.

Location:                        Rockford, IL

Year Built:                      1973; last renovated in 2004

In-Line Sales/SF:                $320(4)

In-Line Cost of Occupancy:       12.1%(4)

Anchors:                         Marshall Field & Company (147,632 square feet),
                                 H.C. Prange Co. (Bergner's) (128,330 square
                                 feet), Sears, Roebuck and Co. (114,118 square
                                 feet; credit rating of BB+/BB), JC Penney
                                 (93,480 square feet, credit rating of
                                 BB+/BB+)(5)

Anchor Sales:                    Marshall Field & Company ($19.5 million), H.C.
                                 Prange Co. (Bergner's) ($22.6 million), Sears,
                                 Roebuck and Co. ($23.6 million), JC Penney
                                 (NAP)(4)(6)

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such rating agency that, in the context of the inclusion of the Cherryvale Mall Pooled Portion in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) Based on the Cherryvale Mall Pooled Portion, which is part of the
     $94,000,000 Cherryvale Mall Mortgage Loan.

(3.) Takes into account the Cherryvale Mall Pooled Portion. Collateral consists of 683,731 square feet.

(4.) Based on the 12 months ending 12/31/2004.

(5.) Credit ratings for anchors are by S&P and Fitch, respectively, and may reflect the rating of the tenant or a guarantor under the lease or REA. JC
     Penney owns their pad and improvements, which are not part of the collateral.

(6.) Anchor sales for Marshall Field & Company, H.C. Prange Co. (Bergner's) and
     Sears, Roebuck and Co. are estimates as reported by the borrower for the year ending 12/31/2004. JC Penney commenced operations at the property in
     2004 and therefore sales history is not available.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       50

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

CHERRYVALE MALL (CONT.)

                                                                                     % In-Line      2004        Lease
Major Tenants:                   Tenant                                Square Feet   Base Rent   Sales PSF    End Date
                                 ------                                -----------   ---------   ---------   ----------

                                 Express, Limited, Bath & Body Works      18,509        4.8%        NAV       1/31/2013
                                 Abercrombie & Fitch                       8,895        2.3%        $223      1/31/2011
                                 Dress Barn                                8,351        1.9%        $274     12/31/2014
                                 DEB                                       8,226        1.3%        NAV       1/31/2015
                                 Victoria's Secret                         6,823        2.1%        $443      1/31/2013

Overall Occupancy:               96.5%(1)

Appraised Value:                 $156,000,000 (as of 8/18/2005)

Cut-Off Date LTV:                53.8%(2)

U/W NCF:                         $10,499,630

Cut-Off U/W NCF DSCR:            1.89x(3)

Ownership Interest:              Fee

Reserves:                        Monthly reserves for real estate taxes and
                                 insurance will only be collected on a monthly
                                 basis following certain trigger events. Monthly
                                 reserves for tenant improvements, leasing
                                 commissions and capital expenditures will only
                                 be collected on a monthly basis following
                                 certain trigger events. If triggered solely by
                                 DSCR event, collections of tenant improvement,
                                 leasing commissions and capital expenditures
                                 will be capped at two years.

Lockbox:                         Hard

Prepayment:                      Defeasance beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted three months prior to maturity date.

Subordinate Financing:           $10,000,000 Cherryvale Mall Non-Pooled Portion.

----------
(1.) The occupancy percentage is based on the actual underwritten occupancy as of 9/20/05. In-line occupancy percentage based on the 9/20/05 rent roll is
     90.8%.

(2.) Based on the Cherryvale Mall Pooled Portion. The cut-off date LTV of the
     Cherryvale Mall Mortgage Loan is 60.3%.

(3.) Calculated based on the projected U/W NCF and annual payments of principal and interest for the Cherryvale Mall Pooled Portion and based on an interest rate of 5.000% calculated on a 30/360 day basis. U/W NCF DSCR for the Cherryvale Mall Mortgage Loan is 1.73x.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       51

                                [GRAPHIC OMITTED]

                                 STATION PLACE I
                                Washington, D.C.

                                [GRAPHIC OMITTED]

                                 STATION PLACE I
                                Washington, D.C.

                                  [MAP OMITTED]

                                 STATION PLACE I
                                Washington, D.C.

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

STATION PLACE I

Shadow Rating:                   AAA/AAA(1)

Purpose:                         Refinance

Cut-Off Date Balance:            $40,360,000(2)

Loan Per Square Foot:            $257(2)

Interest Rate:                   5.5310% per annum

Maturity Date:                   10/11/2015(3)

Term to Maturity:                10 years, 1 Month(3)

Amortization:                    10 years, 1 Month(3)

Sponsors:                        Louis Dreyfus Property Group Inc. and Fisher
                                 Brothers Washington LLC

Property:                        11-story Class A office building containing
                                 approximately 707,483 square feet

Property Manager:                Louis Dreyfus Properties LLC

Location:                        Washington, DC

Year Built:                      2004

Occupancy:                       100%

Major Tenants:                                                                                Approx. %                Lease End
                                 Tenant                                        Square Feet   of Base Rent   Rent PSF     Date
                                 ------                                        -----------   ------------   --------   ---------

                                 United States of America, by the Securities
                                    and Exchange Commission(4)                   704,415        99.6%        $42.57    4/25/2019
                                 Louis Dreyfus Properties LLC(4)                   3,068         0.4%        $41.50    3/31/2010

----------
(1.) S&P and Fitch have confirmed to us that these rating(s) reflect an assessment by each such agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, its credit characteristics are consistent with the obligations that are so rated.

(2.) The cut-off date balance reflects the current balance of the $40,626,606
     Station Place I Pooled Portion of the $245,000,000 Station Place I Loan
     Combination. The loan per square foot is based on the combined Station
     Place I Pooled Portion and the Station Place I Non-Trust Loan with the combined cut-off date balance of $181,733,394.

(3.) Maturity date and original term to maturity above refer to the expected final payment date. Maturity date and original term to maturity reflect the
     Station Place I Pooled Portion only. The $245,000,000 Station Place I Loan
     Combination has an original term of 20 years and amortizes on a 30-year schedule with interest-only payments required for the last three years of the loan.

(4.) Based on the United States of America by Securities and Exchange Commission
     (SEC) and Louis Dreyfus Properties LLC leases.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       52

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

STATION PLACE I (CONT.)

Appraised Value:                 $350,000,000 (as of 6/21/2005)

Cut-Off Date LTV:                51.9%(1)

U/W NCF:                         $20,787,355(2)

Cut-Off U/W NCF DSCR:            1.57x (2)

Ownership Interest:              Fee

Reserves:                        There are no reserves for taxes, insurance and
                                 capital expenditures. In the event the SEC
                                 lease is not extended, tenant improvement and
                                 leasing commission reserves will be collected
                                 as follows: from May 11, 2013 through April 11,
                                 2016, borrower shall deposit $250,000 a month
                                 and (ii) May 11, 2016 through and including
                                 April 11, 2019, borrower shall deposit
                                 $333,333, for a total of $21,000,000 at
                                 expiration of the lease term. If the SEC
                                 extends by an additional 6 years, then in lieu
                                 of the foregoing on September 11, 2022,
                                 September 11, 2023 and September 11, 2024
                                 borrower shall deposit $7,000,000, for a total
                                 of $21,000,000. The borrower may substitute
                                 letters of credit for such reserves.

Lockbox:                         Hard

Prepayment:                      Defeasance beginning after the earlier of (i)
                                 August 23, 2008 and (ii) two years after the
                                 last securitization of any portion of Station
                                 Place I Whole Loan. During the five years prior
                                 to the maturity date of the Station Place I
                                 Whole Loan term, borrower will have the option
                                 to prepay the loan in full along with payment
                                 of a prepayment fee equal to the lesser of (i)
                                 yield maintenance payment and (ii) 5% of the
                                 outstanding principal balance in Year 16, 4% of
                                 the outstanding principal balance in Year 17,
                                 3% of the outstanding principal balance in Year
                                 18, 2% of the outstanding principal balance in
                                 Year 19, and 1% of the outstanding principal
                                 balance in Year 20 (0% during the last 6
                                 months).

----------
(1.) Based on the combined Station Place I Pooled Portion and the Station Place
     I Non-Trust Loan with a combined Cut-Off Date Balance of $ 181,733,394.
     Cut-Off Date LTV for the entire Station Place I Loan Combination is 69.9%.

(2.) The scheduled debt service utilized for calculating the DSCR above was calculated by adding the first 12 monthly payments due with respect to the
     Station Place I Pooled Portion and the Station Place I Non-Trust Loan. Such
     monthly payments are comprised of (i) principal payments computed by allocating all principal payments during the first 121 months of the loan term to the Station Place I Pooled Portion and (ii) interest payments computed by applying the 5.5310% coupon to the outstanding principal balance of the Station Place I Pooled Portion and the Station Place I
     Non-Trust Loan (aggregate original balance of $182,000,000. The resulting loan constant for the Station Place I Pooled Portion and the Station Place
     I Non-Trust Loan is 7.2623%.

(3.) Based on the Station Place I Loan Combination, the U/W DSCR is 1.24x.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       53

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

STATION PLACE I (CONT.)

Close-Out Cost Reserve:          The amount of $19,120,263 was escrowed at
                                 closing, representing approximately 115% of the
                                 estimated aggregate amount of certain project
                                 close-out costs which include retainage and
                                 punch list items.

Extension Rejection Payment:     The Borrower is required to escrow the monthly
                                 amount of $41,666 for 12 months commencing in
                                 both April 2009 and April 2014 in order to make
                                 the two-time $500,000 payments due the SEC,
                                 pursuant to the lease. The funds escrowed may
                                 be replaced with a letter of credit, in
                                 accordance with the mortgage loan
                                 documentation.

Additional Tenant Improvement    During the first year of the lease term, the
Obligation:                      SEC may request additional tenant improvement
                                 payments from the Borrower up to $35 per square
                                 foot. The SEC must repay any additional tenant
                                 improvement payments either (i) on the first
                                 anniversary of the lease, inclusive of a 9%
                                 interest rate or (ii) the rent under the lease
                                 increases such that the additional tenant
                                 improvement payment fully amortizes at a 9%
                                 interest rate over the remaining term of the
                                 lease. The amount of $11,874,835 was escrowed
                                 at closing (which may be substituted with a
                                 letter of credit) in connection with this
                                 obligation. The Sponsors will guaranty the
                                 remaining portion.

Subordinate Financing(1):        $63,000,000 Station Place I Non-Pooled Portion.

Additional Financing:            Additional mezzanine debt permitted (not in
                                 excess of $40,000,000) provided that (i) either
                                 (A) the SEC has extended its lease for an
                                 additional term of thirteen years beyond the
                                 14-year term or (B) Borrower has entered into a
                                 replacement lease with an investment grade
                                 tenant for a term expiring no sooner than seven
                                 years after the maturity date (ii) the
                                 aggregate DSCR shall be at least equal to the
                                 DSCR in effect at closing (iii) the combined
                                 LTV shall not exceed the LTV at closing, (iv) a
                                 rating agency no downgrade letter has been
                                 obtained and (v) an intercreditor agreement
                                 acceptable to the lender has been executed.

----------
(1.) Station Place I Non-Pooled Portion is included in the $245,000,000 Station
     Place I Loan Combination balance. In addition to the Station Place I
     Non-Pooled Portion, the Station Place I Non-Trust Loan does not receive principal payments until the Station Place I Pooled Portion has been paid in full. In the event of default, the Station Place I Pooled Portion and the Station Place I Non-Trust Loan receive all principal payments pro rata and pari passu until they have been paid in full.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       54

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

OTHER SIGNIFICANT MORTGAGE LOANS

                 OTHER SIGNIFICANT MORTGAGE LOAN CHARACTERISTICS

                                                                   PERCENT OF INITIAL             CUT-OFF
                                                    CUT-OFF DATE      MORTGAGE POOL       U/W       DATE
NAME                                PROPERTY TYPE      BALANCE           BALANCE        DSCR(1)    LTV(2)
---------------------------------------------------------------------------------------------------------

99 High Street                          Office      $185,000,000           7.9%         1.24x     67.0%
Mathilda Research Centre (A Note)       Office       110,000,000           4.7          1.50(3)   63.2(3)
Bethesda Towers                         Office        87,210,000           3.7          1.20      68.2
Seth Portfolio(4)                    Multifamily      61,900,000           2.6          1.50      77.1
300 South Wacker                        Office        57,500,000           2.5          1.27      70.1
---------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   --        $501,610,000          21.4%         1.33X     68.0%
=========================================================================================================

----------
(1.) Calculated based on U/W NCF, and debt service constant or interest rate, as applicable.

(2.) Calculated based on Cut-Off Date Balance and the related or estimated appraised value.

(3.) Based on Mathilda Research Centre Mortgage Loan Combination (excluding the
     Mathilda Research Centre Non-Trust Loan). The U/W DSCR and Cut-Off Date LTV
     for the entire Mathilda Research Centre Loan Combination are 1.14x and
     79.9%, respectively.

(4.) The Seth Portfolio is comprised of two cross-collateralized and cross-defaulted mortgage loans in the amount of $35,200,000 (Bayou Park
     Apartments) and $26,700,000 (Sandstone Apartments), each with the same terms including interest rate and other payment terms and maturity date.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       55

                                [GRAPHIC OMITTED]

                                 99 HIGH STREET
                                   Boston, MA

                                [GRAPHIC OMITTED]

                                 99 HIGH STREET
                                   Boston, MA

                                  [MAP OMITTED]

                                 99 HIGH STREET
                                   Boston, MA

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

99 HIGH STREET

Purpose:                         Acquisition

Cut-Off Date Balance:            $185,000,000

Loan Per Square Foot:            $253

Weighted Average Interest
Rate:                            5.5245% per annum

Maturity Date:                   11/11/2015

Original Term to Maturity:       10 years

Amortization:                    Interest Only

Sponsor:                         TIAA-CREF

Property:                        32-story Class A office building with 731,204
                                 square feet of net rentable area and 180-space
                                 underground parking garage.

Property Manager:                Spaulding & Slye, LLC, a third-party manager

Location:                        Boston, MA

Year Built:                      1971; renovated 1992-1995

Occupancy:                       91.6% (as of 6/1/2005)

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       56

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

99 HIGH STREET (CONT.)

                                                                                 Approx.     Approx. % of     Rent
Major Tenants:                   Tenant(1)                                     Square Feet   Base Rent(2)    PSF(3)
                                 ---------                                     -----------   ------------   --------

                                 KPMG LLP                                        153,885         22.8%      $34.18
                                 Nat'l Union Fire Ins. Co. of Pittsburgh, PA      87,815         14.2%      $37.50
                                 AON Risk Services, Inc.                          63,765         10.0%      $36.25
                                 Adams Harkness, Inc.                             50,951          7.9%      $36.00(7)
                                 FEMA                                             48,706          7.3%      $43.15(8)

                                                                                                  Ratings
                                 Tenant(1)                                     Lease End Date   S&P/Fitch(4)
                                 ---------                                     --------------   ------------

                                 KPMG LLP                                        5/31/2010(5)        NR
                                 Nat'l Union Fire Ins. Co. of Pittsburgh, PA     3/31/2009(6)       AA/AA
                                 AON Risk Services, Inc.                         3/31/2008        BBB+/BBB+
                                 Adams Harkness, Inc.                            2/28/2014           NR
                                 FEMA                                           12/14/2008(9)    AAA/AAA(10)

                                                                        CUMULATIVE % OF
                                   APPROXIMATE EXPIRING  AS % OF TOTAL       TOTAL
Rollover Schedule:       YEAR           SQUARE FEET       SQUARE FEET     SQUARE FEET
                    -------------  --------------------  -------------  ---------------

                         2005                    0             0.0%            0.0%
                         2006               28,719             3.9             3.9%
                         2007               14,316             2.0             5.9%
                         2008              113,381            15.5            21.4%
                         2009               90,576            12.4            33.8%
                         2010              144,455            19.8            53.5%
                         2011               25,445             3.5            57.0%
                         2012                    0             0.0            57.0%
                         2013               47,226             6.5            63.5%
                         2014              129,439            17.7            81.2%
                    2015 & beyond           75,981            10.4            91.6%
                        Vacant              61,666             8.4           100.0%
                                           -------           -----           -----
                        TOTAL              731,204           100.0%

                                   APPROXIMATE EXPIRING  AS % OF TOTAL BASE  CUMULATIVE % OF TOTAL
                         YEAR        BASE REVENUES(11)      REVENUES(11)       BASE REVENUES(11)
                    -------------  --------------------  ------------------  ---------------------

                         2005          $         0                0.0%                  0.0%
                         2006              599,614                2.6                   2.6%
                         2007              557,978                2.4                   5.0%
                         2008            4,032,454               17.4                  22.4%
                         2009            3,384,494               14.6                  36.9%
                         2010            5,011,235               21.6                  58.5%
                         2011            1,043,245                4.5                  63.0%
                         2012                    0                0.0                  63.0%
                         2013            2,164,259                9.3                  72.3%
                         2014            4,161,629               17.9                  90.2%
                    2015 & beyond        2,264,546                9.8                 100.0%
                        Vacant                  --                 --                    --
                                       -----------              -----                 -----
                        TOTAL          $23,219,453              100.0%

----------
(1.) Ranked by approximate percentage of total in-place underwritten base rent.

(2.) Based on in-place underwritten base rental revenues.

(3.) Reflects in-place base rent.

(4.) Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5.) KPMG LLP's lease expiration consists of 10,355 square feet expiring
     2/28/2006, 143,530 square feet expiring 5/31/2010. KPMG LLP also leases
     13,998 square feet expiring 2/28/2006 which will not be renewed. This square footage is excluded from KPMG's square feet and related rent is not reflected in in-place underwritten base rent.

(6.) Nat'l Union Fire Ins. Co. of Pittsburgh, PA's lease provides for one, six-year renewal option at fair market value.

(7.) Adams Harkness' lease provides for free rent through July 31, 2006.
     Commencing August 1, 2006, the tenant pays rent as reflected above.

(8.) Reflects current in-place base rent. Commencing 12/15/2005, the FEMA lease provides for a base rent of $34.75 per square foot through expiration, which is reflected in the in-place underwritten base rent.

(9.) FEMA's lease, signed by the United States of America, General Services
     Administration, may be terminated upon 90 days notice.

(10.) Reflects sovereignty rating of United States of America.

(11.) Based on in-place underwritten base rental revenues.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       57

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

99 HIGH STREET (CONT.)

Appraised Value:                 $276,200,000 (as of 8/1/2005)

Cut-Off Date LTV:                67.0%

U/W NCF:                         $12,835,325(1)

Cut-Off Date U/W DSCR:           1.24x(2)

Ownership Interest:              Fee

Reserves:                        Springing tax and, at option of lender,
                                 insurance reserves. Lease termination reserve.

Lockbox:                         Springing Hard

Prepayment/Defeasance:           Defeasance permitted beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted six months prior to scheduled
                                 maturity date.

----------
(1.) Reflects in-place underwritten net cashflow. Projected underwritten net cashflow based on assumed lease-up of a portion of vacant space and assumed mark-to-market rent adjustments applied to both below-market and, where applicable, to above-market tenant leases and certain other lease-up assumptions is $15,591,898.

(2.) Calculated based on in-place U/W NCF and interest-only payments based on an interest rate of 5.5245% calculated on actual/360 day basis. U/W NCF DSCR based on projected underwritten net cashflow is 1.50x.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       58

                                [GRAPHIC OMITTED]

                            MATHILDA RESEARCH CENTRE
                                  Sunnyvale, CA

                                  [MAP OMITTED]

                            MATHILDA RESEARCH CENTRE
                                  Sunnyvale, CA

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

MATHILDA RESEARCH CENTRE

Purpose:                         Acquisition

Cut-Off Date Balance (A Note):   $110,000,000(1)

Loan Per Square Foot:            $259(1)

Interest Rate:                   5.3700%(2) per annum

Maturity Date:                   4/11/2015

Original Term to Maturity:       10 years

Amortization:                    22 years, 2 months (3)

Sponsor:                         Tishman Speyer Real Estate Venture VI, L.P.

Property:                        Class A office complex comprised of three
                                 four-story buildings and an aggregate of
                                 424,825 square feet of net rentable area and
                                 1,484 surface parking spaces.

Property Manager:                Tishman Speyer Properties, L.P., an affiliate
                                 of the borrower.

Location:                        Sunnyvale, CA

Year Built:                      2000-2002

Occupancy:                       100% (as of 4/1/2005)

----------
(1.) Based on the Mathilda Research Centre Mortgage Loan and does not reflect the Mathilda Research Centre Non-Trust Loan.

(2.) The interest rate applies to the Mathilda Research Centre Mortgage Loan.
     The mortgage interest rate for the Mathilda Research Centre B Note is
     7.179397% and the weighted average interest rate for the entire Mathilda
     Research Centre Loan Combination is 5.747500%.

(3.) The loan is interest only for the first three years.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       59

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

MATHILDA RESEARCH CENTRE (CONT.)

                                                                    Approx.
                                                                      % of
                                                           Square     Base     Rent                               Ratings
Major Tenant:                    Tenant(1)                  Feet    Rent(2)   PSF(3)     Lease End Date(4)     S&P/Fitch(5)
                                 ---------                -------   -------   ------   ---------------------   ------------

                                 Juniper Networks, Inc.   424,825    100.0%   $37.02   6/30/2012; 2/14/2013;      BB/NR
                                                                                             5/31/2014

                                                                             CUMULATIVE    APPROXIMATE     AS % OF     CUMULATIVE
                                                 APPROXIMATE     AS % OF        % OF         EXPIRING       TOTAL      % OF TOTAL
                                                  EXPIRING        TOTAL         TOTAL          BASE          BASE         BASE
Rollover Schedule:                    YEAR       SQUARE FEET   SQUARE FEET   SQUARE FEET   REVENUES(6)   REVENUES(6)   REVENUES(6)
                                 -------------   -----------   -----------   -----------   -----------   -----------   -----------

                                  2005 - 2011            0          0.0%          0.0%     $         0        0.0%          0.0%
                                      2012         144,315         34.0          34.0%       5,141,943       32.7          32.7%
                                      2013         122,435         28.8          62.8%       4,673,344       29.7          62.4%
                                      2014         158,075         37.2         100.0%       5,913,586       37.6         100.0%
                                 2015 & beyond           0          0.0         100.0%               0        0.0         100.0%
                                    Vacant               0          0.0         100.0%              --         --            --
                                                   -------        -----         -----      -----------      -----         -----
                                     TOTAL         424,825        100.0%                   $15,728,873      100.0%

----------
(1.) Juniper Networks, Inc. fully leases each of the three buildings comprising the Mathilda Research Centre Mortgaged Property.

(2.) Based on underwritten base rental revenues.

(3.) Reflects overall average in-place base rent.

(4.) The leases provide for two, five-year renewal options at fair market rent upon 9-12 months prior notice.

(5.) NR means not rated.

(6.) Based on underwritten base rental revenues.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       60

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

MATHILDA RESEARCH CENTRE (CONT.)

Appraised Value:                 $174,000,000 (as of 3/22/2005)

Cut-Off Date LTV:                63.2%(1)

U/W NCF:                         $12,746,182

Cut-Off Date U/W DSCR:           1.51x(2)

Ownership Interest:              Fee

Reserves:                        On-going tax and replacement reserves.
                                 Insurance reserves required only if property
                                 not covered under blanket insurance policy. Low
                                 DSCR reserve upon event of default or debt
                                 service coverage ratio less than 1.25x for two
                                 consecutive calendar quarters. Leasing reserve
                                 if Juniper's leases are not renewed or
                                 Juniper's credit rating is less than B- or
                                 equivalent by the rating agencies.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning the earlier of
                                 three years after the closing date or two years
                                 after the latest of (a) the securitization of
                                 the Mathilda Research Centre Mortgage Loan or
                                 (b) the securitization of the Mathilda Research
                                 Centre Non-Trust Loan. Prepayment without
                                 penalty permitted six months prior to scheduled
                                 maturity date.

B Note:                          $29,000,000 Mathilda Research Centre Non-Trust
                                 Loan will be held by an institutional investor.
                                 The Mathilda Research Centre Non-Trust Loan
                                 will not be included in the LB-UBS 2005-C7
                                 Trust.

----------
(1.) Based solely on the Cut-off Date Balance of Mathilda Research Centre
     Mortgage Loan, without regard to the Mathilda Research Centre Non-Trust
     Loan. The Cut-off Date LTV of the entire Mathilda Research Centre Loan
     Combination is 79.9%.

(2.) Calculated based solely on the U/W NCF DSCR of the Mathilda Research Centre
     Mortgage Loan and does not take into account the Mathilda Research Centre
     Non-Trust Loan. The U/W NCF DSCR of the entire Mathilda Research Centre
     Loan Combination is 1.14x taking into account the Mathilda Research Centre
     Non-Trust Loan and treating the Mathilda Research Centre Loan Combination as a single underlying mortgage loan.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       61

                                [GRAPHIC OMITTED]

                                 BETHESDA TOWERS
                                  Bethesda, MD

                                  [MAP OMITTED]

                                 BETHESDA TOWERS
                                  Bethesda, MD

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

BETHESDA TOWERS

Purpose:                         Acquisition

Cut-Off Date Balance:            $87,210,000

Loan Per Square Foot:            $164

Interest Rate:                   6.215% per annum

Maturity Date:                   11/11/2010

Original Term to Maturity:       5 years

Amortization:                    Interest Only

Sponsor:                         Moore Development Company, Lloyd W. Moore, and
                                 Urdang Capital Management, Inc., as managers
                                 for Honeywell International Inc. Master Pension
                                 Trust.

Property:                        3-building Class B office property containing
                                 approximately 532,904 square feet

Property Manager:                Moore & Associates, Inc.

Location:                        Bethesda, MD

Year Built:                      1973-1977, renovated 2000

Percent Leased:                  71.2%(1)

                                                                                Approx. %   Rent   Lease End  Ratings
Major Tenants:                   Tenant                                         Square Feet of Base Rent   PSF     Date    S&P/Fitch
                                 ------                                         ----------- ------------ ------ ---------- ---------

                                 GSA - U.S. Consumer Product Safety Commission    113,839       30.5%    $29.74  8/25/2013   NR/NR
                                 GSA - Health & Human Services(1)                 100,872       27.4%    $30.12  8/26/2008   NR/NR
                                 Discovery Communications Inc.                     33,306       10.1%    $33.62 12/31/2008   NR/NR
                                 Nextel Communications of the Mid-Atlantic Inc.    18,085        4.9%    $30.08  4/17/2008  A-/BBB+
                                 First Washington Realty Inc.(2)                   18,622        4.5%    $26.68  6/30/2008   NR/NR

----------
(1.) Occupancy Percentage, U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from GSA - Health & Human Services, which leases 100,872 square feet, of which 92,130 square feet is currently dark. GSA - Health &
     Human Services continues to make rental payments under its lease. Excluding the entire GSA - Health & Human Services space, the property is 52.3%
     occupied. Additionally, GSA - Health & Human Services may terminate its lease after August 27, 2006 with 120 days prior notice.

(2.) First Washington Realty Inc. which leases 18,622 square feet, occupies multiple spaces at the property, with lease expiration dates as follows:
     14,742 square feet expiring on June 30, 2008; and two separate leases of
     2,130 square feet and 1,750 square feet leasing space on a month to month basis.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       62

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

BETHESDA TOWERS (CONT.)

Appraised Value:                 $127,800,000 (as of 6/1/2005)

Cut-Off Date LTV:                68.2%

U/W NCF:                         $6,595,165(1)

Cut-Off Date U/W DSCR:           1.20x(1)

Ownership Interest:              Fee

Reserves:                        Reserves for real estate taxes and insurance
                                 will be collected on a monthly basis. An
                                 upfront reserve in the amount of $5,000,000 for
                                 TI and LC will be collected at closing. If the
                                 balance in the TI and LC reserve account falls
                                 below $2,000,000, monthly deposits of $44,409
                                 will be collected. Additionally, borrower will
                                 be required to deposit an upfront reserve in
                                 the amount of $1,376,295, which represents
                                 facade work that remains to be completed.

Lockbox:                         Hard

Prepayment/Yield Maintenance:    The loan will be locked out for seven months;
                                 thereafter, borrower will have the option to
                                 prepay the loan in full along with payment of a
                                 prepayment fee equal to (i) the Yield
                                 Maintenance premium as defined in the mortgage
                                 loan documentation if the prepayment occurs
                                 prior to November 11, 2008 (ii) 2% of the
                                 outstanding principal balance on or after
                                 November 11, 2008 and prior to November 11,
                                 2009, and 1% of the outstanding principal
                                 balance on or after November 11, 2009 and prior
                                 to August 11, 2010 (0% during the last 3
                                 months).

----------
(1.) U/W Net Cash Flow and U/W NCF DSCR were calculated including rent from GSA
     - Health & Human Services, which leases 100,872 square feet, of which
     92,130 square feet is currently dark. GSA - Health & Human Services continues to make rental payments under its lease. Excluding the entire GSA
     - Health & Human Services space, the property is 52.3% occupied.
     Additionally, GSA - Health & Human Services may terminate its lease after
     August 27, 2006 with 120 days prior notice.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       63

                                [GRAPHIC OMITTED]

                                 SETH PORTFOLIO
                                   Various, TX

                                  [MAP OMITTED]

                                 SETH PORTFOLIO
                                   Various, TX

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

SETH PORTFOLIO(1)

Purpose:                         Refinance

Cut-Off Date Balance:            $61,900,000

Loan Per Unit:                   $45,641(2)

Interest Rate:                   5.205%

Maturity Date:                   8/11/2010

Term to Maturity:                5 years

Amortization:                    Interest Only

Sponsors:                        John Foresi and Andrew Stewart, and an
                                 affiliate of Lehman Brothers Holdings Inc.

Property:                        Portfolio of two apartment properties known as
                                 Bayou Park Apartments and Sandstone Apartments,
                                 containing an aggregate of 98, two and
                                 three-story buildings with an aggregate of
                                 1,384 residential units (41 studio units, 876
                                 one-bedroom units, 453 two-bedroom units and 14
                                 three-bedroom units) and approximately 2,202
                                 on-site parking spaces.

Property Manager:                Venterra Realty Management Company, Inc., an
                                 affiliate of the borrower.

Location:                        Houston, TX (Bayou Park Apartments); Pasadena,
                                 TX (Sandstone Apartments)

Year Built:                      Bayou Park Apartments: 1970; renovated
                                 2001-2005. Sandstone Apartments: 1978-1979.

Occupancy:                       95.0% (as of 7/1/2005)(3)

----------
(1.) The Seth Portfolio is comprised of two cross-collateralized and cross-defaulted mortgage loans in the amount of $35,200,000 (Bayou Park
     Apartments) and $26,700,000 (Sandstone Apartments), each with substantially the same terms including interest rate and other payment terms and concurrent maturity date.

(2.) Weighted average loan per unit based on loan amounts.

(3.) Weighted average based on loan amounts and 94.8% occupancy for Bayou Park
     Apartments and 95.3% occupancy for Sandstone Apartments.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       64

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

SETH PORTFOLIO (CONT.)

Appraised Value:                 $80,350,000 (as of 6/29/2005)(1)

Cut-Off Date LTV:                77.1%(2)

U/W NCF:                         $4,900,889(3)

Cut-Off Date U/W DSCR:           1.50x(4)

Ownership Interest:              Fee

Reserves:                        On-going tax, insurance and replacement
                                 reserves. Upfront aggregate $212,919 deferred
                                 maintenance reserves. Additional required
                                 repair reserve of $100,923 related to Bayou
                                 Park Apartments loan.

Lockbox:                         Springing Soft

Prepayment/Defeasance:           Defeasance permitted beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

Partial Releases:                Permitted with defeasance

Mezzanine Debt:                  $4,450,000 co-terminus mezzanine loan (due
                                 8/11/2010) subject to intercreditor agreement
                                 that complies with rating agency guidelines.

----------
(1.) Aggregate value based on appraised value of $46,250,000 for Bayou Park
     Apartments and $34,100,000 for Sandstone Apartments.

(2.) Weighted average based on loan amounts and 76.1% LTV for Bayou Park
     Apartments and 78.3% LTV for Sandstone Apartments.

(3.) Aggregate underwritten net cashflow comprised of $2,780,379 for Bayou Park
     Apartments and $2,120,510 for Sandstone Apartments.

(4.) Weighted average based on loan amounts and underwritten debt service coverage ratio of 1.50x for each of Bayou Park Apartments and Sandstone
     Apartments and calculated based on underwritten net cashflow for Bayou Park
     Apartments and Sandstone Apartments as described in footnote 3 above, and interest-only payments at interest rate of 5.205% calculated on actual/360 day basis.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       65

                                [GRAPHIC OMITTED]

                                300 SOUTH WACKER
                                   Chicago, IL

                                  [MAP OMITTED]

                                300 SOUTH WACKER
                                   Chicago, IL

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

300 SOUTH WACKER

Purpose:                         Acquisition

Cut-Off Date Balance:            $57,500,000

Loan Per Square Foot:            $112

Interest Rate:                   5.354% per annum

Maturity Date:                   8/11/2015

Term to Maturity:                10 years

Amortization:                    30 years(1)

Sponsor:                         Broadway Investment Domestic REIT and Broadway
                                 Investment REIT

Property:                        36-story office building with 512,354 square
                                 feet of net rentable area with an 18-space
                                 executive parking garage.

Property Manager:                Broadway Real Estate Services, LLC(2), an
                                 affiliate of the borrower

Location:                        Chicago, IL

Year Built:                      1971; renovated 1990

Occupancy:                       87.1% (as of 7/1/2005)

----------
(1.) Interest only during first five years.

(2.) Broadway Real Estate Services, LLC has sub-managed the property to Lincoln
     Property Company Commercial, Inc., a third-party manager.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       66

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

300 SOUTH WACKER (CONT.)

                                                                                   Approx.
                                                                         Approx.    % of
                                                                          Square    Base      Rent                       Ratings
Major Tenants:                   Tenant(1)                                Feet     Rent(2)   PSF(3)   Lease End Date   S&P/Fitch(4)
                                 ---------                               -------   -------   ------   --------------   ------------

                                 Wayne Hummer Investments, L.L.C.         48,102    14.0%    $19.85    10/31/2007(5)        NR
                                 McDonnell Boehnen Hulbert & Berghoff     60,782    13.7%    $15.38    10/31/2014(6)        NR
                                 Howard Johnson & Company                 22,837     6.8%    $20.46    11/30/2008(5)      A+/AA-
                                 Franczek & Sullivan P.C.                 30,252     6.8%    $15.38     8/31/2014(7)        NR
                                 Globetrotters Engineering Corporation    27,656     5.7%    $14.04    10/31/2012(5)        NR

                                                                             CUMULATIVE    APPROXIMATE                 CUMULATIVE
                                                 APPROXIMATE     AS % OF        % OF        EXPIRING       AS % OF     % OF TOTAL
                                                  EXPIRING        TOTAL         TOTAL         BASE       TOTAL BASE        BASE
Rollover Schedule:                    YEAR       SQUARE FEET   SQUARE FEET   SQUARE FEET   REVENUES(8)   REVENUES(8)   REVENUES(8)
                                 -------------   -----------   -----------   -----------   -----------   -----------   -----------

                                     2005(9)        17,375          3.4%         3.4%       $  180,313       2.6%          2.6%
                                     2006           15,935          3.1          6.5%          120,648       1.8           4.4%
                                     2007           79,957         15.6         22.1%        1,419,063      20.8          25.2%
                                     2008           82,812         16.2         38.3%        1,443,843      21.1          46.3%
                                     2009           64,920         12.7         50.9%          961,753      14.1          60.4%
                                     2010           46,814          9.1         60.1%          632,129       9.3          69.6%
                                     2011           22,225          4.3         64.4%          300,038       4.4          74.0%
                                     2012           27,656          5.4         69.8%          388,290       5.7          79.7%
                                     2013            2,785          0.5         70.4%           92,775       1.4          81.1%
                                     2014           66,643         13.0         83.4%        1,016,020      14.9          95.9%
                                 2015 & beyond      19,029          3.7         87.1%          278,098       4.1         100.0%
                                     Vacant         66,203         12.9        100.0%               --        --            --
                                 -------------     -------        -----        -----        ----------     -----         -----
                                     TOTAL         512,354        100.0%                    $6,832,969     100.0%

----------
(1.) Ranked by approximate percentage of total in-place underwritten base rent.

(2.) The percentages of total base rent are based on in-place underwritten base rental revenues.

(3.) Reflects in-place base rent.

(4.) Credit ratings may reflect the rating of the parent company even though the parent company may have no obligations under the related lease. NR means not rated.

(5.) Wayne Hummer Investments, L.L.C., Globetrotters Engineering Corporation and
     Howard Johnson & Company each have one, five-year renewal option.

(6.) McDonnell Boehnen Hulbert & Berghoff has two, five-year renewal options and an on-going option to terminate one full floor only at any time upon 12 months prior notice and payment of a termination fee.

(7.) Franczek Sullivan P.C. has one, five-year renewal option and a one-time option to terminate its lease at any time after September 1, 2009 with 12 months prior notice and payment of a termination fee.

(8.) Based on underwritten gross base rental revenues assuming 100% occupancy as adjusted to reflect underwritten base rental revenues excluding vacant space lease-up assumption.

(9.) Includes any month-to-month tenants.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       67

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

300 SOUTH WACKER (CONT.)

Appraised Value:                 $82,000,000 (as of 6/3/2005)

Cut-Off Date LTV:                70.1%

U/W NCF:                         $4,912,054

Cut-Off Date U/W DSCR:           1.27x(1)

Ownership Interest:              Fee

Reserves:                        On-going reserves for taxes and insurance.
                                 Upfront TI/LC reserve of $3,000,000 for future
                                 leasing expenses and $1,731,796 for unfunded
                                 landlord obligations. Upfront free rent reserve
                                 account of $1,881,596 for contractual rent
                                 abatements. Borrower is required to deposit all
                                 lease termination payments after the first
                                 $25,000 of such payments. On-going reserves for
                                 TI/LC reserves of $41,000 per month and
                                 replacement reserves of $10,674 per month.

Lockbox:                         Hard

Prepayment/Defeasance:           Defeasance permitted beginning two years after
                                 securitization. Prepayment without penalty
                                 permitted three months prior to Maturity Date.

Mezzanine Debt:                  $4,500,000 co-terminus mezzanine loan (due
                                 8/11/2015) subject to intercreditor agreement
                                 that complies with rating agency guidelines.

----------
(1.) Calculated based on U/W NCF and annual debt constant of 6.7040% commencing year six.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       68

Investment Grade and Significant Mortgage Loans
--------------------------------------------------------------------------------
                                 INVESTMENT GRADE AND SIGNIFICANT MORTGAGE LOANS

TOP TEN LOANS

                          TOP TEN LOAN CHARACTERISTICS

                                                                                        PERCENT OF             CUT-OFF
                                                           NUMBER OF   CUT-OFF DATE      INITIAL        U/W      DATE      S&P/
NAME                                       PROPERTY TYPE  PROPERTIES      BALANCE     MORTGAGE POOL   DSCR(1)   LTV(2)   FITCH(3)
---------------------------------------------------------------------------------------------------------------------------------

200 Park Avenue (A3 Note)                      Office          1      $  285,131,898      12.2%      1.65x(4)  45.9%(4)   A-/A-
99 High Street                                 Office          1         185,000,000       7.9       1.24      67.0        NR
Courtyard by Marriott Portfolio (A3 Note)       Hotel         64         177,900,000       7.6       1.71(5)   55.7(5)    A-/A-
Reckson Portfolio I (A Note)                   Office          9         122,850,000       5.2       2.43(6)   45.4(6)  BBB-/BBB-
1166 Avenue of the Americas (A Note)           Office          1         116,000,000       4.9       1.71(7)   55.0(7)   AAA/AAA
Mathilda Research Centre (A Note)              Office          1         110,000,000       4.7       1.50(8)   63.2(8)      NR
Bethesda Towers                                Office          1          87,210,000       3.7       1.20      68.2         NR
Cherryvale Mall (Pooled Portion)           Regional Mall       1          84,000,000       3.6       1.89(9)   53.8(9)    AAA/AA
Seth Portfolio                              Multifamily        2          61,900,000       2.6       1.50      77.1         NR
300 South Wacker                               Office          1          57,500,000       2.5       1.27      70.1         NR
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                          --           82      $1,287,491,898      54.9%      1.63X     57.1%        --
=================================================================================================================================

----------
(1.) Calculated based on underwritten net cashflow and debt service constant or interest rate, as applicable.

(2.) Calculated based on Cut-Off Date Balance and the related appraised value.

(3.) S&P and Fitch have confirmed to us that the ratings in this column reflect an assessment by each such rating agency that, in the context of the inclusion of the subject Mortgage Loan in the Trust, the credit characteristics of that Mortgage Loan are consistent with the obligations that are so rated.

(4.) Based on the entire 200 Park Avenue Loan Combination (excluding the 200
     Park Avenue Note A1 Junior Non-Trust Component). The U/W DSCR and Cut-Off
     Date LTV for the combined 200 Park Avenue Mortgage Loan, 200 Park Avenue
     Note A1 Senior Non-Trust Loan Component and 200 Park Avenue Note A2
     Non-Trust Loan are 1.55x and 48.6%, respectively.

(5.) Based on the combined Courtyard by Marriott Portfolio Loan Combination
     (excluding the Courtyard by Marriott Portfolio Junior Non-Trust Component
     and the Courtyard by Marriott Portfolio Note B Non-Trust Loan). The U/W
     DSCR and Cut-Off Date LTV for the entire Courtyard by Marriot Portfolio
     Mortgage Loan, Courtyard by Marriott Portfolio Senior Non-Trust Component
     and Courtyard by Marriott Portfolio Note A2 Non-Trust Loan are 1.48x and
     64.2%, respectively.

(6.) Based on the Reckson Portfolio I A Note. The U/W DSCR and Cut-Off Date LTV
     for the entire Reckson Portfolio I Loan Combination are 1.52x and 72.5%,
     respectively.

(7.) Based on entire 1166 Avenue of the Americas Loan Combination (excluding the
     1166 Avenue of the Americas Non-Trust Junior Loan Certificates). The U/W
     DSCR and Cut-Off Date LTV for the entire 1166 Avenue of the Americas Loan
     Combination are 1.36x and 73.1%, respectively.

(8.) Based on Mathilda Research Centre Mortgage Loan (excluding the Mathilda
     Research Centre Non-Trust Loan). The U/W DSCR and Cut-Off Date LTV for the
     entire Mathilda Research Centre Loan Combination are 1.14x and 79.9%,
     respectively.

(9.) Based on the Pooled Portion of the Cherryvale Mall Mortgage Loan. The U/W
     DSCR and Cut-Off Date LTV for the entire Cherryvale Mall Senior Pooled
     Portion without regard to Cherryvale Mall Junior Non-Pooled Portion are
     1.73x and 60.3%, respectively.

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       69

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                                              INVESTOR REPORTING

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Investor Reporting
--------------------------------------------------------------------------------
                                                              INVESTOR REPORTING

Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information.
Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that are required to be made available to Certificateholders:

    NAME OF REPORT                        DESCRIPTION (INFORMATION PROVIDED)
    ----------------------------------------------------------------------------
1   Distribution Date Statements          Principal and interest distributions,
                                             principal balances

2   Mortgage Loan Status Report           Portfolio stratifications

3   Comparative Financial Status Report   Revenue, NOI, DSCR to the extent
                                             available

4   Delinquent Loan Status Report         Listing of delinquent Mortgage Loans

5   Historical Loan Modification &
       Corrected Mortgage Loan Report     Information on modified Mortgage Loans

6   Historical Liquidation Report         Net liquidation proceeds and realized
                                             losses

7   REO Status Report                     NOI and value of REO

8   Servicer Watch List                   Listing of loans in jeopardy of
                                             becoming specially serviced

9   Loan Payoff Notification Report       Listing of loans that have given
                                             notice of intent to payoff

--------------------------------------------------------------------------------
[UBS Investment Bank LOGO]                                       LEHMAN BROTHERS

                                       70

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                  STRUCTURED ASSET SECURITIES CORPORATION II,
                                 THE DEPOSITOR
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                              ISSUABLE IN SERIES

     Our name is Structured Asset Securities Corporation II. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

             THE OFFERED CERTIFICATES:                                         THE TRUST ASSETS:
 The offered certificates will be issuable in series. Each    The assets of each of our trusts will include--
 series of offered certificates will--
                                                              o   mortgage loans secured by first and junior liens on,
 o   have its own series designation,                             or security interests in, various interests in
 o   consist of one or more classes with various                  commercial and multifamily real properties,
     payment characteristics,                                 o   mortgage-backed securities that directly or
 o   evidence beneficial ownership interests in a trust           indirectly evidence interests in, or are directly or
     established by us, and                                       indirectly secured by, those types of mortgage
 o   be payable solely out of the related trust assets.           loans, or
                                                              o   some combination of those types of mortgage
 No governmental agency or instrumentality will insure            loans and mortgage-backed securities.
 or guarantee payment on the offered certificates.
 Neither we nor any of our affiliates are responsible for     Trust assets may also include letters of credit, surety
 making payments on the offered certificates if               bonds, insurance policies, guarantees, reserve funds,
 collections on the related trust assets are insufficient.    guaranteed investment contracts, interest rate exchange
                                                              agreements, interest rate cap or floor agreements,
                                                              currency exchange agreements, or other similar
                                                              instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters'
compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS
 PROSPECTUS, AS WELL AS THOSE SET
 FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST 15, 2005.

                                                                               PAGE
                                                                              -----

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus is part of that registration statement, but the registration statement contains additional information. Our registration statement and the exhibits to it may be read and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street,
N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at
http://www.sec.gov.

     All documents that are subsequently filed for the related trust pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as
amended, prior to the termination of an offering of certificates by this prospectus, shall be deemed incorporated by reference into this prospectus.
Upon written or oral request, we will provide, at no charge, to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference and that have not been delivered with the prospectus. All requests should be directed to
Structured Asset Securities Corporation II, 745 Seventh Avenue, New York, New
York 10019. Our main telephone number is 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE.....................  Structured Asset Securities Corporation II.
                                 We are a Delaware corporation. Our principal
                                 offices are located at 745 Seventh Avenue, New
                                 York, New York 10019. Our main telephone number
                                 is 212-526-7000. See "Structured Asset
                                 Securities Corporation II."

THE SECURITIES BEING OFFERED...  The securities that will be offered by this prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES...................  We may not publicly offer all the mortgage pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS........  In general, a pooling and servicing agreement or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o the issuance of each series of offered
                                   certificates,

                                 o the creation of and transfer of assets to the
                                   related trust, and

                                 o the servicing and administration of those
                                   assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust
                                 relating to each series of offered
                                 certificates. In addition, we will transfer or
                                 arrange for the transfer of the initial trust
                                 assets to that trust.

                                 In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o a master servicer that will generally be
                                   responsible for performing customary
                                   servicing duties with respect to those
                                   mortgage loans that are not defaulted,
                                   nonperforming or otherwise problematic in
                                   any material respect, and

                                 o a special servicer that will generally be
                                   responsible for servicing and administering
                                   those mortgage loans that are defaulted,
                                   nonperforming or otherwise problematic in
                                   any material respect and real estate assets
                                   acquired as part of the related trust with
                                   respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS................  The trust assets with respect to any series of offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership, leasehold or other interest(s) of
                                 the related borrower or another person in or
                                 with respect to one or more commercial or
                                 multifamily real properties. In particular,
                                 those properties may include:

                                 o rental or cooperatively-owned buildings
                                   with multiple dwelling units;

                                 o retail properties related to the sale of
                                   consumer goods and other products, or
                                   related to providing entertainment,
                                   recreational or personal services, to the
                                   general public;

                                 o office buildings;

                                 o hospitality properties;

                                 o casino properties;

                                 o health care-related facilities;

                                 o industrial facilities;

                                 o warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                                 o restaurants, taverns and other establishments
                                   involved in the food and beverage industry;

                                 o manufactured housing communities, mobile
                                   home parks and recreational vehicle parks;

                                 o recreational and resort properties;

                                 o arenas and stadiums;

                                 o churches and other religious facilities;

                                 o parking lots and garages;

                                 o mixed use properties;

                                 o other income-producing properties; and/or

                                 o unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that is fixed over its
                                   term, that resets on one or more specified
                                   dates or that otherwise adjusts from time to
                                   time;

                                 o may provide for the accrual of interest at a
                                   mortgage interest rate that may be converted
                                   at the borrower's election from an adjustable
                                   to a fixed interest rate or from a fixed to
                                   an adjustable interest rate;

                                 o may provide for no accrual of interest;

                                 o may provide for level payments to stated
                                   maturity, for payments that reset in amount
                                   on one or more specified dates or for
                                   payments that otherwise adjust from time to
                                   time to accommodate changes in the mortgage
                                   interest rate or to reflect the occurrence of
                                   specified events;

                                 o may be fully amortizing or, alternatively,
                                   may be partially amortizing or nonamortizing,
                                   with a substantial payment of principal due
                                   on its stated maturity date;

                                 o may permit the negative amortization or
                                   deferral of accrued interest;

                                 o may prohibit some or all voluntary
                                   prepayments or require payment of a premium,
                                   fee or charge in connection with those
                                   prepayments;

                                 o may permit defeasance and the release of real
                                   property collateral in connection with that
                                   defeasance;

                                 o may provide for payments of principal,
                                   interest or both, on due dates that occur
                                   monthly, bi-monthly, quarterly,
                                   semi-annually, annually or at some other
                                   interval; and/or

                                 o may have two or more component parts, each
                                   having characteristics that are otherwise
                                   described in this prospectus as being
                                   attributable to separate and distinct
                                   mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool,
                                 by balance.

                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus
                                 supplement, no governmental agency or
                                 instrumentality will guarantee or insure
                                 repayment of any of the mortgage loans
                                 underlying a series of offered certificates.
                                 See "Description of the Trust Assets--Mortgage
                                 Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o the security has been registered under the
                                   Securities Act of 1933, as amended, or

                                 o we would be free to publicly resell the
                                   security without registration.

                                 See "Description of the Trust Assets--Mortgage-
                                 Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or
                                 exceed the initial total outstanding principal
                                 balance of the related series of certificates.
                                 In the event that the total outstanding
                                 principal balance of the related mortgage
                                 assets initially delivered by us to the
                                 related trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for
                                 the deposit of cash or liquid investments on
                                 an interim basis with the related trustee to
                                 cover the shortfall. For 90 days following the
                                 date of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments
                                 if we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall,
                                 any of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related trustee will be used by the related
                                 trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.....  If so specified in the related prospectus supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o cash that would be applied to pay down the
                                   principal balances of certificates of that
                                   series; and/or

                                 o other mortgage loans or mortgage-backed
                                   securities that--

                                   1. conform to the description of mortgage
                                      assets in this prospectus, and

                                   2. satisfy the criteria set forth in the
                                      related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply
                                 collections on the mortgage assets underlying
                                 a series of offered certificates to acquire
                                 new mortgage loans or mortgage-backed
                                 securities that--

                                 1. conform to the description of mortgage
                                    assets in this prospectus, and

                                 2. satisfy the criteria set forth in the
                                    related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current

                                 rating assigned by any rating agency to any
                                 class of affected offered certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus
                                 supplement, a certificateholder of a series of
                                 certificates that includes offered
                                 certificates may exchange the certificates it
                                 holds for one or more of the mortgage loans or
                                 mortgage-backed securities constituting part
                                 of the mortgage pool underlying those
                                 certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES...................  An offered certificate may entitle the holder to receive:

                                 o a stated principal amount;

                                 o interest on a principal balance or notional
                                   amount, at a fixed, variable or adjustable
                                   pass-through rate;

                                 o specified, fixed or variable portions of
                                   the interest, principal or other amounts
                                   received on the related mortgage assets;

                                 o payments of principal, with disproportionate,
                                   nominal or no payments of interest;

                                 o payments of interest, with disproportionate,
                                   nominal or no payments of principal;

                                 o payments of interest or principal that
                                   commence only as of a specified date or only
                                   after the occurrence of specified events,
                                   such as the payment in full of the interest
                                   and principal outstanding on one or more
                                   other classes of certificates of the same
                                   series;

                                 o payments of principal to be made, from time
                                   to time or for designated periods, at a rate
                                   that is--

                                   1. faster and, in some cases, substantially
                                      faster, or

                                   2. slower and, in some cases, substantially
                                      slower,

                                   than the rate at which payments or other
                                   collections of principal are received on the
                                   related mortgage assets;

                                 o payments of principal to be made, subject to
                                   available funds, based on a specified
                                   principal payment schedule or other
                                   methodology; or

                                 o payments of all or part of the prepayment
                                   or repayment premiums, fees and charges,
                                   equity participations payments or other
                                   similar items received on the related
                                   mortgage assets.

                                 Any class of offered certificates may be
                                 senior or subordinate to one or more other
                                 classes of certificates of the same series,
                                 including a non-offered class of certificates
                                 of that series, for purposes of some or all
                                 payments and/or allocations of losses.

                                 A class of offered certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See
                                 "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, a credit derivative or a reserve
                                 fund. We will describe the credit support, if
                                 any, for each class of offered certificates in
                                 the related prospectus supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o guaranteed investment contracts in accordance
                                   with which moneys held in the funds and
                                   accounts established with respect to those
                                   offered certificates will be invested at a
                                   specified rate;

                                 o interest rate exchange agreements, interest
                                   rate cap or floor agreements, or other
                                   agreements and arrangements designed to
                                   reduce the effects of interest rate
                                   fluctuations on the related mortgage assets
                                   or on one or more classes of those offered
                                   certificates; or

                                 o currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate
                                   fluctuations with respect to the related
                                   mortgage assets and one or more classes of
                                   those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS................  If the trust assets for a series of offered certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person

                                       10

                                 may be obligated to make, or may have the
                                 option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o delinquent scheduled payments of principal
                                   and/or interest, other than balloon payments,

                                 o property protection expenses,

                                 o other servicing expenses, or

                                 o any other items specified in the related
                                   prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of
                                 the Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION...........  We will describe in the related prospectus supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o all the mortgage assets in any particular
                                   trust, thereby resulting in a termination of
                                   the trust, or

                                 o that portion of the mortgage assets in any
                                   particular trust as is necessary or
                                   sufficient to retire one or more classes of
                                   offered certificates of the related series.

                                 See "Description of the Certificates--
                                 Termination."
FEDERAL INCOME
TAX CONSEQUENCES...............  Any class of offered certificates will constitute or evidence ownership of:

                                 o regular interests or residual interests in a
                                   real estate mortgage investment conduit under
                                   Sections 860A through 860G of the Internal
                                   Revenue Code of 1986; or

                                 o interests in a grantor trust under Subpart E
                                   of Part I of Subchapter J of the Internal
                                   Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to

                                       11

                                 a transaction that is prohibited under the
                                 Employee Retirement Income Security Act of
                                 1974, as amended, or the Internal Revenue Code
                                 of 1986. See "ERISA Considerations."

LEGAL INVESTMENT...............  If your investment authority is subject to legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

                                       12

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES
AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop.
There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

                                       13

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED
ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL
REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

                                       14

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be
Highly Unpredictable. If you purchase your

                                       15

offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.
If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o the fair market value and condition of the underlying real property;

     o the level of interest rates;

     o the borrower's equity in the underlying real property;

     o the borrower's financial condition;

     o the operating history of the underlying real property;

     o changes in zoning and tax laws;

     o changes in competition in the relevant area;

     o changes in rental rates in the relevant area;

                                       16

     o changes in governmental regulation and fiscal policy;

     o prevailing general and regional economic conditions;

     o the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o the characteristics of the neighborhood where the property is located;

     o the proximity and attractiveness of competing properties;

                                       17

     o the existence and construction of competing properties;

     o the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o demographic factors;

     o customer tastes and preferences;

     o retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o an increase in vacancy rates;

     o a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o the rental rates at which leases are renewed or replaced;

     o the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues;
       and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends
on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property;
       and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

                                       18

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o the business operated by the tenants;

     o the creditworthiness of the tenants; and

     o the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.
Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                       19

     Property Value May Be Adversely Affected Even When Current Operating
Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o changes in interest rates;

     o the availability of refinancing sources;

     o changes in governmental regulations, licensing or fiscal policy;

     o changes in zoning or tax laws; and

     o potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The
operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o operating the property and providing building services;

     o managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o maintain or improve occupancy rates, business and cash flow,

     o reduce operating and repair costs, and

     o preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o rental rates;

     o location;

     o type of business or services and amenities offered; and

     o nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

                                       20

     o offers lower rents;

     o has lower operating costs;

     o offers a more favorable location; or

     o offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those

                                       21

properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

                                       22

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE
LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o reduce monthly payments due under a mortgage loan;

     o change the rate of interest due on a mortgage loan; or

     o otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A
REAL PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the

                                       23

underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional -- and perhaps significantly additional
-- delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency"
rules. See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and
Security First Rules" and "--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit or a financial asset securitization investment trust for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section
       856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

    There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

                                       24

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.
In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o to deliver to potential residents or purchasers a United States
       Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o the bankrupt party--

       1. was insolvent at the time of granting the lien,

                                       25

       2. was rendered insolvent by the granting of the lien,

       3. was left with inadequate capital, or

       4. was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o the related real property, or

     o a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o the default is deemed to be immaterial,

     o the exercise of those remedies would be inequitable or unjust, or

     o the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required
United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

                                       26

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re
203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL
HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o war,

     o revolution,

     o governmental actions,

     o floods and other water-related causes,

     o earth movement, including earthquakes, landslides and mudflows,

     o wet or dry rot,

     o vermin, and

     o domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                       27

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right.
If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S.
App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S.
Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to
Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to
Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o breach of contract involving a tenant, a supplier or other party;

     o negligence resulting in a personal injury, or

                                       28

     o responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o individuals,

     o estates,

     o trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to--

     o a foreign person under the Internal Revenue Code of 1986, or

     o a U.S. person that is classified as a partnership under the Internal
       Revenue Code of 1986, unless all of its beneficial owners are U.S.
       taxpayers, or

     o a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. taxpayer

                                       29

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
     Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       30

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o arenas and stadiums;

                                       31

     o churches and other religious facilities;

     o parking lots and garages;

     o mixed use properties;

     o other income-producing properties; and

     o unimproved land.

    The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o shares in a cooperative corporation which owns the property, or

     o any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o the period of the delinquency,

     o any forbearance arrangement then in effect,

     o the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

                                       32

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o the types of services offered at the property;

     o the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

                                       33

     o require written leases;

     o require good cause for eviction;

     o require disclosure of fees;

     o prohibit unreasonable rules;

     o prohibit retaliatory evictions;

     o prohibit restrictions on a resident's choice of unit vendors;

     o limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state
Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o fixed percentages,

     o percentages of increases in the consumer price index,

     o increases set or approved by a governmental agency, or

     o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected.
Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

                                       34

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o mortgage loan payments,

     o real property taxes,

     o maintenance expenses, and

     o other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

                                       35

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o shopping centers,

     o factory outlet centers,

     o malls,

     o automotive sales and service centers,

     o consumer oriented businesses,

     o department stores,

     o grocery stores,

     o convenience stores,

     o specialty shops,

     o gas stations,

     o movie theaters,

     o fitness centers,

     o bowling alleys,

     o salons, and

     o dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o lower rents,

     o grant a potential tenant a free rent or reduced rent period,

     o improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o perceptions regarding the safety of the surrounding area;

     o demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o traffic patterns and access to major thoroughfares;

     o the visibility of the property;

     o availability of parking;

     o the particular mixture of the goods and services offered at the property;

                                       36

     o customer tastes, preferences and spending patterns; and

     o the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o an anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o factory outlet centers;

     o discount shopping centers and clubs;

     o catalogue retailers;

     o television shopping networks and programs;

     o internet web sites; and

     o telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

                                       37

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o the quality and philosophy of building management;

     o access to mass transportation; and

     o changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o the cost and quality of labor;

     o tax incentives; and

     o quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o full service hotels;

     o resort hotels with many amenities;

     o limited service hotels;

                                       38

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o the seasonal nature of business at the property;

     o the level of room rates relative to those charged by competitors;

     o quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o the existence or construction of competing hospitality properties;

     o nature and quality of the services and facilities;

     o financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism;

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

                                       39

     o the continued existence and financial strength of the franchisor;

     o the public perception of the franchise service mark; and

     o the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.

     A lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o the existence or construction of competing casinos;

     o dependence on tourism; and

     o local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o hospitals;

     o medical offices;

     o skilled nursing facilities;

     o nursing homes;

                                       40

     o congregate care facilities; and

     o in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o statutory and regulatory changes;

     o retroactive rate adjustments;

     o administrative rulings;

     o policy interpretations;

     o delays by fiscal intermediaries; and

     o government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o federal and state licensing requirements;

     o facility inspections;

     o rate setting;

     o reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                       41

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

       1.  availability of labor services,

       2.  proximity to supply sources and customers, and

       3.  accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

       1.  ceiling heights,

       2.  column spacing,

       3.  number and depth of loading bays,

       4.  divisibility,

       5.  floor loading capacities,

       6.  truck turning radius,

       7.  overall functionality, and

       8.  adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o building design,

     o location and visibility,

     o tenant privacy,

     o efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o services provided at the property, such as security,

     o age and appearance of the improvements, and

     o quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to

                                       42

provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o changes in demographics, consumer habits and traffic patterns;

     o the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o market segment,

     o product,

     o price,

     o value,

     o quality,

     o service,

     o convenience,

     o location, and

     o the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o lower operating costs,

     o more favorable locations,

     o more effective marketing,

     o more efficient operations, or

     o better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

                                       43

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

       1.  adversely affect the nature of the business, or

       2.  require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o the number of comparable competing properties in the local market;

     o the age, appearance, condition and reputation of the property;

     o the quality of management; and

     o the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

                                       44

     o multifamily rental properties,

     o cooperatively-owned apartment buildings,

     o condominium complexes, and

     o single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o fixed percentages,

     o percentages of increases in the consumer price index,

     o increases set or approved by a governmental agency, or

     o increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.
Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o the location and appearance of the property;

     o the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether or not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

                                       45

     o sensitivity to weather and climate changes; and

     o local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o sporting events;

     o musical events;

     o theatrical events;

     o animal shows; and/or

     o circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o the appeal of the particular event;

     o the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o the amount of alternative parking spaces in the area;

     o the availability of mass transit; and

                                       46

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o its location,

     o its size,

     o the surrounding neighborhood, and

     o local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o make the loan payments on the related mortgage loan,

     o cover operating expenses, and

     o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o some health care-related facilities,

     o hotels and motels,

     o recreational vehicle parks, and

     o mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o warehouses,

     o retail stores,

                                       47

     o office buildings, and

     o industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o increases in energy costs and labor costs;

     o increases in interest rates and real estate tax rates; and

     o changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o a selection from the values derived from the foregoing methods.

       Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

                                       48

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o an original term to maturity of not more than approximately 40 years;
       and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
       maturity date;

     o permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

                                       49

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios;
       and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie
       Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended,
       or

     o will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule
       144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that
       Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

                                       50

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o a description of the related credit support, if any;

     o the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o other mortgage loans or mortgage-backed securities that--

       1.  conform to the description of mortgage assets in this prospectus, and

       2.  satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

       1.  conform to the description of mortgage assets in this prospectus, and

       2.  satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of

                                       51

certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination of one or more other classes of certificates of the same series;

     o a letter of credit;

     o a surety bond;

     o an insurance policy;

     o a guarantee;

     o a credit derivative; and/or

     o a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o interest rate exchange agreements;

     o interest rate cap agreements;

     o interest rate floor agreements;

     o currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                       52

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o the price you paid for your offered certificates,

     o the pass-through rate on your offered certificates,

     o the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                       53

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o the quality of management of the related real properties;

     o the servicing of the mortgage loans;

     o possible changes in tax laws; and

     o other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case

                                       54

of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o realize its equity in the property,

     o meet cash flow needs or

     o make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o scheduled amortization, or

     o prepayments, including--

       1. voluntary prepayments by borrowers, and

       2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2%
per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of

                                       55

mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o to refinance the loan, or

     o to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may

                                       56

be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

                                       57

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   STRUCTURED ASSET SECURITIES CORPORATION II

     We were incorporated in Delaware on October 25, 2002. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York,
New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o have the same series designation;

     o were issued under the same Governing Document; and

     o represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o have the same class designation; and

     o have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

                                       58

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

       1. faster and, in some cases, substantially faster, or

       2. slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

                                       59

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

                                       60

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

                                       61

     o property protection expenses,

     o other servicing expenses, or

     o any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

                                       62

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.
If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking
Luxembourg,, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o a limited-purpose trust company organized under the New York Banking
       Law,

     o a "banking corporation" within the meaning of the New York Banking Law,

     o a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform
       Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                                       63

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur
Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's
U.S. customers are limited to securities brokers and dealers, and banks.
Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over
30 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry
Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as
Euroclear Operator, under a license agreement with Euroclear Clearance System
Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of
Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear
Terms and Conditions govern transfers of securities and cash within the
Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.
All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

                                       64

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date.
Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                       65

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through
DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we notify DTC of our intent to terminate the book-entry system through
       DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to

                                       66

required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation II."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o in the case of a mortgage loan--

       1. the address of the related real property,

       2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

       3. the remaining term to maturity,

       4. if the mortgage loan is a balloon loan, the remaining amortization term, and

       5. the outstanding principal balance; and

     o in the case of a mortgage-backed security--

       1. the outstanding principal balance, and

       2. the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing
       Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

                                       67

     o in the case of a mortgage loan--

       1. the enforceability of the related mortgage note and mortgage,

       2. the existence of title insurance insuring the lien priority of the related mortgage, and

       3. the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o ensuring that the related properties are properly insured;

     o attempting to collect delinquent payments;

     o supervising foreclosures;

     o negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o maintaining servicing records relating to mortgage loans in the trust.

                                       68

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o mortgage loans as to which there is a material non-monetary default;

     o mortgage loans as to which the related borrower has--

       1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

       2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o make the initial determination of appropriate action,

     o evaluate the success of corrective action,

     o develop additional initiatives,

     o institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o performing property inspections and collecting, and

     o evaluating financial statements.

                                       69

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o continuing to receive payments on the mortgage loan,

     o making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

                                       70

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that
       Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o either--

       1. that party is specifically required to bear the expense of the action,
          or

       2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

                                       71

    o  succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1. to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue
        Code relating to REMICs or grantor trusts if the provisions of the
        Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     8. to otherwise modify or delete existing provisions of the Governing
        Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

                                       72

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

                                       73

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing
Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                       74

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o the establishment of one or more reserve funds; or

     o any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o the nature and amount of coverage under that credit support;

     o any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

                                       75

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.
Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       76

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                        LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the
United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage
Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o the trustor, who is the equivalent of a mortgagor,

                                       77

     o the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o the express provisions of the related instrument,

     o the law of the state in which the real property is located,

     o various federal laws, and

     o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of

                                       78

rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

                                       79

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as*

       1. a failure to adequately maintain the mortgaged property, or

       2. an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

                                       80

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a

                                       81

foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust
(unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the "power of sale" under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

                                       82

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

                                       83

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o past due rent,

     o accelerated rent,

     o damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or

                                       84

"operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of
"owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

                                       85

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St
Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

                                       86

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable"
standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are

                                       87

members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

                                       88

                        FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o banks,

     o insurance companies,

     o foreign investors.

     o tax exempt investors,

     o holders whose "functional currency" is not the United States dollar,

     o United States expatriates, and

     o holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other
Tax Consequences."

     The following discussion addresses securities of two general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related
Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust
Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection."

                                       89

     The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal
Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o those offered certificates will represent--

       1. regular interests in the REMIC, or

       2. residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC,
       or

     o REMIC residual certificates, representing residual interests in the
       REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the
Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the
       Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section
7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate

                                       90

investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the
Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal
Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code;
       and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of
REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets"
       within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Internal
       Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the
Internal Revenue Code. Any holders of REMIC

                                       91

regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to
1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the
Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The
Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections
1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o a single fixed rate,

     o a "qualified floating rate,"

     o an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer

                                       92

than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the
REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o a fraction--

       1. the numerator of which is the amount of the payment, and

       2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o the total amount of the de minimis original issue discount, and

     o a fraction--

       1. the numerator of which is the amount of the principal payment, and

       2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable
Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue
Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in

                                       93

the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o the sum of:

       1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

       2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated
       redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be

                                       94

a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered
Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses may be Highly
Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated
       principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal
Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal

                                       95

of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee
Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.
The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

                                       96

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under section 166 of the
       Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero,
       and

     o the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.
However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders
of REMIC residual certificates must report the taxable income of the related
REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from

                                       97

a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United
States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o excess inclusions,

     o residual interests without significant value, and

     o noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                                       98

       1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of
          REMIC certificates constituting regular interests in the REMIC, whether offered or not,

       2. amortization of any premium on the mortgage loans held by the REMIC,

       3. bad debt losses with respect to the mortgage loans held by the REMIC,
          and

       4. except as described below in this "--Taxable Income of the REMIC"
          subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the

                                       99

limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o the amount paid for that REMIC residual certificate,

     o increased by amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.
This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o through distributions,

     o through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                      100

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a
REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the
REIT in proportion to the dividends received by the shareholders from the REIT.
Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o regulated investment companies,

     o common trusts, and

     o some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a

                                      101

transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer
(specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.
The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest,
       and

                                      102

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under section 475 of the Internal
Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the
Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o an individual,

     o an estate or trust, or

                                      103

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

       then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is scheduled to be phased out between 2006 and 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o an individual,

     o an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A

                                      104

constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
       Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction"
within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

                                      105

     o reacquires that same REMIC residual certificate,

     o acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under section 860G(a)(5) of the Internal
Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer,
       and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

                                      106

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o events that have occurred up to the time of the transfer,

     o the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
       Organization, and

     o the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a
       Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large
Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified
       Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of

                                      107

a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o income,

     o deductions,

     o gains,

     o losses, and

     o classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related
REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.
Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o corporations,

     o trusts,

     o securities dealers, and

     o various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o income,

                                      108

     o excess inclusions,

     o investment expenses, and

     o relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o owns 10% or more of one or more underlying mortgagors, or

                                      109

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue
       Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

       1. interest paid on the mortgage loans constituting the related grantor trust, minus

       2. the sum of:

          o normal administration fees, and

          o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the
       Internal Revenue Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the
       Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Internal
Revenue Code.

                                      110

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
       section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the
       Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

                                      111

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o a master servicer,

     o a special servicer,

     o any sub-servicer, or

     o their respective affiliates.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o the treatment of some stripped bonds as market discount bonds, and

     o de minimismarket discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
       "--Grantor Trusts--Sales of Grantor Trust Certificates," and

                                      112

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o 0.25% of the stated redemption price, and

     o the weighted average maturity of the related mortgage loans,

                                      113

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do
Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o the stated redemption price of the mortgage loans, and

     o their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

                                      114

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue
Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal
Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market

                                      115

discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue
Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.
Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with

                                      116

respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the

                                      117

taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o entitle the holder to a specified principal amount,

     o pay interest at a fixed or variable rate, and

     o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o a custodian of a person's account,

     o a nominee, and

     o a broker holding an interest for a customer in street name.

                                      118

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under
"--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates"
above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      119

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o ERISA Plans, and

     o persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o investment prudence and diversification, and

     o compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.
Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o sales, exchanges or leases of property;

     o loans or other extensions of credit; and

     o the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue
Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

                                      120

       1. those with discretionary authority or control over the assets of the entity,

       2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

       3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be*

     o deemed to be a fiduciary with respect to the investing Plan, and

     o subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a
"guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a
"guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.
Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset
Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in
       Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
       Interest;

                                      121

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
       Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued
Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman
Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman
Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

                                      122

     o consider your general fiduciary obligations under ERISA, and

     o consult with your legal counsel as to--

       1. the potential applicability of ERISA and Section 4975 of the Internal
          Revenue Code to that investment, and

       2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a
REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties.
All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     "Mortgage related securities" are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures,

                                      123

states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
       without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.  Section  24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security", it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS
effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational
(transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing

                                      124

any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisors in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions;
       and

     o if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

       1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

       2. by placements by us with institutional investors through dealers; and

       3. by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their

                                      125

own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of
1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the
       Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o Sidley Austin Brown & Wood LLP;

     o Cadwalader, Wickersham & Taft LLP;

     o Skadden, Arps, Slate, Meagher & Flom LLP; or

     o Thacher Proffitt & Wood LLP.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic

                                      126

rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

    o whether the price paid for those certificates is fair;

    o whether those certificates are a suitable investment for any particular investor;

    o the tax attributes of those certificates or of the related trust;

    o the yield to maturity or, if they have principal balances, the average life of those certificates;

    o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

    o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

    o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

    o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

    o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      127

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

    o the United States,

    o any State or political subdivision of the United States,

    o any foreign government,

    o any international organization,

    o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
      Revenue Code or the Freddie Mac,

    o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue
      Code, or

    o any organization described in Section 1381(a)(2)(C) of the Internal
      Revenue Code.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ECSPLC" means Euroclear Clearance System Public Limited Company.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

                                      128

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section
4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

    o regulated investment company,

    o real estate investment trust,

    o trust,

    o partnership, or

    o other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulations" means the regulations of the U.S. Department of
Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and
Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
   amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

                                      129

     "USA Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     "U.S. Person" means:

    o a citizen or resident of the United States;

    o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
      Columbia;

    o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

    o a trust as to which--

     1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

                                      130

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      131

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      132

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is
"LBUBS05C7.XLS." The spreadsheet file "LBUBS05C7.XLS" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in, and on Annexes A-1, A-5, A-6 and B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

     (1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in this Prospectus

Servicing of the 200 Park Avenue Loan Combination and the

ANNEX A-1--Certain Characteristics of Individual Underlying

ANNEX A-5--Certain Monetary Terms of the Underlying Mortgage
  Loans ................................................................      A-5
ANNEX A-6--Certain Information Regarding Reserves ......................      A-6
ANNEX B--Certain Information Regarding Multifamily Properties ..........       B
ANNEX C-1--Price/Yield Tables ..........................................      C-1
ANNEX C-2--Decrement Tables ............................................      C-2
ANNEX D--Form of Distribution Date Statement ...........................       D
ANNEX E--Reference Rate Schedule .......................................       E
ANNEX F--Class A-AB Planned Principal Balance Schedule .................       F
ANNEX G--Global Clearance and Tax Documentation Procedures .............       G
ANNEX H--Additional Summary Information on the Transaction .............       H
                                              PROSPECTUS

      UNTIL JANUARY 28, 2006, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.
THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING
AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================

                                 $2,199,851,000
                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2005-C7

                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-C7

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB,
                       CLASS A-4, CLASS A-1A, CLASS A-M,
                 CLASS A-J, CLASS B, CLASS C, CLASS D, CLASS E,
                             CLASS F AND CLASS X-CP

          -----------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

          -----------------------------------------------------------

                              UBS INVESTMENT BANK

                                LEHMAN BROTHERS

                                OCTOBER 25, 2005

================================================================================